UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant ☐
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☒   Preliminary Proxy Statement
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☐   Definitive Proxy Statement
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☐   Soliciting Material Pursuant to §240.14a-12
VICTORY CAPITAL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)
Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
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☒   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED AUGUST 20, 2024
YOUR VOTE IS VERY IMPORTANT
Dear Stockholders of Victory Capital Holdings, Inc.:
On behalf of the board of directors of Victory Capital Holdings, Inc. (“we,” “Victory,” or “Victory Capital”), you are cordially invited to attend a special meeting of stockholders (the “special meeting”), which will be held on [      ], 2024 at [      ] a.m. Eastern Time. You will be able to attend the special meeting via the Internet and vote your shares electronically by visiting:
[www.          ]
On July 8, 2024, Victory entered into a Contribution Agreement (as it may be amended from time to time, the “contribution agreement”) with Amundi Asset Management S.A.S. (“Amundi”), and solely for certain purposes set forth in the contribution agreement, Amundi S.A. (“Amundi Parent”), pursuant to which, upon the terms and subject to the conditions set forth therein, Amundi will contribute (the “contribution”) to Victory all of the shares (the “Amundi US Shares”) of Amundi Holdings US, Inc. (“Amundi US”). The contribution will result in Amundi US becoming a wholly owned subsidiary of Victory.
At the closing of the transactions contemplated by the contribution agreement, in exchange for the Amundi US Shares, Victory will issue to Amundi a number of (a) newly issued shares of our common stock, par value $0.01 per share (“Victory common stock”) representing 4.9% of the number of issued and outstanding shares of Victory common stock, after giving effect to that issuance, and (b) newly issued shares of a new series of our non-voting convertible preferred stock, par value $0.01 per share, which will be designated as Series A Non-Voting Convertible Preferred Stock (“Victory preferred stock”) and which, together with the shares of Victory common stock issued to Amundi, will in the aggregate represent 26.1% of Victory’s fully diluted shares after giving effect to such issuances (such issuances of Victory common stock and Victory preferred stock collectively, subject to adjustment as contemplated in the contribution agreement, the “share issuance”).
At the special meeting, holders of Victory common stock will be asked to consider and vote on (1) a proposal to approve the share issuance (the “share issuance proposal”); (2) a proposal to amend Victory’s Second Amended and Restated Certificate of Incorporation to increase the authorized number of shares of preferred stock, par value $0.01 per share, of Victory (the “authorized preferred share increase proposal”); (3) a proposal to amend Victory’s Second Amended and Restated Certificate of Incorporation to expand the existing corporate opportunities waiver provision to permit Amundi and its affiliates to benefit from such provision (the “corporate opportunities proposal”); and (4) a proposal to approve the adjournment of the special meeting, whether or not a quorum is present, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the share issuance proposal, the authorized preferred share increase proposal or the corporate opportunities proposal (the “adjournment proposal”).
The obligations of Victory and Amundi to consummate the contribution are subject to the satisfaction or waiver of a number of conditions set forth in the contribution agreement, a copy of which is included as Annex A to the attached proxy statement. The attached proxy statement describes the special meeting, the contribution, the share issuance, the documents and agreements related to the contribution, including a shareholder agreement to be entered into between Victory and Amundi, a copy of which is included as Annex B, the Certificate of Designations setting forth the terms of the new shares of Victory preferred stock, a copy of which is included as Annex E, voting agreements entered into between Amundi and certain stockholders of Victory agreeing to vote in favor of the proposals described in this proxy statement, and other related matters. Please carefully read this entire proxy statement, including “Risk Factors,” beginning on page 20, for a discussion of the risks relating to the contribution and the share issuance. You also can obtain information about Victory from documents that Victory has filed with the Securities and Exchange Commission.

Victory’s board of directors has unanimously determined that the transactions contemplated by the contribution agreement are fair to and in the best interests of Victory and its stockholders and has authorized and approved each of the foregoing proposals. Victory’s board of directors recommends that Victory stockholders vote “FOR” the share issuance proposal, “FOR” the authorized preferred share increase proposal, “FOR” the corporate opportunities proposal and “FOR” the adjournment proposal.
YOUR VOTE IS IMPORTANT. The contribution cannot be completed unless holders of a majority of the outstanding shares of Victory common stock present in person or proxy and entitled to vote at the special meeting vote in favor of the share issuance proposal.
Whether or not you plan to attend the special meeting, please submit your vote at your earliest convenience.
Sincerely,
David C. Brown
Chairman of the Board of Directors and
Chief Executive Officer
This document is dated [      ], 2024 and is first being mailed to stockholders of Victory on or about [      ], 2024.

VICTORY CAPITAL HOLDINGS, INC.
15935 La Cantera Parkway
San Antonio, Texas 78256
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “special meeting”) of Victory Capital Holdings, Inc. (“we,” “Victory,” or “Victory Capital”) will be held at on [      ], 2024 at [      ] a.m. Eastern Time. You will be able to attend the special meeting via the Internet and vote your shares electronically during the meeting by visiting:
[www.                 ]
The special meeting is being held to consider and vote upon the following proposals:
1.
to approve the issuance to Amundi Asset Management S.A.S. (“Amundi”) of (a) a number of newly issued shares of our common stock, par value $0.01 per share (“Victory common stock”), representing 4.9% of the number of issued and outstanding shares of Victory common stock, after giving effect to that issuance, and (b) a number of newly issued shares of a new series of our non-voting convertible preferred stock, par value $0.01 per share, which will be designated as Series A Non-Voting Convertible Preferred Stock (“Victory preferred stock”) and which, together with the shares of Victory common stock issued to Amundi, will in the aggregate represent 26.1% of Victory’s fully diluted shares after giving effect to such issuances (such issuances of Victory common stock and Victory preferred stock collectively, the “share issuance”), in each case, pursuant to the terms and subject to the conditions of the contribution agreement and subject to adjustment as contemplated in the contribution agreement (the “share issuance proposal”);

2.
to amend Victory’s Second Amended and Restated Certificate of Incorporation to increase the authorized number of shares of preferred stock, par value $0.01 per share, of Victory to 100,000,000 (the “authorized preferred share increase proposal”);

3.
to amend Victory’s Second Amended and Restated Certificate of Incorporation to expand the existing corporate opportunities waiver provision to permit Amundi and its affiliates to benefit from such provision (the “corporate opportunities proposal”); and

4.
to approve the adjournment of the special meeting, whether or not a quorum is present, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the share issuance proposal, the authorized preferred share increase proposal or the corporate opportunities proposal (the “adjournment proposal”).

This proxy statement describes the proposals listed above in more detail. Please refer to the attached documents, including the Contribution Agreement (as it may be amended from time to time, the “contribution agreement”), among Victory, Amundi, and solely for certain purposes set forth in the contribution agreement, Amundi S.A., and all other annexes and any documents incorporated by reference herein, for further information with respect to the business to be transacted at the special meeting. You are encouraged to read the proxy statement carefully before voting. In particular, see “The Transaction” beginning on page 36, for a description of the transactions contemplated by the contribution agreement, including the share issuance, and the section titled “Risk Factors” beginning on page 20, for an explanation of the risks associated with the transactions contemplated by the contribution agreement.

Victory’s board of directors has unanimously determined that the transactions contemplated by the contribution agreement are fair to and in the best interests of Victory and its stockholders and has authorized and approved each of the foregoing proposals. Victory’s board of directors recommends that Victory stockholders vote “FOR” the share issuance proposal, “FOR” the authorized preferred share increase proposal, “FOR” the corporate opportunities proposal and “FOR” the adjournment proposal.
YOUR VOTE IS IMPORTANT. The transactions contemplated by the contribution agreement cannot be completed unless holders of a majority of the outstanding shares of Victory common stock present in person or proxy and entitled to vote at the special meeting vote in favor of the share issuance proposal.
Victory’s board of directors has fixed [      ], 2024 as the record date to determine which Victory stockholders are entitled to receive notice of, and to vote at, the special meeting or any adjournments or postponements thereof. Only holders of record of Victory common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the special meeting.
We encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may vote your shares by Internet or, if you received printed proxy materials, by mailing the completed proxy card. Please refer to the section “How do I vote if I am a stockholder of record?” and “How do I vote if I am a beneficial owner of shares?” for detailed voting instructions.
If your shares are held in the name of a broker, bank, trustee or other nominee, please follow the instructions on the voting instruction form furnished by such broker, bank, trustee or other nominee, as appropriate.
By Order of the Board of Directors,
Nina Gupta
Corporate Secretary
San Antonio, Texas
[      ], 2024

ADDITIONAL INFORMATION
Victory files annual, quarterly and current reports, proxy statements and other reports with the Securities Exchange Commission (“SEC”). Copies of these filings are available through the Investor Relations link on our website at www.vcm.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings without charge to any stockholder upon request provided to us at Victory Capital Holdings, Inc., 15935 La Cantera Parkway, San Antonio, TX 78256, Attn: Investor Relations, telephone: (216) 898-2412, e-mail: ir@vcm.com.
This proxy statement incorporates important business and financial information about Victory from documents that are not attached to this proxy statement. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this proxy statement free of charge by requesting them from Victory at the following address and telephone number:
Victory Capital Holdings, Inc.
15935 La Cantera Parkway
San Antonio, TX 78256
(216) 898-2412
Attention: Investor Relations
If you would like to request any documents, please do so by [       ], 2024 in order to receive them before the special meeting.
For a more detailed description of the information incorporated by reference into this proxy statement and how you may obtain it, see “Where You Can Find More Information” beginning on page 101.
The contents of the websites of the SEC and Victory or any other entity are not being incorporated into this proxy statement. The information about how you can obtain certain documents that are incorporated by reference into this proxy statement at these websites is being provided only for your convenience.

ABOUT THIS PROXY STATEMENT
This proxy statement constitutes a proxy statement and notice of special meeting for Victory under the Securities Exchange Act of 1934, as amended, and under the Delaware General Corporation Law.
You should rely only on the information contained in or incorporated by reference into this proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated [      ], 2024, and you should assume that the information contained in this proxy statement is accurate only as of such date. You should also assume that the information incorporated by reference into this proxy statement is only accurate as of the date of such information.
This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement regarding Victory has been provided by Victory, and information contained in this proxy statement regarding Amundi and Amundi US has been provided by Amundi.

i

THE CONTRIBUTION AGREEMENT	58
Terms of the Contribution	58
Consummation of the Contribution	59
Representations and Warranties	59
Conduct of Business	61
No Negotiation	64
Efforts to Hold the Special Stockholders’ Meeting and Submit the Proposals to a Stockholder Vote; Recommendation of the Victory board	64
Efforts to Consummate the Contribution; Regulatory Filings	65
Indemnification and Insurance Covenants	65
Employee Matters	66
Amundi US Client Consents	66
Restrictive Covenants	67
Excess Cash and Seed Capital	67
Transition Services Agreements	67
Conditions to Consummation of the Contribution	68
Other Covenants and Agreements	69
Termination of the Contribution Agreement	70
Amendments and Waivers	70
Specific Performance	70
Governing Law	70
THE AMUNDI SHAREHOLDER AGREEMENT	71
Standstill	71
Ownership Limitations	71
Transfer Restrictions	72
Board Representation	72
Consent Rights and Corporate Opportunities Waiver	73
Registration Rights	73
Participation Right	74
Exchange of Common Stock	74
THE VOTING AGREEMENTS	75
THE DISTRIBUTION AND SERVICES AGREEMENTS	76
PROPOSAL 1: ISSUANCE OF SHARES PURSUANT TO THE CONTRIBUTION	77
Vote Required and the Victory Board’s Recommendation	77
PROPOSAL 2: APPROVAL OF AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK OF VICTORY TO 100,000,000	78
General	78
Effects of the Authorized Preferred Share Increase Proposal	78
Vote Required and the Victory Board’s Recommendation	79
PROPOSAL 3: APPROVAL OF AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO WAIVE CERTAIN DUTIES OF AMUNDI WITH RESPECT TO CORPORATE OPPORTUNITIES OF VICTORY	80
General	80
Effects of the Corporate Opportunities Proposal	80

ii

iii

QUESTIONS AND ANSWERS
The following are some questions that you, as a stockholder of Victory Capital Holdings, Inc. (“we,” “us” or “Victory”), may have regarding the transactions contemplated by the Contribution Agreement (as it may be amended from time to time, the “contribution agreement”), among Victory, Amundi Asset Management S.A.S., a French sociéte par actions simplifiée, (“Amundi”), and solely for certain purposes set forth in the contribution agreement, Amundi S.A., a French sociéte anonyme (“Amundi Parent” and, together with Amundi, the “Amundi Parties”) and other matters being considered at the special meeting of the Victory stockholders (the “special meeting”) and the answers to those questions. Victory urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the matters being considered at the special meeting. Additional important information is also contained in the annexes to, and the documents incorporated by reference into, this proxy statement.
Q:
Why am I receiving this document?

A:
You are receiving this proxy statement because Amundi has agreed to contribute to Victory (the “contribution”), subject to the terms and conditions of the contribution agreement, all of the shares of Amundi Holdings US, Inc., a Delaware corporation (“Amundi US” and such shares, the “Amundi US Shares”), resulting in Victory acquiring Amundi US and Amundi US becoming a wholly owned subsidiary of Victory. In exchange for the contribution, Victory will issue to Amundi (a) a number of newly issued shares of our common stock, par value $0.01 per share (“Victory common stock”) representing 4.9% of the number of issued and outstanding shares of Victory common stock, after giving effect to that issuance, and (b) a number of newly issued shares of a new series of our non-voting convertible preferred stock, par value $0.01 per share, which will be designated as Series A Non-Voting Convertible Preferred Stock (“Victory preferred stock”) and which, together with the shares of Victory common stock issued to Amundi, will in the aggregate represent 26.1% of Victory’s fully diluted shares after giving effect to such issuances (such issuances of Victory common stock and Victory preferred stock collectively, subject to adjustment as contemplated in the contribution agreement, the “share issuance”).

Under the Nasdaq listing rules, a company listed on the Nasdaq Global Select Market is required to obtain stockholder approval prior to the issuance of securities in connection with the acquisition of another company where, due to the present or potential issuance of common stock or securities convertible into or exercisable for common stock, other than a public offering for cash, the number of shares of common stock to be issued is or will be equal to 20% or more of the number of shares of common stock outstanding before the issuance. Because the aggregate number of shares of Victory common stock to be issued to Amundi under the contribution agreement (inclusive of shares of Victory common stock issuable upon the automatic conversion of the Victory preferred stock as a result of specified transfers as set forth in the Certificate of Designations (as defined below)) will exceed 20% or more of the shares of Victory common stock outstanding prior to the issuance, Victory must obtain the approval of its stockholders for the issuance of these securities to Amundi in connection with the contribution. Such approval is a condition to closing the contribution.
Victory will hold the special meeting to obtain this approval, the approval of a proposal to amend Victory’s Second Amended and Restated Certificate of Incorporation to increase the authorized number of shares of preferred stock of Victory to 100,000,000, and the approval of a proposal to amend Victory’s Second Amended and Restated Certificate of Incorporation to expand the existing corporate opportunities waiver provision to permit Amundi and its affiliates to benefit from such provision. In addition, at the special meeting, stockholders will also vote to approve the adjournment of the special meeting, whether or not a quorum is present, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the share issuance proposal, the authorized preferred share increase proposal or the corporate opportunities proposal.
This proxy statement, which you should read carefully, contains important information about the transactions contemplated by the contribution agreement, including the share issuance, and other matters being considered at the special meeting.

Q:
What consideration is Victory paying to Amundi in exchange for the contribution?

A:
In exchange for the acquisition of the Amundi US Shares by Victory pursuant to the terms of the contribution agreement, Amundi will receive (a) a number of newly issued shares of Victory common stock representing 4.9% of the number of issued and outstanding shares of Victory common stock, after giving effect to that issuance, and (b) a number of newly issued shares of Victory preferred stock which, together with the shares of Victory common stock issued to Amundi, will in the aggregate represent 26.1% of Victory’s fully diluted shares after giving effect to such issuances, subject to adjustment as contemplated in the contribution agreement. The shares of Victory common stock issued as share consideration and the shares of Victory common stock underlying the Victory preferred stock will be listed on the Nasdaq Global Select Market along with Victory common stock already outstanding. The outstanding shares of Victory common stock held by Victory stockholders immediately prior to the contribution will remain outstanding after the closing of the transactions contemplated by the contribution agreement (the “closing”).

The shares of Victory preferred stock issued to Amundi will be a newly created class of preferred stock of Victory, which will be designated as Series A Non-Voting Convertible Preferred Stock pursuant to a Certificate of Designations (the “Certificate of Designations”), the form of which is attached as Annex E of this proxy statement, to be filed with the Delaware Secretary of State on the closing date.
The Victory preferred stock will have the following terms, among others:
•
the Victory preferred stock will not have any voting rights, except as may be required by applicable law and in respect of the consent rights described in the section titled “The Transaction — Victory Preferred Stock”;

•
the Victory preferred stock will be economically equivalent to the Victory common stock (including with respect to dividends), except that, upon liquidation of Victory (but not a consolidation, merger or reorganization), holders of the Victory preferred stock will be entitled to a liquidation preference equal to $0.01 per share, plus the amount of any declared but unpaid dividends thereon as of the applicable date; and

•
the Victory preferred stock will not be convertible to shares of Victory common stock at the option of the holder; however, upon specified transfers of the Victory preferred stock to certain third parties, the shares of Victory preferred stock will automatically convert into shares of Victory common stock in the hands of the transferee on an equivalent basis. Conversion will only occur in the event of a transfer of shares to an entity that is not an “affiliate” (as defined in the BHC Act (defined below)) of Amundi in one of four specified transfer scenarios: (i) in a widespread public distribution, (ii) in which no relevant transferee (or group of associated transferees) would receive 2% or more of the outstanding securities of any “class of voting shares” (as defined in 12 C.F.R. § 225.2(q)(3)) of Victory, (iii) to a transferee that would control more than 50% of every “class of voting shares” of Victory (as defined in 12 C.F.R. § 225.2(q)(3)) without any transfer from the transferring holder or (iv) to Victory.

For additional information regarding the consideration to be issued in the transactions contemplated by the contribution agreement, see “Proposal 1: Issuance of Shares pursuant to the Contribution” and “The Transaction — Victory Preferred Stock.”
Q:
Will there be any changes to the listing and name of Victory following the contribution?

A:
No. Victory will not change its listing or name and will continue to be listed on the Nasdaq Global Select Market. Victory common stock will continue to trade on the Nasdaq Global Select Market under the symbol “VCTR.”

Q:
Will there be any changes to the composition of Victory’s board of directors (the “Victory board”) following the contribution?

A:
Yes. At closing, Amundi will be entitled to designate two individuals to serve on the Victory board, in each case as reasonably acceptable to Victory.

Following the closing, under the terms of the Amundi shareholder agreement (as defined below), (a) for so long as Amundi, together with its permitted transferees, owns at least 50% of the shares it acquired pursuant to the contribution agreement (without giving effect to certain sales by Amundi), Amundi will have the right to require Victory to nominate and use reasonable best efforts (subject to applicable law and the exercise of the Victory board’s fiduciary duties) to have two (2) individuals designated by Amundi elected to the Victory board and (b) for so long as Amundi, together with its permitted transferees, owns at least 33% but less than 50% of the shares it acquired pursuant to the contribution agreement (without giving effect to certain sales by Amundi), Amundi will have the right to require Victory to nominate and use reasonable best efforts (subject to applicable law and the exercise of the Victory board’s fiduciary duties) to have one (1) individual designated by Amundi elected to the Victory board, in each case, as reasonably acceptable to Victory and subject to certain adjustments as contemplated in the Amundi shareholder agreement for any increases or decreases to the size of the Victory board to maintain the same proportionate level of board nomination rights. For so long as Amundi has the right to nominate at least one director to the Victory board, subject to applicable law or applicable rules or regulations of any stock exchange (including as to any eligibility or qualification requirements) and the exercise of the Victory board’s fiduciary duties, Amundi will also have the right to have one of its selected directors serve on each committee of the Victory board. For so long as Amundi has the right to nominate two directors to the Victory board, Victory will generally not be permitted to decrease the size of the Victory board below eight members.
Q:
What will existing Victory securityholders’ interest be in Victory immediately following the contribution?

A:
At the closing, and assuming no adjustments to the share consideration to be issued to Amundi under the terms of the contribution agreement (as further described below), existing Victory securityholders will hold approximately 73.9% of Victory’s fully diluted shares and Amundi will hold approximately 26.1% of Victory’s fully diluted shares. The actual number of shares of Victory common stock that will be issued at closing will depend on, among other factors, the number of shares of Victory common stock outstanding at the closing and the effect of adjustments to the share consideration as contemplated in the contribution agreement. Accordingly, at the time you vote, you will not be able to ascertain the precise number of shares of Victory common stock and Victory preferred stock that will be issued in the transactions contemplated by the contribution agreement. Based on [      ] fully diluted shares of Victory (calculated pursuant to the terms of the contribution agreement) as of the record date for the special meeting, and assuming there are no adjustments to the share consideration pursuant to the contribution agreement, at the closing, Amundi will hold approximately (i) [      ] shares of Victory common stock, and (ii) [      ] shares of Victory preferred stock (assuming the conversion of Victory preferred stock to Victory common stock will be on a one-to-one basis).

Q:
What is Amundi US?

A:
Amundi US is the U.S. business of Amundi, a leading European asset manager. Amundi US managed $104 billion of assets as of April 16, 2024 across a broad array of asset classes, including U.S. and global equity, fixed income and multi-asset investment capabilities for individuals and institutions worldwide. Amundi US leverages Amundi’s expansive international distribution footprint, managing a significant amount of assets and portfolios on behalf of non-U.S. retail and institutional clients.

Amundi has agreed to contribute to Victory, subject to the terms and conditions of the contribution agreement, all of the Amundi US Shares, resulting in Victory acquiring Amundi US and Amundi US becoming a wholly owned subsidiary of Victory.

Q:
How can I find more information about Victory, Amundi Parent, Amundi and Amundi US?

A:
You can find more information about Victory, Amundi Parent, Amundi and Amundi US from various sources described in the sections titled “Information About Victory, Amundi Parent, Amundi and Amundi US” and “Where You Can Find More Information.”

Q:
What vote is required to approve each proposal?

A:
Your vote “FOR” each proposal presented at the special meeting is very important, and you are encouraged to submit a proxy as soon as possible.

Share Issuance Proposal.   Approval of the share issuance proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Victory common stock present in person or proxy and entitled to vote at the special meeting. Any abstention by any Victory stockholder will have the same effect as a vote “against” the share issuance proposal. Broker non-votes will have no effect on the outcome of the share issuance proposal. Approval of the share issuance proposal is a condition to the closing of the transactions contemplated by the contribution agreement. If the share issuance proposal is not approved by Victory stockholders, the consummation of the contribution cannot occur.
Authorized Preferred Share Increase Proposal.   Approval of the authorized preferred share increase proposal requires the affirmative vote of holders of a majority of the outstanding shares of Victory common stock entitled to vote at the special meeting. Any abstention by any Victory stockholder, the failure of any Victory stockholder to submit a vote and any broker non-vote will have the same effect as a vote “against” the authorized preferred share increase proposal. Approval of the authorized preferred share increase proposal is not a condition to closing.
Corporate Opportunities Proposal.   Approval of the corporate opportunities proposal requires the affirmative vote of holders of a majority of the outstanding shares of Victory common stock entitled to vote at the special meeting. Any abstention by any Victory stockholder, the failure of any Victory stockholder to submit a vote and any broker non-vote will have the same effect as a vote “against” the corporate opportunities proposal. Approval of the corporate opportunities proposal is not a condition to closing.
Proposal to Adjourn the Special Meeting.   Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Victory common stock present in person or proxy and entitled to vote at the special meeting, whether or not a quorum is present. Any abstention by any Victory stockholder will have the same effect as a vote “against” the adjournment proposal. Broker non-votes will have no effect on the outcome of the adjournment proposal.
Q:
Is consummation of the transactions contemplated by the contribution agreement subject to any conditions?

A:
Yes. Victory and Amundi will not be required to consummate the contribution unless a number of conditions are satisfied or waived, including that the Aggregate Closing Advisory Revenue Run-Rate (as such term is defined in the contribution agreement) of the consenting Amundi US clients is no less than 75% of the Aggregate Base Date Advisory Revenue Run-Rate (as such term is defined in the contribution agreement) of all Amundi US clients, approval of the share issuance proposal by Victory stockholders, and receipt of the required approvals of certain governmental authorities and under applicable antitrust law.

See “The Contribution Agreement — Conditions to Consummation of the Contribution” beginning on page 68 of this proxy statement for a more complete summary of the conditions that must be satisfied or waived prior to consummation of the contribution.

Q:
When do Victory and Amundi expect to consummate the transactions contemplated by the contribution agreement?

A:
Victory and Amundi currently expect closing to occur during the last quarter of 2024 or in early 2025. However, neither Victory nor Amundi can predict the actual date on which the contribution will be consummated, nor can the parties assure that the contribution will be consummated, because consummation is subject to conditions beyond each party’s control. Either party may terminate the contribution agreement upon written notice to the other party at any time after July 8, 2025 (the “end date”) if the closing has not occurred on or prior to that date; provided, however, that this right to terminate is not available to any party if the action or inaction of such party or its affiliates was the principal cause of or resulted in the failure of the closing to occur on or before such date and, in each case, such action or failure to act constitutes a material breach of the contribution agreement. See “The Contribution Agreement — Consummation of the Contribution.”

Q:
What happens if the transactions contemplated by the contribution agreement are not consummated?

A:
If the share issuance proposal is not approved by Victory stockholders or the transactions contemplated by the contribution agreement are not consummated for any other reason, Amundi will not contribute the Amundi US Shares to Victory and Amundi will not receive any share consideration for the Amundi US Shares.

Q:
Are there any risks associated with the contribution or the share issuance proposal that I should consider?

A:
Yes. There are risks associated with the transactions contemplated by the contribution agreement and the related share issuance proposal. These risks are discussed in more detail in the section titled “Risk Factors” beginning on page 20 of this proxy statement.

Q:
What is the purpose of the proposed amendment to Victory’s Second Amended and Restated Certificate of Incorporation to increase the authorized number of shares of preferred stock of Victory to 100,000,000?

A:
In exchange for the Amundi US Shares to be contributed by Amundi to Victory pursuant to the terms of the contribution agreement, Victory will issue to Amundi a number of newly issued shares of Victory preferred stock which, together with the shares of Victory common stock issued to Amundi, will in the aggregate represent 26.1% of Victory’s fully diluted shares after giving effect to such issuances, subject to adjustment as contemplated in the contribution agreement. Based on the [      ] fully diluted shares of Victory (calculated pursuant to the terms of the contribution agreement) as of the record date (including [      ] outstanding shares of Victory common stock), and assuming there are no adjustments to the share consideration pursuant to the contribution agreement, upon consummation of the contribution and after giving effect to the share issuance, Amundi would hold approximately [      ] shares of Victory preferred stock (assuming the conversion of Victory preferred stock to Victory common stock will be on a one-to-one basis).

The maximum number of shares of preferred stock that Victory is currently authorized to issue under the Second Amended and Restated Certificate of Incorporation of Victory is 10,000,000. The Victory preferred stock automatically converts into shares of Victory common stock upon specified transfers set forth in the Certificate of Designations. Thus, in order to establish a one-for-one parity between a share of Victory common stock and a share of Victory preferred stock in connection with the share issuance, Victory is proposing that Victory stockholders approve the authorized preferred share increase proposal.
The approval of the authorized preferred share increase proposal is not a condition to closing. If the stockholders of Victory approve the authorized preferred share increase proposal, then upon any automatic conversion of the newly issued shares of Victory preferred stock to common stock under the limited circumstances set forth in the Certificate of Designations in certain transfers to third parties, the conversion will be on a one-to-one basis. If the stockholders of Victory do not approve the authorized preferred share increase proposal, such automatic conversion will be on a one-to-ten basis.

Q:
What is the impact of the proposed amendment to Victory’s Second Amended and Restated Certificate of Incorporation to waive certain duties of Amundi with respect to corporate opportunities of Victory?

A:
Under the existing Second Amended & Restated Certificate of Incorporation, there is a corporate opportunities waiver provision for the benefit of certain entities associated with Crestview Victory, L.P. (the “Crestview entities”). The corporate opportunities waiver provision provides that, among other things, the Crestview entities do not have a duty to refrain from: (i) engaging in the same or similar business activities or lines of business in which Victory or any of its affiliates now engages or proposes to engage or (ii) otherwise competing with Victory or any of its affiliates, and, to the fullest extent permitted by law, no such Crestview entity will be liable to Victory or its stockholders or to any affiliate of Victory for breach of any fiduciary duty solely by reason of the fact that such Crestview entity engages in any such activities. The proposed amendment to Victory’s Second Amended and Restated Certificate of Incorporation to waive certain duties of Amundi with respect to corporate opportunities of Victory (the “corporate opportunities amendment”) would expand the existing corporate opportunities waiver to allow Amundi and its directors, officers, employees representatives and affiliates to benefit from such provision, subject to Amundi’s and its affiliates’ obligations under their respective agreements with Victory.

The approval of the corporate opportunities proposal is not a condition to closing. If the corporate opportunities proposal is not approved, Victory’s Second Amended and Restated Certificate of Incorporation would not be amended to waive certain duties of Amundi with respect to corporate opportunities of Victory. However, if the closing occurs and the corporate opportunities amendment has not been approved, Victory has agreed to present the corporate opportunities amendment for approval at the first annual meeting of Victory’s stockholders following the closing. In addition, Victory has agreed to include a substantially similar waiver in the Amundi shareholder agreement (as defined below).
Q:
When and where is the special meeting?

A:
We will be hosting a completely virtual special meeting which will be conducted live via webcast. Any stockholder can attend the special meeting via the Internet at [www.                 ]. If you were a stockholder as of the record date for the special meeting, or you hold a valid proxy for the special meeting, you can vote at the special meeting. A summary of the information you need to attend the special meeting online is provided below:

•
Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at [www.                 ].

•
Meeting starts at [      ] a.m., Eastern Time.

•
Stockholders may vote while attending the special meeting via the Internet.

Q:
What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual special meeting?

A:
If you encounter any technical difficulties accessing the virtual special meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning approximately 15 minutes prior to the start of the special meeting through its conclusion.

Additional information regarding matters addressing technical and logistical issues, including technical support during the special meeting, will be available at [www.                 ].

Q:
When is the record date for the special meeting? Who is entitled to vote at the special meeting?

A:
Only stockholders of record on [      ], 2024, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. As of the close of business on [      ], 2024, there were [      ] outstanding shares of Victory common stock entitled to vote at the special meeting, with each share of Victory common stock entitling the holder of record on such date to one vote.

Q:
What matters am I voting on at the special meeting?

A:
At the special meeting, Victory stockholders will be asked to consider and vote on:

1.
the share issuance proposal;

2.
the authorized preferred share increase proposal;

3.
the corporate opportunities proposal; and

4.
the adjournment proposal.

Q:
How does Victory’s board of directors recommend that I vote on these proposals?

A:
Victory’s board of directors unanimously recommends that you vote “FOR” each of the proposals to be considered and voted on at the special meeting.

For a discussion of the factors that the Victory board considered in determining to make the foregoing recommendation, please see the section entitled “The Transaction — Recommendation of the Victory Board and Reasons of the Victory Board for the Contribution” beginning on page 40. See the section entitled “The Transaction — Interests of Victory Directors and Executive Officers in the Contribution” beginning on page 54.
Q:
What constitutes a quorum at the special meeting?

A:
In order for business to be conducted at the special meeting, a quorum must be present. A quorum at the special meeting requires the presence, in person or by proxy, of holders of a majority of the voting power of the issued and outstanding shares of Victory common stock entitled to vote at the special meeting. Abstentions and broker non-votes will be counted towards a quorum. At the close of business on [      ], 2024, the record date for the special meeting, there were [      ] shares of Victory common stock outstanding.

Q:
Why is my vote important?

A:
In order to consummate the transactions contemplated by the contribution agreement, Victory stockholders must approve the share issuance proposal.

Q:
Why am I being asked to consider and vote upon the share issuance proposal?

A:
Under the Nasdaq listing rules, a company listed on the Nasdaq Global Select Market is required to obtain stockholder approval prior to the issuance of securities in connection with the acquisition of another company where, due to the present or potential issuance of common stock or securities convertible into or exercisable for common stock, other than a public offering for cash, the number of shares of common stock to be issued is or will be equal to 20% or more of the number of shares of common stock outstanding before the issuance.

Because Victory is listed on the Nasdaq Global Select Market and the aggregate number of shares of Victory common stock to be issued to Amundi under the contribution agreement (inclusive of shares of Victory common stock issuable upon the automatic conversion of the Victory preferred stock as a result of specified transfers as set forth in the Certificate of Designations (as defined below)) will exceed 20% or more of the shares of Victory common stock outstanding prior to the issuance, Victory must obtain the approval of its stockholders for the issuance of these securities to Amundi in connection with the contribution.

Q:
What do I need to do now?

A:
After you have carefully read and considered the information contained or incorporated by reference into this proxy statement, please submit your proxy via the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card, or complete, sign, date and return the enclosed proxy card in the postage-prepaid envelope provided as soon as possible so that your shares will be represented and voted at the special meeting.

Additional information on voting procedures can be found under the section titled “Special Meeting.”
Q:
How will my proxy be voted?

A:
If you submit your proxy via the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card, your proxy will be voted in accordance with your instructions.

If you are a registered stockholder of record and you return your signed proxy card but do not indicate your voting preference, the persons named in the proxy card will vote the shares represented by the proxy as recommended by the Victory board. Please note that you may not vote shares held in “street name” by returning a proxy card directly to Victory, or by voting via webcast at the special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or nominee. If you hold your shares in the name of a broker, bank or other nominee and you do not instruct your broker, bank or nominee how to vote your shares, your broker may not vote your shares of Victory common stock, which will have the same effect as a vote “against” the authorized preferred share increase proposal and the corporate opportunities proposal but will have no effect on the share issuance proposal and the adjournment proposal, assuming a quorum is present.
Additional information on voting procedures can be found under the section titled “Special Meeting.”
Q:
What is the difference between holding shares as a “shareholder of record” and holding shares as “beneficial owner” (or in “street name”)?

A:
Most stockholders are considered “beneficial owners” of their shares, that is, they hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in “street name.”

Shareholder of Record.   If your shares are registered directly in your name with Victory’s transfer agent, you are considered the “shareholder of record” with respect to those shares. As a shareholder of record, you have the right to grant your voting proxy directly to us by submitting your vote by written proxy, telephone or via the Internet, or to vote via webcast at the meeting as described below.
Beneficial Owner.   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and the proxy materials are being forwarded to you by your broker, bank or nominee. As a beneficial owner, you have the right to direct your broker, bank or nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank or nominee. You are also invited to attend the special meeting. However, since you are not the shareholder of record, you may not vote these shares via webcast at the meeting unless you obtain a legal proxy from the institution holding your shares. Please contact your broker for more information.

Q:
How do I vote if I am a stockholder of record?

A:
By Telephone or Internet.   All registered stockholders can vote by telephone, by using the toll-free telephone number on their notice or proxy card, or through the Internet, at the web address provided and by using the procedures and instructions described on the notice or proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

By Written Proxy.   All registered stockholders who received paper copies of our proxy materials can also vote by written proxy card. If you are a registered stockholder and receive a notice, you may request a written proxy card by following the instructions included in the notice. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Victory board.
During the Special Meeting.   All registered stockholders may vote online during the special meeting. You will need the 16-digit control number included on your notice or proxy card to log in to the virtual meeting platform at [www.                 ]. Voting electronically online during the special meeting will replace any previous votes.
Whether or not you plan to attend and participate in the special meeting, we encourage you to vote by proxy as soon as possible before the special meeting. Your shares will be voted in accordance with your instructions.
Q:
How do I vote if I am a beneficial owner of shares?

A:
Your broker is not permitted to vote on your behalf on “non-routine” matters, unless you provide specific instructions by completing and returning the voting instruction card from your bank, broker, or other similar organization or by following the instructions provided to you for voting your shares via telephone or the Internet. For the special meeting, no proposal is considered to be a routine matter. For your vote to be counted, you will need to communicate your voting decisions to your bank, broker, or other similar organization before the date of the special meeting. All beneficial owners may also vote online during the special meeting. You will need the 16-digit control number included on your voting instruction card to log in to the virtual meeting platform at [www.                 ]. Voting electronically online during the special meeting will replace any previous votes.

Q:
What should I do if I receive more than one set of voting materials for the special meeting?

A:
You may receive more than one set of voting materials for the special meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your Victory common stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please submit each separate proxy or voting instruction form that you receive by following the instructions set forth in each separate proxy or voting instruction form.

Q:
What is a broker non-vote?

A:
If you are a beneficial owner of shares held in “street name” and do not provide your broker, bank or nominee with specific voting instructions, the broker, bank or nominee may generally vote on “routine” matters, but cannot vote on “non-routine” matters. If the broker, bank or nominee receives some instructions from you but does not receive instructions from you on how to vote your shares on one or more non-routine matters, it will inform Victory that it does not have authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

You should instruct your broker, bank or other nominee how to vote your shares. Under the rules applicable to broker-dealers, your broker, bank or other nominee does not have discretionary authority to vote your shares on any of the proposals scheduled to be voted on at the special meeting. A broker non-vote will have the same effect as a vote “against” with respect to the authorized preferred share increase proposal and the corporate opportunities proposal.
Additional information on voting procedures can be found under the section titled “Special Meeting.”

Q:
What happens if I do not vote or return a proxy?

A:
A quorum will exist at the special meeting only if the holders of record of a majority of the voting power of the issued and outstanding shares of Victory common stock entitled to vote at the special meeting are present at the special meeting, in person or by proxy. Your failure to vote on the proposals, by failing to either submit a proxy or attend the special meeting if you are a stockholder of record, may result in the failure of a quorum to exist at the special meeting.

Q:
Can I revoke or change my vote?

A:
If you are a stockholder of record you may change your vote or revoke a proxy at any time prior to the special meeting by submitting a written notice of revocation or a proxy bearing a later date to Victory’s Corporate Secretary no later than the deadline specified on the notice or proxy card, or by voting via the Internet during the special meeting. If you are the beneficial owner of shares held in street name you may change your vote or revoke a proxy in accordance with the instructions provided by the institution through which you hold your shares.

Additional information can be found under the section titled “Special Meeting.”
Q:
What happens if I sell or otherwise transfer my shares of Victory common stock before the special meeting?

A:
The record date for stockholders entitled to vote at the special meeting is [      ], 2024, which is earlier than the date of the special meeting. If you sell or otherwise transfer your shares after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies Victory in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will otherwise transfer ownership of your shares of Victory common stock.

Q:
What is the effect of giving a proxy?

A:
Proxies are solicited by and on behalf of the Victory board. Michael D. Policarpo and Nina Gupta have been designated as proxy holders by the Victory board. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the special meeting in accordance with the instructions of the stockholder. For stockholders of record, if no specific instructions are given, however, the shares will be voted in accordance with the recommendations of the Victory board as described above. If the special meeting is adjourned or postponed, the proxy holders can vote the shares on the new special meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Q:
Where can I find voting results of the special meeting?

A:
Victory intends to announce the preliminary voting results at the special meeting and publish the final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that Victory files with the SEC are publicly available when filed. See “Where You Can Find More Information.”

Q:
Do I have appraisal rights?

A:
Neither Victory stockholders nor Amundi are entitled to appraisal rights in connection with the transactions contemplated by the contribution agreement. For further information relating to appraisal rights, see “No Appraisal Rights.”

Q:
Are any Victory stockholders already committed to vote in favor of the proposals described in this proxy statement?

A:
Yes. Crestview Victory, L.P. and Crestview Advisors, L.L.C. (collectively, “Crestview”) entered into a voting agreement with Amundi, pursuant to which Crestview agreed to vote the shares of Victory common stock held by Crestview as of the record date for the special meeting (a) in favor of the share issuance proposal, the authorized preferred share increase proposal and the corporate opportunities proposal and (b) against any competing proposal, in each case, subject to the terms and conditions set forth therein. As of July 31, 2024, 11,614,250 shares of Victory common stock were subject to the voting agreement with Crestview, which represents [      ]% of the outstanding Victory common stock based on the shares of Victory common stock outstanding as of the record date.

The Employee Shareholders Committee of Victory (the “ESC”) and certain executives of Victory entered into a voting agreement with Amundi, pursuant to which the ESC agreed to vote those shares of Victory common stock held by Victory employees, subject to the Employee Shareholders Agreement and held with Victory’s transfer agent (the “Specified Shares”), and direct certain Victory executives to vote shares of Victory common stock then owned by such executives (a) in favor of the share issuance proposal, the authorized preferred share increase proposal and the corporate opportunities proposal and (b) against any competing proposal, in each case, subject to the terms and conditions set forth therein. Pursuant to such voting agreement, certain Victory executives agreed to vote, or direct such executive’s broker to vote, the shares of Victory common stock owned by such executives as of the record date for the special meeting as directed by the ESC (a) in favor of the share issuance proposal, the authorized preferred share increase proposal and the corporate opportunities proposal and (b) against any competing proposal, in each case, subject to the terms and conditions set forth therein. As of July 31, 2024, 5,321,408 shares of Victory common stock were subject to the ESC voting agreement (including shares held by the executives party thereto), which represents [      ]% of the outstanding Victory common stock based on the shares of Victory common stock outstanding as of the record date. For more information, see “The Voting Agreements.”
Q:
What is the cost of the proxy solicitation?

A:
Victory will bear all of the cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of all proxy materials sent by it. Victory also reimburses banks, brokers, custodians and other record holders for their costs in forwarding the proxy materials to the beneficial owners of holders of Victory common stock. Victory and its directors, officers, and regular employees also may solicit proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services.

Q:
Who can answer any questions I may have about the special meeting or the transactions contemplated by the contribution agreement or any related matter?

A:
If you have any questions about the special meeting, the transactions contemplated by the contribution agreement, any related matters in connection therewith, or how to submit your proxy, or if you need additional copies of this proxy statement or documents incorporated by reference herein, the enclosed proxy card or voting instructions, you should contact:

Victory Capital Holdings, Inc.
15935 La Cantera Parkway
San Antonio, TX 78256
(216) 898-2412
Attention: Investor Relations

SUMMARY
The following summary highlights selected information described in more detail elsewhere in this proxy statement and the documents incorporated by reference into this proxy statement and may not contain all the information that may be important to you. To understand the contribution, the share issuance proposal, and the other matters being voted on by Victory stockholders at the special meeting more fully, and to obtain a more complete description of the terms of the contribution agreement, the Amundi shareholder agreement, the voting agreements and the distribution and services agreements, you should carefully read this entire document, including the annexes, and the documents to which Victory refers you. Each item in this summary includes a page reference directing you to a more complete description of that topic. See “Where You Can Find More Information.”
The Companies (see page 30)
Victory Capital Holdings, Inc.
Victory is a diversified global asset management firm with total client assets of $177.0 billion, assets under management (“AUM”) of $172.1 billion and other assets of $4.8 billion as of July 31, 2024. Victory operates a next-generation business model combining boutique investment qualities with the benefits of an integrated, centralized operating and distribution platform.
Victory was formed in 2013 and is incorporated in the State of Delaware. Victory’s principal executive offices are located at 15935 La Cantera Parkway, San Antonio, Texas 78256 and its phone number is (216) 898-2400.
For additional information concerning Victory’s business, see the section entitled “Information About Victory, Amundi and Amundi US.”
Amundi S.A.
Amundi Parent is a French société anonyme. Together with its subsidiaries, Amundi Parent is a leading European asset manager, ranking among the top 10 global players. Amundi Parent offers its approximately 100 million clients — retail, institutional and corporate — a complete range of savings and investment solutions in active and passive management, in traditional or real assets. This offering is enhanced with IT tools and services to cover the savings value chain. A subsidiary of the Crédit Agricole group and listed on Euronext Paris, Amundi Parent managed more than €2.15 trillion of assets as of June 30, 2024.
With its six international investment hubs in Boston, Dublin, London, Milan, Paris and Tokyo, financial and extra-financial research capabilities and long-standing commitment to responsible investment, Amundi Parent serves clients with its 5,500 employees in 35 countries. The address of Amundi Parent’s principal executive offices is 91-93 Boulevard Pasteur 75015 Paris, France. Its telephone number is +33 (0)1 76 33 30 30.
Amundi Asset Management S.A.S.
Amundi is a French société par actions simplifiée, and is an asset management company and wholly owned subsidiary of Amundi Parent.
The address of Amundi’s principal executive offices is 91-93 Boulevard Pasteur 75015 Paris, France. Its telephone number is +33 (0)1 76 33 30 30.
Amundi Holdings US, Inc.
Amundi US, based in Boston, Massachusetts, is a wholly owned subsidiary of Amundi, which is headquartered in Paris, France. Amundi US’s activities are principally conducted by its wholly owned subsidiary Amundi US, Inc. Amundi US, Inc. specializes in providing and distributing investment solutions to a wide range of clients and investors, including institutional investors, corporations, central banks, sovereign wealth funds, and individual investors. Amundi US, Inc. offers a comprehensive suite of investment strategies and capabilities, including fixed income, equity and multi-asset investment solutions. With a strong focus on delivering consistent and sustainable long-term returns, Amundi US, Inc. aims to meet the diverse investment needs of its clients and investors.
Amundi Asset Management US, Inc. (“AAMUS”), a wholly owned subsidiary of Amundi US, Inc., serves as the investment adviser for the U.S. registered investment companies comprising the Pioneer Family of Mutual Funds (the “Pioneer Funds”), and provides advisory and sub-advisory services to institutional, related party, and other accounts. Amundi Distributor US, Inc. (“Amundi Distributor”), a wholly owned subsidiary of Amundi US, Inc. serves as the principal underwriter and distributor of shares of the Pioneer Funds through a network of independent broker-dealers, is the exclusive distributor of the Pioneer Variable Contracts Trust, and provides marketing and promotional services on behalf of affiliates for non-US distributed portfolios.
Amundi US was founded as Pioneer Investments in 1928 by legendary value investor Philip L. Carret. Over the years, Pioneer Investments played its part in defining the worldwide mutual fund industry. In October 2000, Pioneer Investments was acquired by UniCredit S.p.A., a banking and financial services company based in Milan, Italy. On July 3, 2017, UniCredit sold its global asset management business, including Amundi US, Inc., to Amundi. Shortly thereafter, Amundi combined the US business of Pioneer Investments with Amundi Smith Breeden LLC, to form Amundi US.
The address of Amundi US’s principal executive offices is 60 State Street, Boston, Massachusetts. Its telephone number is (617) 742-7825.
Transaction Structure (see page 36)
On July 8, 2024, Victory entered into the contribution agreement with Amundi, and solely for certain purposes set forth in the contribution agreement, Amundi Parent, pursuant to which, upon the terms and subject to the conditions set forth therein, Amundi will contribute to Victory the Amundi US Shares. Immediately following the contribution, Amundi US will be a wholly owned subsidiary of Victory.
Consideration
At the closing of the transactions contemplated by the contribution agreement, in exchange for the Amundi US Shares, Victory will issue to Amundi a number of (a) newly issued shares of Victory common stock representing 4.9% of the number of issued and outstanding shares of Victory common stock, after giving effect to that issuance, and (b) newly issued shares of Victory preferred stock, which together with the shares of Victory common stock issued to Amundi, will in the aggregate represent 26.1% of Victory’s fully diluted shares after giving effect to such issuances, subject to adjustment as contemplated in the contribution agreement.
Victory Preferred Stock
The Victory preferred stock that will be issued as partial consideration under the terms of the contribution agreement will have the designations, powers, rights and preferences and the qualifications, limitations and restrictions set forth in the Certificate of Designations, the form of which is attached as Annex E of this proxy statement.
The Victory preferred stock will have the following terms, among others:
•
the Victory preferred stock will not have any voting rights, except as may be required by applicable law and in respect of the consent rights described in the section titled “The Transaction — Victory Preferred Stock”;

•
the Victory preferred stock will be economically equivalent to the Victory common stock (including with respect to dividends), except that, upon liquidation of Victory (but not a consolidation, merger or reorganization), holders of the Victory preferred stock will be entitled to a liquidation preference equal to $0.01 per share, plus the amount of any declared but unpaid dividends thereon as of the applicable date; and

•
the Victory preferred stock will not be convertible to shares of Victory common stock at the option of the holder; however, upon specified transfers of the Victory preferred stock to certain third parties, the shares of Victory preferred stock will automatically convert into shares of Victory common stock in the hands of the transferee on an equivalent basis. Conversion will only occur in the event of a transfer of shares to an entity that is not an “affiliate” (as defined in the BHC Act (defined below)) of Amundi in one of four specified transfer scenarios: (i) in a widespread public distribution, (ii) in which no relevant transferee (or group of associated transferees) would receive 2% or more of the outstanding securities of any “class of voting shares” (as defined in 12 C.F.R. § 225.2(q)(3)) of Victory, (iii) to a transferee that would control more than 50% of every “class of voting shares” of Victory (as defined in 12 C.F.R. § 225.2(q)(3)) without any transfer from the transferring holder or (iv) to Victory.

Recommendation of the Victory Board and Reasons of the Victory Board for the Contribution (see page 40)
After careful consideration, on July 8, 2024, the Victory board of directors unanimously determined that the terms of the contribution agreement, the Amundi shareholder agreement, the Certificate of Designations, the distribution and services agreements and the transactions contemplated by the contribution agreement, including the contribution, the share issuance, the amendment to Victory’s Second Amended and Restated Certificate of Incorporation to increase the authorized number of shares of preferred stock of Victory to 100,000,000 (the “authorized preferred share increase amendment”), and the corporate opportunities amendment (together with the authorized preferred share increase amendment, the “charter amendments”), are advisable, fair and in the best interests of Victory and its stockholders. Accordingly, based on its evaluation, the Victory board recommends that Victory stockholders vote “FOR” the share issuance proposal, “FOR” the authorized preferred share increase proposal, “FOR” the corporate opportunities proposal and “FOR” the adjournment proposal.
In evaluating the transactions contemplated by the contribution agreement, including the share issuance, the Victory board consulted with Victory’s senior management, outside legal counsel and financial advisors. In recommending that Victory stockholders vote in favor of the foregoing proposals, the Victory board considered several factors that it believed supported its determination as further described in the section entitled “The Transaction — Recommendation of the Victory Board and Reasons of the Victory Board for the Contribution.”
Opinion of PJT Partners LP (see page 46)
PJT Partners LP (“PJT Partners”) was retained by Victory to act as one of its financial advisors in connection with the contribution and share issuance and, upon Victory’s request, to render its fairness opinion to the Victory board in connection therewith. Victory selected PJT Partners to act as one of its financial advisors based on PJT Partners’ qualifications, expertise and reputation, its knowledge of Victory’s industry and its knowledge and understanding of the business and affairs of Victory. At a meeting of the Victory board on July 8, 2024, PJT Partners rendered its oral opinion, subsequently confirmed by delivery of its written opinion dated July 8, 2024, to the Victory board that, as of the date thereof and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated in its written opinion), the consideration consisting of Victory common stock and Victory preferred stock to be paid by Victory for the Amundi US Shares in the contribution (as further described in PJT Partners’ opinion) was fair to Victory from a financial point of view.
The full text of PJT Partners’ written opinion delivered to the Victory board, dated July 8, 2024, is attached as Annex C and incorporated into this proxy statement by reference in its entirety. PJT Partners’ written opinion was provided by PJT Partners at the request of the Victory board and is subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated therein). You are encouraged to read the opinion carefully in its entirety. PJT Partners provided its opinion to the Victory board, in its capacity as such, in connection with and for purposes of its evaluation of the contribution and share issuance only, and PJT Partners’ opinion does not constitute a recommendation as to any action the Victory board should take with respect to the contribution and share issuance or how any holder of Victory common stock should vote or act with respect to the contribution and share issuance or any other matter. The summary of the PJT Partners opinion contained in this proxy statement is qualified in its entirety by reference to the full text of PJT Partners’ written opinion.
For a summary of PJT Partners opinion and the methodology that PJT Partners used to render its opinion, see the section titled “The Transaction — Opinion of PJT Partners LP (Financial Advisor to Victory)” beginning on page 46.
Board of Directors of Victory Following Consummation of the Contribution (see page 54)
As a condition to the consummation of the transactions contemplated by the contribution agreement, Amundi will be entitled to designate two individuals serve on the Victory board at the closing, in each case as reasonably acceptable to Victory. Following the closing, the Victory board is expected to consist of nine directors.
Material U.S. Federal Income Tax Consequences (see page 54)
The contribution will not result in any U.S. federal income tax consequences to Victory stockholders with respect to their shares of Victory common stock. The material U.S. federal income tax consequences of the contribution are described in more detail in the section of this document entitled “The Transaction — Material U.S. Federal Income Tax Consequences.”
Accounting Treatment of the Contribution (see page 55)
The consolidated financial statements of Victory and Amundi US, Inc. were prepared in accordance with the generally accepted accounting principles in the United States (“U.S. GAAP”). The contribution will be accounted for as a business combination, with Victory treated as the acquirer. The unaudited pro forma combined financial information was prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). ASC 805 requires, among other things, that assets acquired and liabilities assumed in a business combination are recognized at their fair values as of the acquisition date.
Regulatory Clearances Required to Consummate the Contribution (see page 56)
The consummation of the contribution is conditioned on the termination or expiration of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules and regulations promulgated in connection with the HSR Act and the attainment of certain other regulatory approvals and authorizations.
Conditions to Consummation of the Contribution (see page 68)
The obligations of Victory to consummate the contribution are subject to the satisfaction (or waiver by Victory) of the following conditions:
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the accuracy of the representations and warranties of Amundi in the contribution agreement as of its date and as of the closing, subject to customary materiality standards;

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performance of, or compliance with, in all material respects, all agreements and covenants required to be performed or complied with under the contribution agreement by the Amundi Parties and Amundi US at or prior to the closing;

•
since the date of the contribution agreement, no Company Material Adverse Effect (as such term is defined in the contribution agreement) having occurred; and

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no Adverse Event (as such term is defined in the off-shore master distribution and services agreement) having occurred with respect to Amundi that would give rise to a termination right set forth in the off-shore master distribution and services agreement, if such provision of such agreement were effective as of such time.

The obligations of Amundi to consummate the contribution are subject to the satisfaction (or waiver by Amundi) of the following conditions:
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the Victory board having appointed one individual designated by Amundi as a member of class three of the Victory board and one individual designated by Amundi as a member of a different class of the Victory board, in each case as reasonably acceptable to Victory and effective as of the closing date;

•
the accuracy of the representations and warranties of Victory in the contribution agreement as of its date and as of the closing, subject to customary materiality standards;

•
performance of, or compliance with, in all material respects, all agreements and covenants required to be performed or complied with under the contribution agreement by Victory at or prior to the closing;

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since the date of the contribution agreement, no Buyer Material Adverse Effect (as such term is defined in the contribution agreement) having occurred; and

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no Adverse Event (as such term is defined in the on-shore master distribution and services agreement) having occurred with respect to Victory that would give rise to a termination right set forth in the on-shore master distribution and services agreement, if such provision of such agreement were effective as of such time.

The obligations of Victory and Amundi to consummate the contribution are also subject to the satisfaction or waiver of the following mutual conditions:
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the Aggregate Closing Advisory Revenue Run-Rate of the consenting Amundi US clients being no less than 75% of the Aggregate Base Date Advisory Revenue Run-Rate of all Amundi US clients;

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Victory having obtained the required shareholder vote for the share issuance proposal;

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no court of competent jurisdiction having issued an order which prevents or prohibits the consummation of the transactions contemplated by the contribution agreement;

•
any waiting period or extension thereof applicable to the transactions contemplated by the contribution agreement under the HSR Act having been terminated, expired or obtained, as applicable; and

•
the filings, waiting periods and/or approvals in respect of certain other regulatory authorities having been made, expired and/or received, as applicable, being in full force and effect, and any applicable notice or waiting period or extensions thereof required by applicable laws to have expired or terminated having expired or terminated.

As further discussed under the section titled “Risk Factors,” neither Victory nor Amundi can be certain when, or if, the conditions to the contribution will be satisfied or waived, or that the contribution will be consummated.
Termination of the Contribution Agreement (see page 70)
Amundi and Victory may mutually agree to terminate the contribution agreement before consummating the contribution.
In addition, either Amundi or Victory may terminate the contribution agreement if:
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any court of competent jurisdiction has issued an order which is in effect and is final and nonappealable which prevents or prohibits consummation of the transactions contemplated by the contribution agreement;

•
a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Amundi or Victory set forth in the contribution agreement has occurred, which breach or failure to perform (i) would give rise to the failure of a closing condition and (ii) after receipt by the terminating party of written notice from the other party of such breach or failure to perform, cannot be or has not been cured on or prior to the end date; provided that the terminating party is not then in material breach with respect to any of its representations, warranties, covenants or other agreements contained in the contribution agreement; or
•
after the end date, if the closing has not occurred on or prior to such date; provided, however, that this right to terminate is not available to any party if the action or inaction of such party or its affiliates was the principal cause of or resulted in the failure of the closing to occur on or before such date and, in each case, such action or failure to act constitutes a material breach of the contribution agreement; or

•
the Victory stockholders have not approved the share issuance proposal at the special meeting (or any adjournment or postponement thereof).

Specific Performance (see page 70)
In addition to any other remedy that may be available to each party, each of the parties is entitled to seek equitable relief. If either party brings an action to enforce specifically the performance of the terms and provisions of the contribution agreement (other than an action to enforce specifically any provision that expressly survives the termination of the contribution agreement) when expressly available to such party pursuant to the terms of the contribution agreement, the end date will automatically be extended to the later of (i) the twentieth business day following the resolution of such action and (ii) such other time period established by the court presiding over such action.
No Negotiation (see page 64)
Each of the Amundi Parties has agreed that, until the earlier of the closing and the termination of the contribution agreement in accordance with its terms, the Amundi Parties will not, and will cause their respective affiliates and representatives not to, directly or indirectly solicit, knowingly encourage or initiate the submission of proposals or offers from, provide any confidential information to, or participate in discussions or negotiations or enter into any agreement with, any person (other than Victory and its affiliates) concerning the sale of Amundi US or any of its subsidiaries.
Expected Timing of the Contribution (see page 57)
The contribution is expected to be consummated during the last quarter of 2024 or in early 2025. However, neither Victory nor Amundi can predict the actual date on which the contribution will be consummated, nor can the parties assure that the contribution will be consummated, because consummation is subject to conditions beyond each party’s control. Either party may terminate the contribution agreement upon written notice to the other party at any time after the end date if the closing has not occurred on or prior to that date, provided, however, that this right to terminate is not available to any party if the action or inaction of such party or its affiliates was the principal cause of or resulted in the failure of the closing to occur on or before such date and, in each case, such action or failure to act constitutes a material breach of the contribution agreement.
No Appraisal Rights (see page 94)
Under the Delaware General Corporation Law (“DGCL”), neither Victory’s stockholders nor Amundi are entitled to appraisal rights in connection with the contribution or the other transactions contemplated by the contribution.
The Amundi Shareholder Agreement (see page 71)
At the closing, Victory and Amundi will enter into a shareholder agreement (the “Amundi shareholder agreement”). Under the terms of the Amundi shareholder agreement, for a period of three years following the closing, Amundi will be subject to a customary “lock-up” of the shares it acquired pursuant to the contribution agreement (subject to certain exceptions), a standstill, which among other things, prohibits Amundi from acquiring additional equity securities of Victory (subject to certain exceptions) and a prohibition on owning voting securities of Victory in excess of 4.9%. Following the initial three-year standstill period, Amundi will be prohibited from acquiring voting securities of Victory in excess of specified percentages for certain periods of time following the closing.

Under the terms of the Amundi shareholder agreement, (a) for so long as Amundi, together with its permitted transferees, owns at least 50% of the shares it acquired pursuant to the contribution agreement (without giving effect to certain sales by Amundi), Amundi will have the right to require Victory to nominate and use reasonable best efforts (subject to applicable law and the exercise of the Victory board’s fiduciary duties) to have two (2) individuals designated by Amundi elected to the Victory board and (b) for so long as Amundi, together with its permitted transferees, owns at least 33% but less than 50% of the shares it acquired pursuant to the contribution agreement (without giving effect to certain sales by Amundi), Amundi will have the right to require Victory to nominate and use reasonable best efforts (subject to applicable law and the exercise of the Victory board’s fiduciary duties) to have one (1) individual designated by Amundi elected to the Victory board, in each case subject to certain adjustments as contemplated in the Amundi shareholder agreement for any increases or decreases to the size of the Victory board to maintain the same proportionate level of board nomination rights. For so long as Amundi has the right to nominate at least one director to the Victory board, subject to applicable law or applicable rules or regulations of any stock exchange (including as to any eligibility or qualification requirements) and the exercise of the Victory board’s fiduciary duties, Amundi will also have the right to have one of its selected directors serve on each committee of the Victory board. For so long as Amundi has the right to nominate two directors to the Victory board, Victory will generally not be permitted to decrease the size of the Victory board below eight members.
Subject to Amundi and its permitted transferees maintaining ownership of the shares acquired pursuant to the contribution agreement at certain levels, Victory may not take certain actions without the approval of Amundi, including with respect to (i) Victory’s organizational documents and (ii) transactions with certain affiliates. Further, the Amundi shareholder agreement includes a corporate opportunities waiver for the benefit of Amundi, its affiliates and their directors, officers, employees and other representatives.
In addition, Victory is required to file a registration statement for a shelf registration covering the resale of all shares of Victory common stock (including the shares of Victory common stock issuable upon the automatic conversion of the Victory preferred stock as a result of specified transfers as set forth in the Certificate of Designations) acquired by Amundi pursuant to the contribution agreement. Amundi will also be entitled to participate pro rata in certain issuances of Victory for so long as Amundi owns at least 40% (without giving effect to certain sales by Amundi) of the shares of Victory’s capital stock received as consideration in the transaction.
The Voting Agreements (see page 75)
In connection with entering into the contribution agreement, Amundi entered into voting agreements with (i) Crestview (the “Crestview voting agreement”) and (ii) the ESC and certain executives of Victory (the “ESC voting agreement”).
Under the Crestview voting agreement, Crestview agreed to vote the shares of Victory common stock held by Crestview as of the record date for the special meeting (a) in favor of the share issuance proposal, the authorized preferred share increase proposal and the corporate opportunities proposal and (b) against any competing proposal, in each case, subject to the terms and conditions set forth therein. Additionally, under the Crestview voting agreement, Crestview has agreed not to nominate any person for election to the Victory board in lieu of, or in a contested election with, a nominee of Amundi, for so long as Amundi retains the right to nominate any person for election to the Victory board pursuant to the Amundi shareholder agreement. As of July 31, 2024, 11,614,250 shares of Victory common stock were subject to the Crestview voting agreement, which represents [      ]% of the outstanding Victory common stock based on the shares of Victory common stock outstanding as of the record date.
Under the ESC voting agreement, the ESC agreed to vote the Specified Shares and direct certain executives to vote shares of Victory common stock held by them as of the record date for the special meeting, (a) in favor of the share issuance proposal, the authorized preferred share increase proposal and the corporate opportunities proposal and (b) against any competing proposal, in each case, subject to the terms and conditions set forth therein. Pursuant to the ESC voting agreement, certain Victory executives agreed to vote, or direct such executive’s broker to vote, the shares of Victory common stock owned by such executives as of the record date for the special meeting, as directed by the ESC (a) in favor of the share issuance proposal, the authorized preferred share increase proposal and the corporate opportunities proposal and (b) against any competing proposal, in each case, subject to the terms and conditions set forth therein. Additionally, under the ESC voting agreement, the ESC agrees not to nominate any person for election to the Victory board in lieu of, or in a contested election with, a nominee of Amundi, for so long as Amundi retains the right to nominate any person for election to the Victory board pursuant to the Amundi shareholder agreement. As of July 31, 2024, 5,321,408 shares of Victory common stock were subject to the ESC voting agreement (including shares held by the executives party thereto), which represents [      ]% of the outstanding Victory common stock based on the shares of Victory common stock outstanding as of the record date.
The Distribution and Services Agreements (see page 76)
Victory and Amundi also entered into (1) an Off-Shore Master Distribution and Services Agreement (the “off-shore master distribution and services agreement”) and (2) an On-Shore Master Distribution and Services Agreement (the “on-shore master distribution and services agreement” and, together with the off-shore master distribution and services agreement, the “distribution and services agreements”) which will become effective on the date of the closing of the transactions contemplated by the contribution agreement (the “closing date”) (except with respect to certain limited provisions set forth therein, which became effective as of the entry into such agreements).
Under the distribution and services agreements, (1) Amundi will have the exclusive right, subject to certain exceptions, to distribute Victory’s products outside of the United States; (2) Victory will have the exclusive right, subject to certain exceptions, to provide investment advisory or investment management services with respect to any U.S. active asset management products to Amundi for distribution outside of the United States; (3) Victory will have the exclusive right, subject to certain exceptions, to distribute Amundi’s products in the United States; and (4) Amundi will have the exclusive right, subject to certain exceptions, to provide investment advisory or investment management services with respect to any non-U.S. active asset management products to Victory for distribution in the United States. Victory will be entitled to a percentage of fee revenues derived from the products that Amundi distributes outside the United States, and Amundi will be entitled to a percentage of fee revenues derived from the products that Victory distributes in the United States.
If Amundi acquires the ability to provide services for U.S. active asset management products, or Victory acquires the ability to provide services for non-U.S. active asset management products, such party will not be obligated to terminate or transfer those capabilities to the other party and, subject to certain exceptions, will be able to distribute those products wherever the party has distribution capabilities. Similarly, if Victory acquires distribution capabilities outside of the United States or Amundi acquires distribution capabilities in the United States, such party will not be obligated to terminate or transfer those capabilities and, subject to certain exceptions, will be able to use the acquired distribution capabilities. If a party seeks to sell acquired product or distribution capabilities, the other party has a right of first offer to acquire all or any portion of the acquired product or distribution capabilities.
Risk Factors (see page 20)
Before voting at the special meeting, you should carefully consider all of the information contained in or incorporated by reference into this proxy statement, as well as the specific factors under the section titled “Risk Factors.”
Impact of the Share Issuance Proposal on Our Existing Stockholders
If the share issuance proposal is approved and the share issuance is implemented, the share issuance will dilute the ownership and voting interests of our existing stockholders. At the closing, Amundi will be entitled to receive a number of newly issued shares of Victory stock equaling 26.1% of the issued and outstanding shares of Victory stock on a fully diluted basis following such issuance, consisting of Victory common stock equaling 4.9% of the issued and outstanding Victory common stock and the remainder in Victory preferred stock, subject to adjustment as described in the contribution agreement. Based on the [      ] fully diluted shares of Victory (calculated pursuant to the terms of the contribution agreement) as of the record date (including [      ] outstanding shares of Victory common stock) and assuming there are no adjustments to the share consideration pursuant to the contribution agreement, upon consummation of the contribution, after giving effect to the share issuance, Amundi would hold approximately (i) [      ] shares of Victory common stock, and (ii) [      ] shares of Victory preferred stock (assuming the conversion of Victory preferred stock to Victory common stock will be on a one-to-one basis).

RISK FACTORS
In addition to the other information contained or incorporated by reference into this proxy statement, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 28 of this proxy statement, you should carefully consider the following risk factors related to the transactions contemplated by the contribution agreement and the anticipated business of Victory after the closing of such transactions in evaluating whether to approve the proposals described in this proxy statement. If any of the risks described below, or elsewhere in this proxy statement, actually occurs, the business, financial results, financial condition, operating results or stock price of Victory could be materially adversely affected.
Risk related to the Transactions Contemplated by the Contribution Agreement
Victory and Amundi may fail to consummate the transaction if certain required conditions, many of which are outside the companies’ control, are not satisfied.
Consummation of the contribution is subject to various customary closing conditions, including, but not limited to, (i) the Aggregate Closing Advisory Revenue Run-Rate of the consenting Amundi US clients equaling no less than 75% of the Aggregate Base Date Advisory Revenue Run-Rate of all Amundi US clients, (ii) the approval of share issuance proposal by Victory’s stockholders, (iii) the material performance of the parties’ respective covenants contained in the contribution agreement, (iv) the appointment of two Amundi director nominees to the Victory board, (v) the absence of any Company Material Adverse Effect or Buyer Material Adverse Effect (each, as defined in the contribution agreement), as applicable, (vi) the expiration or termination of the required waiting period under the HSR Act, (vii) the attainment of certain other regulatory approvals and authorizations, (viii) the absence of certain legal restraints preventing the consummation of the contemplated transactions, (ix) the accuracy of the parties’ respective representations and warranties contained in the contribution agreement (subject to customary materiality thresholds) and (x) the absence of any adverse regulatory event in respect of either party (as further described below). Despite the companies’ efforts, they may not be able to satisfy the various closing conditions or obtain the necessary approvals in a timely fashion or at all. See “The Contribution Agreement — Conditions to Consummation of the Contribution” beginning on page 68 for a discussion of the conditions to the consummation of the transactions contemplated by the contribution agreement.
Failure to consummate the contribution could negatively impact Victory’s stock price and future businesses and financial results.
If the contribution is not consummated, Victory will be subject to several risks, including the following:
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negative reactions from the financial markets, including potential declines in the price of Victory’s common stock due to the fact that current prices may reflect a market assumption that the contribution will be consummated;

•
diverted attention of Victory’s management to the transactions contemplated by the contribution agreement rather than to Victory’s operations and pursuit of other opportunities that could have been beneficial to it; and

•
a negative impact on Victory’s future growth plan, including with regard to potential acquisitions.

Victory may fail to realize the anticipated benefits of the transactions contemplated by the contribution agreement and may assume unanticipated liabilities.
The success of the transactions contemplated by the contribution agreement will depend on, among other things, Victory’s ability to integrate the Amundi US business in a manner that realizes the various benefits, growth opportunities and synergies identified by Victory, including its ability to retain Amundi US’s clients following the closing. Achieving the anticipated benefits of the transaction is subject to a number of risks and uncertainties. Victory would assume liabilities associated with Amundi US, which could reduce the value of Amundi US to Victory. Also, it is uncertain whether Victory’s and Amundi US’s existing operations and the acquired assets can be integrated in an efficient and effective manner.

As with other acquisitions, the success of the transactions contemplated by the contribution agreement depends on, among other things, the accuracy of Victory’s assessment of the operating costs, integration and various other factors. These assessments are necessarily inexact. Although the business and operations to be acquired are subject to many of the risks and uncertainties to which both Victory and Amundi US businesses and operations are subject, risks associated with the transactions contemplated by the contribution agreement in particular include those associated with the significant size of the transaction relative to Victory’s existing operations.
In addition, the integration of operations following the contribution will require the attention of Victory’s management and other personnel, which may distract their attention from Victory’s day-to-day business and operations and prevent Victory from realizing benefits from other opportunities. Completing the integration process may be more expensive than anticipated, and Victory cannot assure you that it will be able to effect the integration of these operations smoothly or efficiently, or that the anticipated benefits of the transaction will be achieved.
Even if the contribution is consummated, the failure of Amundi US to obtain certain third-party consents and approvals, including in relation to the assignment of investment advisory agreements, could adversely impact Victory and Amundi US following the contribution, including by causing a loss of Amundi US’s AUM and a corresponding loss of revenue.
Each of Amundi US’s investment advisory agreements for the clients (e.g., separate accounts, private funds, open-end and closed-end registered investment companies (“registered funds”) and other investment vehicles) Amundi US advises (“Amundi US clients”) may not be “assigned” to Victory Capital Management Inc. without the consent of the client under their terms and under applicable law, and in the case of Amundi US clients that are registered funds, investment advisory agreements with such registered funds terminate automatically in the event of their “assignment”. The contribution would result in an “assignment” of such investment advisory agreements under their terms and applicable law. Under the contribution agreement, Amundi is required to cause Amundi US to use reasonable best efforts to obtain all such client consents. In connection with the foregoing, each open-end registered fund’s board and shareholders will be asked to approve a reorganization of the fund into a fund that would be advised by Victory Capital Management Inc. and each closed-end registered fund’s board and shareholders will be asked to approve a new investment advisory agreement in order for Victory Capital Management Inc. to act as the fund’s investment advisor. There can be no assurance, however, that Amundi US will be able to obtain such necessary consents from Amundi US clients or other necessary approvals, including from the boards and investors of the registered funds Amundi US manages, which are Amundi US’s largest clients. Unless the necessary approvals and consents are obtained, the contribution could adversely affect Victory Capital Management Inc.’s ability to manage client accounts, resulting in the loss of AUM attributable to current Amundi US clients and a corresponding loss of revenue.
In this regard, as a condition to both parties’ obligations to effect the closing, Amundi is required to deliver consents of Amundi US clients (in relation to the assignment of investment advisory agreements described above) to the transactions (“client consents”) representing at least 75% of the Aggregate Base Date Advisory Revenue Run-Rate of all Amundi US clients. Thus, there is a risk that Victory will be required to consummate the contribution even if the Aggregate Closing Advisory Revenue Run-Rate is less than the Aggregate Base Date Advisory Revenue Run-Rate, even if in excess of 75% thereof. While the base share consideration to be issued to Amundi is subject to adjustment if Amundi does not obtain Amundi US client consents representing revenues equal to at least 93.5% of the Aggregate Base Date Advisory Revenue Run-Rate, there can be no guarantee that this adjustment will adequately compensate Victory for the loss of AUM and corresponding loss of revenue resulting from the failure of Amundi US to obtain Amundi US client consents.
Victory will incur significant transaction costs in connection with the transactions contemplated by the contribution agreement and the integration of Amundi US into Victory.
Victory expects to incur significant costs associated with the transactions contemplated by the contribution agreement. Victory’s fees and expenses related to the transactions contemplated by the contribution agreement include financial advisor fees, filing fees, proxy expenses, legal and accounting fees and regulatory fees, some of which will be paid regardless of whether the contribution is consummated.
While Victory has assumed that a certain level of expenses would be incurred in connection with the transactions contemplated by the contribution agreement, there are many factors beyond their control that could also affect the total amount of, or the timing of, anticipated expenses with respect to the integration of Amundi US into Victory.
These costs and expenses could reduce the benefits and additional income Victory expects to achieve from the transactions contemplated by the contribution agreement. Although Victory expects that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.
Obtaining required governmental approvals necessary to satisfy closing conditions may delay or prevent consummation of the transactions contemplated by the contribution agreement.
Consummation of the contribution is conditioned upon the receipt of certain U.S. and non-U.S. governmental authorizations, consents or other approvals. No assurance can be given that the approvals will be obtained. Even if such approvals or conditional approvals are obtained, no assurance can be given as to the terms, conditions and timing of the approvals or that they will satisfy the terms of the contribution agreement. See “The Contribution Agreement — Conditions to Consummation of the Contribution” beginning on page 68 for a discussion of the conditions to the consummation of the transactions contemplated by the contribution agreement.
Victory’s due diligence of Amundi US may have failed to identify key risks that could have an adverse effect on Victory’s performance and financial condition.
Although Victory has conducted extensive due diligence on Amundi US in connection with the transactions contemplated by the contribution agreement, we cannot assure you that this diligence revealed all material issues that may be present, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Victory’s control will not later arise. Even if Victory’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Victory’s preliminary risk analysis. There is a risk that the due diligence undertaken was insufficient or failed to identify or appreciate the impact of key issues or identify all liabilities of Amundi US. These liabilities, and any additional risks and uncertainties related to the transactions contemplated by the contribution agreement not currently known to Victory or that Victory may currently deem immaterial or unlikely to occur, could negatively impact Victory’s business, financial condition and results of operations and it is possible that certain benefits expected from the contribution may not be realized. Although Victory purchased a customary representation and warranty insurance policy in connection with the execution of the contribution agreement, there can be no guarantee that such policy will cover all liabilities and risks that may arise in the future with respect to breaches of the Amundi Parties’ representations and warranties in the contribution agreement.
Under the contribution agreement, the share consideration to Amundi is fixed at a specific percentage of Victory’s outstanding shares as of the closing and will not be adjusted in the event of any change in Victory’s stock price.
Subject to the terms and conditions set forth in the contribution agreement, upon the consummation of the transactions contemplated by the contribution agreement, the Amundi US Shares will be contributed to Victory in exchange for shares of Victory common stock and Victory preferred stock representing 26.1% of Victory’s fully diluted shares after giving effect to such issuances. While the contribution agreement contemplates certain adjustments to this percentage, the percentage of fully diluted shares that Amundi will receive will not be adjusted for changes in the market price of Victory common stock. Changes in the price of Victory common stock prior to the consummation of the transactions contemplated by the contribution agreement may affect the market value of the consideration that Amundi will receive upon the consummation of the transactions contemplated by the contribution agreement. Stock price changes may result from a variety of factors (some of which are beyond Victory’s control).

If the share price of Victory common stock increases before the closing, Amundi will receive shares of Victory common stock that have a market value that is greater than the current market value of such shares. Alternatively, if the share price of Victory common stock decreases before the closing, Amundi will receive shares of Victory common stock that have a market value that is less than the current market value of such shares. Therefore, because the percentage of fully diluted shares that Amundi will receive does not depend on the market value of such shares, Victory will not know the exact market value of the consideration that will be paid to Amundi until the closing.
The opinion of PJT Partners LP will not be updated to reflect changes in circumstances between the signing of the contribution agreement in July 2024 and the consummation of the contribution and share issuance.
In connection with the signing of the contribution agreement, Victory received an opinion from PJT Partners dated July 8, 2024. Victory has not asked PJT Partners to update its opinion and therefore, has not obtained an updated opinion from PJT Partners as of the date of this proxy statement. Victory does not anticipate asking PJT Partners to update its opinion at this time. Changes in the operations and prospects of Victory or Amundi US, general market and economic conditions and other factors that may be beyond the control of Victory or Amundi US, and on which the opinion of PJT Partners was based, may significantly alter the price of the shares of Victory common stock or the value of Amundi US by the time the contribution is consummated. The opinion of PJT Partners speaks only as of July 8, 2024 and does not speak as of the time the contribution and share issuance will be consummated or as of any date other than the date of PJT Partners’ opinion. Because PJT Partners will not be asked to update its opinion, the opinion will not address the fairness, from a financial point of view, to Victory of the consideration consisting of Victory common stock and Victory preferred stock to be paid by Victory for the Amundi US Shares at the time of the special meeting or the time the contribution and share issuance are consummated. The Victory board’s recommendation that Victory stockholders vote “for” the share issuance proposal, however, is made as of the date of this proxy statement. For a description of the opinion that Victory received from PJT Partners, please refer to “The Transaction — Opinion of PJT Partners LP (Financial Advisor to Victory).”
Victory may not receive all of the anticipated benefits from transactions contemplated under the distribution and services agreements and Victory may face additional foreign regulatory compliance costs as a result of these arrangements.
Under the distribution and services agreements, among other things, (1) Amundi will have the exclusive right, subject to certain exceptions, to distribute Victory’s products outside of the United States; (2) Victory will have the exclusive right, subject to certain exceptions, to provide investment advisory or investment management services with respect to any U.S. active asset management products to Amundi for distribution outside of the United States; (3) Victory will have the exclusive right, subject to certain exceptions, to distribute Amundi’s products in the United States; and (4) Amundi will have the exclusive right, subject to certain exceptions, to provide investment advisory or investment management services with respect to any non-U.S. active asset management products to Victory for distribution in the United States.
While we believe entering into the distribution and services agreements will be economically beneficial to us, this will depend on a number of circumstances, some of which are outside of our control. For instance, international clients may not have the same demand for our products as our clients in the United States. In addition, as Amundi will be responsible for the distribution of our products outside of the United States, the success of our products outside of the United States will in large part be driven by Amundi’s ability to effectively market our products and interact with clients. It is also possible that over time Amundi may not be sufficiently incentivized to sell our products under the distribution and services agreements, for instance, if Amundi reduces all or part of its economic stake in Victory following the expiration of the lock-up restrictions. In addition, with respect to products for which there is a capacity constraint, sales through the distribution and services agreements abroad may take up capacity for sales of the same products in the United States, thus offsetting potential revenue we may have been able to generate in the United States on more favorable economic terms.
Victory has not traditionally generated significant revenue from sales of its products outside of the United States. The distribution and services agreements may expose us to additional foreign regulatory requirements, and we may incur or expend additional costs and resources in order to comply with these regulatory requirements. Moreover, regulators in non-U.S. jurisdictions could change their policies or laws in a manner that might restrict or otherwise impede the distribution of our products or maintain their authorizations in their respective markets. Any of these local requirements, activities or needs could increase the costs and expenses we incur in a specific jurisdiction without any corresponding increase in revenues and income from operating in the jurisdiction. Certain laws and regulations both inside and outside the United States have extraterritorial application. This may lead to duplicative or conflicting legal or regulatory burdens and additional costs and risks.
Victory will be subject to various contractual restrictions while the transactions contemplated by the contribution agreement are pending that could adversely affect its business and operations.
Under the terms of the contribution agreement, Victory is subject to certain restrictions on the conduct of its business prior to completing the contribution, which may adversely affect its ability to execute certain of its business strategies. These restrictions may, among other matters, prevent Victory from pursuing otherwise attractive business opportunities or entering into other transactions prior to consummation of the contribution or termination of the contribution agreement. Such limitations could negatively affect Victory’s businesses and operations prior to the consummation of the transactions contemplated by the contribution agreement.
Specifically, the contribution agreement prohibits Victory, subject to specified exceptions, from soliciting, knowingly encouraging or initiating the submission of proposals or offers, or entering into any agreement with respect to, or consummating, any merger, business combination, or acquisition that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the contribution agreement. This prohibition limits Victory’s ability to initiate discussions regarding other attractive transactions if such potential transactions would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the contribution agreement.
Risks Relating to Victory and Amundi US
The pro forma financial information is presented for illustrative purposes only and may not be an indication of Victory’s financial condition or results of operations following the contribution.
The unaudited pro forma financial information contained in this proxy statement is presented for illustrative purposes only and may not be an indication of Victory’s financial condition or results of operations following the consummation of the contribution. The unaudited pro forma financial information has been derived from the historical financial statements of Victory and Amundi US and certain adjustments and assumptions have been made regarding Victory after giving effect to the contribution. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy.
In preparing the pro forma financial information contained in this proxy statement, we have given effect to, among other things, the completion of the contribution and the issuance of the consideration shares. However, the unaudited pro forma financial information does not reflect all costs that are expected to be incurred by Victory in connection with the transactions contemplated by the contribution agreement. For example, the impact of any incremental costs incurred in integrating Amundi US into Victory is not reflected in the unaudited pro forma financial information. As a result, the actual financial condition and results of operations of Victory following the contribution may not be consistent with, or evident from, the unaudited pro forma financial information.
The assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect Victory’s financial condition or results of operations following the contribution. Victory’s stock price may be adversely affected if Victory’s actual financial condition and results of operations decline from the historical results reflected in the unaudited pro forma financial information contained in this proxy statement. See “Unaudited Pro Forma Combined Financial Information” beginning on page 82 of this proxy statement.

Victory and Amundi US will be dependent on key personnel and may face challenges in attracting and retaining individuals with specialized skills and experience.
Victory’s and Amundi US’s success is and, following the contribution, Victory’s success will be, largely dependent upon the performance and retention of their key personnel, including investment professionals. As competition for highly skilled personnel is intense, any inability to retain key employees of Victory or Amundi US, and to attract additional employees, in particular those who have subject-matter expertise and institutional knowledge and the necessary skills critical to Victory’s operations and the implementation of its strategy, may have a material adverse effect on Victory’s business, prospects, revenues, operating results and financial condition.
If, subject to the Amundi shareholder agreement transfer restrictions, Amundi were to sell all or a material number of the shares issued to it pursuant to the share issuance, the market price of Victory’s common stock could be negatively impacted.
Subject to the terms of the contribution agreement, including the adjustments to the share consideration set forth therein, Amundi will receive shares of Victory common stock representing approximately 4.9% of the shares of Victory common stock issued and outstanding after giving effect to such issuance. Amundi will also receive shares of Victory preferred stock representing, together with the shares of Victory common stock it acquires, approximately 26.1% of the fully diluted shares of Victory following such issuance.
Sales of these shares are restricted (subject to exceptions) for three years pursuant to the Amundi shareholder agreement. Following the expiration of such transfer restrictions, sales of these shares, particularly if sold in substantial amounts or all at once or within a short time period, could cause the market price of Victory common stock to decline or affect Victory’s ability to raise equity capital around the time of such sales. In addition, for so long as Amundi holds a significant number of shares, the possibility that Amundi might sell a substantial number of shares could depress the market price for Victory common stock. Pursuant to the terms of the Amundi shareholder agreement, Victory is required to file a shelf registration statement as promptly as practicable after the closing date to permit a public resale of the Victory common stock held by Amundi and the Victory common stock issuable upon the automatic conversion of the Victory preferred stock held by Amundi subject to the terms of the lock-up. See “The Amundi Shareholder Agreement” beginning on page 71 of this proxy statement for a further discussion of the terms of the Amundi shareholder agreement.
The financial analyses and forecasts considered by Victory and PJT Partners may not be realized, which may adversely affect the market price of Victory common stock following the consummation of the contribution.
In performing its financial analyses and rendering its opinion regarding the fairness, from a financial point of view, to Victory of the consideration consisting of Victory common stock and Victory preferred stock to be paid by Victory for the Amundi US shares in the contribution, PJT Partners relied, at the direction of the Victory board, on, among other things, internal forecasts relating to Victory and Amundi US and cost savings and operating synergies projections each provided to PJT Partners by management of Victory. See “The Transaction — Certain Financial Forecasts.” The forecasts were prepared by, or as directed by, the management of Victory. None of these analyses and forecasts was prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, U.S. GAAP, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. These projections are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. These projections are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of Victory and Amundi US. There can be no assurance that Victory’s or Amundi US’s financial condition or results of operations will be consistent with those set forth in such analyses and forecasts, which could have a material impact on the market price of Victory common stock following the contribution.
If the contribution is consummated, the issuance of new Victory common stock and Victory preferred stock will dilute the ownership position of Victory’s current stockholders and the price of Victory common stock may be affected.
If the contribution is consummated, after giving effect to the share issuance, Amundi is expected to beneficially own (i) shares of Victory common stock representing approximately 4.9% of the shares of

Victory common stock issued and outstanding after giving effect to such issuance, and (ii) Victory preferred stock that, taken together with the shares of Victory common stock it acquires, will represent 26.1% of the fully diluted shares of Victory following such issuance. Consequently, Victory’s current stockholders will own a smaller proportion of Victory. While the Victory preferred stock issued to Amundi will be non-voting, since Amundi will also be receiving Victory common stock under the terms of the contribution agreement, the voting power of Victory’s existing stockholders will be reduced in proportion to the Victory common stock received by Amundi. In addition, following any automatic conversion of the Victory preferred stock into Victory common stock in accordance with the Certificate of Designations, the voting power of Victory’s existing stockholders would be further reduced. As a result of this, existing Victory stockholders will have less influence on Victory’s management and policies following the contribution and the share issuance than they now have on Victory’s management and policies. See “The Transaction — Victory Preferred Stock” for a description of the terms of the Victory preferred stock and the terms upon which such shares convert into Victory common stock.
The issuance of the Victory common stock and the new Victory preferred stock could have the effect of depressing the market price for Victory common stock. The price of Victory common stock may fluctuate significantly following the contribution and the share issuance, including as a result of factors over which Victory have no control.
Integrating the businesses of Amundi US into Victory may be more difficult, costly and time-consuming than expected, which may adversely affect Victory’s results and negatively affect the value of Victory common stock following the contribution.
Victory and Amundi US historically have operated as independent and distinct companies from each other and will continue to do so until the consummation of the contribution. Following the consummation of the contribution, Victory’s management will need to integrate Amundi US’s business into Victory’s business. This integration may be a complex, costly and time-consuming process and Victory’s management may face significant challenges in implementing such integration, many of which may be beyond the control of management, including, without limitation:
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difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects;

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the possibility of faulty assumptions underlying expectations regarding the integration process;

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difficulties in managing a larger organization, addressing differences in business culture and retaining key personnel and clients;

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latent impacts resulting from the diversion of Victory’s management teams’ attention from ongoing business concerns as a result of the devotion of management’s attention to the transactions contemplated by the contribution agreement;

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ongoing diversion of the attention of management from the operation of the Victory business as a result of integrating Amundi US operations;

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unanticipated issues in integrating accounting, information technology, communications programs, financial procedures and operations, and other systems, procedures and policies;

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unanticipated changes in applicable laws and regulations; and

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unforeseen expenses or delays associated with the transactions contemplated by the contribution agreement.

Some of these factors will be outside of the control of Victory, and any one of them could result in increased costs and diversion of management’s time and energy, as well as decreases in the amount of expected revenue that could materially impact the business, financial conditions and results of operations of Victory. The integration process and other disruptions resulting from the transactions contemplated by the contribution agreement may also adversely affect Victory’s relationships with employees, clients and other material business relationships, and difficulties in integrating the Amundi US business could harm the reputation of Victory.

If Victory is not able to successfully integrate the Amundi US business in an efficient, cost-effective and timely manner, the anticipated benefits and cost savings of the transactions contemplated by the contribution agreement may not be realized fully, or at all, or may take longer to realize than expected, and the value of Victory common stock, the revenues, levels of expenses and results of operations may be adversely affected. If Victory is not able to adequately address integration challenges, Victory may be unable to successfully integrate Amundi US’s operations or realize the anticipated benefits of the transactions.
Other Risk Factors of Victory
Victory’s businesses are and will be subject to the risks described above. In addition, Victory’s business is, and will continue to be, subject to the business risks described in Victory’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this proxy statement. See “Where You Can Find More Information” for the location of information incorporated by reference into this proxy statement.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement may contain forward-looking statements within the meaning of applicable U.S. federal and non-U.S. securities laws. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof and include, but are not limited to, statements regarding the proposed transaction and the outlook for Victory’s or Amundi US’s future business and financial performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory’s and Amundi US’s control and could cause Victory’s and Amundi US’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others:
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risks and uncertainties relating to the contribution, including the possibility that the contribution does not close when expected or at all because conditions to closing are not satisfied on a timely basis or at all;

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the possibility that failing to consummate the contribution could negatively impact Victory’s stock price and future businesses and financial results;

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the possibility that Victory may not be able to achieve expected synergies and operating efficiencies in connection with the contribution within the expected time frames or at all;

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the possibility that the contribution may be more expensive to consummate than anticipated, including as a result of unexpected factors or events;

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the occurrence of any event, change or other circumstances that could give rise to the termination of the contribution agreement;

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the ability of the parties to secure stockholder and regulatory approvals in a timely manner or on the terms desired or anticipated;

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the ability to implement the anticipated business plans of Victory following closing and achieve anticipated benefits and savings;

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the possibility that the anticipated benefits of the contribution are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of Amundi US;

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potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or consummation of the contribution or the share issuance;

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risks and uncertainties associated with receiving the economic benefits under the distribution and services agreements we anticipate and increased compliance costs as a result of exposure to international clients;

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diversion of management’s attention from ongoing business operations and opportunities;

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reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors such as the conflicts in Ukraine and Israel or a pandemic;

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the nature of our contracts and investment advisory agreements;

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our ability to maintain historical returns and sustain our historical growth;

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our dependence on third parties to market our strategies and provide products or services for the operation of our business;

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our ability to retain key investment professionals or members of our senior management team;

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our reliance on the technology systems supporting our operations;

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our ability to successfully acquire and integrate new companies;

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the concentration of our investments in long only small- and mid-cap equity and U.S. clients;

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risks and uncertainties associated with non-U.S. investments;

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our efforts to establish and develop new teams and strategies;

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the ability of our investment teams to identify appropriate investment opportunities;

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our ability to limit employee misconduct;

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our ability to meet the guidelines set by our clients;

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our exposure to potential litigation (including administrative or tax proceedings) or regulatory actions, including with respect to the transactions contemplated by the contribution agreement;

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our ability to implement effective information and cyber security policies, procedures and capabilities;

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our substantial indebtedness;

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the potential impairment of our goodwill and intangible assets;

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disruption to the operations of third parties whose functions are integral to our exchange traded fund (“ETF”) platform; our determination that we are not required to register as an “investment company” under the 1940 Act;

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the fluctuation of our expenses;

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our ability to respond to recent trends in the investment management industry;

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the level of regulation on investment management firms and our ability to respond to regulatory developments;

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the competitiveness of the investment management industry;

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the level of control over us retained by Crestview Partners II GP, L.P.; and

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other uncertainties, as well as those factors discussed in this proxy statement and in Victory’s Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors,” and in other documents incorporated by reference in this proxy statement.

All forward-looking statements contained in this proxy statement speak only as of the date of this proxy statement and all forward-looking statements incorporated by reference into this proxy statement speak only as of the dates such statements were made. Victory expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events or otherwise.

INFORMATION ABOUT VICTORY, AMUNDI PARENT, AMUNDI AND AMUNDI US
Victory Capital Holdings, Inc.
Victory is a diversified global asset management firm with total client assets of $177.0 billion, AUM of $172.1 billion and other assets of $4.8 billion as of July 31, 2024. Victory operates a next-generation business model combining boutique investment qualities with the benefits of an integrated, centralized operating and distribution platform.
Victory provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors with 11 autonomous Investment Franchises and a Solutions Platform. Victory offers a wide array of investment products, including actively and passively managed mutual funds, rules-based and active exchange traded funds, institutional separate accounts, variable insurance products, alternative investments, private closed end funds, and a 529 Education Savings Plan. Victory’s strategies are also offered through third-party investment products, including mutual funds, third-party ETF model strategies, retail separately managed accounts and unified managed accounts through wrap account programs, Collective Investment Trusts, and undertakings for the collective investment in transferable securities. As of June 30, 2024, our Investment Franchises and our Solutions Platform collectively managed a diversified set of 122 investment strategies for a wide range of institutional and retail clients and direct investors.
Shares of Victory common stock are traded on the Nasdaq Global Select Market under the symbol “VCTR.”
Victory was formed in 2013 and is incorporated in the State of Delaware. Victory’s principal executive offices are located at 15935 La Cantera Parkway, San Antonio, Texas 78256 and its phone number is (216) 898-2400. Additional information about Victory and its subsidiaries is included in documents incorporated by reference into this proxy statement. See “Where You Can Find More Information.”
Amundi S.A.
Amundi Parent is a French société anonyme. Together with its subsidiaries, Amundi Parent is a leading European asset manager, ranking among the top 10 global players. Amundi Parent offers its approximately 100 million clients — retail, institutional and corporate — a complete range of savings and investment solutions in active and passive management, in traditional or real assets. This offering is enhanced with IT tools and services to cover the savings value chain. A subsidiary of the Crédit Agricole group and listed on Euronext Paris, Amundi Parent managed more than €2.15 trillion of assets as of June 30, 2024.
With its six international investment hubs in Boston, Dublin, London, Milan, Paris and Tokyo, financial and extra-financial research capabilities and long-standing commitment to responsible investment, Amundi Parent serves clients with its 5,500 employees in 35 countries. The address of Amundi Parent’s principal executive offices is 91-93 Boulevard Pasteur 75015 Paris, France. Its telephone number is +33 (0)1 76 33 30 30.
Amundi Asset Management S.A.S.
Amundi is a French société par actions simplifiée, and is an asset management company and wholly owned subsidiary of Amundi Parent.
The address of Amundi’s principal executive offices is 91-93 Boulevard Pasteur 75015 Paris, France. Its telephone number is +33 (0)1 76 33 30 30.
Amundi Holdings US, Inc.
Amundi US, based in Boston, Massachusetts, is a wholly owned subsidiary of Amundi, which is headquartered in Paris, France. Amundi US’s activities are principally conducted by its wholly owned subsidiary Amundi US, Inc. Amundi US, Inc. specializes in providing and distributing investment solutions to a wide range of clients and investors, including institutional investors, corporations, central banks, sovereign wealth funds, and individual investors. Amundi US, Inc. offers a comprehensive suite of investment strategies and capabilities, including fixed income, equity and multi-asset investment solutions. With a strong focus on delivering consistent and sustainable long-term returns, Amundi US, Inc. aims to meet the diverse investment needs of its clients and investors.
AAMUS, a wholly owned subsidiary of Amundi US, Inc., serves as the investment adviser for the U.S. registered investment companies comprising the Pioneer Funds, and provides advisory and sub-advisory services to institutional, related party, and other accounts. Amundi Distributor, a wholly owned subsidiary of Amundi US, Inc. serves as the principal underwriter and distributor of shares of the Pioneer Funds through a network of independent broker-dealers, is the exclusive distributor of the Pioneer Variable Contracts Trust, and provides marketing and promotional services on behalf of affiliates for non-US distributed portfolios.
Amundi US was founded as Pioneer Investments in 1928 by legendary value investor Philip L. Carret. Over the years, Pioneer Investments played its part in defining the worldwide mutual fund industry. In October 2000, Pioneer Investments was acquired by UniCredit S.p.A., a banking and financial services company based in Milan, Italy. On July 3, 2017, UniCredit sold its global asset management business, including Amundi US, Inc., to Amundi. Shortly thereafter, Amundi combined the US business of Pioneer Investments with Amundi Smith Breeden LLC, to form Amundi US.
Since 1971, AAMUS has been registered as an investment adviser with the SEC under the Investment Advisers Act of 1940. Since 1989, Amundi Distributor has been registered as a securities broker-dealer with the SEC under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority.
Amundi US’s profitability is largely affected by the level and composition of its AUM (including asset class and distribution channel) and the effective fee rates on its investment offerings. The amount and composition of Amundi US’s AUM are, and will continue to be, influenced by a number of factors, including: (i) investment performance, including fluctuations in the financial markets and the quality of Amundi US’s investment decisions; (ii) client flows into and out of Amundi US’s various strategies and investment vehicles; (iii) industry trends toward products or strategies that Amundi US either does or does not offer; (iv) Amundi US’s ability to attract and retain high quality investment and distribution, and management personnel; (v) the changing geopolitical environment, specifically in domestic and non-U.S. global regions for which Amundi US manages its AUM; (vi) Amundi US’s decision to close strategies or limit growth of assets in a strategy when Amundi US believes it is in the best interest of its clients or investors or conversely to re-open strategies in part or entirely; and (vii) general investor sentiment and confidence. Amundi US’s goal is to establish and maintain a globalized client base that is diversified by asset class, distribution channel and vehicle.
Amundi US’s total AUM as of June 30, 2024 was $108 billion, comprised of AUM of approximately 63% and 37% from U.S. and non-U.S. investors, respectively.
The address of Amundi US’s principal executive offices is 60 State Street, Boston, Massachusetts. Its telephone number is (617) 742-7825.

SPECIAL MEETING
General
This proxy statement is being provided to Victory stockholders as part of a solicitation of proxies by the Victory board for use at the special meeting and at any adjournments or postponements of such special meeting. This proxy statement provides Victory stockholders with important information about the special meeting and should be read carefully in its entirety.
Date, Time and Place of the Special Meeting
The special meeting will be held on [       ], 2024 at [       ] a.m. Eastern Time. You will be able to attend the special meeting via the Internet and vote your shares electronically during the special meeting by visiting:
[www.                 ]
Purposes of the Special Meeting
The special meeting is being held to consider and vote upon the following proposals:
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Proposal 1.   To approve the issuance to Amundi of (a) a number of newly issued shares of Victory common stock representing 4.9% of the number of issued and outstanding shares of Victory common stock, after giving effect to that issuance, and (b) a number of newly issued shares of our Victory preferred stock, which together with the shares of Victory common stock issued to Amundi, will in the aggregate represent 26.1% of Victory’s fully diluted shares after giving effect to such issuances, in each case, pursuant to the terms and subject to the conditions of the contribution agreement and subject to adjustment as contemplated in the contribution agreement (the “share issuance proposal”);

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Proposal 2.   To amend Victory’s Second Amended and Restated Certificate of Incorporation to increase the authorized number of shares of preferred stock, par value $0.01 per share, of Victory to 100,000,000 (the “authorized preferred share increase proposal”);

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Proposal 3.   To amend Victory’s Second Amended and Restated Certificate of Incorporation to expand the existing corporate opportunities waiver provision to permit Amundi and its affiliates to benefit from such provision (the “corporate opportunities proposal”); and

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Proposal 4.   To approve the adjournment of the special meeting, whether or not a quorum is present, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the share issuance proposal, the authorized preferred share increase proposal or the corporate opportunities proposal (the “adjournment proposal”).

Consummation of the transactions contemplated by the contribution agreement is conditioned on, among other things, approval of the share issuance proposal. Approval of the authorized preferred share increase proposal and the corporate opportunities proposal are not conditions to closing.
Recommendation of the Victory board
Victory’s board of directors, by unanimous vote, recommends that Victory stockholders vote:
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Proposal 1:   “FOR” the approval of the share issuance proposal;

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Proposal 2:   “FOR” the approval of the authorized preferred share increase proposal;

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Proposal 3:   “FOR” the approval of the corporate opportunities proposal; and

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Proposal 4:   “FOR” the approval of the adjournment proposal.

The Victory board, by unanimous vote, (1) declared it advisable to enter into the contribution agreement, (2) determined that the contribution agreement, the contribution and the other transactions contemplated by the contribution agreement, including the share issuance and the charter amendments, and the terms of the Amundi shareholder agreement and the distribution and services agreements are fair and in the best interests of Victory and its stockholders, (3) approved the contribution agreement, the Amundi shareholder agreement, the Certificate of Designations, the distribution and services agreements and the transactions contemplated by the contribution agreement and (4) determined to recommend that Victory stockholders vote to approve and adopt the share issuance and the charter amendments.
This proxy statement contains important information regarding these proposals and factors that Victory stockholders should consider when deciding how to cast their votes. Victory stockholders are encouraged to read the entire proxy statement carefully, including the annexes to and documents incorporated by reference into this proxy statement, for more detailed information regarding the contribution agreement and the transactions contemplated by the contribution agreement.
Attendance at the Special Meeting
Only Victory stockholders of record as of the close of business on the record date, beneficial owners as of the close of business on the record date, holders of valid proxies for the special meeting and invited guests of Victory may attend the special meeting virtually.
Record Date
The record date for the determination of stockholders entitled to notice of and to vote at the special meeting is [       ], 2024. Only Victory stockholders who held shares of record at the close of business on [       ], 2024 are entitled to vote at the special meeting and any adjournment or postponement of the special meeting, so long as such shares remain outstanding on the date of the special meeting.
Outstanding Shares as of Record Date
As of the close of business on the record date, there were [       ] shares of Victory common stock outstanding, held by [       ] holders of record, and no shares of Victory preferred stock outstanding. Each share of Victory common stock entitles its holder of record to one vote at the special meeting. The Victory common stock is the only class of stock entitled to vote at the special meeting, and holders of Victory common stock are entitled to vote on each proposal presented.
A list of the stockholders of record entitled to vote at the special meeting will be available for inspection upon request of any stockholder for a purpose germane to the meeting during ordinary business hours at our principal executive offices located at 15935 La Cantera Parkway, San Antonio, TX 78256, during the 10 days prior to the special meeting. To make arrangements to view the list prior to the special meeting, stockholders should contact our Investor Relations department at (216) 898-2412 or ir@vcm.com.
Shares and Voting of Victory Directors, Executive Officers, and Significant Shareholders
As of the close of business on the record date, approximately [      ]% of the outstanding shares of Victory common stock were held by Victory directors and executive officers and their affiliates. In addition, as of the close of business on the record date, approximately [      ]% of the outstanding shares of Victory common stock were held by Crestview. We currently expect that Victory directors and executive officers and Crestview will vote their shares of Victory common stock in favor of the above-listed proposals, although, except with respect to the parties to the ESC voting agreement and the parties to the Crestview voting agreement, none of them have entered into any agreements obligating them to do so.
Quorum
In order for business to be conducted at the special meeting, a quorum must be present. A quorum requires the presence of holders of a majority of the issued and outstanding shares of Victory common stock entitled to vote at the special meeting. For purposes of determining whether there is a quorum, all shares that are present, including abstentions and broker non-votes, will count towards the quorum. Broker non-votes occur when a beneficial owner holding shares in “street name” does not instruct the broker, bank or other nominee that is the record owner of such stockholder’s shares on how to vote those shares on a particular proposal.

Vote Required
The votes required for each proposal are as follows:
Proposal 1 — the Share Issuance Proposal.   The affirmative vote of the holders of a majority of the outstanding shares of Victory common stock present in person or proxy and entitled to vote at the special meeting is required to approve the share issuance proposal. Abstentions will have the same effect as a vote “against” the share issuance proposal. Broker non-votes (if any) will have no effect on the outcome of the share issuance proposal.
Proposal 2 — the Authorized Preferred Share Increase Proposal.   The affirmative vote of holders of a majority of the outstanding shares of Victory common stock entitled to vote at the special meeting is required to adopt the authorized preferred share increase proposal. Any abstention by any Victory stockholder, the failure of any Victory stockholder to submit a vote and any broker non-vote will have the same effect as a vote “against” the authorized preferred share increase proposal.
Proposal 3 — the Corporate Opportunities Proposal.   The affirmative vote of holders of a majority of the outstanding shares of Victory common stock entitled to vote at the special meeting is required to adopt the corporate opportunities proposal. Any abstention by any Victory stockholder, the failure of any Victory stockholder to submit a vote and any broker non-vote will have the same effect as a vote “against” the corporate opportunities proposal.
Proposal 4 — the Adjournment Proposal.   The affirmative vote of the holders of a majority of the outstanding shares of Victory common stock present in person or proxy and entitled to vote at the special meeting is required to approve the adjournment proposal. Abstentions will have the same effect as a vote “against” the adjournment proposal. Broker non-votes (if any) will have no effect on the outcome of the adjournment proposal.
How to Vote
We will be hosting a completely virtual special meeting which will be conducted live via webcast. Any stockholder can attend the special meeting via the Internet at [www.                 ]. If you were a stockholder as of the record date, or you hold a valid proxy for the special meeting, you can vote at the special meeting. A summary of the information you need to attend the special meeting online is provided below:
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Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at [www.                 ].

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Meeting starts at [      ] a.m., Eastern Time.

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Stockholders may vote while attending the special meeting via the Internet.

Proxies and Revocation
If you are a stockholder of record you may change your vote or revoke a proxy at any time prior to the special meeting by submitting a written notice of revocation or a proxy bearing a later date to Victory’s Corporate Secretary no later than the deadline specified on the notice or proxy card, or by voting via the Internet during the special meeting. If you are the beneficial owner of shares held in street name you may change your vote or revoke a proxy in accordance with the instructions provided by the institution through which you hold your shares.
Solicitation of Proxies
Victory will pay for the proxy solicitation costs related to the special meeting. In addition to sending and making available these materials, some of Victory’s directors, officers and other employees may solicit proxies by contacting Victory stockholders by telephone, by mail, by email or in person. Victory stockholders may also be solicited by press releases issued by Victory, postings on Victory’s website and advertisements in periodicals. None of Victory’s directors, officers or employees will receive any extra compensation for their solicitation services. Victory will also reimburse brokers, banks and other nominees for their expenses in sending proxy solicitation materials to the beneficial owners of Victory common stock and obtaining their proxies.

Adjournments
The special meeting may be adjourned in the absence of a quorum by the affirmative vote of a majority of the outstanding shares of Victory common stock present in person or proxy and entitled to vote at the special meeting.
Even if a quorum is present, the special meeting could be adjourned in order to provide more time to solicit additional proxies in favor of approval of the share issuance proposal, the authorized preferred share increase proposal or the corporate opportunities proposal if a majority of the outstanding shares of Victory common stock present in person or proxy and entitled to vote at the special meeting are cast in favor of the adjournment proposal. If after the adjournment a new record date is set for the adjourned meeting, a notice of the adjourned meeting must be given to each Victory stockholder of record entitled to vote at the special meeting.
Other Matters
At this time, Victory knows of no other matters to be submitted at the special meeting.

THE TRANSACTION
This section of the proxy statement describes the material aspects of the transactions contemplated by the contribution agreement. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the documents incorporated by reference into this proxy statement, including the full text of the contribution agreement, a copy of which is attached to this proxy statement as Annex A and incorporated by reference herein, for a more complete understanding of the contribution, the share issuance and the other transactions related thereto. In addition, important business and financial information about each of Victory and Amundi US is included in or incorporated by reference into this proxy statement and is included in the annexes hereto. See also “Where You Can Find More Information.”
Transaction Structure
On July 8, 2024, Victory entered into the contribution agreement with Amundi, and solely for certain purposes set forth in the contribution agreement, Amundi Parent, pursuant to which, upon the terms and subject to the conditions set forth therein, Amundi will contribute to Victory the Amundi US Shares. Immediately following the contribution, Amundi US will be a wholly owned subsidiary of Victory.
Consideration
At the closing of the transactions contemplated by the contribution agreement, in exchange for the Amundi US Shares, Victory will issue to Amundi a number of (a) newly issued shares of Victory common stock representing 4.9% of the number of issued and outstanding shares of Victory common stock, after giving effect to that issuance, and (b) newly issued shares of Victory preferred stock, which together with the shares of Victory common stock issued to Amundi, will in the aggregate represent 26.1% of Victory’s fully diluted shares after giving effect to such issuances, subject to adjustment as contemplated in the contribution agreement.
Based on the number of fully diluted shares of Victory (calculated pursuant to the terms of the contribution agreement) as of the record date, including [      ] shares of outstanding common stock, and assuming there are no adjustments to the share consideration pursuant to the contribution agreement, upon consummation of the contribution, after giving effect to the share issuance, Amundi would hold approximately (i) [      ] shares of Victory common stock, and (ii) [      ] shares of Victory preferred stock (assuming the conversion of Victory preferred stock to Victory common stock will be on a one-to-one basis).
In order to accommodate the issuance of Victory common stock and Victory preferred stock, Victory is proposing that Victory stockholders approve the share issuance proposal and the authorized preferred share increase proposal. For more information regarding the share issuance proposal and the authorized preferred share increase proposal, see sections entitled “Proposal 1: Issuance of Shares pursuant to the Contribution” and “Proposal 2: Approval of Amendment to the Second Amended and Restated Certificate of Incorporation to Increase the Authorized Number of Shares of Preferred Stock of Victory to 100,000,000,” respectively.
Victory Preferred Stock
The Victory preferred stock that will be issued as partial consideration under the terms of the contribution agreement will have the designations, powers, rights and preferences and the qualifications, limitations and restrictions set forth in the Certificate of Designations, the form of which is attached as Annex E to this proxy statement.
The Victory preferred stock will have the following terms, among others:
•
the Victory preferred stock will not have any voting rights, except as may be required by applicable law and in respect of the consent rights described below in the final bullet point;

•
the Victory preferred stock will be economically equivalent to the Victory common stock (including with respect to dividends), except that, upon liquidation of Victory (but not a consolidation, merger or reorganization), holders of the Victory preferred stock will be entitled to a liquidation preference equal to $0.01 per share, plus the amount of any declared but unpaid dividends thereon as of the applicable date;
•
the Victory preferred stock will not be convertible to shares of Victory common stock at the option of the holder; however, upon specified transfers of the Victory preferred stock to certain third parties, the shares of Victory preferred stock will automatically convert into shares of Victory common stock in the hands of the transferee on an equivalent basis. Conversion will only occur in the event of a transfer of shares to an entity that is not an “affiliate” (as defined in the BHC Act (defined below)) of Amundi in one of four specified transfer scenarios: (i) in a widespread public distribution, (ii) in which no relevant transferee (or group of associated transferees) would receive 2% or more of the outstanding securities of any “class of voting shares” (as defined in 12 C.F.R. § 225.2(q)(3)) of Victory, (iii) to a transferee that would control more than 50% of every “class of voting shares” of Victory (as defined in 12 C.F.R. § 225.2(q)(3)) without any transfer from the transferring holder or (iv) to Victory; and

•
the consent of the holders of a majority of the outstanding shares of Victory preferred stock will be required to (i) amend or modify the Certificate of Designations, (ii) amend or modify any provision of Victory’s constituent documents in a manner that would have a significant and adverse effect on the rights, preferences or privileges of the Victory preferred stock (provided that the creation, authorization or issuance of any new class or series of capital stock of Victory or the increase in the number of authorized shares of any class or series of capital stock of Victory other than the Victory preferred stock shall not be deemed “significant and adverse”), (iii) subject to certain exceptions, issue additional shares of Victory preferred stock, or (iv) enter into any agreement or commitment to do any of the foregoing.

Background of the Contribution
As part of the ongoing evaluation of its business, the Victory board and senior management regularly review and assess Victory’s operations, performance, strategic direction, opportunities and risks considering current business and economic conditions and developments in the asset management industry. As part of Victory’s ongoing process, these reviews have included discussions exploring long-term strategic plans and various strategic opportunities available to Victory in seeking to enhance stockholder value.
Victory has historically sought to enhance its organic growth through strategic acquisitions, seeking to acquire investment management firms that would add high-quality investment teams, enhance Victory’s growth and financial profile, improve Victory’s diversification by asset class and investment capability, achieve Victory’s integration expectations, and expand Victory’s distribution capabilities. Since Victory’s management-led buyout with Crestview from KeyCorp in 2013, Victory has closed seven acquisitions. Victory regularly evaluates potential acquisition candidates and maintains a strong network of industry participants and advisors who provide opportunities to establish potential target relationships and source transactions.
In April 2023, David C. Brown, Chief Executive Officer and Chairman of the Board of Victory, participated in a videoconference with a representative from Ardea Partners, an investment bank (“Ardea”), to discuss Victory’s corporate strategy and potential strategic acquisitions.
Following that meeting, at Ardea’s suggestion, Mr. Brown contacted Dominique Carrel-Billiard, Head of Real and Alternative Assets at Amundi, a member of the Executive Committee of Amundi Parent and a member of the Amundi US board of directors, to set up an introductory meeting, and in late May Mr. Brown and Mr. Carrel-Billiard had an in-person meeting followed by an informal dinner meeting in Paris to discuss their respective businesses and the asset management industry. Mr. Brown and Mr. Carrel-Billiard agreed it made sense for their respective teams to meet to provide an overview of Victory’s and Amundi US’s respective businesses and Amundi’s distribution platform. Mr. Carrel-Billiard noted that it would make sense for Mr. Brown to meet with other Amundi executives in the future if the discussions proceeded.
Victory and Amundi signed a non-disclosure agreement on June 22, 2023, and introductory meetings took place by videoconference over several weeks in July 2023. Following the meetings, the parties agreed to consider whether there was strategic logic to an acquisition of the Amundi US business by Victory and a long-term distribution relationship between Victory and Amundi.
At the regularly scheduled Victory board meeting on July 26, 2023, Mr. Brown updated the Victory board on his discussions and noted that the parties would conduct diligence and exchange information to explore the possibilities of an acquisition of Amundi US and a long-term distribution relationship between Victory and Amundi.
In mid-August 2023, Victory met with representatives of BofA Securities, Inc., an investment bank (“BofA Securities”), to discuss the potential transaction, and Victory subsequently formally engaged BofA Securities in April 2024 to act as a financial advisor to Victory in connection with the potential transaction. In connection with BofA Securities’ engagement, representatives of BofA Securities subsequently delivered a relationship disclosure memorandum summarizing certain of its relationships with Victory and Amundi.
On August 16 and 30, 2023, the Victory board held special meetings by videoconference to discuss the potential opportunity, including management’s preliminary views on valuation, the strategic rationale and benefits of a potential transaction, transaction structuring and potential synergies, and to review a draft of a confidential non-binding indication of interest to be submitted to Amundi.
On September 4, 2023, Victory sent an initial non-binding indication of interest to Amundi, setting forth Victory’s preliminary views on valuation, transaction structuring, governance and a long-term distribution relationship. The initial indication of interest ascribed a $700 million enterprise value to Amundi US, payable in 16.9 million shares of Victory common stock (valued at a price per share of $34.25 and resulting in a pro forma ownership stake by Amundi in Victory equal to 20%), with the balance of the purchase price of $121.2 million to be paid in cash. The next day, the parties met by videoconference to discuss the terms proposed in the initial non-binding indication of interest. Amundi’s financial advisor, Ardea, indicated to Victory that the proposed valuation for Amundi US was too low and expressed Amundi’s desire for a higher proportion of stock consideration to cash. Victory indicated a willingness to consider increasing the proportion of equity consideration because a larger ownership in Victory would better align Amundi’s interests with Victory’s interests, so long as it would not result in Amundi acquiring a voting stake in Victory that would trigger a client consent process for Victory under the Advisers Act.
On September 11, 2023, Mr. Brown and Nicolas Calcoen, Deputy Chief Executive Officer of Amundi, had a dinner meeting in New York to discuss Victory’s business model and strategic vision, the two firms’ cultures and how the parties might work together. Victory discussed with representatives of BofA Securities the feedback from Amundi on valuation and form of consideration.
On September 29, 2023, Victory sent a revised non-binding indication of interest to Amundi reflecting the parties’ discussions and increasing the proposed valuation for Amundi US. The revised indication of interest ascribed an $800 million enterprise value to Amundi US, payable in 100% Victory equity consisting of 18.265 million shares of common stock (valued at a price of $33.86 per share and representing a pro forma ownership stake by Amundi in Victory equal to 20%) and 5.361 million shares of non-voting convertible preferred stock, resulting in a total pro forma ownership stake by Amundi in Victory equal to 25.9%. Amundi did not respond substantively to the revised indication of interest but began to focus attention to the outline of potential distribution arrangements.
In mid-October 2023, Amundi sent Victory proposed key principles for long-term distribution arrangements, which the parties discussed via videoconference over the course of the next several weeks. The parties also continued to discuss Victory’s operating model, and Amundi performed high-level due diligence on Victory, and Victory performed high-level due diligence on Amundi and the Amundi US business.
Victory sent a revised draft of the key principles to Amundi in mid-November 2023, which the parties discussed, together with certain operational matters, in December 2023. In late December, Amundi informed Victory that its board of directors had formally authorized Amundi management to explore a potential transaction at its regularly scheduled December meeting, and the parties planned in-person, introductory meetings for January where Mr. Brown could meet Valerie Baudson, Chief Executive Officer of Amundi, and other members of the Amundi management team.

In early January 2024, Mr. Brown met with Ms. Baudson, Mr. Calcoen and other members of the Amundi management team in Paris. The parties discussed Victory’s business model, the asset management industry and the proposed transaction.
On January 9, 2024, Amundi’s counsel, Cleary Gottlieb Steen & Hamilton LLP (“Cleary”), sent an initial draft of a non-binding memorandum of understanding (the “Non-Binding MOU”) to Victory’s counsel, Willkie Farr & Gallagher LLP (“Willkie”). The draft of the Non-Binding MOU contained proposed terms relating to, among other things, transaction structure, the form of consideration, governance and the distribution arrangements. The draft proposed that the consideration would be payable in a fixed number of Victory shares, consisting of a 4.99% pro forma ownership stake by Amundi in Victory in the form of common stock and the balance in non-voting convertible preferred stock, but it did not ascribe an enterprise value to Amundi US.
In mid-January 2024, Victory met with representatives of PJT Partners, an investment bank, to preliminarily discuss the potential transaction. PJT Partners continued to advise Victory on matters related to the potential transaction since the preliminary discussion and was formally engaged by Victory to act as a financial advisor in April 2024 (as described below).
Between January 9 and April 15, 2024, the parties, together with their respective financial and legal advisors, exchanged drafts of the Non-Binding MOU and held several videoconference calls to discuss key terms, including Amundi’s board representation and the scope of its consent rights, restrictive covenants, the client consent process and the distribution arrangements. During that time, the parties had discussions regarding valuation (including whether the consideration would consist of a fixed number of shares or a fixed percentage, the effects of changes in the stock market and Victory’s stock price since the parties began discussing the transaction, the recent performance of Amundi US’s business, and Amundi’s desired accounting treatment for its investment in Victory), as well as other economic points relating to purchase price adjustments and the allocation of transaction costs and deferred compensation arrangements.
During that time, the Victory board discussed the potential transaction with senior management, including the status of the negotiations on key terms (including Amundi’s board representation and the scope of its consent rights, restrictive covenants, and the distribution arrangements), at several regular and special Victory board meetings held by videoconference on January 12, January 24, March 5, March 19, March 20, April 1, April 8 and April 12, 2024.
At the March 19, 2024 meeting, with Victory’s senior management and representatives of PJT Partners and Willkie in attendance, the Victory board discussed with senior management the updated key transaction terms and management provided an updated financial analysis of the proposed transaction. Later that day, Mr. Brown and Mr. Calcoen had a telephone call during which they settled on proposed consideration consisting of Victory equity representing 26.1% of Victory’s fully diluted shares, comprising a number of shares of Victory common stock representing a 4.9% pro forma ownership stake by Amundi in Victory and the balance in non-voting convertible preferred stock (representing at the time 23.6 million total shares). At the March 20, 2024 meeting, with representatives of PJT Partners in attendance, the Victory board further discussed with senior management the updated financial analysis provided by senior management and certain other financial terms.
Thereafter, the parties proceeded to resolve the other open points and continued to conduct due diligence on each other’s businesses and operations. In late March 2024, Mr. Brown met with Lisa Jones, the Chief Executive Officer of Amundi US.
Considering Amundi’s strong preference to publicly announce the Non-Binding MOU to help manage the risk of a leak of the potential transaction while the parties negotiated definitive documents, the parties agreed to make a public announcement once they finalized and executed the Non-Binding MOU.
In late March 2024, Mr. Brown received a call from a managing partner of a private equity firm during which the managing partner expressed an interest in conducting due diligence on Victory to assess whether the private equity firm would consider pursuing a potential acquisition of Victory. At the April 1, 2024 Victory board meeting, with representatives of Willkie in attendance, the Victory board discussed the inquiry and determined not to engage with the private equity firm at that time in light of, among other things, the preliminary nature of the inquiry and the advanced nature of the discussions with Amundi.

In early April 2024, Mr. Brown and Michael D. Policarpo, President, Chief Financial Officer and Chief Administrative Officer of Victory, visited Amundi US’s Boston office to meet the management team and certain of the investment professionals.
On April 12, 2024, PJT Partners was formally engaged to act as a financial advisor to Victory in connection with a potential transaction with Amundi. In connection with PJT Partners’ engagement, representatives of PJT Partners subsequently delivered a relationship disclosure memorandum summarizing certain of its relationships with Victory and Amundi.
Also on April 12, 2024, the Victory board held a special meeting by videoconference at which management presented the nearly final terms of the Non-Binding MOU, and the Victory board unanimously approved via written consent the Non-Binding MOU later that day.
On April 15, 2024, the parties executed the Non-Binding MOU, which addressed in detail key provisions of the contribution agreement, the governance arrangements and the distribution relationship.
On April 16, 2024, the parties publicly announced the execution of the Non-Binding MOU.
Between April 15, 2024 and July 8, 2024, the parties negotiated the details of the transaction terms set out in the Non-Binding MOU. During that time the parties, together with their respective financial and legal advisors, exchanged drafts of the contribution agreement, the Amundi shareholder agreement, the Certificate of Designations, the proposed charter amendments, a transition services term sheet, the voting agreements, the distribution and services agreements and other transaction documents. They held several videoconference calls to discuss open issues, including the treatment of balance sheet items, allocation of transaction costs and tax benefits, limitations on Amundi’s ownership in Victory following the standstill period (defined below), employee matters, regulatory approvals, indemnification matters and the distribution arrangements. During that time, the parties also conducted mutual confirmatory due diligence.
On June 26, 2024, the Victory board held a special meeting by videoconference, with Victory’s senior management and representatives of PJT Partners and Willkie in attendance. Management presented an updated summary of the key transaction terms, and, at the request of the Victory board, representatives of PJT Partners reviewed certain preliminary financial information in connection with the proposed transaction.
On July 8, 2024, the Victory board held a special meeting by videoconference, with Victory’s senior management and representatives of PJT Partners and Willkie in attendance. Management presented an updated summary of the key transaction terms. At the request of the Victory board, representatives of PJT Partners reviewed its financial analyses in connection with the proposed transaction. At the request of the Victory board, representatives of PJT Partners then rendered its oral opinion to the Victory board (which was subsequently confirmed by delivery of its written opinion dated July 8, 2024) that, as of the date thereof and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated in its written opinion), the consideration consisting of Victory common stock and Victory preferred stock to be paid by Victory for the Amundi US Shares in the contribution (as further described in PJT Partners’ opinion dated July 8, 2024) was fair to Victory from a financial point of view. The full text of PJT Partners’ written opinion, which describes, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion, is attached as Annex C to this proxy statement. For a detailed discussion of PJT Partners’ opinion, please see below under “Opinion of PJT Partners LP (Financial Advisor to Victory).” Later that day, the Victory board unanimously approved via written consent the terms of the contribution agreement, the Amundi shareholder agreement, the Certificate of Designations, the charter amendments, the distribution and services agreements and the other transaction documents, and the transactions contemplated thereby, and declared them advisable and in the best interests of Victory.
On July 9, 2024, the parties publicly announced the execution of definitive documents.
Recommendation of the Victory Board and Reasons of the Victory Board for the Contribution
After careful consideration, the Victory board unanimously determined that the terms of the contribution agreement, the Amundi shareholder agreement, the Certificate of Designations, the distribution and services agreements and the transactions contemplated by the contribution agreement, including the contribution, the share issuance and charter amendments, are advisable, fair and in the best interests of Victory and its stockholders. Accordingly, based on its evaluation, the Victory board recommends that Victory stockholders vote “FOR” the share issuance proposal, “FOR” the authorized preferred share increase proposal, “FOR” the corporate opportunities proposal and “FOR” the adjournment proposal.
In reaching its determination and to recommend that Victory stockholders vote “FOR” the foregoing proposals, the Victory board consulted and received advice from Victory’s external financial and legal advisers and from Victory’s management and considered a number of factors, including the following material factors:
•
that the transactions contemplated by the contribution agreement would broaden Victory’s investment offerings with the addition of new and complementary investment capabilities;

•
that the transactions contemplated by the contribution agreement are expected to achieve near-term cost synergies, including through a reduction of operating expenses;

•
that following the closing, Victory’s leverage ratio would improve as a result of higher cash flows and the absence of incurring any incremental debt from the contemplated transaction;

•
anticipated earnings per share accretion following the consummation of the transactions contemplated by the contribution agreement;

•
the Victory board and management’s understanding of Amundi US’s business and operations, and its current and historical results of operations, financial prospects and conditions;

•
the Victory board’s understanding of the current and prospective competitive space in the asset management industry;

•
other alternatives and a determination that the transactions contemplated by the contribution agreement were more favorable given the anticipated strategic benefits and likelihood of execution;

•
that the transactions contemplated by the contribution agreement would result in larger and broader U.S. distribution sales and marketing efforts and reach;

•
that the transactions contemplated by the distribution and services agreement would create a new distribution channel outside the United States;

•
the financial presentation of PJT Partners and its oral opinion rendered to the Victory board on July 8, 2024, subsequently confirmed by delivery of its written opinion dated July 8, 2024 that, as of the date thereof and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated therein), the consideration consisting of Victory common stock and Victory preferred stock to be paid by Victory for the Amundi US Shares in the contribution (as further described in PJT Partners’ opinion) was fair to Victory from a financial point of view, as more fully described in the section titled “Opinion of PJT Partners LP (Financial Advisor to Victory)” beginning on page 46.

•
the terms and conditions of the transactions contemplated by the contribution agreement, including:

◦
that the transaction consideration consists of Victory stock, which the Victory board believed was consistent with the strategic purpose of creating a partnership with Amundi Parent through the distribution and services agreements;

◦
the terms of the Amundi shareholder agreement, including the “standstill” and transfer restrictions included therein and the governance and consent rights afforded to Amundi thereunder;

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the customary nature of the representations, warranties, and covenants of the Amundi Parties in the contribution agreement;

◦
certain restrictions on Amundi and its affiliates’ ability to undertake acquisitions of U.S. asset management businesses meeting agreed criteria;

◦
Victory board’s overall belief that the terms of the contribution agreement were in the best interest of Victory and its stockholders; and

◦
the likelihood that the contribution would be consummated, including after consideration of the risks related to certain conditions and regulatory approvals which will be required to consummate the contribution.

•
In the course of its deliberations, the Victory board also considered a variety of risks and other potentially negative factors related to the transactions contemplated by the contribution agreement, including the following material factors:

◦
the possibility of encountering difficulties in achieving, or failing to achieve, anticipated synergies in the amounts estimated or in the time frame contemplated;

◦
that the issuance of the share consideration to Amundi will dilute current Victory stockholders;

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that the share consideration is fixed at a specified percentage, and consequently, will not take into account changes in market value of Victory’s stock price from signing to the closing;

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that the acquisition of Amundi US will subject Victory to liabilities that exist at Amundi US, some of which may not have been identified as part of due diligence;

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that Victory will incur significant transaction-related costs in connection with the transaction;

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the diversion of management attention and resources from the operation of Victory’s business towards the consummation of the transactions contemplated by the contribution agreement;

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the potential difficulties in retaining client assets and key personnel;

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the risk that Victory may not receive all of the anticipated benefits from transactions contemplated under the distribution and services agreements with Amundi; and

◦
the risk that the contribution could be delayed or not completed, or that the contribution agreement could be terminated, either of which could negatively impact the price of Victory common stock and Victory’s future business and operations.

The Victory board considered all of these factors and concluded that the uncertainties, risks and potential negative factors relevant to the transactions contemplated by the contribution agreement were outweighed by the potential benefits that it expected would be achieved as a result of the transactions contemplated by the contribution agreement.
The foregoing discussion of the factors considered by the Victory board is not intended to be exhaustive, but rather includes the material factors considered. In reaching its decision that it is advisable and in the best interests of Victory and its stockholders to consummate the transactions contemplated by the contribution agreement, including the share issuance, and recommend that Victory stockholders vote “FOR” the proposals described in this proxy statement, the Victory board did not quantify, rank or otherwise assign relative weights to the factors considered and individual members of the Victory board may have given different weight to different factors. The Victory board based its decision on the totality of the information presented.
Certain Financial Forecasts
Victory Projections
Victory’s management does not as a matter of course publish public forecasts or projections as to its future financial performance due to the unpredictability, particularly in the case of long-term projections, of the underlying assumptions and estimates and uncertainty inherent in Victory’s business.
However, in connection with the evaluation of the proposed transaction, Victory’s management prepared certain prospective financial information of Victory for the remainder of fiscal year 2024 and fiscal years 2025 through 2029 (which we collectively refer to as the “Victory Projections”). Such financial projections were prepared as of June 2024 on a standalone basis without giving effect to the proposed transaction. The Victory Projections were provided to the Victory board in connection with its evaluation of the proposed transaction and were also provided to PJT Partners, and directed for PJT Partners’ use in connection with its financial analyses and opinion, as described in more detail in the section of this document titled “The Transaction — Opinion of PJT Partners LP (Financial Advisor to Victory)” beginning on page 46.
The Victory Projections were developed from historical financial statements and reflect numerous assumptions and estimates that Victory’s management made at the time such financial projections were prepared, including, without limitation, as to industry performance, general business, economic, regulatory, market and financial conditions and other future events, and other factors described below in “— General.” These assumptions and estimates are predictions about the future, concern matters that may be beyond the control of Victory, were made as of the date the Victory Projections were prepared, and may not be reflective of actual results, since the date such projections were prepared, now or in the future, in light of changed circumstances, economic conditions, or other developments.
The following table presents a summary of the Victory Projections, which were prepared in June 2024 based on the assumptions and considerations described herein:
(dollars in millions, except per share amounts)	FY 2024E	FY 2025E	FY 2026E	FY 2027E	FY 2028E	FY 2029E
Net Revenue	$911	$950	$975	$1,011	$1,048	$1,085
Adjusted Net Income (with tax benefit)(1)	$329	$346	$357	$367	$381	$394
Adjusted EPS (with tax benefit)	$4.99	$5.25	$5.40	$5.57	$5.78	$5.97
Adjusted EBITDA(2)	$451	$466	$477	$495	$513	$532
Unlevered Free Cash Flow(3)	$171	$348	$357	$370	$383	$392

(1)
Adjusted Net Income is not defined by U.S. GAAP and should not be regarded as an alternative to any measurement under U.S. GAAP. Adjustments made to U.S. GAAP net income to calculate Adjusted Net Income (with tax benefit), as applicable, are adding back other business taxes; adding back amortization expense on acquisition-related intangible assets; adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO; adding back direct incremental costs of acquisitions, including restructuring costs; adding back debt issuance cost expense; subtracting an estimate of income tax expense applied to the sum of the adjustments above and adding the tax benefit of goodwill and acquired intangible assets.

(2)
Adjusted EBITDA is not defined by U.S. GAAP and should not be regarded as an alternative to any measurement under U.S. GAAP. Adjustments made to U.S. GAAP net income to calculate Adjusted EBITDA, as applicable, are adding back income tax expense; adding back interest paid on debt and other financing costs, net of interest income; adding back depreciation on property and equipment; adding back other business taxes; adding back amortization expense on acquisition-related intangible assets; adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO; adding back direct incremental costs of acquisitions, including restructuring costs; adding back debt issuance cost expense; and adjusting for earnings/losses on equity method investments.

(3)
Unlevered free cash flow is not defined by U.S. GAAP and should not be regarded as an alternative to any measurement under U.S. GAAP. Adjustments made to Adjusted EBITDA to calculate unlevered free cash flow are capital expenditures and changes in working capital. As presented above, 2024E unlevered free cash flow represents only the cash flows expected to occur in H2 2024E.

The Victory Projections were not prepared with a view to public disclosure and are included in this proxy statement solely to provide Victory stockholders access to financial projections that were provided to the Victory board and provided to PJT Partners, and directed for PJT Partners’ use in connection with its financial analyses and opinion, as described in more detail in the section of this document titled “The Transaction — Opinion of PJT Partners LP (Financial Advisor to Victory)” beginning on page 46.

Amundi US Projections
In connection with the evaluation of the proposed transaction, Victory’s management prepared certain prospective financial information of Amundi US for the remainder of fiscal year 2024 and fiscal years 2025 through 2029 (which we collectively refer to as the “Amundi US Projections,” and together with the Victory Projections, the “Projections”). Such financial projections were prepared as of June 2024 on a standalone basis without giving effect to the proposed transaction. The Amundi US Projections were provided to the Victory board in connection with its evaluation of the proposed transaction and were also provided to PJT Partners, and directed for PJT Partners’ use in connection with its financial analyses and opinion, as described in more detail in the section of this document titled “Opinion of PJT Partners LP (Financial Advisor to Victory)” beginning on page 46.
The following table presents a summary of the Amundi US Projections, which were prepared in June 2024 based on the assumptions and considerations described herein:
(dollars in millions)	FY 2024E	FY 2025E	FY 2026E	FY 2027E	FY 2028E	FY 2029E
Net Revenue	$497	$506	$526	$546	$566	$588
Adjusted Net Income(1)	$91	$92	$101	$111	$121	$132
Adjusted EBITDA(2)	$123	$126	$138	$152	$165	$180
Unlevered Free Cash Flow(3)	$46	$94	$103	$113	$123	$134

(1)
Adjusted Net Income is not defined by U.S. GAAP and should not be regarded as an alternative to any measurement under U.S. GAAP. Adjustments made to U.S. GAAP net income to calculate Adjusted Net Income (with tax benefit), as applicable, are adding back other business taxes; adding back amortization expense on acquisition-related intangible assets; adding back stock-based compensation expense; adding back direct incremental costs of acquisitions, including restructuring costs; adding back debt issuance cost expense; and subtracting an estimate of income tax expense applied to the sum of the adjustments above.

(2)
Adjusted EBITDA is not defined by U.S. GAAP and should not be regarded as an alternative to any measurement under U.S. GAAP. Adjustments made to U.S. GAAP net income to calculate Adjusted EBITDA, as applicable, are adding back income tax expense; adding back interest paid on debt and other financing costs, net of interest income; adding back depreciation on property and equipment; adding back other business taxes; adding back amortization expense on acquisition-related intangible assets; adding back stock-based compensation expense; adding back direct incremental costs of acquisitions, including restructuring costs; adding back debt issuance cost expense; and adjusting for earnings/losses on equity method investments.

(3)
Unlevered free cash flow is not defined by U.S. GAAP and should not be regarded as an alternative to any measurement under U.S. GAAP. Adjustments made to Adjusted EBITDA to calculate unlevered free cash flow are capital expenditures and changes in working capital. As presented above, 2024E unlevered free cash flow represents only the cash flows expected to occur in H2 2024E.

The Amundi US Projections were not prepared with a view to public disclosure and are included in this proxy statement solely to provide Victory stockholders access to financial projections that were provided to the Victory board and provided to PJT Partners, and directed for PJT Partners’ use in connection with its financial analyses and opinion, as described in more detail in the section of this document titled “Opinion of PJT Partners LP (Financial Advisor to Victory)” beginning on page 46.
General
The Projections were prepared by Victory’s management for internal use and were not prepared with a view to public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections or U.S. GAAP. The Projections are prospective and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on this prospective financial information. No independent registered public accounting firm has audited, reviewed, examined, compiled, or applied any agreed-upon procedures with respect to the Projections nor have they expressed any opinion or any other form of assurance on such information or its achievability.
While the Projections are presented with numeric specificity, they reflect numerous assumptions and estimates that Victory’s management made in good faith at the time such projections were prepared with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events. These assumptions and estimates are inherently uncertain, may be beyond the control of Victory and Amundi US, their respective financial advisors, or any other person, were made as of the date the Victory Projections or Amundi US Projections, respectively, were prepared, and may not be reflective of actual results, either since the date such projections were prepared, now or in the future, in light of changed circumstances, economic conditions, or other developments.
Important factors that may affect actual results and cause the Projections not to be achieved include risks and uncertainties relating to Victory’s and Amundi US’s businesses, including their abilities to achieve their respective strategic goals, objectives, targets and cost savings over applicable periods, general business, economic and political conditions and other factors described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” as well as the risk factors with respect to Victory’s business contained in its most recent SEC filings, which readers are urged to review, which may be found as described under “Where You Can Find More Information.” In addition, the Projections cover multiple future years, and such information by its nature is less reliable in predicting each successive year. The Projections also do not take into account any circumstances or events occurring after the date on which they were prepared and do not give effect to the transactions contemplated by the contribution agreement, including the contribution and the share issuance, and also do not take into account the effect of any failure of the proposed transaction to be completed. The Projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the Projections. Accordingly, there can be no assurance that the Victory Projections or Amundi US Projections will be realized or that actual results will not be significantly lower than projected. The Projections are not included in this proxy statement to induce any stockholder to vote in favor of the proposals being voted on at the special meeting or in favor of any other proposal. The inclusion of the Projections in this proxy statement should not be regarded as an indication that Victory, Amundi US, or any of their respective affiliates, advisors or representatives considered the Victory Projections or Amundi US Projections to be predictive of actual future events, and they should not be relied on as such. Neither Victory, Amundi US, nor any of their respective affiliates, advisors, officers, employees, directors or representatives can give you any assurance that actual results will not differ materially from the Projections, and none of those persons undertakes any obligation to update or otherwise revise or reconcile the Victory Projections or Amundi US Projections to reflect circumstances existing after the date such projections were prepared or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying such projections are shown to be in error.
Neither Victory nor Amundi US intend to publicly update or make any other revision to the Victory Projections or Amundi US Projections. Neither Victory nor Amundi US nor any of their respective affiliates, advisors, officers, employees, directors or representatives makes any representation to any stockholder of Victory or any other person regarding Victory’s and Amundi US’s ultimate performance compared to the Projections or that the results reflected therein will be achieved. Neither Victory nor any of its respective affiliates or advisors has made any representation to Amundi or Amundi Parent, in the contribution agreement or otherwise, concerning the Victory Projections. Neither Amundi nor Amundi Parent has made any representation to Victory in the contribution agreement or otherwise, concerning the Amundi US Projections. For the reasons described above, readers of this proxy statement are cautioned not to place undue, if any, reliance on the Projections.
Certain of the measures included in the Projections are financial measures that are not calculated in accordance with U.S. GAAP. Such non-U.S. GAAP financial measures should not be viewed as a substitute for U.S. GAAP financial measures, and may be different from non-U.S. GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-U.S. GAAP financial measures, because they exclude charges and credits that are required to be included in a U.S. GAAP presentation. Accordingly,

non-U.S. GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with U.S. GAAP. Financial measures provided to a financial advisor are excluded from the SEC’s rules concerning non-U.S. GAAP financial measures and, therefore, are not subject to SEC rules regarding disclosures of non-U.S. GAAP financial measures in disclosures relating to a proposed business combination such as the contribution if the disclosure is included in a document such as this proxy statement, which would otherwise require a reconciliation of a non-U.S. GAAP financial measure to a U.S. GAAP financial measure. Accordingly, Victory has not provided a reconciliation of any financial measures included in the Projections.
Opinion of PJT Partners LP (Financial Advisor to Victory)
PJT Partners was retained by Victory to act as one of its financial advisors in connection with the contribution and share issuance and, upon Victory’s request, to render its fairness opinion to the Victory board in connection therewith. Victory selected PJT Partners to act as one of its financial advisors based on PJT Partners’ qualifications, expertise and reputation, its knowledge of Victory’s industry and its knowledge and understanding of the business and affairs of Victory. At a meeting of the Victory board on July 8, 2024, PJT Partners rendered its oral opinion, subsequently confirmed in its written opinion dated July 8, 2024, to the Victory board that, as of the date thereof and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated in its written opinion), the consideration consisting of Victory common stock and Victory preferred stock to be paid by Victory for the Amundi US Shares in the contribution (as further described in PJT Partners’ opinion) was fair to Victory from a financial point of view. PJT Partners noted that the number of shares of Victory’s common stock and Victory’s preferred stock to be issued in the contribution is subject to adjustment in certain circumstances as set forth in the contribution agreement, as to which adjustment PJT Partners expressed no opinion.
The full text of PJT Partners’ written opinion delivered to the Victory board, dated July 8, 2024, is attached as Annex C and incorporated into this proxy statement by reference in its entirety. PJT Partners’ written opinion was provided by PJT Partners at the request of the Victory board and is subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by PJT Partners in connection with the opinion (which are stated therein). You are encouraged to read the opinion carefully in its entirety. PJT Partners provided its opinion to the Victory board, in its capacity as such, in connection with and for purposes of its evaluation of the contribution and share issuance only and PJT Partners’ opinion does not constitute a recommendation as to any action the Victory board should take with respect to the contribution and share issuance or how any holder of Victory common stock should vote or act with respect to the contribution and share issuance or any other matter. The following is a summary of PJT Partners’ opinion and the methodology that PJT Partners used to render its opinion. This summary of the PJT Partners opinion contained in this proxy statement is qualified in its entirety by reference to the full text of PJT Partners’ written opinion.
In arriving at its opinion, PJT Partners, among other things:
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reviewed certain publicly available information concerning the business, financial condition and operations of Amundi US and Victory;

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reviewed certain internal information concerning the business, financial condition and operations of Amundi US and Victory prepared and furnished to PJT Partners by the management of Victory;

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reviewed certain internal financial analyses, estimates and forecasts (a) relating to Amundi US, including the Amundi US Projections and (b) relating to Victory, including the Victory Projections, in each case that were prepared by, or at the direction of, and approved for PJT Partners’ use by the management of Victory (collectively, the “Projections”);

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reviewed certain transaction synergies estimated by management of Victory to result from the contribution and share issuance and the estimated costs to achieve such synergies that were prepared, and approved for PJT Partners’ use, by management of Victory (collectively, the “Synergy Estimates”);

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held discussions with members of senior management of Victory, Amundi, and Amundi US concerning, among other things, their evaluation of the contribution and share issuance and Victory’s and Amundi US’s businesses, operating and regulatory environments, financial conditions, prospects and strategic objectives;
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reviewed the potential pro forma financial impact of the contribution and share issuance on the financial performance of Victory;

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compared certain financial information for Victory and Amundi US with similar publicly available financial and stock market data for certain other companies that PJT Partners deemed to be relevant;

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compared the proposed financial terms of the contribution and share issuance with publicly available financial terms of certain other business combinations that PJT Partners deemed to be relevant;

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reviewed a draft, dated July 8, 2024 of the contribution agreement;

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reviewed a draft, dated July 8, 2024 of the Certificate of the Designations; and

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performed such other financial studies, analyses and investigations, and considered such other matters, as PJT Partners deemed necessary or appropriate for purposes of rendering its opinion.

In preparing its opinion, with the consent of the Victory board, PJT Partners relied upon and assumed the accuracy and completeness of the foregoing information and all other information discussed with or reviewed by PJT Partners, without independent verification thereof. PJT Partners assumed, with the consent of the Victory board, that the Projections, the Synergy Estimates and the assumptions underlying the Projections and the Synergy Estimates and all other financial analyses, estimates and forecasts provided to PJT Partners by management of Victory, were reasonably prepared in good faith and represented the best currently available estimates and judgments of management of Victory as to the business and operations and future financial performance of Victory, Amundi US, the combined company and the other matters covered thereby. PJT Partners relied, at the direction of Victory, on the assessments of management of Victory as to the ability of Amundi US and Victory to achieve the Projections and the Synergy Estimates and assumed, with Victory’s consent, that the Projections and the Synergy Estimates would be realized in the amounts and at the times projected. PJT Partners assumed no responsibility for and expressed no opinion as to the Projections, the Synergy Estimates, the assumptions upon which they were based or any other financial analyses, estimates and forecasts provided to PJT Partners by the management of Victory. PJT Partners assumed no responsibility for and expressed no opinion as to the Projections or the Synergy Estimates, the assumptions upon which they were based or any other financial analyses, estimates or forecasts provided to PJT Partners by management of Victory. PJT Partners also assumed that there were no material changes in the assets, financial condition, results of operations, businesses or prospects of Victory or Amundi US since the respective dates of the last financial statements made available to PJT Partners. PJT Partners relied, with the consent of the Victory board, on the representations and/or projections provided by management of Victory regarding taxable income, standalone net operating loss utilization and other tax attributes of Victory and Amundi US. PJT Partners further relied, with the consent of the Victory board, upon the assurances of the management of Victory that they were not aware of any facts that would make the information and projections provided by them inaccurate, incomplete or misleading.
PJT Partners was not asked to undertake, and did not undertake, an independent verification of any information provided to or reviewed by it, nor was it furnished with any such verification, and it did not assume any responsibility or liability for the accuracy or completeness thereof. PJT Partners did not conduct a physical inspection of any of the properties or assets of Victory or Amundi US. PJT Partners did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of Victory or Amundi US, nor was it furnished with any such evaluations or appraisals, nor did it evaluate the solvency of Victory, Amundi US, or the combined company (or the impact of the contribution and share issuance thereon) under any applicable laws.
PJT Partners also assumed, with the consent of the Victory board, that the final executed forms of the contribution agreement and the Certificate of Designations would not differ in any material respects from the drafts reviewed by PJT Partners and that the consummation of the contribution and share issuance would be effected in accordance with the terms and conditions of the contribution agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third-party consents and approvals (contractual or otherwise) for the contribution and share issuance, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Victory or Amundi US or the contemplated benefits of the contribution and share issuance. PJT Partners also assumed that the representations and warranties made by Victory, Amundi and Amundi Parent in the contribution agreement and related agreements were and will be true and correct in all respects material to PJT Partners’ analysis. PJT Partners further assumed, at the Victory board’s direction, that (a) each share of Victory preferred stock is economically equivalent to a share of Victory common stock (or, if the relevant vote of the stockholders of Victory to approve the authorized preferred share increase proposal is not obtained, 10 shares of Victory common stock) and (b) the Closing Run Rate Percentage (as defined in the contribution agreement) will be at least 0.935. PJT Partners did not express any opinion as to any tax or other consequences that might result from the contribution and share issuance, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which PJT Partners understood that Victory obtained such advice as it deemed necessary from qualified professionals. PJT Partners is not a legal, tax or regulatory advisor and relied upon without independent verification the assessment of Victory and its legal, tax and regulatory advisors with respect to such matters.
PJT Partners did not consider the relative merits of the contribution and share issuance as compared to any other business plan or opportunity that might be available to Victory or the effect of any other arrangement in which Victory might engage, and PJT Partners’ opinion did not address the underlying decision by Victory to engage in the contribution and share issuance. PJT Partners’ opinion was limited to the fairness as of the date of the opinion, from a financial point of view, to Victory of the consideration to be paid by Victory for the Amundi US Shares in the contribution and share issuance, and PJT Partners’ opinion did not address any other aspect or implication of the contribution and share issuance, the contribution agreement, any other agreement or understanding entered into or to be entered into in connection with the contribution and share issuance or otherwise (including, but not limited to, the distribution and services agreements, the Amundi shareholder agreement, the IP Assignment Agreement (ALTO) (as defined in the contribution agreement), the IP Assignment Agreement (as defined in the contribution agreement), the transition services agreements, the Certificate of Designations, the charter amendments or any voting agreement to be entered into in connection with the contribution and share issuance). PJT Partners further expressed no opinion or view as to the fairness of the contribution and share issuance to the holders of any class of securities, creditors or other constituencies of any party or as to the underlying decision by Victory to engage in the contribution and share issuance. PJT Partners also expressed no opinion as to the fairness (financial or otherwise) of the amount or nature of the compensation to any officers, directors or employees, or any class of such persons, of any party to the contribution and share issuance, whether relative to the consideration to be paid by Victory or otherwise.
PJT Partners’ opinion was necessarily based upon economic, market, monetary, regulatory and other conditions as they existed and could be evaluated, and the information made available to PJT Partners, as of the date of the opinion. PJT Partners assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinion. PJT Partners expressed no opinion as to the prices or trading ranges at which Victory common stock would trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Victory or the contribution and share issuance, or as to the impact of the contribution and share issuance on the solvency or viability of Victory or the ability of Victory to pay its obligations when they come due.
The issuance of PJT Partners’ opinion was approved by a fairness committee of PJT Partners in accordance with established procedures. PJT Partners’ opinion was provided solely to the Victory board, in its capacity as such, in connection with and for the purposes of its evaluation of the contribution and share issuance only and was not a recommendation as to any action the Victory board should take with respect to the contribution and share issuance or any aspect thereof. PJT Partners’ opinion does not constitute a recommendation as to any holder of Victory common stock as to how any holder of Victory common stock should vote or act with respect to the contribution and share issuance or any other matter.
Summary of Financial Analyses
In connection with rendering its opinion, PJT Partners performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, PJT Partners did not ascribe a specific range of values to the shares of Victory common stock, Victory preferred stock or Amundi US Shares but rather made its determination as to fairness, from a financial point of view, to Victory, of the consideration to be paid by Victory for the Amundi US Shares in the contribution on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.
In arriving at its opinion, PJT Partners did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the contribution and share issuance. Accordingly, PJT Partners believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.
The following is a summary of the material financial analyses used by PJT Partners in preparing its opinion to the Victory board. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by PJT Partners, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, PJT Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Victory, Amundi US or any other parties to the contribution and share issuance. None of Victory, Amundi US, Amundi, PJT Partners, or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold. The financial analyses summarized below were based on the Projections and the Synergy Estimates and other financial information prepared and furnished to PJT Partners by or on behalf of the management of Victory, and used at the direction of management of Victory and approved for PJT Partners’ use by the Victory board. The following summary does not purport to be a complete description of the financial analyses performed by PJT Partners. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed as of the close of trading on July 5, 2024 (which represented the last trading day for Victory common stock prior to the date of PJT Partners’ opinion), and is not necessarily indicative of current or future market conditions. Calculations of implied equity values were rounded to the nearest $10 million. Fully diluted share numbers for Victory used below were provided by, and used at the direction of, management of Victory.
Selected Comparable Company Analysis
PJT Partners reviewed and compared specific financial, operating and, as applicable, public trading data relating to Victory and Amundi US with six publicly traded traditional asset management companies that PJT Partners deemed comparable to Victory and Amundi US and, solely with respect to the analysis with respect to Victory, two publicly traded multi-boutique asset management companies that PJT Partners deemed comparable to Victory (collectively, the “Selected Publicly Traded Companies”). The traditional asset management companies were Artisan Partners Asset Management Inc., Federated Hermes, Inc., Franklin Resources, Inc., Invesco Ltd., Janus Henderson Group PLC, T. Rowe Price Group, Inc. and the multi-boutique asset management companies were Affiliated Managers Group, Inc. and Virtus Investment Partners, Inc. PJT Partners reviewed and compared such data in order to assess how the public market values shares of similar publicly traded companies and to provide a range of relative implied equity values of Victory and Amundi US on a standalone basis, in each case by reference to the Selected Publicly Traded Companies.
As part of its selected comparable company analysis, PJT Partners calculated and analyzed certain ratios and multiples, including: (1) price per share (“P”) as a multiple of estimated calendar year 2025 adjusted earnings per share (“Adj. EPS”) and (2) total enterprise value (calculated as the equity value based on fully diluted shares outstanding using the treasury stock method, plus debt and other liabilities and less cash and cash equivalents, after giving effect to certain adjustments for non-controlling interests and equity investments) (“TEV”) as a multiple of estimated calendar year 2025 adjusted earnings before interest, taxes, depreciation and amortization (“Adj. EBITDA”). All of these calculations were performed and based on publicly available financial data, market data (including share prices) as of the close of trading on July 5, 2024, and consensus estimates derived from sell-side research and, for Victory, also based on Victory Projections. The results of this selected comparable company analysis are summarized below:
Selected Publicly Traded Companies
	Traditional Asset Managers		Multi-Boutiques
	Low	High	Low	High
P / CY2025E ADJ. EPS	7.8x	12.9x	6.2x	8.2x
TEV / CY2025E ADJ. EBITDA	5.5x	8.8x	6.2x	7.6x
PJT Partners selected the Selected Publicly Traded Companies because PJT Partners believed that the businesses and operating profiles of the traditional asset management companies were reasonably similar to those of Victory and Amundi US and that the businesses and operating profiles of the multi-boutique asset management companies were reasonably similar to those of Victory. However, because of the inherent differences between the business, operations and prospects of Victory, Amundi US and those of the Selected Publicly Traded Companies, PJT Partners believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, PJT Partners also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Victory, Amundi US and the Selected Publicly Traded Companies that could affect public trading values in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between Victory or Amundi US, as applicable, and the companies included in the selected company analysis.
Accordingly, PJT Partners selected (1) multiple ranges of 7.5x to 10.0x of Price to 2025E Adj. Net Income and 6.0x to 8.0x of TEV to 2025E EBITDA for Amundi US and (2) multiple ranges of 7.5x to 10.0x of Price to 2025 Adj. EPS and 7.0x to 9.0x of TEV to 2025E Adj. EBITDA for Victory, in each case on a standalone basis and assuming no synergies. PJT Partners then applied the foregoing multiple ranges to (1) Amundi US’s 2025E Adj. Net Income of $92 million based on the Projections to calculate a range of implied equity value of $690 million to $920 million, (2) Amundi US’s 2025E Adj. EBITDA of $126 million based on the Projections to calculate a range of implied equity value of $750 million to $1,000 million, (3) Victory’s 2025E Adj. EPS of $5.25 based on the Projections to calculate a range of implied equity value of $2,620 million to $3,500 million (which PJT Partners noted resulted in a range of implied prices per share of Victory common stock (rounded to the nearest $0.25) of $39.25 - $52.50), and (4) Victory’s 2025E Adj. EBITDA of $466 million based on the Projections to calculate a range of implied equity value of $2,240 million to $3,170 million (which PJT Partners noted resulted in a range of implied prices per share of Victory common stock (rounded to the nearest $0.25) of $33.75 - $47.50), in each case on a standalone basis and assuming no synergies. PJT Partners compared these ranges of implied equity values to, as applicable (a) estimates of the implied equity value of Victory of approximately $2,843 million based on the closing price of Victory common stock of $42.58 on April 15, 2024 (the last trading day prior to the announcement of the Non-Binding MOU) and approximately $3,169 million based on the closing price of Victory common stock of $47.53 on July 5, 2024 (the last trading day prior to the date of PJT Partners’ opinion) and (b) estimates of the implied equity value of Amundi US of (i) $1,004 million as of April 15, 2024 (calculated as the value of Victory common stock to be issued in the contribution based on the closing price of Victory common stock on April 15, 2024, the last trading day prior to the announcement of the Non-Binding MOU) and (ii) $1,119 million as of July 5, 2024 (calculated as the value of Victory common stock to be issued in the contribution based on the closing price of Victory common stock on July 5, 2024, the last trading day prior to the date of PJT Partners’ opinion).
Based upon the implied equity values of Amundi US and Victory derived from this analysis, PJT Partners calculated a range of implied pro forma equity ownership of Amundi in the combined company after the contribution and share issuance. For purposes of this calculation, PJT Partners assumed that the implied equity value of Victory was the sum of the implied equity values of Amundi US and Victory. PJT

Partners calculated the low end of Amundi implied pro forma equity ownership assuming the lowest implied equity value of Amundi US and the highest implied equity value of Victory, and then calculated the high end of Amundi implied pro forma equity ownership assuming the highest implied equity value of Amundi US and the lowest implied equity value of Victory derived from the selected comparable company analysis described above. The following table presents the results of this analysis as compared to Amundi’s assumed 26.1% ownership of Victory resulting from the contribution and share issuance:
Ratio	Range of Amundi Implied Ownership	Ownership Resulting from the Contribution and Share Issuance
Price / 2025E Adj. Earnings	16 – 26%	26.1%
TEV / 2025E Adj. EBITDA	19 – 31%	26.1%
Discounted Cash Flow Analysis
In order to estimate the ranges of implied equity value for Victory and Amundi US, PJT Partners performed a discounted cash flow analysis of Victory and Amundi US, respectively. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows generated by the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
Discounted Cash Flow Analysis — Victory
To calculate the estimated enterprise value of Victory using the discounted cash flow method, PJT Partners added (a) Victory’s projected after-tax unlevered free cash flows, on a standalone basis and assuming no synergies, for the period July 1, 2024 through December 31, 2028 based on the Projections to (b) ranges of “terminal values” of Victory as of December 31, 2028, and discounted such amount to its present value using a range of selected discount rates. The after-tax unlevered free cash flows were calculated by taking the tax-affected earnings before interest and tax expense, adding depreciation and amortization, subtracting capital expenditures and adjusting for changes in working capital. The residual value of Victory at the end of the projection period, or “terminal value,” was estimated by applying an exit multiple range of 7.0x to 9.0x to Victory’s 2029E Adj. EBITDA from the Projections. The range of discount rates of 11.5% to 13.5% was selected based on PJT Partners’ analysis of the weighted-average cost of capital of Victory.
PJT Partners then calculated an illustrative range of implied equity values of Victory by subtracting Victory’s estimated net debt and other liabilities as of June 30, 2024 of approximately $1,023 million from the estimated enterprise values derived using the discounted cash flow method. These calculations resulted in an illustrative range of implied equity values of Victory of approximately $2,310 million to $3,190 million which PJT Partners compared to (i) Victory’s equity value as of April 15, 2024 (the last trading day prior to announcement of the Non-Binding MOU) of $2,843 million and (ii) Victory’s equity value as of July 5, 2024 (the last trading day prior to the date of PJT Partners’ opinion) of $3,169 million.
PJT Partners then divided these implied equity values by the fully diluted number of shares of Victory common stock as provided by management of Victory, to calculate an illustrative range of implied value per share of Victory common stock of approximately $34.75 to $47.75, which PJT Partners compared to (i) the closing price of Victory common stock on April 15, 2024 (the last trading day prior to announcement of the Non-Binding MOU) of $42.58 and (ii) the closing price of Victory common stock on July 5, 2024 (the last trading day prior to the date of PJT Partners’ opinion) of $47.53.
Discounted Cash Flow Analysis — Amundi US
To calculate the estimated enterprise value of Amundi US using the discounted cash flow method, PJT Partners added (a) the projected after-tax unlevered free cash flows of Amundi US on a standalone basis for the period July 1, 2024 through December 31, 2028 based on the Projections to (b) ranges of “terminal values” of Amundi US as of December 31, 2028, and discounted such amount to its present value using a range of selected discount rates. The after-tax unlevered free cash flows were calculated by taking the tax-affected earnings before interest and tax expense, adding depreciation and amortization, subtracting capital expenditures and adjusting for changes in working capital. The residual value of Amundi US at the end of the projection period, or “terminal value,” was estimated by applying an exit multiple range of 6.0x to 8.0x to 2029E Adj. EBITDA for Amundi US from the Projections. The range of discount rates of 12.0% to 14.0% was selected based on PJT Partners’ analysis of the weighted-average cost of capital of Amundi US PJT Partners then calculated an illustrative range of implied equity values of Amundi US on a debt free and excess cash free basis. These calculations resulted in an illustrative range of implied equity values of Amundi US of approximately $950 million to $1,230 million. PJT Partners compared this range of implied equity values to estimates of the implied equity values of Amundi US of (i) $1,004 million as of April 15, 2024 (calculated as the value of Victory common stock to be issued in the contribution and share issuance based on the closing price of Victory common stock on April 15, 2024, the last trading day prior to the announcement of the Non-Binding MOU) and (ii) $1,119 million as of July 5, 2024 (calculated as the value of Victory common stock to be issued in the contribution and share issuance based on the closing price of Victory common stock on July 5, 2024, the last trading day prior to the date of PJT Partners’ opinion).
Discounted Cash Flow Analysis — Implied Ownership.
Based on the ranges of implied equity values for Victory and Amundi US on a standalone basis that were calculated by PJT Partners in its discounted cash flow analyses, PJT Partners calculated a range of the implied ownership for Amundi in the combined company after the contribution and share issuance. PJT Partners calculated the high end of the implied ownership range for Amundi by dividing the high value of Amundi US’s implied equity value reference range by the combined company’s implied equity value (which was calculated using the high value of Amundi US’s implied equity value reference range and the low value of Victory’s implied equity value reference range). PJT Partners calculated the low end of the implied ownership range for Amundi in the combined company by dividing the low value of Amundi US’s implied equity value reference range by the combined company’s implied equity value (which was calculated using the high value of Victory’s implied equity value reference range and the low value of Amundi US’s implied equity value reference range). The result of this analysis, as compared to the 26.1% assumed ownership for Amundi reflected in the contribution and share issuance, was an implied ownership range of 23% to 35%.
Other Information
PJT Partners also observed the additional factors described below, which were not considered part of its financial analyses in connection with rendering its opinion, but were referenced solely for informational purposes:
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Historical Stock Price Trading Analysis: PJT Partners reviewed the historical trading prices of Victory common stock during the 52-week period ending July 5, 2024, which indicated low and high closing prices of Victory common stock during such period of $28.66 to $54.94, as compared to the closing prices of Victory common stock of $42.58 on April 15, 2024 (the last trading day prior to announcement of the Non-Binding MOU) and $47.53 on July 5, 2024 (the last trading day prior to the date of PJT Partners’ opinion).

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Discounted Analyst Price Target Analysis: PJT Partners also reviewed publicly available Wall Street research analysts’ one year forward share price targets for Victory common stock (discounted for 12 months at an assumed cost of equity of 14.0%), which indicated a share price range of $34.00 to $51.50, as compared to the closing prices of Victory common stock of $42.58 on April 15, 2024 (the last trading day prior to announcement of the Non-Binding MOU) and $47.53 on July 5, 2024 (the last trading day prior to the date of PJT Partners’ opinion).

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Selected Transactions Analysis: PJT Partners reviewed the valuation and financial metrics relating to selected precedent transactions announced since 2015 involving companies in the asset management industry, which PJT Partners, in its professional judgement, considered relevant for comparative purposes, the result of which indicated (i) a range of multiples of price to last twelve months (“LTM”) earnings (to the extent available) of 11.7x to 16.6x and (ii) a range of multiples of TEV to LTM EBITDA (to the extent available) of 6.9x to 11.4x. After reviewing the foregoing analysis, PJT Partners

(a) applied a range of multiples of price to LTM earnings of 11.5x to 14.5x to adjusted net income of Amundi US as of June 30, 2024 of $83 million to calculate a range of implied equity value for Amundi US of approximately $950 million to $1,200 million on a standalone basis and (b) applied a range of multiples of TEV to LTM EBITDA of 8.0x to 10.0x LTM EBITDA of Amundi US as of June 30, 2024 of $109 million to calculate a range of implied equity value for Amundi US of approximately $870 million to $1,090 million on a standalone basis.
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying PJT Partners’ opinion. In arriving at its fairness determination, PJT Partners considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, PJT Partners made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Victory or Amundi US or the contemplated transaction. The terms of the contribution agreement, including the consideration, were determined through arm’s-length negotiations between Victory and Amundi, rather than PJT Partners, and the decision to enter into the contribution agreement was solely that of Victory and Amundi.
PJT Partners prepared these analyses for purposes of providing its opinion to the Victory board as to the fairness to Victory from a financial point of view, as of the date of the written opinion of PJT Partners, of the consideration to be paid by Victory for the Amundi US Shares in the contribution. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Victory, Amundi US, Amundi, Amundi Parent, PJT Partners or any other person assumes responsibility if future results are materially different from those forecasts.
PJT Partners is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes, and undertakes significant client coverage efforts with a number of participants in Victory’s sector. Victory selected PJT Partners to act as one of its financial advisors because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally and in the asset management industry specifically.
PJT Partners is acting as one of Victory’s financial advisors in connection with the contribution and share issuance. As compensation for its services in connection with the contribution and share issuance, PJT Partners is entitled to receive from Victory $2.5 million, which was earned upon the delivery of PJT Partners’ opinion to the Victory board. Upon closing, PJT Partners is entitled to receive compensation of $1.5 million and Victory has agreed to pay PJT Partners a portion of a $9.0 million discretionary performance fee to be allocated between PJT Partners and BofA Securities, as determined by Victory at closing. Victory has agreed to reimburse PJT Partners for out-of-pocket expenses and to indemnify PJT Partners for certain liabilities arising out of the performance of such services (including the rendering of PJT Partners’ opinion).
In the ordinary course of PJT Partners and its affiliates’ businesses, PJT Partners and its affiliates may provide investment banking and other financial services to Victory, Amundi US, Amundi, Amundi Parent or their respective affiliates and may receive compensation for the rendering of these services. During the two years preceding, and continuing through and/or following, the date of its opinion, PJT Partners and certain of its affiliates have provided and are providing certain investment banking and other financial services to Amundi or its affiliates, including (i) having advised Amundi US in connection with its sale of a business for which PJT Partners received a fee of less than $1 million and may, in the future, receive an additional contingent fee of up to approximately $1.5 million, which, if paid, would be paid by the acquiror of that business, (ii) having advised, and currently advising, lender and creditor groups in which affiliates of Amundi were or are members in distressed situations unrelated to the contribution and share issuance, for which PJT Partners or its affiliates have received, and may in the future receive, fees paid by third parties and (iii) following delivery of PJT Partners’ opinion to the Victory board, advising an entity in which Amundi’s affiliates maintain a minority investment (but which is not a subsidiary of Amundi Parent) in connection with a potential strategic matter unrelated to the contribution and share issuance for which PJT Partners may, in the future, receive fees. In addition, PJT Partners and certain of its affiliates are currently advising Crestview Partners, a significant stockholder in Victory, and, following delivery of PJT Partners’ opinion to the Victory board, an entity in which Crestview Partners maintains a significant investment, in connection with matters unrelated to the contribution and share issuance for which PJT Partners has received fees of less than $1 million paid by a Crestview Partners portfolio company and may, in the future, receive additional fees.
Interests of Victory Directors and Executive Officers in the Contribution
In considering the recommendation of the Victory board with respect to the contribution, Victory stockholders should be aware that the directors and executive officers of Victory may have certain interests in the contribution that may be different from, or in addition to, the interests of Victory’s stockholders generally.
The contribution does not constitute a “change in control” under any compensation or benefit plans, programs or arrangements of Victory and Victory’s directors and named executive officers are not entitled to any additional compensation or benefits that relate to or are contingent upon consummation of the contribution. However, Victory’s directors and executive officers will continue to serve on the board of directors and as executive officers of Victory, respectively.
The Victory board was aware of these interests and considered them, among other matters, in approving the contribution agreement, and in making its recommendation that Victory stockholders approve the share issuance proposal, the authorized preferred share increase proposal and the corporate opportunities proposal.
Material U.S. Federal Income Tax Consequences
The following general discussion describes the material U.S. federal income tax consequences of the contribution to Victory stockholders. This discussion is based on current provisions of the Internal Revenue Code (the “Code”), the Treasury regulations promulgated thereunder, judicial interpretations thereof and administrative rulings and published positions of the Internal Revenue Service, all as in effect as of the date hereof and all of which are subject to change or different interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.
This discussion is limited to Victory stockholders that hold their Victory common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their personal circumstances and does not apply to holders subject to special rules under the U.S. federal income tax laws (including, for example, United States persons having a “functional currency” other than the U.S. dollar, persons subject to special rules applicable to former citizens and residents of the United States, persons who are not “United States persons” for U.S. federal income tax purposes, banks or other financial institutions, mutual funds, persons subject to the alternative minimum tax, grantor trusts, real estate investment trusts, S corporations or other pass-through entities or arrangements (or investors in S corporations or other pass-through entities or arrangements), insurance companies, tax-exempt organizations, dealers in securities or currencies, traders in securities who elect to apply a mark-to-market method of accounting, persons holding Victory common stock in connection with a hedging transaction, straddle, conversion transaction or other integrated transaction, holders required to report income no later than when such income is reported on an “applicable financial statement,” holders that hold (or that held, directly or constructively, at any time during the five-year period ending on the date of the contribution) 5% or more of the Victory common stock, holders who acquired their Victory common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, or holders who also own a direct or indirect interest in Amundi). This discussion does not address any tax consequences arising under the unearned income

Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any state, local or foreign tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to the income tax. Holders should consult their own tax advisors as to the particular tax consequences to them of the contribution, including the applicability of any U.S. federal income and other tax laws, any state, local or foreign tax laws or any treaty, and any changes (or proposed changes) in tax laws or interpretations thereof.
If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Victory common stock, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and upon the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding Victory common stock should consult their own tax advisors regarding the tax consequences of the contribution.
VICTORY STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE CONTRIBUTION, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS.
The Victory common stock outstanding immediately prior to the closing of the contribution will remain outstanding. Accordingly, Victory stockholders holding such shares generally will not recognize gain or loss upon the contribution. Victory stockholders should consult their own tax advisors for a full understanding of the tax consequences to them of the contribution.
The preceding discussion is intended only as a general discussion of the material U.S. federal income tax consequences of the contribution. It is not a complete analysis or discussion of all potential tax effects that may be important to particular holders. Victory stockholders should consult their own tax advisors as to the particular tax consequences to them of the contribution, including tax return reporting requirements, the applicability and effect of federal, state, local and other tax laws and the effect of any proposed changes in the tax laws.
Accounting Treatment of the Contribution
The consolidated financial statements of Victory and Amundi US, Inc. were prepared in accordance with U.S. GAAP. The contribution will be accounted for as a business combination, with Victory treated as the acquirer. The unaudited pro forma combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805. ASC 805 requires, among other things, that assets acquired and liabilities assumed in a business combination are recognized at their fair values as of the acquisition date.
Victory’s preliminary purchase price allocation for the contribution is based on estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed, using current available information. The process of estimating the fair values of certain tangible assets, identifiable intangible assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. Fair value estimates used in preparing the pro forma financial information included herein are preliminary and have been presented solely for purposes of providing pro forma financial statements and will be revised as additional information becomes available and as the valuation of the assets acquired and liabilities assumed in the contribution is finalized. The final determination of the allocation of the purchase price will be based on the fair values of the assets acquired and liabilities assumed as of the closing date of the contribution.
The consolidated financial information for Amundi US, Inc. included in this proxy statement does not include the legal entity Amundi Holdings US, Inc., which is a holding company with no current substantive operations. Amundi Holdings US, Inc. has not been included because the Amundi US, Inc. consolidated financial statements materially reflect the acquired assets and operations of Amundi US and their impact on Victory’s ongoing operations. In addition, presenting financial statements for Amundi US would require the inclusion of financial information for an entity acquired by Amundi Holdings US, Inc. in 2022 and sold in 2023 that was not integrated into the operations of Amundi US, Inc. and none of that entity’s assets, obligations or operations will be acquired by Victory as a result of the contribution.

Regulatory Clearances Required to Consummate the Contribution
Under the contribution agreement, the respective obligations of Victory and Amundi to consummate the contribution are subject to, among other things, any waiting period or extension thereof applicable to the transactions contemplated by the contribution agreement under the HSR Act having been terminated, expired or obtained, as applicable. Certain other regulatory approvals, including by non-U.S. securities regulators or financial regulators, are also conditions to consummation of the contribution.
On July 29, 2024, Victory and Amundi each filed a Notification and Report Form under the HSR Act.
In addition, Amundi must file a Continuing Membership Application with the Financial Industry Regulatory Authority, Inc. (“FINRA”) in accordance with FINRA Rule 1017 regarding the change of ownership of more than twenty-five percent (25%) of the equity of Amundi Distributor as a result of the transactions contemplated by the contribution agreement. The approval of FINRA is a condition to closing.
The parties have agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate in doing, all things, necessary, proper or advisable to consummate as promptly as practicable the transactions contemplated by the contribution agreement, including submitting all required notices and obtaining all necessary approvals and clearances from governmental authorities and satisfying the respective closing conditions set forth in the contribution agreement. These include notice to or approval of certain state governmental authorities with respect to the change of control of Amundi Distributor.
Ticker Symbol, Market Price and Dividend Policy
Victory
Shares of Victory common stock are currently listed on the Nasdaq Global Select Market under the symbol “VCTR.” The closing price of the Victory common stock as of April 15, 2024, the last trading day before announcement of the execution of the memorandum of understanding, was $42.58. The closing price of the Victory common stock on July 8, 2024, the last trading day before announcement of the execution of the contribution agreement, was $47.14. As of [      ], 2024, the record date for the special meeting, the closing price for the Victory common stock was $[      ].
In 2019, Victory announced the initiation of cash dividends and paid its first quarterly dividend to shareholders in September of that year. Each year, since the commencement of cash dividends in 2019, Victory has increased the per-share amount of the quarterly cash dividends distributed to shareholders. During 2022, the Victory board declared $1.00 of cash dividends per share, an increase of $0.47, or 89%, from the $0.53 per share of cash dividends declared in 2021. During 2023, the Victory board declared $1.28 of cash dividends per share, an increase of $0.28, or 28%, from the $1.00 per share of cash dividends declared in 2022. On February 8, 2024, the Victory board declared a quarterly cash dividend of $0.335 per share, payable on March 25, 2024. On May 9, 2024, the Victory board declared a quarterly cash dividend of $0.37 per share, payable on June 25, 2024. On August 9, 2024, the Victory board declared a quarterly cash dividend of $0.41 per share, payable on September 25, 2024.
Holders of restricted stock awards on the Victory common stock that are unvested at the time quarterly dividends are declared are entitled to be paid these dividends as and when the restricted stock vests. Potential future dividend payments will be at the sole discretion of our board of directors and will depend upon then existing conditions, including capital requirements to execute our growth strategy, results of operations, financial condition, projected cash flow, and terms associated with our current credit facility or any future financing. Potential increases to Victory’s cash dividend rate will be assessed quarterly.
The contribution agreement permits Victory to pay quarterly dividends approved, declared or paid in the ordinary course. Other than quarterly dividends approved, declared or paid in the ordinary course, subject to certain limited exceptions, the contribution agreement prohibits Victory (unless consented to in advance by Amundi in writing, which consent may not be unreasonably withheld, conditioned or delayed) from approving, declaring or paying dividends or other distribution to holders of Victory common stock, until the earlier of the closing date or the termination of the contribution agreement in accordance with its terms.

For additional information on the treatment of dividends under the contribution agreement, see “The Contribution Agreement — Conduct of Business.”
Amundi US
Information regarding Amundi US is not provided because there is no public market for the shares of Amundi US.
Expected Timing of the Contribution
The contribution is expected to be consummated during the last quarter of 2024 or in early 2025. However, neither Victory nor Amundi can predict the actual date on which the contribution will be consummated, nor can the parties assure that the contribution will be consummated, because consummation is subject to conditions beyond each party’s control. Either party may terminate the contribution agreement upon written notice to the other party at any time after the end date if the closing has not occurred on or prior to that date; provided, however, that this right to terminate is not available to any party if the action or inaction of such party or its affiliates was the principal cause of or resulted in the failure of the closing to occur on or before such date and, in each case, such action or failure to act constitutes a material breach of the contribution agreement.

THE CONTRIBUTION AGREEMENT
The following describes the material provisions of the contribution agreement and certain exhibits thereto, which is included as Annex A to this proxy statement and incorporated by reference herein. The summary of the material provisions of the contribution agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the contribution agreement. This summary does not purport to be complete and may not contain all of the information about the contribution agreement that is important to you. Victory encourages you to read carefully the contribution agreement in its entirety before making any investment or voting decisions as it is the principal legal document governing the transactions described in this proxy statement.
The contribution agreement and this summary of its terms have been included to provide you with information regarding the terms of the contribution agreement. Factual disclosures about Victory and the Amundi Parties contained in this proxy statement or Victory’s filings with the SEC may supplement, update or modify the factual disclosures about Victory and Amundi US contained in the contribution agreement and described in the summary. The representations, warranties and covenants made in the contribution agreement by Victory and the Amundi Parties are qualified and subject to important limitations agreed to by Victory and the Amundi Parties in connection with negotiating the terms of the contribution agreement. In particular, in your review of the representations and warranties contained in the contribution agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the contribution agreement, and were negotiated with the principal purpose of allocating risk between the parties to the contribution agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality that may be different from what is generally relevant to stockholders or applicable to reports and documents filed with the SEC, and in some cases are qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the contribution agreement or otherwise publicly disclosed. Except for certain customary fundamental representations and warranties of the Amundi Parties, the representations and warranties in the contribution agreement will not survive the consummation of the contribution. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the contribution agreement and subsequent developments or new information qualifying a representation or warranty may have been included or incorporated by reference into this proxy statement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information.”
Terms of the Contribution
On July 8, 2024 (the “execution date”), Victory, Amundi, and, for certain limited purposes set forth in the contribution agreement, Amundi Parent, entered into the contribution agreement. At the closing, in exchange for the Amundi US Shares, Victory will issue to Amundi the base share consideration, consisting of a number of (a) newly issued shares of Victory common stock and (b) newly issued shares of Victory preferred stock, equal in the aggregate to 26.1% of Victory’s fully diluted shares after giving effect to the share issuance (the “base share consideration”), which base share consideration will consist of Victory common stock equal in the aggregate to 4.9% of the number of issued and outstanding shares of Victory common stock after giving effect to such issuance, and the remainder will consist of Victory preferred stock. The base share consideration is subject to customary adjustments for Amundi US’s indebtedness, cash, working capital and unpaid transaction expenses. The base share consideration is also subject to adjustment if Amundi does not obtain client consents representing revenues equal to at least 93.5% of the Aggregate Base Date Advisory Revenue Run-Rate. If the Aggregate Closing Advisory Revenue Run-Rate of consenting Amundi US clients is less than 93.5% of the Aggregate Base Date Advisory Revenue Run-Rate, the adjustment will be a number of shares of Victory preferred stock equal to the difference between 93.5% and the Closing Run-Rate Percentage (as such term is defined in the contribution agreement), multiplied by the base share consideration, and multiplied by 1.351. The base share consideration is also subject to a customary post-closing adjustment as well as a true-up payment in respect of client consents obtained in the 180 days following the closing. Based on the [      ] fully diluted shares of Victory (calculated pursuant to the terms of the contribution agreement) as of the record date (including [      ] outstanding shares of Victory common stock) and assuming there are no adjustments to the share consideration pursuant to the contribution agreement, upon consummation of the contribution, after giving effect to the share issuance,

Amundi would hold approximately (i) [      ] shares of Victory common stock, and (ii) [      ] shares of Victory preferred stock (assuming the conversion of Victory preferred stock to Victory common stock will be on a one-to-one basis).
Consummation of the Contribution
Unless the parties agree otherwise, the closing will take place at 10:00 a.m. Eastern Time, on the third business day after all the conditions to closing have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions).
Representations and Warranties
Victory and the Amundi Parties have each made representations and warranties to the other. Amundi’s representations and warranties in respect of Amundi US relate to, among other topics, the following:
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organization and power;

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corporate authority to enter into the contribution agreement and the other transaction documents and consummate the transactions contemplated therein, and the enforceability thereof;

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capital structure;

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the absence of conflicts with, or violations of, constituent documents of Amundi US, contracts or laws;

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consents and approvals of governmental authorities or third parties relating to the transactions contemplated by the contribution agreement and the other transaction documents;

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financial statements;

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absence of certain changes or events;

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real property matters;

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intellectual property;

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data privacy;

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material contracts;

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compliance with applicable laws;

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certain matters related to advisory clients of Amundi US;

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legal proceedings;

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labor and employment matters;

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employee benefits;

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tax matters;

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certain matters related to funds of Amundi US;

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insurance matters;

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related-party transactions;

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brokers’ fees payable in connection with the transactions contemplated by the contribution agreement;

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indebtedness;

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seed capital; and

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that Amundi gave no other representations and warranties other than those clearly set out in the contribution agreement.

The Amundi Parties also made certain additional representations and warranties in respect of the Amundi Parties, which relate to, among other topics, the following:
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corporate authority to enter into the contribution agreement and the other transaction documents and ability to consummate the transactions contemplated therein, and the enforceability thereof;

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the absence of conflicts with, or violations of, constituent documents of the Amundi Parties, contracts or laws;

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Amundi’s ownership of the Amundi US Shares;

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consents and approvals of governmental authorities or third parties relating to the transactions contemplated by the contribution agreement;

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legal proceedings;

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brokers’ fees payable in connection with the transactions contemplated by the contribution agreement;

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Amundi’s acknowledgement that the Victory common stock and Victory preferred stock to be issued to Amundi is not registered under the Securities Act or state securities laws;

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that Amundi has not relied on any representations, warranties or other statements made by Victory that are not expressly set forth in the contribution agreement; and

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that the Amundi Parties gave no other representations and warranties other than those clearly set out in the contribution agreement.

Victory’s representations and warranties relate to, among other topics, the following:
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organization and power;

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the absence of conflicts with, or violations of, constituent documents of Victory, contracts or laws;

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corporate authority to enter into the contribution agreement and the other transaction documents and consummate the transactions contemplated therein, and the enforceability thereof;

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consents and approvals of governmental authorities or third parties relating to the transactions contemplated by the contribution agreement and the other transaction documents;

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capital structure;

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Victory SEC reports;

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financial statements;

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compliance with applicable laws;

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legal proceedings;

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related-party transactions;

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absence of certain changes;

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certain matters related to Victory clients and funds;

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tax matters;

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intellectual property;

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data privacy;

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labor and employment matters;

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employee benefits;

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matters related to Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder;

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brokers’ fees payable in connection with the transactions contemplated by the contribution agreement;

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matters related to compliance with section 15(f) of the Investment Company Act;

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Victory’s acknowledgment that the Amundi US Shares are not registered under the Securities Act or state securities laws;

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the listing of the Victory common stock;

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that Victory has not relied upon any representations or warranties made by Amundi Parties except those set forth in the contribution agreement; and

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that Victory gave no other representations and warranties other than those clearly set out in the contribution agreement.

Certain of the representations and warranties given by Amundi, Amundi Parent and Victory, as applicable, are qualified as to “materiality” or “material adverse effect.” For purposes of the contribution agreement, a “material adverse effect” with respect to a party means any event, change, development, effect, condition, circumstance, matter, occurrence or state of facts (each, an “Effect”) that individually or in the aggregate has had or would reasonably be expected to have a material adverse effect on (x) the assets, properties, business, results of operations or condition (financial or otherwise) of such party and its subsidiaries, taken as a whole; provided that no Effect shall, individually or in the aggregate, constitute or be taken into account in determining whether there has been or may be a material adverse effect if such Effect relates to, arises out of or results from: (i) any change or development in securities markets or general economic conditions in the United States or elsewhere in the world, (ii) changes in the credit, debt, financial or capital markets or changes in interest or exchange rates, in each case, in the United States or elsewhere in the world, (iii) any outbreak or escalation of any military conflict, act of war, armed hostilities or acts of foreign or domestic terrorism, or any changes in political conditions, (iv) any change or development in the economic conditions generally affecting the investment advisory industry (including any such change resulting from or arising out of an outbreak or continued presence of contagious disease, an epidemic or a pandemic (a “contagion event”)), (v) changes or proposed changes in applicable law or U.S. GAAP or in the interpretation or enforcement thereof, (vi) any failure of such party to meet, with respect to any period or periods, any projections or forecasts of earnings or revenues, (vii) any hurricanes, earthquakes, floods, or other natural disasters, (viii) the execution or public announcement of the contribution agreement (including any adverse change in client or employee relationships), (ix) any change in the dollar amount of AUM of such party or its subsidiaries from redemptions or withdrawals or market appreciation or depreciation (it being understood that for purposes of clauses (vi) and (ix), the changes or effects giving rise thereto that are not otherwise excluded from the definition of “material adverse effect” may be taken into account in determining whether there has been a “material adverse effect”) or (x) any action otherwise prohibited by the contribution agreement taken with the other party’s prior written consent or not taken because the other party withheld, delayed or conditioned its consent; provided, however, that any condition, change, effect or event referred to in clauses (i), (ii), (iii), (iv), (v) or (vii) above may be taken into account in determining whether a “material adverse effect” has occurred or would reasonably be expected to occur to the extent such condition, change, effect or event had a disproportionate effect on such party and its subsidiaries relative to other companies in the industry and geographic areas in which such company and its subsidiaries operate, (y) the ability of such company to consummate the transactions contemplated by the contribution agreement, or (z) the reputation of such company and its subsidiaries, taken as a whole.
Conduct of Business
Under the contribution agreement, each of Victory and Amundi has agreed to restrict the conduct of its respective businesses between the execution date and the earlier of the closing and the termination of the contribution agreement.
Conduct of Business by Amundi and Its Subsidiaries
In general, except (i) to the extent compelled or required by applicable law or order, (ii) as may be necessary or commercially reasonable in response to a contagion event or contagion event measures, (iii) as otherwise expressly permitted or contemplated by the contribution agreement or any of the other transaction documents, (iv) in connection with the performance or exercise of any right or obligation pursuant to any existing contract, (v) or as consented to in advance in writing by Victory (which consent shall not be unreasonably withheld, conditioned or delayed), Amundi has agreed that it will cause Amundi US and its subsidiaries to (a) conduct their businesses and operations in the ordinary course, (b) use commercially reasonable efforts to (1) maintain its assets and properties and to preserve its current relationships with its advisory clients of Amundi US, employees and others having business dealings with it, in each case, in all material respects and (2) make reasonable data backups in the information technology systems of the business, if applicable, (c) maintain its books and records in the ordinary course consistent with past practice in all material respects, and (d) use commercially reasonable efforts to preserve the goodwill and ongoing operations of its business in all material respects.
In addition, except (i) to the extent compelled or required by applicable law or order, (ii) as may be necessary or commercially reasonable in response to a contagion event or contagion event measures, (iii) as otherwise expressly permitted or contemplated by the contribution agreement or any of the other transaction documents, (iv) in connection with the performance or exercise of any right or obligation pursuant to any existing contract, (v) as agreed with Victory in connection with the contribution agreement, or (vi) as consented to in advance in writing by Victory (which consent shall not be unreasonably withheld, conditioned or delayed, except with respect to certain actions as set forth in the contribution agreement), Amundi has agreed that it will cause Amundi US and its subsidiaries not to:
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modify or amend the organizational documents of Amundi US or any of its subsidiaries in any material respect;

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issue, deliver, sell, or authorize the issuance, delivery or sale of, any equity securities of Amundi US or any of its subsidiaries;

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split, combine, subdivide, redeem, repurchase, or reclassify, or purchase or otherwise acquire any equity securities of Amundi US or any of its subsidiaries;

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declare or pay any dividend or make any distribution in respect of any of its equity securities other than (A) to Amundi US or any of its subsidiaries and (B) dividends and distributions in cash;

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incur any indebtedness for borrowed money other than (A) in an amount not exceeding $500,000 in the aggregate and (B) indebtedness that will be repaid prior to or on the closing date, or forgive any indebtedness for borrowed money;

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enter into any contract that purports to limit, curtail or restrict the kinds of businesses which it or its subsidiaries may conduct, or the persons with whom it or its affiliates can compete, in each case in any material respect;

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enter into any contract, with respect to, or consummate, any merger or business combination, or the acquisition of any business of any person by merger, consolidation, or equity security or asset purchase;

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divest, sell, transfer or otherwise dispose of, or encumber any material asset of Amundi US or its subsidiaries, other than in the ordinary course of business;

•
adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Amundi US;

•
take certain actions related to the compensation, benefits, termination, employment terms, transfer or hiring of employees of Amundi US and its subsidiaries, as set forth in the contribution agreement;

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make, change, or revoke any material election in respect of taxes, settle or compromise any material tax liability, amend any material tax return, consent to any extension (except extensions of time that are automatically granted and applied for in the ordinary course of business) or waiver of the statute of limitation period applicable to any material tax claim or assessment, change an annual accounting period or change (or make a request to any taxing authority to change) any aspect of its method of accounting for tax purposes, file or surrender a claim for any refund of material taxes, enter into any tax sharing, closing, or similar agreement in respect of any taxes, or obtain or request any tax ruling, in each case, to the extent such action would have the effect of increasing the tax liability of Amundi US or its subsidiaries for any tax period ending on or after the closing date;

•
change its accounting policies or procedures except to the extent required to conform with GAAP;

•
voluntarily divest itself of management of the funds of Amundi US, in each case other than in the ordinary course of business, as determined by the adviser of such fund in the exercise of its fiduciary duties;

•
change its fiscal year;

•
make any capital contribution to, or investment in, any person (other than Amundi US and its subsidiaries) in any amount in excess of $1,000,000, other than in the ordinary course of business;

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amend, assign, renew, terminate, waive any material rights under or cancel any material contract or enter into any new agreement that would have been a material contract had it been in effect as of the execution date, in each case other than (A) in the ordinary course of business or (B) the expiration, automatic extension or renewal of any material contract in accordance with its terms, if such material contract as so renewed or extended will (i) expire or be terminable for convenience by Amundi US within one year following the closing without penalty or (ii) will not require an aggregate expenditure by Amundi US or its subsidiaries exceeding $250,000 after the closing;

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commence or settle any action against or involving Amundi US or any of its subsidiaries (other than tax matters, which are addressed above);

•
expend, or commit to expend, funds for capital expenditures of more than $500,000 in the aggregate;

•
enter into a new line of business, including entering into any new investment strategy or asset class or any line of business related to investment management services;

•
dissolve or terminate any fund of Amundi US that is a Company Direct Client (as defined in the contribution agreement) or recommend to the board of directors or relevant governing body of any Company Direct Client the dissolution or termination of such Company Direct Client, other than (A) in accordance with the constituent documents of such Company Direct Client or applicable law, (B) in order to comply with its fiduciary duties (or that of its representatives) under applicable law, (C) in connection with the withdrawal of all shareholders from such Company Direct Client, or (D) in the ordinary course of business;

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create a new subsidiary of Amundi US;

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(A) sell, assign, transfer, license (other than nonexclusive licenses of intellectual property granted to customers in the ordinary course of business consistent with past practice), abandon, allow to lapse, allow to be dedicated to the public domain, or otherwise dispose of any material intellectual property owned or purported to be owned by Amundi US or its subsidiaries (“owned intellectual property”) (including any Pioneer Marks (as such term is defined in the contribution agreement)), or (B) disclose any material trade secrets included in the owned intellectual property to any third-party, other than pursuant to a valid and binding confidentiality agreement or other binding obligation of confidentiality to Amundi US or its subsidiaries;

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with respect to the Victory common stock and Victory preferred stock to be issued pursuant to the contribution agreement (whether at the closing or at any time thereafter), engage in any hedging or derivative transactions or other swap or arrangement which transfers to another person, in whole or in part, any of the economic consequences of ownership of any such Victory common stock or Victory preferred stock; or

•
authorize, agree, resolve or consent to any of the foregoing.

Conduct of Business by Victory and Its Subsidiaries
In general, except (i) to the extent compelled or required by applicable law or order, (ii) as may be necessary or commercially reasonable in response to a contagion event or contagion event measures, (iii) as otherwise expressly permitted or contemplated by the contribution agreement or any of the other transaction documents, (iv) in connection with the performance or exercise of any right or obligation pursuant to any existing contract, (v) or as consented to in advance in writing by Amundi (which consent shall not be unreasonably withheld, conditioned or delayed), Victory has agreed that it will and will cause its subsidiaries to conduct their businesses and operations in the ordinary course.
In addition, except (i) to the extent compelled or required by applicable law or order, (ii) as may be necessary or commercially reasonable in response to a contagion event or contagion event measures, (iii) as otherwise expressly permitted or contemplated by the contribution agreement or any of the other transaction documents, (iv) in connection with the performance or exercise of any right or obligation pursuant to any existing contract, (v) as agreed with Amundi in connection with the contribution agreement or (vi) as consented to in advance in writing by Amundi (which consent shall not be unreasonably withheld, conditioned or delayed), until the closing date or the termination of the contribution agreement, Victory has agreed not do any of the following:
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solicit, knowingly encourage or initiate the submission of proposals or offers, or enter into any agreement or contract, with respect to, or consummate, any merger or business combination, or any acquisition of any other person, business, assets or equity securities that would reasonably be expected to prevent or materially delay the consummation of the contribution and the other transactions;

•
approve, declare or pay any dividend, other than quarterly dividends approved, declared or paid in the ordinary course;

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modify or amend its constituent documents in any material respect in a manner that would reasonably be expected to be adverse to Amundi following the closing;

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issue any equity securities, except in connection with existing stock compensation plans of Victory;

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enter into or materially modify any contract with any person (or group of persons) holding more than five percent (5%) of the total outstanding equity securities of Victory; or

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reclassify, combine, split, subdivide, repurchase or redeem any of its equity securities or make any other change with respect to its capital structure, except that Victory may repurchase shares of Victory common stock in the ordinary course to offset employee equity issuances or in accordance with its previously-announced 2024 share repurchase plan.

The above restrictions do not prohibit Victory from (i) entering into or consummating any merger or business combination, or any acquisition of any other person or business if it would not reasonably be expected to prevent or materially delay the consummation of the contribution and the other transactions contemplated by the contribution agreement or (ii) incurring or refinancing any indebtedness.
No Negotiation
Each of the Amundi Parties has agreed that, until the earlier of the closing and the termination of the contribution agreement, the Amundi Parties shall not, and shall cause their respective affiliates and representatives not to, directly or indirectly solicit, knowingly encourage or initiate the submission of proposals or offers from, provide any confidential information to, or participate in discussions or negotiations or enter into any agreement with, any person (other than Victory and its affiliates) concerning the sale of Amundi US or any of its subsidiaries.
Efforts to Hold the Special Stockholders’ Meeting and Submit the Proposals to a Stockholder Vote; Recommendation of the Victory board
Victory has agreed to take all action necessary to duly call and give notice of and commence mailing of the proxy statement to all Victory stockholders as of the record date established for, and no later than 45 days following the SEC Clearance Date (as defined in the contribution agreement), hold the special meeting.
Under the contribution agreement, the Victory board may effect an Adverse Recommendation Change (as such term is defined in the contribution agreement), provided that (i) Victory promptly notifies Amundi, in writing, at least five business days (the “intervening event notice period”) before taking such action of its intent to consider such action, (ii) Victory negotiates with Amundi in good faith during the intervening event notice period to make such adjustments in the terms and conditions of the contribution agreement so that the underlying facts giving rise to, and the reasons for taking such action, cease to constitute an Intervening Event (as such term is defined in the contribution agreement), if Amundi, in its discretion, proposes to make such adjustments and (iii) the Victory board (or a committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to effect such Adverse Recommendation Change, after taking into account any adjustments proposed by Amundi during the intervening event notice period, would cause the Victory board to be in breach of its fiduciary duties under applicable law.
Victory has agreed to submit the share issuance proposal, the authorized preferred share increase proposal and the corporate opportunities proposal, even if the Victory board has made an Adverse

Recommendation Change, unless the contribution agreement has been validly terminated pursuant to its terms. If the closing occurs and Victory has not obtained the approval of its stockholders for the corporate opportunities amendment, Victory has agreed to present the corporate opportunities amendment for approval of Victory’s stockholders at the first annual meeting of Victory’s stockholders following the closing and the Victory board, subject to its fiduciary duties, has agreed to recommend that Victory’s stockholders vote in favor of such amendment.
Victory may adjourn or postpone the special meeting (i) to obtain a quorum of its stockholders, (ii) to solicit additional proxies, in the event that Victory has not received proxies representing a sufficient number of shares of Victory common stock to obtain approval of the share issuance proposal, or (iii) as reasonably determined by Victory to comply with applicable law. If on a date for which the special meeting is scheduled, Victory has not received proxies representing a sufficient number of shares of Victory common stock to obtain approval of the share issuance proposal, whether or not a quorum is present, Victory shall have the right to postpone or adjourn (and Amundi shall have the right to require Victory to postpone or adjourn) the special meeting one or more times for not more than an aggregate of 10 days, solely for the purpose of soliciting shares of Victory common stock to obtain such approval.
Efforts to Consummate the Contribution; Regulatory Filings
The parties have agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate in doing, all things, necessary, proper or advisable to consummate as promptly as practicable the contribution and other transactions contemplated by the contribution agreement, including submitting all required notices and obtaining all necessary approvals and clearances from governmental authorities and satisfying the respective closing conditions set forth in the contribution agreement. Notwithstanding the foregoing, (i) Victory is not required to take any actions under the regulatory efforts covenant that would be reasonably expected to, individually or in the aggregate, have a material adverse effect on the combined business of Amundi US and its subsidiaries and Victory and its subsidiaries after giving effect to such actions and the consummation of the contemplated transactions and (ii) Amundi, Amundi US and their respective affiliates are not required to take any actions or accept any remedies with respect to Amundi US or any other affiliate of Amundi that are not conditioned upon the consummation of the transactions contemplated by the contribution agreement. See “— Regulatory Clearances Required to Consummate the Contribution” for a discussion of the regulatory approvals that are conditions to closing.
Indemnification and Insurance Covenants
Victory has agreed that all rights to indemnification and advancement of expenses pursuant to the organizational documents of Amundi US and its subsidiaries for acts or omissions occurring on or before the closing date, whether (i) asserted or claimed prior to, on or after the closing (including in respect of any matters arising in connection with contribution agreement and the transactions contemplated thereby), (ii) existing as of the execution date or (iii) arising prior to the closing, in favor of each person who is prior to the closing, or who has been at any time prior to the closing, a director, officer, employee or other fiduciary of Amundi US or its subsidiaries (the “indemnified parties”) will survive the closing. For six years after the closing date, Victory will not permit Amundi US or its subsidiaries to amend, repeal or modify any provision of its organizational documents in a manner adverse to the indemnified parties relating to the indemnification or advancement of expenses to such indemnified person in connection with any acts or omissions by such indemnified person on or prior to the closing date (including in respect of any matters arising in connection with the contribution agreement and the transactions contemplated thereby), unless, and only to the extent, required by applicable law.
At or prior to the closing, Amundi will cause Amundi US to arrange for and maintain non-cancellable “tail” insurance policies with respect to directors’ and officers’ liability insurance, and, at the request of Victory, employment practices liability insurance, and fiduciary liability insurance, errors and omissions insurance, and cybersecurity insurance for acts or omissions occurring prior to the closing, which policies shall cover a period of six years from the closing and the individuals serving as directors and officers of Amundi or any of its subsidiaries immediately prior to the closing, with coverage and limit amounts appropriate for the size and scope of Amundi US and its subsidiaries in amounts consistent with the coverages existing as of the closing, with respect to acts or omissions occurring prior to the closing that were committed by such officers and directors in their capacity as such. Victory and Amundi will each bear 50% of the expenses in respect of the directors’ and officers’ liability insurance policy and Victory will bear 100% of the expenses in respect of all other policies.
Additionally, at or prior to the Closing, at Victory’s expense, Victory shall cause each Company Open-End Fund and each Company Closed-End Fund (as such terms are defined in the contribution agreement) to acquire and maintain non-cancellable “tail” insurance policies with respect to directors’ and officers’ liability insurance and fiduciary liability insurance, for acts or omissions occurring prior to the closing, which policies shall cover a period of six years from the closing and the individuals serving as directors and trustees of each Company Open-End Fund and each Company Closed-End Fund who resign or are terminated in connection with transactions contemplated by the contribution agreement, with coverage and limit amounts appropriate for the size and scope of each Company Open-End Fund and each Company Closed-End Fund in amounts consistent with the coverages existing as of the closing, with respect to acts or omissions occurring prior to the closing that were committed by such trustees and directors in their capacity as such.
Employee Matters
For a period of 12 months following the closing, Victory shall provide employees of Amundi US and its subsidiaries who continue to be employed as of the closing (the “continuing employees”) with (i) base salary or wages and target cash bonus opportunities that are, in each case, no less favorable than those provided to each continuing employee immediately prior to the closing, (ii) employee benefits that are substantially equivalent in the aggregate to either (x) the employee benefits that were provided to such continuing employee immediately prior to the closing or (y) the employee benefits provided to a similarly situated employee of Victory (as determined by Victory in its discretion) and (iii) for each continuing employee whose employment is involuntarily terminated by Victory without cause, cash severance in an amount that is substantially equivalent to the amount that would have been provided pursuant to a severance plan or policy of Amundi US in effect immediately prior to the closing (excluding any outplacement benefits), subject in any case to such continuing employee’s general release of claims in favor of Victory, Amundi US and their affiliates.
In addition, Victory shall use commercially reasonable efforts to cause service rendered by continuing employees prior to the closing to be taken into account for purposes of participation, coverage, vesting and level of benefits, as applicable, under all employee benefit plans of Victory (subject to customary exceptions and exclusions described in the contribution agreement). Further, Victory shall use commercially reasonable efforts to (i) cause any pre-existing condition or limitation under any health or welfare plan of Victory offered to continuing employees to be waived or deemed satisfied (to the extent that such condition or limitation was waived or satisfied under the corresponding Amundi US plan immediately prior to the closing) and (ii) cause continuing employees to be given credit for copayments and deductibles (and other similar out-of-pocket payments) paid prior to the closing under a corresponding Amundi US plan during the plan year in which the closing occurs.
The parties have agreed in good faith to confirm and finalize the treatment of Amundi’s long-term incentive programs during the interim period between the signing of the contribution agreement and closing.
Amundi has agreed to cause any 401(k) plan and certain nonqualified deferred compensation plans maintained for employees of Amundi US and its subsidiaries to be frozen and/or terminated prior to the closing, as directed by Victory, and to cause certain other nonqualified deferred compensation plans maintained by Amundi US or its subsidiaries which the parties have agreed will continue following the closing to be treated in accordance with the contribution agreement.
Amundi US Client Consents
Amundi US has a wide range of clients, including registered investment companies that are open-end fund and closed-end funds, separate accounts and investment funds, including private funds. Each of Amundi US’s investment advisory agreements with Amundi US clients may not be “assigned” to Victory Capital Management Inc. without the consent of the client under their terms and under applicable law, and in the case of investment advisory agreements with Amundi US clients that are registered funds, such agreements terminate automatically in the event of their “assignment.” The contribution would result in an “assignment” of such investment advisory agreements under their terms and applicable law. Under the terms of the contribution agreement, Amundi is required to cause Amundi US to use reasonable best efforts to obtain all required client consents. In connection with the foregoing obligation, each open-end registered fund’s board will be asked to approve a reorganization of the fund into a corresponding, newly established fund and, if approved by the board, the proposal to reorganize the fund will be submitted to the shareholders of the fund for approval. In addition, each closed-end registered fund’s board will be asked to approve a new investment advisory agreement in order for Victory Capital Management Inc. to act as the fund’s investment adviser and, if approved, each such fund’s new investment advisory agreement will be submitted to the shareholders of the fund for their approval.
As a condition to closing, under the contribution agreement, it is a mutual condition to Amundi’s and Victory’s obligation to consummate the transactions contemplated by the contribution agreement that Amundi is required to deliver Amundi US client consents (in relation to the assignment of investment advisory agreements described above) representing at least 75% of the Aggregate Base Date Advisory Revenue Run-Rate of all Amundi US clients. There can be no assurance that Amundi will deliver Amundi US client consents in an amount sufficient to satisfy the closing condition. In addition, even if Amundi delivers Amundi US client consents in excess of this amount, there can be no assurance that Amundi will deliver Amundi US client consents equal to 100% of the Aggregate Base Date Advisory Revenue Run-Rate. See “Risk Factors — Risk related to the Transactions Contemplated by the Contribution Agreement.”
Restrictive Covenants
For a period of two years following the closing, subject to certain customary exceptions, neither Amundi nor any of its controlled affiliates shall, directly or indirectly, solicit for employment any employee of Amundi US or its subsidiaries who continue to be employed by such entity following the closing (except for certain specified employees) for a position in its investment management business. For a period of one year following the closing, subject to certain customary exceptions, none of the Amundi Parties or their controlled affiliates, nor Victory or its controlled affiliates, shall, directly or indirectly, solicit for employment or hire certain specified employees of the other party.
For a period of seven years following the closing, the Amundi Parties and their controlled affiliates agree not to make certain acquisitions in the United States, provided that, if the off-shore master distribution and services agreement is terminated by Amundi pursuant to certain termination rights under the off-shore master distribution and services agreement, the foregoing prohibition will terminate and cease to be of further force and effect on the later of (i) the date that is three years after the closing date and (ii) the date of such termination. In addition, for a period of two years following the closing, the Amundi Parties and their controlled affiliates agree not to make certain other specified acquisitions.
Excess Cash and Seed Capital
Amundi has agreed to use commercially reasonable efforts to cause Amundi US to distribute such amounts of cash and working capital to Amundi prior to closing, such that the Closing Date Financial Adjustment Amount (as such term is defined in the contribution agreement) will be as close to zero as commercially practicable. Notwithstanding anything to the contrary in the contribution agreement or other transaction documents, Amundi Parent, Amundi or any Amundi related party may, at any time following the execution date, withdraw, divest or liquidate any Seed Capital Investment (as such term is defined in the contribution agreement), and, following the closing, Victory has agreed to, and to cause its subsidiaries to, provide reasonable, good faith cooperation to facilitate any such withdrawal, divestiture or liquidation, and if such withdrawal, divestment or liquidation is not permitted under applicable law or the organizational documents of the applicable company fund or other client, Victory agrees to use commercially reasonable efforts to facilitate such withdrawal, divestment or liquidation in a manner which does not violate applicable law or such organizational documents.
Transition Services Agreements
Victory and Amundi have each agreed to cooperate and negotiate in good faith to promptly enter into transition services agreements, to become effective at the closing, substantially consistent with the terms agreed to as of the execution date.

Conditions to Consummation of the Contribution
The obligations of Victory to consummate the contribution are subject to the satisfaction (or waiver by Victory) of the following conditions:
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the accuracy of certain “fundamental” representations and warranties of the Amundi Parties to be true and correct in all but de minimis respects as of the date of the contribution agreement and as of the closing (except for representations and warranties made as of a specified date, which are measured only as of such specified date), and each of the other representations and warranties of the Amundi Parties to be true and correct as of the date of the contribution agreement and as of the closing (except for representations and warranties made as of a specified date, which are measured only as of such specified date) without regard to any qualifications as to “materiality” or “material adverse effect,” except where the failure to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect (as such term is defined in the contribution agreement);

•
performance of, or compliance with, in all material respects all agreements and covenants required to be performed or complied with under the contribution agreement by the Amundi Parties at or prior to the closing;

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since the date of the contribution agreement, no Company Material Adverse Effect (as such term is defined in the contribution agreement) has occurred;

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no Adverse Event (as defined in the off-shore master distribution and services agreement) has occurred with respect to Amundi that would give rise to a termination right set forth in the off-shore master distribution and services agreement, if such provision of such agreement were effective as of such time; and

•
Victory shall have received a certificate signed by an authorized officer of Amundi US and an authorized officer of each Amundi Party stating on behalf of Amundi US and the Amundi Parties (in each case, to the extent applicable) that each of the foregoing conditions have been satisfied.

The obligations of Amundi to consummate the contribution are subject to the satisfaction (or waiver by Amundi) of the following conditions:
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the Victory board shall have appointed one individual as a member of class three of the Victory board and one individual as a member of a different class of the Victory board, in each case as designated by Amundi and reasonably acceptable to Victory, and effective as of the closing date;

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the accuracy of certain “fundamental” representations and warranties of Victory to be true and correct in all but de minimis respects as of the date of the contribution agreement and as of the closing (except for representations and warranties made as of a specified date, which are measured only as of such specified date), and each of the other representations and warranties of Victory to be true and correct as of the date of the contribution agreement and as of the closing (except for representations and warranties made as of a specified date, which are measured only as of such specified date) without regard to any qualifications as to “materiality” or “material adverse effect,” except where the failure to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect (as such term is defined in the contribution agreement);

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performance of, or compliance with, in all material respects all agreements and covenants required to be performed or complied with under the contribution agreement by Victory at or prior to the closing;

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since the date of the contribution agreement, no Buyer Material Adverse Effect (as such term is defined in the contribution agreement) has occurred;

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no Adverse Event (as defined in the on-shore master distribution and services agreement) has occurred with respect to Victory that would give rise to a termination right set forth in the on-shore master distribution and services agreement, if such provision of such agreement were effective as of such time; and

•
Amundi shall have received a certificate signed by an authorized officer of Victory stating on behalf of Victory that each of the foregoing conditions have been satisfied.

The obligations of Victory and Amundi to consummate the contribution are also subject to the satisfaction or waiver of the following mutual conditions:
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the Aggregate Closing Advisory Revenue Run-Rate of the consenting Amundi US clients shall be no less than 75% of the Aggregate Base Date Advisory Revenue Run-Rate of all Amundi US clients and Victory shall have received a certificate signed by an authorized officer of Amundi US certifying such Aggregate Closing Advisory Revenue Run-Rate;

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Victory has obtained the required vote for the share issuance proposal;

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no court of competent jurisdiction shall have issued an order which prevents or prohibits the consummation of the transactions contemplated by the contribution agreement;

•
any waiting period or extension thereof applicable to the transactions contemplated by the contribution agreement under the HSR Act having been terminated, expired or obtained, as applicable; and

•
the filings, waiting periods and/or approvals in respect of certain other regulatory authorities shall have been made, expired and/or received, as applicable, shall be in full force and effect, and any applicable notice or waiting period or extensions thereof required by applicable laws to have expired or terminated shall have expired or terminated.

Other Covenants and Agreements
The contribution agreement contains certain other covenants and agreements, including, among other things, covenants relating to:
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access by each party to certain information about the other party during the period prior to the closing date or termination of the contribution agreement, as applicable;

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confidentiality obligations;

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tax matters;

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certain notices;

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cooperation between Amundi and Victory in connection with public announcements;

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the listing of Victory common stock to be issued pursuant to the share issuance on the Nasdaq Global Select Market;

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compliance with Section 15(f) of the Investment Company Act;

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the exclusion of certain specified assets and liabilities of Amundi US from the transaction perimeter;

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certain matters related to ownership and assignment of intellectual property; and

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certain financial reporting matters.

Indemnification
Except in the case of fraud and breaches of certain “fundamental” representations and warranties of the Amundi Parties, Victory’s sole right of recovery (if any) in respect of any representations and warranties of the Amundi Parties is under the representation and warranties policy that Victory obtained in connection with the contribution agreement.
Amundi agrees to indemnify Victory for certain matters, including breaches of certain specified fundamental representations and warranties regarding capitalization of Amundi US and ownership of Amundi US by Amundi, any losses related to certain assets that are excluded from the transaction perimeter (including losses related to taxes imposed in connection with such assets) and certain other specified matters, subject to certain limits set forth in the contribution agreement

Termination of the Contribution Agreement
Amundi and Victory may mutually agree to terminate the contribution agreement before consummating the contribution.
In addition, either Amundi or Victory may terminate the contribution agreement if:
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any court of competent jurisdiction has issued an order which is in effect and is final and nonappealable which prevents or prohibits consummation of the transactions contemplated by the contribution agreement; provided that such party has complied in all material respects with its regulatory covenants;

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a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Amundi or Victory set forth in the contribution agreement has occurred, which breach or failure to perform (i) would give rise to the failure of a closing condition and (ii) after receipt by the terminating party of written notice from the other party of such breach or failure to perform, cannot be or has not been cured on or prior to the end date; provided that the terminating party is not then in material breach with respect to any of their representations, warranties, covenants or other agreements contained in the contribution agreement;

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after the end date if the closing has not occurred on or prior to such date; provided that the right to terminate pursuant to this clause is not available to any party if the action or inaction of such party or its affiliates was the principal cause of or resulted in the failure of the closing to occur on or before such date and, in each case, such action or failure to act constitutes a material breach of the contribution agreement; or

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the Victory stockholders have not approved the share issuance proposal at the special meeting (or any adjournment or postponement thereof).

Amendments and Waivers
Neither the contribution agreement nor any of the terms thereof may be terminated, amended, or modified except as agreed in writing by Victory and Amundi.
Specific Performance
In addition to any other remedy that may be available to each party, including monetary damages, each of the parties will be entitled to seek equitable relief in the event that any of the provisions of the contribution agreement are not performed in accordance with their terms or are otherwise breached. If either party brings an action for specified performance when expressly available to such party pursuant to the contribution agreement, the end date will be automatically extended to the later of the twentieth business day following resolution of such action and such other time period established by the court presiding over such action.
Governing Law
The contribution agreement is governed by the laws of the State of Delaware, and each party irrevocably submits to the jurisdiction of the Court of Chancery of the State of Delaware and any appellate court therefrom, or, solely to the extent such court declines subject-matter jurisdiction, the United States District Court for the District of Delaware and any appellate court therefrom, to resolve any disputes in connection therewith.

THE AMUNDI SHAREHOLDER AGREEMENT
The following is a description of the material terms of the Amundi shareholder agreement that Victory will enter into with Amundi concurrently with the consummation of the contribution. The Amundi shareholder agreement will set forth various arrangements and restrictions with respect to the governance of Victory and certain rights of Amundi in its capacity as a shareholder of Victory.
A copy of the form of the Amundi shareholder agreement is attached hereto as Annex B. The following summary of the terms of the Amundi shareholder agreement is not a complete description thereof and is qualified in its entirety by the full text thereof.
Standstill
Subject to the terms of the Amundi shareholder agreement, Amundi agrees, among other things and subject to certain exceptions, not to engage in certain actions without the approval of the Victory board until the three year anniversary date of the closing of the contribution (the “standstill period”), including:
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acquire beneficial ownership of equity securities of Victory except pursuant to Amundi’s rights under the Amundi shareholder agreement;

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propose or initiate any tender or exchange offer involving any equity securities of Victory or any other business combination or similar transaction;

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solicit any proxy or other authority to vote or conduct any other referendum with respect to the voting securities of Victory, become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A under the Securities Exchange Act of 1934) or knowingly assist any person in any “solicitation” or any proxy, in each case other than to effect the election of its designees to the Victory board pursuant to the terms of the Amundi shareholder agreement;

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form or knowingly participate in any partnership, limited partnership, syndicate or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to voting securities of Victory, or otherwise act, alone or in concert, to seek to control Victory’s policies or management or other than pursuant to the Amundi shareholder agreement, seek to remove any member of the Victory board or obtain representation on the Victory board;

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grant any proxy to vote at a meeting of Victory’s stockholders or deposit any voting securities of Victory in any voting trust or subject any voting securities of Victory to any voting agreement (subject to certain exceptions);

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engage in certain public proposals to amend the foregoing standstill provisions in the Amundi shareholder agreement or make public statements that would require Victory to make a public announcement regarding the standstill provisions in the Amundi shareholder agreement; or

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enter into any discussion, negotiation, agreement, arrangement or understanding concerning any of the above or knowingly encourage, knowingly assist, solicit, seek, or seek to cause any person to undertake any action inconsistent with the standstill provisions in the Amundi shareholder agreement.

Ownership Limitations
During the standstill period, subject to certain exceptions, Amundi will be prohibited from acquiring voting securities of Victory in excess of 4.9% of the voting securities of Victory. For so long as Amundi and its affiliates are subject to the United States Bank Holding Company Act of 1956, as amended from time to time, and the rules and regulations promulgated thereunder (the “BHC Act”), Amundi may only acquire voting securities that represent more than 4.9% of a class of voting securities (subject to the limitations described in the next sentence) if Amundi obtains a determination from the Board of Governors of the Federal Reserve System that such acquisition would not constitute “control,” or trigger any presumption of “control,” for purposes of the BHC Act, and Amundi will be prohibited from holding an economic stake in Victory in excess of 33.3% of the “total equity” (as calculated under 12 C.F.R. 225.34) of Victory. Subject to certain exceptions, after the standstill period and subject to the receipt of a non-control determination as described above (for so long as Amundi and its affiliates are subject to the BHC Act), Amundi will be prohibited from acquiring voting securities of Victory in excess of (i) 10.1% of the voting securities of Victory from the expiration of the standstill period until the fifth anniversary of the closing, (ii) 14.9% of the voting securities of Victory from the fifth anniversary until the seventh anniversary of the closing, and (iii) 19.9% of the voting securities of Victory thereafter (unless Amundi receives a legal opinion with respect to the acquisition of 24.9% of the voting securities not resulting in an “assignment” of Victory’s investment advisory contracts for purposes of the Investment Advisers Act of 1940 or for purposes of the Investment Company Act of 1940, in form and substance, reasonably satisfactory to Victory, in which case Amundi may acquire up to 24.9% of the voting securities of Victory after the seventh anniversary of the closing). Notwithstanding the foregoing ownership restrictions, at any time following the standstill period, Amundi may (a) make an offer to acquire a majority (or more) of any class of Victory’s capital stock (whether by merger, consolidation, stock purchase or otherwise), (b) propose or initiate a tender or exchange offer involving equity securities of Victory or any other business combination, including an acquisition, merger, recapitalization, restructuring or similar transaction that would result in Amundi owning a majority (or more) of any class of Victory’s capital stock, or (c) execute and consummate any of the transactions described in (a) and (b), and in connection with the consummation of any such acquisition the foregoing ownership restrictions will terminate.
Transfer Restrictions
Under the terms of the Amundi shareholder agreement, Amundi (and any affiliates of Amundi to whom Amundi has transferred such shares) agrees not to transfer any of its shares of Victory’s capital stock received as consideration in the transaction or issued, purchased or exchanged pursuant to the terms of the contribution agreement or the Amundi shareholder agreement, until the three-year anniversary date of the closing of the contribution, subject to certain exceptions.
In addition, Amundi agrees not to consummate any privately negotiated transfer of equity securities which would result in any person or group having beneficial ownership of 15% or more of the outstanding capital stock of Victory after giving effect to such transfer (other than a transfer to any person or group having beneficial ownership of 50% of Victory prior to the transfer) until the seven-year anniversary date of the closing of the transaction, subject to certain exceptions in the case of a transfer of equity securities in a registered underwritten offering or registered or Rule 144 sale to the public through a broker or underwriter where Amundi does not direct the broker or underwriter with respect to the ultimate purchasers, or in a tender offer, exchange offer, merger, business combination or other similar transaction (provided that in a third-party tender or exchange offer, such tender or exchange offer must be with respect to at least a majority of the outstanding shares of Victory common stock).
Board Representation
Under the terms of the Amundi shareholder agreement, (a) for so long as Amundi, together with its permitted transferees, owns at least 50% of the shares it acquired pursuant to the contribution agreement (without giving effect to certain sales by Amundi), Amundi will have the right to require Victory to nominate and use reasonable best efforts (subject to applicable law and the exercise of the Victory board’s fiduciary duties) to have two (2) individuals designated by Amundi elected to the Victory board and (b) for so long as Amundi, together with its permitted transferees, owns at least 33% but less than 50% of the shares it acquired pursuant to the contribution agreement (without giving effect to certain sales by Amundi), Amundi will have the right to require Victory to nominate and use reasonable best efforts (subject to applicable law and the exercise of the Victory board’s fiduciary duties) to have one (1) individual designated by Amundi elected to the Victory board, in each case as reasonably acceptable to Victory and subject to certain adjustments as contemplated in the Amundi shareholder agreement for any increases or decreases to the size of the Victory board to maintain the same proportionate level of board nomination rights. For so long as Amundi has the right to nominate at least one director to the Victory board, subject to applicable law or applicable rules or regulations of any stock exchange (including as to any eligibility or qualification requirements) and the exercise of the Victory board’s fiduciary duties, Amundi will also have the right to have one of its selected directors serve on each committee of the Victory board. For so long as Amundi has the right to nominate two directors to the Victory board, Victory will generally not be permitted to decrease the size of the Victory board below eight members.

Consent Rights and Corporate Opportunities Waiver
Subject to Amundi and its permitted transferees maintaining ownership of 50% of the shares acquired pursuant to the contribution agreement (without giving effect to certain sales by Amundi), without the approval of Amundi, Victory may not (i) amend any provision of the Second Amended and Restated Certificate of Incorporation, the Certificate of Designations, the Bylaws of Victory or the Amundi shareholder agreement in a manner that would reasonably be expected to be material and disproportionate to Amundi relative to other holders of Victory common stock or that modifies any of Amundi’s specific and enumerated rights thereunder; (ii) subject to certain exceptions, enter into or materially modify certain agreements with (a) Crestview Victory, L.P. or any of the funds managed by it, or (b) the Employee Shareholders Committee of Victory, unless in case of clauses (a) or (b), such agreement is approved by a majority of the disinterested directors on the Victory board, (iii) enter into or modify any agreement with a stockholder holding the same or a lesser ownership percentage as Amundi, which agreement provides such stockholder nomination rights to the Victory board that would result in such stockholder having a greater number of directors on the Victory board than Amundi; or (iv) enter into any agreement to do any of the foregoing.
For so long as any shares of Victory preferred stock are outstanding, without the approval of Amundi, Victory may not (i) amend or modify the Certificate of Designations, (ii) amend or modify any provision of Victory’s Second Amended and Restated Certificate of Incorporation, the Certificate of Designations, the Bylaws of Victory in a manner that would have a significant and adverse effect on the rights, preference and privileges of the Victory preferred stock (provided that the creation, authorization or issuance of any new class or series of capital stock of Victory or the increase in the number of authorized shares of any class or series of capital stock of Victory other than the Victory preferred stock shall not be deemed “significant and adverse”), (iii) issue additional shares of Victory preferred stock to the extent not permitted by the terms of the Certificate of Designations, the contribution agreement or the Amundi shareholder agreement or (iv) enter into any agreement to do any of the foregoing.
Further, the Amundi shareholder agreement includes a corporate opportunities waiver for the benefit of Amundi, its affiliates and their directors, officers, employees and other representatives. The corporate opportunities waiver provides, among other things, that for so long as any directors, officers, employees and/or other representatives of Amundi and its affiliates serve as director, officer or agent of Victory, the identified persons do not have a duty to refrain from: (i) engaging in the same or similar business activities or lines of business in which Victory or any of its affiliates now engages or proposes to engage or (ii) except as provided therein, otherwise competing with Victory or any of its affiliates, and, to the fullest extent permitted by law, no identified person will be liable to Victory or its stockholders or to any affiliate of Victory for breach of any fiduciary duty solely by reason of the fact that such identified person engages in any such activities.
Registration Rights
Subject to the transfer restrictions described above, under the terms of the Amundi shareholder agreement, Victory is required to file as promptly as practicable after the closing, a registration statement for a shelf registration covering the resale of all of (i) the Victory common stock acquired by Amundi as consideration in the transaction, (ii) the Victory common stock issuable upon the conversion of the Victory preferred stock acquired by Amundi as consideration in the transaction and (iii) any other securities issued or issuable by Victory with respect to any shares of Victory common stock described in clauses (i) or (ii) by way of share split, share dividend, distribution, merger, exchange or other similar event, or upon the exercise of any participation rights pursuant to the terms of the Amundi shareholder agreement.
In addition, subject to the transfer restrictions described above, Amundi is entitled to request that Victory effect a total of five underwritten offerings of Amundi’s registerable securities (subject to limitations on the number of underwritten offerings that may be requested by Amundi in a given period and provided that the anticipated gross proceeds of any such underwritten offering exceed $250,000,000). Subject to the transfer restrictions described above, Amundi also has certain customary “piggyback” registration rights with respect to Victory’s registration of Victory common stock for the account of other persons (subject to certain exceptions, underwriter cutbacks and the rights of other holders of Victory’s equity securities).

Participation Right
Amundi is entitled to participate pro-rata in certain issuances by Victory of equity securities for so long as Amundi owns at least 40% (without giving effect to certain sales by Amundi) of the shares of Victory’s capital stock received as consideration in the transaction. If Amundi is not entitled to participate in an issuance of Victory as a result of such issuance being exempt under the terms of the Amundi shareholder agreement, then Amundi has the right to acquire Victory common stock in open market purchases in an amount equal to what Amundi would have been entitled to purchase if it was permitted to participate in the exempt issuance. Amundi’s rights to participate in certain issuances of Victory or purchase Victory common stock on the open market are subject to certain voting ownership limitations.
Exchange of Common Stock
At any time following the closing of the transaction, Amundi and its “affiliates” (as such term is defined in the BHC Act) may exchange any shares of Victory common stock held by it for shares of Victory preferred stock on a one-to-one basis, provided that if the stockholders of Victory do not approve the authorized preferred share increase proposal, such exchange of Victory common stock for Victory preferred stock shall be on a ten-to-one basis. Amundi and its “affiliates” (as such term is defined in the BHC Act) may be required to exchange shares of Victory common stock held by it for shares of Victory preferred stock under certain circumstances described in the Amundi shareholder agreement.

THE VOTING AGREEMENTS
In connection with entering into the contribution agreement, Amundi entered into (i) the Crestview voting agreement and (ii) the ESC voting agreement.
Under the Crestview voting agreement, Crestview agreed to vote the shares of Victory common stock held by Crestview as of the record date for the special meeting (a) in favor of the share issuance proposal, the authorized preferred share increase proposal and the corporate opportunities proposal and (b) against any competing proposal, in each case, subject to the terms and conditions set forth therein. Additionally, under the Crestview voting agreement, Crestview has agreed not to nominate any person for election to the Victory board in lieu of, or in a contested election with, a nominee of Amundi, for so long as Amundi retains the right to nominate any person for election to the Victory board pursuant to the Amundi shareholder agreement. As of July 31, 2024, 11,614,250 shares of Victory common stock were subject to the Crestview voting agreement, which represents [      ]% of the outstanding Victory common stock based on the shares of Victory common stock outstanding as of the record date.
Under the ESC voting agreement, the ESC agreed to vote the Specified Shares and direct certain executives to vote shares of Victory common stock held by them as of the record date for the special meeting, (a) in favor of the share issuance proposal, the authorized preferred share increase proposal and the corporate opportunities proposal and (b) against any competing proposal, in each case, subject to the terms and conditions set forth therein. Pursuant to the ESC voting agreement, certain Victory executives agreed to vote, or direct such executive’s broker to vote, the shares of Victory common stock owned by such executives as of the record date for the special meeting, as directed by the ESC (a) in favor of the share issuance proposal, the authorized preferred share increase proposal and the corporate opportunities proposal and (b) against any competing proposal, in each case, subject to the terms and conditions set forth therein. Additionally, under the ESC voting agreement, the ESC has agreed not to nominate any person for election to the Victory board in lieu of, or in a contested election with, a nominee of Amundi, for so long as Amundi retains the right to nominate any person for election to the Victory board pursuant to the Amundi shareholder agreement. As of July 31, 2024, 5,321,408 shares of Victory common stock were subject to the ESC voting agreement (including shares held by the executives party thereto), which represents [      ]% of the outstanding Victory common stock based on the shares of Victory common stock outstanding as of the record date.

THE DISTRIBUTION AND SERVICES AGREEMENTS
Victory and Amundi entered into distribution and services agreements which will become effective on the closing date (except with respect to certain limited provisions set forth therein, which became effective as of the entry into such agreements).
Under the distribution and services agreements, (1) Amundi will have the exclusive right, subject to certain exceptions, to distribute Victory’s products outside of the United States; (2) Victory will have the exclusive right, subject to certain exceptions, to provide investment advisory or investment management services with respect to any U.S. active asset management products to Amundi for distribution outside of the United States; (3) Victory will have the exclusive right, subject to certain exceptions, to distribute Amundi’s products in the United States; and (4) Amundi will have the exclusive right, subject to certain exceptions, to provide investment advisory or investment management services with respect to any non-U.S. active asset management products to Victory for distribution in the United States. Victory will be entitled to a percentage of fee revenues derived from the products that Amundi distributes outside the United States, and Amundi will be entitled to a percentage of fee revenues derived from the products that Victory distributes in the United States.
If Amundi acquires the ability to provide services for U.S. active asset management products, or Victory acquires the ability to provide services for non-U.S. active asset management products, such party will not be obligated to terminate or transfer those capabilities to the other party and, subject to certain exceptions, will be able to distribute those products wherever the party has distribution capabilities. Similarly, if Victory acquires distribution capabilities outside of the United States or Amundi acquires distribution capabilities in the United States, such party will not be obligated to terminate or transfer those capabilities and, subject to certain exceptions, will be able to use the acquired distribution capabilities. If a party seeks to sell acquired product or distribution capabilities, the other party has a right of first offer to acquire all or any portion of the acquired product or distribution capabilities.
The distribution and services agreements will commence on the closing date (except with respect to certain limited provisions set forth therein, which became effective as of the entry into such agreements) and continue until the 15th anniversary thereof, and automatically renew and remain effective for successive five year terms. The distribution and services agreements may be terminated by (i) Amundi upon a specified change in control of Victory; (ii) by Victory upon a specified change in control of Amundi; (iii) by Victory if Amundi and its affiliates cease to own 40% of the shares acquired pursuant to the contribution agreement at any time prior to the seventh anniversary of the closing date, subject to certain exceptions; (iv) by Victory or Amundi, upon 90 days’ written notice, in the event the other party experiences an adverse regulatory event impacting distribution under certain circumstances; (v) by either party upon 6 months’ written notice prior to the expiration of the initial term or any renewal term; or (vi) by either party upon insolvency of the other.

PROPOSAL 1: ISSUANCE OF SHARES PURSUANT TO THE CONTRIBUTION
Under the Nasdaq listing rules, a company listed on the Nasdaq Global Select Market is required to obtain stockholder approval prior to the issuance of securities in connection with the acquisition of another company where, due to the present or potential issuance of common stock or securities convertible into or exercisable for common stock, other than a public offering for cash, the number of shares of common stock to be issued is or will be equal to 20% or more of the number of shares of common stock outstanding before the issuance.
As discussed elsewhere in this proxy statement, it is currently estimated that at the closing of the contribution, Victory will be obligated to issue to Amundi a number of (a) newly issued shares of Victory common stock representing 4.9% of the number of issued and outstanding shares of Victory common stock, after giving effect to that issuance, and (b) newly issued shares of Victory preferred stock and which, together with the shares of Victory common stock issued to Amundi, will in the aggregate represent 26.1% of Victory’s fully diluted shares after giving effect to such issuances, subject to adjustment as contemplated in the contribution agreement. Because the aggregate number of shares of Victory common stock to be issued to Amundi under the contribution agreement (inclusive of shares of Victory common stock issuable upon the automatic conversion of the Victory preferred stock as a result of specified transfers as set forth in the Certificate of Designations) will exceed 20% or more of the shares of Victory common stock outstanding prior to the issuance, Victory must obtain the approval of its stockholders for the issuance of these securities to Amundi in connection with the contribution.
The shares of Victory common stock and Victory preferred stock that will be issued to Amundi pursuant to the share issuance will not be registered under the securities laws of the United States, including the Securities Act, or any other jurisdiction and will be issued and transferred pursuant to a “private placement” exempt from registration under the Securities Act by virtue of Regulation D promulgated thereunder.
The issuance of Victory common stock and Victory preferred stock in connection with the contribution is conditioned on the approval of this proposal, and therefore consummation of the contribution requires approval of this proposal.
For detailed information regarding this share issuance proposal, see the information about the contribution and the share issuance contained throughout this proxy statement, including the information set forth in the sections of this proxy statement entitled “The Transaction — Victory Preferred Stock,” “The Contribution Agreement,” and “The Amundi Shareholder Agreement.” A copy of the contribution agreement is attached to this proxy statement as Annex A and a copy of the Amundi shareholder agreement is attached to this proxy statement as Annex B.
Vote Required and the Victory Board’s Recommendation
Approval of the share issuance proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Victory common stock present in person or proxy and entitled to vote at the special meeting. Abstentions will have the same effect as a vote against the share issuance proposal. Broker non-votes will have no effect on the outcome of the share issuance proposal.
The Victory board recommends that Victory stockholders vote “FOR” the share issuance proposal.

PROPOSAL 2: APPROVAL OF AMENDMENT TO THE SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK OF VICTORY TO 100,000,000
General
Victory proposes to amend its Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock, par value $0.01 per share, of Victory from 10,000,000 to 100,000,000, of which certain of such shares will be designated as Series A Non-Voting Convertible Preferred Stock pursuant to the Certificate of Designations as contemplated in the contribution agreement.
Based on the [      ] fully diluted shares of Victory (calculated pursuant to the terms of the contribution agreement) as of the record date (including [      ] outstanding shares of Victory common stock), and assuming there are no adjustments to the share consideration pursuant to the contribution agreement, upon consummation of the contribution, after giving effect to the share issuance, Amundi would hold approximately [      ] shares of Victory preferred stock (assuming the conversion of Victory preferred stock to Victory common stock will be on a one-to-one basis). As noted above, the maximum number of shares of preferred stock that Victory is currently authorized to issue under the Second Amended and Restated Certificate of Incorporation of Victory is 10,000,000. Thus, Victory is proposing this amendment in order to provide for a sufficient number of preferred shares to issue to Amundi at closing and establish a one-for-one parity between a share of Victory common stock and a share of Victory preferred stock in connection with the share issuance.
If the stockholders of Victory approve the authorized preferred share increase proposal, then upon any automatic conversion of the newly issued shares of Victory preferred stock to common stock under the limited circumstances set forth in the Certificate of Designations for certain transfers to third parties, the conversion will be on a one-to-one basis. If the stockholders of Victory do not approve the authorized preferred share increase proposal, such automatic conversion will be on a one-to-ten basis. Approval of the authorized preferred share increase proposal is not a condition to the closing of the contribution.
In addition, if the authorized preferred share increase proposal is approved, any undesignated shares of preferred stock, par value $0.01 per share, of Victory are expected to remain available under the Second Amended and Restated Certificate of Incorporation after the consummation of the contribution. Victory does not have any current intention or plan to issue such remaining authorized shares, but the Victory board nevertheless believes the additional authorized shares should be available for corporate purposes from time to time, without the potential expense and delay incidental to obtaining stockholder approval for a particular issuance.
For detailed information regarding the terms of the Victory preferred stock, see the information about the Victory Preferred Stock contained throughout this proxy statement, including the information set forth in the section of this proxy statement entitled “The Transaction — Victory Preferred Stock.” This description of the authorized preferred share increase amendment is only a summary and is qualified by reference to the full text of the amendment, which is attached to this proxy statement as Annex D.
Effects of the Authorized Preferred Share Increase Proposal
As noted above, a portion of the authorized shares of preferred stock, par value $0.01 per share, of Victory will be designated as Series A Non-Voting Convertible Preferred Stock and would have the powers, designations, preferences, rights and restrictions to be set forth in a Certificate of Designations in the form attached as Annex E hereto. The Victory preferred stock will not have any voting rights, except as may be required by applicable law and in respect of the consent rights described in the section titled “The Transaction — Victory Preferred Stock”, and will be economically equivalent to the Victory common stock (including with respect to dividends), except that, upon liquidation of Victory (but not a consolidation, merger or reorganization), holders of the Victory preferred stock will be entitled to a liquidation preference equal to $0.01 per share, plus the amount of any declared but unpaid dividends thereon as of the applicable date. The shares of Victory preferred stock are not convertible to shares of Victory common stock at the option of the holder. However, upon specified transfers of the Victory preferred stock to third parties, the shares of Victory preferred stock will automatically convert into shares of Victory common stock in the hands of the transferee on an equivalent basis. Conversion will only occur in the event of a transfer of shares to an entity that is not an affiliate of Amundi in one of four specified transfer scenarios: (i) in a widespread public distribution, (ii) in which no relevant transferee (or group of associated transferees) would receive 2% or more of the outstanding securities of any “class of voting shares” (as defined in 12 C.F.R. § 225.2(q)(3)) of Victory, (iii) to a transferee that would control more than 50% of every “class of voting shares” of Victory (as defined in 12 C.F.R. § 225.2(q)(3)) without any transfer from the transferring holder or (iv) to the Victory. As such, if such shares of Victory preferred stock are converted into Victory common stock, this could adversely affect Victory’s existing stockholders’ voting power relative to their aggregate voting power prior to such conversion.
Vote Required and the Victory Board’s Recommendation
Approval of the authorized preferred share increase proposal requires the affirmative vote of holders of a majority of the outstanding shares of Victory common stock entitled to vote at the special meeting. Broker non-votes and abstentions will have the same effect as a vote against the authorized preferred share increase proposal.
The Victory board recommends that Victory stockholders vote “FOR” the authorized preferred share increase proposal.

PROPOSAL 3: APPROVAL OF AMENDMENT TO THE SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO WAIVE CERTAIN DUTIES OF AMUNDI WITH RESPECT TO CORPORATE OPPORTUNITIES OF VICTORY
General
Victory proposes to amend its Second Amended and Restated Certificate of Incorporation to include Amundi in the existing waiver of certain duties with respect to corporate opportunities of Victory.
Under the existing Second Amended & Restated Certificate of Incorporation, there is a corporate opportunities waiver in favor of the Crestview entities and certain entities associated with Reverence Capital Partners, LLC (a former large shareholder of Victory) (the “RCP entities”). The corporate opportunities amendment would expand the existing corporate opportunities waiver to allow Amundi and its directors, officers, employees representatives and affiliates (the “identified persons”) to benefit from such waiver, subject to Amundi’s and its affiliates’ obligations under their respective agreements with Victory, and would remove the RCP entities from such provision. Specifically, the corporate opportunities amendment provides that, for so long as any directors, officers, employees and/or other representatives of Amundi and its affiliates serve as director, officer or agent of Victory, among other things, the identified persons do not have a duty to refrain from: (i) engaging in the same or similar business activities or lines of business in which Victory or any of its affiliates now engages or proposes to engage or (ii) otherwise competing with Victory or any of its affiliates, and, to the fullest extent permitted by law, no identified person shall be liable to Victory or its stockholders or to any affiliate of Victory for breach of any fiduciary duty solely by reason of the fact that such identified person engages in any such activities. Further, the corporate opportunities amendment provides, among other things, subject to any express agreement otherwise that may from time to time be in effect, that if an identified person acquires knowledge of a potential transaction which may constitute a corporate opportunity for both (a) the identified person outside of his or her capacity as an officer of Victory or a member of the Victory board and (b) Victory, then the identified person shall not have any duty to offer or communicate information regarding such corporate opportunity to us, and we renounce any interest or expectancy in any potential transaction or matter of which the identified person acquires knowledge, except for any corporate opportunity which is expressly offered to an identified person solely in his or her capacity as an officer of Victory or a member of the Victory board.
Approval of the corporate opportunities proposal is not a condition to the closing of the contribution. In addition, Victory has agreed to include a substantially similar waiver in the Amundi shareholder agreement.
This description of the proposed corporate opportunities amendment is only a summary and is qualified by reference to the full text of the amendment, which is attached to this proxy statement as Annex D.
Effects of the Corporate Opportunities Proposal
If this proposal is approved, the amendment to the Second Amended and Restated Certificate of Incorporation to add Amundi to the existing corporate opportunities waiver will become effective as of the filing and acceptance of such amendment with the Secretary of State of the State of Delaware, which is expected to occur immediately prior to closing.
Vote Required and the Victory Board’s Recommendation
Approval of the corporate opportunities proposal requires the affirmative vote of holders of a majority of the outstanding shares of Victory common stock entitled to vote at the special meeting. Broker non-votes and abstentions will have the same effect as a vote against the corporate opportunities proposal.
The Victory board recommends that Victory stockholders vote “FOR” the corporate opportunities proposal.

PROPOSAL 4: APPROVAL OF POSSIBLE ADJOURNMENT
If, at the special meeting, the Victory board determines that it is necessary or appropriate to adjourn or postpone the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the share issuance proposal, the authorized preferred share increase proposal or the corporate opportunities proposal, Victory intends to move to adjourn or postpone the special meeting to a later date or time. If the Victory board determines that adjournment or postponement of the special meeting is necessary or appropriate, Victory will ask its stockholders to vote only upon the adjournment proposal, and not on the share issuance proposal, the authorized preferred share increase proposal or the corporate opportunities proposal.
If Victory stockholders approve the adjournment proposal, Victory could adjourn or postpone the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if Victory had received proxies representing a sufficient number of votes against the share issuance proposal, the authorized preferred share increase proposal or the corporate opportunities proposal to defeat any of the proposals, Victory could adjourn or postpone the special meeting without a vote and seek to convince the holders of those shares to change their votes to vote in favor of the share issuance proposal, the authorized preferred share increase proposal or the corporate opportunities proposal.
Vote Required and the Victory Board’s Recommendation
Whether or not a quorum is present, approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Victory common stock present in person or proxy and entitled to vote at the special meeting. Any abstentions or attending non-votes will have the same effect as a vote against the adjournment proposal. Broker non-votes will have no effect on the outcome of the adjournment proposal.
The Victory board recommends that Victory stockholders vote “FOR” the adjournment proposal.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Description of Contribution
On July 8, 2024, Victory entered into a contribution agreement with Amundi, and solely for certain purposes set forth in the contribution agreement, Amundi Parent, whereby Victory will acquire 100% of the Amundi US Shares from Amundi in exchange for shares of Victory common stock and Victory preferred stock. Amundi US’s activities are principally conducted by its wholly owned subsidiary Amundi US, Inc. and Amundi US, Inc.’s two wholly owned subsidiaries (Amundi US, Inc. together with its subsidiaries, “Amundi US, Inc.”).
Also on July 8, 2024, Victory and Amundi entered into distribution and services agreements which will become effective on the closing date of the contribution. Under the distribution and services agreements Amundi will be the distributor of Victory’s U.S. manufactured active asset management products outside of the U.S. and Victory will be entitled to a percentage of fee revenues derived from the products that Amundi distributes outside the United States. Additionally, Amundi will become the supplier of non-U.S. manufactured products for Victory’s distribution in the U.S. and Amundi will be entitled to a percentage of fee revenues derived from the products that Victory distributes in the United States.
Unaudited Pro Forma Financial Statements
The unaudited pro forma combined financial information of Victory is comprised of (i) the unaudited pro forma combined balance sheet as of June 30, 2024, after giving effect to the contribution as if it had occurred on that day; (ii) the unaudited pro forma combined statements of operations for the six months ended June 30, 2024, and for the year ended December 31, 2023, after giving effect to the contribution as if it had occurred on January 1, 2023; and (iii) the accompanying notes (collectively, the “Unaudited Pro Forma Combined Financial Information”).
The Unaudited Pro Forma Combined Financial Information has been derived from the (i) historical unaudited condensed consolidated financial statements and the related notes of Victory and Amundi US, Inc. as of and for the six months ended June 30, 2024, and (ii) the historical audited consolidated financial statements and the related notes of Victory and Amundi US, Inc. for the year ended December 31, 2023.
The Unaudited Pro Forma Combined Financial Information is being presented for informational purposes only and does not purport to represent what the actual results of operations of Victory or the combined entity would have been had the contribution occurred on the respective dates assumed, nor is it indicative of the future results of Victory. The Unaudited Pro Forma Combined Financial Information and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by Victory’s management. Any future revenues or fees under the distribution and services agreements are subject to future activity that cannot be predicted at this time and therefore no pro forma adjustments are reflected. Accordingly, actual results could differ materially from the Unaudited Pro Forma Combined Financial Information.
The Unaudited Pro Forma Combined Financial Information should be read together with (i) Victory’s audited consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024; (ii) Amundi US Inc.’s audited consolidated financial statements and related notes thereto for the year ended December 31, 2023 and unaudited consolidated financial statements for the six months ended June 30, 2024, which are included beginning on page F-1 of this proxy statement; and (iii) Victory’s unaudited condensed consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q for the six months ended June 30, 2024, filed with the SEC on August 9, 2024.
The consolidated financial information for Amundi US, Inc. included in the Unaudited Pro Forma Combined Financial Information and presented with this proxy statement does not include the legal entity Amundi Holdings US, Inc., which is a holding company with no current substantive operations. Amundi Holdings US, Inc. has not been included because the Amundi US, Inc. consolidated financial statements materially reflect the acquired assets and operations of Amundi US and their impact on Victory’s ongoing operations. In addition, presenting financial statements for Amundi US would require the inclusion of financial information for an entity acquired by Amundi Holdings US, Inc. in 2022 and sold in 2023 that was not integrated into the operations of Amundi US, Inc. and none of that entity’s assets, obligations or operations will be acquired by Victory as a result of the contribution. Therefore, the consolidated financial statements of Amundi US, Inc. presented beginning on page F-29 of this proxy statement are included in lieu of consolidated financial statements for Amundi US.
Accounting Policies
The accounting policies used in the presentation of the unaudited pro forma combined financial statements are those used in Victory’s Annual Report on Form 10-K for the year ended December 31, 2023, except where disclosed in the notes to the Unaudited Pro Forma Combined Financial Information herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2024 (in thousands)
	Victory Capital (Historical)	Amundi US (Adjusted)	Transaction accounting adjustments	Notes	Pro forma combined
ASSETS
Cash and cash equivalents	$118,970	$143,765	$(109,000)	4(a)	$153,735
Receivables	100,660	50,005	—		150,665
Prepaid expenses	6,979	8,338	—		15,317
Investments, at fair value	33,759	81,586	—		115,345
Property and equipment, net	15,599	13,467	—		29,066
Goodwill	981,805	—	343,060	4(b)	1,324,865
Other intangible assets, net	1,271,200	716,405	189,595	4(c)	2,117,200
Other assets	12,309	35,970	1,827	4(d)	50,106
Total assets	$2,541,281	$1,049,536	$425,482		$4,016,299
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued expenses	$54,528	$47,330	$16,910	4(e)	$118,768
Accrued compensation and benefits	54,020	17,280	—		71,300
Consideration payable for acquisition of business	141,200	—	—		141,200
Deferred tax liability, net	142,418	144,307	62,027	4(f)	348,752
Other liabilities	44,579	93,216	(8,175)	4(d)	129,620
Long-term debt, net	981,724	—	—		981,724
Total liabilities	1,418,469	302,133	70,762		1,791,364
Stockholders’ equity (deficit)
Common stock	835	—	33	4(g)	868
Preferred stock	—	—	201	4(g)	201
Additional paid-in capital	741,490	1,132,167	(13,368)	4(g)	1,860,289
Treasury stock, at cost	(464,944)	—	—		(464,944)
Accumulated other comprehensive income	25,024	—	—		25,024
Retained earnings (deficit)	820,407	(384,764)	367,854	4(g)	803,497
Total stockholders’ equity (deficit)	1,122,812	747,403	354,720		2,224,935
Total liabilities and stockholders’ equity (deficit)	$2,541,281	$1,049,536	$425,482		$4,016,299

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the six months ended June 30, 2024 (in thousands, except for earnings per share)
	Victory Capital (Historical)	Amundi US (Adjusted)	Transaction accounting adjustments	Notes	Pro forma combined
Revenue
Investment management fees	$342,948	$193,046	$—		$535,994
Fund administration and distribution fees	92,530	41,352	—		133,882
Reimbursement for expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates	—	19,300	—		19,300
Reimbursement for administrative services and other operating expenses	—	4,984	—		4,984
Total revenue	435,478	258,682	—		694,160
Expenses
Personnel compensation and benefits	115,114	86,659	1,500	4(h)	203,273
Distribution and other asset-based expenses	72,737	45,465	—		118,202
General and administrative	28,397	39,234	—		67,631
Depreciation and amortization	15,152	2,043	23,816	4(i)	41,011
Change in value of consideration payable for acquisition of business	4,000	—	—		4,000
Acquisition-related costs	4,075	—	—	4(j)	4,075
Restructuring and integration costs	597	—	—		597
Expenses incurred or behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates	—	19,300			19,300
Total operating expenses	240,072	192,701	25,316		458,088
Income (loss) from operations	195,406	65,981	(25,316)		236,072
Other income (expense)
Interest income and other income (expense)	5,122	4,272	—		9,394
Interest expense and other financing costs	(32,765)	—	—		(32,765)
Loss on debt extinguishment	(100)	—	—		(100)
Total other income (expense), net	(27,743)	4,272	—		(23,471)
Income (loss) before income taxes	167,663	70,253	(25,316)		212,601
Income tax expense	(37,721)	(16,484)	5,317	4(k)	(48,888)
Net income (loss)	$129,942	$53,769	$(19,999)		$163,713
Earnings per share of common stock
Basic	$2.01	—	—		$1.86
Diluted	$1.97	—	—		$1.83
Weighted average number of shares outstanding
Basic	64,561	—	3,343	4(f)	67,904
Diluted	66,025	—	3,343	4(f)	69,368

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the year ended December 31, 2023 (in thousands, except for earnings per share)
	Victory Capital (Historical)	Amundi US (Adjusted)	Transaction accounting adjustments	Notes	Pro forma combined
Revenue
Investment management fees	$640,876	$334,121	$—		$974,997
Fund administration and distribution fees	180,152	74,967	—		255,119
Reimbursement for expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates	—	40,386	—		40,386
Reimbursement for administrative services and other operating expenses	—	10,964	—		10,964
Total revenue	821,028	460,438	—		1,281,466
Expenses
Personnel compensation and benefits	220,992	164,374	3,000	4(h)	388,366
Distribution and other asset-based expenses	149,596	81,834	—		231,430
General and administrative	56,287	91,056	—		147,343
Depreciation and amortization	41,647	4,122	47,631	4(i)	93,400
Change in value of consideration payable for acquisition of business	23,236	—	—		23,236
Acquisition-related costs	217	—	22,501	4(j)	22,718
Restructuring and integration costs	595	—	—		595
Expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates	—	40,386	—		40,386
Total operating expenses	492,570	381,772	73,132		947,474
Income (loss) from operations	328,458	78,666	(73,132)		333,992
Other income (expense)
Interest income and other income (expense)	8,732	10,903	—		19,635
Interest expense and other financing costs	(61,282)	—	—		(61,282)
Loss on debt extinguishment	—	—	—		—
Total other income (expense), net	(52,550)	10,903	—		(41,647)
Income (loss) before income taxes	275,908	89,569	(73,132)		292,345
Income tax expense	(62,751)	(13,328)	9,240	4(k)	(66,839)
Net income (loss)	$213,157	$76,241	$(63,892)		$225,506
Earnings per share of common stock
Basic	$3.22				$2.51
Diluted	$3.12				$2.46
Weighted average number of shares outstanding
Basic	66,202	—	3,343	4(f)	69,545
Diluted	68,214	—	3,343	4(f)	71,557

Note 1. Basis of Preparation
The consolidated financial statements of Victory and Amundi US, Inc. were prepared in accordance with U.S. GAAP. This Unaudited Pro Forma Combined Financial Information has been derived from the unaudited condensed consolidated financial statements of Victory and Amundi US, Inc. as of and for the six months ended June 30, 2024, and the audited consolidated financial statements of Victory and Amundi US, Inc. as of and for the year ended December 31, 2023. The Unaudited Pro Forma Combined Financial Information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes herein.
The Unaudited Pro Forma Combined Financial Information does not reflect any cost savings, operating synergies or revenue enhancements that the combined entity may achieve as a result of the contribution. The Unaudited Pro Forma Combined Financial Information and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by management; accordingly, actual results could differ materially from the pro forma information. Management believes the assumptions provide a reasonable and supportable basis for presenting the estimated significant effects of the contribution. The Unaudited Pro Forma Combined Financial Information may not provide an indication of results in the future.
Note 2. Reclassification Adjustments
Certain reclassification adjustments were made to the Amundi US, Inc. historical financial statements presented within the pro forma financial information to conform to the presentation of the Victory’s historical balances.
The following table presents reclassification adjustments to the unaudited pro forma combined Balance Sheet as of June 30, 2024:
(in thousands) Amundi US Line Item	Victory Line Item	Amount of reclassification
Prepaid service fees and dealer advances	Prepaid Expenses	860
Right of use property	Other assets	25,143
Distribution and service fees due to brokers and dealers	Accounts payable and accrued expenses	12,275
Due to affiliates	Accounts payable and accrued expenses	13,189
Income tax payable	Accounts payable and accrued expenses	5,000

The following table presents reclassification adjustments to the unaudited pro forma combined Statements of Operations:
		Six months	Year Ended
(in thousands) Amundi US Line Item		June 30, 2024	December 31, 2023
	Victory Line Item	Amount of reclassification
Related party revenues	Investment management fees	$46,375	$73,785
Related party revenues	Reimbursement for administrative services and other operating expenses	1,881	4,374
Service fees, distribution fees and underwriting revenues	Fund administration and distribution fees	34,853	63,628
Reimbursement for administrative services and other revenue	Fund administration and distribution fees	6,499	11,339
Salaries and related benefits	Personnel compensation and benefits	84,541	158,740
Share-based compensation	Personnel compensation and benefits	2,118	5,634
Service and distribution fee expense	Distribution and other asset-based expenses	34,493	62,796
Related party expenses	Distribution and other asset-based expenses	8,335	13,322
Other	Distribution and other asset-based expenses	2,636	5,716
Related party expenses	General and administrative	7,348	17,055
Sales and marketing	General and administrative	21,062	38,382
Occupancy and facilities	General and administrative	4,413	8,596
Data-related services	General and administrative	4,049	7,751
Other	General and administrative	2,363	19,272
Reimbursement for administrative services and other revenue	Interest income and other income (expense)	4,240	6,819
Other expenses	Interest income and other income (expense)	32	4,084
There were no adjustments necessary to conform Amundi US, Inc.’s historical accounting policies to those of Victory.
Note 3. Purchase Price and Preliminary Purchase Price Allocation
The contribution is accounted for as a business combination, with Victory treated as the acquirer. The Unaudited Pro Forma Combined Financial Information was prepared using the acquisition method of accounting in accordance with ASC 805 which requires, among other things, that assets acquired and liabilities assumed in a business combination are recognized at their fair values as of the acquisition date.
Victory’s allocation of the preliminary estimated purchase consideration with respect to the contribution is based on estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed, using current available information. The process of estimating the fair values of certain tangible assets, identifiable intangible assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. Fair value estimates used in preparing the pro forma financial information included herein are preliminary and have been presented solely for purposes of providing pro forma financial statements and will be revised as additional information becomes available and additional analysis is performed. Differences between preliminary estimates in the pro forma statements and the final acquisition accounting could have a material impact on the accompanying pro forma financial information and the combined company’s future results of operations and financial position. The preliminary purchase price allocation is subject to change due to several factors, including but not limited to:
•
Changes in the estimated fair value of Victory’s common and preferred stock issued as contribution consideration depending on its market price at the date of closing; and

•
Changes in the estimated fair value of Amundi US, Inc. assets acquired and liabilities assumed as of the date of the contribution, which could result from changes in future reserve estimates, interest rates, discount rates as well as other factors.

Victory expects to finalize the purchase price allocation as soon as reasonably practicable after completing the contribution, and upon consideration of any incremental information as part of the finalization of the measurement process. The finalization of the purchase price allocation will not extend beyond the one-year measurement period provided under ASC 805.
Victory will acquire 100% of the issued and outstanding common stock of Amundi US in exchange for shares of Victory common stock and Victory preferred stock equal in the aggregate to 26.1% of Victory’s fully diluted shares after giving effect to this share issuance. The purchase consideration for the contribution is comprised of (i) newly issued shares of Victory common stock, par value $0.01 per share, representing 4.9% of the number of issued and outstanding common shares of Victory after giving effect to the common share issuance and (ii) the balance of the consideration is newly issued shares of Victory preferred stock. The purchase consideration is subject to customary adjustments for Amundi US’s indebtedness, cash, working capital and unpaid transaction expenses. The purchase consideration is also subject to adjustment if Amundi does not obtain client consents relating to the assignment of investment advisory contracts or the approval of new investment advisory contracts representing revenues equal to at least 93.5% of the Aggregate Base Date Advisory Revenue Run-Rate.
The following is a preliminary estimate of the consideration expected to be paid to affect the combination:
Purchase Consideration
Victory Fully Diluted Shares (treasury stock method) on August 12, 2024	66,466,339
Base Share Consideration	23,474,579
Total Fully Diluted Shares and Base Share Consideration	89,940,918
26.1% of Victory’s fully diluted shares after giving effect to the share issuance	23,474,579
Aggregate Base Date Revenue Run-Rate Adjustment	—
Working Capital, Cash, and Indebtedness Adjustments	—
Total Victory Shares to be issued	23,474,579
Closing price of Victory Shares on August 12, 2024	$47.67
Purchase Price Consideration (in thousands)	$1,119,033
The following is a summary of the expected share issuance based on the preliminary purchase consideration:
Victory common stock issuance(1)	3,342,790
Victory preferred stock issuance(2)	20,131,789
Total Victory Shares to be issued	23,474,579

(1)
Newly issued shares of Victory common stock representing 4.9% of 68,220,212 shares issued and outstanding at August 12, 2024 after giving effect to the common share issuance.

(2)
The balance of the consideration is newly issued shares of Victory preferred stock.

The estimated purchase price consideration reflected in the Unaudited Pro Forma Combined Financial Information does not purport to represent actual consideration transferred when the proposed contribution with Amundi US closes. In accordance with ASC 805, the fair value of any equity securities issued as part of the consideration paid will be measured on the closing date of the contribution at the then-current market price.
For purposes of the Unaudited Pro Forma Combined Financial Information, the price per share of Victory preferred stock is set equal to the price per share of Victory common stock as the Victory preferred stock is economically equivalent to Victory common stock (including with respect to dividends).

The Contribution Agreement defines the closing per share price as the average volume-weighted average price of Victory’s common stock for a stated period immediately preceding the date that is five business days prior to the closing date. This requirement will likely result in a per share equity component different from the closing price assumed in the purchase price consideration table above, and that difference may be material. Such increases or decreases would be reflected in the Unaudited Pro Forma Combined Financial Information as an increase or decrease to goodwill as shown in the table below:
	Increase in price per share			Decrease in price per share
(in thousands, except per share amounts) % Increase/Decrease(1)	5%	10%	25%	5%	10%	25%
Closing price of Victory Shares	$50.05	$52.44	$59.59	$45.29	$42.90	$35.75
Purchase Price Consideration	$1,174,985	$1,230,936	$1,398,791	$1,063,082	$1,007,130	$839,275
Change in Purchase Price Consideration	$55,952	$111,903	$279,758	$(55,952)	$(111,903)	$(279,758)

(1)
Reflects percentage increase or decrease based on the per share price of $47.67 on August 12, 2024.

The preliminary purchase price allocation at June 30, 2024 is as follows:
(in thousands)
Cash and cash equivalents	$34,765
Receivables	50,005
Prepaid expenses	8,338
Investments, at fair value	81,586
Property and equipment, net	13,467
Goodwill	343,060
Other intangible assets	906,000
Other assets	37,797
Accounts payable and accrued expenses	(47,330)
Accrued compensation and benefits	(17,280)
Deferred tax liability	(206,334)
Other liabilities	(85,041)
Total purchase price consideration	$1,119,033
Note 4. Pro forma adjustments
The Unaudited Pro Forma Combined Financial Information does not reflect any cost savings, operating synergies or revenue enhancements that the combined entity may achieve as a result of the contribution. The unaudited pro forma condensed combined financial statements do, however, reflect the following adjustments, which are based on preliminary estimates and assumptions that are subject to change.
(a)
Cash and cash equivalents

The adjustment is to eliminate cash not expected to be acquired in the contribution.
(b)
Goodwill

Goodwill is calculated as the excess of the purchase price over the net assets acquired. Goodwill related to the contribution represents cost synergies and enhancements to Victory’s existing asset management business. Net adjustments totaling $343 million are due to recording the excess of the purchase price over the estimated fair value of net assets acquired. The final calculation of goodwill related to the contribution remains subject to change pending the final determination of the fair value of the net assets acquired. Goodwill related to the contribution is not deductible for tax purposes.

(c)
Other intangible assets, net

The adjustment is to record the preliminary estimated fair value of intangible assets of $906 million, which is an increase of $190 million over Amundi’s book value of intangible assets. The fair values of intangible assets were determined using an income valuation approach. Amortization is on a straight-line basis over the estimated weighted average life of the assets. Victory currently has not identified an off-market component of the distribution and services agreements requiring recognition of an intangible asset, but the valuation is not yet complete. The fair values of the intangible assets are subject to change upon completion of the final valuations and the changes may be material. The following is a summary of the intangible assets acquired as part of the contribution.
(in thousands)	Fair value	Weighted-Average Life
Indefinite-lived intangible assets	$645,000	—
Definite-lived intangible assets	261,000	5.4 years
Total	$906,000	—

(d)
Other assets and liabilities

The adjustment reflects the elimination of Amundi US, Inc. operating lease right of use assets, lease liabilities and related deferred tax asset and Victory’s accounting for the acquired leases as new leases as of the balance sheet date.
(e)
Accounts payable and accrued expenses

The adjustment is to reflect the recognition of transaction costs directly attributable to the contribution of $23 million net of tax of $6 million. These costs are expected to be incurred after June 30, 2024. The pro forma balance sheet reflects an adjustment as these costs are non-recurring and directly related to the contribution.
(f)
Deferred tax liability, net

The deferred tax impact of the contribution adjustments was recorded using a blended statutory tax rate of approximately 25% and primarily relates to the increase in intangible assets and remeasuring acquired deferred tax balances using Victory’s current deferred tax rate.
(g)
Stockholders’ Equity

Victory common stock
Victory has 600,000,000 shares of common stock, par value $0.01 per share, authorized. Dividends on common stock are recorded when declared by the Victory board.
Victory preferred stock
As part of the purchase consideration, Victory will issue shares of a new series of non-voting convertible preferred stock, par value $0.01 per share. In the event any dividends are declared or paid or any other distribution is made on or with respect to Victory’s common stock, the Victory preferred stockholders will also receive an amount equal to such dividend. All such dividends on the Victory preferred stock will be paid at the same time as the dividends on the common shares. The Victory preferred stock is economically equivalent in all respects to the common stock and will have the same terms and conditions as the common stock except the preferred stockholders are non-voting. The Victory preferred stock is not convertible at the option of the holder but will automatically convert into common stock upon certain specified transfers as set forth in the Certificate of Designations.

The increases to Common stock and Preferred stock represent the issuance of 3,342,790 shares of Victory common stock at $0.01 par value and the issuance of 20,131,789 shares of Victory preferred stock at $0.01 par value, with an offset to Additional paid-in capital.
Additional paid-in capital
The adjustment is to reflect the elimination of the Amundi US, Inc. additional paid-in capital of $1,132 million. The remaining change relates to amounts in excess of the par value of Victory common stock and Victory preferred stock issued under the contribution agreement.
Retained earnings (deficit)
The adjustment is to reflect the elimination of the Amundi US, Inc. retained deficit of $385 million and the recognition of contribution costs directly attributable to the contribution of $23 million net of tax of $6 million.
(h)
Personnel compensation and benefits

The adjustment represents estimated expense related to new equity compensation awards expected to be granted in connection with the contribution that are not replacements for existing Amundi US equity awards. The shares to be issued under these awards are assumed to vest ratably over a five-year period.
(i)
Depreciation and amortization

The adjustment represents amortization expense related to newly acquired intangible assets for the six months ended June 30, 2024 and for the year ended December 31, 2023. Newly acquired definite-lived intangible assets are estimated at $261 million with a weighted average amortization period of approximately 5.4 years. The fair values of the intangible assets are subject to change upon completion of the final valuations and, the changes may be material.
(j)
Acquisition-related costs

The adjustment is to reflect the recognition of Victory transaction costs directly attributable to the contribution of $23 million that are expected to be incurred after the balance sheet date of June 30, 2024. The pro forma statement of operations requires an adjustment for the year ended December 31, 2023, as these costs are non-recurring and directly related to the contribution. In addition, Victory incurred transaction costs of $4 million that are already reflected within the historical statement of operations for the six-month period ended June 30, 2023. These costs are non-recurring in nature.
(k)
Income taxes

The income tax effects of the pro forma adjustments have been calculated based on the blended statutory rates in effect during the periods for which the pro forma information is presented.
(in thousands)	Six months	Year Ended
	June 30, 2024	December 31, 2023
Income tax expense on Amundi US, Inc. historical income	$(974)	$(8,948)
Income tax impact on pretax adjustments	6,291	18,188
Total	$5,317	$9,240
Note 5. Earnings per share
Victory includes participating securities (Victory preferred stock) in the computation of earnings per share pursuant to the two-class method. The two-class method of calculating earnings per share is an allocation method that calculates earnings per share for common stock and participating securities. Under the two-class method, total dividends provided to and undistributed earnings allocated to the holders of Victory preferred stock are subtracted from Net income in determining income attributable to common stockholders. The calculation of basic earnings per share is calculated by dividing net income available to common shareholders by the weighted average number of shares of Victory common stock outstanding during the period.
Diluted earnings per share is calculated under both the two-class and treasury stock methods, and the more dilutive amount is reported. Victory had vested and unvested stock options and unvested restricted stock grants outstanding during the periods presented and applies the treasury stock method to these securities in its calculation of diluted earnings per share. The treasury stock method assumes that the proceeds of exercise are used to purchase common stock at the average market price for the period. Assumed proceeds include the amount the employee must pay upon exercise and the average unrecognized compensation cost.
The following table assumes the issuance of Victory common stock and Victory preferred stock in connection with the contribution, assuming the contribution occurred on January 1, 2023. As discussed in this proxy statement, the actual number of shares of Victory common stock and Victory preferred stock issuable under the contribution agreement will be subject to adjustment pursuant to the terms of the contribution agreement and will be based on the number of fully diluted shares (calculated pursuant to the terms of the contribution agreement) outstanding as of the closing of the contribution.
Pro Forma Earnings per Share	Six months	Year Ended
	June 30, 2024	December 31, 2023
(in thousands except per share amounts)
Numerator for earnings per common share:
Net income	$163,713	$225,506
Victory preferred stock dividends	—	—
Income attributable to Victory preferred stockholders	37,437	50,624
Income attributable to common stockholders for basic earnings per share	$126,276	$174,882
Allocation adjustment to income attributable to Victory preferred stockholders	612	1,111
Income attributable to common stockholders for diluted earnings per share	$126,887	$175,991
Denominator for earnings per common share:
Basic: Weighted average number of shares outstanding	67,904	69,545
Plus: Incremental shares from assumed conversion of dilutive instruments	1,464	2,012
Diluted: Weighted average number of shares outstanding	69,368	71,557
Earnings per share
Basic:	$1.86	$2.51
Diluted:	$1.83	$2.46
Pro Forma Weighted Average Shares
Basic weighted average number of common shares outstanding – Historical	64,561,106	66,202,352
Common stock issued as part of the contribution	3,342,790	3,342,790
Pro forma weighted average number of common shares – Basic	67,903,896	69,545,142
Preferred stock issued as part of the contribution	20,131,789	20,131,789
Diluted weighted average number of common shares outstanding – Historical	66,025,106	68,214,175
Common stock issued as part of the contribution	3,342,790	3,342,790
Pro forma weighted average number of common shares – Diluted	69,367,896	71,556,965
Preferred stock issued as part of the contribution	20,131,789	20,131,789

NO APPRAISAL RIGHTS
Under the DGCL, neither Victory’s stockholders nor Amundi are entitled to appraisal rights in connection with the contribution or the other transactions contemplated by the contribution agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our Victory common stock, Victory preferred stock and total capital stock as of July 31, 2024, both prior to giving effect to the transactions contemplated by the contribution agreement and immediately following the consummation of the transactions contemplated by the contribution agreement (assuming the contribution and the share issuance had occurred as of July 31, 2024) by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of our outstanding Victory capital stock, (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and executive officers as a group.
To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement. These shares and shares of unvested restricted stock (which have voting rights but are subject to future vesting based on time or performance criteria), are deemed to be outstanding and beneficially owned by the person holding such securities for the purpose of computing the percentage ownership and voting of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership or voting of any other person.
The percentages reflect beneficial ownership as determined in accordance with Rule 13d-3 under the Exchange Act and (i) without giving effect to the transactions contemplated by the contribution agreement, are based on 64,875,913 outstanding shares of our Victory common stock as of July 31, 2024 (excluding 919,026 shares of unvested restricted stock which carry voting rights), and (ii) immediately following the consummation of the transactions contemplated by the contribution agreement, are based on 68,218,625 outstanding shares of our Victory common stock as of July 31, 2024 (excluding 919,026 shares of unvested restricted stock which carry voting rights), which includes 3,342,712 shares of Victory common stock assumed to be issued to Amundi, and assume that Amundi will be issued 20,137,080 shares of Victory preferred stock, which, together with the shares of Victory common stock assumed to be issued to Amundi, will represent 26.1% of Victory’s fully diluted shares after giving effect to those issuances, without any adjustment to share consideration as contemplated by the contribution agreement. Unless otherwise noted below, the address for each of the stockholders in the table below is c/o Victory Capital Holdings, Inc., 15935 La Cantera Parkway, San Antonio, TX 78256.

Principal Stockholders Table
	Shares Beneficially Owned Prior to the Transaction					Shares Beneficially Owned Following the Transaction
Name	# of Common Shares	% of Total Common Stock	# of Preferred Shares	% of Total Capital Stock	% of Total Voting Power(1)	# of Common Shares	% of Total Common Stock	# of Preferred Shares	# of Capital Shares	% of Total Capital Stock	% of Total Voting Power(2)
5% Stockholders
Crestview GP(3)	11,614,250	17.9%	—	17.9%	17.9%	11,614,250	17.0%	—	11,614,250	13.1%	17.0%
Employee Shareholders Committee(4)	8,363,207	12.6%	—	12.6%	12.6%	8,363,207	12.0%	—	8,363,207	9.3%	12.0%
Amundi Parties(5)	756	^	—	—	—	3,343,468	4.9%	20,137,080(5)	23,480,548	26.6%	4.9%
Directors and Named Executive Officers
David C. Brown(6)(7)	2,076,222	3.2%	—	3.2%	3.2%	2,076,222	3.0%	—	2,076,222	2.3%	3.0%
Michael D. Policarpo(6)(8)	1,096,854	1.7%	—	1.7%	17%	1,096,854	1.6%	—	1,096,854	1.2%	1.6%
Nina Gupta(9)	207,819	*	—	*	*	207,819	*	—	207,819	*	*
Mannik Dhillon(6)(10)	275,241	*	—	*	*	275,241	*	—	275,241	*	*
Lawrence Davanzo(11)	189,004	*	—	*	*	189,004	*	—	189,004	*	*
Robert V. Delaney, Jr.(12)	349,764	*	—	*	*	349,764	*	—	349,764	*	*
Richard M. DeMartini(13)	683,423	1.1%	—	1.1%	1.1%	683,423	1.0%	—	683,423	*	1.0%
Karin Hirtler-Garvey	38,465	*	—	*	*	38,465	*	—	38,465	*	*
Robert J. Hurst(14)	342,673	*	—	*	*	342,673	*	—	342,673	*	*
Mary M. Jackson	4,009	*	—	*	*	4,009	*	—	4,009	*	*
Alan H. Rappaport(15)	448,009	*	—	*	*	448,009	*	—	448,009	*	*
All Directors and executive officers as a group (11 Persons)	5,711,483	8.8%	—	8.8%	8.8%	5,711,483	8.4%	—	5,711,483	6.5%	8.4%

^
Represents beneficial ownership of less than 5%.

*
Represents beneficial ownership of less than 1%.

(1)
Sum of percentages exceeds 100% due to unvested restricted stock with voting rights and shares of Victory common stock issuable upon the exercise of options.

(2)
The shares of Victory preferred stock are not convertible into shares of Victory common stock at the option of the holder. However, as described elsewhere in this proxy statement, upon specified transfers of the Victory preferred stock to third parties, the shares of Victory preferred stock will automatically convert into shares of Victory common stock in the hands of the transferee on an equivalent basis.

(3)
This number does not include 8,363,207 shares of Victory common stock owned by other parties to the Shareholders’ Agreement, dated February 12, 2018 (the “Shareholders’ Agreement”) for which Crestview Partners II GP, L.P. (“Crestview GP”) may be deemed to have beneficial ownership. See the “Certain Relationships and Related Party Transactions — Amended and Restated Shareholders’ Agreement” section of the proxy statement filed with the SEC on March 28, 2024. Crestview GP disclaims beneficial ownership of all such shares. Crestview GP may be deemed to be the beneficial owner of 11,591,983 shares of Victory common stock owned directly by Crestview Victory and 22,267 shares of Victory common stock owned directly by Crestview Advisors, L.L.C., which provides investment advisory and management services to certain Crestview entities, and Crestview Victory GP, LLC is the general partner of Crestview Victory. Crestview Partners II, L.P., Crestview Partners II (TE), L.P., Crestview Partners II (FF), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. (collectively, the “Crestview Funds”) are members of Crestview Victory GP, LLC and limited partners of Crestview Victory. Crestview GP and the Crestview Funds may be deemed to be beneficial owners of the shares owned directly by Crestview Victory. Crestview GP has voting and investment control over such shares. Decisions by Crestview GP to vote or dispose of such shares require the approval of a majority of the members of its investment committee and the chairman of the investment committee, which is composed of the following individuals: Barry S. Volpert (chairman), Thomas S. Murphy, Jr., Robert V. Delaney, Jr., Brian P. Cassidy, Daniel G. Kilpatrick and Bradford R. Williams. None of the foregoing persons has the power individually to vote or dispose of such shares. Each of the foregoing individuals disclaims beneficial ownership of all such shares. The address of each of the foregoing is c/o Crestview, 590 Madison Avenue, 42nd Floor, New York, NY 10022. Each Reporting Person disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.
(4)
Upon the completion of Victory’s initial public offering in 2018, or IPO, a substantial majority of our employee stockholders entered into the Employee Shareholders’ Agreement pursuant to which they granted an irrevocable voting proxy with respect to the shares of our Victory common stock they have acquired from us and any shares they may acquire from us in the future to the Employee Shareholders Committee currently consisting of Mr. Brown, Mr. Policarpo and Mr. Dhillon. All shares subject to the Employee Shareholders’ Agreement will be voted in accordance with the majority decision of those three members. Shares originally subject to the agreement cease to be subject to it when sold by the employee or upon the termination of the employee’s employment with us. The number of shares of common stock in this row includes the shares of common stock currently beneficially owned by current employees party to the Employee Shareholders’ Agreement, which consist of (i) 6,614,360 shares of Victory common stock, (ii) 919,026 unvested restricted shares of Victory common stock and (iii) 829,821 shares of Victory common stock issuable upon the exercise of options. As members of our Employee Shareholders Committee, Mr. Brown, Mr. Policarpo and Mr. Dhillon share voting power over all of these shares. Other than as shown in the row applicable to each of them individually, none of Mr. Brown, Mr. Policarpo or Mr. Dhillon has investment power with respect to any of the shares subject to the Employee Shareholders’ Agreement, and each disclaims beneficial ownership of such shares. See the “Relationships and Related Party Transactions — Employee Shareholders’ Agreement” section of the proxy statement filed with the SEC on March 28, 2024. This number does not include 11,614,250 shares of Victory common stock owned by other parties to the Shareholders’ Agreement for which the Employee Shareholders Committee may be deemed to have beneficial ownership. The Employee Shareholders Committee disclaims beneficial ownership of all such shares.

(5)
Consists of shares of Victory common stock held of record by Amundi, a wholly owned subsidiary of Amundi Parent. Amundi and Amundi Parent may be deemed to be the beneficial owners of 756 shares of Victory common stock owned directly by KBI Global Investors, Ltd., a wholly owned subsidiary of Amundi. Pursuant to the contribution agreement, the aggregate share consideration to be issued to Amundi at the closing will be determined based on the number of fully diluted shares of Victory stock calculated pursuant to the terms of the contribution agreement. The denominator in the ownership percentage calculation shown in the above table, however, is not based on fully diluted shares and consequently does not include 919,026 unvested restricted shares and 829,821 options to acquire Victory common stock outstanding as of July 31, 2024, thus resulting in an ownership percentage in excess of 26.1%.

(6)
Pursuant to the Employee Shareholders Agreement, Mr. Brown, Mr. Policarpo and Mr. Dhillon each granted an irrevocable voting proxy with respect to all of the shares of our Victory common stock they have acquired from Victory and any shares they may acquire from Victory in the future to the Employee Shareholders Committee as described in footnote 4 above. Each retains investment power with respect to the shares of our Victory common stock he holds, which are the shares reflected in the row applicable to each person. This amount does not include shares owned by other parties to the Employee Shareholders Agreement for which each of Mr. Brown, Mr. Policarpo and Mr. Dhillon may be deemed to have beneficial ownership. Each of such persons disclaims beneficial ownership of all such shares.

(7)
Consists of (i) 1,808,609 shares of Victory common stock and (ii) 267,613 unvested restricted shares of Victory common stock.

(8)
Consists of (i) 964,412 shares of Victory common stock and (ii) 132,442 unvested restricted shares of Victory common stock.

(9)
Consists of (i) 149,545 shares of Victory common stock and (ii) 58,274 unvested restricted shares of Victory common stock.

(10)
Consists of (i) 240,750 shares of Victory common stock and (ii) 34,491 unvested restricted shares of Victory common stock.

(11)
Consists of (i) 169,470 shares of Victory common stock held of record by the Lawrence E. Davanzo and Christine Davanzo Revocable Trust, for which Mr. Davanzo serves as trustee and (ii) 19,534 shares of Victory common stock held of record by Mr. Davanzo.

(12)
Consists of 349,764 shares of Victory common stock held of record by The 2007 Delaney Family LLC, an entity which Mr. Delaney controls.

(13)
Consists of (i) 27,841 shares of Victory common stock held of record by Mr. DeMartini’s spouse, (ii) 643,532 shares of Victory common stock held of record by The DeMartini 2018 Children’s Trust, a family trust in which Mr. DeMartini’s spouse serves as the trustee and Mr. DeMartini has investment control and (iii) 12,050 shares of Victory common stock held of record by Mr. DeMartini.

(14)
Consists of (i) 316,580 shares of Victory common stock held of record by RJH Investment Partners, L.P., an entity which Mr. Hurst controls and (ii) 26,093 shares of Victory common stock held of record by Mr. Hurst.

(15)
Consists of (i) 298,861 shares of Victory common stock held of record by ADR Partners, an entity which Mr. Rappaport controls and (ii) 149,148 shares of Victory common stock held of record by Mr. Rappaport.

STOCKHOLDER PROPOSALS
Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to submit a proposal for consideration at our 2025 annual meeting of stockholders and include that proposal in our 2025 proxy materials should submit their proposal by certified mail, return receipt requested to Victory Capital Holdings, Inc., c/o Corporate Secretary, 15935 La Cantera Parkway, San Antonio, TX 78256. Proposals must be received no later than December 6, 2024 and satisfy the requirements under applicable SEC Rules (including SEC Rule 14a-8) to be included in the proxy materials for the 2025 annual meeting.
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal, including any proposal for the nomination of a director for election, before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy materials. For such a proposal to be properly brought before the 2025 annual meeting of the stockholders, written notice of the proposal must be received by the Corporate Secretary no earlier than January 2, 2025 nor later than February 1, 2025. Any such stockholder notice must contain the information required by, and be provided in the manner set forth in, our amended and restated bylaws.

HOUSEHOLDING OF PROXY STATEMENT
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless the stockholders have notified Victory of their desire to receive multiple copies of the proxy statement. This process, which is commonly referred to in this proxy statement as “householding,” potentially provides extra convenience for stockholders and cost savings for Victory.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of this proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please contact Victory at the address provided below. Victory will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Victory Capital Holdings, Inc., 15935 La Cantera Parkway, San Antonio, TX 78256, Attn: Investor Relations, telephone: (216) 898-2412, e-mail: ir@vcm.com.

WHERE YOU CAN FIND MORE INFORMATION
Victory files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Victory’s SEC filings are available to the public at the SEC’s website at www.sec.gov. Investors may also consult Victory’s website for more information about Victory. Victory’s website is www.vcm.com. Information included on these websites is not incorporated by reference into this proxy statement.
The SEC allows Victory to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement, except for any information that is superseded by information included directly in this proxy statement or incorporated by reference subsequent to the date of this proxy statement as described below. This proxy statement also contains summaries of certain provisions contained in some of Victory’s documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement. Unless otherwise provided below, the information provided in Victory’s SEC filings (or available on Victory’s website or the SEC’s website) is not part of this proxy statement and is not incorporated by reference.
This proxy statement incorporates by reference the documents listed below (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 and the related exhibits under Item 9.01 of Form 8-K). These documents contain important information about the companies, their respective financial condition and other matters.
Victory SEC Filings (File No. 001-32367)	Period or File Date
Annual Report on Form 10-K	Year ended December 31, 2023
Quarterly Reports on Form 10-Q	Quarterly period ended March 31, 2024 and June 30, 2024
Current Reports on Form 8-K and 8-K/A	Filed on January 10, 2024, February 12, 2024, March 11, 2024, April 9, 2024, May 8, 2024, May 9, 2024, June 11, 2024, June 13, 2024, July 9, 2024, July 10, 2024, July 12, 2024 and August 12, 2024
Definitive Proxy Statement on Schedule 14A	Filed on March 28, 2024
In addition, Victory incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of this proxy statement and prior to the date of the special meeting (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein). Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed.
You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or Victory will provide you with copies of these documents, without charge, upon request to:
Victory Capital Holdings, Inc.
15935 La Cantera Parkway
San Antonio, TX 78256
Attention: Investor Relations
In the event of conflicting information in this proxy statement in comparison to any document incorporated by reference into this proxy statement, or among documents incorporated by reference, the information in the latest filed document controls.
You should rely only on the information contained or incorporated by reference into this proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated [       ], 2024.

You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement is accurate as of any date other than the date of such incorporated document. Neither Victory’s mailing of this proxy statement to Victory stockholders nor will the issuance by Victory of Victory common stock in the share issuance create any implication to the contrary.
This document contains a description of the representations and warranties that each of Victory and Amundi made to the other in the contribution agreement. Representations and warranties made by Victory, Amundi and other applicable parties are also set forth in contracts and other documents that are attached or filed as exhibits to this document or are incorporated by reference into this document. These materials are included or incorporated by reference to provide you with information regarding the terms and conditions of the agreements. Accordingly, the representations and warranties and other provisions of the contribution agreement and the contracts and other documents that are attached to or filed as exhibits to this document or are incorporated by reference into this document should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this document.

AMUNDI US, INC.
Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
With Report of Independent Auditors

Report of Independent Auditors
To the Board of Directors and Stockholder of Amundi US, Inc.:
Opinion
We have audited the consolidated financial statements of Amundi US, Inc. (the Company), which comprise the consolidated balance sheets as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in stockholder’s equity and cash flows for each of the three years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the three years ended December 31, 2023, in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
August 6, 2024

AMUNDI US INC.
Consolidated Balance Sheets
(in thousands, except share amounts)
	December 31 2023	December 31 2022
Assets
Cash and cash equivalents	$148,497	$133,899
Receivables:
Investment management fees, distribution fees, and the Pioneer Family of Mutual Funds	20,395	23,008
Due from affiliates	22,130	24,532
Other	114	851
Prepaid service fees and dealer advances	617	566
Prepaid expenses	6,267	5,993
Other assets	11,423	12,615
Investment in deferred compensation plans	71,406	62,360
Property, software and equipment (net of accumulated depreciation/ amortization of $15,580 and $12,810, respectively)	14,998	18,141
Right of use property (net of accumulated depreciation of $15,246 and $11,844, respectively)	26,873	29,690
Intangible assets (net of accumulated amortization of $15,604 and $14,782, respectively)	716,816	717,638
Total assets	$1,039,536	$1,029,293
Liabilities and Stockholder’s Equity
Liabilities:
Accrued compensation and related benefits	$29,318	$31,876
Accounts payable and accrued expenses	16,803	19,841
Distribution and service fees due to brokers and dealers	11,155	10,841
Due to affiliates	14,993	5,626
Income tax payable	5,000	4,031
Deferred income taxes	140,364	152,504
Deferred compensation plans	51,681	42,907
Lease liability	37,378	41,022
Long-term incentive plans	11,575	5,617
Total liabilities	318,267	314,265
Stockholder’s equity:
Common stock, $0.01 par value. Authorized 1,000 shares; issued and outstanding 100 shares	—	—
Paid-in capital	1,131,802	1,131,802
Accumulated deficit	(410,533)	(416,774)
Total stockholder’s equity	721,269	715,028
Total liabilities and stockholder’s equity	$1,039,536	$1,029,293
The accompanying notes are an integral part of these consolidated financial statements.

AMUNDI US, INC.
Consolidated Statements of Operations
Years Ended December 31, 2023, 2022 and 2021
(in thousands)
	2023	2022	2021
Revenues:
Investment management fees, net	$260,336	$277,026	$314,558
Service fees, distribution fees and underwriting revenues	63,628	70,433	84,554
Related party revenues	78,159	106,966	102,639
Reimbursement for expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates	40,386	44,019	39,540
Reimbursements for administrative services and other revenue	24,748	9,498	19,800
Total revenues	467,257	507,942	561,091
Operating expenses
Service and distribution expenses	62,796	69,793	82,588
Compensation and related benefits	158,740	146,145	158,343
Related party expenses	30,377	17,141	14,367
Sales and marketing	38,382	41,996	43,682
Depreciation and amortization	4,122	4,309	4,260
Occupancy and facilities	8,596	8,411	7,991
Share-based compensation	5,634	3,801	1,654
Data-related services	7,751	7,647	7,969
Expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates	40,386	44,019	39,540
Other expenses	20,904	30,671	23,632
Total operating expenses	377,688	373,933	384,026
Income before provision for income taxes	89,569	134,009	177,065
Provision for income taxes	13,328	31,606	43,096
Net income and comprehensive income	$76,241	$102,403	$133,969
The accompanying notes are an integral part of these consolidated financial statements.

AMUNDI US, INC.
Consolidated Statements of Changes in Stockholder’s Equity
Period ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
	Common stock		Paid-in capital	Accumulated deficit	Total stockholder’s equity
	Number of shares	Amount
Balance at January 1, 2021	100	$—	$1,130,813	$(456,146)	$674,667
Net income	—		—	133,969	133,969
Intercompany contribution of capital	—	—	837	—	837
Dividends paid	—	—	—	(107,000)	(107,000)
Balance at December 31, 2021	100	$—	$1,131,650	$(429,177)	$702,473
Net income	—	—	—	102,403	102,403
Intercompany contribution of capital	—	—	152	—	152
Dividends paid	—	—	—	(90,000)	(90,000)
Balance at December 31, 2022	100	$—	$1,131,802	$(416,774)	$715,028
Net income	—	—	—	76,241	76,241
Intercompany contribution of capital	—	—	—	—	—
Dividends paid	—	—	—	(70,000)	(70,000)
Balance at December 31, 2023	100	$—	$1,131,802	$(410,533)	$721,269
The accompanying notes are an integral part of these consolidated financial statements.

AMUNDI US, INC.
Consolidated Statements of Cash Flows
Years ended December 31, 2023, 2022 and 2021
(in thousands)
	2023	2022	2021
Cash flows from operating activities:
Net income	$76,241	$102,403	$133,969
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,122	4,309	4,260
Deferred income taxes	(12,183)	3,328	(3,549)
Share-based compensation	5,634	3,801	1,654
Changes in operating assets and liabilities:
Receivable for investment management fees and from Pioneer Family of Mutual Funds	2,613	(2,484)	(3,285)
Due from affiliates	2,402	5,917	(7,296)
Other receivables	737	(196)	724
Prepaid service fees and dealer advances	(51)	88	54
Prepaid expenses	(274)	88	(653)
Other assets	1,192	1,261	(13,787)
Investment in deferred compensation plans	(9,046)	(3,010)	(9,610)
Right of use property	2,817	2,044	1,879
Accrued compensation and related benefits	(2,558)	(7,639)	9,403
Accounts payable and accrued expenses	(3,038)	(228)	390
Distribution and service fees due to brokers and dealers	314	(3,499)	1,178
Due to affiliates	9,410	(7,810)	411
Income taxes payable	969	567	1,461
Deferred compensation plans	8,774	(174)	5,270
Lease liability	(3,644)	(2,871)	(1,310)
Long-term incentive plans	324	(5,760)	(10,737)
Net cash provided by operating activities	84,755	90,135	110,426
Cash flows from investing activities:
Net proceeds from repurchase agreements	—	—	87,280
Purchases of property and equipment	(157)	158	(5,147)
Net cash provided (used) by investing activities	(157)	158	82,133
Cash flows from financing activities:
Payment of dividend to parent company	(70,000)	(90,000)	(107,000)
Intercompany contribution of capital	—	152	837
Net cash used in financing activities	(70,000)	(89,848)	(106,163)
Net increase in cash and cash equivalents	14,598	445	86,396
Cash and cash equivalents at beginning of year	133,899	133,454	47,058
Cash and cash equivalents at end of year	$148,497	$133,899	$133,454
Supplemental disclosure:
Cash paid for taxes, net of refunds	$22,598	$36,632	$44,875
The accompanying notes are an integral part of these consolidated financial statements.

AMUNDI US, INC.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
(1)   Nature of Operations and Organization
(a)
Nature of Operations

Amundi US, Inc., (the Company), a Delaware corporation, is a holding company operating primarily out of Boston, MA and Durham, NC. The Company and its subsidiaries are wholly owned by Amundi Holdings US, Inc. (AHUS), a wholly owned subsidiary of Amundi Asset Management S.A.S. (Amundi), a global asset manager headquartered in Paris, France.
(b)
Organization

Amundi Asset Management US, Inc. (AAMUS), a wholly owned subsidiary of the Company, serves as the investment adviser for the US-registered investment companies comprising the Pioneer Family of Mutual Funds (the Pioneer Funds), and provides advisory and sub-advisory services to institutional, related-party, and other accounts.
Amundi Distributor US, Inc. (AD), a wholly owned subsidiary of the Company, serves as the principal underwriter and distributor of shares of the Pioneer Funds through a network of independent broker-dealers, is the exclusive distributor of the Pioneer Variable Contracts Trust, and provides marketing and promotional services on behalf of affiliates for non-US distributed portfolios. AD is a registered securities broker-dealer under the US Securities and Exchange Commission (SEC) Act of 1934 and is a member of the Financial Industry Regulatory Authority (FINRA).
Up until 2015, Vanderbilt Capital Advisors, LLC (VCA), which was a wholly owned subsidiary of the Company, provided advisory and other services to various institutional clients, and was a registered advisor with the SEC. During 2015, VCA deregistered as an advisor, and from 2016 to 2023, VCA had minimal operations. VCA liquidated in 2023 and all remaining balances were transferred to Amundi Asset Management US, Inc. (see note 14).
On July 8, 2024, Amundi entered into a definitive agreement to sell AHUS and its subsidiaries to Victory Capital Holdings, Inc. (Victory Capital), subject to regulatory and shareholder approval and customary closing conditions. AHUS’s activities are principally conducted by its wholly owned subsidiary AUS. The consolidated financial information for AUS included in these consolidated financial statements does not include the financial information of AHUS as the consolidated financial statements of AUS materially reflect the acquired assets and operations of AHUS and their impact on Victory Capital’s ongoing operations. In addition, presenting financial statements for AHUS would require the inclusion of financial information for a business acquired by AHUS in 2022 and sold in 2023, which was not integrated into the operations of AUS and none of that business’s assets, obligations or operations will be acquired by Victory Capital as a result of the proposed transaction. Therefore, the consolidated financial statements of AUS herein are presented in lieu of consolidated financial statements for AHUS.
(2)   Summary of Significant Accounting Policies
(a)
Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP), which require the use of judgments, estimates and assumptions by management that affect the amounts reported in the consolidated financial statements and related disclosures. Actual results could differ from those estimates. All amounts are expressed in US dollars unless otherwise specified.

AMUNDI US, INC.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
(b)
Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its subsidiaries and any other entities in which it has a controlling financial interest. In evaluating whether or not an entity must be consolidated, the Company determines if such entity is a voting interest entity (VOE) or a variable interest entity (VIE). Under the VOE model, a controlling financial interest is typically present if the Company owns a majority of the voting interest in an entity or otherwise has the power to govern the financial and operating policies of the entity. The Company consolidates any variable interest entity (VIE), including any open-end registered investment companies (company-sponsored funds), for which the Company has a controlling financial interest and the Company is therefore considered the primary beneficiary. The Company is the primary beneficiary, which is when it has both the power to direct the activities that most significantly impact the VIE and a variable interest that could potentially be significant to the VIE. As of December 31, 2023, 2022 and 2021, the Company was not the primary beneficiary of any variable interest entities. The Company recognizes non-controlling interest in consolidated affiliates in which the Company’s ownership is less than 100 percent. All intercompany accounts and transactions have been eliminated in consolidation.
(c)
Operating Segments

The Company operates in one segment, which consists of its investment management and advisory services. Management assesses the financial performance of its operations on a consolidated basis.
(d)
Sales of Pioneer Family of Mutual Fund Shares

Upon the sale of shares by the Pioneer Funds, the Company records accounts receivable from the third-party broker dealer and corresponding accounts payable to the Pioneer funds, on a trade-date basis. Similarly, upon the redemption of shares of the Pioneer Funds, the Company records accounts receivable from the Pioneer Funds and corresponding accounts payable to the third-party broker dealer. The receivables and payables to and from broker-dealers and the Pioneer Funds for unsettled fund shares sold or redeemed are presented on a net basis. The net presentation of these receivables and payables is determined based on the Company’s role as an agent, rather than as a principal, regarding these transactions, in that the Company is acting as a conduit between two counterparties, the broker-dealers and the Pioneer Funds, and bears no financial responsibility to either party.
(e)
Recognition of Revenues and Expenses

The Company’s revenue is largely dependent on the total value and composition of assets under management of AAMUS, which includes domestic and international equity and debt portfolios; accordingly, fluctuations in financial markets and in the composition of assets under management affect revenue and results of operations.
The Company has contractual arrangements with third parties to provide distribution-related services. Management’s determination of whether revenue should be reported gross based on the amount paid by the funds or net of payments to third-party service providers is based on management’s assessment as to whether the Company is acting as the principal service provider or is acting as an agent. The primary factors considered in assessing the nature of the Company’s role include (1) whether the Company is responsible for the fulfillment of the obligation, including the acceptability of the services provided; (2) whether the Company has reasonable latitude to

AMUNDI US, INC.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
establish the price of the services provided; (3) whether the Company has the discretion to select the service provider; and (4) whether the Company assumes credit risk in the arrangement. Management has determined that the Company is acting as the principal service provider, as such, gross presentation is appropriate.
Investment Management Fees, net
Investment management fees represent fees earned by the Company for providing funds with overall management of the funds’ assets, including oversight of fund operations, maintenance of books and records related to investments, and paying expenses of the funds. The combination of these services represents the combined output of overall investment management and advisory services. Agreements with certain of the Pioneer Funds provide for fee reductions as well as performance fees. Fee reductions are based on the excess of annual expenses of each mutual fund over certain limits. Performance fees are based on the achievement of a specified performance threshold over a contractually defined benchmark. Investment management fee revenue is inclusive of performance fees and net of fee waivers. Investment management fee revenue and fee waivers are calculated by applying a contractually agreed upon rate to assets under management. The revenue is recognized over time, as the customer simultaneously receives and consumes the benefits of the investment management services by the Company. Performance fees are recorded at a point in time, as the fund’s performance is crystallized at the end of a predetermined period without the possibility of future clawback. Investment management fee revenue also includes revenue earned for rendering investment advisory and management services for the closed-end Pioneer Funds. Investment management fees are reported net of the amortization of fees paid to underwriters for organizational and offering costs incurred when launching a new closed-end fund (see note 2j). Investment management fees are recorded net of performance fee reductions, waived fees and closed-end fund offering cost amortization on the accompanying Consolidated Statements of Operations.
Service Fee, Distribution Fee, and Underwriting Revenues and Expenses
Distribution and service fee revenue is earned from the Pioneer Funds for the ongoing performance of distribution and related fund services, contractually agreed upon and subject to annual renewal by the participating Pioneer Funds’ Board of Trustees. Distribution fee revenues include distribution fees earned based on an annual rate of 0.75% (0.25% for short-term funds) of net assets of Class C shares of the Pioneer Funds and 0.25% per annum for Class R shares. Service fee revenues include a service fee based on annual rate of 0.25% (0.20% for short-term funds) that is collected by the Company as reimbursement from the Pioneer Funds for service fees prepaid to brokers and dealers in the initial year that an account is established. Payments of a portion of these fees may be made to third-party distributors who ultimately fulfill those contractual performance obligations. The Company may elect to waive these fees. Simultaneous receipt and consumption of the service by the customer occurs, therefore, the fee is earned over time.
In subsequent years, these distribution and service fees will be collected by the Company and remitted to third-party brokers and dealers as compensation pursuant to the underlying funds’ distribution plans. The expenses associated with third-party distribution and service fee arrangements are recorded in service and distribution fee expense on the accompanying Consolidated Statements of Operations, as the services are provided by the third party.
Underwriting revenues consist of underwriting commissions and commissions a dealer or the Company earned from the distribution of Class A shares of the Pioneer Funds through a network of independent broker-dealers. For Class A shares, the shareholder pays an underwriter

AMUNDI US, INC.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
commission to the Company of up to 5.75% of the dollar value of the shares sold, which is recorded as revenue as a point in time, on the trade (execution) date of the sale of the Class A share. Up to 5.00% of the dollar value of shares sold is then paid to the third-party broker dealer and recorded by the Company as an expense. Under certain conditions, the Company may waive the underwriting commission of Class A shares (known as front-end sales load) and sell the shares at net asset value. In these circumstances, the Company does not earn an underwriting commission. Variable annuity commissions are earned on the distribution of variable annuity contracts.
Certain of the Pioneer Funds maintain a multi-class share structure whereby the participating funds offer traditional front-end load shares (Class A shares), back-end load shares (Class C shares), and no-load shares (Class R and Class Y shares). The investor may be required to pay a contingent deferred sales charge (CDSC) on certain shares if there is a redemption within one year. The CDSC is paid based on the lower of original cost or current market value at declining rates starting at 1% on Class C shares and up to 1% on Class A shares.
The Company capitalizes and amortizes Class C share dealer advances for financial statement purposes over a twelve-month period. Amortization is included in service and distribution fee expense in the accompanying Consolidated Statements of Operations. Distribution fees received by the Company from participating funds are recorded as revenue when earned, gross of any distribution payments made to third parties. CDSCs received by the Company from redeeming shareholders are recognized as revenue at a point in time, upon redemption of the investment during the redemption period. Prepaid service fees are capitalized and amortized for financial statement purposes over a twelve-month period. Amortization is included in service and distribution fee expense in the accompanying Consolidated Statements of Operations.
Reimbursement for expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates
The Company pays certain expenses, on behalf of and reimbursed by the Pioneer Funds and other Amundi affiliates, related to services rendered to these entities. Such amounts are recorded as revenue at a point in time, in the period in which the services are provided to these entities when the Company is deemed to be acting as the principal in the arrangement.
Reimbursement for administrative services, other revenue and operating expenses
Other revenue primarily consists of interest and dividend income, and reimbursement for other administrative services provided to the Pioneer Funds. Related-party revenue primarily consists of revenues earned from other Amundi affiliates (see note 10). Operating expenses are recorded on the accrual basis.
(f)
Cash and Cash Equivalents

The Company considers liquid investments with original maturities of fewer than 90 days to be cash equivalents and carries them at fair value. Cash and cash equivalents of $148,497 and $133,899 on December 31, 2023 and 2022, respectively, includes cash equivalents comprising amounts invested in the Pioneer U.S. Government Money Market Fund of $28,000 as of December 31, 2023 and 2022. The Company’s investment in the Pioneer U.S. Government Money Market Fund is valued at net asset value which is fair value. Cash and cash equivalents also includes checking and other accounts of $120,497 and $105,899 on December 31, 2023 and 2022, respectively, representing funds available for use in the normal day-to-day operations of the Company.

AMUNDI US, INC.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
(g)
Investments

Investment in Deferred Compensation Plans
The Company has established Rabbi Trusts to fund the obligations of the various deferred compensation plans and directs the investment of Rabbi Trust assets in a manner similar to investments proposed by participants in order to match the deferred compensation liability (see note 9).
(h)
Fair Value Measurements

The Company follows the Financial Accounting Standards Board’s (FASB) Accounting Standard Codification (ASC) 820, Fair Value Measurements and Disclosures. In accordance with ASC 820, fair value is defined as the price that the Company would receive upon selling an investment in an orderly transaction to an independent buyer in the principal or most advantageous market of the investment. ASC 820 establishes a three-tier hierarchy for measuring fair value and enhancing disclosure. The three-tier hierarchy of inputs is summarized in the three broad levels listed below:
•
Level 1 — quoted prices in active markets for identical instruments.

•
Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risks, etc.).

•
Level 3 — significant unobservable inputs (including management’s own assumptions in determining the fair value of investments).

Changes in valuation techniques may result in transfers in or out of current assigned levels within the hierarchy. The Company recognizes transfers, if any, between fair value hierarchy levels at the end of the reporting period. There were no transfers between the assigned hierarchy levels during the year.
(i)
Foreign Currency Transactions

Assets and liabilities denominated in foreign currencies are translated at applicable rates as of the balance sheet date. Revenues and expenses are translated based on actual contracted exchange rates at settlement. The difference between the exchange rate at settlement and the rate at the time incurred is recognized as an exchange rate gain or loss. Share-based compensation expenses are translated using average exchange rates during the period. Gains and losses realized on foreign currency transactions principally relate to the settlement of intercompany arrangements with non-US affiliates and are included in administrative services and other revenue and other expenses in the accompanying Consolidated Statements of Operations.
(j)
Capitalized Closed End Fund Offering Costs

The Company recognizes certain organizational expenses and offering costs paid to underwriters that are associated with the launch of a new closed-end fund as an asset in the accompanying Consolidated Balance Sheets, in accordance with ASC 606, Revenue from Contracts with Customers. The asset is assessed annually for impairment. These costs are amortized over the life of the fund and are presented as a reduction of the management fee revenue received from the fund. As of December 31, 2023 and 2022, the capitalized closed-end fund offering costs amounted to $11,423 and $12,615, respectively, which is included as a component of other assets in the accompanying Consolidated Balance Sheets, and $1,192 each as of December 31, 2023 and 2022

AMUNDI US, INC.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
and $498 as of December 31, 2021 was included as a reduction of investment management fee revenue in the accompanying Consolidated Statements of Operations.
(k)
Property, Software and Equipment

Property, software and equipment are reported at cost less accumulated depreciation and amortization, computed on a straight-line basis over the estimated useful lives, which range between three and five years for equipment, furniture and fixtures, three years for software and over the lease term or 10 years, whichever is shorter, for leasehold improvements. Additions, renewals, and betterments of fixed assets are capitalized. Expenditures for maintenance and repairs are charged to expense when incurred.
(l)
Leases

The Company is party to several operating leases related to rental properties that expire at various dates through 2031, with options to renew. The Company assesses at contract inception whether the contract is, or contains, a lease. The Company’s lease agreements typically do not contain any significant guarantees of asset values at the end of a lease or restrictive covenants.
The lease liability on the accompanying Consolidated Balance Sheets represents the Company’s obligation to make payments arising from a lease, measured on a discounted basis, and the right of use asset on the accompanying Consolidated Balance Sheets represents the Company’s right to use, or control the use of a specified asset for the lease term. A lease liability is determined based on the present value of unpaid future minimum lease payments for the population of leases determined at the time of adoption or upon commencement of a new lease. The Company uses the incremental borrowing rate of Amundi to calculate the present value of lease payments. A right of use asset is measured initially as the value of the lease liability plus initial direct costs and prepaid lease payments and less lease incentives received.
Fixed payments representing rental of the property are included in the calculation of the right of use asset and lease liability and payments that are variable in nature (primarily operating expenses) are excluded and expensed as incurred. The Company made an accounting policy election to not recognize lease assets or liabilities for leases with a term of 12 months or less. Lease payments related to short-term leases with a term of twelve months or less are recognized on a straight-line basis as short-term lease expense.
At the commencement of a new lease, the Company assesses whether it is reasonably certain to exercise a renewal option to determine whether it should be included in the calculation of the right of use asset and lease liability. There are no renewal options deemed reasonably certain to be exercised for any of the Company’s current leases and therefore no renewal options are included in the calculation of the right of use asset and lease liability.
(m)
Dividends

During 2023, 2022 and 2021, the Company paid cash dividends of $70,000, $90,000 and $107,000, respectively, to AHUS.
(n)
Concentration of Credit Risk

The Company is primarily engaged in the advising, selling, and distribution of shares of the Pioneer Funds. In the event counterparties do not fulfill their obligations to the Company, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the

AMUNDI US, INC.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
counterparties. It is the Company’s policy to review, as necessary, the credit standing of each counterparty. For the years ended December 31, 2023, 2022 and 2021, revenues from Pioneer Fund represented approximately 14%, 14% and 13% of total investment fees, respectively, and the Pioneer Fundamental Growth Fund represented approximately 14%, 12% and 14% of total investment management fees, respectively. Additionally, revenues from the Pioneer Fund represented approximately 27%, 26% and 25% of the total service fee, distribution fee, and underwriting revenues of the Company for the years ended December 31, 2023, 2022 and 2021, respectively. For the years ended December 31, 2021, Pioneer Fundamental Growth Fund represented approximately 10% of the total service fee, distribution fee, and underwriting revenues of the Company.
The Company has certain cash balances that exceed the insured limits set by the Federal Deposit Insurance Corporation in the United States, which exposes the Company to credit risk. The Company does not believe that cash balances are subject to any unusual risk associated with the Company’s activities.
(o)
Legal and Other Loss Contingencies

The Company, AHUS, and Amundi may from time to time be subject to claims pursuant to U.S. lawsuits, which seek damages, including trebled damages, in amounts, which could, if assessed, be significant. Refer to note 14 for further detail.
The Company records liabilities for contingencies when it is probable that a liability has been incurred before the balance sheet date and the amount can be reasonably estimated. Significant management judgment is required to comply with this guidance. The Company analyzes its litigation exposure based on available information, including consultation with outside counsel handling the defense of these matters, to assess its potential liability. Contingent liabilities, if any, are not discounted.
(p)
Share-Based Compensation

Certain employees of the Company are eligible to participate in a long-term incentive plan granted by Amundi whereby participants are granted a number of shares based on performance targets (refer to note 8). This award is classified as an equity award. Equity awards are recognized at estimated fair value at the grant date and amortized over the requisite service period on a straight-line basis. Compensation expense is recorded on the Consolidated Statements of Operations (net of estimated forfeitures). Amundi recharges the Company for the shares based on their cost for acquiring the shares in the open market. The difference between the amount recorded by the Company and the amount recharged by Amundi, if any, is recorded as paid-in-capital, recognized as an intercompany contribution or redemption of capital in the accompanying Statement of Changes in Stockholder’s Equity and classified as a financing cash flow in the accompanying Statement of Cash Flows. There was no settlement with Amundi related to the long-term incentive plan for the years ended December 31, 2023, 2022 and 2021.
Amounts payable in connection with these plans, including any unrealized foreign currency translation gains or losses, are recorded in long-term incentive plans in the accompanying Consolidated Balance Sheets.
(q)
Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. The Company uses

AMUNDI US, INC.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
an estimate of the future undiscounted net cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. These assets are amortized on a straight-line basis.
(r)
Intangible Assets

Intangible assets that have indefinite useful lives are subject to annual impairment testing in accordance with ASC 350, Intangibles — Goodwill and Other. Intangibles may be tested using a qualitative approach and/or an income approach (discounted cash flows) on an interim or annual basis, with consideration of whether events or changes in circumstances between annual tests indicate the assets might be impaired. The Company is defined as a single reporting unit for purposes of impairment testing.
Definite lived intangibles are amortized on a straight-line basis over time (refer to note 5).
All indefinite lived intangible assets are categorized as management contracts, which are contractual arrangements the company has with third parties to provide fund services, where the Company expects to, and has the ability to, continue to manage these funds indefinitely.
Indefinite-lived intangible assets are reviewed for impairment annually as of September 30th using a qualitative approach which weighs various factors in order to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired. Management also periodically considers whether there were events or circumstances that continue to support an indefinite useful life. Indicators monitored by management that may indicate an indefinite useful life is no longer supported include adverse changes in the discount rate, assets under management (AUM) levels, management fee rates, or the cost to income ratio. If the qualitative approach indicates that it is more likely than not that an indefinite-lived intangible asset is impaired, the Company estimates the fair-value of the asset and compares it to the book value of the asset to determine whether an impairment change is necessary. Management has determined that is it not more likely than not that the indefinite-lived intangible assets are impaired as of December 31, 2023.
(s)
Income Taxes

The Company is included in a consolidated federal income tax return filed by AHUS, which files a federal income tax return as the common parent corporation of an affiliated group of corporations which includes the Company. The Company files in various states, either separately or as part of a combined return. The Company is not taxable in any foreign jurisdictions. For federal income tax allocation purposes, consolidated income tax provisions are allocated among the companies included in the consolidated return based on the income tax expenses that would have been recognized had separate returns been filed for each entity or when subsidiary losses are utilized in consolidation, pursuant to the modified separate return method. For state income tax allocation purposes, the Company uses a parent-company-down approach, which allocates taxes based on each consolidated affiliate’s relative contribution to the group’s consolidated state income tax expense. The Company follows an asset and liability approach to accounting for income taxes, which generally requires that deferred income taxes be recognized when assets and liabilities have different values for financial statement and tax reporting purposes.
Deferred income taxes reflect the expected future tax consequences of temporary differences between the carrying amounts and tax bases of the Company’s assets and liabilities measured using rates expected to be in effect when such differences reverse. US GAAP allows for the recognition of deferred tax assets that are more likely than not to be realized in future years. If necessary, a

AMUNDI US, INC.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
valuation allowance is established to reduce the carrying amount of deferred income taxes to amounts that are more likely than not to be realized.
The Company follows the provisions of FASB ASC 740, Accounting for Income Taxes, which applies a more likely than not threshold to the recognition and derecognition of uncertain tax positions. The Company is permitted to recognize the tax benefit of uncertain tax positions only when the position is more likely than not to be sustained upon examination by the tax authorities based on the position’s technical merit. The amount recognized is that which represents the amount of tax benefit that has a greater than 50% likelihood of being ultimately realized upon settlement. It further requires that a change in judgment related to the expected ultimate resolution of uncertain tax positions be recognized in earnings in the period of such change.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, in its provision for income taxes and includes these amounts in its liability for unrecognized tax benefits.
(t)
Deferred Compensation and Other Retention Plans

Certain employees of the Company are eligible to participate in various deferred compensation plans established by the Company. The Company has established Rabbi Trusts to fund the obligations of certain deferred compensation plans and directs the investment of Rabbi Trust assets in a manner similar to investments proposed by participants in order to match the deferred compensation liability. The Rabbi Trusts are consolidated in the financial statements of the Company. Participants do not have a security interest in the assets of the Rabbi Trusts through participation in the plans. An increase in the fair value of the assets in the Rabbi Trusts will increase compensation cost (i.e., expense) whereas a decrease in the fair value is recorded as a reduction in compensation cost (i.e., benefit) in the accompanying Consolidated Statements of Operations (see note 9).
Deferred compensation plans with requisite service periods are expensed over the respective vesting period. The expenses associated with these plans are included as a component of compensation and related benefits in the accompanying Consolidated Statements of Operations.
(u)
Allowance for Credit Losses

Provisions for credit losses of the investment management fees and distribution fees receivables are made in amounts required to maintain an adequate allowance to cover anticipated losses. All investment management fees and distribution fees receivables were determined to be collectible as of December 31, 2023, 2022 and 2021, and accordingly, no reserve for credit losses and no provision for credit losses were recognized as of and for the years ended December 31, 2023, 2022, and 2021.
(v)
New Accounting Standards

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), which replaces the existing incurred loss impairment guidance and revises the assessment of expected credit losses for financial assets carried at amortized cost, including trade and other receivables, loans and commitments, held-to-maturity debt securities and other financial assets. The standard requires entities to estimate potential credit losses that may be incurred over the life of the assets, as opposed to recognizing a loss at the time it is incurred. The Company has adopted this standard as of January 1, 2023 and performed an assessment to determine whether adoption resulted in recognition of credit impairment. After reviewing all instruments included and excluded

AMUNDI US, INC.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
from the current expected credit losses (CECL) model and considering the nature of the assets in scope (i.e. receivable type, frequency in which they are collected), the Company determined there was no indication of current expected credit losses and there was no recognition of impairment as a result of adoption.
In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The standard requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. This new guidance will be effective on January 1, 2025. The Company is currently evaluating the impact that the adoption of this new standard will have on the Company’s consolidated financial statements and related disclosures.
In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The standard requires enhanced disclosure of the reportable segments and additional information about a segment’s expenses. This standard is effective for public entities for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company is currently evaluating the impact that the adoption of this new standard will have on the Company’s consolidated financial statements and related disclosures.
(3)   Fair Value Measurements
The following table represents information about the Company’s financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2023, and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value:
	Level 1	Level 2	Level 3	Total
Investments:
Investment in Pioneer U.S. Government Money Market Fund(1)	$28,000	$—	$—	$28,000
Investment in deferred compensation plans	71,406	—	—	71,406
Total Investments	99,406	—	—	99,406
Total financial assets, at fair value	$99,406	$—	$—	$99,406
Long-term incentive plans	—	—	11,575	11,575
Total financial liabilities, at fair value	$—	$—	$11,575	$11,575

(1)
Classified as a component of cash and cash equivalents on the accompanying Consolidated Balance Sheets

AMUNDI US, INC.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
The following table represents information about the Company’s financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2022, and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value:
	Level 1	Level 2	Level 3	Total
Investments:
Investment in Pioneer U.S. Government Money Market Fund(1)	$28,000	$—	$—	$28,000
Investment in deferred compensation plans	62,360	—	—	62,360
Total Investments	90,360	—	—	90,360
Total financial assets, at fair value	$90,360	$—	$—	$90,360
Long-term incentive plans	—	—	5,617	5,617
Total financial liabilities, at fair value	$—	$—	$5,617	$5,617

(1)
Classified as a component of cash and cash equivalents on the accompanying Consolidated Balance Sheets

The following table presents a reconciliation of the beginning and ending fair value measurements of liabilities valued on a recurring basis and classified as Level 3 within the fair value measurement hierarchy for the years ended December 31, 2023 and 2022:
	Long-term Incentive plans
	2023	2022
Beginning balance	$5,617	$7,576
Payments	—	(5,698)
Expenses	5,634	3,801
Net gain/(loss) on foreign exchange	324	(62)
Ending balance	$11,575	$5,617
(4)   Property, Software, and Equipment
The composition of property, software and equipment is as follows:
	As of December 31,
	2023	2022
Equipment	$1,030	$1,390
Computer software	591	591
Furniture and fixtures	6,163	6,176
Leasehold improvements	22,794	22,794
Total cost	30,578	30,951
Less: Accumulated depreciation	15,580	12,810
Property, software and equipment, net of accumulated depreciation	$14,998	$18,141
Depreciation and amortization expense for property, software, and equipment totaled $3,300, $3,488 and $3,439 for the years ended December 31, 2023, 2022 and 2021, respectively.

AMUNDI US, INC.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
(5)   Intangible Assets
Intangible assets consisted of the following at December 31, 2023 and 2022:
	Indefinite Lived	Definite Lived	Total
Gross carrying amount, December 31, 2022	715,994	16,426	732,420
Accumulated amortization	—	(14,782)	(14,782)
Net carrying amount, December 31, 2022	715,994	1,644	717,638
Gross carrying amount, December 31, 2023	715,994	16,426	732,420
Accumulated amortization	—	(15,604)	(15,604)
Net carrying amount, December 31, 2023	$715,994	$822	$716,816
Definite lived intangible assets, principally customer lists and distribution channels, are amortized on a straight-line basis and have a remaining weighted average amortization period of one year as of December 31, 2023. The amortization expense on definite lived intangible assets was $822 for the year ended December 31, 2023, and $821 for each of the years ended December 31, 2022 and 2021. Such expense was recognized as a component of depreciation and amortization in the accompanying Consolidated Statements of Operations. Amortization expense for the succeeding year is $822.
(6)   Income Taxes
The provision (benefit) for income taxes consists of the following:
	2023	2022	2021
Current:
Federal	$20,706	$24,111	$38,275
State	4,805	4,167	8,370
	25,511	28,278	46,645
Deferred:
Federal	(366)	4,395	(2,741)
State	(11,817)	(1,067)	(808)
	(12,183)	3,328	(3,549)
	$13,328	$31,606	$43,096

AMUNDI US, INC.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
The reconciliation of the difference between the Company’s U.S. Federal statutory income tax rate and effective tax rate for continuing operations for the years ended December 31 is as follows:
	2023	2022	2021
Federal statutory tax rate	21.0%	21.0%	21.0%
Change in tax rate resulting from:
State income taxes (net of effect on federal income taxes)	3.1%	3.3%	3.1%
Nondeductible items	0.1%	0.8%	—
Payable true-up adjustment	0.6%	(0.2)%	0.4%
Deferred true-up adjustment	1.0%	(1.1)%	—
Impact of MA legislation	(10.8)%	—%	—%
Other	(0.1)%	(0.2)%	(0.2)%
Effective tax rate	14.9%	23.6%	24.3%
The reconciliation of the difference between the Company’s U.S. Federal statutory income tax rate and the carrying value of the Company’s deferred tax assets is determined by the enacted US and state corporate income tax rates. On October 4, 2023, Massachusetts enacted legislation (the MA legislation) that adopts single sales factor apportionment for all corporations effective on January 1, 2025. Consequently, the Company remeasured certain deferred tax assets and liabilities based on the rates at which they are expected to reverse in the future, which will decrease when the MA legislation is effective. The Company’s effective income tax rate is lower than what would be expected if the federal statutory rate were applied to income before income taxes primarily because of the impact of this legislation.
As of December 31, 2023 and 2022, the Company has a receivable from AHUS for $2,660 and $291, respectively, related to income taxes accrued, which is included as a component of due to and due from affiliates, respectively, on the accompanying Consolidated Balance Sheets, of which cash settlement occurred in 2024.
The liability for unrecognized tax benefits, which primarily relates to state income taxes, at December 31, 2023 and 2022 is $3,564 and $2,967, respectively, of which $2,815 and $2,343 would affect the Company’s effective tax rate if recognized in the years ended December 31, 2023 and 2022, respectively.
A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:
	2023	2022
Balance as of January 1	$2,967	$2,624
Increase due to tax positions related to the current year	664	732
Decrease due to tax positions related to the prior years	(67)	(389)
Balance as of December 31	$3,564	$2,967
The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. At December 31, 2023 and 2022, the Company had accrued interest and penalties of $1,436 and $1,064, respectively. The Company recognized $372, $223 and $361 for the years ended December 2023, 2022 and 2021, respectively, as an increase to the provision for income taxes in the accompanying Consolidated Statement of Operations. The Company does not expect a material change to the liability for unrecognized tax benefits will occur over the next 12 months.
The tax years from 2020 and forward remain open to examination by the major jurisdictions in which the Company is subject to tax.

AMUNDI US, INC.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
The components of deferred income taxes recorded in the accompanying Consolidated Balance Sheets comprise a net deferred tax liability of $140,364 and $152,504 for years ended December 31, 2023 and 2022, respectively. The approximate income tax effect of each type of temporary difference is as follows:
	2023	2022
Deferred tax assets:
Compensation related	$20,135	$19,129
Lease liability	8,651	9,826
Other	2,355	1,580
Total deferred tax assets	31,141	30,535
Deferred tax liabilities:
Identifiable intangibles	(162,410)	(172,443)
Right of use property	(6,220)	(7,111)
Fixed assets	(2,183)	(2,793)
Other	(692)	(692)
Total deferred tax liabilities	(171,505)	(183,039)
Net deferred tax liability	$(140,364)	$(152,504)
Based on the Company’s historical and current pretax earnings, management believes it is more likely than not that the Company will realize its remaining deferred income tax assets existing at December 31, 2023.
Management believes that existing net deductible temporary differences, which give rise to deferred tax assets, will reverse during periods in which the Company generates net taxable income. In addition, gross deductible temporary differences are expected to reverse in periods during which offsetting gross taxable temporary differences are expected to reverse.
(7)   Benefit Plans
The Company has two defined contribution plans for eligible employees: a retirement benefit plan and a savings and investment plan (together the Benefit Plans) qualified under Section 401 of the Internal Revenue Code. The Company makes contributions to a trustee, on behalf of eligible employees, to fund both Benefit Plans.
Both of the Benefit Plans cover all full-time employees who have met certain age and length-of-service requirements. Under the retirement benefit plan, the Company contributes an amount that would purchase a certain targeted monthly pension benefit at the participant’s normal retirement date. Pursuant to the savings and investment plan, participants may voluntarily contribute up to 50% of their compensation, and the Company will match this contribution up to 2.5% of the participant’s contribution. For the years ended December 31, 2023, 2022 and 2021, the Company’s expenses under the retirement benefit plan were $7,091, $6,414 and $6,546, respectively, and under the savings and investment plan were $1,436, $1,459 and $1,388, respectively. Both of these expenses are included as a component of compensation and related benefits on the accompanying Consolidated Statements of Operations.

AMUNDI US, INC.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
(8)   Incentive Plans
2017 Plan
In January 2018, Amundi granted certain participants a target number of performance shares of Amundi stock under the 2017 Long-term Incentive Plan (2017 Plan). The 2017 Plan provides participants with performance shares divided into three equal parts, vesting in 2019, 2020 and 2021, whereby the number of shares that vest each period is based on predetermined key performance indicators (“KPIs”). These KPIs are the same for all beneficiaries of the plan and are based on the global consolidated figures of the listed entity Amundi. Metrics used include group net income, cost to income ratio and net inflows. The KPIs for the 2019, 2020 and 2021 vesting dates are based on the financials for the fiscal years ended 2018, 2019 and 2020, respectively. The number of shares vested range from 0% to 125% of the target number of shares. As of December 31, 2021, the plan was fully vested.
Outstanding and exercisable restricted shares under the 2017 Plan is as follows:
	2023	2017 Plan (in shares) 2022	2021
Outstanding at January 1,	—	—	124,328
KPI Factor Adjustment	—	—	(28,185)
Matured and paid	—	—	(84,541)
Forfeitures	—	—	(11,602)
Outstanding at December 31,	—	—	—
2021 Plan
In April 2021, Amundi granted certain participants a target number of performance shares of Amundi stock under the 2021 Long-term Incentive Plan (2021 Plan). The 2021 plan provides participants with performance shares that vest in 2024 based on the performance of financial years 2021 through 2023. The number of shares that will vest is based on predetermined KPIs. These KPIs are the same for all beneficiaries of the plan and are based on the global consolidated figures of the listed entity Amundi. Metrics used include group net income, cost to income ratio, net inflows, and ESG policy. The number of shares vested range from 0% to 125% of the target number of shares.
Outstanding and exercisable restricted shares under the 2021 Plan is as follows:
	2023	2021 Plan (in shares) 2022	2021
Outstanding at January 1	81,800	81,800	—
Issued	—	—	89,830
Forfeitures	(1,030)	—	(8,030)
Outstanding at December, 31	80,770	81,800	81,800
2022 Plan
In April 2022, Amundi granted certain participants a target number of performance shares of Amundi stock under the 2022 Long-term Incentive Plan (2022 Plan). The 2022 plan provides participants with performance shares that vest in 2025 based on the performance of financial years 2022 through

AMUNDI US, INC.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
2024. The number of shares that will vest is based on predetermined KPIs. These KPIs are the same for all beneficiaries of the plan and are based on the global consolidated figures of the listed entity Amundi. Metrics used include group net income, cost to income ratio, net inflows, and ESG policy. The number of shares vested range from 0% to 125% of the target number of shares.
Outstanding and exercisable restricted shares under the 2022 Plan is as follows:
	2023	2022 Plan (in shares) 2022	2021
Outstanding at January 1,	128,670	—	—
Issued	—	128,670	—
Forfeitures	—	—	—
Outstanding at December 31,	128,670	128,670	—
2023 Plan
In April 2023, Amundi granted certain participants a target number of performance shares of Amundi stock under the 2023 Long-term Incentive Plan (2023 Plan). The 2023 plan provides participants with performance shares that vest in 2026 based on the performance of financial years 2023 through 2025. The number of shares that will vest is based on predetermined KPIs. These KPIs are the same for all beneficiaries of the plan and are based on the global consolidated figures of the listed entity Amundi. Metrics used include group net income, cost to income ratio, net inflows, and ESG policy. The number of shares vested range from 0% to 125% of the target number of shares.
Outstanding and exercisable restricted shares under the 2023 Plan is as follows:
	2023	2023 Plan (in shares) 2022	2021
Outstanding at January 1,	—	—	—
Issued	118,200	—	—
Forfeitures	—	—	—
Outstanding at December 31,	118,200	—	—
The net compensation related expense associated with the 2017, 2021, 2022 and 2023 Plans noted above and recorded in the accompanying Consolidated Statements of Operations amounted to $5,634, $3,801 and $1,654 for the years ended December 31, 2023, 2022 and 2021, respectively. The net expense comprises compensation expense related to the vesting of units and restricted awards and recognition of forfeitures as they occurred. The inputs utilized to determine the fair value of the expense recognized are considered significant unobservable inputs and, accordingly, the liability associated with these incentive plans as of December 31, 2023, 2022 and 2021 is included in level 3 of the fair value hierarchy table.
(9)   Deferred Compensation Plans
The Company offers various deferred compensation plans, including Mandatory Bonus Deferral Plans (MDP) and a Voluntary Deferred Compensation Plan (VDP), whereby a percentage of total incentive compensation earned by such employees may be deferred for a specific period.

AMUNDI US, INC.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
The purpose of the MDP is to govern bonuses mandatorily deferred under bonus plans maintained by the Company. This plan is unfunded for tax purposes. Participant accounts vest on a pro-rata basis over a three-year period. Participants have the right to receive distribution of the vested account balance in cash or may elect to convert the vested balance (all or part) to the VDP. Balances may be subject to forfeiture in the event of termination of employment with the Company prior to the vesting of the award.
The purpose of the VDP is to allow a select group of management or highly compensated employees of the Company who satisfy eligibility provisions of the VDP to defer, on a voluntary basis, the receipt of compensation to some future date. The VDP is unfunded for tax purposes. Participants are fully vested in the VDP as of the date of contribution and shall receive a distribution of his or her deferred account on the future date elected by the participant. All distributions under the VDP shall be in cash.
Certain employees of the Company are eligible to participate in the Amundi Intermediate Deferred Compensation Award Plan (AIDCAP), a deferred compensation plan established by AUS. The AIDCAP provides supplemental compensation in order to reward performance and provide a mechanism for key employee retention. Awards under AIDCAP generally vest at the end of the three-year period following the date of grant.
Certain employees of the Company are granted a Special Award (SA) to provide supplemental compensation in order to reward performance and encourage the retention of key contributors to the Company. Awards under SA generally vest over a three-year period, with 25% vesting over each of the first two years and 50% vesting in the third year, following the grant date.
The Rabbi Trust balances as on December 31, 2023 and 2022 of $23,848 and $22,062, respectively, for the MDP, $16,783 and $13,939, respectively, for the VDP, $28,483 and $23,480, respectively, for the AIDCAP, and $1,792 and $2,434, respectively, for the SA are invested in various Pioneer Funds and are included in deferred compensation plans in the accompanying Consolidated Balance Sheets. As of December 31, 2023, the unrecognized compensation expense associated with the MDP, AIDCAP, and SA that will be recognized by the Company in the future is $17,507.
In addition, certain individuals are participants in the Company’s Executive Supplemental Retirement Benefit Plan (SERP). The SERP is intended to serve as deferred compensation for a select group of management employees. As of December 31, 2023 and 2022, the balance in the SERP is $500 and $445, respectively, and is included in deferred compensation plans in the accompanying Consolidated Balance Sheets.
(10)
Related Party Transactions

Certain officers and/or directors of the Company are officers and/or trustees of the Pioneer Funds. Included in net investment management fees in the accompanying Consolidated Statements of Operations is $221,125, $242,227 and $276,899 for the years ended December 31, 2023, 2022 and 2021, respectively, of investment management and performance fees (net of fees waived) earned from the Pioneer Funds. Underwriting commissions, distribution fees and service fees earned from the sale of the shares of the Pioneer Funds were $63,628, $70,433 and $84,554 for the years ended December 31, 2023, 2022 and 2021, respectively. Reimbursement for expenses incurred on behalf of the Pioneer Funds and other Amundi affiliates of $40,386, $44,019 and $39,540 for years ended December 31, 2023, 2022 and 2021, respectively, in the accompanying Consolidated Statements of Operations, represents amounts earned from the Pioneer Family of Funds and other Amundi affiliates for reimbursement of expenses paid to service providers providing certain services to these entities, for which the Company is deemed to be the principal in the arrangement. Included in administrative services and other revenue in the accompanying Consolidated Statements of Operations is $11,339, $11,129, and $11,034 for years ended

AMUNDI US, INC.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
December 31, 2023, 2022 and 2021, respectively, of reimbursements for administrative services performed by the Company for the Pioneer Funds.
As of December 31, 2023 and 2022 the Company was due $13,370 and $12,652, respectively, from the Pioneer Funds related to these arrangements, for which cash settlement is expected, which is reported as a component of receivables from investment management fees, distribution fees, and from the Pioneer Family of Mutual Funds in the accompanying Consolidated Balance Sheets.
Included in related party revenues in the accompanying Consolidated Statements of Operations are $73,785, $101,727 and $97,948 of advisory and sub-advisory management fees, which the Company earned from other Amundi affiliates for the years ended December 31, 2023, 2022 and 2021, respectively. Also included is $4,374, $5,329 and $4,691 which the Company earned from Amundi affiliates primarily for marketing, salaries, administrative and other operating expenses incurred on their behalf for the years ended December 31, 2023, 2022 and 2021, respectively. As of December 31, 2023 and 2022, the Company was due $22,130 and $24,532, respectively, from Amundi affiliates related to these arrangements, for which cash settlement is expected, representing the due from affiliates balance in the accompanying Consolidated Balance Sheets.
Related party expenses of $30,377, $17,141, and $14,367 for years ended December 31, 2023, 2022 and 2021, respectively, in the accompanying Consolidated Statements of Operations include payments made to affiliates for sub-advisory management fees and recharges for operating expenses incurred on the Company’s behalf. As of December 31, 2023 and 2022, the Company owed $14,993 and $5,626, respectively, to Amundi affiliates related to these arrangements for which cash settlement is expected, representing the due to affiliates balance on the accompanying Consolidated Balance Sheets.
All transactions with AHUS, Amundi and other affiliates are charged or credited through related party accounts and may not be the same as those that would otherwise exist or result from agreements and transactions among unaffiliated third parties. However, the Company believes that it is in compliance with the transfer pricing regulations of the Internal Revenue Service. All balances due to and from AHUS and Amundi affiliates represent amounts for which the Company has the solvency, ability, and intent to settle.
(11)
Leases

Information related to the Company’s operating leases as of December 31, 2023, 2022, and 2021 is as follows:
	2023	2022	2021
Operating lease costs	$4,792	$4,693	$4,705
Other information:
Weighted-average discount rate	3.6%	3.6%	3.5%
Weighted-average remaining lease term (years)	7.1	8.1	9.1
Rental payments	$5,621	$5,519	$4,134

AMUNDI US, INC.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
Future undiscounted cash payments related to operating leases as of December 31, 2023 are shown in the table below.
2024	$5,751
2025	5,810
2026	5,944
2027	5,806
2028	5,833
2029 and thereafter	13,355
Total undiscounted lease payments	42,499
Less: imputed interest	5,121
Total lease liabilities	$37,378

(12)
Indemnifications

In the normal course of business, the Company may enter into contracts that contain a variety of indemnifications. Since inception and commencement of operations, the Company has not had any claims or losses pursuant to these contracts and expects the risk of loss to be remote.
(13)
Net Capital and Reserve Requirements

As the principal underwriter and distributor of shares of the Pioneer Funds, AD is subject to the SEC’s regulations and operating guidelines applicable to broker-dealers, including the Net Capital Rule, which requires AD to maintain a specified amount of net capital, as defined under Uniform Net Capital Rule 15c3-1 (Rule 15c3-1). Net capital may fluctuate on a daily basis. AD has elected and uses the Alternative Standard as its method of net capital computation, in which the minimum net capital required is the greater of $250 or 2% of aggregate debits. AD’s net capital, as computed under Rule 15c3-1, was $41,165 and $39,580 at December 31, 2023 and 2022, respectively, which exceeds minimum net capital required of $250 by $40,915 and $39,330, respectively.
AD is exempt from the reserve requirements of Rule 15c3-3, pursuant to paragraph (k)(2)(i), since it does not carry customer margin accounts; promptly transmits all customer funds and delivers all securities received in connection with activities as a broker-dealer; does not otherwise hold funds or securities for, or owe money or securities to, customers; and effects all customer receipts and disbursements, if received, through a special account for the benefit of customers.
(14)
Legal and Other Loss Contingencies

The Company, AHUS, and Amundi are subject to claims pursuant to US lawsuits, which seek damages, including trebled damages, in amounts, which could, if assessed, be significant.
New Mexico Litigation
Beginning in 2009, several lawsuits and related appeals were filed on behalf of the state of New Mexico, in connection with losses suffered by the New Mexico Educational Retirement Board (ERB) and the New Mexico State Investment Council (SIC) on their investments in Vanderbilt Financial, LLC (VF), a vehicle sponsored by VCA. The matter closed in 2022, and the Company liquidated VCA in 2023. In 2023, the Company received $5,462 of insurance proceeds in connection with the New Mexico litigation, which is included as a component of other expenses in the accompanying Statement of Operations.

AMUNDI US, INC.
Notes to Consolidated Financial Statements
As of and for the Years Ended December 31, 2023, 2022 and 2021
(in thousands, except share amounts)
(15)
Disaggregated Revenue from Contracts with Customers

The following table presents revenue from contracts with customers by major source:
Revenue from contracts with customers:	2023	2022	2021
Investment management fees, net	$260,336	$277,026	$314,558
Service fee, distribution fees and underwriting revenues	63,628	70,433	84,554
Reimbursement for expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi Affiliates	40,386	44,019	39,540
Advisory and sub-advisory management fee revenue from affiliates	73,785	101,727	97,948
Reimbursement for administrative services provided to the Pioneer Family of Mutual Funds	11,339	11,129	11,034
Other reimbursement revenue from affiliates	4,374	5,239	4,691
Total revenue from contract with customers	$453,848	$509,573	$552,325

(16)
Subsequent Events

In preparing these consolidated financial statements, the Company has evaluated subsequent events after December 31, 2023, through August 6, 2024, the date the consolidated financial statements were available to be issued.
On July 8, 2024, Amundi entered into a definitive agreement to sell AHUS and its subsidiaries to Victory Capital, subject to regulatory and shareholder approval and customary closing conditions. Under the proposed transaction, AHUS would be combined into Victory Capital in exchange for a 26.1% economic stake in Victory Capital, subject to customary adjustment. Amundi would become a strategic shareholder of Victory Capital with two of its representatives joining the Victory Capital Board of Directors when the transaction closes. The transaction is subject to customary closing conditions, including regulatory approvals and the consent of the Company’s clients, and is expected to be completed late in the 4th quarter of 2024 or in early 2025. The issuance of Victory Capital shares in the proposed transaction is subject to the approval of Victory Capital shareholders.
In conjunction with the transaction, Amundi and Victory Capital have entered into reciprocal 15-year distribution agreements which will be effective upon closing of the transaction. Under the distribution agreements, Victory Capital will be the supplier of US-manufactured active asset management products for Amundi’s distribution outside of the US. Additionally, Victory Capital will become the distributor of Amundi’s non-US manufactured products in the US.
The financial impact of this subsequent event cannot be quantified at this stage and thus has not been included in the accompanying financial statements. The Company will make appropriate adjustments or disclosures in the financial statements of the period in which the acquisition is completed. As this is a non-recognized subsequent event under ASC Topic 855 — Subsequent Events, no adjustment to financial statements has been made in the reported period ended on December 31, 2023.

AMUNDI US, INC.
Consolidated Interim Financial Statements
As of and for the Six Months Ended June 30, 2024 and 2023
(unaudited)

AMUNDI US, INC.
Consolidated Balance Sheets
(in thousands, except share amounts)
	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Cash and cash equivalents	$143,765	$148,497
Receivables:
Investment management fees, distribution fees, and the Pioneer Family of Mutual Funds	20,405	20,395
Due from affiliates	29,142	22,130
Other	458	114
Prepaid service fees and dealer advances	860	617
Prepaid expenses	7,478	6,267
Other assets	10,827	11,423
Investment in deferred compensation plans	81,586	71,406
Property, software and equipment (net of accumulated depreciation/ amortization of $17,212 and $15,580, respectively)	13,467	14,998
Right of use property (net of accumulated depreciation of $16,417 and $15,246, respectively)	25,143	26,873
Intangible assets (net of accumulated amortization of $16,015 and $15,604, respectively)	716,405	716,816
Total assets	$1,049,536	$1,039,536
Liabilities and Stockholder’s Equity
Liabilities:
Accrued compensation and related benefits	$17,280	$29,318
Accounts payable and accrued expenses	16,866	16,803
Distribution and service fees due to brokers and dealers	12,275	11,155
Due to affiliates	13,189	14,993
Income tax payable	5,000	5,000
Deferred income taxes	144,307	140,364
Deferred compensation plans	50,297	51,681
Lease liability	35,137	37,378
Long-term incentive plans	7,782	11,575
Total liabilities	302,133	318,267
Stockholder’s equity:
Common stock, $0.01 par value. Authorized 1,000 shares; issued and outstanding 100 shares	—	—
Paid-in capital	1,132,167	1,131,802
Accumulated deficit	(384,764)	(410,533)
Total stockholder’s equity	747,403	721,269
Total liabilities and stockholder’s equity	$1,049,536	$1,039,536
The accompanying notes are an integral part of these consolidated financial statements.

AMUNDI US, INC.
Consolidated Statements of Operations
(in thousands)
(unaudited)
	For the Six Months Ended June 30,
	2024	2023
Revenues:
Investment management fees, net	$146,671	$127,865
Service fees, distribution fees and underwriting revenues	34,853	31,719
Related party revenues	48,256	39,440
Reimbursement for expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates	19,300	19,757
Reimbursements for administrative services and other revenue	13,842	12,096
Total revenues	262,922	230,877
Operating expenses:
Service and distribution expenses	34,493	31,301
Compensation and related benefits	84,541	77,700
Related party expenses	15,683	11,520
Sales and marketing	21,062	18,739
Depreciation and amortization	2,043	2,080
Occupancy and facilities	4,413	4,298
Share-based compensation	2,118	3,163
Data-related services	4,049	4,005
Expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates	19,300	19,757
Other expenses	4,967	6,240
Total operating expenses	192,669	178,803
Income before provision for income taxes	70,253	52,074
Provision for income taxes	16,484	12,174
Net income and comprehensive income	$53,769	$39,900
The accompanying notes are an integral part of these consolidated financial statements.

AMUNDI US, INC.
Consolidated Statements of Changes in Stockholder’s Equity
(in thousands, except share amounts)
(unaudited)
	Common stock		Paid-in capital	Accumulated deficit	Total stockholder’s equity
	Number of shares	Amount
Balance at December 31, 2022 (audited)	100	$—	$1,131,802	$(416,774)	$715,028
Net income	—	—	—	39,900	39,900
Intercompany contribution of capital	—	—	—	—	—
Dividends paid	—	—	—	(35,000)	(35,000)
Balance at June 30, 2023	100	$—	$1,131,802	$(411,874)	$719,928
	Common stock		Paid-in capital	Accumulated deficit	Total stockholder’s equity
	Number of shares	Amount
Balance at December 31, 2023 (audited)	100	$—	$1,131,802	$(410,533)	$721,269
Net income	—	—	—	53,769	53,769
Intercompany contribution of capital	—	—	365	—	365
Dividends paid	—	—	—	(28,000)	(28,000)
Balance at June 30, 2024	100	$—	$1,132,167	$(384,764)	$747,403
The accompanying notes are an integral part of these consolidated financial statements.

AMUNDI US, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six Months ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$53,769	$39,900
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,043	2,080
Deferred income taxes	3,943	4,143
Share-based compensation	2,118	3,163
Changes in operating assets and liabilities:
Receivable for investment management fees and from the Pioneer Family of Mutual Funds	(10)	3,050
Due from affiliates	(7,012)	(6,213)
Other receivables	(344)	851
Prepaid service fees and dealer advances	(243)	22
Prepaid expenses	(1,211)	1,008
Other assets	596	596
Investment in deferred compensation plans	(10,180)	(6,829)
Right of use property	1,730	1,106
Accrued compensation and related benefits	(12,038)	(19,283)
Accounts payable and accrued expenses	63	1,699
Distribution and service fees due to brokers and dealers	1,120	35
Due to affiliates	(1,804)	5,478
Deferred compensation plans	(1,384)	(1,415)
Lease liability	(2,241)	(1,491)
Long-term incentive plans	(5,911)	166
Net cash provided by operating activities	23,004	28,066
Cash flows from investing activities:
Purchases of property and equipment	(101)	(134)
Net cash used by investing activities	(101)	(134)
Cash flows from financing activities:
Payment of dividend to parent company	(28,000)	(35,000)
Intercompany contribution of capital	365	—
Net cash used in financing activities	(27,635)	(35,000)
Net decrease in cash and cash equivalents	(4,732)	(7,068)
Cash and cash equivalents at beginning of period	148,497	133,899
Cash and cash equivalents at end of period	$143,765	$126,831
Supplemental disclosure:
Cash paid for taxes, net of refunds	$6,646	$11,630
The accompanying notes are an integral part of these consolidated financial statements.

AMUNDI US, INC.
Notes to Consolidated Financial Statements
(in thousands, except share amounts)
(unaudited)
(1)
Nature of Operations and Organization

(a)
Nature of Operations

Amundi US, Inc., (the Company), a Delaware corporation, is a holding company operating primarily out of Boston, MA and Durham, NC. The Company and its subsidiaries are wholly owned by Amundi Holdings US, Inc. (AHUS), a wholly owned subsidiary of Amundi Asset Management S.A.S. (Amundi), a global asset manager headquartered in Paris, France.
(b)
Organization

Amundi Asset Management US, Inc. (AAMUS), a wholly owned subsidiary of Amundi US, serves as the investment adviser for the US-registered investment companies comprising the Pioneer Family of Mutual Funds (the Pioneer Funds), and provides advisory and sub-advisory services to institutional, related-party, and other accounts.
Amundi Distributor US, Inc. (AD), a wholly owned subsidiary of the Company, serves as the principal underwriter and distributor of shares of the Pioneer Funds through a network of independent broker-dealers, is the exclusive distributor of the Pioneer Variable Contracts Trust, and provides marketing and promotional services on behalf of affiliates for non-US distributed portfolios. AD is a registered securities broker-dealer under the US Securities and Exchange Commission (SEC) Act of 1934 and is a member of the Financial Industry Regulatory Authority (FINRA).
Up until 2015, Vanderbilt Capital Advisors, LLC (VCA), which was a wholly owned subsidiary of the Company, provided advisory and other services to various institutional clients, and was a registered advisor with the SEC. During 2015, VCA deregistered as an advisor, and from 2016 to 2023, VCA had minimal operations. VCA liquidated in 2023 and all remaining balances were transferred to Amundi Asset Management US, Inc. (see note 14).
On July 8, 2024, Amundi entered into a definitive agreement to sell AHUS and its subsidiaries to Victory Capital Holdings, Inc. (Victory Capital), subject to regulatory and shareholder approval and customary closing conditions. AHUS’s activities are principally conducted by its wholly owned subsidiary AUS. The consolidated financial information for AUS included in these consolidated financial statements does not include the financial information of AHUS as the consolidated financial statements of AUS materially reflect the acquired assets and operations of AHUS and their impact on Victory Capital’s ongoing operations. In addition, presenting financial statements for AHUS would require the inclusion of financial information for a business acquired by AHUS in 2022 and sold in 2023, which was not integrated into the operations of AUS and none of that business’s assets, obligations or operations will be acquired by Victory Capital as a result of the proposed transaction. Therefore, the consolidated financial statements of AUS herein are presented in lieu of consolidated financial statements for AHUS.
(2)
Summary of Significant Accounting Policies

(a)
Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP), which require the use of judgments, estimates and assumptions by management that affect the amounts reported in the unaudited consolidated financial statements and related disclosures. Actual

AMUNDI US, INC.
Notes to Consolidated Financial Statements
(in thousands, except share amounts)
(unaudited)
results could differ from those estimates. The information furnished in these unaudited consolidated financial statements includes normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. All amounts are expressed in US dollars unless otherwise specified.
(b)
Principles of Consolidation

The unaudited consolidated financial statements include the accounts of the Company, its subsidiaries and any other entities in which it has a controlling financial interest. In evaluating whether or not an entity must be consolidated, the Company determines if such entity is a voting interest entity (VOE) or a variable interest entity (VIE). Under the VOE model, a controlling financial interest is typically present if the Company owns a majority of the voting interest in an entity or otherwise has the power to govern the financial and operating policies of the entity. The Company consolidates any variable interest entity (VIE), including any open-end registered investment companies (company-sponsored funds), for which the Company has a controlling financial interest and the Company is therefore considered the primary beneficiary. The Company is the primary beneficiary, which is when it has both the power to direct the activities that most significantly impact the VIE and a variable interest that could potentially be significant to the VIE. As of June 30, 2024 and December 31, 2023, the Company was not the primary beneficiary of any variable interest entities. The Company recognizes non-controlling interest in consolidated affiliates in which the Company’s ownership is less than 100 percent. All intercompany accounts and transactions have been eliminated in consolidation.
(c)
Operating Segments

The Company operates in one segment, which consists of its investment management and advisory services. Management assesses the financial performance of its operations on a consolidated basis.
(d)
Sales of Pioneer Family of Mutual Fund Shares

Upon the sale of shares by the Pioneer Funds, the Company records accounts receivable from the third-party broker dealer and corresponding accounts payable to the Pioneer funds, on a trade-date basis. Similarly, upon the redemption of shares of the Pioneer Funds, the Company records accounts receivable from the Pioneer Funds and corresponding accounts payable to the third-party broker dealer. The receivables and payables to and from broker-dealers and the Pioneer Funds for unsettled fund shares sold or redeemed are presented on a net basis. The net presentation of these receivables and payables is determined based on the Company’s role as an agent, rather than as a principal, regarding these transactions, in that the Company is acting as a conduit between two counterparties, the broker-dealers and the Pioneer Funds, and bears no financial responsibility to either party.
(e)
Recognition of Revenues and Expenses

The Company’s revenue is largely dependent on the total value and composition of assets under management of AAMUS, which includes domestic and international equity and debt portfolios; accordingly, fluctuations in financial markets and in the composition of assets under management affect revenue and results of operations.
The Company has contractual arrangements with third parties to provide distribution-related services. Management’s determination of whether revenue should be reported gross based on the

AMUNDI US, INC.
Notes to Consolidated Financial Statements
(in thousands, except share amounts)
(unaudited)
amount paid by the funds or net of payments to third-party service providers is based on management’s assessment as to whether the Company is acting as the principal service provider or is acting as an agent. The primary factors considered in assessing the nature of the Company’s role include (1) whether the Company is responsible for the fulfillment of the obligation, including the acceptability of the services provided; (2) whether the Company has reasonable latitude to establish the price of the services provided; (3) whether the Company has the discretion to select the service provider; and (4) whether the Company assumes credit risk in the arrangement. Management has determined that the Company is acting as the principal service provider, as such, gross presentation is appropriate.
Investment Management Fees, net
Investment management fees represent fees earned by the Company for providing funds with overall management of the funds’ assets, including oversight of fund operations, maintenance of books and records related to investments, and paying expenses of the funds. The combination of these services represents the combined output of overall investment management and advisory services. Agreements with certain of the Pioneer Funds provide for fee reductions as well as performance fees. Fee reductions are based on the excess of annual expenses of each mutual fund over certain limits. Performance fees are based on the achievement of a specified performance threshold over a contractually defined benchmark. Investment management fee revenue is inclusive of performance fees and net of fee waivers. Investment management fee revenue and fee waivers are calculated by applying a contractually agreed upon rate to assets under management. The revenue is recognized over time, as the customer simultaneously receives and consumes the benefits of the investment management services by the Company. Performance fees are recorded at a point in time, as the fund’s performance is crystallized at the end of a predetermined period without the possibility of future clawback. Investment management fee revenue also includes revenue earned for rendering investment advisory and management services for the closed-end Pioneer Funds. Investment management fees are reported net of the amortization of fees paid to underwriters for organizational and offering costs incurred when launching a new closed-end fund (see note 2j). Investment management fees are recorded net of performance fee reductions, waived fees and closed-end fund offering cost amortization on the accompanying unaudited Consolidated Statements of Operations.
Service Fee, Distribution Fee, and Underwriting Revenues and Expenses
Distribution and service fee revenue is earned from the Pioneer Funds for the ongoing performance of distribution and related fund services, contractually agreed upon and subject to annual renewal by the participating Pioneer Funds’ Board of Trustees. Distribution fee revenues include distribution fees earned based on an annual rate of 0.75% (0.25% for short-term funds) of net assets of Class C shares of the Pioneer Funds and 0.25% per annum for Class R shares. Service fee revenues include a service fee based on annual rate of 0.25% (0.20% for short-term funds) that is collected by the Company as reimbursement from the Pioneer Funds for service fees prepaid to brokers and dealers in the initial year that an account is established. Payments of a portion of these fees may be made to third-party distributors who ultimately fulfill those contractual performance obligations. The Company may elect to waive these fees. Simultaneous receipt and consumption of the service by the customer occurs, therefore, the fee is earned over time.
In subsequent years, these distribution and service fees will be collected by the Company and remitted to third-party brokers and dealers as compensation pursuant to the underlying funds’ distribution plans. The expenses associated with third-party distribution and service fee

AMUNDI US, INC.
Notes to Consolidated Financial Statements
(in thousands, except share amounts)
(unaudited)
arrangements are recorded in service and distribution fee expense on the accompanying unaudited Consolidated Statements of Operations, as the services are provided by the third party.
Underwriting revenues consist of underwriting commissions and commissions a dealer or the Company earned from the distribution of Class A shares of the Pioneer Funds through a network of independent broker-dealers. For Class A shares, the shareholder pays an underwriter commission to the Company of up to 5.75% of the dollar value of the shares sold, which is recorded as revenue as a point in time, on the trade (execution) date of the sale of the Class A share. Up to 5.00% of the dollar value of shares sold is then paid to the third-party broker dealer and recorded by the Company as an expense. Under certain conditions, the Company may waive the underwriting commission of Class A shares (known as front-end sales load) and sell the shares at net asset value. In these circumstances, the Company does not earn an underwriting commission. Variable annuity commissions are earned on the distribution of variable annuity contracts.
Certain of the Pioneer Funds maintain a multi-class share structure whereby the participating funds offer traditional front-end load shares (Class A shares), back-end load shares (Class C shares), and no-load shares (Class R and Class Y shares). The investor may be required to pay a contingent deferred sales charge (CDSC) on certain shares if there is a redemption within one year. The CDSC is paid based on the lower of original cost or current market value at declining rates starting at 1% on Class C shares and up to 1% on Class A shares.
The Company capitalizes and amortizes Class C share dealer advances for financial statement purposes over a twelve-month period. Amortization is included in service and distribution fee expense in the accompanying unaudited Consolidated Statements of Operations. Distribution fees received by the Company from participating funds are recorded as revenue when earned, gross of any distribution payments made to third parties. CDSCs received by the Company from redeeming shareholders are recognized as revenue at a point in time, upon redemption of the investment during the redemption period. Prepaid service fees are capitalized and amortized for financial statement purposes over a twelve-month period. Amortization is included in service and distribution fee expense in the accompanying unaudited Consolidated Statements of Operations.
Reimbursement for expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates
The Company pays certain expenses, on behalf of and reimbursed by the Pioneer Funds and other Amundi affiliates, related to services rendered to these entities. Such amounts are recorded as revenue at a point in time, in the period in which the services are provided to these entities when the Company is deemed to be acting as the principal in the arrangement.
Reimbursement for administrative services, other revenue and operating expenses
Other revenue primarily consists of interest and dividend income, and reimbursement for other administrative services provided to the Pioneer Funds. Related-party revenue primarily consists of revenues earned from other Amundi affiliates (see note 10). Operating expenses are recorded on the accrual basis.
(f)
Cash and Cash Equivalents

The Company considers liquid investments with original maturities of fewer than 90 days to be cash equivalents and carries them at fair value. Cash and cash equivalents of $143,765 and $148,497 on June 30, 2024 and December 31, 2023, respectively, includes cash equivalents comprising amounts invested in the Pioneer U.S. Government Money Market Fund of $28,000 as of June 30,

AMUNDI US, INC.
Notes to Consolidated Financial Statements
(in thousands, except share amounts)
(unaudited)
2024 and December 31, 2023. The Company’s investment in the Pioneer U.S. Government Money Market Fund is valued at net asset value which is fair value. Cash and cash equivalents also includes checking and other accounts of $115,765 on June 30, 2024 and $120,497 on December 31, 2023, representing funds available for use in the normal day-to-day operations of the Company.
(g)
Investments

Investment in Deferred Compensation Plans
The Company has established Rabbi Trusts to fund the obligations of the various deferred compensation plans and directs the investment of Rabbi Trust assets in a manner similar to investments proposed by participants in order to match the deferred compensation liability (see note 9).
(h)
Fair Value Measurements

The Company follows the Financial Accounting Standards Board’s (FASB) Accounting Standard Codification (ASC) 820, Fair Value Measurements and Disclosures. In accordance with ASC 820, fair value is defined as the price that the Company would receive upon selling an investment in an orderly transaction to an independent buyer in the principal or most advantageous market of the investment. ASC 820 establishes a three-tier hierarchy for measuring fair value and enhancing disclosure. The three-tier hierarchy of inputs is summarized in the three broad levels listed below:
•
Level 1 — quoted prices in active markets for identical instruments.

•
Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risks, etc.).

•
Level 3 — significant unobservable inputs (including management’s own assumptions in determining the fair value of investments).

Changes in valuation techniques may result in transfers in or out of current assigned levels within the hierarchy. The Company recognizes transfers, if any, between fair value hierarchy levels at the end of the reporting period. There were no transfers between the assigned hierarchy levels during the period.
(i)
Foreign Currency Transactions

Assets and liabilities denominated in foreign currencies are translated at applicable rates as of the interim reporting date. Revenues and expenses are translated based on actual contracted exchange rates at settlement. The difference between the exchange rate at settlement and the rate at the time incurred is recognized as an exchange rate gain or loss. Share-based compensation expenses are translated using average exchange rates during the period. Gains and losses realized on foreign currency transactions principally relate to the settlement of intercompany arrangements with non-US affiliates and are included in administrative services and other revenue and other expenses in the accompanying unaudited Consolidated Statements of Operations.
(j)
Capitalized Closed End Fund Offering Costs

The Company recognizes certain organizational expenses and offering costs paid to underwriters that are associated with the launch of a new closed-end fund as an asset in the accompanying unaudited Consolidated Balance Sheets, in accordance with ASC 606, Revenue from Contracts

AMUNDI US, INC.
Notes to Consolidated Financial Statements
(in thousands, except share amounts)
(unaudited)
with Customers. The asset is assessed annually for impairment. These costs are amortized over the life of the fund and are presented as a reduction of the management fee revenue received from the fund. As of June 30, 2024 and December 31, 2023, the capitalized closed-end fund offering costs amounted to $10,827 and $11,423, respectively, which is included as a component of other assets in the accompanying unaudited Consolidated Balance Sheets, and $596 for the six months ended June 30, 2024 and 2023, was included as a reduction of investment management fee revenue in the accompanying unaudited Consolidated Statements of Operations.
(k)
Property, Software and Equipment

Property, software and equipment are reported at cost less accumulated depreciation and amortization, computed on a straight-line basis over the estimated useful lives, which range between three and five years for equipment, furniture and fixtures, three years for software and over the lease term or 10 years, whichever is shorter, for leasehold improvements. Additions, renewals, and betterments of fixed assets are capitalized. Expenditures for maintenance and repairs are charged to expense when incurred.
(l)
Leases

The Company is party to several operating leases related to rental properties that expire at various dates through 2031, with options to renew. The Company assesses at contract inception whether the contract is, or contains, a lease. The Company’s lease agreements typically do not contain any significant guarantees of asset values at the end of a lease or restrictive covenants.
The lease liability on the accompanying unaudited Consolidated Balance Sheets represents the Company’s obligation to make payments arising from a lease, measured on a discounted basis, and the right of use asset on the accompanying unaudited Consolidated Balance Sheets represents the Company’s right to use, or control the use of a specified asset for the lease term. The lease liability is determined based on the present value of unpaid future minimum lease payments for the population of leases determined at the time of adoption or upon commencement of a new lease. The Company uses the incremental borrowing rate of Amundi to calculate the present value of lease payments. The right of use asset is measured initially as the value of the lease liability plus initial direct costs and prepaid lease payments and less lease incentives received.
Fixed payments representing rental of the property are included in the calculation of the right of use asset and lease liability and payments that are variable in nature (primarily operating expenses) are excluded and expensed as incurred. The Company made an accounting policy election to not recognize lease assets or liabilities for leases with a term of 12 months or less. Lease payments related to short-term leases with a term of twelve months or less are recognized on a straight-line basis as short-term lease expense.
At the commencement of a new lease, the Company assesses whether it is reasonably certain to exercise a renewal option to determine whether it should be included in the calculation of the right of use asset and lease liability. There are no renewal options deemed reasonably certain to be exercised for any of the Company’s current leases and therefore no renewal options are included in the calculation of the right of use asset and lease liability.
(m)
Dividends

During six months ended June 30, 2024 and 2023, the Company paid cash dividends of $28,000 and $35,000, respectively, to AHUS.

AMUNDI US, INC.
Notes to Consolidated Financial Statements
(in thousands, except share amounts)
(unaudited)
(n)
Concentration of Credit Risk

The Company is primarily engaged in the advising, selling, and distribution of shares of the Pioneer Funds. In the event counterparties do not fulfill their obligations to the Company, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparties. It is the Company’s policy to review, as necessary, the credit standing of each counterparty. For the six months ended June 30, 2024 and 2023 revenues from Pioneer Fund represented approximately 15% and 13% of total investment fees, respectively, and the Pioneer Fundamental Growth Fund represented approximately 15% and 13%, of total investment management fees, respectively. Additionally, revenues from the Pioneer Fund represented approximately 30% and 26% of the total service fee, distribution fee, and underwriting revenues of the Company for the six months ended June 30, 2024 and 2023, respectively. For the six months ended June 30, 2024, Pioneer Fundamental Growth Fund represented 10% of the total service fee, distribution fee, and underwriting revenues of the Company.
The Company has certain cash balances that exceed the insured limits set by the Federal Deposit Insurance Corporation in the United States, which exposes the Company to credit risk. The Company does not believe that cash balances are subject to any unusual risk associated with the Company’s activities.
(o)
Legal and Other Loss Contingencies

The Company, AHUS, and Amundi may from time to time be subject to claims pursuant to U.S. lawsuits, which seek damages, including trebled damages, in amounts, which could, if assessed, be significant. Refer to note 14 for further detail.
The Company records liabilities for contingencies when it is probable that a liability has been incurred before the interim reporting date and the amount can be reasonably estimated. Significant management judgment is required to comply with this guidance. The Company analyzes its litigation exposure based on available information, including consultation with outside counsel handling the defense of these matters, to assess its potential liability. Contingent liabilities, if any, are not discounted.
(p)
Share-Based Compensation

Certain employees of the Company are eligible to participate in a long-term incentive plan granted by Amundi whereby participants are granted a number of shares based on performance targets (refer to note 8). This award is classified as an equity award. Equity awards are recognized at estimated fair value at the grant date and amortized over the requisite service period on a straight-line basis. Compensation expense is recorded on the unaudited Consolidated Statements of Operations (net of estimated forfeitures). Amundi recharges the Company for the shares based on their cost for acquiring the shares in the open market. The difference between the amount recorded by the Company and the amount recharged by Amundi, if any, is recorded as paid-in-capital, recognized as an intercompany contribution or redemption of capital in the accompanying Statement of Changes in Stockholder’s Equity and classified as a financing cash flow in the accompanying Statement of Cash Flows. There was no settlement with Amundi related to the long-term incentive plan for the six months ended June 30, 2024 and 2023.
Amounts payable in connection with these plans, including any unrealized foreign currency translation gains or losses, are recorded in long-term incentive plans in the accompanying unaudited Consolidated Balance Sheets.

AMUNDI US, INC.
Notes to Consolidated Financial Statements
(in thousands, except share amounts)
(unaudited)
(q)
Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. The Company uses an estimate of the future undiscounted net cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. These assets are amortized on a straight-line basis.
(r)
Intangible Assets

Intangible assets that have indefinite useful lives are subject to annual impairment testing in accordance with ASC 350, Intangibles — Goodwill and Other. Intangibles may be tested using a qualitative approach and/or an income approach (discounted cash flows) on an interim or annual basis, with consideration of whether events or changes in circumstances between annual tests indicate the assets might be impaired. The Company is defined as a single reporting unit for purposes of impairment testing.
Definite lived intangibles are amortized on a straight-line basis over time (refer to note 5).
All indefinite lived intangible assets are categorized as management contracts, which are contractual arrangements the company has with third parties to provide fund services, where the Company expects to, and has the ability to, continue to manage these funds indefinitely.
Indefinite-lived intangible assets are reviewed for impairment annually as of September 30th using a qualitative approach which weighs various factors in order to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired. Management also periodically considers whether there were events or circumstances that continue to support an indefinite useful life. Indicators monitored by management that may indicate an indefinite useful life is no longer supported include adverse changes in the discount rate, assets under management (AUM) levels, management fee rates, or the cost to income ratio. If the qualitative approach indicates that it is more likely than not that an indefinite-lived intangible asset is impaired, the Company estimates the fair-value of the asset and compares it to the book value of the asset to determine whether an impairment change is necessary. Management has determined that is it not more likely than not that the indefinite-lived intangible assets are impaired as of June 30, 2024.
(s)
Income Taxes

The Company is included in a consolidated federal income tax return filed by AHUS, which files a federal income tax return as the common parent corporation of an affiliated group of corporations which includes the Company. The Company files in various states, either separately or as part of a combined return. The Company is not taxable in any foreign jurisdictions. For federal income tax allocation purposes, consolidated income tax provisions are allocated among the companies included in the consolidated return based on the income tax expenses that would have been recognized had separate returns been filed for each entity or when subsidiary losses are utilized in consolidation, pursuant to the modified separate return method. For state income tax allocation purposes, the Company uses a parent-company-down approach, which allocates taxes based on each consolidated affiliate’s relative contribution to the group’s consolidated state income tax expense. The Company follows an asset and liability approach to accounting for income taxes, which generally requires that deferred income taxes be recognized when assets and liabilities have different values for financial statement and tax reporting purposes. Deferred income taxes reflect the expected future tax consequences of temporary differences between the carrying amounts and

AMUNDI US, INC.
Notes to Consolidated Financial Statements
(in thousands, except share amounts)
(unaudited)
tax bases of the Company’s assets and liabilities measured using rates expected to be in effect when such differences reverse. US GAAP allows for the recognition of deferred tax assets that are more likely than not to be realized in future years. If necessary, a valuation allowance is established to reduce the carrying amount of deferred income taxes to amounts that are more likely than not to be realized.
The Company follows the provisions of FASB ASC 740, Accounting for Income Taxes, which applies a more likely than not threshold to the recognition and derecognition of uncertain tax positions. The Company is permitted to recognize the tax benefit of uncertain tax positions only when the position is more likely than not to be sustained upon examination by the tax authorities based on the position’s technical merit. The amount recognized is that which represents the amount of tax benefit that has a greater than 50% likelihood of being ultimately realized upon settlement. It further requires that a change in judgment related to the expected ultimate resolution of uncertain tax positions be recognized in earnings in the period of such change.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, in its provision for income taxes and includes these amounts in its liability for unrecognized tax benefits.
(t)
Deferred Compensation and Other Retention Plans

Certain employees of the Company are eligible to participate in various deferred compensation plans established by the Company. The Company has established Rabbi Trusts to fund the obligations of certain deferred compensation plans and directs the investment of Rabbi Trust assets in a manner similar to investments proposed by participants in order to match the deferred compensation liability. The Rabbi Trusts are consolidated in the financial statements of the Company. Participants do not have a security interest in the assets of the Rabbi Trusts through participation in the plans. An increase in the fair value of the assets in the Rabbi Trusts will increase compensation cost (i.e., expense) whereas a decrease in the fair value is recorded as a reduction in compensation cost (i.e., benefit) in the accompanying unaudited Consolidated Statements of Operations (see note 9).
Deferred compensation plans with requisite service periods are expensed over the respective vesting period. The expenses associated with these plans are included as a component of compensation and related benefits in the accompanying unaudited Consolidated Statements of Operations.
(u)
Allowance for Credit Losses

Provisions for credit losses of the investment management fees and distribution fees receivables are made in amounts required to maintain an adequate allowance to cover anticipated losses. All investment management fees and distribution fees receivables were determined to be collectible as of June 30, 2024 and December 31, 2023. No reserve for credit losses and no provision for credit losses were recognized for the six months ended June 30, 2024 and 2023.
(v)
New Accounting Standards

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The standard requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. This new guidance will be effective on

AMUNDI US, INC.
Notes to Consolidated Financial Statements
(in thousands, except share amounts)
(unaudited)
January 1, 2025. The Company is currently evaluating the impact that the adoption of this new standard will have on the Company’s consolidated financial statements and related disclosures.
In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The standard requires enhanced disclosure of the reportable segments and additional information about a segment’s expenses. This standard is effective for public entities for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company is currently evaluating the impact that the adoption of this new standard will have on the Company’s consolidated financial statements and related disclosures.
(3)
Fair Value Measurements

The following table represents information about the Company’s financial assets and liabilities measured at fair value on a recurring basis as of June 30, 2024, and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value:
	Level 1	Level 2	Level 3	Total
Investments:
Investment in Pioneer U.S. Government Money Market Fund(1)	$28,000	$—	$—	$28,000
Investment in deferred compensation plans	81,586	—	—	81,586
Total Investments	109,586	—	—	109,586
Total financial assets, at fair value	$109,586	$—	$—	$109,586
Long-term incentive plans	—	—	7,782	7,782
Total financial liabilities, at fair value	$—	—	7,782	7,782

(1)
Classified as a component of cash and cash equivalents on the accompanying unaudited Consolidated Balance Sheets

The following table represents information about the Company’s financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2023, and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value:
	Level 1	Level 2	Level 3	Total
Investments:
Investment in Pioneer U.S. Government Money Market Fund(1)	$28,000	$—	$—	$28,000
Investment in deferred compensation plans	71,406	—	—	71,406
Total Investments	99,406	—	—	99,406
Total financial assets, at fair value	$99,406	$—	$—	$99,406
Long-term incentive plans	—	—	11,575	11,575
Total financial liabilities, at fair value	$—	$—	$11,575	$11,575

(1)
Classified as a component of cash and cash equivalents on the accompanying unaudited Consolidated Balance Sheets

AMUNDI US, INC.
Notes to Consolidated Financial Statements
(in thousands, except share amounts)
(unaudited)
The following table presents a reconciliation of the beginning and ending fair value measurements of liabilities valued on a recurring basis and classified as Level 3 within the fair value measurement hierarchy for the six months ended June 30, 2024 and the year ended December 31, 2023:
	Long-term Incentive plans
	June 30, 2024	December 31, 2023
Beginning balance	$11,575	$5,617
Payments	(5,936)	—
Expenses	2,118	5,634
Net gain/(loss) on foreign exchange	25	324
Ending balance	$7,782	$11,575

(4)
Property, Software, and Equipment

The composition of property, software and equipment is as follows:
	As of June 30, 2024	As of December 31, 2023
Equipment	$2,507	$1,030
Computer software	591	591
Furniture and fixtures	4,787	6,163
Leasehold improvements	22,794	22,794
Total cost	30,679	30,578
Less: Accumulated depreciation	17,212	15,580
Property, software and equipment, net of accumulated depreciation	$13,467	$14,998
Depreciation expense totaled $1,632 and $1,669 for the six months ended June 30, 2024 and 2023, respectively.
(5)
Intangible Assets

Intangible assets consisted of the following as of June 30, 2024 and December 31, 2023:
	Indefinite Lived	Definite Lived	Total
Gross carrying amount, December 31, 2023	715,994	16,426	732,420
Accumulated amortization	—	(15,604)	(15,604)
Net carrying amount, December 31, 2023	$715,994	$822	$716,816
Gross carrying amount, June 30, 2024	715,994	16,426	732,420
Accumulated amortization	—	(16,015)	(16,015)
Net carrying amount, June 30, 2024	$715,994	$411	$716,405
Definite lived intangible assets, principally customer lists and distribution channels, are amortized on a straight-line basis and have a remaining weighted average amortization period of six months. The amortization expense on definite lived intangible assets was $411 for the six months ended June 30, 2024 and 2023. Such expense was recognized as a component of depreciation and amortization in the accompanying unaudited Consolidated Statements of Operations.

AMUNDI US, INC.
Notes to Consolidated Financial Statements
(in thousands, except share amounts)
(unaudited)
(6)
Income Taxes

The provision (benefit) for income taxes consists of the following:
	For the Six Months Ended June 30,
	2024	2023
Current:
Federal	10,397	6,728
State	2,144	1,303
	$12,541	$8,031
Deferred:
Federal	3,519	3,493
State	424	650
	3,943	4,143
	$16,484	$12,174
The reconciliation of the difference between the Company’s U.S. Federal statutory income tax rate and effective tax rate for continuing operations for the six months ended June 30, 2024 and 2023 is as follows:
	For the Six Months Ended June 30,
	2024	2023
Federal statutory tax rate	21.0%	21.0%
Change in tax rate resulting from:
State income taxes (net of effect on federal income taxes)	3.2%	3.0%
Nondeductible items	(0.3)%	(0.3)%
Deferred true-up adjustment	(0.4)%	(0.3)%
Effective tax rate	23.5%	23.4%
As of June 30, 2024 and December 31, 2023, the Company has a receivable from AHUS for $4,191 and $2,660, respectively, related to income taxes accrued, which is included as a component of due from affiliates on the accompanying unaudited Consolidated Balance Sheets.
The liability for unrecognized tax benefits, which primarily relates to state income taxes, at June 30, 2024 and December 31, 2023 is $3,564, of which $2,815 would affect the Company’s effective tax rate if recognized.
A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:
	For the Six Months Ended June 30, 2024	For the Year Ended December 31, 2023
Beginning balance	$3,564	$2,967
Increase due to tax positions related to the current year	—	664
Decrease due to tax positions related to the prior years	—	(67)
Ending balance	$3,564	$3,564

AMUNDI US, INC.
Notes to Consolidated Financial Statements
(in thousands, except share amounts)
(unaudited)
The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. At June 30, 2024 and December 31, 2023, the Company had accrued interest and penalties of $1,436. The Company does not expect a material change to the liability for unrecognized tax benefits will occur over the next 12 months.
The tax years from 2020 and forward remain open to examination by the major jurisdictions in which the Company is subject to tax.
The components of deferred income taxes recorded in the accompanying unaudited Consolidated Balance Sheets comprise a net deferred tax liability of $144,307 and $140,364 as of June 30, 2024 and December 31, 2023, respectively. The approximate income tax effect of each type of temporary difference is as follows:
	As of June 30, 2024	As of December 31, 2023
Deferred tax assets:
Compensation related	$16,037	$20,135
Lease liability	8,132	8,651
Other	2,284	2,355
Total deferred tax assets	26,453	31,141
Deferred tax liabilities:
Identifiable intangibles	(162,353)	(162,410)
Right of use property	(5,819)	(6,220)
Fixed assets	(1,903)	(2,183)
Other	(685)	(692)
Total deferred tax liabilities	(170,760)	(171,505)
Net deferred tax liability	$(144,307)	$(140,364)
Based on the Company’s historical and current pretax earnings, management believes it is more likely than not that the Company will realize its remaining deferred income tax assets existing at June 30, 2024. Management believes that existing net deductible temporary differences, which give rise to deferred tax assets, will reverse during periods in which the Company generates net taxable income. In addition, gross deductible temporary differences are expected to reverse in periods during which offsetting gross taxable temporary differences are expected to reverse.
(7)
Benefit Plans

The Company has two defined contribution plans for eligible employees: a retirement benefit plan and a savings and investment plan (together the Benefit Plans) qualified under Section 401 of the Internal Revenue Code. The Company makes contributions to a trustee, on behalf of eligible employees, to fund both Benefit Plans.
Both of the Benefit Plans cover all full-time employees who have met certain age and length-of-service requirements. Under the retirement benefit plan, the Company contributes an amount that would purchase a certain targeted monthly pension benefit at the participant’s normal retirement date. Pursuant to the savings and investment plan, participants may voluntarily contribute up to 50% of their compensation, and the Company will match this contribution up to 2.5% of the participant’s

AMUNDI US, INC.
Notes to Consolidated Financial Statements
(in thousands, except share amounts)
(unaudited)
contribution. For the six months ended June 30, 2024 and 2023 the Company’s expenses under the retirement benefit plan were $3,705 and $3,559, respectively, and under the savings and investment plan were $858 and $703, respectively. Both of these expenses are included as a component of compensation and related benefits on the accompanying unaudited Consolidated Statements of Operations.
(8)
Incentive Plans

2021 Plan
In April 2021, Amundi granted certain participants a target number of performance shares of Amundi stock under the 2021 Long-term Incentive Plan (2021 Plan). The 2021 plan provides participants with performance shares that vest in 2024 based on the performance of financial years 2021 through 2023. The number of shares that will vest is based on predetermined KPIs. These KPIs are the same for all beneficiaries of the plan and are based on the global consolidated figures of the listed entity Amundi. Metrics used include group net income, cost to income ratio, net inflows, and ESG policy. The number of shares vested range from 0% to 125% of the target number of shares.
Outstanding and exercisable restricted shares under the 2021 Plan is as follows:
	2021 Plan (in shares)
	2024	2023
Outstanding at January 1,	80,770	81,800
KPI Factor Adjustment	6,476	—
Matured and paid	(83,706)	—
Forfeitures	(3,540)	(1,030)
Outstanding at June 30,	—	80,770
2022 Plan
In April 2022, Amundi granted certain participants a target number of performance shares of Amundi stock under the 2022 Long-term Incentive Plan (2022 Plan). The 2022 plan provides participants with performance shares that vest in 2025 based on the performance of financial years 2022 through 2024. The number of shares that will vest is based on predetermined KPIs. These KPIs are the same for all beneficiaries of the plan and are based on the global consolidated figures of the listed entity Amundi. Metrics used include group net income, cost to income ratio, net inflows, and ESG policy. The number of shares vested range from 0% to 125% of the target number of shares.
Outstanding and exercisable restricted shares under the 2022 Plan is as follows:
	2022 Plan (in shares)
	2024	2023
Outstanding at January 1,	128,670	128,670
Issued	—	—
Forfeitures	(3,490)	—
Outstanding at June 30,	125,180	128,670

AMUNDI US, INC.
Notes to Consolidated Financial Statements
(in thousands, except share amounts)
(unaudited)
2023 Plan
In April 2023, Amundi granted certain participants a target number of performance shares of Amundi stock under the 2023 Long-term Incentive Plan (2023 Plan). The 2023 plan provides participants with performance shares that vest in 2026 based on the performance of financial years 2023 through 2025. The number of shares that will vest is based on predetermined KPIs. These KPIs are the same for all beneficiaries of the plan and are based on the global consolidated figures of the listed entity Amundi. Metrics used include group net income, cost to income ratio, net inflows, and ESG policy. The number of shares vested range from 0% to 125% of the target number of shares.
Outstanding and exercisable restricted shares under the 2023 Plan is as follows:
	2023 Plan (in shares)
	2024	2023
Outstanding at January 1,	118,200	—
Issued	—	118,200
Forfeitures	(3,220)	—
Outstanding at June 30,	114,980	118,200
For the six months ended June 30, 2024 and 2023, the net compensation related expense associated with the 2023 and 2022 Plans noted above and recorded in the accompanying unaudited Consolidated Statements of Operations amounted to $2,118 and $3,163, respectively. The net expense comprises compensation expense related to the vesting of units and restricted awards and recognition of forfeitures as they occurred. The inputs utilized to determine the fair value of the expense recognized are considered significant unobservable inputs and, accordingly, the liability associated with these incentive plans as of June 30, 2024 and December 31, 2023 is included in level 3 of the fair value hierarchy table.
(9)
Deferred Compensation Plans

The Company offers various deferred compensation plans, including Mandatory Bonus Deferral Plans (MDP) and a Voluntary Deferred Compensation Plan (VDP), whereby a percentage of total incentive compensation earned by such employees may be deferred for a specific period.
The purpose of the MDP is to govern bonuses mandatorily deferred under bonus plans maintained by the Company. This plan is unfunded for tax purposes. Participant accounts vest on a pro-rata basis over a three-year period. Participants have the right to receive distribution of the vested account balance in cash or may elect to convert the vested balance (all or part) to the VDP. Balances may be subject to forfeiture in the event of termination of employment with the Company prior to the vesting of the award.
The purpose of the VDP is to allow a select group of management or highly compensated employees of the Company who satisfy eligibility provisions of the VDP to defer, on a voluntary basis, the receipt of compensation to some future date. The VDP is unfunded for tax purposes. Participants are fully vested in the VDP as of the date of contribution and shall receive a distribution of his or her deferred account on the future date elected by the participant. All distributions under the VDP shall be in cash.
Certain employees of the Company are eligible to participate in the Amundi Intermediate Deferred Compensation Award Plan (AIDCAP), a deferred compensation plan established by AUS. The AIDCAP provides supplemental compensation in order to reward performance and provide a mechanism for

AMUNDI US, INC.
Notes to Consolidated Financial Statements
(in thousands, except share amounts)
(unaudited)
key employee retention. Awards under AIDCAP generally vest at the end of the three-year period following the date of grant.
Certain employees of the Company are granted a Special Award (SA) to provide supplemental compensation in order to reward performance and encourage the retention of key contributors to the Company. Awards under SA generally vest over a three-year period, with 25% vesting over each of the first two years and 50% vesting in the third year, following the grant date.
The Rabbi Trust balances as on June 30, 2024 and December 31, 2023 of $21,466 and $23,848, respectively, for the MDP, $18,732 and $16,783, respectively, for the VDP, $39,039 and $28,483, respectively, for the AIDCAP, and $1,813 and $1,792, respectively, for the SA are invested in various Pioneer Funds and are included in deferred compensation plans in the accompanying unaudited Consolidated Balance Sheets. As of June 30, 2024, the unrecognized compensation expense associated with the MDP, AIDCAP, and SA that will be recognized by the Company in the future is $31,586.
In addition, certain individuals are participants in the Company’s Executive Supplemental Retirement Benefit Plan (SERP). The SERP is intended to serve as deferred compensation for a select group of management employees. As of June 30, 2024 and December 31, 2023, the balance in the SERP is $536 and $500, respectively, and is included in deferred compensation plans in the accompanying unaudited Consolidated Balance Sheets.
(10)
Related Party Transactions

Certain officers and/or directors of the Company are officers and/or trustees of the Pioneer Funds. Included in net investment management fees in the accompanying unaudited Consolidated Statements of Operations is $123,671, and $107,933 for the six months ended June 30, 2024 and 2023, respectively, of investment management and performance fees (net of fees waived) earned from the Pioneer Funds. Underwriting commissions, distribution fees and service fees earned from the sale of the shares of the Pioneer Funds were $34,853, and $31,719 for six months ended June 30, 2024 and 2023, respectively. Reimbursement for expenses incurred on behalf of the Pioneer Funds and other Amundi affiliates of $19,300 and $19,757 for six months ended June 30, 2024 and 2023, respectively, in the accompanying unaudited Consolidated Statements of Operations, represents amounts earned from the Pioneer Family of Funds and other Amundi affiliates for reimbursement of expenses paid to service providers providing certain services to these entities, for which the Company is deemed to be the principal in the arrangement. Included in administrative services and other revenue in the accompanying unaudited Consolidated Statements of Operations is $6,505 and $5,406 for six months ended June 30, 2024 and 2023, respectively, of reimbursements for administrative services performed by the Company for the Pioneer Funds.
As of June 30, 2024 and December 31, 2023, the Company was due $12,361 and $13,370, respectively, from the Pioneer Funds related to these arrangements, for which cash settlement is expected, which is reported as a component of receivables from investment management fees, distribution fees, and from the Pioneer Family of Mutual Funds in the accompanying unaudited Consolidated Balance Sheets.
Included in related party revenues in the accompanying unaudited Consolidated Statements of Operations are $46,375 and $36,980 of advisory and sub-advisory management fees, which the Company earned from other Amundi affiliates for the six months ended June 30, 2024 and 2023, respectively. Also included is $1,881 and $2,460 which the Company earned from Amundi affiliates primarily for marketing, salaries, administrative and other operating expenses incurred on their behalf for the six months ended June 30, 2024 and 2023, respectively. As of June 30, 2024 and December 31, 2023, the Company was due $29,142 and $22,130, respectively, from Amundi affiliates related to these

AMUNDI US, INC.
Notes to Consolidated Financial Statements
(in thousands, except share amounts)
(unaudited)
arrangements, for which cash settlement is expected, representing the due from affiliates balance in the accompanying unaudited Consolidated Balance Sheets.
Related party expenses of $15,683 and $11,520 for the six months ended June 30, 2024 and 2023, respectively, in the accompanying unaudited Consolidated Statements of Operations include payments made to affiliates for sub-advisory management fees and recharges for operating expenses incurred on the Company’s behalf. As of June 30, 2024 and December 31, 2023, the Company owed $13,189 and $14,993, respectively, to Amundi affiliates related to these arrangements for which cash settlement is expected, representing the due to affiliates balance on the accompanying unaudited Consolidated Balance Sheets.
All transactions with AHUS, Amundi and other affiliates are charged or credited through related party accounts and may not be the same as those that would otherwise exist or result from agreements and transactions among unaffiliated third parties. However, the Company believes that it is in compliance with the transfer pricing regulations of the Internal Revenue Service. All balances due to and from AHUS and Amundi affiliates represent amounts for which the Company has the solvency, ability, and intent to settle.
(11)
Leases

Information related to the Company’s operating leases is as follows:
	For the Six Months Ended June 30,
	2024	2023
Operating lease costs	$2,388	$2,392
Rental payments	$2,897	$2,778
	As of June 30, 2023	As of December 31, 2023
Weighted-average discount rate	3.6%	3.6%
Weighted-average remaining lease term (years)	6.6	7.1
Future undiscounted cash payments related to operating leases as of June 30, 2024 are shown in the table below.
2024 (remaining six months)	$2,856
2025	5,812
2026	5,946
2027	5,806
2028	5,833
2029 and thereafter	13,355
Total undiscounted lease payments	39,608
Less: imputed interest	4,471
Total lease liabilities	$35,137

AMUNDI US, INC.
Notes to Consolidated Financial Statements
(in thousands, except share amounts)
(unaudited)
(12)
Indemnifications

In the normal course of business, the Company may enter into contracts that contain a variety of indemnifications. Since inception and commencement of operations, the Company has not had any claims or losses pursuant to these contracts and expects the risk of loss to be remote.
(13)
Net Capital and Reserve Requirements

As the principal underwriter and distributor of shares of the Pioneer Funds, AD is subject to the SEC’s regulations and operating guidelines applicable to broker-dealers, including the Net Capital Rule, which requires AD to maintain a specified amount of net capital, as defined under Uniform Net Capital Rule 15c3-1 (Rule 15c3-1). Net capital may fluctuate on a daily basis. AD has elected and uses the Alternative Standard as its method of net capital computation, in which the minimum net capital required is the greater of $250 or 2% of aggregate debits. AD’s net capital, as computed under Rule 15c3-1, was $43,632 and $41,165 at June 30, 2024 and December 31, 2023, respectively, which exceeds minimum net capital required of $250 by $43,382 and $40,915, respectively.
AD is exempt from the reserve requirements of Rule 15c3-3, pursuant to paragraph (k)(2)(i), since it does not carry customer margin accounts; promptly transmits all customer funds and delivers all securities received in connection with activities as a broker-dealer; does not otherwise hold funds or securities for, or owe money or securities to, customers; and effects all customer receipts and disbursements, if received, through a special account for the benefit of customers.
(14)
Legal and Other Loss Contingencies

The Company, AHUS, and Amundi are subject to claims pursuant to US lawsuits, which seek damages, including trebled damages, in amounts, which could, if assessed, be significant.
(15)
Disaggregated Revenue from Contracts with Customers

The following table presents revenue from contracts with customers by major source:
Revenue from contracts with customers:
	For the Six Months Ended June 30,
	2024	2023
Investment management fees, net	$146,671	$127,865
Service fee, distribution fees and underwriting revenues	34,853	31,719
Reimbursement for expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi Affiliates	19,300	19,757
Advisory and sub-advisory management fee revenue from affiliates	46,375	36,980
Reimbursement for administrative services provided to the Pioneer Family of Mutual Funds	6,505	5,406
Other reimbursement revenue from affiliates	1,881	2,460
Total revenue from contract with customers	$255,585	$224,187

(16)
Subsequent Events

In preparing these consolidated financial statements, the Company has evaluated subsequent events after June 30, 2024, through August 6, 2024, the date the consolidated financial statements were available to be issued.

AMUNDI US, INC.
Notes to Consolidated Financial Statements
(in thousands, except share amounts)
(unaudited)
On July 8, 2024, Amundi entered into a definitive agreement to sell AHUS and its subsidiaries to Victory Capital, subject to regulatory and shareholder approval and customary closing conditions. Under the proposed transaction, AHUS would be combined into Victory Capital in exchange for a 26.1% economic stake in Victory Capital, subject to customary adjustment. Amundi would become a strategic shareholder of Victory Capital with two of its representatives joining the Victory Capital Board of Directors when the transaction closes. The transaction is subject to customary closing conditions, including regulatory approvals and the consent of the Company’s clients, and is expected to be completed late in the 4th quarter of 2024 or in early 2025. The issuance of Victory Capital shares in the proposed transaction is subject to the approval of Victory Capital shareholders.
In conjunction with the transaction, Amundi and Victory Capital have entered into reciprocal 15-year distribution agreements which will be effective upon closing of the transaction. Under the distribution agreements, Victory Capital will be the supplier of US-manufactured active asset management products for Amundi’s distribution outside of the US. Additionally, Victory Capital will become the distributor of Amundi’s non-US manufactured products in the US.
The financial impact of this subsequent event cannot be quantified at this stage and thus has not been included in the accompanying financial statements. The Company will make appropriate adjustments or disclosures in the financial statements of the period in which the acquisition is completed. As this is a non-recognized subsequent event under ASC Topic 855 — Subsequent Events, no adjustment to financial statements has been made in the reported six months ended on June 30, 2024.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AMUNDI US, INC.
The objective of this section (“Amundi US, Inc. MD&A”) is to provide a discussion and analysis, from Amundi US, Inc. management’s perspective, of the key performance indicators and material information necessary to assess its financial condition, results of operations, liquidity and cash flows of Amundi US, Inc. and its subsidiaries for the six months ended June 30, 2024 and 2023, and for the years ended December 31, 2023, 2022, and 2021. This Amundi US, Inc. MD&A should be read in conjunction with the unaudited Amundi US, Inc.’s consolidated interim financial statements as of and for the six months ended June 30, 2024 and 2023 (“Interim Financial Statements”) and audited Amundi US, Inc.’s consolidated financial statements as of and for the years ended December 31, 2023, 2022, and 2021 (“Annual Financial Statements”), together with the related notes thereto, located elsewhere in this proxy statement. References in this Amundi US, Inc. MD&A to “Amundi US,” or “AUS,” refer to Amundi US, Inc. along with its wholly owned subsidiaries.
Overview
The Business — Amundi US specializes in providing and distributing investment solutions to a wide range of clients, including institutional investors, corporations, central banks, sovereign wealth funds, and individual investors. Amundi US offers a comprehensive suite of investment products and services, including fixed income, equity and multi-asset investment solutions. With a strong focus on delivering consistent and sustainable long-term returns, Amundi US aims to meet the diverse investment needs of its clients.
Amundi Asset Management US, Inc. (“AAMUS”), a wholly owned subsidiary of AUS, serves as the investment adviser for the US-registered investment companies comprising the Pioneer Family of Mutual Funds (the “Pioneer Funds”), and provides advisory and sub-advisory services to institutional, related party, and other accounts. Amundi Distributor US, Inc. (“AD”), a wholly owned subsidiary of AUS, serves as the principal underwriter and distributor of shares of the Pioneer Funds through a network of independent broker-dealers, is the exclusive distributor of the Pioneer Variable Contracts Trust, and provides marketing and promotional services on behalf of affiliates for non-US distributed portfolios.
Business Highlights
Recent transactions and events
On July 8, 2024, Amundi Asset Management S.A.S. (“Amundi”) entered into a contribution agreement to contribute Amundi Holdings US, Inc. (“AHUS”) and its subsidiaries to Victory Capital Holdings, Inc. (“Victory Capital”) subject to regulatory and shareholder approval and customary closing conditions. AHUS’s activities are principally conducted by its wholly owned subsidiary AUS and AUS’s two wholly owned subsidiaries, AAMUS and AD. The consolidated financial information for AUS included in the Amundi US, Inc. MD&A does not include the financial information of AHUS as the consolidated financial statements of AUS materially reflect the to-be acquired assets and operations of AHUS and their impact on Victory Capital’s ongoing operations. In addition, presenting financial statements for AHUS would require the inclusion of financial information for a business acquired by AHUS in 2022 and sold in 2023, which was not integrated into the operations of AUS and none of that business’s assets, obligations or operations will be acquired by Victory Capital as a result of the proposed transaction. Therefore, the consolidated financial statements of AUS herein are presented in lieu of consolidated financial statements for AHUS. Refer to Note 16 — Subsequent events of the notes to the Interim Financial Statements included elsewhere in this proxy statement for more information on the transaction.
Assets Under Management (AUM):
•
AUM at June 30, 2024 increased by $9.2 billion, or approximately 9.3%, to $108.0 billion from $98.8 billion at December 31, 2023, driven by:

•
Market appreciation of $7.3 billion, primarily attributable to positive market activity from U.S. Large Cap Equity assets of $6.1 billion; and

•
Net inflows of $1.9 billion, primarily due to Fixed Income inflows of $1.7 billion.

•
AUM at December 31, 2023 increased by $10.5 billion, or approximately 11.9%, to $98.8 billion from $88.3 billion at December 31, 2022, driven by:

•
Market appreciation of $12.1 billion, primarily attributable to positive market activity of $8.5 billion and $2.5 billion from U.S. Large Cap Equity and Fixed Income assets, respectively; offset by:

•
Net outflows of $1.6 billion, primarily attributable to U.S. Large Cap Equity outflows of $1.8 billion.

Investment Performance:
AUS was recognized by Barron’s magazine for its 2023 US Fund Performance. The rankings are based on an evaluation by Barron’s list of Best Fund Families and LSEG Lipper of calendar year 2023 for fund performance based on asset-weighted total return. AUS ranked #7 of 46, #4 of 47, and #24 of 49 for the ten-year, five-year, and one-year periods, respectively. Top quartile Morningstar three-year performance has been achieved in 10 US RICS and 4 Lux UCITS. Morningstar metrics include a weighted average three-year performance of 30%, five-year performance of 27%, and ten-year performance of 27%.
Financial Highlights:
•
Total revenues for the six months ended June 30, 2024 were $262.9 million as compared to $230.9 million for the same period in 2023. Total revenues were $467.3 million, $507.9 million, and $561.1 million, respectively, for the years ended December 31, 2023, 2022, and 2021.

•
Net income was $53.8 million for the six months ended June 30, 2024 as compared to $39.9 million for the same period in 2023. Net income was $76.2 million, $102.4 million, and $134.0 million, respectively, for the years ended December 31, 2023, 2022, and 2021.

Key Performance Indicators
The following table is a summary of key performance indicators utilized by management of Amundi US to assess results of operations:
	Six Months Ended June 30,		Year Ended December 31,
($ in millions, except for percentages)	2024	2023	2023	2022	2021
AUM at period end	$108,024	$94,260	$98,797	$88,278	$106,492
Average AUM	103,154	91,643	92,997	94,375	100,963
Gross flows	15,145	11,955	23,403	27,255	29,045
Net short term flows	(11)	(23)	(66)	(10)	(55)
Net long term flows	1,944	(474)	(1,510)	(1,707)	3,304
Net flows(1)	1,933	(497)	(1,576)	(1,717)	3,249
Total revenue	263	231	467	508	561
Revenue on average AUM	0.51%	0.51%	0.50%	0.54%	0.56%
Net income	54	40	76	102	134

(1)
Net flows is the total of net short term flows and net long term flows.

Assets Under Management
AUS’s profitability is largely affected by the level and composition of its AUM (including asset class and distribution channel) and the effective fee rates on its investment offerings. The amount and composition of AUS’s AUM are, and will continue to be, influenced by a number of factors, including; (i) investment performance, including fluctuations in the financial markets and the quality of AUS’s investment decisions; (ii) client flows into and out of AUS’s various strategies and investment vehicles; (iii) industry trends toward products or strategies that AUS either does or does not offer; (iv) AUS’s ability to attract and retain high quality investment and distribution, and management personnel; (v) the changing geopolitical environment, specifically in domestic and non-U.S. global regions for which AUS manages its AUM; (vi) AUS’s decision to close strategies or limit growth of assets in a strategy when AUS believes it is in the best interest of its clients or conversely to re-open strategies in part or entirely; and (vii) general investor sentiment and confidence. AUS’s goal is to establish and maintain a globalized client base that is diversified by asset class, distribution channel and vehicle. Due to rounding, AUM numbers presented in the tables below may not add up precisely to the totals provided.
AUM by Asset Class — the following table presents Amundi US’s AUM by asset class as of the dates indicated:
	Six Months Ended June 30,		Year Ended December 31,
($ in millions)	2024	2023	2023	2022	2021
Fixed Income	$47,916	$44,267	$45,735	$43,363	$53,628
U.S. Mid Cap Equity	2,331	2,609	2,397	2,681	4,032
U.S. Large Cap Equity	46,310	37,341	40,173	33,539	40,715
Global / Non-U.S. Equity	3,990	2,538	3,273	1,880	1,919
Multi-Asset	7,164	7,170	6,907	6,486	5,926
Total Long-Term Assets	107,711	93,925	98,485	87,949	106,220
Money Market	313	335	312	329	272
Total AUM(1)(2)	$108,024	$94,260	$98,797	$88,278	$106,492

(1)
Total AUM includes both discretionary assets under management and non-discretionary assets under advisement.

(2)
Total AUM includes assets under management of approximately (i) 63% and 37% from U.S. and Non-U.S. Investors, respectively, for the six months ending June 30, 2024; (ii) 62% and 38% from U.S. and Non-U.S. Investors, respectively, for the six months ending June 30, 2023; (iii) 63% and 37% from U.S. and Non-U.S. Investors, respectively, for the year ending December 31, 2023; (iv) 63% and 37% from U.S. and Non-U.S. Investors, respectively, for the year ending December 31, 2022; and (v) 66% and 34% from U.S. and Non-U.S. Investors, respectively, for the year ending December 31, 2021.

Asset Flows by Asset Class — the following tables summarize Amundi US’s asset flows by asset class for the periods indicated:
($ in millions)	Fixed Income	U.S. Mid Cap Equity	U.S. Large Cap Equity	Global / Non-U.S. Equity	Multi- Asset	Total Long-Term Assets	Money Market	Total AUM(1)(2)
For the Six Months Ended June 30, 2024
Beginning AUM	$45,735	$2,397	$40,173	$3,273	$6,907	$98,485	$312	$98,797
Inflows	7,569	42	5,210	868	1,397	15,086	59	15,145
Outflows	(5,830)	(305)	(5,172)	(431)	(1,404)	(13,142)	(70)	(13,212)
Net Flows	1,739	(263)	38	437	(7)	1,944	(11)	1,933
Market / Other	442	197	6,099	280	264	7,282	12	7,294
Ending AUM	$47,916	$2,331	$46,310	$3,990	$7,164	$107,711	$313	$108,024
For the Six Months Ended June 30, 2023
Beginning AUM	$43,363	$2,681	$33,539	$1,880	$6,486	$87,949	$329	$88,278
Inflows	6,146	90	3,767	655	1,223	11,881	74	11,955
Outflows	(6,274)	(393)	(4,606)	(218)	(864)	(12,355)	(97)	(12,452)
Net Flows	(128)	(303)	(839)	437	359	(474)	(23)	(497)
Market / Other	1,032	231	4,641	221	325	6,450	29	6,479
Ending AUM	$44,267	$2,609	$37,341	$2,538	$7,170	$93,925	$335	$94,260

(1)
Total AUM includes both discretionary assets under management and non-discretionary assets under advisement.

(2)
Total AUM includes assets under management of approximately (i) 63% and 37% from U.S. and Non-U.S. Investors, respectively, for the six months ending June 30, 2024 and (ii) 62% and 38% from U.S. and Non-U.S. Investors, respectively, for the six months ending June 30, 2023.

($ in millions)	Fixed Income	U.S. Mid Cap Equity	U.S. Large Cap Equity	Global / Non-U.S. Equity	Multi- Asset	Total Long-Term Assets	Money Market	Total AUM(1)(2)
For the Year Ended December 31, 2023
Beginning AUM	$43,363	$2,681	$33,539	$1,880	$6,486	$87,949	$329	$88,278
Inflows	12,763	140	6,929	1,498	1,975	23,305	98	23,403
Outflows	(12,867)	(744)	(8,765)	(526)	(1,913)	(24,815)	(164)	(24,979)
Net Flows	(104)	(604)	(1,836)	972	62	(1,510)	(66)	(1,576)
Market / Other	2,476	320	8,470	421	359	12,046	49	12,095
Ending AUM	$45,735	$2,397	$40,173	$3,273	$6,907	$98,485	$312	$98,797
For the Year Ended December 31, 2022
Beginning AUM	$53,628	$4,032	$40,715	$1,919	$5,926	$106,220	$272	$106,492
Inflows	13,467	272	10,416	781	2,202	27,138	117	27,255
Outflows	(16,778)	(599)	(9,830)	(577)	(1,061)	(28,845)	(127)	(28,972)
Net Flows	(3,311)	(327)	586	204	1,141	(1,707)	(10)	(1,717)
Market / Other	(6,954)	(1,024)	(7,762)	(243)	(581)	(16,564)	67	(16,497)
Ending AUM	$43,363	$2,681	$33,539	$1,880	$6,486	$87,949	$329	$88,278
For the Year Ended December 31, 2021
Beginning AUM	$51,386	$4,142	$33,662	$1,443	$3,943	$94,576	$308	$94,884
Inflows	17,315	381	8,011	426	2,852	28,985	60	29,045
Outflows	(14,672)	(877)	(8,770)	(303)	(1,059)	(25,681)	(115)	(25,796)
Net Flows	2,643	(496)	(759)	123	1,793	3,304	(55)	3,249
Market / Other	(401)	386	7,812	353	190	8,340	19	8,359
Ending AUM	$53,628	$4,032	$40,715	$1,919	$5,926	$106,220	$272	$106,492

(1)
Total AUM includes both discretionary assets under management and non-discretionary assets under advisement.

(2)
Total AUM includes assets under management of approximately (i) 63% and 37% from U.S. and Non-U.S. Investors, respectively, for the year ending December 31, 2023; (ii) 63% and 37% from U.S. and Non-U.S. Investors, respectively, for the year ending December 31, 2022; and (iii) 66% and 34% from U.S. and Non-U.S. Investors, respectively, for the year ending December 31, 2021.

AUM by distribution channel — the following table presents Amundi US’s AUM by distribution channel as of the dates indicated:
	As of June 30,				As of December 31,
	2024		2023		2023		2022		2021
($ in millions, except for percentages)	Amount	% of total	Amount	% of total	Amount	% of total	Amount	% of total	Amount	% of total
Retail	$84,594	78%	$74,657	79%	$77,479	78%	$69,136	78%	$86,111	81%
Institutional	23,430	22%	19,603	21%	21,318	22%	19,142	22%	20,381	19%
Total AUM(1)(2)(3)	$108,024	100%	$94,260	100%	$98,797	100%	$88,278	100%	$106,492	100%

(1)
The allocation of AUM by distribution channel involves the use of estimates and the exercise of judgment.

(2)
Total AUM includes both discretionary assets under management and non-discretionary assets under advisement.

(3)
Total AUM includes assets under management of approximately (i) 63% and 37% from U.S. and Non-U.S. Investors, respectively, for the six months ending June 30, 2024; (ii) 62% and 38% from U.S. and Non-U.S. Investors, respectively, for the six months ending June 30, 2023; (iii) 63% and 37% from U.S. and Non-U.S. Investors, respectively, for the year ending December 31, 2023; (iv) 63% and 37% from U.S. and Non-U.S. Investors, respectively, for the year ending December 31, 2022; and (v) 66% and 34% from U.S. and Non-U.S. Investors, respectively, for the year ending December 31, 2021.

June 30, 2024 AUM compared to December 31, 2023 AUM — Amundi US’s total AUM at June 30, 2024 increased by $9.2 billion, or 9.3%, to $108.0 billion from $98.8 billion at December 31, 2023, primarily due to positive market movement of $7.3 billion and net inflows of $1.9 billion.
Net inflows were driven by Amundi US’s Fixed Income, Global/Non-U.S. Equity, and U.S. Large Cap Equity asset classes of $1.7 billion, $0.4 billion, and $38.0 million, respectively, offset by net outflows from Amundi US’s U.S. Mid Cap Equity, Money Market, and Multi-Asset asset classes of $0.3 billion, $11.0 million, and $7.0 million, respectively.
Positive market movement was primarily driven by Amundi US’s U.S. Large Cap Equity asset class, which increased $6.1 billion during the six months ended June 30, 2024.
December 31, 2023 AUM compared to December 31, 2022 AUM — Amundi US’s total AUM at December 31, 2023 increased by $10.5 billion, or 11.9%, to $98.8 billion from $88.3 billion at December 31, 2022, primarily driven by positive market movement of $12.1 billion, partially offset by net outflows of $1.6 billion.
Net outflows were driven by Amundi US’s U.S. Large Cap Equity, U.S. Mid Cap Equity, Fixed Income, and Money Market asset classes of $1.8 billion, $0.6 billion, $0.1 billion, and $66.0 million respectively, partially offset by net inflows from Amundi US’s Global/Non-U.S. Equity and Multi-Asset asset classes of $1.0 billion and $62.0 million, respectively.
Positive market movement was primarily driven by Amundi US’s U.S. Large Cap Equity asset class, which increased $8.5 billion during the year ended December 31, 2023.
December 31, 2022 AUM compared to December 31, 2021 AUM — Amundi US’s total AUM at December 31, 2022 decreased by $18.2 billion, or 17.1%, to $88.3 billion from $106.5 billion at December 31, 2021, primarily driven by negative market movement of $16.5 billion and net outflows of $1.7 billion.
Net outflows were driven by Amundi US’s Fixed Income, U.S. Mid Cap Equity, and Money Market asset classes of $3.3 billion, $0.3 billion, and $10.0 million, respectively, partially offset by net inflows from Amundi US’s Multi-Asset, U.S. Large Cap Equity, and Global/Non-U.S. Equity asset classes of $1.1 billion, $0.6 billion, and $0.2 billion respectively.
Negative market movement was primarily driven by Amundi US’s U.S. Large Cap Equity, Fixed Income and U.S. Mid Cap Equity asset classes which decreased $7.8 billion, $7.0 billion and $1.0 billion, respectively during the year ended December 31, 2022.

December 31, 2021 AUM compared to December 31, 2020 AUM — Amundi US’s total AUM at December 31, 2021 increased by $11.6 billion, or 12.2%, to $106.5 billion from $94.9 billion at December 31, 2020, primarily driven by positive market movement of $8.4 billion and net inflows of $3.2 billion.
Net inflows were driven by Amundi US’s Fixed Income, Multi-Asset, and Global/Non-U.S. Equity asset classes of $2.6 billion, $1.8 billion, and $0.1 billion, respectively, partially offset by net outflows from Amundi US’s U.S. Large Cap Equity, U.S. Mid Cap Equity, and Money Market asset classes of $0.8 billion, $0.5 billion, and $55.0 million, respectively.
Positive market movement was primarily driven by Amundi US’s U.S. Large Cap Equity asset class, which increased $7.8 billion during the year ended December 31, 2021.
Results of Operations
Revenues and Sales
Amundi US’s revenues and sales consist of the following:
Investment Management Fees, net — Investment management fees are earned from managing client funds’ assets and providing advisory services to funds. Amundi US’s investment management fee revenues vary based on each managed fund’s value and specified performance outcomes, and may be limited to the extent fund expenses exceed certain fund expense limits. Notwithstanding unique arrangements outside Amundi US’s standard fee schedules, investment management fee revenues and fee waivers are calculated by applying a contractually agreed upon rate to assets under management. Amundi US records investment management fees net of performance fee reductions or limits, waived fees and closed-end fund offering cost amortization. These fees are calculated based on daily average assets under management in the case of investment management services or point-in-time assets under management for performance fees. Performance fees are calculated at a point in time, and are based on the achievement of a specified performance threshold over a contractually defined benchmark.
Service Fees, Distribution Fees, and Underwriting Revenues — Service, distribution, and underwriting fee revenues are earned from Pioneer Funds’ assets under management for the ongoing performance of distribution and related fund services.
Service fee revenues include reimbursements from Pioneer Funds for service fees prepaid to brokers and dealers in the initial year that an account is established, calculated at specified annual rates by share class applied to point in time assets under management. Payments of a portion of these fees may be made to third-party distributors who ultimately fulfill those contractual performance obligations. AUS may elect to waive these fees.
Distribution fee revenues are earned based on specified rates applied to net assets under management within certain fund share classes at a point in time for distribution services.
Underwriting revenues consist of underwriting commissions and commissions earned from distributing specific share classes of Pioneer Funds through a network of independent broker-dealers at agreed upon rates applied to the value of shares sold at a point in time, reported on a gross basis. A portion of these fees is distributed to third-party broker- dealers involved in each transaction and, recorded as an expense. Variable annuity commissions are earned on the distribution of variable annuity contracts.
Additionally, investors may be required to pay a contingent deferred sales charge (“CDSC”) on certain shares if there is a redemption within one year. The CDSC is paid based on the lower of original cost or current market value at declining rates starting at 1% on Class C shares and up to 1% on Class A shares.
Related Party Revenues — Related party revenues primarily consist of revenues earned from other Amundi affiliates for (i) advisory and sub-advisory management fees; and (ii) recharges for operating expenses.
Reimbursement for Expenses Incurred on Behalf of the Pioneer Family of Mutual Funds and Other Amundi Affiliates — AUS pays certain expenses, on behalf of and reimbursed by the Pioneer Funds and other Amundi affiliates, related to services rendered to these entities. Such amounts are recorded as revenue at a point in time, in the period in which the services are provided to these entities when AUS is deemed to be acting as the principal in the arrangement.
Reimbursement for Administrative Services and Other Revenue — Other revenue primarily consists of interest and dividend income, and reimbursement for other administrative services provided to the Pioneer Funds.
Expenses
Amundi US’s expenses consist of the following:
Service and Distribution Expenses — Service and distribution expenses includes third-party distribution and service fee arrangements. Refer to Service Fees, Distribution Fees, and Underwriting Revenues for additional information on the types of service and distribution expenses AUS incurs.
Compensation and Related Benefits — Compensation and related benefits is Amundi US’s most significant category of expenses. Compensation and related benefits consists of (i) salaries to Amundi US employees and payroll related taxes, (ii) incentive compensation, and (iii) deferral plans to employees.
Salary expenses are the largest component of the total compensation of Amundi US employees and includes all fixed payroll costs and commissions. Compensation also includes incentive compensation, which is funded by a pool that is based on AUS’s earnings. Incentive compensation is discretionary and subjectively determined based on AUS and individual performance and the total amount of the incentive compensation pool. AUS also offers various deferred compensation plans, including mandatory bonus deferral plans and a voluntary deferred compensation plan, funded by Rabbi Trusts established by AUS, and ultimately payable in cash. Compensation expense available to be distributed fluctuates with the fair value of the assets in the Rabbi Trusts. Certain employees are eligible to participate in other deferred compensation plans that provide rewards to employees based on their performance. Deferred compensation plans with requisite service periods are expensed over the respective vesting period.
Related Party Expenses — Related party expenses primarily consist of revenues earned from other Amundi affiliates for (i) advisory and sub-advisory management fees; (ii) and recharges for operating expenses incurred.
Sales and Marketing — Sales and Marketing expenses include expenses related to advertising, market research and promotion of AUS’s products and services.
Depreciation and Amortization — Depreciation and amortization expense consists primarily of the depreciation of property, software and equipment, as well as the amortization of intangibles that have a definite life. These intangibles principally include customer lists and distribution channels. Both depreciation and amortization are recorded on a straight-line basis over the assets’ estimated useful lives.
Occupancy and Facilities — Occupancy and facilities expenses include expenses related to operating lease costs, utility expenses, office and building maintenance and repairs.
Share-Based Compensation — Certain employees of AUS are eligible to participate in a long-term incentive plan granted by Amundi whereby participants are granted a number of Amundi shares based on performance targets. These awards are classified as equity awards, which are recognized at estimated fair value at the grant date, and amortized over the requisite service period on a straight-line basis. Compensation expense is recorded net of estimated forfeitures.
Data-Related Services — Data-related services expenses include expenses paid to service providers related to data processing services and maintenance.
Expenses Incurred on Behalf of the Pioneer Family of Mutual Funds and Other Amundi Affiliates — AUS pays certain expenses, on behalf of and reimbursed by the Pioneer Funds and other Amundi affiliates, related to services rendered to these entities.
Other Expenses — Other expenses include expenses incurred on behalf of the Pioneer Funds, legal fees, consulting fees, and insurance expenses.

Provision for Income Taxes — AUS is included in a consolidated federal income tax return filed by AHUS, which files a federal income tax return as the common parent corporation of an affiliated group of corporations, including AUS. For federal income tax allocation purposes, consolidated income tax provisions are allocated among the companies included in the combined return based on the income tax expenses that would have been recognized had separate returns been filed for each entity or when subsidiary losses are utilized in consolidation, pursuant to the modified separate return method. For state income tax allocation purposes, AUS uses a parent- company-down approach, which allocates taxes based on each consolidated affiliate’s relative contribution to the group’s consolidated state income tax expense.
Six Months Ended June 30, 2024 Compared to Six Months Ended June 30, 2023
Revenue and Sales
The following table presents the components of revenues for the six months ended June 30, 2024 and 2023:
	Six Months Ended June 30,		Amount Change	% Change
($ in thousands)	2024	2023
Investment management fees, net	$146,671	$127,865	$18,806	14.7%
Service fees, distribution fees and underwriting revenues	34,853	31,719	3,134	9.9%
Related party revenues	48,256	39,440	8,816	22.4%
Reimbursement for expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates	19,300	19,757	(457)	(2.3)%
Reimbursements for administrative services and other revenue	13,842	12,096	1,746	14.4%
Total revenues	$262,922	$230,877	$32,045	13.9%
The increase of $32.0 million in total revenues was primarily due to changes in average AUM and the drivers below. Average AUM was $103.2 billion for the six months ended June 30, 2024 as compared to $91.6 billion for the same period in 2023.
•
For related party revenues, the increase in average AUM correlates to an increase in advisory and sub-advisory management fees earned from other Amundi affiliates. Performance fees earned from affiliates during the six months ended June 30, 2024 were $9.1 million as compared to $1.7 million for the same period in 2023.

•
Reimbursements for expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates, administrative services and other revenues increased $1.3 million, attributable to an increase in reimbursements for administrative services performed by AUS for the Pioneer Funds, as well as an increase in interest income on contracts and other cash balances period over period.

Operating Expenses
The following table presents the components of operating expenses for the six months ended June 30, 2024 and 2023:
	Six Months Ended June 30,		Amount Change	% Change
($ in thousands)	2024	2023
Service and distribution expenses	$34,493	$31,301	$3,192	10.2%
Compensation and related benefits	84,541	77,700	6,841	8.8%
Related party expenses	15,683	11,520	4,163	36.1%
Sales and marketing	21,062	18,739	2,323	12.4%
Depreciation and amortization	2,043	2,080	(37)	(1.8)%
Occupancy and facilities	4,413	4,298	115	2.7%
Share-based compensation	2,118	3,163	(1,045)	(33.0)%
Data-related services	4,049	4,005	44	1.1%
Expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates	19,300	19,757	(457)	(2.3)%
Other expenses(1)	4,967	6,240	(1,273)	(20.4) %
Total operating expenses	$192,669	$178,803	$13,866	7.8%

(1)
Net of FX impact.

Service and Distribution Expenses:
Service and distribution expenses were $34.5 million for the six months ended June 30, 2024 as compared to $31.3 million for the same period in 2023. The increase of $3.2 million or 10.2%, was due to an increase in average AUM period over period.
Compensation and Related Benefits:
Compensation and related benefits were $84.5 million for the six months ended June 30, 2024 as compared to $77.7 million for the same period in 2023. The increase of $6.8 million or 8.8%, was primarily due to an increase in variable costs related to sales commissions and variable compensation paid to employees.
Related-party Expenses:
Related party expenses were $15.7 million for the six months ended June 30, 2024 as compared to $11.5 million for the same period in 2023. The increase of $4.2 million, or 36.1%, was primarily due to Amundi US, Inc.’s costs related to implementation of the Federal Reserve Bank mandated Combined US Operations (“CUSO”) Program for Credit Agricole and its US affiliates.
Sales and Marketing:
Sales and marketing expenses were $21.1 million for the six months ended June 30, 2024 as compared to $18.7 million for the same period in 2023. The increase of $2.3 million, or 12.4%, was primarily due to an increase in asset-based fees driven by the increase in average mutual fund AUM period over period.
Share-based Compensation:
Share-based compensation was $2.1 million for the six months ended June 30, 2024 as compared to $3.2 million for the same period in 2023. The decrease of $1.0 million, or 33.0%, was due to a change in deferred compensation composition resulting in less share-based compensation awarded in 2024.

Expenses Incurred on Behalf of the Pioneer Family of Mutual Funds and other Amundi Affiliates:
Expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates remained consistent for the six months ended June 30, 2024 as compared to the same period in 2023, which were $19.3 and $19.8 million, respectively.
General and Administrative Expenses:
General and administrative expenses, which include depreciation and amortization, occupancy and facilities, data- related services, and other expenses, were $15.5 million for the six months ended June 30, 2024 as compared to $16.6 million for the same period in 2023. The decrease of $1.1 million, or 6.9%, was due primarily to a decrease in consulting and recruitment costs period over period.
Year Ended December 31, 2023 Compared to Year Ended December 31, 2022 and Year Ended December 31, 2022 Compared to Year Ended December 31, 2021
Revenue and Sales
The following table presents the components of revenues for the years ended December 31, 2023 and 2022:
	Year Ended December 31,		Amount Change	% Change
($ in thousands)	2023	2022
Investment management fees, net	$260,336	$277,026	$(16,690)	(6.0)%
Service fees, distribution fees and underwriting revenues	63,628	70,433	(6,805)	(9.7)%
Related party revenues	78,159	106,966	(28,807)	(26.9)%
Reimbursement for expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates	40,386	44,019	(3,633)	(8.3)%
Reimbursements for administrative services and other revenue	24,748	9,498	15,250	160.6%
Total revenues	$467,257	$507,942	$(40,685)	(8.0)%
The decrease of $40.7 million in total revenues was primarily due to changes in average AUM and the drivers below. Average AUM was $93.0 billion for the year ended December 31, 2023 as compared to $94.4 billion for the year ended December 31, 2022.
•
For related party revenues, the decrease in average AUM correlates to a decrease in advisory and sub-advisory management fees earned from other Amundi affiliates. Performance fees earned from affiliates during the year ended December 31, 2023 were $2.1 million as compared to $33.0 million in the same period in 2022.

•
Reimbursements for expenses incurred, administrative services and other revenues increased $11.6 million, attributable to an increase in interest income on contracts and other cash balances period over period as well as an increase in reimbursements for administrative services performed by AUS for the Pioneer Funds.

The following table presents the components of revenues for the years ended December 31, 2022 and 2021:
	Year Ended December 31,		Amount Change	% Change
($ in thousands)	2022	2021
Investment management fees, net	$277,026	$314,558	$(37,532)	(11.9)%
Service fees, distribution fees and underwriting revenues	70,433	84,554	(14,121)	(16.7)%
Related party revenues	106,966	102,639	4,327	4.2%
Reimbursement for expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates	44,019	39,540	4,479	11.3%
Reimbursements for administrative services and other revenue	9,498	19,800	(10,302)	(52.0)%
Total revenues	$507,942	$561,091	$(53,149)	(9.5)%
The decrease of $53.1 million in total revenues was primarily due to changes in average AUM and the drivers below. Average AUM was $94.4 billion for the year ended December 31, 2022 as compared to $101.0 billion for the year ended December 31, 2021.
•
For related party revenues, the increase was attributable to an increase in performance fee income partially offset by a decrease in average AUM. The decrease in average AUM correlates to a decrease in advisory and sub-advisory management fees earned from other Amundi affiliates. Performance fees earned from affiliates during the year ended December 31, 2022 was $33.0 million as compared to $23.8 million in the same period in 2021.

•
Reimbursements for expenses incurred, administrative services and other revenues decreased $5.8 million, attributable to a decrease in reimbursements for administrative services performed by AUS for the Pioneer Funds, which was partially offset by an increase in interest income on contracts and other cash balances period over period.

Operating Expenses
The following table presents the components of operating expenses for the years ended December 31, 2023 and 2022:
	Year Ended December 31,		Amount Change	% Change
($ in thousands)	2023	2022
Service and distribution expenses	$62,796	$69,793	$(6,997)	(10.0)%
Compensation and related benefits	158,740	146,145	12,595	8.6%
Related party expenses	30,377	17,141	13,236	77.2%
Sales and marketing	38,382	41,996	(3,614)	(8.6)%
Depreciation and amortization	4,122	4,309	(187)	(4.3)%
Occupancy and facilities	8,596	8,411	185	2.2%
Share-based compensation	5,634	3,801	1,833	48.2%
Data-related services	7,751	7,647	104	1.4%
Expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates	40,386	44,019	(3,633)	(8.3)%
Other expenses(1)	20,904	30,671	(9,767)	(31.8)%
Total operating expenses	$377,688	$373,933	$3,755	1.0%

(1)
Net of FX impact.

The following table presents the components of operating expenses for the years ended December 31, 2022 and 2021:
	Year Ended December 31,		Amount Change	% Change
($ in thousands)	2022	2021
Service and distribution expenses	$69,793	$82,588	$(12,795)	(15.5)%
Compensation and related benefits	146,145	158,343	(12,198)	(7.7)%
Related party expenses	17,141	14,367	2,774	19.3%
Sales and marketing	41,996	43,682	(1,686)	(3.9)%
Depreciation and amortization	4,309	4,260	49	1.2%
Occupancy and facilities	8,411	7,991	420	5.3%
Share-based compensation	3,801	1,654	2,147	129.8%
Data-related services	7,647	7,969	(322)	(4.0)%
Expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates	44,019	39,540	4,479	11.3%
Other expenses(1)	30,671	23,632	7,039	29.8%
Total operating expenses	$373,933	$384,026	$(10,093)	(2.6)%

(1)
Net of FX impact.

Service and Distribution Expenses:
2023 compared to 2022: Service and distribution expenses were $62.8 million for the year ended December 31, 2023 as compared to $69.8 million for the same period in 2022. The decrease of $7.0 million, or 10.0%, was due to a decrease in average AUM.
2022 compared to 2021: Service and distribution expenses were $69.8 million for the year ended December 31, 2022 as compared to $82.6 million for the same period in 2021. The decrease of $12.8 million, or 15.5%, was due to a decrease in average AUM.
Compensation and Related Benefits:
2023 compared to 2022: Compensation and related benefits were $158.7 million for the year ended December 31, 2023 as compared to $146.1 million for the same period in 2022. The increase of $12.6 million, or 8.6%, was due to an increase in cost of benefits and fixed salary compensation paid to employees.
2022 compared to 2021: Compensation and related benefits were $146.1 million for the year ended December 31, 2022 as compared to $158.3 million for the same period in 2021. The decrease of $12.2 million, or 7.7%, was due to a decrease in variable costs related to sales commissions and variable compensation paid to employees.
Related-party Expenses:
2023 compared to 2022: Related party expenses were $30.4 million for the year ended December 31, 2023 as compared to $17.1 million for the same period in 2022. The increase of $13.2 million or 77.2%, was primarily due to Amundi US, Inc.’s costs related to implementation of the Federal Reserve Bank mandated CUSO Program for Credit Agricole and its US affiliates and an increase in recharges for operating expenses incurred on behalf of Amundi’s international affiliates.
2022 compared to 2021: Related party expenses were $17.1 million for the year ended December 31, 2022 compared to $14.4 million for the same period in 2021. The increase of $2.8 million, or 19.3%, was due to an increase in recharges for operating expenses incurred on behalf of Amundi’s international affiliates.

Sales and Marketing:
2023 compared to 2022: Sales and marketing expenses were $38.4 million for the year ended December 31, 2023 as compared to $42.0 million for the same period in 2022. The decrease of $3.6 million or 8.6%, was primarily due to a decrease in asset-based fees driven by the decrease in average mutual fund AUM.
2022 compared to 2021: Sales and marketing expenses were $42.0 million for the year ended December 31, 2022 as compared to $43.7 million for the same period in 2021. The decrease of $1.7 million, or 3.9%, was primarily due to a decrease in asset-based fees driven by the decrease in average mutual fund AUM.
Share-based Compensation:
2023 compared to 2022: Share-based compensation was $5.6 million for the year ended December 31, 2023 as compared to $3.8 million and for the same period in 2022. The increase of $1.8 million, or 48.2%, was due to a change in deferred compensation composition resulting in more share-based compensation awarded in 2023.
2022 compared to 2021: Share-based compensation was $3.8 million for the year ended December 31, 2022 as compared to $1.7 million and for the same period in 2021. The increase of $2.1 million, or 129.8%, was due to a change in deferred compensation composition resulting in more share-based compensation awarded in 2022.
Expenses Incurred on Behalf of the Pioneer Family of Mutual Funds and other Amundi Affiliates:
2023 compared to 2022: Expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates was $40.4 million for the year ended December 31, 2023 as compared to $44.0 million for the same period in 2022. The decrease of $3.6 million, or 8.3%, was primarily due to a decrease in average AUM. The decrease in average AUM correlates to a decrease in reimbursable expenses related to services rendered by the Pioneer Funds and other Amundi affiliates.
2022 compared to 2021: Expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates was $44.0 million for the year ended December 31, 2022 as compared to $39.5 million for the same period in 2021. The increase of $4.5 million or 11.3%, was primarily due to a new affiliate relationship for which AUS was paying expenses on behalf of in a principal capacity.
General and Administrative Expenses:
General and administrative expenses include depreciation and amortization, occupancy and facilities, data-related services, and other expenses.
2023 compared to 2022: Depreciation and amortization expense, occupancy and facilities expenses and data-related services expenses had minimal activity period over period. The decrease in general and administrative expenses was driven by the decrease in other expenses, primarily related to reimbursements of insurance proceeds and a decrease in net asset value (“NAV”) reimbursement as compared to the prior period.
2022 compared to 2021: Depreciation and amortization expense, occupancy and facilities expenses and data-related services expenses had minimal activity period over period. The increase in general and administrative expenses was due to increases in exchange rate losses and NAV reimbursement as compared to the prior period.
Liquidity and Capital Resources
Sources and Uses of Cash — Amundi US has generated strong cash flows from operations that have allowed Amundi US to meet its expected cash requirements. Amundi US’s primary uses of cash include working capital needs, including short-term operating obligations and related party expenses settled in cash, and continued investments in short-term Government Treasury Bills. Cash flows from operations also allow Amundi US to meet certain other cash uses such as quarterly dividend payments to Amundi. Amundi US believes it has sufficient liquidity and capital resources to continue to fund Amundi US’s operations for at least the next 12 months.

The following table presents Amundi US’s liquidity position as of June 30, 2024 and December 31, 2023:
(in thousands)	June 30, 2024	December 31, 2023	December 31, 2022
Cash and cash equivalents(1)	$143,765	$148,497	$133,899
Accounts and other receivables(2)	50,005	42,639	48,391
Accounts and other payables(3)	64,610	77,269	72,215

(1)
AUS manages a cash balance in order to fund its day-to-day operations and invest excess cash into Government Treasury Bills and the Pioneer U.S. Government Money Market Fund.

(2)
Amundi US’s receivables consist primarily of investment management fees, distribution fees, and fees from the Pioneer family of Mutual Funds and other affiliates that have been earned but not yet received. AUS performs a review of its receivables on a monthly basis to assess collectability.

(3)
Accounts and other payables consists primarily of various payables related to operations, distribution and service fees due to brokers and dealers, income tax payable and due to affiliates, as well as accrued compensation and benefits.

Risks to Liquidity
All cash balances are maintained in US Dollar, which is AUS’s functional currency. AUS manages its cash balances through an Insured Deposit Sweep (“ICS”) network of banks, ensuring day-to-day individual bank account balances at or below Federal Deposit Insurance Company (“FDIC”) insured limits. Such cash balances are subject to temporary risk of immediate unavailability in the event of individual bank failures; however, this risk is mitigated through the ICS and FDIC insurance. Certain Accounts and other receivables and payables are denominated in currencies other than US Dollar, which exposes a portion of AUS’s liquidity to foreign exchange volatility.
Financial markets can experience substantial volatility. The significant volatility in the markets in the recent past has highlighted the interconnection of the global markets and demonstrated how the deteriorating financial condition of one institution may materially adversely impact the performance of other institutions. In the event of extreme circumstances, including economic, political or business crises, such as a widespread systemic failure in the global financial system or failures of firms that have significant obligations as counterparties, AUS may suffer significant declines in AUM and severe liquidity or valuation issues.
Capital Requirements
AD is a registered broker-dealer under the SEC Act of 1934 and is required to maintain a specified amount of net capital, as defined under Uniform Net Capital Rule 15c3-1. AD was in compliance with these requirements as of and for the six months ended June 30, 2024 and 2023, and as of and for the years ended December 31, 2023, 2022 and 2021.
Leases
AUS is party to several operating leases related to rental properties. As of June 30, 2024 and December 31, 2023, the future minimum lease payments required under these leases totaled $35.1 million and $37.4 million, respectively, with $2.9 million and $5.8 million payable within six and twelve months, respectively. Further information regarding AUS’s leases is provided in Note 11 — Leases to the Interim Financial Statements.

Cash Flows
Six Months Ended June 30, 2024 Compared to Six Months Ended June 30, 2023
The following table is derived from Amundi US’s Consolidated Statements of Cash Flows for the six months ended June 30, 2024 and 2023.
	Six Months Ended June 30,
($ in thousands)	2024	2023
Net cash provided by operating activities	$23,005	$28,066
Net cash used in investing activities	(101)	(134)
Net cash used in financing activities	(27,635)	(35,000)
Operating Activities
Net cash provided by operating activities was $23.0 million for the six months ended June 30, 2024, a decrease of $5.1 million as compared to $28.1 million for the same period in 2023. The decrease in net cash provided by operating activities was primarily due to decreases of $17.6 million and $1.3 million in working capital and non-cash items, respectively, partially offset by an increase of $13.9 million in net income.
Investing Activities
Net cash used in investing activities for the six months ended June 30, 2024 and 2023 was $0.1 million and consisted of purchases of property and equipment for both periods presented.
Financing Activities
Net cash used in financing activities was $27.6 million for the six months ended June 20, 2024, a decrease of $7.4 million as compared to $35.0 million for the same period in 2023. The decrease in net cash used in financing activities was primarily due to a decrease in dividend payments to Amundi.
Year Ended December 31, 2023 Compared to Year Ended December 31, 2022 and Year Ended December 31, 2022 Compared to Year Ended December 31, 2021
The following table summarizes Amundi US’s cash flows for the years ended December 31, 2023, 2022 and 2021:
	Year Ended December 31,
($ in thousands)	2023	2022	2021
Net cash provided by operating activities	$84,755	$90,135	$110,426
Net cash (used in) provided by investing activities	(157)	158	82,133
Net cash used in financing activities	(70,000)	(89,848)	(106,163)
Operating Activities
2023 compared to 2022 — Net cash provided by operating activities was $84.8 million for the year ended December 31, 2023, a decrease of $5.3 million as compared to $90.1 million for the year ended December 31, 2022. The decrease in net cash provided by operating activities was primarily due to decreases of $26.2 million and $13.9 million in net income and non-cash items, respectively, partially offset by an increase of $34.6 million in working capital.
2022 compared to 2021 — Net cash provided by operating activities was $90.1 million for the year ended December 31, 2022, a decrease of $20.3 million as compared to $110.4 million for the year ended December 31, 2021. The decrease in net cash provided by operating activities was primarily due to a decrease of

$31.6 million in net income, partially offset by increases of $9.1 million and $2.2 million in non-cash items and working capital, respectively.
Investing Activities
2023 compared to 2022 — Net cash used in investing activities was $0.2 million for the year ended December 31, 2023, a decrease of $0.4 million as compared to $0.2 million provided by investing activities for the year ended December 31, 2022. The decrease in net cash provided by investing activities was primarily due to an increase in purchases of property and equipment.
2022 compared to 2021 — Net cash provided by investing activities was $0.2 million for the year ended December 31, 2022, a decrease of $81.9 million as compared to $82.1 million for the year ended December 31, 2021. The decrease in net cash provided by investing activities was due to a decrease in proceeds from investments in repurchase agreements of $87.2 million, offset by a decrease in purchases of property and equipment of $5.3 million.
Financing Activities
2023 compared to 2022 — Net cash used in financing activities was $70.0 million for the year ended December 31, 2023, a decrease of $19.8 million as compared to $89.8 million for the year ended December 31, 2022. The decrease in net cash used in financing activities was primarily due to a decrease in dividend payments to Amundi.
2022 compared to 2021 — Net cash used in financing activities was $89.8 million for the year ended December 31, 2022, a decrease of $16.4 million as compared to $106.2 million for the year ended December 31, 2021. The decrease in net cash used in financing activities was primarily due to a decrease in dividend payments to Amundi.
Critical Accounting Policies and Estimates
The preparation of Amundi US’s consolidated financial statements in accordance with U.S. GAAP is based on the selection and application of accounting policies that require AUS to make significant estimates and assumptions that in certain circumstances affect amounts reported in the audited consolidated financial statements. Amundi considers the accounting policies discussed below to be critical to the understanding of Amundi US’s consolidated financial statements. Actual results could differ from Amundi US’s estimates and assumptions, and any such difference could be material to Amundi US’s consolidated financial statements. These significant accounting policies are described more fully in Note 2 of the notes to the Annual Financial Statements included elsewhere in this proxy statement for more information.
Revenue Recognition
AUS has multiple sources of revenue, including investment management and other service fees, related party revenues, and reimbursements for expenses incurred on behalf of the Pioneer Family of Mutual Funds and other Amundi affiliates. Changes in revenue are dependent on changes in the underlying composition of AUM.
AAMUS recognizes revenue in accordance with ASC 606 Revenue from Contracts with Customers. Revenues are based on contractual arrangements with third parties to provide distribution-related services. Revenues are recorded on a gross basis as AUS acts as the principal service provider. Revenues from investment management and other service are recognized over time, as the customer simultaneously receives and consumes the services provided by AUS, while related party revenues and revenues from reimbursements for expenses incurred on behalf of others are recognized in the period in which the services are provided.
Intangible Assets
AUS annually review indefinite-lived intangible assets for impairment using a qualitative approach which weighs various factors in order to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired. AUS periodically consider whether events or circumstances exist that continue to support an indefinite useful life. Indicators monitored by management that may indicate an indefinite useful life is no longer supported include changes in the discount rate, assets under management levels, management fee rates, or the cost to income ratio. If the qualitative approach indicates that it is more likely than not that an indefinite-lived intangible asset is impaired, AUS estimates the fair-value of the asset and compares it to the book value of the asset to determine whether an impairment change is necessary. Definite lived intangible assets are amortized on a straight-line basis over their respective useful lives.
Recently Issued/Adopted Accounting Standards
Refer to the section titled “New Accounting Standards” in Note 2 of the Notes to the Annual Financial Statements contained in this proxy statement for more information.

Annex A
Execution Version
THE SYMBOL “[REDACTED]” DENOTES PLACES WHERE CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS ANNEX BECAUSE IT IS BOTH (1) NOT MATERIAL, AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
CONTRIBUTION AGREEMENT
by and among
VICTORY CAPITAL HOLDINGS, INC.,
AMUNDI ASSET MANAGEMENT S.A.S.
and
AMUNDI S.A.
Dated as of: July 8, 2024

A-i

A-ii

A-iii

Exhibits:
Exhibit A-1:	Accounting Principles
Exhibit A-2:	Closing Date Net Working Capital
Exhibit A-3:	Closing Date Cash
Exhibit A-4:	Closing Date Indebtedness
Exhibit B:	Consent Expenses
Exhibit C:	French Rollover Regime – Tax Covenants
Exhibit D:	Buyer Fully Diluted Shares
Exhibit E:	Estimated Closing Share Consideration
Exhibit F:	Excluded Assets
Exhibit G:	Section 6.9(h) Illustrative Calculation
Annexes:
Annex A:	Off-Shore Master Distribution and Services Agreement
Annex B:	On-Shore Master Distribution and Services Agreement
Annex C:	Form of Certificate of Designation
Annex D:	Form of Charter Amendment
Annex E:	Transition Services Term Sheet
Annex F:	Form of Shareholder Agreement
Annex G:	Form of IP Assignment Agreement (ALTO)
Schedules:
Buyer Disclosure Schedule
Company Disclosure Schedule
Schedule 1.1(a) (Aggregate Base Date Advisory Revenue Run-Rate)
Schedule 1.1(b) (Aggregate Base Date Advisory Revenue Run-Rate Adjustment)
Schedule 1.1(c) (Specified Employees)
Schedule 1.1(d) (Specified Payment – Nonqualified Deferred Compensation Arrangements)
Schedule 1.1(e) (Knowledge of Buyer)
Schedule 1.1(f) (Knowledge of the Company/Seller)
Schedule 1.1(g) (RWI Policy)
Schedule 1.1(h) (Closing Assets Under Management)
Schedule 6.5(g) (Certain Events)
Schedule 6.6(d) (Certain Regulatory-Related Actions)

A-iv

Schedule 6.25 (Certain Pre-Closing Action)
Schedule 6.26 (Certain Agreement)
Schedule 6.28(a) (Certain Financial Reporting Obligations – Financial Information)
Schedule 6.28(b) (Certain Financial Reporting Obligations – Reporting)
Schedule 7.1(f) (Certain Regulatory Authorizations)

A-v

CONTRIBUTION AGREEMENT
CONTRIBUTION AGREEMENT, dated as of July 8, 2024, by and among Victory Capital Holdings, Inc., a Delaware corporation (“Buyer”), Amundi Asset Management S.A.S., a French sociéte par actions simplifiée (“Seller”), and solely for purposes of Article IV, Section 6.3(d), Section 6.7(f), Section 6.8, Section 6.14, Section 6.16, Section 6.17(b), Section 6.18, Section 6.19, Section 6.21(b), Section 6.27, Article X and Article XII, Amundi S.A., a French sociéte anonyme (“Amundi Parent”, and together with Seller, the “Amundi Parties”).
RECITALS
WHEREAS, Seller owns 3,221 shares (the “Company Shares”) of common stock, par value $1.00 per share, of Amundi Holdings US, Inc., a Delaware corporation (the “Company”), which represent all of the Equity Securities (as defined below) of the Company;
WHEREAS, Seller desires to contribute to Buyer, and Buyer desires to accept such contribution from Seller of, the Company Shares in consideration for shares of Buyer Common Stock and Buyer Preferred Stock (each, as defined below);
WHEREAS, in connection with the contribution of the Company Shares to Buyer, Buyer and certain of its Affiliates (as defined below), on the one hand, and Seller and certain of its Affiliates, on the other hand, have, concurrently with the execution of this Agreement, entered into (1) an Off-Shore Master Distribution and Services Agreement, attached as Annex A (the “Off-Shore Master Distribution and Services Agreement”), pursuant to which (among other things) Seller and its Affiliates will distribute investment products of Buyer and Buyer’s Affiliates outside the United States and Buyer (and its Affiliates) will provide certain services to Seller (and its Affiliates), and (2) an On-Shore Master Distribution and Services Agreement, attached as Annex B (the “On-Shore Master Distribution and Services Agreement” and, together with the Off-Shore Master Distribution and Services Agreement, the “Distribution and Services Agreements”), pursuant to which (among other things) Buyer and its Affiliates will distribute investment products of Seller and Seller’s Affiliates in the United States and Seller (and its Affiliates) will provide certain services to Buyer (and its Affiliates) each to be effective as of, and subject to, the Closing (as defined below);
WHEREAS, Buyer and Seller will, concurrently with the Closing, enter into a Shareholder Agreement, in the form attached as Annex F, setting forth certain rights of Seller in its capacity as a shareholder of Buyer (the “Shareholder Agreement”);
WHEREAS, each of Crestview Victory, L.P. and Crestview Advisors, LLC (collectively, “Crestview”) and the Employee Shareholders Committee (as defined below) have entered into a voting agreement (together, the “Voting Agreements”) on the date hereof pursuant to which (i) Crestview has agreed to, among other things, vote all of its Buyer Common Stock in favor of the Share Issuance and the Charter Amendments (each, as defined below) for so long as it continues to hold such shares and (ii) the Employee Shareholders Committee has agreed to, among other things, vote certain shares of Buyer Common Stock over which it has a voting proxy in accordance with the Employee Shareholders’ Agreement (as defined below) in favor of the Share Issuance and the Charter Amendments; and
WHEREAS, the parties have agreed to certain restrictive covenants as set forth in Section 6.8 of this Agreement, in consideration of the substantial benefits that the Amundi Parties will receive from the consummation of the transactions contemplated by this Agreement and the Distribution and Services Agreements.
NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
Definitions and Rules of Construction
1.1.   Definitions.
As used in this Agreement, the following terms shall have the meanings set forth below:
“12b-1 Plan” means any distribution plan adopted by a Company Open-End Fund in accordance with Rule 12b-1 under the Investment Company Act.
“2024 Bonuses” has the meaning set forth in Section 6.9(g).
“Accounting Arbitrator” means Grant Thornton LLP or another nationally recognized U.S. independent accounting firm reasonably acceptable to Seller and Buyer (provided that such accounting firm shall be an accounting firm with which no party hereto or any of its Affiliates has as of the date hereof or at the time of the dispute giving rise to the need for an Accounting Arbitrator, any significant business relationship).
“Accounting Principles” means the accounting policies, principles, practices and methodologies set forth on Exhibit A-1.
“Actions” has the meaning set forth in Section 3.14.
“Adverse Recommendation Change” means the Board of Directors of Buyer: (a) withdrawing, amending, modifying, or materially qualifying, in a manner adverse to Seller, the Buyer Board Recommendation; (b) failing to include the Buyer Board Recommendation in the Buyer Proxy Statement that is disseminated to Buyer’s stockholders; (c) making any public statement materially inconsistent with the Buyer Board Recommendation; or (d) resolving or agreeing to take any of the foregoing actions.
“Advisers Act” means the U.S. Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC thereunder.
“Advisory Client” means any Company U.S. Registered Fund, Company Direct Client or Company Delegated Client. With respect to any client for which the Company Adviser provides Investment Advisory Services under more than one Advisory Contract, for purposes hereof, such client shall be considered to be a separate “Advisory Client” with respect to each such Advisory Contract. For the avoidance of doubt, any Company U.S. Registered Fund, Company Direct Client, or Company Delegated Client the Advisory Contract of which is an Excluded Asset shall not constitute an Advisory Client under this Agreement.
“Advisory Contract” means any written agreement pursuant to which the Company Adviser provides Investment Advisory Services to any Advisory Client.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person; provided, that (i) in relation to Seller, its Affiliates shall only include (a) Amundi Parent and (b) Subsidiaries of Amundi Parent; (ii) in relation to Amundi Parent, its Affiliates shall only include Subsidiaries of Amundi Parent; and (iii) in relation to Buyer, its Affiliates shall only include Subsidiaries of Buyer. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (x) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (y) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For the purposes of this Agreement, no Company Fund shall be deemed to be an Affiliate of Amundi Parent, Seller, the Company or the Company’s Subsidiaries, and no Victory Fund shall be deemed to be an Affiliate of Buyer or Buyer’s Subsidiaries.
“Affirmative Consent Notice” has the meaning set forth in Section 6.4(c).
“Affordable Care Act” means the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, as amended, and the guidance and regulations issued thereunder.

“Aggregate Base Date Advisory Revenue Run-Rate” means the sum of the Base Date Advisory Revenue Run-Rates for all of the Advisory Clients as of the Base Date, which such Aggregate Base Date Advisory Revenue Run-Rate calculated as of the Base Date, less the aggregate annualized revenue sharing fees and aggregate annualized sub-transfer agent fees paid by the Company Adviser applicable to assets of Company U.S. Registered Funds under management measured as of the Base Date based on the aggregate effective annualized blended fee rate, is as set forth on Schedule 1.1(a) attached hereto (with any such adjustment made in accordance with the procedures set forth on Schedule 1.1(b)).
“Aggregate Closing Advisory Revenue Run-Rate” means the sum of the Closing Advisory Revenue Run-Rates for all of the Advisory Clients as of the Closing Measurement Date (excluding Non-Consenting Clients), less the aggregate annualized revenue sharing fees and aggregate annualized sub-transfer agent fees paid by the Company Adviser applicable to assets of Company U.S. Registered Funds under management (excluding such aggregate annual fees attributable to Non-Consenting Clients) measured as of the Closing Measurement Date based on the aggregate then-applicable annualized blended fee rate (taking into account amendments to distribution agreements since the Base Date that would alter such fees), calculated in accordance with the methodology set forth on Schedule 1.1(a).
“Aggregate True-Up Advisory Revenue Run-Rate” means the Aggregate Closing Advisory Revenue Run-Rate used to calculate the Closing Run-Rate Percentage, adjusted to add the Closing Advisory Revenue Run-Rate (as of the Closing Date) of all Advisory Clients as of the Closing that had not consented to the transactions contemplated by this Agreement on or before the Closing, but consent to the transactions contemplated by this Agreement in accordance with Section 6.4 following the Closing and on or before the date that is one hundred and eighty (180) days after the Closing Date.
“Agreement” means this Contribution Agreement, as it may be amended from time to time.
“ALTO Platform” means the “ALTO” end-to-end financial management and data tools platform and Software, including, but not limited to, ALTO Investment, ALTO Portfolio Management System, ALTO Employee Savings & Retirement, ALTO Dashboard, ALTO Sustainability and ALTO Wealth & Distribution.
“Amundi Parent” has the meaning set forth in the Preamble.
“Amundi Parties” has the meaning set forth in the Preamble.
“Anti-Bribery Laws” means the U.S. Foreign Corrupt Practices Act of 1977, UK Bribery Act and all other applicable anti-corruption laws, each as amended.
“Authorized Share Increase Amendment” means the proposed amendment to the Buyer Certificate of Incorporation to increase the number of authorized shares of preferred stock of Buyer, included in the form of Charter Amendment attached as Annex D hereto.
“Average VWAP” per share over a specified period means the arithmetic average of the VWAP per share for each Trading Day in the relevant period.
“Base Date” means May 31, 2024.
“Base Date Advisory Revenue Run-Rate” means, with respect to any Advisory Client, an amount equal to the product of (i) the Base Date Assets Under Management of such Advisory Client multiplied by (ii) the Base Date Fee Rate with respect to such Advisory Client.
“Base Date Assets Under Management” means, with respect to any Advisory Client, the dollar amount of assets under management by the Company or its Subsidiaries for such Advisory Client as of the Base Date, excluding (i) Seed Capital Investments and (ii) the Excluded Assets, calculated in the same manner as provided for in the calculation of Base Date Fee Rate under the applicable Advisory Contract, adjusted to reflect written notices of withdrawal or redemption received by the Company or its Subsidiaries, as of the Base Date.
“Base Date Fee Rate” means, with respect to any Advisory Client, the stated fee rate payable to the Company or its Subsidiaries for Investment Advisory Services pursuant to the Advisory Contract of such Advisory Client that is in effect as of the close of business on the Base Date (provided that in the event that the stated fee rate payable pursuant to any such Advisory Contract differs depending on the amount of assets under management, for purposes hereof, the Base Date Fee Rate shall be deemed to be the effective fee rate under such Advisory Contract based on the stated fee rate(s) applicable at the level of Base Date Assets Under Management under such Advisory Contract as of the Base Date), excluding any performance-based, fulcrum, incentive, contingent or similar fee, but taking into account any delegation, subadvisory, or distribution fees that are payable, any fee or expense waiver, and any rebate or cap, in each case in effect on the Base Date. For the avoidance of doubt, the Base Date Fee Rate shall not take into account revenue sharing fees or sub-transfer agent fees.
“Base Share Consideration” means a number of newly issued shares of Buyer Stock equal to (i) 26.1% multiplied by (ii) the sum of (x) the number of Buyer Fully Diluted Shares as of the close of business on the day immediately prior to the Closing Date and (y) the number of shares represented by the Base Share Consideration, rounded down to the nearest whole share.
“Business Day” means any day other than a Saturday, Sunday or day on which banks are closed in New York, New York or Paris, France.
“Buyer” has the meaning set forth in the Preamble.
“Buyer Board Recommendation” has the meaning set forth in Section 5.4(b).
“Buyer Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of Buyer.
“Buyer Common Stock” means Common Stock, par value $0.01 per share, of Buyer.
“Buyer Computer Systems” means the Software, hardware, networks, interfaces, servers, IT systems, workstations, routers, hubs, switches, data communications lines, other information technology equipment, and related systems and equipment, in each case owned, leased, licensed or used by Buyer or any of its Subsidiaries.
“Buyer Data Protection Requirements” has the meaning set forth in Section 5.15(a).
“Buyer Data Security Breach” means any unauthorized access, destruction, use, modification, unavailability, loss, acquisition or disclosure of Personal Information collected by or on behalf of Buyer or Buyer’s Subsidiaries that (i) required notification by Buyer or Buyer’s Subsidiaries to any Person (including any Governmental Authority) pursuant to any Buyer Data Protection Requirement or (ii) has resulted in material harm to the normal operations of Buyer or Buyer’s Subsidiaries.
“Buyer Disclosure Schedule” means the disclosure schedule of even date herewith delivered by Buyer to Seller in connection with the execution and delivery of this Agreement.
“Buyer Financial Statements” has the meaning set forth in Section 5.7(a).
“Buyer Fully Diluted Shares” means the number of issued and outstanding shares of Buyer Common Stock or Buyer Preferred Stock as of the close of business on the Closing Measurement Date or the close of business on the date immediately prior to the Closing Date, as applicable, adjusted for the dilutive effect of the potential issuance or vesting of incremental shares of Buyer Common Stock (a) underlying unvested restricted shares of Buyer Common Stock, (b) underlying options to acquire shares of Buyer Common Stock, applying the treasury stock method, and (c) issuable upon the conversion, exchange or settlement of any other issued and outstanding securities or rights of, or issued by, Buyer but only to the extent at the time of determination the holder thereof has the right to so convert, exchange or settle such securities or rights. An illustrative model of the Buyer Fully Diluted Shares as of March 31, 2024 is attached hereto as Exhibit D.
“Buyer Fund Series” has the meaning set forth in Section 6.4(a).
“Buyer Fundamental Representations” means Section 5.1 (Organization and Power), Section 5.3 (Authorization and Enforceability), Section 5.5(a) (Capital Structure) and Section 5.19 (No Brokers).

“Buyer Indemnitees” has the meaning set forth in Section 10.3(a).
“Buyer Intellectual Property” means all Intellectual Property owned or purported to be owned by Buyer or its Subsidiaries.
“Buyer Material Adverse Effect” means any event, change, development, effect, condition, circumstance, matter, occurrence or state of facts (each, an “Effect”) that individually or in the aggregate has had or would reasonably be expected to have a material adverse effect on (x) the assets, properties, business, results of operations or condition (financial or otherwise) of Buyer and its Subsidiaries, taken as a whole; provided that no Effect shall, individually or in the aggregate, constitute or be taken into account in determining whether there has been or may be a Buyer Material Adverse Effect if such Effect relates to, arises out of or results from: (i) any change or development in securities markets or general economic conditions in the United States or elsewhere in the world, (ii) changes in the credit, debt, financial or capital markets or changes in interest or exchange rates, in each case, in the United States or elsewhere in the world, (iii) any outbreak or escalation of any military conflict, act of war, armed hostilities or acts of foreign or domestic terrorism, or any changes in political conditions, (iv) any change or development in the economic conditions generally affecting the investment advisory industry (including any such change resulting from or arising out of a Contagion Event), (v) changes or proposed changes in applicable Law or GAAP or in the interpretation or enforcement thereof, (vi) any failure of Buyer to meet, with respect to any period or periods, any projections or forecasts of earnings or revenues, (vii) any hurricanes, earthquakes, floods, or other natural disasters, (viii) the execution or public announcement of this Agreement (including any adverse change in client or employee relationships), (ix) any change in the dollar amount of assets under management of Buyer from redemptions or withdrawals or market appreciation or depreciation (it being understood that for purposes of clauses (vi) and (ix), the changes or effects giving rise thereto that are not otherwise excluded from the definition of “Buyer Material Adverse Effect” may be taken into account in determining whether there has been a “Buyer Material Adverse Effect”) or (x) any action otherwise prohibited by Section 6.2 taken with Seller’s prior written consent or not taken because Seller withheld, delayed or conditioned its consent; provided, however, that any condition, change, effect or event referred to in clauses (i), (ii), (iii), (iv), (v) or (vii) above may be taken into account in determining whether a “Buyer Material Adverse Effect” has occurred or would reasonably be expected to occur to the extent such condition, change, effect or event had a disproportionate effect on Buyer and its Subsidiaries relative to other companies in the industry and geographic areas in which Buyer and its Subsidiaries operate, (y) the ability of Buyer to consummate the Contemplated Transactions, or (z) the reputation of Buyer and its Subsidiaries, taken as a whole.
“Buyer Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA and all other compensation and benefits plans, policies, programs, arrangements or payroll practices, including multiemployer plans within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment, consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, in each case, that is sponsored, maintained, contributed to or required to be contributed to by Buyer or its Subsidiaries, or under which Buyer or any Subsidiary has any current or potential material liability.
“Buyer Preferred Stock” means Series A Non-Voting Convertible Preferred Stock, par value $0.01 per share of Buyer, having the powers, designations, preferences, rights and restrictions to be set forth in a certificate of designation in the form of Annex C attached hereto (the “Certificate of Designation”).
“Buyer Proxy Statement” means Buyer’s proxy statement (together with any amendments or supplements thereto) relating to the Share Issuance and the Charter Amendments to be considered at the Buyer Stockholders’ Meeting.
“Buyer Registered IP” means all Buyer Intellectual Property that is registered or filed with or by any Governmental Authority, quasi-public legal authority or private registrar in any jurisdiction

(including applications for any of the foregoing), including (A) patents and patent applications, (B) registered Trademarks and Trademark applications, (C) registered copyrights and copyright applications, and (D) Internet domain name registrations.
“Buyer SEC Reports” means any report or definitive proxy statement filed (including exhibits and other information incorporated therein) filed or required to be filed by Buyer with the SEC pursuant to the Exchange Act, together with those such reports filed by Buyer with the SEC subsequent to the date of this Agreement.
“Buyer Stock” means Buyer Common Stock and Buyer Preferred Stock.
“Buyer Stockholders’ Meeting” means a special meeting of the stockholders of Buyer to approve the Share Issuance and the Charter Amendments.
“Buyer Trust” has the meaning set forth in Section 6.4(a).
“CEA” means the U.S. Commodity Exchange Act of 1936, as amended.
“CEF Board Approval” has the meaning set forth in Section 6.4(b)(i).
“CEF Proxy Statement” has the meaning set forth in Section 6.4(b)(ii).
“CEF Shareholder Approval” has the meaning set forth in Section 6.4(b)(i).
“Certificate of Designation” has the meaning set forth in the definition of “Buyer Preferred Stock”.
“CFTC” means the Commodity Futures Trading Commission.
“Change in Control Payment” means any transaction, retention, change in control or similar bonuses, severance payments and other employee-related change of control payments granted or entered into prior to the Closing and payable by the Company or its Subsidiaries as of or after the Closing Date (including the employer portion of any withholding, payroll, employment or similar Taxes, if any, associated therewith) as a result of, or in connection with, the consummation of the transactions contemplated by this Agreement, including those set forth on Section 3.16(h) of the Company Disclosure Schedule. Notwithstanding anything herein to the contrary, a severance payment for an employee of any of the Company or any Subsidiaries (including the employer portion of any withholding, payroll, employment or similar Taxes associated therewith) that is triggered by the occurrence of (i) the transactions contemplated by this Agreement, followed by (ii) a subsequent termination at or after the Closing Date of such employee’s employment with any of the Company or its Subsidiaries shall not be deemed a Change in Control Payment, unless such employee has the right to resign and collect severance as a result of the transactions contemplated by this Agreement without any additional act or omission by Buyer or any of its Affiliates.
“Charter Amendments” means all of the proposed amendments to the Buyer Certificate of Incorporation included in the form of Charter Amendment attached as Annex D hereto, including the Authorized Share Increase Amendment, the Corporate Opportunity Charter Amendment and the Governance Charter Amendment.
“Chosen Courts” has the meaning set forth in Section 12.11(a).
“Client Consent” means (i) with respect to each Company Open-End Fund, Fund Board Reorganization Approval and Fund Shareholder Reorganization Approval obtained in accordance with Section 6.4(a); (ii) with respect to each Company Closed-End Fund, CEF Board Approval and CEF Shareholder Approval obtained in accordance with Section 6.4(b); (iii) with respect to each Company Direct Client (other than those Company Direct Clients set forth on Section 6.4(d) of the Company Disclosure Schedule) and each Company Delegated Client, consent obtained in accordance with Section 6.4(c); and (iv) with respect to each Company Direct Client set forth on Section 6.4(d) of the Company Disclosure Schedule, consent obtained in accordance with Section 6.4(d).
“Closing” has the meaning set forth in Section 2.1.

“Closing Advisory Revenue Run-Rate” means, with respect to any Advisory Client, an amount equal to the product of (i) the Closing Assets Under Management of such Advisory Client multiplied by (ii) the Closing Fee Rate with respect to such Advisory Client.
“Closing Assets Under Management” means, with respect to any Advisory Client, the Base Date Assets Under Management of such Advisory Client, as adjusted to reflect any contributions or purchases (including reinvestment of dividends) or redemptions or withdrawals (or requests for withdrawals or redemptions received and not revoked) by or to such Advisory Client (or Fund Investor in the case of any Company Fund) after the Base Date (or, in the case of any Advisory Client who became an Advisory Client after the Base Date but before the close of business on the Closing Measurement Date, any contributions or purchases (including reinvestment of dividends) or redemptions or withdrawals (or requests for withdrawals or redemptions received and not revoked) by or to such Advisory Client (or Fund Investor in the case of any Company Fund) after the date such Advisory Client became an Advisory Client and prior to the close of business on the Closing Measurement Date), but not including any contributions or purchases (other than any reinvestment of dividends) or redemptions or withdrawals after the Base Date by the Amundi Parties or their Affiliates in an asset owner capacity. For the avoidance of doubt, the calculation of Closing Assets Under Management is intended to exclude any market appreciation or depreciation or currency fluctuations of assets under management following the Base Date (or in the case of any Advisory Client who became an Advisory Client after the Base Date, after the date such Person became an Advisory Client). Closing Assets Under Management is also subject to adjustment under the circumstances described on Schedule 1.1(h).
“Closing Common Stock Consideration” means a number of newly issued shares of Buyer Common Stock equal to (i) 4.9% multiplied by (ii) the sum of (A) the number of issued and outstanding shares of Buyer Common Stock as of the Closing Measurement Date and (B) the Closing Common Stock Consideration, rounded down to the nearest whole share.
“Closing Date” has the meaning set forth in Section 2.1.
“Closing Date Cash” means the aggregate amount of all cash and cash equivalents held by or held in deposit, checking, money market or similar accounts of the Company and its Subsidiaries (other than Restricted Cash), plus all uncleared checks, wire transfers, drafts deposited or pending deposit for the account of the Company or any of its Subsidiaries and minus outgoing checks, wire transfers and drafts issued by the Company or any of its Subsidiaries to a third party, in each case calculated in accordance with the Accounting Principles and as of 11:59 p.m. Eastern Time on the date immediately preceding the Closing Date. For illustrative purposes, an example calculation of Closing Date Cash is set forth in Exhibit A-3.
“Closing Date Company Transaction Expense” means the amount of unpaid Company Transaction Expenses determined as of 11:59 p.m. Eastern Time on the date immediately preceding the Closing Date.
“Closing Date Financial Adjustment Amount” means
(A)
the sum of (1) Closing Date Indebtedness, (2) Closing Date Company Transaction Expenses and (3) Closing Date Working Capital Deficiency (if any),

minus
(B)
the sum of (1) Closing Date Cash and (2) Closing Date Working Capital Surplus (if any).

“Closing Date Financial Adjustment Number” means, the number of shares of Buyer Stock equal to the absolute value of the Closing Date Financial Adjustment Amount divided by the Post-Closing Per Share Price, rounded down to the nearest whole share.
“Closing Date Indebtedness” means the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis as of 11:59 p.m. Eastern Time on the date immediately preceding the Closing Date, calculated in accordance with the Accounting Principles. For illustrative purposes, an example calculation of Closing Date Indebtedness is set forth in Exhibit A-4.
“Closing Date Net Working Capital” means (a) the sum of the total current assets (excluding Closing Date Cash, investments, and Income Tax assets and deferred Tax assets) of the Company and its Subsidiaries on a consolidated basis as of 11:59 p.m. Eastern Time on the date immediately prior to the Closing Date minus (b) the sum of the total current liabilities (excluding Indebtedness, estimated 12b-1 payments by the Company Broker-Dealer which are classified as Restricted Cash, Company Transaction Expenses, Income Tax liabilities and deferred Tax liabilities and any lease liabilities) of the Company and its Subsidiaries on a consolidated basis as of 11:59 p.m. Eastern Time on the date immediately prior to the Closing Date, each calculated in accordance with the Accounting Principles. For illustrative purposes, an example calculation of Closing Date Net Working Capital is set forth in Exhibit A-2.
“Closing Date Statement” has the meaning set forth in Section 2.4(a).
“Closing Date Working Capital Deficiency” means, if the Closing Date Net Working Capital is less than Target Net Working Capital, the amount of such deficiency.
“Closing Date Working Capital Surplus” means, if the Closing Date Net Working Capital is greater than Target Net Working Capital, the amount of such excess.
“Closing Fee Rate” means, with respect to any Advisory Client, the stated fee rate payable to the Company for Investment Advisory Services pursuant to the Advisory Contract of such Advisory Client that is in effect as of the close of business on the Closing Measurement Date (or, if different, that will be in effect as of the Closing) (provided that in the event that the stated fee rate payable pursuant to any such Advisory Contract differs depending on the amount of assets under management, for purposes hereof, the Closing Fee Rate shall be deemed to be the effective fee rate under such Advisory Contract based on the stated fee rate(s) applicable at the level of Closing Assets Under Management under such Advisory Contract), excluding performance-based, fulcrum, incentive, contingent or similar fees, but taking into account any delegation, subadvisory, or distribution fees that are payable, any fee or expense waiver, rebate or cap, in each case in effect on the Closing Measurement Date. For the avoidance of doubt, the Closing Fee Rate shall not take into account revenue sharing fees or sub-transfer agent fees.
“Closing Measurement Date” means the date that is five (5) Business Days prior to the Closing Date.
“Closing Per Share Price” means the Average VWAP of the Buyer Common Stock for the 10-Trading Day period immediately preceding the Closing Measurement Date.
“Closing Preferred Stock Consideration” means a number of newly issued shares of Buyer Preferred Stock equal to (i) the Estimated Closing Share Consideration minus (ii) the Closing Common Stock Consideration.
“Closing Run-Rate Adjusted Share Consideration” has the meaning set forth in Section 2.4(b).
“Closing Run-Rate Percentage” means a fraction (expressed as a decimal rounded to three decimal places), the numerator of which is the Aggregate Closing Advisory Revenue Run-Rate and the denominator of which is the Aggregate Base Date Advisory Revenue Run-Rate.
“Closing Share Consideration” has the meaning set forth in Section 2.4(c).
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” has the meaning set forth in the Recitals.
“Company Adviser” means Amundi Asset Management US, Inc. and each Company Private Fund GP that is an Affiliate of the Company.

“Company Affiliate Delegating Party” means a non-U.S. domiciled Subsidiary of Amundi Parent acting as primary sponsor, primary manager or in a similar capacity for a Company Delegated Client.
“Company Broker-Dealer” means Amundi Distributor US, Inc.
“Company Closed-End Fund” means any investment vehicle for which the Company Adviser provides Investment Advisory Services that: (i) is registered as an investment company under the Investment Company Act and (ii) is not a Company Open-End Fund.
“Company Computer Systems” has the meaning set forth in Section 3.9(g).
“Company Data Security Breach” means any unauthorized access, destruction, use, modification, unavailability, loss, acquisition or disclosure of Personal Information collected by or on behalf of the Company and the Company’s Subsidiaries that (a) required notification by the Company and the Company’s Subsidiaries to any Person (including any Governmental Authority) pursuant to any Data Protection Requirement or (b) has resulted in material harm to the normal operations of the Company and the Company’s Subsidiaries.
“Company Delegated Client” means any client, including a separately advised client, separately managed account client, or investment vehicle (other than a Company U.S. Registered Fund), for which Amundi Parent or a non-U.S. domiciled Subsidiary thereof acts as primary sponsor, primary manager or in a similar capacity, and for which the Company Adviser provides Investment Advisory Services on a delegated basis.
“Company Direct Client” means any client, including a separately advised client, separately managed account client, or investment vehicle (other than a Company U.S. Registered Fund) but excluding any Company Delegated Client, for which the Company Adviser provides Investment Advisory Services.
“Company Disclosure Schedule” means the disclosure schedule of even date herewith delivered by the Company to Buyer in connection with the execution and delivery of this Agreement.
“Company ERISA Client” has the meaning set forth in Section 3.13(b).
“Company Fund” means any Company Private Fund or Company Public Fund.
“Company Fundamental Representations” means Section 3.1(a) (Organization and Power), Section 3.2 (Authorization and Enforceability), Section 3.3(a) (Capitalization of the Company; Subsidiaries), Section 3.21 (No Brokers), Section 4.1 (Enforceability), Section 4.3 (Ownership), and Section 4.6 (No Brokers).
“Company Group Confidential Information” means any confidential, proprietary, or trade secret information of whatever nature (whether non-public financial, technical, commercial, accounting, legal or administrative) of the Company and its Subsidiaries or any member thereof (whether or not marked as confidential or private), in whatever form or medium, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that: (i) becomes publicly available other than as a direct or indirect result of any breach of this Agreement by an Amundi Party or any their respective officers, directors, employees, Affiliates that actually receive Company Group Confidential Information, legal and tax counsels, auditors or professional advisers, (ii) is independently developed by an Amundi Party or one of its Affiliates (other than the Company or its Subsidiaries) without the use of Company Group Confidential Information or becomes available to an Amundi Party or one of its Affiliates (other than the Company or its Subsidiaries) on a non-confidential basis from a source other than the Company or one of its Subsidiaries that does not owe any confidential obligation to the Company or one of its Subsidiaries or (iii) any information that an Amundi Party or one of its Affiliates (other than the Company or one of its Subsidiaries) is required by applicable Law or any Governmental Authority to disclose; provided, however, that in such event described in clause (iii), to the extent permissible and practicable, such Amundi Party will give Buyer prompt written notice of any requirement to disclose any Company Group Confidential Information so that Buyer may seek (at its sole cost and expense) an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Agreement.
“Company Intellectual Property” means all Owned Intellectual Property and any Intellectual Property licensed or sublicensed to, used by or for, held for use by or for, or necessary to the operation of, the Company or its Subsidiaries.
“Company IP Contract” means any Contract pursuant to which: (i) any Person has been granted any license or sublicense to any Owned Intellectual Property or that contains any covenant not to assert or enforce any Owned Intellectual Property; or (ii) any other Intellectual Property is licensed or sublicensed by the Company or its Subsidiaries to any Person.
“Company Material Adverse Effect” means any Effect that individually or in the aggregate has had or would reasonably be expected to have a material adverse effect on (x) the assets, properties, business, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, that no Effect shall, individually or in the aggregate, constitute or be taken into account in determining whether there has been or may be a Company Material Adverse Effect if such Effect relates to, arises out of or results from: (i) any change or development in securities markets or general economic conditions in the United States or elsewhere in the world, (ii) changes in the credit, debt, financial or capital markets or changes in interest or exchange rates, in each case, in the United States or elsewhere in the world, (iii) any outbreak or escalation of any military conflict, act of war, armed hostilities or acts of foreign or domestic terrorism, or any changes in political conditions, (iv) any change or development in the economic conditions generally affecting the investment advisory industry or any other industry (including any such change resulting from or arising out of a Contagion Event), (v) changes or proposed changes in applicable Law or GAAP or in the interpretation or enforcement thereof, (vi) any failure of the Company or its Subsidiaries to meet, with respect to any period or periods, any projections or forecasts of earnings or revenues, (vii) any hurricanes, earthquakes, floods, or other natural disasters, acts of God or force majeure events, (viii) the execution or public announcement of this Agreement (including any adverse change in client or employee relationships), (ix) any change in the dollar amount of assets under management of the Company or its Subsidiaries from redemptions or withdrawals or market appreciation or depreciation (it being understood that for purposes of clauses (vi) and (ix), the changes or effects giving rise thereto that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a “Company Material Adverse Effect”) or (x) any action otherwise prohibited by Section 6.1 taken with Buyer’s prior written consent or not taken because Buyer withheld, delayed or conditioned its consent; provided, however, that any condition, change, effect or event referred to in clauses (i), (ii), (iii), (iv), (v) or (vii) above may be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur to the extent such condition, change, effect or event had a disproportionate effect on the Company and its Subsidiaries relative to other companies in the industry and geographic areas in which the Company and its Subsidiaries operate, (y) the ability of the Company to consummate the Contemplated Transactions or (z) the reputation of the Company and its Subsidiaries, taken as a whole.
“Company Material Contracts” has the meaning set forth in Section 3.11(a).
“Company Open-End Fund” means any investment vehicle (including each portfolio or series thereof, if any) for which the Company Adviser provides Investment Advisory Services that: (i) is registered as an investment company under the Investment Company Act; and (ii) is offering for sale or has outstanding any redeemable security of which it is the issuer.
“Company Private Fund” means any Company Direct Client that would be an “investment company” (as that term is defined in Section 3(a)(1) of the Investment Company Act) but for the exemptions provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
“Company Private Fund GP” means, with respect to each Company Private Fund, if applicable, the general partner, managing member, manager or similar authorized party or controlling person thereof; for the avoidance of doubt, no board of managers, trustees or directors of a Company Private Fund shall be deemed a Company Private Fund GP.

“Company Public Fund” means any Company U.S. Registered Fund, Company Direct Client or Company Delegated Client that, in each case, (i) is an investment vehicle with issued and outstanding shares, units or other interests; and (ii) is required by the laws of its jurisdiction of domicile to be registered, authorized or licensed by a regulator in such jurisdiction in connection with an offering of its shares, units or other interests. For the avoidance of doubt, the term “Company Public Fund” excludes Company Private Funds.
“Company Shares” has the meaning set forth in the Recitals.
“Company Similar Law Client” has the meaning set forth in Section 3.13(b).
“Company Specified Fundamental Representations” means Section 3.3(a) (Capitalization of the Company) and Section 4.3 (Ownership).
“Company Transaction Expenses” mean (i) all fees, costs and expenses incurred or payable by the Company and its Subsidiaries in connection with the preparation, execution and performance of this Agreement and the Other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including all such fees, costs and expenses owed by the Company or its Subsidiaries to attorneys, accountants, consultants and financial advisors of the Company, (ii) fifty percent (50%) of (a) all Consent Expenses accrued and unpaid as of the Closing to the extent payable by the Company or any of its Subsidiaries and (b) all Consent Expenses accrued as of the Closing (whether paid or unpaid as of such time) to the extent paid or payable by Buyer or any of its Subsidiaries and (iii) the Change in Control Payments.
“Company U.S. Registered Fund” means any Company Open-End Fund or Company Closed-End Fund.
“Composites” has the meaning set forth in Section 3.12(l).
“Confidentiality Agreement” means the Confidentiality Agreement between Seller and Victory Capital Management Inc., dated June 22, 2023.
“Consent Expenses” means the costs and expenses set out on Exhibit B.
“Constituent Documents” means the charter documents, bylaws or similar organizational documents of a corporation and comparable organizational documents of other entities.
“Contagion Event” means the outbreak or continued presence of contagious disease, an epidemic or a pandemic (including SARS-CoV-2 or COVID-19, or any evolutions, variants or mutations thereof, or any other viruses (including influenza)).
“Contagion Event Measures” means any applicable quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shutdown, closure, sequester or other directives or guidelines promulgated by any Governmental Authority in connection with or in response to a Contagion Event.
“Contemplated Transactions” means the transactions contemplated by this Agreement and the Other Transaction Documents.
“Continuing Employee” means each employee and individual independent contractor of the Company or any of its Subsidiaries who continues to be employed or engaged by the Company or any of its Subsidiaries immediately following the Closing. For the avoidance of doubt, the employees listed on Section 1.1(a) of the Company Disclosure Schedule (the “Expat Employees”) shall not be Continuing Employees.
“Contract” means any written agreement, license, contract, arrangement, understanding, obligation or commitment to which a party is legally bound.
“Corporate Opportunity Charter Amendment” means the proposed amendment to the Buyer Certificate of Incorporation regarding certain matters related to corporate opportunities, included in the form of the Charter Amendment attached as Annex D hereto.

“Crestview” has the meaning set forth in the Recitals.
“D&O Indemnified Person” has the meaning set forth in Section 6.11(a).
“Data Protection Laws” means all applicable Laws pertaining to data protection, data privacy, data security and Processing of Personal Information, including the Gramm-Leach-Bliley Act (and all implementing regulations thereto), Section 5 of the Federal Trade Commission Act, the California Consumer Privacy Act as amended by the California Privacy Rights Act, state data breach notification Laws and general consumer protection Laws as applied in the context of data privacy, data breach notification, electronic communication, telephone and text message communications, marketing by email or other channels, payment card transactions and other similar laws.
“Data Protection Requirements” means (i) applicable Data Protection Laws; (ii) current and public-facing privacy policies and procedures concerning the Processing of Personal Information of the Company and its Subsidiaries; and (iii) any Contracts or binding industry standards by which the Company and its Subsidiaries are bound relating to Processing of Personal Information.
“Direct Claim” has the meaning set forth in Section 10.3(c)(i).
“Distribution and Services Agreements” has the meaning set forth in the Recitals.
“DOJ” has the meaning set forth in Section 6.6(c).
“Effect” has the meaning set forth in the definition of “Buyer Material Adverse Effect.”
“Employee Shareholders’ Agreement” means that certain Employee Shareholders’ Agreement, dated as of February 12, 2018, by and among Buyer and the Employee Shareholders named therein.
“Employee Shareholders Committee” means the body constituted pursuant to Article 3 of the Employee Shareholders’ Agreement.
“End Date” has the meaning set forth in Section 11.1(c).
“Equity Securities” of any Person means any and all shares of capital stock, membership interests, units, warrants, profits interests, or options of such Person, and all securities of such Person exchangeable for or convertible or exercisable into, any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means each entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the Company or any of its Subsidiaries, or that is, or was at the relevant time, a member of the same “controlled group” as the Company or any of its Subsidiaries (or as Buyer or any of its Subsidiaries, solely for the purposes of Section 5.17) pursuant to Section 4001(a)(14) of ERISA.
“Estimated Closing Date Cash” has the meaning set forth in Section 2.3(b).
“Estimated Closing Date Company Transaction Expenses” has the meaning set forth in Section 2.3(b).
“Estimated Closing Date Indebtedness” has the meaning set forth in Section 2.3(b).
“Estimated Closing Date Net Working Capital” has the meaning set forth in Section 2.3(b).
“Estimated Closing Date Statement” has the meaning set forth in Section 2.3(b).
“Estimated Closing Financial Adjustment Amount” means
(A)
the sum of (1) Estimated Closing Date Indebtedness, (2) Estimated Closing Date Company Transaction Expenses and (3) Estimated Working Capital Deficiency (if any),

minus
(B)
the sum of (1) Estimated Closing Date Cash and (2) Estimated Working Capital Surplus (if any).

“Estimated Closing Financial Adjustment Number” means, the number of shares of Buyer Stock equal to the absolute value of the Estimated Closing Financial Adjustment Amount divided by the Closing Per Share Price, rounded down to the nearest whole share.
“Estimated Closing Share Consideration” has the meaning set forth in Section 2.3(c).
“Estimated Working Capital Deficiency” means, if the Estimated Closing Date Net Working Capital is less than Target Net Working Capital, the amount of such deficiency.
“Estimated Working Capital Surplus” means, if the Estimated Closing Date Net Working Capital is greater than Target Net Working Capital, the amount of such excess.
“EU Member State” has the meaning set forth in Section 3.18(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.
“Excluded Assets” means the assets and interests described in Exhibit F.
“Excluded Intellectual Property” means any Intellectual Property (other than Trademarks and other than the ALTO Platform) owned by the Amundi Parties or their Affiliates (other than the Company or its Subsidiaries) as of the Closing Date and that was used in or held for use in the operation of the businesses of the Company and its Subsidiaries as of or during the twelve (12) months immediately preceding the Closing Date.
“Existing Buyer Equity Plan” means the Victory Capital Holdings, Inc. Amended and Restated 2018 Stock Incentive Plan; Victory Capital Holdings, Inc. 2018 Employee Stock Purchase Plan; and Victory Capital Holdings, Inc. Equity Incentive Plan, each as amended on or prior to the date hereof.
“Expat Employees” has the meaning set forth in the definition of “Continuing Employee.”
“Final Adjusted Share Consideration” means the Base Share Consideration, as may be adjusted pursuant to Sections 2.3, 2.4 and 2.5.
“Financial Statements” has the meaning set forth in Section 3.6(a).
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“FINRA Approval” means the decision of FINRA as specified in FINRA Rule 1017 granting approval of the FINRA CMA with respect to the transactions contemplated by this Agreement and the change of ownership of the Company Broker-Dealer.
“FINRA CMA” means a continuing membership application filed by the Company Broker-Dealer under FINRA Rule 1017.
“Forfeited Compensation Amount” has the meaning set forth in Section 6.9(h).
“Form ADV” has the meaning set forth in Section 3.12(g).
“Fraud” means, with respect to a party, an intentional act of common law fraud by such party in the making of the representations and warranties contained in Article III, Article IV or the certificate required to be delivered pursuant to Section 8.1, in the case of the Company or the Amundi Parties, or Article V or the certificate required to be delivered pursuant to Section 9.1, in the case of Buyer, in each case, with the specific intent to deceive and mislead the other party with respect to such representations and warranties.
“Freeze Amendment” has the meaning set forth in Section 6.9(b).

“French Code” has the meaning set forth in Section 6.7(e).
“FTC” has the meaning set forth in Section 6.6(c).
“Fund Board Reorganization Approval” has the meaning set forth in Section 6.4(a).
“Fund Documents” means, with respect to a Company Private Fund, the then-current Constituent Documents as well as the then-current offering documents (if any) of such Company Private Fund and any Side Letter with respect to such Company Private Fund.
“Fund Investor” means an investor in any Company Fund.
“Fund Reorganization” has the meaning set forth in Section 6.4(a)(i).
“Fund Reorganization Proxy Statement/Prospectus” has the meaning set forth in Section 6.4(a)(ii).
“Fund Shareholder Reorganization Approval” has the meaning set forth in Section 6.4(a)(i).
“GAAP” means United States generally accepted accounting principles as in effect on the date or for the period with respect to which such principles are applied.
“GIPS” has the meaning set forth in Section 3.12(l).
“Global Trade Control Laws” means the U.S. Export Administration Regulations; the Bank Secrecy Act; the USA Patriot Act; and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority.
“Governance Charter Amendment” means the proposed amendment to the Buyer Certificate of Incorporation regarding certain matters related to the size of the Board of Directors of Buyer, included in the form of Charter Amendment attached as Annex D hereto.
“Governmental Authority” means any nation or government, any foreign or domestic federal, state, county, municipal or other political instrumentality or subdivision thereof and any foreign or domestic entity or body exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government, including any court or Self-Regulatory Organization.
“Governmental Consents” has the meaning set forth in Section 3.5.
“Governmental Plan” has the meaning set forth in Section 3.13(b).
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Income Taxes” means income Taxes and franchise, gross receipts, profits, margin and similar Taxes imposed in lieu of an income Tax.
“Indebtedness” means, without duplication, (a) all indebtedness for borrowed money (including accrued and unpaid (i) interest, (ii) premium thereon and (iii) any prepayment penalties, breakage costs, fees or expenses arising as a result of the discharge of such amount owed), (b) obligations evidenced by bonds, notes or debentures, (c) reimbursement obligations related to letters of credit, bankers’ acceptances, surety or other bonds, in each case, solely to the extent drawn and payable thereunder, (d) earn-out payments, installment payments or other similar payments of deferred or contingent purchase price, (e) redemption value of or value of payments required to terminate, as applicable, all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by any such Person, whether periodically or upon the happening of a contingency, (f) obligations under financing or capital leases (without giving effect to Accounting Standards Codification 842), (g) any Tax Debt, (h) any guarantees of indebtedness or other obligations of the types described in the foregoing clauses (a) through (g), (i) any unfunded or underfunded liabilities pursuant to any pension (other than the Money Purchase Pension Plan) or nonqualified deferred compensation plan or arrangement accrued or incurred for periods prior to the Closing that have not been remitted as of the Closing (provided, that for purposes of this clause (i), the assets held in any trust established to fund the liabilities of any such nonqualified deferred compensation plan shall reduce the extent to which such liabilities are considered unfunded or underfunded), (j) long-term incentive plan liabilities in respect of Seller LTI Awards, (k) any retirement plan contributions required to be made by the Company or its Subsidiaries to the Seller 401(k) Plans (other than with respect to participant elective deferrals) or the Money Purchase Pension Plan for periods prior to the Closing that have not been remitted as of the Closing, (l) any earned but unpaid compensation (including salary, bonuses (other than the 2024 Bonuses and the Pro-Rata 2025 Bonuses), severance and paid time off) for any period prior to the Closing Date, (m) the 2024 Bonuses and the Pro-Rata 2025 Bonuses, in each case to the extent not paid prior to the Closing Date, (n) the employer portion of any withholding, payroll, employment, social security and unemployment taxes, in each case to the extent not paid prior to the Closing Date, in respect of clauses (i), (j), (k), (l) and (m), and in each case of the foregoing clauses (a) through (n), to the extent not reflected in the Closing Date Net Working Capital as current liabilities of the Company and its Subsidiaries or as a Company Transaction Expense, and excluding any obligation to the extent such obligation is between the Company and any of its Subsidiaries, less (o) any Specified Tax Savings. Indebtedness shall be calculated in accordance with the Accounting Principles. For illustrative purposes, an example calculation of Closing Date Indebtedness is set forth in Exhibit A-4.
“Indemnitee” has the meaning set forth in Section 10.3(c)(i).
“Indemnitor” has the meaning set forth in Section 10.3(c)(i).
“Indemnity Cap” has the meaning set forth in Section 10.3(b)(i).
“Intellectual Property” means all of the following, in all jurisdictions throughout the world: (i) any trademark, service mark, corporate or business name, identifying logo, trade dress, slogan, or brand name or other similar type of name or source identifier (including all goodwill associated with any of the foregoing, and all registrations and applications relating thereto) (“Trademarks”); (ii) works of authorship (whether or not copyrightable), unregistered or registered copyrights (including rights in Software, data, databases and data compilations) and applications for copyright registration; (iii) Internet domain names and social media accounts; (iv) patents and applications for patents (including any and all provisionals, divisionals, continuations, continuations-in-part, extensions and reissues thereof); (v) trade secrets and confidential or proprietary information, data, know-how, ideas, inventions (whether or not patentable), processes, formulae, algorithms, procedures, models, methodologies, customer and supplier information, and business and marketing plans (“Trade Secrets”); and (vi) all other intellectual property rights or proprietary rights (whether registered or unregistered, published or unpublished, and any applications for and registrations of any of the foregoing).
“Intercompany Payables” means all account, note or loan payables and all advances (cash or otherwise) or any other extensions of credit that are payable by Seller or any of Seller’s Affiliates (other than the Company or the Company’s Subsidiaries) to the Company or the Company’s Subsidiaries.
“Intercompany Receivables” means all account, note or loan payables and all advances (cash or otherwise) or any other extensions of credit that are receivable by Seller or any of Seller’s Affiliates (other than the Company or the Company’s Subsidiaries) from the Company or the Company’s Subsidiaries.
“Interim Rule 15a-4 Contract” has the meaning set forth in Section 6.4(a).
“Intervening Event” means any event, circumstance, change, effect, development, or condition occurring or arising after the date hereof that is material to Buyer and its Subsidiaries, taken as a whole, and was not known to, nor reasonably foreseeable by Buyer’s Board of Directors, as of or prior to the date hereof (or, if known, the consequences of which were not known or reasonably foreseeable by Buyer’s Board of Directors); provided, however, that in no event shall the following events, circumstances, changes, effects, developments or conditions occurring or arising after the date hereof constitute an Intervening Event: (a) any change in the price, or change in trading volume, of the Buyer Common Stock; (b) the fact, in and of itself, that Buyer or the Company meets or exceeds, or fails to meet, with respect to any period or periods, any projections or forecasts of earnings or revenues (it being understood that for purposes of this clause (b), the events, circumstances, developments or changes giving rise thereto that are not otherwise excluded from the definition of “Intervening Event” may be taken into account in determining whether there has been a “Intervening Event”); (c) events, circumstances, or changes in circumstances resulting from or arising out of the execution, public announcement or pendency of, or any actions required to be (or refrained from being) taken by the parties to this Agreement of this Agreement (including any adverse change in client, employee or business partner relationships or any litigation in connection with the Contemplated Transactions); or (d) any event, circumstance, change, effect, development or condition affecting securities or financial markets or general economic conditions in the United States or elsewhere in the world, or any changes in political conditions, except if such event, circumstance, change, effect, development or condition disproportionately adversely affects Buyer and its Subsidiaries or the Company and its Subsidiaries compared to other companies of similar size operating in the industries in which Buyer and its Subsidiaries or the Company and its Subsidiaries, as applicable, operate.
“Intervening Event Notice Period” has the meaning set forth in Section 6.5(f).
“Investment Advisory Services” means any investment advisory or investment management services (including sub-investment advisory and sub-investment management services and the provision of model portfolios) or other related services, including (i) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds) or (ii) the giving of advice with respect to the investment or reinvestment of assets.
“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulation of the SEC thereunder.
“IP Assignment Agreement” means that IP Assignment Agreement, in the form to be reasonably agreed upon and entered into between certain Amundi Parties and the Company prior to Closing.
“IP Assignment Agreement (ALTO)” means that IP Assignment Agreement (ALTO), in the form attached as Annex G, to be entered into between Amundi IT Services, a French société en nom collectif, and the Company prior to Closing.
“IRS” means the U.S. Internal Revenue Service.
“Knowledge of Buyer” means the actual knowledge of any of the following personnel of Buyer set forth on Schedule 1.1(e) following reasonable due inquiry of such person’s direct reports.
“Knowledge of the Company/Seller” means the actual knowledge of the personnel of the Company, Seller or Amundi Parent set forth on Schedule 1.1(f) following reasonable due inquiry of such person’s direct reports.
“Laws” means all laws, Orders, statutes, codes, regulations, ordinances, decrees, rules, or other legally binding requirements with similar effect of any Governmental Authority.
“Licensed-Back Intellectual Property” means any Owned Intellectual Property (excluding Trademarks) that was used by the Amundi Parties or any of their Affiliates (other than the Company or its Subsidiaries) as of or during the twelve (12) months immediately preceding the Closing Date. Seller hereby acknowledges and agrees, on behalf of itself and its Affiliates, that the Amundi Parties and their Affiliates (other than the Company or its Subsidiaries) have not, in the twelve (12) months immediately preceding the date hereof or at any other time, used any investment models (or any Intellectual Property embedded therein or embodied thereby) that in each case was developed exclusively by or for the Company or its Subsidiaries.
“Licensed IP Contract” means any Contract pursuant to which the Company or any of its Subsidiaries is granted a license, sublicense, covenant not to sue or other rights with respect to any Intellectual Property.
“Lien” means any lien, security interest, pledge or other similar encumbrance.

“Loss” or “Losses” means all claims, losses, liabilities, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees; provided, that Losses shall not include consequential, special, incidental, exemplary or similar damages (including lost revenues or profits, diminution of value, loss of opportunities or damages calculated on multiples of earnings or other metrics approaches), or punitive damages, except, in each case, to the extent paid to a third party.
“Money Purchase Pension Plan” means the Amundi US, Inc. Retirement Benefit Plan (f/k/a the Amundi Pioneer Asset Management USA Inc. Retirement Benefit Plan), as may be amended from time to time.
“Nasdaq” means the Nasdaq Global Market.
“Negative Consent Notice” has the meaning set forth in Section 6.4(d).
“Negative Consent Period” has the meaning set forth in Section 6.4(d).
“New Victory CEF IMA” has the meaning set forth in Section 6.4(b)(i).
“NFA” means the National Futures Association.
“Non-Consenting Client” means any Advisory Client, in each case, for which Client Consent has not been obtained (solely to the extent such consent is required in connection with the transactions contemplated by this Agreement) as of the Closing Measurement Date (or the Closing Date, as applicable). For the avoidance of doubt, any Company Open-End Fund for which Fund Board Reorganization Approval and Fund Shareholder Reorganization Approval, and any Company Closed-End Fund for which CEF Board Approval and CEF Shareholder Approval have not been obtained, in each case, as of the close of business on the Closing Measurement Date (or the Closing Date, as applicable), shall be deemed a “Non-Consenting Client” as of such date, regardless of whether an Interim Rule 15a-4 Contract has been approved for such Company Open-End Fund or Company Closed-End Fund (as applicable) as of such date.
“Objection Disputes” has the meaning set forth in Section 2.4(f).
“Off-Shore Master Distribution and Services Agreement” has the meaning set forth in the Recitals.
“On-Shore Master Distribution and Services Agreement” has the meaning set forth in the Recitals.
“Orders” means all judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any Governmental Authority.
“Other Requisite Regulatory Approvals” means the regulatory approvals identified on Section 6.6(a) of the Company Disclosure Schedule.
“Other Transaction Documents” means the documents being executed and delivered by the parties or their Affiliates in connection with this Agreement and the transactions contemplated hereby, including the Distribution and Services Agreements, the Transition Services Agreements, the IP Assignment Agreement, the IP Assignment Agreement (ALTO), the Shareholder Agreement and the Voting Agreements.
“Owned Intellectual Property” means all Intellectual Property owned by or purported to be owned by the Company or its Subsidiaries.
“Performance Records” has the meaning set forth in Section 3.12(l).
“Permit” means all licenses, permits, certificates, registrations, concessions, authorizations and approvals issued by or obtained from any Governmental Authority.
“Permitted Acquisition” has the meaning set forth in Section 6.8(d).
“Permitted Lien” means any (i) Lien in respect of Taxes, if due, the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company’s financial statements in accordance with GAAP, or Lien in respect of Taxes not yet due and payable, (ii) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business, (iii) customary covenants, defects of title, easements, rights of way, restrictions and other similar non-monetary Liens affecting real property that are disclosed in publicly recorded documents and that, individually or in the aggregate, do not interfere in any material respect with or otherwise impair in any material respect the use, occupancy, value or marketability of title of the property subject thereto, (iv) non-exclusive licenses of Intellectual Property granted to customers in the ordinary course of business consistent with past practice and (v) any other Liens that are not, individually or in the aggregate, material to the business of the Company and its Subsidiaries or Buyer and its Subsidiaries, as applicable, or that will be released on or prior to the Closing Date.
“Person” means any individual, person, entity, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization.
“Personal Information” means any information that, (i) identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with an individual person, household or device or (ii) constitutes “personal data,” “personally identifiable information,” “personal information,” “nonpublic personal information” or similar or equivalent defined term under any applicable Data Protection Law.
“Pioneer Marks” has the meaning set forth in Section 6.18(b).
“Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA and all other compensation and benefits plans, policies, programs, arrangements or payroll practices, including multiemployer plans within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment, consulting, change-of-control, collective bargaining, bonus, commission, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, in each case, that is sponsored, maintained, contributed to or required to be contributed to by the Company or its Subsidiaries, or under which the Company or any Subsidiary has any current or potential material liability.
“Plan Assets” has the meaning set forth in Section 3.13(c).
“Post-Closing Per Share Price” means the Average VWAP of the Buyer Common Stock for the 10-Trading Day period immediately preceding the date that is 90 days following Closing.
“Pre-Closing Covenants” has the meaning set forth in Section 10.1.
“Pre-Closing Tax Period” means any taxable period (or a portion thereof) ending before the Closing Date and the portion through the end of the day immediately preceding the Closing Date for any Straddle Tax Period.
“Process,” “Processing” or “Processed” means any operation or set of operations which is performed upon Personal Information or other data, by any means, such as collection, access, acquisition, recording, organization, storage, cross-border transfer, adaptation or alteration, retrieval, protection, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure, disposal, deletion, destruction or any other processing of such data.
“Proprietary Software” means Software included in the Owned Intellectual Property.
“Pro-Rata 2025 Bonuses” has the meaning set forth in the Accounting Principles.
“Prospectus” has the meaning set forth in Section 3.18(c).
“Protection Period” has the meaning set forth in Section 6.9(d).

“PTE 84-14” has the meaning set forth in Section 3.13(b).
“Real Property Leases” has the meaning set forth in Section 3.8(a).
“Registered IP” has the meaning set forth in Section 3.9(a).
“Reimbursement Date” has the meaning set forth in Section 6.7(f)(iii).
“Reports” has the meaning set forth in Section 3.18(c).
“Representatives” means, with respect to any Person, such Person’s, or such Person’s Subsidiaries’, directors, officers, employees, accountants, investment bankers, agents, attorneys and other advisors or representatives (including the employees or attorneys thereof).
“Required Buyer Shareholder Vote” means, (1) with respect to the Share Issuance, the affirmative vote of the holders of a majority of the voting power of the Buyer Common Stock present in person or by proxy and entitled to vote at a meeting of holders of Buyer Common Stock and (2) with respect to each of the Charter Amendments, the affirmative vote of the holders of a majority of the outstanding shares of Buyer Common Stock entitled to vote thereon.
“Restraints” has the meaning set forth in Section 7.1(a).
“Restricted Cash” means, as of any date, (i) with respect to cash and cash equivalents held by the Company Broker-Dealer, solely the portion of such cash and cash equivalents representing the minimum amount required to satisfy the Company Broker-Dealer’s regulatory capital requirement pursuant to 17 CFR § 240.15c3-1 and total estimated 12b-1 payments by the Company Broker-Dealer due in the month following such date and (ii) with respect to cash and cash equivalents held by the Company or any of its Subsidiaries (other than the Company Broker-Dealer), any cash or cash equivalents not immediately available to be freely used or transferred by the Company or such Subsidiaries, including any cash or cash equivalents that are subject to restrictions or limitations on use, whether by Law, by Contract or otherwise.
“Restricted Period” means the period beginning on the Closing Date until the date that is twenty-four (24) months following the Closing Date.
“Retained Employee” has the meaning set forth in Section 6.1(b)(x).
“Run-Rate Adjusted Share Consideration” means a number of shares of Buyer Stock equal to (i) Run-Rate Adjustment Percentage multiplied by (ii) the Base Share Consideration, rounded down to the nearest whole share.
“Run-Rate Adjustment Percentage” means,
(x)   if the Closing Run-Rate Percentage is equal to or greater than .935: 1.000 or
(y)   if the Closing Run-Rate Percentage is less than .935, a fraction (expressed as a decimal rounded to three decimal places) equal to:
(i)   1 (one)
minus
(ii)   the product of:
(A)   (1) .935 minus (2) the Closing Run-Rate Percentage; and
(B)   1.351.
“RWI Policy” means the representation and warranty insurance policy described on Schedule 1.1(g).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Authorities (including, but not limited to, the U.S. Office of Foreign Assets Control, the U.S. Department of State and the U.S. Department of

Commerce), the United Nations, the E.U. or HM Treasury of the United Kingdom or any enabling legislation or executive order relating to any of the foregoing.
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Clearance Date” has the meaning set forth in Section 6.5(a).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.
“Securities Laws” means the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the CEA and state “blue sky” laws.
“Seed Capital Investments” means, as of any particular time, the seed capital investments, general partner interests, limited partner interests, or other similar investments or interests in a Company Fund or other Advisory Client that is not a Company Fund, in each case and held by Seller, the Company, the Company’s Subsidiaries, a Company Private Fund GP or any other Seller Related Party.
“Self-Regulatory Organization” means (i) any “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market and (iii) any other exchange or corporation or similar self-regulatory body or organization.
“Seller” has the meaning set forth in the Preamble.
“Seller 401(k) Plans” has the meaning set forth in Section 6.9(a).
“Seller LTI Award” has the meaning set forth in Section 6.9(f).
“Seller Marks” has the meaning set forth in Section 6.18.
“Seller Related Party” means Seller, any of Seller’s Affiliates and any officer or director of Seller or any of Seller’s Affiliates (or any of their family members). Solely for the purposes of this definition, in determining Seller’s “Affiliates,” the term “Affiliate” shall be deemed to exclude clause (i) in the definition of “Affiliate.”
“Seller-Provided IP” means all material Intellectual Property that is licensed to Buyer, the Company or its Subsidiaries pursuant to, or for which access thereto is otherwise provided to Buyer, the Company or its Subsidiaries in, this Agreement or the Other Transaction Documents.
“Share Issuance” means the issuance of shares of Buyer Common Stock and shares of Buyer Preferred Stock pursuant to this Agreement.
“Shareholder Agreement” has the meaning set forth in the Recitals.
“Shrink Wrap Code” means any generally commercially available, non-custom Software in executable code form or generally commercially available hosted or software-as-a-service offering that is available for an annual cost of not more than $25,000 on non-discriminatory terms and conditions.
“Side Letter” means any Contract that relates to investment by any Person in a Company Fund (other than rights governing the investment by all Persons in a Company Fund pursuant to the Constituent Documents of such Company Fund) that has, or has had, the effect of establishing rights under, or altering or supplementing the terms of any Constituent Documents or offering documents of any Company Fund.
“Similar Laws” has the meaning set forth in Section 3.13(b).
“Software” means all software, computer programs, firmware, middleware, application programming interfaces and other code, in each case, whether in source code, object code, or other form, and all documentation associated with the foregoing.
“Specified Deductions” means, for any Tax year, any Tax deductions claimed (or credits claimed) by Buyer or any of its Affiliates related to any Specified Payment made or accrued within such Tax year or the preceding Tax year.

“Specified Deferred Tax Asset” means, any deferred tax asset recorded on the Buyer’s financial statements (or the financial statements of an Affiliate) in accordance with GAAP, as a result of or relating to any Specified Payment.
“Specified Employees” means those individuals whose names are set forth on, or are otherwise described on, Schedule 1.1(c).
“Specified Payment” means any amount or payment (or portion thereof) made or satisfied after the Closing Date in respect of (x) 2024 Bonuses and Pro-Rata 2025 Bonuses, (y) the nonqualified deferred compensation plans or arrangements set forth on Schedule 1.1(d) or (z) the Seller LTI Awards.
“Specified Tax Savings” means, with respect to any Specified Payment to be paid or satisfied after the Closing Date, 24.95% of such Specified Payment, provided, however, to avoid duplication, “Specified Tax Savings” shall not include any Income Tax deduction with respect to a Specified Payment that is deductible for the Company or its Subsidiaries at a “more likely than not” or higher level of confidence in a taxable period ending on or before the Closing Date, to the extent such Income Tax deduction actually reduced (but, not below zero (0) with respect to the specific type of Income Tax liability) Tax Debt, and provided, further, that for purposes of this Agreement, such Income Tax deductions with respect to Specified Payments shall be treated as the last item of deduction or credit claimed by the Company or its Subsidiaries for the relevant Tax year.
“Straddle Tax Period” means any Tax periods that begin before, and end after the Closing Date.
“Subsidiary” means, with respect to any Person, any other Person of which at least 50% of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such first Person; provided that, for the purposes of this Agreement, no Company Fund shall be deemed to be a Subsidiary of the Company and no Victory Fund shall be deemed to be a Subsidiary of Buyer.
“Tail Expenses” has the meaning set forth in Section 6.11(b).
“Target Net Working Capital” means $27,250,000.
“Tax” or “Taxes” means any and all federal, state, local, or non-U.S. taxes, charges, fees, levies or other assessments, including income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge imposed by a Governmental Authority of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
“Tax Debt” means any (a) accrued and unpaid Income Taxes (including any withholding taxes with respect thereto) of the Company and its Subsidiaries imposed with respect to any Pre-Closing Tax Period, which shall (i) not be less than zero with respect to any type of Tax in any jurisdiction, provided that such amount shall take into account in each applicable jurisdiction and for each applicable Income Tax any net operating loss or Tax credit carryforwards (or similar Tax attributes) actually available under applicable Law to reduce a specific Income Tax liability that would otherwise have been included in Tax Debt in such jurisdiction, and (ii) be computed (A) on the basis of a closing of the books of the Company as of the end of the day immediately preceding the Closing Date in accordance with Section 6.7(c), (B) and in a manner consistent with past practice of the Company and its Subsidiaries except as required by an intervening change in applicable Law after the date hereof, (C) by excluding any liabilities for accruals or reserves established or required to be established under GAAP methodologies that require the accrual for contingent Taxes or with respect to uncertain Tax positions and all deferred Tax assets and liabilities established for GAAP purposes, (D) by taking into account any applicable estimated tax payments, refunds and overpayments of Income Taxes provided that such estimated tax payments or overpayments may not reduce any type of Tax in any jurisdiction below zero, (E) by treating Transaction Tax Deductions as deductible in the Pre-Closing Tax Period, and (F) by including the amount of Income Taxes imposed on any income deferred under Section 451(c) of the Code (or similar provisions of state, local, or non-U.S. Law) to a Tax period (or a portion thereof) beginning after the Closing Date and (b) without duplication of amounts described in clause (a) and solely to the extent such matter has not been settled and finally satisfied as of the Closing Date, amounts accrued (in accordance with GAAP) in respect of the expected IRS settlement with respect to the matter disclosed on Section 3.14(b)(1) of the Company Disclosure Schedule.
“Tax Return” means any report, return, election, statement or other document filed or required to be filed with a Taxing Authority in connection with any Tax.
“Taxing Authority” means any government or any subdivision, agency, commission or authority thereof having jurisdiction over the assessment, collection or imposition of any Tax.
“Third Party Claim” has the meaning set forth in Section 10.3(c)(ii)(A).
“Third Party Payments” has the meaning set forth in Section 10.3(b)(iii).
“Trademarks” has the meaning set forth in the definition of “Intellectual Property”.
“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property”.
“Trading Day” means any day on which trading in Buyer Common Stock occurs on Nasdaq.
“Transaction Tax Deductions” shall mean, Income Tax deductions of the Company or its Subsidiaries to the extent deductible at a “more likely than not” or higher level of confidence for applicable Income Tax purposes (whether in a Pre-Closing Tax Period or on the Closing Date) resulting from the payment of (A) expenses with respect to Closing Date Indebtedness being paid in connection with or after the Closing or (B) Company Transaction Expenses, provided, however, that with respect to any “success-based fee” (as defined in IRS Revenue Procedure 2011-29) with respect to the transactions contemplated by this Agreement, the portion of such fee that will be treated as a “Transaction Tax Deduction” shall not exceed the amount allowable as a deduction pursuant to the safe harbor election provided in Section 4 of IRS Revenue Procedure 2011-29.
“Transfer Taxes” has the meaning set forth in Section 6.7(a).
“Transition Committee” has the meaning set forth in Section 6.3(a).
“Transition Period” has the meaning set forth in Section 6.18(a).
“Transition Services Agreements” has the meaning set forth in Section 6.22.
“Treasury Regulations” means the regulations promulgated under the Code.
“True-Up Run-Rate Adjusted Share Consideration” has the meaning set forth in Section 2.5(b).
“True-Up Run-Rate Adjustment Percentage” has the meaning set forth in Section 2.5(a).
“UCITS” means an undertaking for collective investment in transferable securities formed pursuant to the E.U. Directive 2009/65/EC and successive directives as amended from time to time.
“Unaudited Financial Statements” has the meaning set forth in Section 3.6(a).
“Unrealized Tax Benefits Notice” has the meaning set forth in Section 6.7(f)(i).
“Unrealized Tax Savings Amount” has the meaning set forth in Section 6.7(f)(iii).
“Victory Adviser” means each of Victory Capital Management Inc. and WestEnd Advisors, LLC.
“Victory Advisory Contract” means any written agreement pursuant to which a Victory Adviser provides Investment Advisory Services to any Victory Client.
“Victory Board Appointments” has the meaning set forth in Section 6.4(b)(i).
“Victory Broker-Dealer” means Victory Capital Services, Inc.
“Victory Client” means any client to whom a Victory Adviser provides Investment Advisory Services, including the Victory Funds.

“Victory Closed-End Fund” means any pooled investment vehicle for which a Victory Adviser provides Investment Advisory Services that: (i) is registered as an investment company under the Investment Company Act; and (ii) is not a Victory Open-End Fund.
“Victory ERISA Client” has the meaning set forth in Section 5.18(a).
“Victory Fund GP” means, with respect to each Victory Private Fund, the general partner, managing member, manager, trustee or similar authorized party or controlling person thereof.
“Victory Funds” means any pooled investment vehicle for which a Victory Adviser provides Investment Advisory Services.
“Victory Open-End Fund” means any pooled investment vehicle (including each portfolio or series thereof, if any) for which a Victory Adviser provides Investment Advisory Services that: (i) is registered as an investment company under the Investment Company Act; and (ii) is offering for sale or has outstanding any redeemable security of which it is the issuer.
“Victory Private Fund” means any pooled investment vehicle for collective investment, other than a Victory Public Fund, for which a Victory Adviser provides Investment Advisory Services.
“Victory Public Funds” means (i) the Victory U.S. Registered Funds and (ii) the Victory UCITS.
“Victory Similar Law Client” has the meaning set forth in Section 5.18(a).
“Victory U.S. Registered Fund” means any Victory Open-End Fund or Victory Closed-End Fund.
“Victory UCITS” means any pooled investment vehicle duly authorized, registered and licensed by the relevant regulator in its EU Member State of domicile as a UCITS for which a Victory Adviser provides Investment Advisory Services.
“Voting Agreements” has the meaning set forth in the Recitals.
“VWAP” per share of Buyer Common Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day.
“WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as amended.
1.2.   Rules of Construction.
Unless the context otherwise requires:
(a)   A capitalized term has the meaning assigned to it;
(b)   An accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)   References to Annexes, Articles, Schedules, Sections and Exhibits shall refer to annexes, articles, schedules, sections and exhibits of this Agreement, unless otherwise specified;
(d)   The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof;
(e)   This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted;
(f)   All monetary figures shall be in United States dollars unless otherwise specified;
(g) References to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified;

(h)   ”Extent” in the phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if”;
(i)   ”Or” is used in the inclusive sense of “and/or”; and
(j)   References to any Person include that Person’s successors and permitted assigns.
ARTICLE II
Contribution
2.1.   Closing.
The closing of the Contemplated Transactions (the “Closing”) will take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, at 10:00 a.m. Eastern Time on the third Business Day immediately following the day on which the last of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) are satisfied or waived in accordance with this Agreement, or on such other date as Buyer and Seller may otherwise agree in writing; provided, that if the date determined pursuant to the foregoing is not the first Business Day of the calendar month in which it occurs, then the Closing shall occur on the first Business Day of the next calendar month. The day on which the Closing actually occurs is referred to herein as the “Closing Date.”
2.2.   Contribution; Consideration.
(a)   Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller shall contribute to Buyer, and Buyer shall accept the contribution of, the Company Shares, free and clear of all Liens.
(b)   The aggregate consideration to be delivered by Buyer in exchange for Seller’s contribution of the Company Shares to Buyer shall be the Final Adjusted Share Consideration.
2.3.   Payments/Deliveries at the Closing.
(a)   The aggregate consideration to be delivered by Buyer at the Closing in exchange for Seller’s contribution of the Company Shares to Buyer shall be the Estimated Closing Share Consideration, with the allocation between shares of Buyer Common Stock and shares of Buyer Preferred Stock determined in accordance with Section 2.3(d).
(b)   No fewer than four (4) Business Days prior to the Closing Date, Buyer shall deliver to Seller a certificate setting forth Buyer’s good faith calculation of the Buyer Fully Diluted Shares as of the Closing Measurement Date, with reasonable supporting detail with respect to such calculation. Not fewer than three (3) Business Days prior to the Closing Date, Seller shall cause the Company to deliver to Buyer a statement (the “Estimated Closing Date Statement”) setting forth (x) the Company’s good faith estimate and calculation, in reasonable detail, of (i) the Aggregate Closing Advisory Revenue Run-Rate, (ii) the Closing Run-Rate Percentage and (iii) the Run-Rate Adjustment Percentage, (y) the Company’s good faith estimate and calculation, in reasonable detail, of (i) Closing Date Net Working Capital (the “Estimated Closing Date Net Working Capital”), (ii) Closing Date Indebtedness (“Estimated Closing Date Indebtedness”), (iii) Closing Date Company Transaction Expenses (“Estimated Closing Date Company Transaction Expenses”), and (iv) Closing Date Cash (“Estimated Closing Date Cash”), in each case of this clause (y), prepared in accordance with the Accounting Principles and (z) the Estimated Closing Share Consideration. The Estimated Closing Date Statement shall also set out the amounts of Closing Date Cash or Closing Date Net Working Capital distributed to Seller pursuant to Section 6.17. The Estimated Closing Date Statement shall be delivered with reasonable supporting detail with respect to the calculation of all amounts included therein, and to the extent reasonably requested by Buyer, Seller shall use commercially reasonable efforts to make available to Buyer the employees and auditors of the Company and its Subsidiaries involved, and work papers used, in preparing the Estimated Closing Date Statement. Seller will promptly review any comments proposed by Buyer to the Estimated Closing Date Statement and will consider, in good faith, any appropriate changes in light of such comments; provided, that unless any such comments are agreed by Seller, the Estimated Closing Date Statement as delivered by Seller shall be used for purposes of the Closing. For the avoidance of doubt, no comments provided by Buyer shall constitute acceptance by Buyer of the Estimated Closing Date Statement for purposes of any post-Closing adjustment.
(c)   The “Estimated Closing Share Consideration” shall be equal to the Base Share Consideration (provided, that solely for purposes of calculating the Estimated Closing Share Consideration, the Buyer Fully Diluted Shares as of the Closing Measurement Date shall be used), as shall be adjusted as follows:
(i)   if the Closing Run-Rate Percentage as set forth in the Estimated Closing Date Statement is less than .935, the number of shares of Buyer Stock to be delivered by Buyer at the Closing for Seller’s contribution of the Company Shares to Buyer shall equal the Run-Rate Adjusted Share Consideration, subject to further adjustment as provided in this Section 2.3; and
(ii)   if the Estimated Closing Financial Adjustment Amount is positive, the Base Share Consideration (or, if there is an adjustment pursuant to Section 2.3(c)(i), the Run-Rate Adjusted Share Consideration) shall be reduced by a number of shares of Buyer Stock equal to the Estimated Closing Financial Adjustment Number; or
(iii)   if the Estimated Closing Financial Adjustment Amount is negative, the Base Share Consideration (or, if there is an adjustment pursuant to Section 2.3(c)(i), the Run-Rate Adjusted Share Consideration) shall be increased by a number of shares of Buyer Stock equal to the Estimated Closing Financial Adjustment Number; provided, that the Seller has complied with its obligations under Section 6.17.
(d)   The Estimated Closing Share Consideration shall consist of (i) a number of shares of Buyer Common Stock equal to the Closing Common Stock Consideration and (ii) a number of shares of Buyer Preferred Stock equal to the Closing Preferred Stock Consideration. Notwithstanding anything to the contrary in this Agreement, if the issuance or forfeiture of Buyer Stock pursuant to this Section 2.3 or any other provision of this Agreement would result in Seller, immediately after such issuance or forfeiture, holding a number of shares of Buyer Common Stock representing more than 4.9% of the number of issued and outstanding shares of Buyer Common Stock as of such time (taking into account the Buyer Common Stock that is part of the Estimated Closing Share Consideration), such issuance or forfeiture shall be reallocated between Buyer Common Stock and Buyer Preferred Stock such that Seller, immediately after such reallocation, shall not hold a number of shares of Buyer Common Stock representing more than 4.9% of the number of issued and outstanding shares of Buyer Common Stock at such time (taking into account the Buyer Common Stock that is part of the Estimated Closing Share Consideration, Closing Share Consideration or the Final Adjusted Share Consideration, as applicable).
(e)   Illustrative calculations of the Estimated Closing Share Consideration, the Closing Common Stock Consideration and the Closing Preferred Stock Consideration are attached hereto as Exhibit E.
(f)   At the Closing, Buyer shall pay, or cause to be paid, on behalf of the Company, the Company Transaction Expenses (based upon the Estimated Closing Date Statement) by wire transfer of immediately available funds as directed by Seller.
(g)   Subject to the terms and conditions of this Agreement, on the Closing Date, Buyer shall file with the Delaware Secretary of State in accordance with the Delaware General Corporation Law (1) the Certificate of Designation, (2) the Governance Charter Amendment, (3) if Buyer shall have obtained the Required Buyer Shareholder Vote for the Authorized Share Increase Amendment, the Authorized Share Increase Amendment and (4) if Buyer shall have obtained the Required Buyer Shareholder Vote for the Corporate Opportunity Charter Amendment, the Corporate Opportunity Charter Amendment.
2.4.   Post-Closing Adjustment to the Estimated Closing Share Consideration.
(a)   Within ninety (90) days after the Closing Date, Buyer shall prepare and deliver to Seller a statement (the “Closing Date Statement”) setting forth:

(i)   Buyer Fully Diluted Shares as of the close of business on the date immediately prior to the Closing Date;
(ii)   the Aggregate Closing Advisory Revenue Run-Rate, the Closing Run-Rate Percentage and the Run-Rate Adjustment Percentage; provided that for purposes of calculating the Aggregate Closing Advisory Revenue Run-Rate (and all of the components thereof) in the Closing Date Statement, “Closing Date” shall replace the “Closing Measurement Date”; and
(iii)   Closing Date Net Working Capital, Closing Date Indebtedness, Closing Date Company Transaction Expenses and Closing Date Cash, in each case prepared in accordance with the Accounting Principles.
(b)   The Run-Rate Adjusted Share Consideration shall be re-calculated using the Aggregate Closing Advisory Revenue Run-Rate, the Closing Run-Rate Percentage, the Run-Rate Adjustment Percentage and the Buyer Fully Diluted Shares set forth in the Closing Date Statement, as finally determined pursuant to this Section 2.4 (as so calculated, the “Closing Run-Rate Adjusted Share Consideration”), and adjusted as follows:
(i)   if the Closing Date Financial Adjustment Amount is positive, as finally determined pursuant to this Section 2.4, the Closing Run-Rate Adjusted Share Consideration shall be reduced by a number of shares of Buyer Stock equal to the Closing Date Financial Adjustment Number; or
(ii)   if the Closing Date Financial Adjustment Amount is negative, as finally determined pursuant to this Section 2.4, the Closing Run-Rate Adjusted Share Consideration shall be increased by a number of shares of Buyer Stock equal to the Closing Date Financial Adjustment Number.
(c)   The Closing Run-Rate Adjusted Share Consideration, as adjusted pursuant to Sections 2.4(b)(i) and 2.4(b)(ii) is referred to as the “Closing Share Consideration.”
(d)   In the event that the Closing Share Consideration, as finally determined pursuant to this Section 2.4, is greater than the Estimated Closing Share Consideration, Buyer shall deliver to Seller a number of shares of Buyer Preferred Stock equal to the difference between the Closing Share Consideration and the Estimated Closing Share Consideration. In the event that the Estimated Closing Share Consideration is greater than the Closing Share Consideration, as finally determined pursuant to this Section 2.4, Seller shall forfeit a number of shares of Buyer Preferred Stock equal to the difference between the Estimated Closing Share Consideration and the Closing Share Consideration.
(e)   Notwithstanding anything to the contrary in this Agreement, if the issuance, or forfeiture, of Buyer Stock pursuant to Section 2.4(d) or 2.5(c) would result in Seller, immediately after such issuance or forfeiture, holding a number of shares of Buyer Common Stock representing more than 4.9% of the number of issued and outstanding shares of Buyer Common Stock as of such time (taking into account the Buyer Common Stock that is part of the Closing Share Consideration), such issuance or forfeiture shall be reallocated between Buyer Common Stock and Buyer Preferred Stock such that Seller, immediately after such reallocation, shall not hold a number of shares of Buyer Common Stock representing more than 4.9% of the number of issued and outstanding shares of Buyer Common Stock as of such time (taking into account the Buyer Common Stock that is part of the Closing Share Consideration or Final Adjusted Share Consideration, as applicable).
(f)   If Seller disagrees with the Closing Date Statement, Seller shall notify Buyer in writing of such disagreement within thirty (30) days after delivery of the Closing Date Statement to Seller (the “Objection Disputes”). During the thirty (30) day period of its review, Seller shall have reasonable access to the chief financial officer of Buyer and any relevant documents, schedules or work papers used in the preparation of the Closing Date Statement. The failure of Seller to deliver written notice of an Objection Dispute to Buyer within thirty (30) days after delivery of the Closing Date Statement to Seller shall be deemed acceptance of the Closing Date Statement and the Closing Share Consideration and the adjustments, if any, pursuant to Section 2.4(d).
(g)   Subject to this Section 2.4(g), Buyer and Seller shall negotiate in good faith to resolve any Objection Dispute and any resolution agreed to in writing by Buyer and Seller shall be final and binding upon the parties. If Buyer and Seller are unable to resolve all Objection Disputes within thirty (30) days of delivery of written notice of such Objection Disputes by Seller to Buyer, then the disputed matters shall be referred for final determination to the Accounting Arbitrator within fifteen (15) days thereafter. The Accounting Arbitrator shall be directed to only consider those items and amounts set forth on the Closing Date Statement as to which Buyer and Seller have disagreed within the time periods and on the terms specified in this Section 2.4(g) and shall be directed to resolve all unresolved Objection Disputes in accordance with the terms and provisions of this Agreement. The Accounting Arbitrator shall be directed to deliver to Buyer and Seller, as promptly as practicable and in any event within sixty (60) days after its appointment, a written report setting forth the resolution of any unresolved Objection Disputes determined in accordance with the terms herein. The Accounting Arbitrator shall be directed to select as a resolution for any unresolved Objection Disputes a position within the range of values assigned to such Objection Dispute by Buyer and Seller (based solely on presentations and supporting material provided by the parties and not pursuant to any independent review). Absent fraud or manifest error, such report shall be final and binding upon all of the parties to this Agreement. Upon the agreement of Buyer and Seller or the decision of the Accounting Arbitrator, or if Seller fails to deliver written notice of disagreement to Buyer within the thirty (30) day period provided in Section 2.4(f), the Closing Date Statement, as adjusted if necessary pursuant to the terms of this Agreement, shall be deemed to be the Closing Date Statement for purposes of calculating the Closing Share Consideration pursuant to this Section 2.4. Buyer and Seller shall each be responsible for the fees and expenses of the Accounting Arbitrator pro rata, as between Buyer, on the one hand, and Seller, on the other hand, in proportion to the relative difference between the positions taken by Buyer and Seller compared to the determination of the Accounting Arbitrator.
(h)   For all Tax purposes, any adjustments to the Estimated Closing Share Consideration shall be treated by the parties hereto as an adjustment to the consideration, to the maximum extent permitted by applicable Law.
2.5.   Post-Closing Run-Rate Adjustment Amount True-Up.
(a)   If the Closing Run-Rate Percentage reflected in the Closing Date Statement, as finally determined pursuant to Section 2.4, is less than .935, then within ten (10) Business Days following the date that is the later of (i) 180 days after the Closing Date and (ii) the final determination of the Closing Share Consideration pursuant to Section 2.4, Buyer shall recalculate the Run-Rate Adjustment Percentage as of the Closing Date and provide reasonable supporting documentation for such calculation to Seller, provided that the “Aggregate True-Up Advisory Revenue Run-Rate” shall be used instead of the “Aggregate Closing Advisory Revenue Run-Rate” in the calculation of Closing Run-Rate Percentage (the “True-Up Run-Rate Adjustment Percentage”). For the avoidance of doubt, for purposes of determining the True-Up Run-Rate Adjustment Percentage under this Section 2.5, (i) a Company Open-End Fund shall be a Non-Consenting Client if Fund Shareholder Reorganization Approval was not obtained as of Closing and has not been obtained within 150 days following Closing (or such other longer period as mutually agreed upon between Buyer and Seller to be consistent with applicable relief from certain provisions of Section 15(a) of the Investment Company Act); (ii) a Company Closed-End Fund shall be a Non-Consenting Client if CEF Shareholder Approval was not obtained as of Closing and has not been obtained within 150 days following Closing (or such other longer period as mutually agreed upon between Buyer and Seller to be consistent with applicable relief from certain provisions of Section 15(a) of the Investment Company Act); and (iii) if Fund Shareholder Reorganization Approval or CEF Shareholder Approval, as applicable, is obtained within such period, such Company Open-End Fund or Company Closed-End Fund, as applicable, shall not be deemed a Non-Consenting Client. Any disputes that arise with respect to such calculation shall be resolved in accordance with the dispute procedures set forth in Section 2.4(g).
(b)   The Run-Rate Adjusted Share Consideration shall be re-calculated using the True-Up Run-Rate Adjustment Percentage instead of the Run-Rate Adjustment Percentage (as so recalculated, the “True-Up Run-Rate Adjusted Share Consideration”).
(c)   If the True-Up Run-Rate Adjusted Share Consideration, as finally determined pursuant to Section 2.4(g), is greater than the Closing Run-Rate Adjusted Share Consideration, then Buyer shall issue to Seller a number of shares of Buyer Preferred Stock equal to the difference between the True-Up Run-Rate Adjusted Share Consideration and the Closing Run-Rate Adjusted Share Consideration.
(d)   In no event will the Final Adjusted Share Consideration exceed an aggregate number of shares equal to the sum of (A) 26.1% of Buyer Fully Diluted Shares calculated as of the Closing Date (taking into account the Final Adjusted Share Consideration) and (B) (x) if the Closing Date Financial Adjustment Amount is negative, the Closing Date Financial Adjustment Number, and (y) if the Closing Date Financial Adjustment Amount is positive, zero.
(e)   Buyer shall bear (and pay or reimburse, as applicable) 50% of all Consent Expenses accrued as of the Closing Date, and to that end shall reimburse Seller for 50% of all Consent Expenses (i) paid by the Company or its Subsidiaries prior to the Closing or (ii) paid or payable by Seller or its Affiliates (other than the Company or its Subsidiaries) prior to the Closing. Any Consent Expenses accrued following the Closing Date shall be borne by the Company on the one hand, and Seller, on the other hand, taking into account Seller’s post-closing equity ownership in Buyer such that Seller shall bear 50% of such Consent Expenses in the aggregate on a direct and indirect basis.
2.6.   Withholding.
Buyer, Seller, the Company, and their respective Affiliates and agents shall be entitled to deduct and withhold (or cause to be deducted or withheld) from the consideration payable hereunder, or other payment otherwise payable pursuant to this Agreement, the amounts required to be deducted and withheld under the Code, or any provision of any U.S. federal, state, local or non-U.S. Law, provided that (other than with respect to compensatory payments or in the case of any deduction or withholding as a result of a failure to deliver the certificate and notice described in Section 8.4 (FIRPTA)) the applicable payor shall have used commercially reasonable efforts to notify the applicable recipient of its intent to deduct or withhold and delivered an explanation of the legal requirement for such deduction or withholding, and discussed in good faith with such recipient whether such Taxes can be mitigated under applicable Law. To the extent that amounts are so deducted and withheld and paid to the applicable Governmental Authority, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to Seller or any other recipient of payment in respect of which such deduction and withholding was made. The parties hereto acknowledge and agree that, as of the date hereof, provided Seller delivers the certificate described in Section 8.4 (FIRPTA), no withholding or deduction on account of Taxes is required under applicable Law with respect to the consideration payable or otherwise deliverable to Seller hereunder.
2.7.   Aggregate Base Date Advisory Revenue Run-Rate Adjustment.
The parties shall comply with the terms set forth on Schedule 1.1(b).
ARTICLE III
Representations and Warranties of Seller
Except as set forth in the Company Disclosure Schedule (it being agreed that any matter disclosed in the Company Disclosure Schedule with respect to any section of this Agreement shall be deemed to have been disclosed with respect to any other section to the extent the applicability thereto is reasonably apparent on the face of such disclosure), Seller hereby represents and warrants to Buyer as follows:
3.1.   Organization and Power.
(a)   Each of the Company and the Company’s Subsidiaries is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Each of the Company and the Company’s Subsidiaries has all corporate (or similar) power and authority to own, lease and operate its properties and to carry on its business as now conducted and is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)   True, complete and correct copies of the Constituent Documents of the Company and the Company’s Subsidiaries, each as in effect as of the date of this Agreement, have been delivered to Buyer.
3.2.   Authorization and Enforceability.
The execution and delivery of the Other Transaction Documents to which the Company is a party and the performance by the Company of its obligations thereunder have been, or will be as of the Closing, duly authorized by the Company, and no other corporate proceedings on the part of the Company will, as of the Closing, be necessary to authorize the execution, delivery and performance of the Other Transaction Documents to which the Company is, or will be, a party. Each of the Other Transaction Documents to be executed and delivered at the Closing by the Company will be, at the Closing, duly authorized, executed and delivered by the Company and constitutes, or as of the Closing will constitute, valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
3.3.   Capitalization of the Company; Subsidiaries.
(a)   Seller is the record and beneficial owner of 3,221 Company Shares. The Company Shares are the only Equity Securities of the Company. All outstanding Company Shares are duly authorized, have been validly issued and are fully paid and non-assessable, and were issued in compliance with applicable securities Laws or exemptions therefrom. No other Equity Securities of the Company are issued, reserved for issuance or outstanding. All Equity Securities of the Company are held by Seller, free and clear of all Liens other than Permitted Liens. Neither the Company nor any of its Subsidiaries is a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement or shareholders or members agreement with respect to the purchase, repurchase, sale or voting of any Equity Securities of the Company.
(b)   Amundi US, Inc., Amundi Asset Management US, Inc., and Amundi Distributor US, Inc. are the Company’s only Subsidiaries and they are each duly formed, validly existing and in good standing under the Laws of their respective jurisdictions of organization. All outstanding Equity Securities of such Subsidiaries are duly authorized, have been validly issued and are fully paid and non-assessable, are owned, directly or indirectly, by the Company, and were issued in compliance with applicable securities Laws or exemptions therefrom. No other Equity Securities of such Subsidiaries are issued, reserved for issuance or outstanding. Such Subsidiaries are not a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement or shareholders or members agreement with respect to the sale or voting of any Equity Securities of the such Subsidiaries. There have been no repurchases or redemptions of any Equity Securities of the Company in the past three years.
3.4.   No Violation.
The execution and delivery by the Company of the Other Transaction Documents to which the Company is a party, the performance by the Company of its obligations under the Other Transaction Documents to which the Company is a party and the consummation of the Contemplated Transactions will not (a) conflict with or violate any provision of the Constituent Documents of the Company or any of its Subsidiaries in any material respect, (b) assuming that all consents, approvals and authorizations contemplated by Section 3.5, Section 4.4 and Section 6.4 have been obtained and all filings described therein have been made and except as set forth in Section 3.4(b) of the Company Disclosure Schedule, (i) conflict with or violate any Law applicable to the Company or its Subsidiaries, or (ii) conflict with, violate or result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, any of the terms, conditions or provisions of any Company Material Contract, or (c) result in the creation of, or require the creation of, any Lien upon any Company Shares, except, in the cases of clauses (b) or (c), to the extent such conflict, violation, breach, default, liability, Lien or other result described in such clauses, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

3.5.   Governmental Authorizations and Consents.
No consents, licenses, approvals or authorizations of, or registrations, declarations or filings with, any Governmental Authority (“Governmental Consents”), other than in relation to Tax, labor and employment, employee benefits or intellectual property matters, are required to be obtained or made by (x) the Company or any of its Subsidiaries or (y) any Affiliate of Amundi Parent in connection with the execution and delivery by the Company of, and the performance by the Company of its obligations under, any Other Transaction Documents to which the Company is, or is to be, a party or the consummation by the Company of the Contemplated Transactions, other than (a) compliance with the HSR Act or other applicable Laws relating to antitrust, competition, trade regulation or foreign direct investment; (b) the filings to or with the Governmental Authorities with respect to the approvals referred to in Section 6.6; (c) those Governmental Consents listed in Section 3.5 of the Company Disclosure Schedule; and (d) Governmental Consents, other than those required under Section 3.5(c), the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
3.6.   Financial Statements.
(a)   Section 3.6(a) of the Company Disclosure Schedule sets forth the following financial statements (the “Financial Statements”): (i) the audited consolidated balance sheet of Amundi US, Inc. and its Subsidiaries as of, and the related consolidated statements of operations, changes in stockholder’s equity and cash flows for the years ended, December 31, 2021, December 31, 2022, and December 31, 2023 and (ii) the unaudited consolidated balance sheet of Amundi US, Inc and its Subsidiaries as of, and the related unaudited statement of operations, for the three-month period ended March 31, 2024 (the “Unaudited Financial Statements”). Each of the Financial Statements has been, and as of the Closing Date any financial statements provided between the date hereof and the Closing Date pursuant to Section 6.3(e) will be, prepared in accordance with GAAP applied on a basis consistent with prior periods (except as may be indicated in the notes thereto) and fairly presents, and as of the Closing Date any financial statements provided between the date hereof and the Closing Date pursuant to Section 6.3(e) will fairly present, in all material respects the consolidated financial condition of Amundi US, Inc. and its Subsidiaries as of its respective date and the consolidated results of operations and shareholders’ equity, or cash flows, as the case may be, of Amundi US, Inc. and its Subsidiaries for the period covered thereby, subject, in the case of the Unaudited Financial Statements, to the absence of footnote disclosure and to normal, recurring end-of-period adjustments.
(b)   The Company and its Subsidiaries maintain internal controls over financial reporting that are designed to provide reasonable assurance that financial reporting and preparation of financial statements practices are sufficient to produce financial statements that, in all material respects, fairly present in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) the financial position, results of operations, cash flows, comprehensive income and changes in stockholders’ equity of Amundi US, Inc. and its Subsidiaries, as applicable, in each case in accordance with applicable Law.
(c)   There are no “off balance sheet arrangements” (as defined by Item 2.03 of Form 8-K) in respect of the Company or its Subsidiaries.
(d)   Neither the Company nor any of its Subsidiaries has any material liabilities of any kind (whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due), other than (i) liabilities that are reflected or reserved against in the balance sheet included in the Unaudited Financial Statements, (ii) liabilities incurred in the ordinary course of business since the date of the balance sheet included in the Unaudited Financial Statements, (iii) liabilities incurred in connection with this Agreement and the transactions contemplated hereby, (iv) arising in the ordinary course under any Contract to which Amundi US, Inc. or any of its Subsidiaries is a party except to the extent arising from Amundi US, Inc.’s or its applicable Subsidiary’s breach of any such contract or (v) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

3.7.   Absence of Certain Changes.
Except as set forth in Section 3.7 of the Company Disclosure Schedule or as reflected on the Unaudited Financial Statements, since the date of the balance sheet included in the Unaudited Financial Statements through the date hereof, the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course, and there has not been any change in their respective assets, properties, business, results of operations or condition (financial or otherwise) that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.
3.8.   Real Property.
(a)   Section 3.8(a) of the Company Disclosure Schedule includes a true and complete list, as of the date hereof, of all real property leases or subleases used by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party as lessee or lessor (the “Real Property Leases”). Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the leasehold interests of the Company or its Subsidiaries relating to the Real Property Leases are free and clear of all Liens, other than Permitted Liens and, as of the date hereof, neither the Company nor any of its Subsidiaries has received any written notice from the other party to any Real Property Lease of the termination or proposed termination thereof.
(b)   Neither the Company nor any of its Subsidiaries owns any real property.
3.9.   Intellectual Property.
(a)   Section 3.9(a) of the Company Disclosure Schedule sets forth a true, complete and accurate list of all (i) Owned Intellectual Property that is registered or filed with or by any Governmental Authority, quasi-public legal authority or private registrar in any jurisdiction (including applications for any of the foregoing), including (A) patents and patent applications, (B) registered Trademarks and Trademark applications, (C) registered copyrights and copyright applications, and (D) Internet domain name registrations (each of subclauses (i)(A) – (D), the “Registered IP”), (ii) material unregistered Trademarks included in the Owned Intellectual Property, (iii) social media accounts and identifiers included in the Owned Intellectual Property, and (iv) material software included in the Owned Intellectual Property, in each case enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing or issuance, names of all current applicant(s) and owners(s) (beneficial and record). Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, (x) all Registered IP is subsisting and, to the Knowledge of the Company/Seller, valid and enforceable, and (y) all issuance, renewal, maintenance and other similar payments that are or have become due with respect thereto have been timely paid by or on behalf of the Company. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, all of the Seller-Provided IP is either owned by Seller or its Affiliates or is used by either Seller or its Affiliates pursuant to a valid Contract, which Contract permits Seller to legally and validly license or provide access to the Seller-Provided IP to Buyer, the Company or its Subsidiaries pursuant to this Agreement and the Other Transaction Documents.
(b)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, and other than the Seller Marks, the Owned Intellectual Property, together with the Seller-Provided IP and the Intellectual Property licensed to the Company or any Subsidiary under a Licensed IP Contract constitute all Intellectual Property (other than rights to the ALTO Platform) used, held for use or necessary for the operation of the conduct of the businesses of the Company and its Subsidiaries as currently conducted. Except as would not reasonably be expected to be, individually or in the aggregate, material to the businesses of the Company or its Subsidiaries, all Owned Intellectual Property is exclusively owned by the Company or a Subsidiary of the Company, and the Company and its Subsidiaries have a valid right to use all other Company Intellectual Property as currently used in the conduct of their businesses (provided that the foregoing shall not be construed as a representation of non-infringement), in each case, free and clear of all Liens (other than Permitted Liens). Except as would not reasonably be expected to be, individually or in the aggregate, material to the businesses of the Company or its Subsidiaries, (i) the Company and its Subsidiaries are not subject to any injunction or other specific judicial, administrative, or other administrative order that restricts or impairs the use or distribution of any Owned Intellectual Property, and (ii) no Person has alleged or asserted, in writing, to the Knowledge of the Company/Seller, that any Owned Intellectual Property is not owned by the Company or its Subsidiaries or that rights thereto are invalid or unenforceable. Except (A) as would not reasonably be expected to be, individually or in the aggregate, material to the Company or its Subsidiaries and (B) as contemplated by the Other Transaction Documents, the consummation of the transactions contemplated by this Agreement will not alter or impair any rights of the Company or any of its Subsidiaries in or to any Company Intellectual Property (other than Intellectual Property in and to the ALTO Platform).
(c)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, neither the products and services of the Company and its Subsidiaries, nor the conduct of the businesses of the Company and its Subsidiaries as currently conducted and as previously conducted in the past three (3) years, infringes, dilutes, misappropriates or otherwise violates, and have not infringed, diluted, misappropriated or otherwise violated, any Intellectual Property of any Person. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, Section 3.9(c) of the Company Disclosure Schedule sets forth a true, accurate, and complete list of all Actions that are pending, or to which the Company or any of its Subsidiaries was a party in the last three (3) years, (i) in which it is alleged that the Company or any of its Subsidiaries has or currently infringes, dilutes, misappropriates or otherwise violates the Intellectual Property of any Person, or (ii) challenging the validity or enforceability of, or the Company’s or its Subsidiaries’ rights in, the Owned Intellectual Property.
(d)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the businesses of the Company or its Subsidiaries, to the Knowledge of the Company/Seller, no Person is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated in the past three (3) years, any Owned Intellectual Property. Except as would not reasonably be expected to be, individually or in the aggregate, material to the businesses of the Company or its Subsidiaries, Section 3.9(d) of the Company Disclosure Schedule sets forth a true, accurate and complete list of all Actions that are pending, or to which the Company or any of its Subsidiaries was a party in the last three (3) years, in which it is alleged that any Person has or currently infringes, misappropriates or otherwise violates any Owned Intellectual Property.
(e)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the businesses of the Company or its Subsidiaries, each current and former officer, director, employee, agent, outside contractor, and consultant of the Company or any of its Subsidiaries who has created or developed any Intellectual Property for or on behalf of the Company or any of its Subsidiaries has executed a proprietary information and inventions agreement (or similar agreement) presently assigning to the Company or such Subsidiary all right, title and interest in and to any Intellectual Property created or developed for or on behalf of the Company or its Subsidiaries (and deeming all copyrightable works created by such Person to be works made for hire for the Company or its Subsidiaries) and, to the Knowledge of the Company/Seller, no current or former officer, director, employee, agent, outside contractor, or consultant is or was, as the case may be, in violation thereof. Except as would not reasonably be expected to be, individually or in the aggregate, material to the businesses of the Company or its Subsidiaries, no funding, facilities or personnel of any Governmental Authority, research center or educational institution were used to develop or create, in whole or in part, any Owned Intellectual Property.
(f)   The Company and its Subsidiaries have taken commercially reasonable steps to safeguard and maintain their proprietary rights in and to Owned Intellectual Property and the secrecy and confidentiality of Trade Secrets included in the Company Intellectual Property. To the Knowledge of the Company/Seller, none of the Trade Secrets included in the Company Intellectual Property has been used, disclosed, or appropriated to the detriment of the Company or any of its Subsidiaries without authorization.

(g)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the businesses of the Company or its Subsidiaries, (i) the Software, hardware, networks, interfaces, servers, IT systems, workstations, routers, hubs, switches, data communications lines, other information technology equipment, and related systems and equipment, in each case owned, leased, licensed or used by the Company or any of its Subsidiaries (collectively, “Company Computer Systems”) are reasonably adequate for each of the Company’s and its Subsidiaries’ current needs in the operations of their businesses in light of the size and nature of their respective businesses and operate in accordance with their respective documentation, (ii) other than a Company Data Security Breach which is covered in Section 3.10(d), since the date that was three years prior to the date hereof, there have been no failures, crashes, or other adverse events affecting the Company Computer Systems, which in the event of any of the foregoing, has caused disruption to any business of the Company or any of its Subsidiaries, (iii) the Company and its Subsidiaries provide for the back-up and recovery of data and have implemented and maintain industry-standard and commercially reasonable disaster recovery plans, procedures and facilities, (iv) the Company and its Subsidiaries have taken commercially reasonable steps (including implementing and monitoring compliance with reasonable and appropriate measures with respect to technical and physical security measures) to protect the integrity and security of such Company Computer Systems and the information stored therein, processed thereon or transmitted therefrom from misuse or unauthorized use, access, disclosure or modification by third parties and there has been no such misuse or unauthorized use, access, disclosure or modification, and (v) no such Company Computer Systems nor any Proprietary Software contains any computer code, contaminant, bug, vulnerability, defect, error or any other mechanisms which are designed and intended to (A) disrupt, disable, erase, harm or otherwise adversely affect in any way such Company Computer Systems’ or Proprietary Software’s operation, functionality, performance, use, availability, security or integrity, or to damage, corrupt, harm or otherwise adversely affect any data, hardware, storage media, programs, equipment or communications of a Company Computer System, or (B) permit any Person to access such Company Computer System or Proprietary Software without authorization.
(h)   Section 3.9(h)(i) of the Company Disclosure Schedule sets forth a true, complete and accurate list of all material Proprietary Software. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, with respect to the Proprietary Software, the Company and its Subsidiaries have not disclosed or licensed, and have no duty or obligation (whether present, contingent, or otherwise) to disclose, deliver, license, or otherwise make available, any source code for any Proprietary Software to any Person who is not an employee, independent contractor or consultant of the Company or its Subsidiaries. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, the Company and its Subsidiaries have in their possession and control copies of the source code and object code for all Proprietary Software and copies of all documentation related thereto. Except as set forth in Section 3.9(h)(ii) of the Company Disclosure Schedule, and except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, the Company and its Subsidiaries have not used any open source, public source or freeware software licensed pursuant to the GNU general public license, Affero General Public License, limited general public license or any other similarly restrictive license in connection with any Proprietary Software in a manner that would (i) require them to disclose or distribute any source code for such Proprietary Software or Owned Intellectual Property to any other Person, (ii) create obligations for the Company or any of its Subsidiaries to grant, or purport to grant, to any third party any rights or immunities under any Owned Intellectual Property or Proprietary Software (including any agreement not to assert patents), or (iii) otherwise impose any limitation or restriction on them with respect to the Proprietary Software or any Owned Intellectual Property.
3.10.   Privacy.
(a)   The Company and the Company’s Subsidiaries comply, and since the date that was three years prior to the date hereof have complied, with applicable Data Protection Requirements in all material respects.
(b)   (i) Since the date that was three years prior to the date hereof, there are and have been no material Actions against the Company or any of its Subsidiaries and (ii) no notice, written complaint,

written claim, enforcement action, inquiry, audit or litigation has been served on the Company or any of the Company’s Subsidiaries, in each case, by any third party or any Governmental Authority alleging any actual or potential material violation of any Data Protection Requirements by the Company or any of the Company’s Subsidiaries.
(c)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, the Company and the Company’s Subsidiaries have taken commercially reasonable steps to establish and maintain physical technical, and administrative safeguards that comply with applicable Data Protection Requirements and that are designed to (i) protect the operation, confidentiality, integrity and security of Personal Information and confidential business data and the Company Computer Systems that are involved in the Processing of Personal Information or confidential business data; (ii) identify internal and organizational risks to the confidentiality, integrity, security and availability of Personal Information or confidential business data, taking into account the sensitivity of such data; and (iii) maintain notification procedures in compliance with applicable Data Protection Requirements in the case of any Company Data Security Breach.
(d)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, since the date that was three years prior to the date hereof, there have been no Company Data Security Breaches.
3.11.   Contracts.
(a)   Company Material Contracts.   Section 3.11(a) of the Company Disclosure Schedule is a true and complete list, as of the date hereof, of all of the following Contracts to which the Company or any of its Subsidiaries is a party or by which it is bound (the “Company Material Contracts”):
(i)   Contracts evidencing indebtedness for borrowed money (other than (A) solely between the Company and its Subsidiaries and (B) advances to employees made in the ordinary course of business or for any earned and unpaid compensation for any period prior to the Closing Date);
(ii)   Advisory Contracts with (A) each Company Fund, (B) each Company Direct Client that is not a Company Fund and (C) each Company Affiliate Delegating Party;
(iii)   Contracts with any of the top twelve (12) distributors or intermediaries of the Company and its Subsidiaries, taken as a whole, based on revenue for the twelve-month period ended December 31, 2023;
(iv)   Contracts relating to the settlement of any Action involving the Company or any of its Subsidiaries at any time during the three years prior to the date hereof (A) requiring payment by the Company or any of its Subsidiaries of any amount in excess of $1,000,000 or (B) imposing any material ongoing obligation on the Company or any of its Subsidiaries (other than release, non-disparagement or confidentiality obligations);
(v)   Contracts for the acquisition or disposition of any business of any other Person entered into by the Company or any of its Subsidiaries at any time during the three years prior to the date hereof and pursuant to which the Company of any of its Subsidiaries has continuing material rights or obligations (other than release, confidentiality or similar obligations);
(vi)   Contracts evidencing any capital lease obligation or commitment to make a capital expenditure, in each case, in excess of $500,000 during any calendar year;
(vii)   Contracts with any of the top twenty (20) vendors of the Company and its Subsidiaries, taken as a whole, measured by dollar volume of purchases by the Company and its Subsidiaries (taken as a whole) for the twelve-month period ended December 31, 2023;
(viii)   any joint venture, strategic alliance, partnership or other similar agreement;
(ix)   any Contract requiring the Company or any of its Subsidiaries to make any future capital contribution to, or other investment in, any Person other than the Company or any of its Subsidiaries;

(x)   any Company Material Contract that contains (A) ”most favored nation” or similar provisions running against the Company or any of its Subsidiaries, (B) ”clawback” or similar obligations running against the Company or any of its Subsidiaries requiring the reimbursement or refund of fees in excess of $1,000,000 or (C) ”key person” provisions (including any giving rise to rights of termination of, or obligations to notify, other parties);
(xi)   each Licensed IP Contract, other than (A) Contracts for the non-exclusive use of Shrink Wrap Code; (B) Contracts containing ancillary licenses that are non-exclusive and merely incidental to the main purpose of the Contract; and (C) confidentiality or nondisclosure Contracts entered into in the ordinary course of business;
(xii)   each Company IP Contract, other than (A) Contracts containing nonexclusive licenses granted by the Company or any of its Subsidiaries parties and entered into in the ordinary course of business with customers and (B) confidentiality or nondisclosure Contracts entered into in the ordinary course of business;
(xiii)   any finder’s agreement for soliciting, distributing, selling or promoting Investment Advisory Services by or to the Company or any of its Subsidiaries;
(xiv)   Contracts preventing the Company or any of its Subsidiaries from engaging in any line of business, acquiring any entity or competing with any Person or in any market or geographical area in any material respect; and
(xv)   the Real Property Leases.
(b)   Status of Company Material Contracts.   A true and complete copy in all material respects of each Company Material Contract has been made available to Buyer. Except as disclosed in Section 3.11(b) of the Company Disclosure Schedule, all Company Material Contracts are valid, binding and in full force and effect and enforceable against the Company or its Subsidiaries in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. As to each Company Material Contract, there is no claim in writing from any other party to such Company Material Contract for breach or default on the part of the Company or its Subsidiaries thereunder, except for such breaches or defaults which would not constitute a material breach or default under such Company Material Contract. The Company has not received any written notice of cancellation or termination under any option or right reserved to the other party to any Company Material Contract.
3.12.   Compliance with Laws.
(a)   Except as would not be material to the Company and its Subsidiaries, taken as a whole, (x) neither the Company nor any of its Subsidiaries is nor has been during the three years prior to the date hereof in violation of any Law that is applicable to it or the conduct or operation of its business and (y) except for examinations conducted by a Governmental Authority in the ordinary course of business, (i) no unresolved investigation by any Governmental Authority with respect to the Company or any of its Subsidiaries is pending, and no Governmental Authority has notified the Company or any of its Subsidiaries in writing or, to the Knowledge of the Company/Seller, orally of its intention to conduct the same and (ii) neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company/Seller, oral notice or communication (A) of any unresolved violation or exception by any Governmental Authority relating to any examination of the Company, (B) threatening to revoke or condition the continuation of any Permit or (C) restricting or disqualifying its activities (except for restrictions generally imposed by rule, regulation or administrative policy on similarly regulated Persons generally).
(b)   (i) Except as would not be material to the Company and its Subsidiaries, taken as a whole, (A) each of the Company and its Subsidiaries has at all times during the three years prior to the date hereof held all Permits in each jurisdiction that are necessary for the operation of its business as presently conducted and the ownership of its property and assets, (B) as of the date hereof, all such Permits are in full force and effect and have not been suspended, cancelled, modified, or revoked and (C) assuming the receipt of all Governmental Consents contemplated by Section 3.5, Section 4.4 and

Section 5.4, no such Permit of the Company or its Subsidiaries will terminate or lapse solely by reason of the transactions contemplated by this Agreement, and (ii) all material Permits relating to the registration of the Company Adviser as an investment adviser and the Company Broker-Dealer as a broker-dealer are listed on Section 3.12(b)(ii) of the Company Disclosure Schedule.
(c)   Each of the Company, its Subsidiaries, and the Company Funds, as applicable, have complied in all material respects with any order, no-action letter and authorization issued to them.
(d)   Except as set forth on Section 3.12(d) of the Company Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries is, or since the date that was three years prior to the date hereof has been, registered, licensed, or qualified (or required to be so registered) as an investment adviser, broker-dealer, commodity pool operator, commodity trading advisor, transfer agent, bank, commodity broker-dealer, futures commission merchant, swap dealer, security-based swap dealer, real estate broker, municipal advisor, insurance company, insurance broker, or trust company and (ii) except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, none of the Company or its Subsidiaries, within the three years prior to the date hereof, has received written notice of any failure to obtain any registration, license, or qualification as an investment adviser, broker-dealer, commodity pool operator, commodity trading advisor, transfer agent, bank, commodity broker-dealer, futures commission merchant, swap dealer, security-based swap dealer, real estate broker, municipal advisor, insurance company, insurance broker, or trust company.
(e)   Except as set forth in Section 3.12(e) of the Company Disclosure Schedule, and as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since the date that was three years prior to the date hereof, the Company and its Subsidiaries have timely filed all material forms, reports, registration statements, schedules and other documents (including Form ADV, Form BD, and Form 7-R), together with any amendments required to be made with respect thereto, that were required to be filed with any applicable Governmental Authority, and have paid all fees and assessments due and payable in connection therewith. The Company Adviser (and Subsidiary thereof, if applicable) is, and at all times required by applicable Law has been, (A) duly registered with the SEC as an investment adviser under the Advisers Act; (B) a “relying adviser” that satisfies each of the conditions set out in the definition of “relying adviser” in the instructions to the Form ADV; or (C) an “exempt reporting adviser” that satisfies each of the conditions set out in Rule 203(l)-1 or Rule 203(m)-1 under the Advisers Act, and such federal registration (or deemed registration in the case of a “relying adviser” or Company Private Fund GP) is in full force and effect. The Company Adviser is not, or since the date that was three years prior to the date hereof has not been, required to be registered, licensed or permitted as an investment adviser, investment manager or in any similar capacity in any state or non-U.S. jurisdiction in which it operates. None of the Company or any of its Subsidiaries, other than the Company Adviser, engages or has engaged in any activities that would require registration as an investment adviser other than pursuant to an exemption from registration. The Company Adviser is, and at all times required by applicable Law has been, duly registered as a commodity trading advisor or commodity pool operator with the CFTC and a member in good standing of the NFA, and none of the Company or any of its Subsidiaries that is not so registered engages in or has engaged in any activities that would require registration as a commodity trading advisor or commodity pool operator other than pursuant to an exemption from registration The Company Broker-Dealer is and at all times required by applicable Law has been a member in good standing of FINRA and duly registered as a broker-dealer with the SEC under the Exchange Act and in each state and all other jurisdictions where such registration, licensing or qualification is so required and none of the Company or any of its Subsidiaries other than the Company Broker-Dealer engages or has engaged in any activities that would require registration as a broker or dealer other than pursuant to an exemption from registration.
(f)   Section 3.12(f) of the Company Disclosure Schedule sets out each employee and “associated person” (as that term is defined in the Advisers Act or Exchange Act, as applicable) of the Company or any Subsidiary that is required to be registered in any capacity with the SEC, FINRA or any state, and each such employee is, and at all times that such employee has been employed by the Company or any of its Subsidiaries and required by applicable Law has been, duly registered as such and such registration is in full force and effect.

(g)   The Company has made available to Buyer prior to the date of this Agreement true and complete copies of the current Uniform Application for Investment Adviser Registration on Form ADV as on file with the SEC as of the date of this Agreement relating to Amundi Asset Management US, Inc., including Parts 1, 2 and 3 thereof, reflecting all amendments thereto to the date of this Agreement (“Form ADV”); the current Form BD and Form CRS of the Company Broker-Dealer that is on file with the SEC and FINRA as of the date of this Agreement; a copy of the Company Broker-Dealer’s FINRA membership agreement as of the date hereof; and the current Form 7-R of the Company Adviser that is an NFA member as of the date hereof. The information contained in the Form ADV, Form BD, and Form 7-R was accurate and complete in all material respects at the time of each filing and no material deficiencies have been asserted in writing by any Governmental Authority with respect to such filing. The Company Broker-Dealer is in compliance in all material respects with its FINRA membership agreement and no action is pending with FINRA to amend such membership agreement.
(h)   Since the date that was three years prior to the date hereof, any brokerage policies employed by the Company have at all times been in conformity in all material respects with the description set forth in the Form ADV and, as applicable, the Prospectus of each Company Fund, and since the date that was three years prior to the date hereof, the only products or services obtained by the Company Adviser through the use of brokerage commissions have been “brokerage and research” services within the meaning of Section 28(e) of the Exchange Act, SEC guidance, and SEC staff interpretations thereunder, other than exceptions that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(i)   (i) None of (x) the Company Adviser, (y) any “affiliated person” (as defined in the Investment Company Act) of the Company Adviser who is an employee of the Company Adviser, to the Knowledge of the Company/Seller, or (z) any other affiliated person of the Company Adviser, is ineligible, in each case, pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company; (ii) none of (x) the Company Adviser, (y) any “person associated with” the Company Adviser (as defined in the Advisers Act) who is an employee of the Company Adviser, to the Knowledge of the Company/Seller, or (z) any other associated person of the Company Adviser, is ineligible, in each case, pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as a person associated with a registered investment adviser; (iii) none of (x) the Company Adviser, (y) any “affiliated person” (as defined in the Investment Company Act) of the Company Adviser who is an employee of the Company Adviser, to the Knowledge of the Company/Seller, or (z) any other “affiliated person” of the Company Adviser, has an understanding or arrangement, in each case, that would impose an unfair burden on the Company U.S. Registered Funds as a result of the Contemplated Transactions or would make unavailable to the Company Adviser the benefits of Section 15(f) of the Investment Company Act, or any similar safe harbors provided by any applicable state or foreign Law, with respect to the Company U.S. Registered Funds; and (iv) none of (w) the Company, (x) any of its Subsidiaries, (y) any person associated with or related to the Company or any of its Subsidiaries as specified in Rule 506 of Regulation D under the Securities Act who is an employee of the Company or any of its Subsidiaries, to the Knowledge of the Company/Seller, or (z) any other person associated with or related to the Company or any of its Subsidiaries as specified in Rule 506 of Regulation D under the Securities Act, is subject, in each case, to any of the disqualifying events listed in Rule 506 of Regulation D under the Securities Act, and there is no inquiry, investigation, proceeding or action pending against any such Person that could reasonably be expected to result in any such disqualifying event.
(j)   Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) the Company Adviser has, at all times required by applicable Law, adopted and implemented written policies and procedures as required under applicable Law, including without limitation, Section 204A of the Advisers Act, Rule 206(4)-7 under the Advisers Act, Global Trade Control Laws, Anti-Bribery Laws and Sanctions, and such policies and procedures are reasonably designed to prevent, detect and correct violations under applicable Securities Laws, (ii) the Company Broker-Dealer has at all times required by applicable Law adopted and implemented written policies and procedures as required under applicable Law, including without limitation, under FINRA Rules 3110,

3120, and 3130, and such policies and procedures are reasonably designed to prevent, detect and correct violations under applicable Law, including without limitation applicable Securities Laws, Global Trade Control Laws, Anti-Bribery Laws and Sanctions. Since the date that was three years prior to the date hereof, there have been no breaches or other instances of noncompliance by the Company, its Subsidiaries or their employees with respect to such procedures and policies, other than those that have been satisfactorily remedied or which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(k)   Since the date that is three years prior to the date hereof, none of the Company or its Subsidiaries has, in material violation of applicable Law, offered or given anything of value to any official of a Governmental Authority, any political party or official thereof, or any candidate for political office (i) with the intent of inducing such Person to use such Person’s influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority or to assist the obtaining or retaining of business for, or with, or the directing of business to the Company, or (ii) constituting a bribe, kickback or illegal or improper payment to assist the Company in obtaining or retaining business for or with any Governmental Authority. Neither the Company Adviser nor any “covered associate” thereof has made a “contribution” to an “official” of a “government entity” (as such terms are defined in Rule 206(4)-5 of the Advisers Act) in excess of the de minimis limits set forth in Rule 206(4)-5 of the Advisers Act and neither the Company Broker-Dealer nor any “covered associate” of the Company Broker-Dealer has made a “contribution” to an “official” of a “government entity” (as such terms are defined in FINRA Rule 2030) in excess of the de minimis limits set forth in FINRA Rule 2030.
(l)   Since the date that was three years prior to the date hereof, all performance records of the Company Adviser and any Advisory Client or composites of performance records of multiple Advisory Clients (“Performance Records”) provided, presented or made available by or on behalf of the Company Adviser to any Advisory Client or prospective advisory client or to any investor or prospective investor in any Company Fund complied in all material respects with applicable Laws. The Company or its Subsidiaries exclusively own and have the legally enforceable exclusive right to use the Performance Records. The investment management performance composites maintained by the Company Adviser and listed in Section 3.12(l) of the Company Disclosure Schedule (the “Composites”) are accurate and complete in all material respects in accordance with the Global Investment Performance Standards (“GIPS”) and have undergone verification completed by Deloitte, an independent third party in compliance with the Guidance Statement on Verifier Independence, for the period from January 1, 1994 through December 31, 2022, in substantially the same form as the verification set forth on Section 3.12(l) of the Company Disclosure Schedule. The Company maintains all material documentation necessary to form the basis for, demonstrate or recreate the calculation of the performance or rate of return of all portfolios that the Company Adviser includes in any Performance Record or Composite (current and historical performance results) as required by GIPS to support the Company Adviser’s claim of GIPS compliance and as required by the Advisers Act, rules and regulations thereunder and applicable “no-action” letters. Any investment performance earned at a firm other than the Company Adviser and presented by the Company Adviser in its Performance Records is in material compliance with the Advisers Act and GIPS investment performance portability requirements, and the Company Adviser maintains appropriate documentation to form the basis for, demonstrate or recreate the calculation of the performance or rate of return of such performance presentation and appropriate disclosure relating to the source of the results is provided, except as would not be material to the Company and its Subsidiaries, taken as a whole. No materials published, circulated or distributed by or on behalf of the Company Adviser to any Advisory Client or prospective advisory client (or investor in or prospective investor in any Company Fund) since the date that was three years prior to the date hereof was materially misleading or, to the extent applicable to the Company Adviser, otherwise inconsistent with the requirements of the Securities Laws in any material respect.
(m)   Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) the Company Broker-Dealer currently maintains and, at all times since the date that was three years prior to the date hereof, has maintained “net capital” (as such term is defined in Rule 15c3-1 under the Exchange Act) equal to or in excess of the minimum “net capital” required to be maintained by it under the Exchange Act, (ii) at all times since its admission to membership in FINRA, the Company Broker-Dealer has elected to compute its net capital pursuant to the basic method of computing net capital set forth in Rule 15c3-1 under the Exchange Act and (iii) the Company Broker-Dealer is in compliance with all applicable regulatory requirements regarding the possession, control and safekeeping of customer funds, securities and other assets.
(n)   None of the Company, its Subsidiaries, or their employees or, to the Knowledge of the Company/Seller, “associated persons” (as that term is defined in the Advisers Act or Exchange Act, as applicable) is (A) subject to any material disciplinary proceedings or orders that would be required to be disclosed on Form ADV, Form BD or Forms U-4 or U-5 (and which disciplinary proceedings or orders are not actually disclosed on such Person’s current Form ADV, Form BD or Forms U-4 or U-5) to the extent that such Person or its associated persons are required to file such forms, (B) subject to heightened supervision under FINRA guidelines or (C) subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of such Person as investment adviser, broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, in each case, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. As of the date hereof, there is no Action pending or, to the Knowledge of the Company/Seller, threatened by any Governmental Authority that would reasonably be expected to result in any of the circumstances described in the foregoing.
3.13.   Advisory Clients.
(a)   Except as would not be material to the Company and its Subsidiaries, taken as a whole, (i) neither the Company nor any Subsidiary of the Company provides, nor has provided since the date that was three years prior to the date hereof, Investment Advisory Services to any unaffiliated Person other than an Advisory Client pursuant to written Advisory Contracts, (ii) each Advisory Contract includes all provisions required by, and has been performed in accordance with, the Advisers Act and all other requirements under Securities Laws applicable to the Company Adviser in all material respects and (iii) each Advisory Client’s account is being managed and has been managed since the date that was three years prior to the date hereof, in material compliance with applicable Securities Laws, the Advisory Client’s respective Advisory Contract and the Advisory Client’s written investment objectives, policies and restrictions, in each case in all material respects.
(b)   Except as identified in Section 3.13(b)(i) or (ii) of the Company Disclosure Schedule, (i) no Advisory Client is a “benefit plan investor” as defined in Section 3(42) of ERISA (any such Advisory Client, a “Company ERISA Client”), and (ii) in connection with the management and operation of any Advisory Contract with an Advisory Client that is a “governmental plan” (as defined in Section 3(32) of ERISA) (a “Governmental Plan”) or any Company Fund in which a Governmental Plan invests, the Company Adviser is not subject to, and has not agreed to comply with, any laws, regulations, or rules substantially similar to the fiduciary responsibility provisions or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws” and any such Advisory Client, a “Company Similar Law Client”). The Company Adviser is not precluded from acting as a “fiduciary” (as defined in Section 3(21) of ERISA) by operation of Section 411 of ERISA. Each Company ERISA Client and Company Similar Law Client identified in Section 3.13(b)(i) and Section 3.13(b)(ii), respectively, of the Company Disclosure Schedule has, within the last six years, been managed or advised by the Company Adviser, in all material respects, in compliance with (i) in the case of any Company ERISA Client, the applicable provisions of ERISA and/or Section 4975 of the Code, and (ii) in the case of any Company Similar Law Client, the applicable provisions of Similar Law. There is no pending audit or investigation by the IRS, the Department of Labor or any other Governmental Authority with respect to the provision of services by the Company Adviser to any Company ERISA Client. With respect to the Company Adviser providing services to any Company ERISA Client the Company Adviser currently meets the conditions to qualify as a “qualified professional asset manager” as defined in the Department of Labor Prohibited Transaction Class Exemption 84-14, as amended (“PTE 84-14”), and is not ineligible to rely on the “prohibited transaction” relief granted under PTE 84-14.
(c)   The Company and each Company Adviser do not hold “plan assets” within the meaning of the Department of Labor regulations located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (“Plan Assets”).

(d)   Except as set forth in Section 3.13(d) of the Company Disclosure Schedule, or as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, none of the Advisory Contracts, or any other arrangements or understandings relating to the rendering of advisory services with respect to any Advisory Client, contains any undertaking by the Company Adviser or any of its Affiliates to cap fees or to reimburse any or all fees thereunder resulting in an effective fee rate lower than that stated in such Advisory Contract (or other applicable arrangement).
(e)   The Aggregate Base Date Advisory Revenue Run-Rate is set forth on Schedule 1.1(a) (with any such adjustment made in accordance with the procedures set forth on Schedule 1.1(b)).
3.14.   Actions.
Except as set forth in Section 3.14 of the Company Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there are no (a) legal, administrative, arbitral or other proceedings (including disciplinary proceedings), written claims, actions, suits, or governmental or regulatory investigations at law or in equity before or involving any Governmental Authority (“Actions”) pending or, to the Knowledge of the Company/Seller, threatened in writing, against the Company or any of its Subsidiaries or (b) written injunctions, orders, decrees, awards or judgments issued by any Governmental Authority, or settlement agreement, consent agreement, or disciplinary agreement with any Governmental Authority, to which the Company or any of its Subsidiaries is subject or a party.
3.15.   Labor and Employment Matters.
(a)   None of the Company or any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement or other labor union Contract applicable to employees of the Company or any of its Subsidiaries and, to the Knowledge of the Company/Seller, there are not any activities or proceedings of any labor union to organize any such employees. Additionally, (i) there is no unfair labor practice charge or complaint pending before any applicable Governmental Authority relating to the Company or any of its Subsidiaries or any employee or other service provider thereof; (ii) there is no labor strike, material slowdown or material work stoppage or lockout pending or, to the Knowledge of the Company/Seller, threatened in writing against or affecting the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has experienced any strike, material slowdown or material work stoppage, lockout or other collective labor action by or with respect to its employees within the last three (3) years; (iii) there is no representation claim or petition pending before any applicable Governmental Authority; and (iv) there are no charges with respect to or relating to the Company or any of its Subsidiaries pending before any applicable Governmental Authority responsible for the prevention of unlawful employment practices.
(b)   The Company and each of its Subsidiaries is and for the last three (3) years has been in compliance in all material respects with all applicable Laws relating to employment of labor, including all applicable Laws relating to wages, hours, overtime, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees and independent contractors, and the collection and payment of withholding and/or social security Taxes. Each of the Company and its Subsidiaries has met in all material respects for the last three (3) years all requirements required by Law or regulation relating to the employment of foreign citizens, and none of the Company or any of its Subsidiaries currently employs, or has within the last three (3) years employed, any Person who was not permitted to work in the jurisdiction in which such Person was employed.
(c)   None of the Company or any of its Subsidiaries is delinquent in payment to any of its current or former directors, officers, employees, consultants or other service providers for any wages, fees, salaries, commissions, bonuses, or other direct compensation for service performed by them or amounts required to be reimbursed to such directors, officers, employees, consultants and other service providers or in payments owed upon any termination of such Person’s employment or service.
(d)   Within the last three (3) years, none of the Company or any of its Subsidiaries has effectuated a “plant closing” or “mass layoff” (as defined under WARN, or any similar Law) or taken any other action that would trigger notice or liability under any state, local or foreign plant closing notice Law.

When so triggered, each of the Company and its Subsidiaries is, and for the last three (3) years has been, in material compliance with WARN and each similar state or local Law.
(e)   To the Knowledge of the Company/Seller, no employee or individual independent contractor of the Company or its Subsidiaries is bound by any non-competition or non-solicit covenant that would materially interfere with the use of such Person’s best efforts to promote the interests of the Company or any of its Subsidiaries.
(f)   To the Knowledge of the Company/Seller, in the last three (3) years, no written allegations of harassment, discrimination, retaliation or similar unlawful employment conduct have been made to the Company or any of its Subsidiaries against any individual in his or her capacity as a director or any employee or other service provider of the Company that is either an investment professional or at a level of director or above.
3.16.   Employee Benefits.
(a)   Section 3.16(a) of the Company Disclosure Schedule contains a correct and complete list of all material Plans. With respect to each such Plan, the Company has provided to Buyer or its counsel a true and complete copy, to the extent applicable, of (i) each writing constituting a part of such Plan and all amendments thereto, including, without limitation, all plan documents, material employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent annual report and accompanying schedule; (iii) the current summary plan description and any material modifications thereto; (iv) the most recent annual financial and actuarial reports; (v) the most recent determination letter received by the Company or any of its Subsidiaries from the IRS regarding the tax-qualified status of such Plan; and (vi) the most recent written results of all required compliance testing.
(b)   No Plan is (i) subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” as defined in Section 3(37) of ERISA, (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (v) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. None of the Company or any ERISA Affiliate has withdrawn at any time within the preceding six (6) years from any multiemployer plan, or incurred any withdrawal liability which remains unsatisfied, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Company or any of its Subsidiaries. No Plan covers any employee outside of the United States.
(c)   In the last six (6) years, no event has occurred and no condition exists that would subject the Company or any of its Subsidiaries by reason of their affiliation with any ERISA Affiliate to any material (i) Tax, penalty, fine, (ii) lien, or (iii) other liability imposed by ERISA, the Code or other applicable Laws, in each case, in respect of any employee benefit plan subject to Title IV of ERISA maintained, sponsored, contributed to, or required to be contributed to by any ERISA Affiliate (other than the Company or any of its Subsidiaries).
(d)   With respect to each Plan that is intended to qualify under Section 401(a) of the Code, such plan, and its related trust, has received a determination letter (or opinion letters in the case of any prototype plans) from the IRS that it is so qualified and that its trust is exempt from tax under Section 501(a) of the Code, and nothing has occurred with respect to the operation of any such plan which would reasonably be expected to cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. No stock or other securities issued by the Company or any of its Subsidiaries form or have formed any part of the assets of any Plan that is intended to qualify under Section 401(a) of the Code.
(e)   There are no pending or, to the Knowledge of the Company/Seller, threatened actions, claims or lawsuits in writing against or relating to the Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Plans with respect to the operation of such plans (other than routine benefits claims). No Plan is presently under audit or examination (nor has written notice been received of a potential audit or examination) by any Governmental Authority.
(f)   Each Plan has been established, administered and funded in accordance with its terms, and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws. There is not now, nor do any circumstances exist that would reasonably be expected to give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of the Company or any of its Subsidiaries under ERISA or the Code. All premiums due or payable with respect to insurance policies funding any Plan have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Financial Statements to the extent required by GAAP.
(g)   Each Plan that is subject to the Affordable Care Act has been established, maintained and administered in material compliance with the requirements of the Affordable Care Act, including all notice and coverage requirements, and the Company and its Subsidiaries offer minimum essential health coverage, satisfying the affordability and minimum value requirements, to their full-time employees (as defined by the Affordable Care Act) sufficient to prevent material liability for assessable payments under Section 4980H of the Code. Neither the Company nor any of its Subsidiaries has attempted to maintain the grandfathered health plan status under the Affordable Care Act of any Plan. None of the Plans provide retiree health or life insurance benefits except as may be required by Section 4980B of the Code and Section 601 of ERISA, any other applicable law or at the expense of the participant or the participant’s beneficiary. In the last six (6) years, there has been no material violation of the “continuation coverage requirement” of “group health plans” as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA with respect to any Plan to which such continuation coverage requirements apply. No Plan that provides group health benefits is a self-insured arrangement by any of the Company or its Subsidiaries or funded through a trust.
(h)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee of the Company and its Subsidiaries or with respect to any Plan; or (ii) result in the acceleration of the time of payment or vesting of any such compensation or benefits. No person is entitled to receive any additional payment (including any tax gross-up or other payment) from the Company as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.
(i)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) result in the payment of any amount that would, individually or in combination with any other such payment, be an “excess parachute payment” within the meaning of Section 280G of the Code.
(j)   Each Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is in documentary compliance with, and has been administered in material compliance with Section 409A of the Code.
3.17.   Taxes and Tax Matters.
(a)   All material Tax Returns required to have been filed by the Company or any of its Subsidiaries have been duly and timely filed (taking into account applicable extensions) with the appropriate Taxing Authorities and all such Tax Returns were true, correct and complete in all material respects. The Company and all of its Subsidiaries have paid (or caused to be paid) all material Taxes that were required to have been paid by them under applicable Law (whether or not shown on any Tax Returns).
(b)   All material Taxes not yet due and payable under applicable Law as of the day immediately prior to the Closing will be adequately reflected as a liability in computing Closing Date Net Working Capital or Closing Date Indebtedness in accordance with GAAP and this Agreement.

(c)   There is no Action pending or, to the Knowledge of the Company/Seller, threatened in respect of any material Taxes for which the Company or any of its Subsidiaries is or may become liable, nor has any deficiency for any such material Taxes been proposed, asserted or, to the Knowledge of the Company/Seller, threatened which has not been fully resolved.
(d)   There are no rulings, closing agreements, or similar agreements with any Taxing Authority the terms of which would have a material effect on the Company or any of its Subsidiaries.
(e)   Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of material Taxes, Tax indemnity agreement or similar agreements with respect to material Taxes, except for any such agreement (i) entered into in the ordinary course of business and the principal subject of which is not Taxes or (ii) that is exclusively between or among the Company and any of its Subsidiaries or is described in Section 6.7(d).
(f)   The Company and its Subsidiaries have complied in all material respects with all Laws relating to the withholding of Taxes.
(g)   Neither the Company nor any of its Subsidiaries (i) is currently the beneficiary of any extension of time within which to file any material Tax Return, except extensions of times that are automatically granted and applied for in the ordinary course of business, (ii) has waived or extended any statute of limitations in respect of material Taxes, or (iii) has agreed to any extension of time with respect to any material Tax assessment or deficiency, in each case, which will have a continuing effect after the Closing.
(h)   No Taxing Authority in any jurisdiction where the Company and its Subsidiaries do not file Tax Returns has made a claim in writing that the Company or any of its Subsidiaries is or may be subject to taxation by, or file Tax Returns in, that jurisdiction, nor has, to the Knowledge of the Company/Seller, any Taxing Authority threatened such a claim in writing (in each case, which remains unresolved).
(i)   There are no Liens for Taxes upon any assets of the Company or any of its Subsidiaries except for Permitted Liens.
(j)   Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” required to be disclosed pursuant to Treasury Regulations Section 1.6011-4(b) or any predecessor thereof.
(k)   Neither the Company nor any of its Subsidiaries (A) has been a member of a consolidated, affiliated, combined, unitary or similar Tax group (other than a group the common parent of which is the Company) or (B) has any liability for the Taxes of any person (other than any of the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by Contract, or otherwise (other than agreements whose principal purpose is not related to Tax or which are described in Section 3.17(e)(ii)).
(l)   Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending prior to the Closing Date; (B) installment sale or open transaction disposition made prior to the Closing Date; (C) ”closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local, or non-U.S. law) executed prior to the Closing Date; (D) prepaid amount received or deferred revenue realized prior to the Closing Date; (E) any intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state or local Law); (F) any Contagion Event Measures; or (G) any amount received by the Company or any of its Subsidiaries prior to the Closing Date.
(m)   During the two-year period ending on the date hereof, each of the Company and any of its Subsidiaries has not been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code.

(n)   Neither the Company nor any of its Subsidiaries has any material liability under any abandoned or unclaimed property, escheat or similar Laws, and each of the Company and any of its Subsidiaries has satisfied all material reporting and payment obligations pursuant to such Laws.
3.18.   Funds.
(a)   Each Company Fund (other than any Company Delegated Client that is a Company Fund) and, to the Knowledge of the Company/Seller, each Company Delegated Client that is a Company Fund has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite power, right and authority to carry on its business as it is now being conducted, except where such lack of such power, right or authority, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the applicable Company Fund or Company Material Adverse Effect. Each Company Fund (other than any Company Delegated Client that is a Company Fund) and, to the Knowledge of the Company/Seller, each Company Delegated Client that is a Company Fund, is and at all times required by applicable law has been, registered, authorized and/or licensed, as applicable, by a regulator in its respective jurisdiction of organization, including but not limited to, for the avoidance of doubt, the SEC or a member state of the European Union (an “EU Member State”) or other non-U.S. jurisdiction, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
(b)   Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, to the Knowledge of the Company/Seller solely with respect to each Company Delegated Client that is Company Fund: (i) each Company Fund has since the date that was three years prior to the date hereof complied and is in compliance with its investment policies and restrictions, if any, as such policies and restrictions may be set forth in its offering or plan documents (as they may be amended from time to time) and in applicable Laws, if any, (ii) there is no Action pending against any Company Fund or threatened in writing against any Company Fund, (iii) there is no material Order or regulatory restriction not generally imposed on similarly situated investment companies imposed upon or entered into by any Company Fund and (iv) each Company Fund is, and since the date that was three years prior to the date hereof has been, in compliance with all applicable Law.
(c)   Each prospectus, statement of additional information or offering memorandum (as each may have been amended) (“Prospectus”) used to offer shares or other interests in a Company Fund has been prepared in compliance with the requirements of applicable Laws as of its date and has not included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except for any failure to comply that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the applicable Company Fund or Company Material Adverse Effect. Since the date that was three years prior to the date hereof, each Company Public Fund has timely filed all material Prospectuses, financial statements, other forms, reports, sales literature and advertising, and any other documents required to be filed by it with any applicable Governmental Authority (the “Reports”), except where the failure to timely file a Report, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the applicable Company Public Fund or Company Material Adverse Effect. Since the date that was three years prior to the date hereof, the Reports have been prepared in compliance with the requirements of applicable Laws, except for any failure to comply that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the applicable Company Public Fund or Company Material Adverse Effect.
(d)   No Company Fund is party to or subject to any Contract which is in breach or default on the part of the applicable Company Fund, or, as of the date hereof and to the Knowledge of the Company/Seller, any other Person, and the execution, delivery and performance of this Agreement will not result in any such violation, except for such matters that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the applicable Company Fund or Company Material Adverse Effect. With respect to Company U.S. Registered Funds, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, all Investment Advisory Services have been rendered pursuant to Advisory Contracts that were approved by the duly constituted board of directors (including by a majority of “non-interested” directors) of the applicable Company U.S. Registered Fund and annually continued in effect by the board (including by a majority of “non-interested” directors), in each case in accordance with Section 15 of the Investment Company Act and, to the extent required by applicable Law, the holders of shares in the Company U.S. Registered Funds.
(e)   With respect to each Company Fund that is not a Company Delegated Client, Seller has made available to Buyer true and complete copies in all material respects of such Company Fund’s Constituent Documents and distribution agreements, if applicable, and each Company Fund’s Advisory Contract, in each case as of the date hereof.
(f)   All issued and outstanding shares and other interests of the Company Funds have been duly and validly issued, are fully paid and, unless otherwise required by applicable Law, non-assessable, and were not issued in violation of preemptive or similar rights or applicable Law. All outstanding shares and other interests of a Company Fund that were required to be registered under the Securities Act have been sold pursuant to an effective registration statement filed thereunder (and, where applicable, under the Investment Company Act) and are qualified for sale, or an exemption therefrom is in full force and effect, in each state and territory of the United States and the District of Columbia and in any foreign jurisdiction to the extent required under applicable Law and no such registration statement is subject to any stop order or similar order restricting its use, other than, in each case, any failure to be registered or qualified that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the applicable Company U.S. Registered Fund or Company Material Adverse Effect.
(g)   The audited balance sheets or the statement of assets and liabilities (as applicable) of each Company Fund as of the end of each Company Fund’s most recent fiscal year and the related financial statements as of the end of each Company Fund’s most recent fiscal year, as reported by such Company Fund’s independent auditors have been prepared in accordance with GAAP, International Financial Reporting Standards (IFRS) or the accounting standards set forth therein, which, in each case, has been consistently applied, except as otherwise disclosed therein, and present fairly, in all material respects, the financial position and other financial results of such Company Fund at the dates and for the periods, stated therein.
(h)   As of the date hereof, the Company Adviser does not provide Investment Advisory Services to any pooled investment vehicles other than the Company Funds.
(i)   Section 3.18(i) of the Company Disclosure Schedule sets forth (i) each Advisory Client that is a Company Public Fund as of the date of this Agreement, (ii) whether a Subsidiary of the Company acts as sponsor, investment adviser and/or subadviser to such Company Public Fund, and which Subsidiaries of the Company act in such capacity, (iii) the country of organization or formation of such Company Public Fund, (iv) for each Company Public Fund, the total assets under management by the Company or its Subsidiaries as of the date set forth in Section 3.18(i) of the Company Disclosure Schedule, and (v) the gross management fee paid to the Company Adviser and management fee breakpoints, if applicable.
(j)   Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (i) pursuant to Rule 38a-1 of the Investment Company Act, each Company U.S. Registered Fund has adopted written policies and procedures that are reasonably designed to prevent, detect and correct material violations of the Securities Laws by the Company U.S. Registered Fund, (ii) there have been no “material compliance matters,” as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, with respect to any Company U.S. Registered Fund, other than those which have been reported to the board of the Company U.S. Registered Funds and satisfactorily remedied or are in the process of being remedied, (iii) all payments by each Company Open-End Fund relating to the distribution of their shares (other than payments that are not required by the Investment Company Act to be paid pursuant to a 12b-1 Plan) have been made in compliance with the related 12b-1 Plan and each 12b-1 Plan adopted by each of the Company Open-End Funds, and the operation of each such 12b-1 Plan, currently complies with Rule 12b-1 under the Investment Company Act and other applicable Laws and (iv) no Company Open-End Fund has paid or is paying, directly or indirectly, any amount to any Person which is primarily intended to finance the distribution of its shares, except in accordance with a 12b-1 Plan.
(k)   For all taxable years since its inception, each Company U.S. Registered Fund for which the Company or one of its Subsidiaries serves as investment adviser and not as investment subadviser has elected to be treated as, and has qualified to be classified as, a regulated investment company taxable under Subchapter M of Chapter 1 of the Code.
(l)   Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect (i) each Company U.S. Registered Fund currently complies with Section 18 of the Investment Company Act, including, but not limited to, compliance with applicable asset coverage requirements for senior securities and borrowings and the prohibition on issuing securities that do not meet the conditions set forth in Section 18 of the Investment Company Act and (ii) any lines of credit or other borrowing arrangements entered into by each such Company U.S. Registered Fund have been structured and maintained in compliance with Section 18 of the Investment Company Act.
(m)   Since the date that was three years prior to the date hereof, there has not existed any “out of balance” condition, pricing error or similar condition with respect to any customer account maintained by the Company Adviser or any Company Public Fund, except for such conditions, individually or in the aggregate, as have since been rectified or are not material.
(n)   Section 3.18(n) of the Company Disclosure Schedule sets forth a list of (i) each Advisory Client that is a Company Private Fund as of the date of this Agreement, (ii) whether a Subsidiary of the Company acts as a sponsor, general partner, trustee, managing member (or in a similar capacity), investment adviser, and/or subadviser to such Company Private Fund, and which of the Company’s Subsidiaries acts in such capacity, (iii) the country of organization or formation of each Company Private Fund, (iv) for each such Company Private Fund, the total assets under management by the Company or its Subsidiaries as of the date set forth in Section 3.18(n) of the Company Disclosure Schedule as calculated in compliance with Form ADV, and (v) the gross management fee and breakpoint fee schedule, if any, in effect as of the date set forth in Section 3.18(n) of the Company Disclosure Schedule. Except as disclosed in Section 3.18(n) of the Company Disclosure Schedule, no Company Private Fund is, or is required to be, registered, authorized and/or licensed, as applicable, by a regulator in its respective jurisdiction of organization.
(o)   Except as disclosed in Section 3.18(o) of the Company Disclosure Schedule or contained in the applicable Advisory Contracts or Fund Documents of the applicable Company Private Fund, or as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company, any of its Subsidiaries nor the Company Adviser is subject to any priority or exclusivity arrangements with respect to the allocation of investment opportunities relating to such Company Private Funds that would restrict the ability to allocate investment opportunities among such Company Private Funds and any investment funds or other investment vehicles of Buyer or its Affiliates following the consummation of the Contemplated Transactions (it being understood that such general partners or other applicable entities are subject to customary fiduciary duties in regards to the foregoing).
(p)   As of the date hereof, no Person, other than the Company and its Subsidiaries and the Persons named in Section 3.18(p) of the Company Disclosure Schedule, is entitled to receive fees or other performance-based allocations from the Company Private Funds (excluding, for the avoidance of doubt, distributions or other payments to investors), except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.
(q)   No intermediary, placement agent, distributor or solicitor has unlawfully marketed any of the services of the Company or its Subsidiaries or unlawfully marketed or sold any interest in any Company Private Fund, in each case in any manner which would be reasonably expected to give rise to a Company Material Adverse Effect, and, with respect to the Company or its Subsidiaries, there are no outstanding Actions against the Company or its Subsidiaries or any Company Fund with respect to such marketing or sale, except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole; provided, that, solely with respect to any Company Delegated Client that is a Company Private Fund, the representation and warranty in this Section 3.18(q) is made to the Knowledge of Company/Seller.
(r)   Each Company Private Fund GP has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite power, right and authority to carry on its business as it is now being conducted, except where such lack of such power, right or authority, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the applicable Company Private Fund or Company Material Adverse Effect. Seller has made available to Buyer true and complete copies in all material respects of each Company Private Fund GP’s Constituent Documents as of the date hereof, and all such documents are in full force and effect.
3.19.   Insurance.
Section 3.19 of the Company Disclosure Schedule sets forth a true and complete list of each material liability and other insurance policy maintained by the Company or any of its Subsidiaries. Except as would not reasonably be expected to have a Company Material Adverse Effect, (a) as of the date hereof, each such material policy is in full force and effect, (b) to the Knowledge of the Company/Seller, such policies are of the types customarily carried by businesses of similar size in the same industry and (c) no claim by the Company or any of its Subsidiaries under any such policy during the three years prior to the date hereof has been denied by an insurer thereunder.
3.20.   Related Party Transactions.
Except as set forth in Section 3.20 of the Company Disclosure Schedule there is no material Contract between the Company or any of the Company’s Subsidiaries or any Company Fund, on the one hand, and any Seller Related Party, on the other hand, other than (A) this Agreement and the Other Transaction Documents, (B) any Contract relating to the provision of Investment Advisory Services, and (C) in the case of any officer or director of the Company or the Company’s Subsidiaries, relating to an investment in a Company Fund by such person or employment arrangements in the ordinary course.
3.21.   No Brokers.
None of the Company or any of its Subsidiaries has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder’s fees or similar fees or commissions with respect to this Agreement, the Other Transaction Documents or the Contemplated Transactions for which the Company or its Subsidiaries or Buyer may be liable following the Closing.
3.22.   Indebtedness.
Neither the Company nor any of the Company’s Subsidiaries has any Indebtedness constituting indebtedness for borrowed money, other than indebtedness for borrowed money that is solely between (a) the Company and any of its Subsidiaries or (b) any Subsidiaries of the Company.
3.23.   Seed Capital.
(a)   Section 3.23(a) of the Company Disclosure Schedule contains a list as of May 31, 2024, of the (i) Seed Capital Investments setting forth the name of the Company Fund or Advisory Client, as applicable and (ii) the net asset value of the Seed Capital Investments of Seller, the Company, the applicable Subsidiary of the Company or any other Seller Related Party.
(b)   Since May 31, 2024, all realized investments or divestments of Seed Capital Investments have been made in the ordinary course of business consistent with past practice.
3.24.   Disclaimer.
Notwithstanding anything to the contrary contained in this Agreement, neither Seller nor any of its Affiliates, Representatives or advisors has made, or shall be deemed to have on behalf of Seller or any of its Affiliates made, to Buyer or any other Person any representation or warranty other than those expressly made by Seller in this Article III or Article IV. Without limiting the generality of the foregoing, except as expressly made in this Article III or Article IV, no representation or warranty has been made or is being made herein to Buyer or any other Person (i) with respect to any projections, forecasts, business plans, estimates or budgets delivered to or made available to Buyer or any other Person, or (ii) with respect to any other information or documents made available at any time to Buyer or any other Person.
ARTICLE IV
Additional Representations and Warranties of Seller and Amundi Parent
Except as set forth in the Company Disclosure Schedule (it being agreed that any matter disclosed in the Company Disclosure Schedule with respect to any section of this Agreement shall be deemed to have been disclosed with respect to any other section to the extent the applicability thereto is reasonably apparent on the face of such disclosure), Seller and Amundi Parent hereby represent and warrant to Buyer as follows:
4.1.   Enforceability.
This Agreement is, and each of the Other Transaction Documents to be executed and delivered at the Closing by Seller and Amundi Parent will be at the Closing, duly executed and delivered by Seller and Amundi Parent and constitute, or as of the Closing Date will constitute, valid and legally binding agreements of Seller and Amundi Parent enforceable against Seller and Amundi Parent in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
4.2.   No Violation.
The execution and delivery by Seller and Amundi Parent of this Agreement and the Other Transaction Documents to which Seller or Amundi Parent, as applicable, is a party, and the performance by each of Seller and Amundi Parent of its obligations hereunder and thereunder and the consummation by Seller and Amundi Parent of the Contemplated Transactions will not (a) conflict with or violate any provision of the Constituent Documents of Seller or Amundi Parent (in each case, to the extent applicable) in any material respect, (b) assuming that all consents, approvals and authorizations contemplated by Section 3.5, Section 4.4 and Section 6.4 have been obtained and all filings described therein have been made, (i) conflict with or violate in any material respect any Law applicable to Seller or Amundi Parent, or (ii) conflict with, violate or result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, any of the terms, conditions or provisions of any distribution agreement or other agreement Seller has with any entity listed in Section 4.2(b)(ii) of the Company Disclosure Schedule, or (c) result in the creation of, or require the creation of, any Lien upon any of Seller’s Company Shares, except, in the cases of clauses (b) or (c), to the extent such conflict, violation, Lien or other result described in such clauses, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or would not reasonably be expected to materially impair or materially delay Seller’s or Amundi Parent’s ability to consummate the Contemplated Transactions.
4.3.   Ownership.
Seller is the beneficial and record owner of all of the Company Shares and has good title to such Company Shares, free and clear of any Liens (other than Permitted Liens). Seller is not a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement or shareholders or members agreement with respect to the sale or voting of any Equity Securities of the Company.
4.4.   Governmental Authorizations and Consents.
No Governmental Consents are required to be obtained or made by Seller or Amundi Parent in connection with the execution and delivery by Seller and Amundi Parent of, and the performance by Seller and Amundi Parent of their respective obligations under, this Agreement or any Other Transaction

Documents to which Seller or Amundi Parent is, or is to be, a party, or the consummation by Seller or Amundi Parent of the Contemplated Transactions, other than (a) compliance with the HSR Act or other applicable Laws relating to antitrust, competition, trade regulation or foreign direct investment; (b) those Governmental Consents listed in Section 4.4(b) of the Company Disclosure Schedule and (c) such Governmental Consents the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to materially impair or materially delay Seller’s or Amundi Parent’s ability to consummate the Contemplated Transactions.
4.5.   Actions.
There is no Action pending or, to the Knowledge of the Company/Seller, threatened against Seller or Amundi Parent which challenges the validity of this Agreement or any of the Other Transaction Documents to which it is a party or seeks to prohibit, enjoin or otherwise challenge Seller’s or Amundi Parent’s ability to consummate the Contemplated Transactions.
4.6.   No Brokers.
Seller has not employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder’s fees or similar fees or commissions with respect to this Agreement, the Other Transaction Documents or the Contemplated Transactions for which the Company or its Subsidiaries or Buyer may be liable following the Closing.
4.7.   No Registration.
Seller acknowledges that the Buyer Stock has not been registered under the Securities Act or under any state securities Laws and that Seller must continue to bear the economic risk of the investment in such shares of Buyer Stock unless the offer and sale of such shares of Buyer Stock is subsequently registered under the Securities Act and all applicable state securities Laws or an exemption from such registration is available. Seller hereby further acknowledges and agrees that (a) it is acquiring the Buyer Stock pursuant to an exemption from registration under the Securities Act for its own account solely for investment with no present intention or plan to distribute the Buyer Stock to any Person in violation of the applicable securities laws, (b) Seller will not sell or otherwise dispose of the Buyer Stock, except in compliance with the Shareholder Agreement, the Securities Act and any other applicable securities Laws, (c) Seller has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in and receipt of the Buyer Stock and of making an informed investment decision, and (d) Seller is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act). Without limiting any of the foregoing, neither Seller nor any of its Affiliates has taken, and will not take (except in accordance with the Shareholder Agreement), any action that would otherwise cause the Buyer Stock to be subject to the registration requirements of the Securities Act.
4.8.   No Reliance.
Seller has not relied upon any representations, warranties or statements, whether express or implied, made by Buyer (or its Affiliates, officers, directors, employees, agents or Representatives) that are not expressly set forth in Article V hereof (as qualified by the Buyer Disclosure Schedule and the Buyer SEC Reports).
4.9.   Disclaimer.
Notwithstanding anything to the contrary contained in this Agreement, neither Seller nor Amundi Parent nor any of their respective Affiliates or holders of their Equity Securities, Representatives or advisors has made, or shall be deemed to have made, to Buyer or any other Person any representations or warranty other than those expressly made by Seller in Article III and Seller and Amundi Parent in this Article IV. Without limiting the generality of the foregoing, except as expressly made in Article III and this Article IV, no representation or warranty has been made or is being made herein to Buyer or any other Person (i) with respect to any projections, forecasts, business plans, estimates or budgets delivered to or made available to Buyer or any other Person, or (ii) with respect to any other information or documents made available at any time to Buyer or any other Person.

ARTICLE V
Representations and Warranties of Buyer
Except (a) as set forth in the Buyer Disclosure Schedule (it being agreed that any matter disclosed in the Buyer Disclosure Schedule with respect to any section of this Agreement shall be deemed to have been disclosed with respect to any other section to the extent the applicability thereto is reasonably apparent on the face of such disclosure) and (b) as disclosed in any Buyer SEC Reports filed after January 1, 2024 and prior to the date hereof (but disregarding any risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly cautionary, predictive or forward-looking in nature), Buyer hereby represents and warrants to Seller as follows:
5.1.   Organization and Power.
Buyer and each of Buyer’s Subsidiaries is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Buyer and each of Buyer’s Subsidiaries has all corporate (or similar) power and authority to own, lease and operate its properties and to carry on its business as now conducted and is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to be so qualified would not, individually or in the aggregate, have a Buyer Material Adverse Effect.
5.2.   No Violation.
The execution and delivery by Buyer of this Agreement and the Other Transaction Documents to which Buyer is a party, consummation of the Contemplated Transactions and performance by Buyer of its obligations under this Agreement and the Other Transaction Documents to which Buyer is a party will not (a) conflict with or violate any provision of the Constituent Documents of Buyer, or (b) assuming that all consents, approvals and authorizations contemplated by Section 5.4, Section 6.4 and Section 6.5 have been obtained and all filings described therein have been made, (i) conflict with or violate any Law applicable to Buyer, its Subsidiaries or by which any of their properties are bound in any material respect, or (ii) conflict with, violate or result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, any of the terms, conditions or provisions of any material Contract to which Buyer or any of its Subsidiaries is a party or Victory Advisory Contract or otherwise require the consent of any Victory Client or (c) result in the creation of, or require the creation of, any Lien upon any Equity Securities of Buyer, except, in the cases of clauses (b) or (c), to the extent such conflict, violation, breach, default, liability, Lien or other result described in such clauses, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect.
5.3.   Authorization and Enforceability.
(a)   The execution and delivery of this Agreement and the Other Transaction Documents to which Buyer is a party and the performance by Buyer of its obligations hereunder and thereunder have been duly authorized by Buyer and no other corporate proceedings on the part of Buyer (including, without limitation, any shareholder vote or approval) are necessary to authorize the execution, delivery and performance of this Agreement and the Other Transaction Documents to which Buyer is a party or the consummation of the Contemplated Transactions that are required to be performed by Buyer. This Agreement is, and each of the Other Transaction Documents to be executed and delivered at the Closing by Buyer will be at the Closing, duly authorized, executed and delivered by Buyer and constitute, or as of the Closing will constitute, valid and legally binding agreements of Buyer enforceable against Buyer in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(b)   The shares of Buyer Common Stock and Buyer Preferred Stock to be issued and delivered by Buyer in the Share Issuance (i) have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable and issued in compliance with applicable securities Laws or exemptions therefrom and (ii) when issued, will not be subject to any Liens or right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement or shareholders or members agreement with respect to the purchase, repurchase, sale or voting of such shares of Buyer Common Stock and Buyer Preferred Stock (except for the Shareholder Agreement).
5.4.   Governmental Authorizations and Consents.
(a)   No Governmental Consents are required to be obtained or made by Buyer or its Subsidiaries in connection with the execution and delivery by Buyer of, and the performance by Buyer of its obligations under this Agreement or any Other Transaction Documents to which Buyer is, or is to be, a party, or the consummation by Buyer of the Contemplated Transactions, other than (a) compliance with the HSR Act or other applicable Laws relating to antitrust, competition, trade regulation or foreign direct investment; (b) Governmental Consents set forth in Section 5.4 of the Buyer Disclosure Schedule and (c) such Governmental Consents the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect.
(b)   The Board of Directors of Buyer, by resolutions duly adopted by all directors of Buyer (which resolutions have not, as of the date hereof, been subsequently rescinded or modified in any way), has: (i) approved and declared advisable this Agreement, the Other Transaction Documents, the Certificate of Designation and the Charter Amendments, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement and the Other Transaction Documents, upon the terms and subject to the conditions set forth herein and therein; (ii) directed that the Share Issuance and the Charter Amendments be submitted to a vote of Buyer’s stockholders for adoption at the Buyer Stockholders’ Meeting; and (iii) resolved to recommend that Buyer’s stockholders vote in favor of adoption of the Share Issuance and the Charter Amendments (collectively, the “Buyer Board Recommendation”).
5.5.   Capital Structure.
(a)   As of the date hereof, the authorized capital stock of Buyer consists of 600,000,000 shares of Buyer Common Stock and 10,000,000 shares of Buyer Preferred Stock. As of (i) June 21, 2024, there were 64,799,479 shares of Buyer Common Stock issued and outstanding and (ii) the date hereof, no shares of Buyer Preferred Stock are issued and outstanding.
(b)   As of the date hereof, all the issued and outstanding shares of the Buyer Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and were issued in compliance with applicable securities Laws or exemptions therefrom. Neither the Buyer or any of its Subsidiaries is a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement or shareholders or members agreement with respect to the purchase, repurchase, sale or voting of any Equity Securities of the Buyer.
5.6.   Buyer SEC Reports
Buyer has timely filed all Buyer SEC Reports required to be filed by it with the SEC since the date that was three years prior to the date hereof. As of their respective filing or furnishing dates (or, if supplemented, modified or amended since the time of filing or furnishing, as of the date of the most recent supplement, modification or amendment), (i) no such Buyer SEC Report contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading and (ii) all Buyer SEC Reports filed under the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, in each case as in effect on the date such document was filed with or furnished to the SEC. To the Knowledge of Buyer, none of the Buyer SEC Reports is the subject of ongoing SEC review. Buyer has not received any comments from the SEC with respect to any of the Buyer SEC Reports which remain unresolved, nor has it received, as of the date hereof, any written inquiry or information request from the SEC as to any matters with respect to the Buyer SEC Reports.

5.7.   Financial Statements.
(a)   The financial statements of Buyer and its Subsidiaries included (or incorporated by reference) in Buyer’s Annual Report on Form 10-K for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021 and Buyer’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 included in the Buyer SEC Reports (including the related notes, where applicable) (the “Buyer Financial Statements”) (i) have been prepared in conformity with GAAP applied on a consistent basis with prior periods (except as may be indicated in the notes thereto) and (ii) fairly present in all material respects the consolidated financial position of Buyer and its Subsidiaries, as of the dates thereof, and their results of operations, cash flows and changes in capital for the periods then ended (except that the unaudited statements may not contain footnotes and are subject to normal year-end audit adjustments).
(b)   Buyer has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to provide reasonable assurance that material information relating to Buyer, including Buyer’s Subsidiaries, is made known to the chief executive officer and the chief financial officer of Buyer by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act.
(c)   Neither Buyer nor any of its Subsidiaries has any liabilities of any kind (whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due) other than liabilities (i) that are reflected or reserved against in the balance sheet included in the Buyer Financial Statements, (ii) incurred in the ordinary course of business since the date of the balance sheet included in the Buyer Financial Statements, (iii) incurred in connection with this Agreement and the transactions contemplated hereby, (iv) arising in the ordinary course under any contract to which Buyer or any of its Subsidiaries is a party except to the extent arising from Buyer’s or its applicable Subsidiary’s breach of any such contract or (v) that would not reasonably be expected to have a Buyer Material Adverse Effect.
5.8.   Compliance with Laws.
(a) Except as would not be material to Buyer and its Subsidiaries, taken as a whole, (i) since the date that was three years prior to the date hereof, Buyer and its Subsidiaries have been in compliance with all Laws applicable to it or the conduct or operations of its businesses, and no event has occurred or circumstance existed that (with or without notice or lapse of time) has or would result in a violation of any Global Trade Control Laws, Anti-Bribery Laws or Sanctions; (ii) no unresolved investigation by any Governmental Authority with respect to Buyer or any of its Subsidiaries is pending or, to the Knowledge of Buyer, threatened, and no Governmental Authority has notified Buyer or any of its Subsidiaries in writing or, to the Knowledge of Buyer, orally of its intention to conduct the same; (iii) neither Buyer nor any of its Subsidiaries has received any written or, to the Knowledge of Buyer, oral notice or communication (A) of any unresolved violation or exception by any Governmental Authority relating to any examination of Buyer, (B) threatening to revoke or condition the continuation of any Permit or (C) restricting or disqualifying its activities (except for restrictions generally imposed by rule, regulation or administrative policy on similarly regulated Persons generally).
(b)   Except as would not be material to Buyer and its Subsidiaries, taken as a whole, (i) each of Buyer and its Subsidiaries has at all times since the date that was three years prior to the date hereof held all Permits in each jurisdiction that are necessary for the operation of its business as presently conducted and the ownership of its property and assets and (ii) as of the date hereof, all such Permits are in full force and effect and have not been suspended, cancelled, modified, or revoked.
(c)   Each of Buyer, its Subsidiaries, the Victory Funds and their Affiliates, as applicable, have complied in all material respects with any order, no-action letter and authorization issued to them.
(d)   None of the Buyer or any Subsidiary or any officer, manager, director, or employee thereof (other than the Victory Broker-Dealer or Victory Advisers as identified on Section 5.8(d) of the Buyer Disclosure Schedule) is, or since the date that was three years prior to the date hereof has been, registered, licensed, or qualified (or required to be so registered) as an investment adviser, broker-dealer, commodity pool operator, commodity trading advisor, transfer agent, bank, commodity broker-dealer, futures commission merchant, swap dealer, security-based swap dealer, real estate broker, municipal advisor, insurance company, insurance broker, or trust company. Except as would not reasonably be expected to, individually or in the aggregate, have a Buyer Material Adverse Effect, none of Buyer or its Subsidiaries has received written notice of any failure to obtain any registration, license, or qualification as an investment adviser, broker-dealer, commodity pool operator, commodity trading advisor, transfer agent, bank, commodity broker-dealer, futures commission merchant, swap dealer, security-based swap dealer, real estate broker, municipal advisor, insurance company, insurance broker, or trust company.
(e)   Except as set forth in Section 5.8(e) of the Buyer Disclosure Schedule, and as would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect, since the date that was three years prior to the date hereof, Buyer and its Subsidiaries have timely filed all material forms, reports, registration statements, schedules and other documents (including Form ADV, Form BD, and Form 7-R), together with any amendments required to be made with respect thereto, that were required to be filed with any applicable Governmental Authority, and have paid all fees and assessments due and payable in connection therewith. Each Victory Adviser is, and at all times required by applicable Law has been, (A) duly registered with the SEC as an investment adviser under the Advisers Act, (B) a “relying adviser” that satisfies each of the conditions set out in the definition of “relying adviser” in the instructions to the Form ADV, (C) an “exempt reporting adviser” that satisfies each of the conditions set out in Rule 203(l)-1 or Rule 203(m)-1 under the Advisers Act, or (D) in the case of each Victory Adviser that is a Victory Fund GP, listed as a “related person” on the Form ADV of an SEC registered investment adviser or exempt reporting adviser, and such federal registration (or deemed registration in the case of a “relying adviser” or Victory Fund GP) is in full force and effect. Except as set forth in Section 5.8(e) of the Buyer Disclosure Schedule, no Victory Adviser is, or since the date that was three years prior to the date hereof has been, required to be registered, licensed or permitted as an investment adviser, investment manager or in any similar capacity in any state or non-U.S. jurisdiction, and none of Buyer or any of its Subsidiaries, other than the Victory Advisers, engages or has engaged in any activities that would require registration as an investment adviser other than pursuant to an exemption from registration. Each Victory Adviser is, and at all times as required by applicable Law has been, duly registered as a commodity trading advisor or commodity pool operator with the CFTC and a member in good standing of the NFA, and none of Buyer or any of its Subsidiaries that is not so registered engages in or has engaged in any activities that would require registration as a commodity trading advisor or commodity pool operator other than pursuant to an exemption from registration. The Victory Broker-Dealer is and at all times required by applicable Law has been a member in good standing of FINRA and duly registered as a broker-dealer with the SEC under the Exchange Act and in each state and all other jurisdictions where such registration, licensing or qualification is so required and none of Buyer or any of its Subsidiaries other than the Victory Broker-Dealer engages or has engaged in any activities that would require registration as a broker or dealer other than pursuant to an exemption from registration.
(f)   Buyer has made available to Seller prior to the date of this Agreement true and complete copies in all material respects of the current Form ADV as on file with the SEC as of the date of this Agreement relating to each Victory Adviser, including Parts 1, 2 and 3 thereof, reflecting all amendments thereto to the date of this Agreement; the current Form BD and Form CRS of the Victory Broker-Dealer that is on file with the SEC and FINRA as of the date of this Agreement; a copy of the Company Broker-Dealer’s FINRA membership agreement as of the date hereof; and the current Form 7-R of each Victory Adviser that is an NFA member as of the date hereof. The information contained in the Form ADV, Form BD, and Form 7-R was accurate and complete in all material respects at the time of each filing and no material deficiencies have been asserted in writing by any Governmental Authority with respect to such filing. The Victory Broker-Dealer is in compliance in all material respects with its FINRA membership agreement and no action is pending with FINRA to amend such membership agreement.
(g)   Except as would not reasonably be expected to be material to Buyer and its Subsidiaries, taken as a whole, (i) no Victory Adviser or any “affiliated person” (as defined in the Investment Company Act) thereof, as applicable, is ineligible pursuant to Section 9(a) or 9(b) of the Investment

Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company, (ii) no Victory Adviser or any “associated person” (as defined in the Advisers Act) thereof, as applicable, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser, (iii) neither Buyer nor any “affiliated person” (as defined in the Investment Company Act) has any express or implied understanding or arrangement that would impose an unfair burden on the Victory U.S. Registered Funds as a result of the Contemplated Transactions or would in any way make unavailable to Buyer the benefits of Section 15(f) of the Investment Company Act, or any similar safe harbors provided by any applicable state or foreign Law, with respect to the Victory U.S. Registered Funds and (iv) none of Buyer or any of its Subsidiaries or any of the persons associated with Buyer or any of its Subsidiaries as specified in Rule 506 of Regulation D under the Securities Act is subject to any of the disqualifying events listed in Rule 506 of Regulation D under the Securities Act, and there is no inquiry, investigation, proceeding or action pending against any such Person that could reasonably be expected to result in any such disqualifying event.
(h)   Since the date that is three years prior to the date hereof, none of Buyer or its Subsidiaries has, in material violation of applicable Law, offered or given anything of value to any official of a Governmental Authority, any political party or official thereof, or any candidate for political office (i) with the intent of inducing such Person to use such Person’s influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority or to assist the obtaining or retaining of business for, or with, or the directing of business to Buyer, or (ii) constituting a bribe, kickback or illegal or improper payment to assist Buyer in obtaining or retaining business for or with any Governmental Authority. No Victory Adviser or any “covered associate” thereof has made a “contribution” to an “official” of a “government entity” (as such terms are defined in Rule 206(4)-5 of the Advisers Act) in excess of the de minimis limits set forth in Rule 206(4)-5 of the Advisers Act and neither the Victory Broker-Dealer nor any “covered associate” of the Victory Broker-Dealer has made a “contribution” to an “official” of a “government entity” (as such terms are defined in FINRA Rule 2030) in excess of the de minimis limits set forth in FINRA Rule 2030.
(i)   None of Buyer, its Subsidiaries, or their employees or, to the Knowledge of Buyer, “associated persons” (as that term is defined in the Advisers Act or Exchange Act, as applicable) is (A) subject to any material disciplinary proceedings or orders that would be required to be disclosed on Form ADV, Form BD or Forms U-4 or U-5 (and which disciplinary proceedings or orders are not actually disclosed on such Person’s current Form ADV, Form BD or Forms U-4 or U-5) to the extent that such Person or its associated persons are required to file such forms, (B) subject to heightened supervision under FINRA guidelines or (C) subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of such Person as investment adviser, broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, in each case, except as would not be material to Buyer and its Subsidiaries, taken as a whole. As of the date hereof, there is no Action pending or, to the Knowledge of Buyer, threatened in writing by any Governmental Authority that would reasonably be expected to result in any of the circumstances described in the foregoing.
(j)   Except as would not be material to Buyer and its Subsidiaries, taken as a whole, (i) the Victory Broker-Dealer currently maintains and, at all times since the date that was three years prior to the date hereof, has maintained “net capital” (as such term is defined in Rule 15c3-1 under the Exchange Act) equal to or in excess of the minimum “net capital” required to be maintained by it under the Exchange Act, (ii) at all times since its admission to membership in FINRA, the Victory Broker-Dealer has elected to compute its net capital pursuant to the basic method of computing net capital set forth in Rule 15c3-1 under the Exchange Act and (iii) the Victory Broker-Dealer is in compliance with all applicable regulatory requirements regarding the possession, control and safekeeping of customer funds, securities and other assets.
5.9.   Actions.
Except as set forth in Section 5.9 of the Buyer Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect, there are no

(a) Actions pending or, to the Knowledge of Buyer, threatened in writing, against Buyer or any of its Subsidiaries or (b) written injunctions, orders, decrees, awards or judgments issued by any Governmental Authority, or settlement agreement, consent agreement, or disciplinary agreement with any Governmental Authority, to which Buyer or any of its Subsidiaries is subject or a party.
5.10.   Related Party Transactions.
Except (y) those transactions that are not required to be disclosed by Buyer under the Exchange Act and (z) those transactions of a type that are available to employees of Buyer or Buyer’s Subsidiaries, since the date that was three years prior to the date hereof, Buyer has disclosed in the Buyer SEC Reports each transaction or series of related transactions, agreements, arrangements or understandings between Buyer or any of Buyer’s Subsidiaries, on the one hand, and any director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Buyer or any of Buyer’s Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Buyer Common Stock (or any of such person’s immediate family members or affiliates) (other than Buyer’s Subsidiaries), on the other hand.
5.11.   Absence of Certain Changes.
Since the date of the most recent balance sheet included in the Buyer Financial Statements through the date hereof, Buyer and its Subsidiaries have conducted their business in all respects in the ordinary course, and there has not been any change in their respective assets, properties, business, results of operations or condition (financial or otherwise) that, individually or in the aggregate, has had or would reasonably be expected to have a Buyer Material Adverse Effect.
5.12.   Buyer Clients and Funds.
(a)   None of the Victory Advisers provides, nor has provided since the date that is three years prior to the date hereof, Investment Advisory Services to any Person other than a Victory Client pursuant to written Victory Advisory Contracts. Each Victory Advisory Contract includes all provisions required by, and has been performed in accordance with, the Advisers Act and all other requirements under Securities Laws applicable to the respective Victory Adviser except as would not have a Buyer Material Adverse Effect. Each Victory Client’s account is being managed and has been managed since the date that is three years prior to the date hereof, in material compliance with applicable Securities Laws, the Victory Client’s respective Victory Advisory Contract and the Victory Client’s written investment objectives, policies and restrictions, in each case except as would not have a Buyer Material Adverse Effect. No Victory Adviser is in default under any Victory Advisory Contract except as would not have a Buyer Material Adverse Effect.
(b)   Each Victory Fund has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite power, right and authority to carry on its business as it is now being conducted, except where such lack of such power, right or authority, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the applicable Victory Fund or Buyer Material Adverse Effect.
(c)   Each Victory Fund has complied since the date that is three years prior to the date hereof and is in compliance with its investment policies and restrictions, if any, as such policies and restrictions may be set forth in its offering or plan documents (as they may be amended from time to time) and in applicable Laws, if any, except as would not have a Buyer Material Adverse Effect. There is no Action pending against any Victory Fund or, to the Knowledge of Buyer, threatened against any Victory Fund except where such pending or threatened Action, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on such Victory Fund or Buyer Material Adverse Effect. There is no material Order or regulatory restriction not generally imposed on similarly situated investment companies imposed upon or entered into by any Victory Fund. Each Victory Fund is, and since the date that is three years prior to the date hereof has been, in compliance with all applicable Law, other than, in each case, any non-compliance that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on such Victory Fund or Buyer Material Adverse Effect.

(d)   Each Prospectus used to offer shares or other interests in a Victory Fund has been prepared in compliance with the requirements of applicable Laws as of its date and has not included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except for any failure to comply that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the applicable Victory Fund or Buyer Material Adverse Effect. Since the date that was three years prior to the date hereof, each Victory Public Fund has timely filed all material Reports required to be filed by it with any applicable Governmental Authority, except where the failure to timely file a Report, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the applicable Victory Public Fund or Buyer Material Adverse Effect. Since the date that was three years prior to the date hereof, the Reports have been prepared in compliance with the requirements of applicable Laws, except for any failure to comply that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the applicable Victory Public Fund or Buyer Material Adverse Effect.
(e)   No Victory Fund is party to or subject to any Contract which is in breach or default on the part of the applicable Victory Fund, or, as of the date hereof, any other Person, and the execution, delivery and performance of this Agreement will not result in any such violation, except for such matters that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the applicable Victory Fund or Buyer Material Adverse Effect. Except as would not reasonably be expected to, individually or in the aggregate, have a Buyer Material Adverse Effect, all Investment Advisory Services have been rendered to a Victory U.S. Registered Fund by the Company pursuant to Advisory Contracts that were approved by the duly constituted (including having a majority of “non-interested” directors) board of directors of the applicable Victory U.S. Registered Fund and annually continued in effect by the board, in each case in accordance with Section 15 of the Investment Company Act and, to the extent required by applicable Law, the holders of shares in the Victory U.S. Registered Funds.
(f)   All issued and outstanding shares and other interests of the Victory Funds have been duly and validly issued, are fully paid and, unless otherwise required by applicable Law, non-assessable, and were not issued in violation of preemptive or similar rights or applicable Law. All outstanding shares and other interests of a Victory Fund that were required to be registered under the Securities Act have been sold pursuant to an effective registration statement filed thereunder (and, where applicable, under the Investment Company Act) and are qualified for sale, or an exemption therefrom is in full force and effect, in each state and territory of the United States and the District of Columbia and in any foreign jurisdiction to the extent required under applicable Law and no such registration statement is subject to any stop order or similar order restricting its use, other than, in each case, any failure to be registered or qualified that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the applicable Victory U.S. Registered Fund or Buyer Material Adverse Effect. Each Victory Private Fund complies, and since inception has complied, with the requirements of applicable 1940 Act exemption.
(g)   Except as would not reasonably be expected to, individually or in the aggregate, have a Buyer Material Adverse Effect, (i) each Victory U.S. Registered Fund has written policies and procedures adopted pursuant to Rule 38a-1 of the Investment Company Act that are reasonably designed to prevent, detect and correct material violations of the Securities Laws, as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act, (ii) there have been no “material compliance matters,” as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, with respect to any Victory U.S. Registered Fund, other than those which have been reported to the board of the Victory U.S. Registered Funds and satisfactorily remedied or are in the process of being remedied, (iii) all payments by each Victory Open-End Fund relating to the distribution of their shares (other than payments that are not required by applicable Laws to be paid pursuant to a 12b-1 Plan) have been made in compliance with the related 12b-1 Plan and each 12b-1 Plan adopted by each of the Victory Open-End Funds, and the operation of each such 12b-1 Plan, currently complies with Rule 12b-1 under the Investment Company Act and other applicable Laws and (iv) no Victory Open-End Fund has paid or is paying, directly or indirectly, any amount to any Person which is primarily intended to finance the distribution of its shares, except in accordance with a 12b-1 Plan.

5.13.   Taxes and Tax Matters.
(a)   All material Tax Returns required to have been filed by Buyer or any of its Subsidiaries have been duly and timely filed (taking into account applicable extensions) with the appropriate Taxing Authorities and all such Tax Returns were true, correct and complete in all material respects. Buyer and all of its Subsidiaries have paid (or caused to be paid) all material Taxes that were required to have been paid by them under applicable Law (whether or not shown on any Tax Returns).
(b)   There is no Action pending or, to the Knowledge of Buyer, threatened in writing in respect of any material Taxes for which Buyer or any of its Subsidiaries is or may become liable, nor has any deficiency for any such material Taxes been proposed, asserted or, to the Knowledge of Buyer, threatened in writing which has not been fully resolved.
(c)   There are no rulings, closing agreements, or similar agreements with any Taxing Authority the terms of which would have a material effect on the Buyer or any of its Subsidiaries.
(d)   Buyer and its Subsidiaries have complied in all material respects with all Laws relating to the withholding of Taxes.
(e)   No Taxing Authority in any jurisdiction where Buyer and its Subsidiaries do not file Tax Returns has made a claim in writing that Buyer or any of its Subsidiaries is or may be subject to taxation by, or file Tax Returns in, that jurisdiction, nor has, to the Knowledge of Buyer, any Taxing Authority threatened such a claim in writing (in each case, which remains unresolved).
(f)   There are no Liens for Taxes upon any assets of Buyer or any of its Subsidiaries except for Permitted Liens.
(g)   Neither Buyer nor any of its Subsidiaries has participated in a “listed transaction” required to be disclosed pursuant to Treasury Regulations Section 1.6011-4(b) or any predecessor thereof.
(h)   Buyer is not a “United States Real Property Holding Corporation” within the meaning of Section 897 of the Code.
(i)   Neither Buyer nor any of its Subsidiaries (A) has been a member of a consolidated, affiliated, combined, unitary or similar Tax group (other than a group the common parent of which is the Buyer) or (B) has any liability for the Taxes of any person (other than any of the Buyer and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by Contract, or otherwise (other than agreements whose principal purpose is not related to Tax).
(j)   Neither the Buyer nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending prior to the Closing Date; (B) installment sale or open transaction disposition made prior to the Closing Date; (C) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local, or non-U.S. law) executed prior to the Closing Date; or (D) prepaid amount received or deferred revenue realized prior to the Closing Date.
(k)   During the two-year period ending on the date hereof, each of Buyer and any of its Subsidiaries has not been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code.
5.14.   Intellectual Property.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, all Buyer Registered IP is subsisting and, to the Knowledge of Buyer, valid and enforceable.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, (i) all Buyer Intellectual Property is exclusively owned by the Buyer or a Subsidiary of the Buyer, and the Buyer and its Subsidiaries have a valid right to use all other Buyer

Intellectual Property (provided that the foregoing shall not be construed as a representation of non-infringement), in each case, free and clear of all Liens (other than Permitted Liens); and (ii) no Person has alleged or asserted, either in writing or, to the Knowledge of Buyer, otherwise, that any Buyer Intellectual Property is not owned by the Buyer or its Subsidiaries or that rights thereto are invalid or unenforceable.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, to the Knowledge of Buyer, neither the products and services of the Buyer and its Subsidiaries, nor the conduct of the businesses of the Buyer and its Subsidiaries as currently conducted and as previously conducted in the past three (3) years, infringes, dilutes, misappropriates or otherwise violates, and have not infringed, diluted, misappropriated or otherwise violated, any Intellectual Property of any Person; and there are no pending Actions alleging the same.
(d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, to the Knowledge of Buyer, no Person is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated in the past three (3) years, any Buyer Intellectual Property; and there are no pending Actions alleging the same.
(e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, since the date that is three years prior to the date hereof, to the Knowledge of Buyer, there have been no material failures or crashes directly affecting the Buyer Computer Systems, which in the event of any of the foregoing, has caused material disruption to any business of the Buyer.
5.15.   Data Privacy.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect taken as a whole, Buyer and Buyer’s Subsidiaries comply, and since the date that is three years prior to the date hereof have complied with (i) all applicable Data Protection Laws, (ii) current and public-facing privacy policies and procedures concerning the Processing of Personal Information of the Buyer and its Subsidiaries; and (iii) any Contracts or binding industry standards by which the Buyer and its Subsidiaries are bound relating to Processing of Personal Information (the foregoing (i)-(iii), the “Buyer Data Protection Requirements”) and there are no Actions alleging a violation of any Buyer Data Protection Requirements by Buyer or its Subsidiaries.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect taken as a whole, since the date that is three years prior to the date hereof, there have been no Buyer Data Security Breaches.
5.16.   Labor and Employment Matters.
None of Buyer or any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement or other labor union Contract applicable to employees of Buyer or any of its Subsidiaries and, to the Knowledge of Buyer, there are not any activities or proceedings of any labor union to organize any such employees. Additionally, (i) there is no labor strike, material slowdown or material work stoppage or lockout pending or, to the Knowledge of Buyer, threatened in writing against or affecting Buyer or any of its Subsidiaries; and (ii) there is no material representation claim or petition pending before any applicable Governmental Authority.
5.17.   Employee Benefits.
(a)   No Buyer Plan is (i) subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” as defined in Section 3(37) of ERISA, (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (v) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. None of Buyer or any ERISA Affiliate has withdrawn at any time within the preceding six years from any multiemployer plan, or incurred any withdrawal liability which remains unsatisfied, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to Buyer or any of its Subsidiaries.

(b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect, (i) there are no pending or, to the Knowledge of Buyer, threatened in writing, Actions against or relating to the Buyer Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Buyer Plans with respect to the operation of such plans (other than routine benefits claims) and (ii) no Buyer Plan is presently under audit or examination (nor has written notice been received of a potential audit or examination) by any Governmental Authority.
5.18. ERISA Matters.
(a)   Except as identified in Section 5.18(a)(i) or (ii) of the Buyer Disclosure Schedule, (i) no Victory Client is a “benefit plan investor” as defined in Section 3(42) of ERISA (any such Victory Client, a “Victory ERISA Client”), and (ii) in connection with the management and operation of any Victory Advisory Contract with a Victory Client that is a Governmental Plan or any Victory Fund in which a Governmental Plan invests, the Victory Advisers are not subject to, and have not agreed to comply with, any Similar Laws (any such Victory Client, a “Victory Similar Law Client”).
(b)   No Victory Adviser is precluded from acting as a “fiduciary” (as defined in Section 3(21) of ERISA) by operation of Section 411 of ERISA. Each Victory ERISA Client and Victory Similar Law Client identified in Section 5.18(i) or (ii), respectively, of the Buyer Disclosure Schedule has, within the last six years, been managed or advised by the Victory Advisers in all material respects in compliance with (i) in the case of any Victory ERISA Client, the applicable provisions of ERISA and/or Section 4975 of the Code, and (ii) in the case of any Victory Similar Law Client, the applicable provisions of Similar Law. There is no pending audit or investigation by the IRS, the Department of Labor or any other Governmental Authority with respect to the provision of services by any Victory Adviser to any Victory ERISA Client. With respect to any Victory Adviser that provides services to a Victory ERISA Client, such Victory Adviser currently meets the conditions to qualify as a “qualified professional asset manager” as defined in PTE 84-14 and is not ineligible to rely on the “prohibited transaction” relief granted under PTE 84-14.
(c)   Buyer and each Victory Adviser do not hold Plan Assets.
5.19.   No Brokers.
Other than PJT Partners LP and BofA Securities Inc., neither Buyer nor or any of its Affiliates has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder’s fees or similar fees or commissions with respect to this Agreement, the Other Transaction Documents or the Contemplated Transactions.
5.20.   Section 15(f) of the Investment Company Act.
None of Buyer or any of its respective “interested persons” (as that term is defined under applicable provisions of the Investment Company Act) has any express or implied understanding or arrangement which would impose an “unfair burden” (as such term is used in Section 15(f) of the Investment Company Act) on the Company U.S. Registered Funds for purposes of Section 15(f) of the Investment Company Act as a result of the Contemplated Transaction or which would in any way cause Section 15(f) of the Investment Company Act to be unavailable to the Company.
5.21.   Investment Intent.
Buyer acknowledges that the Company Shares have not been registered under the Securities Act or under any state securities Laws and that Buyer must continue to bear the economic risk of the investment in such Company Shares unless the offer and sale of such Company Shares is subsequently registered under the Securities Act and all applicable state securities Laws or an exemption from such registration is available. Buyer hereby further acknowledges and agrees that (a) it is acquiring the Company Shares pursuant to an exemption from registration under the Securities Act for its own account solely for investment with no present intention or plan to distribute the Company Shares to any Person in violation of the applicable securities laws, (b) Buyer will not sell or otherwise dispose of the Company Shares, except in compliance with the Securities Act and any other applicable securities

Laws, (c) Buyer has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in and receipt of the Company Shares and of making an informed investment decision, and (d) Buyer is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act). Without limiting any of the foregoing, neither Buyer nor any of its Affiliates has taken any action that would otherwise cause the Company Shares to be subject to the registration requirements of the Securities Act.
5.22.   Listing and Maintenance Requirements.
The shares of Buyer Common Stock are registered pursuant to Section 12(b) of the Exchange Act and listed on the Nasdaq, and Buyer has taken no action designed to, or which to the Knowledge of Buyer is reasonably likely to, have the effect of, terminating the registration of the shares of Buyer Common Stock under the Exchange Act or delisting the Buyer Common Stock from the Nasdaq nor has Buyer received as of the date of this Agreement any notification that the SEC or the Nasdaq is contemplating terminating such registration or delisting. Buyer is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq and Buyer has not, since the date that was three years prior to the date hereof, received notice from the Nasdaq to the effect that Buyer is not in compliance with the listing or maintenance requirements of Nasdaq (or notice of delisting).
5.23.   No Reliance.
Buyer has not relied upon any representations, warranties or statements, whether express or implied, made by the Amundi Parties (or their Affiliates, officers, directors, employees, agents or Representatives) that are not expressly set forth in Article III or Article IV hereof (as qualified by the Company Disclosure Schedule).
5.24.   Disclaimer.
Notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor any of its Affiliates or holders of its Equity Securities, Representatives or advisors has made, or shall be deemed to have made, to the Amundi Parties or any other Person any representations or warranty other than those expressly made by Buyer in this Article V. Without limiting the generality of the foregoing, except as expressly made in this Article V, no representation or warranty has been made or is being made herein to the Amundi Parties or any other Person (i) with respect to any projections, forecasts, business plans, estimates or budgets delivered to or made available to the Amundi Parties or any other Person, or (ii) with respect to any other information or documents made available at any time to the Amundi Parties or any other Person.
ARTICLE VI
Covenants
6.1.   Conduct of the Company.
(a)   Except (i) to the extent compelled or required by applicable Law or Order, (ii) as may be necessary or commercially reasonable in response to a Contagion Event or Contagion Event Measures (provided, that Seller shall reasonably consult with Buyer to the extent reasonably practicable prior to causing the Company or its Subsidiaries to undertake any action in response to a Contagion Event or Contagion Event Measures), (iii) as otherwise expressly permitted or contemplated by this Agreement or any Other Transaction Document, (iv) in connection with the performance or exercise of any right or obligation pursuant to any existing Contract, (v) as set forth in Section 6.1 of the Company Disclosure Schedule, or (vi) as consented to in advance in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed, and provided that the failure of Buyer to respond to such a request for consent notified to [Redacted] (email: [Redacted]) and [Redacted] (email: [Redacted]) within five Business Days thereafter shall be deemed to constitute consent), during the period from the date hereof to the Closing Date, Seller shall cause the Company and its Subsidiaries to conduct its business and operations in the ordinary course consistent with past practice and (x) use commercially reasonable efforts to (1) maintain its assets and properties and to preserve its current relationships with its Advisory Clients, employees and others having business dealings with it, in each case, in all material respects and (2) make reasonable data backups in the information technology systems of the business, if applicable, (y) maintain its books and records in the ordinary course consistent with past practice in all material respects, and (z) use commercially reasonable efforts to preserve the goodwill and ongoing operations of its business in all material respects; provided, however, that (A) no action by Seller, the Company or any of its Subsidiaries with respect to any specific exception permitted by any provision of Section 6.1(b) shall be deemed a breach of this Section 6.1(a) or any other provision of Section 6.1(b) that may apply and (B) the failure of Seller, the Company or any of its Subsidiaries to take any action prohibited by Section 6.1(b) shall not be deemed a breach of this Section 6.1(a).
(b)   Without limiting the generality of the foregoing, except (i) to the extent compelled or required by applicable Law or Order, (ii) as may be necessary or commercially reasonable in response to a Contagion Event or Contagion Event Measures (provided, that Seller shall reasonably consult with Buyer to the extent reasonably practicable prior to causing the Company or its Subsidiaries to undertake any action in response to a Contagion Event or Contagion Event Measures), (iii) as otherwise expressly permitted or contemplated by this Agreement or any Other Transaction Document, (iv) in connection with the performance or exercise of any right or obligation pursuant to any existing Contract, (v) as set forth in Section 6.1 of the Company Disclosure Schedule, or (vi) as consented to in advance in writing by Buyer (which consent (other than in the case of clauses (i), (ii), (iii) or (ix) below) shall not be unreasonably withheld, conditioned or delayed, and provided that the failure of Buyer to respond to such a request for consent notified to [Redacted] (email: [Redacted]) and [Redacted] (email: [Redacted]) within five Business Days thereafter shall be deemed to constitute consent), during the period from the date hereof to the Closing Date, Seller shall cause the Company and its Subsidiaries not to:
(i)   modify or amend the Constituent Documents of the Company or any of its Subsidiaries in any material respect;
(ii)   issue, deliver, sell, or authorize the issuance, delivery or sale of, any Equity Securities of the Company or any of its Subsidiaries;
(iii)   split, combine, subdivide, redeem, repurchase, or reclassify, or purchase or otherwise acquire any Equity Securities of the Company or any of its Subsidiaries;
(iv)   declare or pay any dividend or make any distribution in respect of any of its Equity Securities other than (A) to the Company or any of its Subsidiaries and (B) dividends and distributions in cash;
(v)   incur any indebtedness for borrowed money other than (A) in an amount not exceeding $500,000 in the aggregate and (B) indebtedness that will be repaid prior to or on the Closing Date, or forgive any indebtedness for borrowed money;
(vi)   enter into any Contract that purports to limit, curtail or restrict the kinds of businesses which it or its Subsidiaries may conduct, or the Persons with whom it or its Affiliates can compete, in each case in any material respect;
(vii)   enter into any Contract, with respect to, or consummate, any merger or business combination, or the acquisition of any business of any Person by merger, consolidation, or Equity Security or asset purchase;
(viii)   divest, sell, transfer or otherwise dispose of, or encumber any material asset of the Company or its Subsidiaries, other than in the ordinary course of business;
(ix)   adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Company;
(x)   other than (w) as required by a Plan set forth on Section 3.16(a) of the Company Disclosure Schedule in effect on the date of this Agreement, (x) as explicitly contemplated hereunder, (y) for actions the entire cost of which is borne solely by Seller and which are not recurring obligations to be maintained or provided following the Closing and which do not impact the nature or scope of Buyer’s obligations under Section 6.9 of this Agreement, and (z) with respect to any Retained Employee (that is, on or after the date upon which Buyer has consented in writing to such individual being classified as a Retained Employee) or Expat Employee, (A) increase the base salary, base wage rate, or amount of any other material compensation element of any employee or other individual service provider of the Company or any Subsidiary with a base salary or base wage rate of at least $200,000 (except for annual merit-based increases of 2% or less in the ordinary course of business consistent with past practice), (B) accelerate the vesting or payment of any compensation or benefits of any employee or other individual service provider of the Company or any Subsidiary, (C) enter into, amend or terminate any Plan (or any plan, program, agreement or arrangement that would be a Plan if in effect on the date hereof) or grant, amend or terminate any awards thereunder (including granting of any awards under the Amundi US, Inc. Amended and Restated Special Award Plan or admitting new participants into the Pioneer Group, Inc. Executive Supplemental Retirement Benefit Plan A), other than ordinary course and non-substantial changes to any Plan that is a health, retirement or welfare plan in connection with annual renewals that do not materially increase the cost of maintaining or sponsoring such Plan, (D) fund any payments or benefits that are payable or to be provided under any Plan, (E) terminate without “cause” any employee of the Company or any Subsidiary with a base salary or base wage rate of at least $200,000, (F) hire or engage any new employee or other individual service provider of the Company or any Subsidiary, other than to (1) fill positions open as of the date hereof as listed on Section 6.1(b)(x) of the Company Disclosure Schedule or (2) replace vacant positions following departures, in each case of the Company or any Subsidiary, subject to prior consultation with the Buyer and provided that the number of employees or other individual service providers as at the Closing Date should not be higher than the number of employees as at the date hereof, (G) make or forgive any loan to any present or former employee or other individual service provider of the Company or any Subsidiary (other than advancement of expenses in the ordinary course of business consistent with past practices), (H) waive or release any non-competition, non-solicitation, non-interference, non-disparagement or similar restrictive covenant obligation of any employee of the Company or any Subsidiary with a base salary or base wage rate of $200,000, (I) implement or announce any employee layoffs, furloughs, reductions in force, reductions in compensation, hours or benefits, work schedule changes or similar actions that would reasonably be expected to implicate the WARN or any similar state law, (J) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union or labor organization, or recognize or certify any such entity or (K) cause any employee or individual independent contractor of the Company or any of its Subsidiaries (other than the Expat Employees) to transfer employment or services to Seller or one of its Affiliates (other than the Company or any of its Subsidiaries), such that they would no longer be employed or engaged by the Company or any of its Subsidiaries at the Closing Date (any such employee or individual independent contractor whose employment or services is so transferred prior to the Closing Date with the written consent of Buyer, a “Retained Employee”);
(xi)   make, change, or revoke any material election in respect of Taxes, settle or compromise any material Tax liability, amend any material Tax Return, consent to any extension (except extensions of time that are automatically granted and applied for in the ordinary course of business) or waiver of the statute of limitation period applicable to any material Tax claim or assessment, change an annual accounting period or change (or make a request to any Taxing Authority to change) any aspect of its method of accounting for Tax purposes, file or surrender a claim for any refund of material Taxes, enter into any Tax sharing, closing, or similar agreement in respect of any Taxes, or obtain or request any Tax ruling, in each case, to the extent such action would have the effect of increasing the Tax liability of the Company or its Subsidiaries for any Tax period ending on or after the Closing Date;
(xii)   change its accounting policies or procedures except to the extent required to conform with GAAP;
(xiii)   voluntarily divest itself of management of the Company Funds, in each case other than in the ordinary course of business, as determined by a Company Adviser in the exercise of its fiduciary duties;
(xiv)   change its fiscal year;

(xv)   make any capital contribution to, or investment in, any Person (other than the Company and its Subsidiaries) in any amount in excess of $1,000,000, other than in the ordinary course of business;
(xvi)   amend, assign, renew, terminate, waive any material rights under or cancel any Company Material Contract or enter into any new agreement that would have been a Company Material Contract had it been in effect as of the date hereof, in each case other than (A) in the ordinary course of business or (B) the expiration, automatic extension or renewal of any Company Material Contract in accordance with its terms, if such Company Material Contract as so renewed or extended will (i) expire or be terminable for convenience by the Company within one year following the Closing Date without penalty or (ii) will not require an aggregate expenditure by the Company or its Subsidiaries exceeding $250,000 after the Closing;
(xvii)   commence or settle any Action against or involving the Company or any of its Subsidiaries (provided, that this clause (xvii) shall not apply to Tax matters, which are addressed in clause (xi) above);
(xviii)   expend, or commit to expend, funds for capital expenditures of more than $500,000 in the aggregate;
(xix)   enter into a new line of business, including entering into any new investment strategy or asset class or any line of business related to investment management services;
(xx)   dissolve or terminate any Company Fund that is a Company Direct Client or recommend to the board of directors or relevant governing body of any Company Direct Client the dissolution or termination of such Company Direct Client, other than (A) in accordance with the Constituent Documents of such Company Direct Client or applicable Law, (B) in order to comply with its fiduciary duties (or that of its Representatives) under applicable Law, (C) in connection with the withdrawal of all shareholders from such Company Direct Client, or (D) in the ordinary course of business;
(xxi)   create a new Subsidiary of the Company;
(xxii)   (A) sell, assign, transfer, license (other than nonexclusive licenses of Intellectual Property granted to customers in the ordinary course of business consistent with past practice), abandon, allow to lapse, allow to be dedicated to the public domain, or otherwise dispose of any material Owned Intellectual Property (including any Pioneer Marks), or (B) disclose any material Trade Secrets included in the Owned Intellectual Property to any third party, other than pursuant to a valid and binding confidentiality agreement or other binding obligation of confidentiality to the Company or its Subsidiaries;
(xxiii)   with respect to the Buyer Common Stock and Buyer Preferred Stock to be issued pursuant to this Agreement (whether at the Closing or at any time thereafter), engage in any hedging or derivative transactions or other swap or arrangement which transfers to another Person, in whole or in part, any of the economic consequences of ownership of any such Buyer Common Stock or Buyer Preferred Stock; or
(xxiv)   authorize, agree, resolve or consent to any of the foregoing.
(c)   Nothing contained in this Agreement shall give to Buyer, directly or indirectly, rights to control or direct the operations of the Company prior to the Closing Date. Prior to the Closing Date, Seller shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of the Company’s operations. Notwithstanding anything to the contrary in this Agreement, no consent of Buyer shall be required with respect to any matter set forth in this Section 6.1 or elsewhere in this Agreement to the extent that the requirement of such consent would violate or conflict with applicable Law.

6.2.   Conduct of Buyer.
(a)   Except (i) to the extent compelled or required by applicable Law or Order, (ii) as may be necessary or commercially reasonable in response to a Contagion Event or Contagion Event Measures (provided, that Buyer shall reasonably consult with Seller to the extent reasonably practicable prior to undertaking any action in response to a Contagion Event or Contagion Event Measures), (iii) as otherwise expressly permitted or contemplated by this Agreement or any Other Transaction Document, (iv) in connection with the performance or exercise of any right or obligation pursuant to any existing Contract, (v) as set forth in Section 6.2 of the Buyer Disclosure Schedule, or (vi) as consented to in advance in writing by Seller (which consent shall not be unreasonably withheld, conditioned or delayed, and provided that the failure of Seller to respond to such a request for consent notified to [Redacted] (email: [Redacted]) and [Redacted] (email: [Redacted]) within five Business Days thereafter shall be deemed to constitute consent), during the period from the date hereof to the Closing Date, Buyer shall, and shall cause its Subsidiaries to, conduct its business and operations in the ordinary course; provided, however, that (A) no action by Buyer or any of its Affiliates with respect to any specific exception permitted by any provision of Section 6.2(b) shall be deemed a breach of this Section 6.2(a) or any other provision of Section 6.2(b) that may apply and (B) the failure of Buyer or any of its Affiliates to take any action prohibited by Section 6.2(b) shall not be deemed a breach of this Section 6.2(a).
(b)   Without limiting the generality of the foregoing, except (i) to the extent compelled or required by applicable Law or Order, (ii) as may be necessary or commercially reasonable in response to a Contagion Event or Contagion Event Measures (provided, that Buyer shall reasonably consult with Seller to the extent reasonably practicable prior to undertaking any action in response to a Contagion Event or Contagion Event Measures), (iii) as otherwise expressly permitted or contemplated by this Agreement or any Other Transaction Document, (iv) in connection with the performance or exercise of any right or obligation pursuant to any existing Contract, (v) as set forth in Section 6.2 of the Buyer Disclosure Schedule, or (vi) as consented to in advance in writing by Seller (which consent shall not be unreasonably withheld, conditioned or delayed, and provided that the failure of Buyer to respond to such a request for consent notified to [Redacted] (email: [Redacted]) and [Redacted] (email: [Redacted]) within five Business Days thereafter shall be deemed to constitute consent), during the period from the date hereof to the Closing Date, Buyer shall not, and shall cause its Subsidiaries not to:
(i)   solicit, knowingly encourage or initiate the submission of proposals or offers, or enter into any agreement or Contract, with respect to, or consummate, any merger or business combination, or any acquisition of any other Person, business, assets or Equity Securities that would reasonably be expected to prevent or materially delay the consummation of the Contemplated Transactions;
(ii)   approve, declare or pay any dividend, other than quarterly dividends approved, declared or paid in the ordinary course;
(iii)   modify or amend its Constituent Documents in any material respect in a manner that would reasonably be expected to be adverse to Seller following the Closing;
(iv)   issue any Equity Securities, except in connection with Existing Buyer Equity Plans;
(v)   enter into or materially modify any Contract with any Person (or group of Persons) holding more than five percent (5%) of the total outstanding Equity Securities of Buyer; or
(vi)   reclassify, combine, split, subdivide, repurchase or redeem any of its Equity Securities or make any other change with respect to its capital structure.
(c)   For the avoidance of doubt, nothing in this Section 6.2 shall prohibit Buyer from (i) entering into or consummating any merger or business combination, or any acquisition of any other person or business if it would not reasonably be expected to prevent or materially delay the consummation of the Contemplated Transactions or (ii) incurring or refinancing any indebtedness.

(d)   Nothing contained in this Agreement shall give to Seller, directly or indirectly, rights to control or direct the operations of Buyer. Buyer shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations. Notwithstanding anything to the contrary in this Agreement, no consent of Seller shall be required with respect to any matter set forth in this Section 6.2 or elsewhere in this Agreement to the extent that the requirement of such consent would violate or conflict with applicable Law.
6.3.   Access to Information Prior to the Closing.
(a)   During the period from the date hereof until the Closing Date, subject to applicable Law, each of Seller and Buyer shall use reasonable best efforts to cause their senior representative(s) to meet once a week in a joint transition committee (the “Transition Committee”), which committee shall (i) define the parameters for planning the operational implementation of the Contemplated Transactions (including the scope of access and information sharing during the period between the date hereof until the Closing Date), (ii) monitor the process of the operational workstreams, (iii) enable Buyer and Seller to discuss any action requiring Buyer consent or consultation pursuant to Section 6.1(b)(x) and (iv) discuss such other matters as the Transition Committee shall determine.
(b)   Subject to the framework and limitations defined by the Transition Committee as contemplated by Section 6.3(a)(i), (i) during the period from the date hereof through the Closing Date, Seller shall cause the Company to give Buyer and its authorized representatives reasonable access during regular business hours to personnel, offices, facilities, books and records of the Company as Buyer may reasonably request and (ii) all access pursuant to this Section 6.3 and this Agreement generally shall be (A) conducted upon reasonable advance notice to Seller and the Company’s management team and (B) conducted in such a manner as not to interfere with the normal operations of the Company and its Subsidiaries and conducted at Buyer’s sole cost and expense. Notwithstanding anything to the contrary contained herein, during the period from the date hereof through the Closing Date, neither Seller nor the Company or its Subsidiaries shall be required to provide access or disclose information where such access or disclosure would, in Seller’s reasonable judgment, (1) jeopardize the attorney-client privilege or other immunity or protection from disclosure of Seller or the Company or its Subsidiaries, (2) conflict with any applicable Law (including applicable Data Protection Laws) or Order applicable to Seller or the Company or its Subsidiaries or the assets, or operation of the business, of Seller or the Company or its Subsidiaries (including any disclosure or action covered by Section 6.3(f)) or (3) result in the disclosure of competitively sensitive information; provided, however, that, in such instances, Seller shall inform Buyer of the general nature of the information being withheld and, upon Buyer’s request and at Buyer’s sole cost and expense, reasonably cooperate with Buyer to provide such information, in whole or in part, in a manner that would not result in any of the outcomes described in the foregoing clauses (1), (2) and (3), including, with respect to competitively sensitive information, via “clean team” arrangements. Notwithstanding anything to the contrary contained herein, during the period from the date hereof through the Closing Date, without the prior written consent of Seller (which consent may be withheld for any reason), Buyer shall not, and shall cause its Affiliates and its Representatives not to, contact any employee, vendor, supplier or customer of the Amundi Parties or the Company or any of its Subsidiaries regarding the business, operations, or prospects of the Company and its Subsidiaries or this Agreement or the transactions contemplated hereby.
(c)   Without limiting the generality of the foregoing, from the date hereof until the Closing Date, Seller shall, and shall cause the Company and its Subsidiaries to make available to Buyer the following information:
(i)   within fifteen (15) Business Days following the last day of any calendar month ending after the date hereof but prior to the Closing Date, the unaudited consolidated financial statements of Amundi US, Inc. and its Subsidiaries and the unaudited consolidated results of operations and changes in capital of Amundi US, Inc. and its Subsidiaries for the month so ended, in each case prepared in accordance with GAAP; and
(ii)   within fifteen (15) Business Days following the last day of any calendar month ending after the date hereof but prior to the Closing Date, the information set forth on Section 6.3(c)(ii) of the Company Disclosure Schedule in substantially the form set forth therein.

(d)   Each of the parties hereto hereby agrees to be bound by, and that all information provided to it or any of its Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be deemed to be “Confidential Information,” as such term is used in, and shall be treated in accordance with, the Confidentiality Agreement, the terms of which are incorporated herein by reference; provided, that effective as of the Closing, and notwithstanding anything to the contrary in the Confidentiality Agreement, the term of the obligations of confidentiality, non-disclosure and non-use shall be extended to the date that is two years following the Closing; provided, however, that effective as of the Closing, such obligations of confidentiality, non-disclosure and non-use shall cease to apply to Buyer with respect to information solely about the Company and its Subsidiaries. Notwithstanding anything to the contrary in the foregoing, the Amundi Parties acknowledge that prior to the date hereof they have had, and prior to the Closing Date they will have, access to information about the Company and its Subsidiaries and that the Amundi Parties’ direct or indirect ownership interest in the Company brought them into close contact with confidential and proprietary information of the Company and its Subsidiaries. In recognition of the foregoing, the Amundi Parties agree, at all times during the Restricted Period, to, and to cause their respective Affiliates that have received Company Group Confidential Information to, hold in confidence, and not to disclose to any Person the Company Group Confidential Information, in each case without the prior authorization of Buyer.
(e)   Seller shall cause to be prepared in accordance with GAAP (applied on a consistent basis) and in compliance with Regulation S-X and delivered to Buyer, true and complete copies of (1) as promptly as practicable (and in any event no later than August 9, 2024), (A) the audited annual consolidated financial statements of Amundi US, Inc. and its Subsidiaries for the years ended December 31, 2023, 2022 and 2021 and (B) the unaudited consolidated financial statements of Amundi US, Inc. and its Subsidiaries for the six months ended June 30, 2024 and June 30, 2023, upon which the Company’s auditors have performed a SAS 100 review, (2) by November 11, 2024, the unaudited consolidated financial statements of Amundi US, Inc. and its Subsidiaries for the nine months ended September 30, 2024 and September 30, 2023, upon which the Company’s auditors have performed a SAS 100 review, (3) if the Closing has not occurred by December 1, 2024, audited annual consolidated financial statements of Amundi US, Inc. and its Subsidiaries for the year ended December 31, 2024 no later than March 21, 2025, (4) if the Closing has not occurred by March 3, 2025, unaudited consolidated financial statements of Amundi US, Inc. and its Subsidiaries upon which the Company’s auditors have performed a SAS 100 review, as deemed necessary for Buyer’s SEC filing purposes and (5) no later than 75 days following the Closing, an audited consolidated balance sheet of Amundi US, Inc. and its Subsidiaries as of 11:59 p.m. Eastern Time on the date immediately preceding the Closing Date and an unaudited consolidated balance sheet of the Company and its Subsidiaries as of 11:59 p.m. Eastern Time on the date immediately preceding the Closing Date.
(f)   Notwithstanding any other provision of this Agreement to the contrary, no disclosure, representation or warranty shall be made, or other action taken, pursuant to this Agreement that would involve the disclosure of “confidential supervisory information” as defined in 12 C.F.R. § 261.2(b) or any successor regulation of any Governmental Authority by any party to this Agreement to the extent prohibited by applicable Law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply. Notwithstanding the foregoing, no failure to disclose or take any other action pursuant to this Section 6.3(f) will operate to waive or exclude, or relieve Seller or any liability for, a breach of any representation or warranty of this Agreement.
6.4.   Advisory Client Consents.
(a)   Company Open-End Funds.
(i)   For each Company Open-End Fund, Seller shall cause the Company to use reasonable best efforts to obtain in accordance with the Investment Company Act, as promptly as practicable following the date hereof: (A) the due consideration and requisite approval by the applicable board of the Company Open-End Fund (“Fund Board Reorganization Approval”) of the reorganization, on reasonable and customary terms and conditions, of such Company Open-End Fund into a newly established series of Victory Portfolios, a Delaware trust, or another trust sponsored and advised by Victory Capital Management Inc. (any such trust, the “Buyer Trust” and each such series, a “Buyer Fund Series”) (each, a “Fund Reorganization”), and all necessary actions to effect such Fund Reorganization, it being understood and agreed that as a result of each Fund Reorganization, each applicable Buyer Fund Series shall become (or shall already be) party to an investment advisory contract with Victory Capital Management Inc. and other customary service provider contracts with service providers utilized by Victory Portfolios as of the date hereof, in each case, on reasonable and customary terms; (B) the due consideration and requisite approval of the shareholders of such Company Open-End Fund of the Fund Reorganization (“Fund Shareholder Reorganization Approval”); and (C) the approval by the applicable board of the Company Open-End Fund of an “interim contract” entered into in accordance with Rule 15a-4 under the Investment Company Act (an “Interim Rule 15a-4 Contract”) between such Company Open-End Fund and the Company Adviser, containing terms substantially the same as, and providing for compensation no greater than the compensation provided under, the Advisory Contract between such Company Open-End Fund and the Company Adviser as of the date of this Agreement (or, if amended after the date hereof as permitted by this Agreement, as in effect on the date of such amendment thereof), it being understood that such Interim Rule 15a-4 Contract shall provide that it shall only take effect in the event that Fund Board Reorganization Approval and Fund Shareholder Reorganization Approval, with respect to such Company Open-End Fund, are not obtained prior to the Closing Date. Each Company Open-End Fund is listed on Section 6.4(a)(i) of the Company Disclosure Schedule.
(ii)   For each Company Open-End Fund, Buyer shall use reasonable best efforts: (A) to obtain, as promptly as practicable following the date hereof, the approval, to the extent required, to effect any Fund Reorganization, of the board of trustees of Buyer Trust; and (B) to cause the Buyer Fund Series that is the party to such Company Open-End Fund’s proposed Fund Reorganization to prepare and to file with the SEC (to the extent such filing is required) all securities registration statements and prospectuses and proxy solicitation materials necessary to comply in all material respects with applicable Law, including the Securities Act, Section 14 of the Exchange Act and Section 20 of the Investment Company Act, including a securities registration statement on SEC Form N-14 (or successor form thereto) containing a joint proxy statement and prospectus addressing the Fund Reorganization and seeking Fund Shareholder Reorganization Approval (a “Fund Reorganization Proxy Statement/Prospectus”). Seller shall, upon the reasonable request of Buyer, cause the Company to provide to Buyer any information regarding the Company or its Subsidiaries or the applicable Company Open-End Fund that is required to be included in any Fund Reorganization Proxy Statement/Prospectus.
(iii)   Consistent with its obligations under Section 6.4(a)(i), Seller shall cause the Company to use reasonable best efforts to cause each Company Open-End Fund (A) to mail such Fund Reorganization Proxy Statement/Prospectus to the shareholders of such Company Open-End Fund as promptly as practicable after clearance by the SEC, and (B) as soon as practicable following the mailing of such proxy solicitation materials, submit such Fund Reorganization for Fund Shareholder Reorganization Approval.
(iv)   For the avoidance of doubt, if the requisite Fund Shareholder Reorganization Approval for any Company Open-End Fund is not obtained prior to Closing but is obtained within 150 days following Closing in accordance with Rule 15a-4 under the Investment Company Act (or such other longer period as determined by mutual agreement of Buyer and Seller to be consistent with applicable relief from certain provisions of Section 15(a) of the Investment Company Act), the Parties shall cause the Fund Reorganization in respect of such Company Open-End Fund to occur as soon as reasonably practicable thereafter.
(b)   Company Closed-End Funds.
(i)   For each Company Closed-End Fund, Seller shall cause the Company to use reasonable best efforts to obtain, as promptly as practicable following the date hereof: (A) the due consideration and requisite approval by the applicable board of directors of the Company Closed-End Fund (“CEF Board Approval”) of: (1) in accordance with Section 15 of the Investment Company Act, an investment advisory contract, on reasonable and customary terms and conditions, between

Victory Capital Management Inc. and the Company Closed-End Fund, to be in effect as of the Closing Date (each, a “New Victory CEF IMA”); (2) an Interim Rule 15a-4 Contract, containing terms substantially the same as, and providing for compensation no greater than the compensation provided under, the Advisory Contract between such Company Closed-End Fund and the Company Adviser (or, if amended after the date hereof as permitted by this Agreement, as in effect on the date of such amendment thereof), it being understood that such Interim Rule 15a-4 Contract shall provide that it shall only take effect in the event that CEF Board Approval and CEF Shareholder Approval, with respect to such Company Closed-End Fund, is not obtained prior to the Closing Date; and (3) subject to the receipt of CEF Shareholder Approval, the resignation of the members of the board of directors of the Company Closed-End Fund set forth on Section 6.4(b)(i) of the Company Disclosure Schedule and the simultaneous election to such board of directors of each of the persons set out on Section 6.4(b) of the Company Disclosure Schedule (such resignations and elections, collectively, the “Victory Board Appointments”), in each case, to be effective within 30 days following the date of CEF Shareholder Approval; and (B) the due consideration and requisite approval of the shareholders of such Company Closed-End Fund of the New Victory CEF IMA and the Victory Board Appointments (“CEF Shareholder Approval”). Each Company Closed-End Fund is listed on Section 6.4(b)(i) of the Company Disclosure Schedule.
(ii)   For each Company Closed-End Fund, Seller shall cause the Company to use its reasonable best efforts to cause such Company Closed-End Fund to prepare and file with the SEC all proxy solicitation materials necessary to comply in all material respects with applicable Law, including the Securities Act, Section 14 of the Exchange Act and Section 20 of the Investment Company Act, addressing the New Victory CEF IMA and the Victory Board Appointments and seeking CEF Shareholder Approval (a “CEF Proxy Statement”). Buyer shall, upon the reasonable request of the Company, provide to the Company any information regarding Buyer that is required to be included in any CEF Proxy Statement.
(iii)   Consistent with its obligations under Section 6.4(b)(i), Seller shall cause the Company to use reasonable best efforts to cause each Company Closed-End Fund (A) to mail each CEF Proxy Statement to the shareholders of such Company Closed-End Fund as promptly as practicable after clearance by the SEC, and (B) as soon as practicable following the mailing of such proxy solicitation materials, submit for CEF Shareholder Approval the New Victory CEF IMA and the Victory Board Appointments.
(iv)   For the avoidance of doubt, if the requisite CEF Shareholder Approval for any Company Closed-End Fund is not obtained prior to Closing but is obtained within 150 days following Closing in accordance with Rule 15a-4 under the Investment Company Act (or such other longer period as determined by mutual agreement of Buyer and Seller to be consistent with applicable relief from certain provisions of Section 15(a) of the Investment Company Act), the parties shall cause the transactions contemplated by Section 6.4(b)(i)(3) to occur as soon as reasonably practicable thereafter and, in any event, within the time periods set forth in Section 6.4(b)(i)(3).
(c)   Company Direct Client and Company Delegated Client Consents.   Seller shall cause the Company and the Company’s Subsidiaries, as applicable, to send a notice and request for consent in substantially the form attached to this Agreement as Section 6.4(c) of the Company Disclosure Schedule, subject to any modifications made in compliance with the terms below (the “Affirmative Consent Notice”), as promptly as reasonably practicable following the date of this Agreement, to each party to each Advisory Contract, or authorized representative of such party authorized to provide consent to the assignment of the Advisory Contract, in relation to each Company Direct Client (other than the Company Direct Clients set forth on Section 6.4(d) of the Company Disclosure Schedule) and each Company Delegated Client, which, for the avoidance of doubt, may include each corresponding Fund Investor. Seller shall cause the Company to use reasonable best efforts to obtain such consent. The parties hereto agree that any such consent shall be deemed obtained on behalf of each such party to each Advisory Contract upon receipt of the applicable written consent from such party, or authorized representative of such party authorized to provide consent to the assignment of the relevant Advisory Contract (which, for the avoidance of doubt, may include each corresponding Fund Investor), in such proportions as required by the applicable Fund Documents (or equivalent documentation). Seller shall cause the Company Affiliate Delegating Parties to comply with applicable regulatory procedures and/or contractual requirements applicable to Company Delegated Clients as a result of the Contemplated Transactions. None of the consents required to be obtained pursuant to this Section 6.4(c) shall be deemed to have been obtained with respect to any Company Direct Client or Company Delegated Client if at any time prior to the close of business on the Closing Measurement Date such Company Direct Client or Company Delegated Client (or, if applicable, a Company Affiliate Delegating Party in respect of a Company Delegated Client) or corresponding Fund Investors, if applicable, in such proportions as required by the applicable Fund Documents (or equivalent documentation), validly terminate (or give valid notice of termination of) the applicable Advisory Contract. None of the Amundi Parties, the Company or any of their respective Affiliates shall have any liability whatsoever to Buyer or its Affiliates, and Buyer hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action, arising out of or relating to the failure to obtain any such consents or the termination of any Contract as a result of the Contemplated Transactions. Except with respect to (x) any Company U.S. Registered Fund for which consent requirements are set forth in Section 6.4(a) and Section 6.4(b) and (y) any Company Direct Client set forth in Section 6.4(d) of the Company Disclosure Schedule, each party to each Advisory Contract, or authorized representative of such party authorized to provide consent to the assignment of the Advisory Contract, in relation to each Company Direct Client and Company Delegated Client, which, for the avoidance of doubt, may include each corresponding Fund Investor, is required to provide written consent to such assignment as contemplated by this Section 6.4(c). Seller agrees to timely communicate (which may be effected via email) to Buyer any material modifications to the Affirmative Consent Notice deemed by Seller to be reasonably necessary or appropriate for specific Company Direct Clients, parties to an Advisory Contract or, if applicable, corresponding Fund Investors, and to collaborate in good faith with Buyer (including considering Buyer’s comments in good faith) regarding such material modifications prior to using such amended Affirmative Consent Notice; provided, however, that, without Buyer’s prior written consent, Seller shall not modify any statements in the Affirmative Consent Notice noting that, following the Closing, Company Adviser’s rights and obligations under the relevant Advisory Contract will be assumed by Victory Capital Management Inc., and that, as a result, Victory Adviser will serve as the Advisory Client’s investment adviser from and after such time.
(d)   Permitted Negative Consents.   Solely for those Company Direct Clients set forth on Section 6.4(d) of the Company Disclosure Schedule, Seller shall cause the Company and the Company’s Subsidiaries to send a notice and request for consent in substantially the form attached to this Agreement in Section 6.4(d) of the Company Disclosure Schedule (the “Negative Consent Notice”), as promptly as reasonably practicable following the date of this Agreement, to each party (or authorized representative of such party) authorized to provide consent to the deemed assignment of the Advisory Contract for each such Company Direct Client and, if applicable, corresponding Fund Investor. The Negative Consent notice shall specify that consent for the deemed assignment of such Advisory Contract will be deemed to have been granted if no such written consent or approval is received from such party or, if applicable, corresponding Fund Investor, prior to 45 days (or for such longer period as set forth in Section 6.4(d) of the Company Disclosure Schedule) since the sending of the Negative Consent Notice (the “Negative Consent Period”). The parties hereto agree that any account consent with respect to Company Direct Clients set forth on Section 6.4(d) of the Company Disclosure Schedule shall be deemed obtained: (x) (i) on behalf of a Company Direct Client that is not a Company Fund, upon receipt of the applicable written consent from the party (or authorized representative of such party) authorized to provide consent to the deemed assignment of the relevant Advisory Contract; and (ii) on behalf of a Company Direct Client set forth on Section 6.4(d) of the Company Disclosure Schedule, upon receipt of the applicable written consent from Fund Investors, if applicable, in such proportions as are required by the applicable Fund Documents (or equivalent documentation); or (y) upon the expiration of the applicable Negative Consent Period if no written consent or approval is obtained prior to such time; provided, however, that no such consent shall be deemed to have been obtained if at any time prior to the close of business on the Closing Measurement Date such Company Direct Client or corresponding Fund Investors, in such proportions as required by the applicable

Fund Documents (or equivalent documentation), validly terminate (or give valid notice of termination of) the applicable Advisory Contract. Each of the parties hereto shall cooperate, jointly plan, and share information with respect to all material communications with any Advisory Clients and their representatives (including directors of any Company Public Funds and Fund Investors and) with respect to the Contemplated Transactions and the operation of the business of the Company and its Subsidiaries following the Closing. Seller agrees to timely communicate (which may be effected via email) to Buyer any material modifications to the Negative Consent Notice deemed by Seller to be reasonably necessary or appropriate for specific Company Direct Clients or, if applicable, corresponding Fund Investors, and to collaborate in good faith with Buyer (including considering Buyer’s comments in good faith) regarding such material modifications prior to using such amended Negative Consent Notice; provided, however, that, without Buyer’s prior written consent, Seller shall not modify any statements in the Negative Consent Notice noting that, following the Closing, Company Adviser’s rights and obligations under the relevant Advisory Contract will be assumed by Victory Capital Management Inc., and that, as a result, Victory Capital Management Inc. will serve as the Advisory Client’s investment adviser from and after such time. Buyer shall be provided the opportunity to review and comment on all notices and related materials distributed to any Advisory Client or Fund Investor by or on behalf of the Company or the Company Affiliate Delegating Parties, as relevant, in connection with obtaining any Client Consents pursuant to this Section 6.4 at least twenty-four (24) hours prior to their distribution. Each Company Direct Client for which negative consent is permitted under the applicable Advisory Contract is listed on Section 6.4(d) of the Company Disclosure Schedule.
(e)   Buyer covenants and agrees that none of the information supplied or to be supplied by or on behalf of Buyer specifically for inclusion or incorporation by reference in each Fund Reorganization Proxy Statement/Prospectus or CEF Proxy Statement will, at the time of the mailing of such document or any amendments or supplements thereto, or at the time of the shareholders meeting held in relation thereto, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Seller covenants and agrees that none of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in a Fund Reorganization Proxy Statement/Prospectus or CEF Proxy Statement will, at the time of the mailing of such document or any amendments or supplements thereto, or at the time of the shareholders meeting held in relation thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Seller further covenants and agrees that none of Seller or any of its Subsidiaries may consent to the assignment of an Advisory Contract unless such consent is authorized under applicable Law.
6.5.   Preparation of Buyer Proxy Statement; Buyer Stockholders’ Meeting.
(a)   Buyer shall prepare and file with the SEC, as promptly as practicable after the date of this Agreement, but in any event not later than the later of (x) thirty (30) Business Days following the date of this Agreement and (y) ten (10) Business Days after delivery by Seller to Buyer of the financial statements described in clause (1) of Section 6.3(e), the Buyer Proxy Statement. Notwithstanding anything contrary in the foregoing, in no event shall the Buyer be required to file the Buyer Proxy Statement with the SEC prior to August 15, 2024. Buyer shall (i) provide Seller and its Representatives with a reasonable opportunity to review and comment on drafts of the Buyer Proxy Statement (and any amendments or supplements thereto) prior to filing, furnishing or delivering the Buyer Proxy Statement (and any amendments or supplements thereto) to the SEC or Buyer’s stockholders and (ii) give reasonable consideration to all comments proposed by Seller and its Representatives. Buyer shall use its reasonable best efforts to ensure that the Buyer Proxy Statement (and any amendments or supplements thereto) complies in all material respects with the applicable provisions of the Exchange Act. Buyer shall notify Seller promptly of (A) the time when the Buyer Proxy Statement has been filed with the SEC, (B) when the SEC staff confirms that it does not intend to review the preliminary Buyer Proxy Statement or advises that it has no further comments thereon or that Buyer may commence mailing the Buyer Proxy Statement (such date, the “SEC Clearance Date”) and (C) when any supplement or amendment to Buyer Proxy Statement has been filed.

(b)   Seller shall, and shall cause the Company to, reasonably cooperate with Buyer in the preparation of the Buyer Proxy Statement, and Seller shall furnish all information concerning itself, the Company and the Seller Related Parties that is required to be included in the Buyer Proxy Statement under the Exchange Act. If at any time prior to the Buyer Stockholders’ Meeting, any information relating to Buyer or the Company, or any of their respective Affiliates or any Seller Related Party, officers or directors, should be discovered by Buyer or Seller that should be set forth in an amendment or supplement to the Buyer Proxy Statement, so that the Buyer Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Buyer. The Board of Directors of Buyer shall not withhold, withdraw or modify in a manner adverse to Seller or Amundi Parent (or publicly propose any of the foregoing), and the Buyer Proxy Statement shall include, the recommendation of the Board of Directors of Buyer in favor of approval of the Share Issuance and the Charter Amendments, except to the extent the Board of Directors of Buyer determines, in accordance with, and to the extent permitted by, Section 6.5(f) to make an Adverse Recommendation Change. Buyer shall promptly provide copies, consult with Seller and prepare written responses with respect to any written comments received from the SEC with respect to the Buyer Proxy Statement and advise Seller of any oral comments received from the SEC.
(c)   As soon as reasonably practicable following the SEC Clearance Date, Buyer shall, in accordance with applicable Law and its Constituent Documents, take all action necessary to duly call and give notice of and commence mailings of the Buyer Proxy Statement to all Buyer stockholders as of the record date established for, and no later than 45 days following the SEC Clearance Date, hold a meeting of the Buyer stockholders for the purpose of seeking the Required Buyer Shareholder Vote in accordance with the Delaware General Corporation Law and Nasdaq rules. The Buyer Proxy Statement shall, at the time of the Buyer Stockholders’ Meeting, comply as to form in all material respects with the Exchange Act and the rules and regulations promulgated by the SEC thereunder.
(d)   In connection with such meeting, Buyer will (i) subject to Section 6.5(f), use its reasonable best efforts to obtain the Required Buyer Shareholder Vote, including by soliciting proxies in favor thereof and taking all other actions necessary or advisable to obtain such Required Buyer Shareholder Vote and (ii) otherwise comply in all material respects with the legal requirements applicable to such meeting. Buyer shall keep Seller updated with respect to proxy solicitation results as reasonably requested by Seller. Once the Buyer Stockholders’ Meeting has been called and noticed, Buyer shall not postpone or adjourn the Buyer Stockholders’ Meeting without the consent of Seller (other than: (A) to obtain a quorum of its stockholders; (B) to solicit additional proxies, in the event that Buyer has not received proxies representing a sufficient number of shares of Buyer Common Stock to obtain the Required Buyer Shareholder Vote for the Share Issuance or, if it is still a closing condition, the Governance Charter Amendment or (C) as reasonably determined by Buyer to comply with applicable Law). Notwithstanding the foregoing, if on a date for which the Buyer Stockholders’ Meeting is scheduled, Buyer has not received proxies representing a sufficient number of shares of Buyer Common Stock to obtain the Required Buyer Shareholder Vote for the Share Issuance or, if it is still a closing condition, the Governance Charter Amendment, whether or not a quorum is present, Buyer shall have the right to postpone or adjourn (and Seller shall have the right to require Buyer to postpone or adjourn) the Buyer Stockholders’ Meeting one or more times for not more than an aggregate of ten (10) days, solely for the purpose of soliciting shares of Buyer Common Stock to obtain such Required Buyer Shareholder Vote. For the avoidance of doubt, if the Board of Directors of Buyer makes an Adverse Recommendation Change, it will not alter the obligation of Buyer to submit the Share Issuance and the Charter Amendments to Buyer’s stockholders at the Buyer Stockholders’ Meeting to consider and vote upon, unless this Agreement shall have been terminated in accordance with its terms prior to the Buyer Stockholders’ Meeting.
(e)   If the Closing occurs and Buyer has not obtained the Required Buyer Shareholder Vote for the Corporate Opportunity Charter Amendment at the Buyer Stockholders’ Meeting, Buyer shall present the Corporate Opportunity Charter Amendment for approval of Buyer’s stockholders at the first annual meeting of Buyer’s stockholders following the Closing, and Buyer’s Board of Directors shall, subject to its fiduciary duties, recommend that Buyer’s stockholders vote in favor of such amendment.
(f)   Notwithstanding anything to the contrary in the foregoing, in response to an Intervening Event that has occurred after the date of this Agreement but prior to the receipt of the Required Buyer Shareholder Vote, the Board of Directors of Buyer may effect an Adverse Recommendation Change, if (i) prior to effecting the Adverse Recommendation Change Buyer promptly notifies Seller, in writing, at least five Business Days (the “Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute an Adverse Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, (ii) Buyer shall, and shall cause its Representatives to, during the Intervening Event Notice Period, negotiate with Seller in good faith to make such adjustments in the terms and conditions of this Agreement so that the underlying facts giving rise to, and the reasons for taking such action, cease to constitute an Intervening Event, if Seller, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Intervening Event Notice Period, there is any material development in an Intervening Event, Buyer shall promptly notify Seller of such material development, and the Intervening Event Notice Period shall be extended, if applicable, to ensure that at least three Business Days remain in the Intervening Event Notice Period subsequent to the time Buyer notifies Seller of any such material development (it being understood that there may be multiple extensions)), and (iii) Buyer’s Board of Directors (or a committee thereof) determines in good faith, after consulting with its financial advisors and outside legal counsel, that the failure to effect such Adverse Recommendation Change, after taking into account any adjustments proposed by Seller during the Intervening Event Notice Period, would cause the Buyer Board of Directors to be in breach of its fiduciary duties under applicable Law. The parties acknowledge and agree that any Adverse Recommendation Change may be made solely and exclusively pursuant to this Section 6.5(f) and no other provisions of this Agreement.
(g)   Notwithstanding anything to the contrary in this Agreement, if, prior to the mailing of the Buyer Proxy Statement, the event set forth on Schedule 6.5(g) has occurred, then Buyer shall not be required to submit the Governance Charter Amendment to Buyer’s stockholders at the Buyer Stockholders’ Meeting to consider and vote thereon.
6.6.   Efforts; Regulatory Filings.
(a)   Buyer shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with Seller in doing, all things, necessary, proper or advisable to consummate as promptly as practicable after the date hereof the Contemplated Transactions, including submitting all required notices and obtaining all necessary approvals and clearances from Governmental Authorities (including the Other Requisite Regulatory Approvals identified on Section 6.6(a) of the Company Disclosure Schedule) and satisfying the respective conditions set forth in Article VII. Notwithstanding the foregoing, or anything to the contrary in this Agreement, in no event shall Buyer or its Affiliates be required to take any actions under this Section 6.6(a) or 6.6(b) that would be reasonably expected to, individually or in the aggregate, have a material adverse effect on the combined business of the Company and its Subsidiaries and Buyer and its Subsidiaries after giving effect to such actions and the consummation of the Contemplated Transactions. Seller shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with Buyer in doing, all things, necessary, proper or advisable to consummate as promptly as practicable after the date hereof the Contemplated Transactions, including submitting all required notices and obtaining all necessary approvals and clearances from Governmental Authorities (including the Other Requisite Regulatory Approvals identified on Section 6.6(a) of the Company Disclosure Schedule) and satisfying the respective conditions set forth in Article VII. Notwithstanding the foregoing, or anything to the contrary in this Agreement, in no event shall Seller, the Company or their respective Affiliates be required to take any actions or accept any remedies with respect to the Company or any other Affiliate of Seller under this Section 6.6 that are not conditioned upon the consummation of the Contemplated Transactions.

(b)   As soon as reasonably practicable following the date of this Agreement, and in any event within thirty (30) Business Days following the date of this Agreement, Seller shall cause the Company Broker-Dealer to prepare and submit a FINRA CMA consistent with the requirements of FINRA Rule 1017. Seller and Buyer shall use reasonable efforts to obtain “Fast Track” treatment for the FINRA CMA, if applicable to such form of FINRA CMA. The form of the FINRA CMA shall be subject to the approval of Seller and Buyer, which approval shall not unreasonably be withheld, conditioned or delayed. Each of Seller and Buyer shall (and shall cause its Affiliates to) provide promptly upon request to the other party all information required to complete each FINRA CMA and respond to any further FINRA requests. If the FINRA CMA is approved for “Fast Track” treatment, each of Seller and Buyer shall, and shall cause its Affiliates to, respond promptly to the other party hereto in regard to such requests to ensure compliance with any response period required by FINRA.
(c)   As soon as reasonably practicable following the date hereof (and in any event no later than fifteen (15) Business Days after the date hereof, subject to the other party providing all information reasonably required by the party to prepare the relevant filings as required pursuant to this Section 6.6(c)) and pursuant to the applicable requirements of the HSR Act and the rules and regulations thereunder, the parties shall cause to be filed with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”) Notification and Report Forms relating to the Contemplated Transactions. Buyer and Seller each shall (i) promptly supply the other party with any information which may be reasonably required in order to effectuate such filings and (ii) respond as promptly as reasonably practicable to any inquiries received from the FTC or the DOJ for additional information or documentation. Each of Buyer and Seller shall (x) promptly notify the other party of any material communication between that party and the FTC or the DOJ and, subject to applicable Law, discuss with and give a reasonable opportunity to the other party to review in advance any proposed written communication to any of the foregoing; (y) consult with the other party, to the extent practicable, in advance of participating in any substantive meeting or discussion with the FTC, DOJ, or any other Governmental Authority with respect to any filings, investigation or inquiry concerning the Contemplated Transactions and, to the extent permitted by such Governmental Authority, give the other party the opportunity to attend and participate; and (z) to the extent practicable and subject to applicable Law, furnish the other party with copies of all written correspondence and communications between such party and its affiliates and their respective Representatives, on the one hand, and any Governmental Authority or members of their respective staffs, on the other hand, with respect to the Contemplated Transactions and allow a reasonable opportunity to the other party to review in advance any proposed written correspondence.
(d)   Without limitation to the obligations set forth in Section 6.6(a), (i) Buyer shall prepare and submit the relevant filings required to seek the Governmental Consent described on Schedule 7.1(f) as soon as reasonably practicable following the date hereof (and in any event no later than twenty (20) days after the date hereof), and (ii) Buyer and Seller shall take the actions set forth on Schedule 6.6(d).
(e)   To the extent permitted by applicable Law, and subject to Section 6.3(f), each of the parties hereto shall promptly advise the other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that such consent or approval (including any Other Requisite Regulatory Approval) will not be obtained or that the receipt of any such approval will be materially delayed.
(f)   Not later than fifteen (15) Business Days following the date hereof, Seller shall notify Buyer whether any Governmental Consents from Governmental Authorities having responsibility for asset management or securities-related businesses in jurisdictions other than the United States, in addition to those contemplated by Section 3.5, are required in connection with the Contemplated Transactions as a result of Victory Adviser providing Investment Advisory Services to any Advisory Client following the Closing (and not merely as a result of the change of control of Company Adviser that will result upon the Closing). Any such additional Governmental Consents determined to be required by Seller shall, with the consent of Buyer (which may not be unreasonably withheld, conditioned or delayed), be deemed to be added to Section 3.5(c), Section 4.4, Section 6.6(a) and Section 7.1(c) of the Company Disclosure Schedule for all purposes of this Agreement.

6.7.   Certain Tax Matters.
(a)   All transfer, documentary, sales, use, value-added, gross receipts, stamp, registration or other similar transfer taxes incurred in connection with the purchase, sale and transfer of the Company Shares as contemplated by the terms of this Agreement, including all recording or filing fees, notarial fees and other similar costs of Closing, that may be imposed, payable, collectible or incurred (“Transfer Taxes”), shall be paid fifty percent (50%) by Buyer and fifty percent (50%) by Seller when due, whether levied on the Buyer or Seller. Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party primarily responsible under the applicable local Law for filing such Tax Returns, and such party will use its commercially reasonable efforts to provide such Tax Returns to the other party at least ten (10) days prior to the due date for such Tax Returns. Buyer and Seller shall cooperate with each other in order to minimize applicable Transfer Taxes in a manner that is mutually agreeable and in compliance with applicable Law, and shall to that extent execute such documents, agreements, applications, instruments, or other forms as reasonably required, and shall permit any such Transfer Taxes to be assessed and paid in accordance with applicable Law.
(b)   Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information relating to the Company and its Subsidiaries (including reasonable access to books and records) and assistance (at the expense of the requesting party) as is reasonably requested for the filing of any Tax Return, the conduct of any Tax audit, and for the prosecution or defense of any claim, suit or proceeding relating to any Tax matter. Any information obtained under this Section 6.7(b) shall be kept confidential, except (i) as may be otherwise necessary in connection with the filing of any Tax Return or claims for refund or in conducting a Tax audit or other proceeding or prosecuting or defending any claim, suit or proceeding relating to any Tax matter, or (ii) with the consent of Seller or Buyer, as the case may be. Buyer and Seller shall reasonably cooperate with each other in the conduct of any Tax audit or other Tax proceedings and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 6.7(b). For the avoidance of doubt, and notwithstanding anything to the contrary herein, in no event shall Seller and its Affiliates have any rights to review any consolidated, combined, unitary or similar Tax Return that includes Buyer or its Affiliates, nor shall Buyer and its Affiliates have any right to review any consolidated, combined, unitary or similar Tax Return filed by Seller or its Affiliates, other than a Tax filing by a group as to which the Company or any of its Subsidiaries is the parent.
(c)   For purposes of this Agreement, when apportioning Taxes with respect to a Straddle Tax Period, (x) in the case of any Taxes that are imposed on a periodic basis, including property taxes and other such ad valorem Taxes that are imposed on a periodic basis, the portion of such Tax that relates to the portion of the Straddle Tax Period ending on and including the day prior to the Closing Date shall, be deemed to be the amount of such Tax for the entire Straddle Tax Period multiplied by a fraction, the numerator of which is the number of days from the beginning of such Straddle Tax Period through and including the day prior to the Closing Date and the denominator of which is the number of days in the entire Straddle Tax Period, and (y) in the case of any Tax other than those referenced in clause (x), be deemed equal to the amount of Tax which would be payable if the relevant Tax period ended on and included the day prior to the Closing Date based on an interim closing of the books. For purposes of clause (y) of the preceding sentence, any exemption, deduction, credit or other item that is calculated on an annual basis shall be allocated to the portion of the Straddle Tax Period ending on and including the day immediately prior to the Closing Date on a pro rata basis, determined by multiplying the entire amount of such item allocated to the Straddle Tax Period by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Tax Period ending on and including the day immediately prior to the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Tax Period. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 6.7(c) shall be computed by reference to the level of such items at the end of the day immediately prior to the Closing Date.
(d)   Prior to the Closing, all Tax sharing agreements and similar arrangements between (i) any of the Company and its Subsidiaries, on the one hand, and (ii) Seller or any of its Affiliates (other than the Company and its Subsidiaries) on the other hand, will be terminated and will have no further effect with respect to the Company and any of its Subsidiaries for any Tax period (whether past, present or future), and, after the Closing, no additional payments will be made thereunder with respect to any Tax period, whether in respect of a redetermination of liability for Taxes or otherwise. Seller will, and will cause its Affiliates to, take all steps necessary to ensure that each such termination is effective in the manner described above.
(e)   Seller and Buyer agree that the contribution of the Company Shares to Buyer shall be implemented pursuant to the rollover tax regime set forth in Article 210-A and 210-B of the French Tax Code (the “French Code”) and for such purposes they agree to comply with all of the provisions of Article 210-A and 210-B of the French Code and with the provisions of Exhibit C; provided, that Buyer shall have no liability to the Amundi Parties with respect thereto to the extent such covenants are not applicable to Buyer’s tax position, without prejudice to Buyer’s obligation to comply with the covenants.
(f)   Unrealized Tax Benefits.
(i)   Buyer shall cause all Specified Deductions to be included on the Tax Return(s) of Buyer and its Affiliates (including, after the Closing, the Company) for the taxable period(s) in which the relevant Specified Payment is made or accrued (or in the preceding Tax year) to the extent such Specified Deductions may be claimed for applicable Income Tax purposes in such Tax period at a “more likely than not” or higher level of confidence. If Buyer or its applicable Affiliate concludes that a Specified Payment (or portion thereof) made or accrued during a Tax year will not result in either a Specified Deduction claimed on the Income Tax Return of Buyer and its Affiliates for such Tax year (or the preceding Tax year, as applicable) or a Specified Deferred Tax Asset, Buyer shall notify Seller at least forty-five (45) days prior to the due date (taking into account extensions) for filing such Tax Return (an “Unrealized Tax Benefits Notice”); provided, that if Buyer or its applicable Affiliates conclude that any Specified Deduction may not be claimed in such year (or the preceding Tax year, as applicable) at a “more likely than not” or higher level of confidence, Buyer shall also deliver written advice from its counsel to that effect together with the Unrealized Tax Benefits Notice, and discuss such position with Seller in good faith. If Seller disagrees with the matters set forth in the Unrealized Tax Benefits Notice, Buyer and Seller shall act in good faith to resolve any disagreement. In the event that Buyer and Seller cannot resolve any such disagreement within fifteen (15) days after delivery of the Unrealized Tax Benefits Notice, Buyer and the Seller shall refer the matters in dispute to the Accounting Arbitrator in accordance with the procedural principles set forth in Section 2.4(g), provided that the parties shall direct the Accounting Arbitrator to resolve any dispute as promptly as practicable and in any event within fifteen (15) days after its appointment, provided further that the decision of the Accounting Arbiter shall be final and binding on the Parties, and solely for the purposes of this Agreement, Buyer shall be deemed to claim or record a Specified Deduction or Specified Deferred Tax Asset as applicable in accordance with such decision (but Buyer shall have no obligation to claim or record (or cause to be claimed or recorded) such Specified Deduction or Specified Deferred Tax Asset on its relevant Tax Returns or relevant financial statements).
(ii)   Following the Closing, with respect to each Tax year in which a Specified Payment is made or accrued by Buyer or its Affiliates, within thirty (30) days following the filing of the Income Tax Return(s) of Buyer and its Affiliates for such Tax year or promptly thereafter, Buyer shall provide Seller with a certification from its chief financial officer stating (with reasonable supporting detail) whether such Specified Payment resulted in (A) any Specified Deductions claimed on such Income Tax Return, or (B) any Specified Deferred Tax Assets with respect to such year, and the Parties shall discuss the substance of such certification in good faith (including by providing further reasonable detail and supporting calculations).
(iii)   Subject to Buyer’s compliance with the provisions of Section 6.7(f)(i) and 6.7(f)(ii), with respect to each Tax year up to and including the Tax year in which the last Specified Payment is made by Buyer or any of its Affiliates, to the extent that a Specified Payment (or portion thereof) made or accrued during such Tax year does not result in either a Specified Deduction claimed on the Income Tax Return of Buyer and its Affiliates for such Tax year (or the preceding Tax year, as applicable) or a Specified Deferred Tax Asset, or a Specified Deduction or Specified Deferred Tax Asset deemed to be claimed or recorded by Buyer pursuant to the last sentence of Section 6.7(f)(i), Seller shall reimburse Buyer for an amount equal to the Specified Tax Savings included in Closing Date Indebtedness with respect to such Specified Payment (or portion thereof, as applicable) (the “Unrealized Tax Savings Amount” for such year) fifteen (15) days after such amounts are finally determined hereunder, including following such good faith discussion described in Section 6.7(f)(ii), (or the immediately succeeding Business Day, if such date is not a Business Day) (the “Reimbursement Date” for such year), which reimbursement shall be made as provided in Section 6.9(h).
6.8.   Restrictive Covenants.
(a)   During the Restricted Period, neither Seller nor any of Seller’s controlled Affiliates shall, directly or indirectly, solicit for employment any Continuing Employee (including, for purposes of this Section 6.8(a), any Person employed by the Company or the Company’s Subsidiaries as of the date hereof, but excluding any Expat Employee or Retained Employee) for a position in Seller’s or Seller’s Affiliates’ investment management business; provided, that nothing herein shall be deemed to prohibit any of Seller or Seller’s Affiliates (or any of their Affiliates) from conducting any general solicitation or general recruitment effort conducted by a third party and not targeted at any such Continuing Employee or prohibit the solicitation or employment of any Continuing Employee who (i) was terminated by Buyer or any of Buyer’s Affiliates (including, after the Closing, the Company and the Company’s Subsidiaries), or (ii) voluntarily resigned from the employ of Buyer or any of Buyer’s Affiliates (including, after the Closing, the Company and the Company’s Subsidiaries) and has not been employed by Buyer or any of Buyer’s Affiliates for at least six (6) months prior to the date of such employment.
(b)   During the period beginning on the date hereof and ending on the date that is twelve (12) months after the Closing Date, none of the Amundi Parties or their controlled Affiliates nor Buyer or its controlled Affiliates shall, directly or indirectly, solicit for employment, or hire, any Specified Employees of the other party; provided, that nothing herein shall be deemed to prohibit either party (or any of their controlled Affiliates) from conducting any general solicitation or general recruitment effort conducted by a third party and not targeted at any such Specified Employee or prohibit the solicitation or employment of any Specified Employee who (i) was terminated by the other party or any of the other party’s Affiliates, or (ii) voluntarily resigned from the employ of such party or such party’s Affiliates and has not been employed by such party or any of such party’s Affiliates for at least six (6) months prior to the date of such employment.
(c)   During the period beginning on the date hereof and ending on the date that is seven (7) years after the Closing Date, the Amundi Parties and their controlled Affiliates shall be prohibited from making the acquisitions set forth on Section 6.8(c) of the Company Disclosure Schedule; provided, that if the Off-Shore Master Distribution and Services Agreement is terminated by Distributor (as defined in the Off-Shore Master Distribution and Services Agreement) pursuant to Section 19.2(a) thereof, the foregoing prohibition shall terminate and cease to be of further force and effect on the later of (i) the date that is three (3) years after the Closing Date and (ii) the date of such termination.
(d)   During the Restricted Period, the Amundi Parties and their controlled Affiliates shall be prohibited from making the acquisitions set forth on Section 6.8(d) of the Company Disclosure Schedule (any such acquisition not prohibited by Section 6.8(c) or this Section 6.8(d), a “Permitted Acquisition”). For so long as the Off-Shore Master Distribution and Services Agreement remains in effect, in the event that the Amundi Parties or their controlled Affiliates determine to sell any business acquired in a Permitted Acquisition, Buyer will have a right of offer as described in Section 5.3 of the Off-Shore Master Distribution and Services Agreement.
(e)   Notwithstanding anything to the contrary herein or in any Other Transaction Document, the Amundi Parties and their controlled Affiliates will be permitted to form, acquire or maintain a United States domiciled investment adviser or broker-dealer solely for the purpose of managing the non-United States assets of the Amundi Parties’ and their controlled Affiliates’ or Buyer’s and its controlled Affiliates’ clients (including for the purpose of Distributing (as defined in the On-Shore Master

Distribution and Services Agreement) the Non-US Provider Products (as defined in the On-Shore Master Distribution and Services Agreement) pursuant to the exception set forth in Schedule 2.2(e) of the On-Shore Master Distribution and Services Agreement); undertaking any of the other advisory, subadvisory, distribution or marketing activities agreed to in the Off-Shore Master Distribution and Services Agreement and/or the On-Shore Master Distribution and Services Agreement; or satisfying the Amundi Parties’ and their controlled Affiliates’ United States regulatory obligations with respect to their ongoing non-United States business. For the avoidance of doubt, until such time as the prohibition set forth in Section 6.8(c) terminates, the Amundi Parties and their controlled Affiliates may not form, acquire, or maintain a United States domiciled investment adviser or broker-dealer for the purposes of developing, providing, or marketing US Active Asset Management Products (as defined in the Off-Shore Master Distribution and Services Agreement) other than (i) the mandates included among the Excluded Assets, (ii) for the purpose of Distributing (as defined in the On-Shore Master Distribution and Services Agreement) the Non-US Provider Products (as defined in the On-Shore Master Distribution and Services Agreement) pursuant to the exception set forth in Schedule 2.2(e) of the On-Shore Master Distribution and Services Agreement and (iii) in relation to any of the other advisory, subadvisory, distribution or marketing activities agreed to in the Off-Shore Master Distribution and Services Agreement and/or the On-Shore Master Distribution and Services Agreement.
(f)   If the final judgment of a court of competent jurisdiction set forth in Section 12.11 declares that any term or provision of this Section 6.8 is invalid or unenforceable, the parties hereto agree that such court shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Section 6.8 shall be enforceable as so modified after the expiration of the time within which any such judgment may be appealed.
(g)   The Amundi Parties acknowledge and agree that the agreements and covenants contained in this Agreement are (A) reasonable and valid in geographical and temporal scope and in all other respects, and (B) essential to protect the value of the business and assets of the Company and its Subsidiaries and of the Distribution and Services Agreements.
6.9.   Employee Matters.
(a)   Seller shall cause the Company to take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day immediately preceding the Closing Date, any Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (the “Seller 401(k) Plans”), unless Buyer or one of its Affiliates, in its sole and absolute discretion, provides written notice that no such termination will be required at least ten (10) days before the Closing. Unless Buyer or one of its Affiliates provides such notice to the Company, Buyer shall receive from the Company, prior to the Closing, evidence that the Company or its applicable Affiliate has adopted resolutions to terminate the Seller 401(k) Plans (the form and substance of which resolutions shall be subject to review and approval of Buyer), effective no later than the date immediately preceding the Closing Date. Seller shall cause the Company to take (or cause to be taken) such other actions in furtherance of terminating such Seller 401(k) Plans as Buyer may reasonably require.
(b)   Upon written request of Buyer or one of its Affiliates within seventy-five (75) days of the anticipated Closing Date, Seller shall cause the Company to take (or cause to be taken) all actions necessary or appropriate to amend the Money Purchase Pension Plan, effective as of no later than the day immediately preceding the Closing Date, such that as of and following the Closing Date, (i) no employee may enter the Money Purchase Pension Plan as a new participant, and (ii) benefit accruals under the Money Purchase Pension Plan shall cease (the “Freeze Amendment”). In the event that Buyer requests the adoption of the Freeze Amendment in accordance with this Section 6.9(b), Seller shall cause Amundi US, Inc. to adopt the Freeze Amendment in accordance with all applicable Laws, including, without limitation, all applicable timing and participant notice requirements under Section 204(h) of ERISA.
(c)   Seller, for and on behalf of itself and each of its Affiliates (excluding, for the avoidance of doubt, the Company or any of its Subsidiaries), hereby waives, with effect from and after the Closing, any and all covenants that would otherwise prohibit or restrict an employee or other individual service provider of the Company or any Subsidiary from engaging in certain activities or taking certain actions during, or for a period of time following a termination of, his or her employment or service with Seller or any of its Affiliates, including any non-compete, non-solicit, non-interference, non-disparagement or confidentiality covenants, in each case, during any period in which such Person is employed by, or is providing services (whether as an employee or otherwise) to, Buyer or any of its Affiliates (including the Company or any of its Subsidiaries following the Closing and their respective successors and assigns).
(d)   For a period of 12 months following the Closing Date or, if shorter, the period of a Continuing Employee’s employment following the Closing Date (such period, the “Protection Period”), except and to the extent as may otherwise be individually agreed between Buyer and a Continuing Employee, Buyer shall, or shall cause its Subsidiaries to, provide each Continuing Employee, (i) with a base salary or base wages, as applicable, and target cash bonus opportunities that are, in each case, no less favorable than those provided to each such Continuing Employee immediately prior to the Closing; provided, however, that the timing of the payment of any such cash bonuses, except for the 2024 Bonuses, may be governed by the terms of an applicable Buyer Plan, may be determined and paid based on actual performance, and may be paid partially in Buyer shares in accordance with the terms of an applicable Buyer Plan and the forms of payment provided to an employee of Buyer who is similarly situated to such Continuing Employee and (ii) employee benefits that are substantially equivalent in the aggregate to either (x) the employee benefits that were provided to such Continuing Employee pursuant to any Plan as of immediately prior to the Closing or (y) the employee benefits provided to an employee of Buyer who is similarly situated to such Continuing Employee pursuant to any Buyer Plan, as determined by Buyer in its discretion. For the duration of the Protection Period, Buyer shall, or shall cause its Subsidiaries to, provide to each Continuing Employee whose employment is involuntarily terminated by the Buyer without cause (as customarily defined), cash severance in an amount that is substantially equivalent to the amount that would have been provided pursuant to the Company’s severance Plan as in effect immediately prior to the Closing, as listed on Section 3.16(a) of the Company Disclosure Schedule, and as fully described on Section 6.9(d) of the Company Disclosure Schedule; provided, however, that the foregoing obligation of Buyer shall be exclusive of any outplacement or similar ancillary severance benefits under the Company’s severance Plan; provided further, that Buyer may otherwise make payment of such cash severance in accordance with the terms and conditions of an analogous Buyer Plan and may condition payment upon effectiveness of a Continuing Employee’s general release of claims in favor of Buyer, the Company and their Affiliates. Nothing in this Section 6.9(d) shall be deemed to require Buyer to provide Continuing Employees with any equity-based awards, defined benefit pension benefits, money purchase pension plan or similar mandatory defined contribution benefits (excluding any matching or other contributions mandated under the provisions of an applicable Buyer Plan), retiree welfare benefits, or deferred compensation.
(e)   Buyer shall, or shall cause its Subsidiaries to, use commercially reasonable efforts to cause service rendered by the Continuing Employees to the Company and any Subsidiary prior to the Closing Date to be taken into account for purposes of participation, coverage, vesting and level of benefits, as applicable, under all employee benefit plans, programs, policies, contracts and arrangements of Buyer and its Subsidiaries (including the Company and any Subsidiary that each such Continuing Employee may participate in as of the Closing Date), to the same extent as such service was taken into account under corresponding plans of the Company and any Subsidiary for such purposes; provided, however, that such service shall not be recognized to the extent that (i) such recognition would result in the duplication of any benefits for the same period of service, (ii) such service was not recognized under the corresponding Plan for the same purposes or was expressly excluded from the corresponding Plan, in each case prior to the Closing Date, (iii) such recognition would conflict with any purposes for which prior service must be credited under applicable Law or (iv) for benefit accruals pursuant to any defined benefit pension plan or for purposes of any retiree health or retiree welfare plan. Without limiting the foregoing, Buyer shall, or shall cause its Subsidiaries to, use commercially reasonable efforts to cause any pre-existing condition or limitation under any health or welfare plan of Buyer and its Subsidiaries (including the Company and any Subsidiary) offered to a Continuing Employee to be waived or deemed satisfied to the extent that such condition or limitation was waived or satisfied under the corresponding Plan of the Company and any Subsidiary in which such employee participated immediately prior to the Closing Date for the plan year in which the Closing Date occurs, as applicable. Buyer shall, or shall cause its Subsidiaries to, use commercially reasonable efforts to cause each Continuing Employee to be given credit for the plan year in which the Closing Date occurs under any such plans for co-payments made, deductibles and other similar covered out-of-pocket payments, as applicable, prior to the Closing Date under the corresponding Plan during the plan year in which the Closing Date occurs.
(f)   Each long-term equity-based incentive award held by each Continuing Employee that is outstanding as of the Closing (each, a “Seller LTI Award”) shall be administered in accordance with the principles set forth on Section 6.9(f)(1) of the Company Disclosure Schedule; provided, however, the parties hereto will discuss alternative treatment of the Seller LTI Awards, in good faith and in a manner consistent with the principles set forth on Section 6.9(f)(2) of the Company Disclosure Schedule.
(g)   With respect to the total variable compensation plans, programs and arrangements applicable to Continuing Employees for the fiscal year ending December 31, 2024, Buyer shall, or shall cause its Subsidiaries (including the Company and its Subsidiaries) to, assume and pay to each such Continuing Employee (unless otherwise forfeited as contemplated by this Section 6.9(g)) the amounts allocable to such Continuing Employees as determined by Seller in its sole discretion, subject to prior consultation with Buyer and provided to Buyer immediately prior to Closing, at the same time when Buyer otherwise makes variable compensation payments to its other, similarly-situated employees under the applicable Buyer Plan (as in effect immediately prior to the Closing), but in no event later than March 15, 2025 (such variable compensation, the “2024 Bonuses”), and Buyer and its Subsidiaries (including the Company and its Subsidiaries) shall remit any Taxes applicable thereon to the applicable authority. The payment of such variable compensation amounts are subject to a Continuing Employee’s continuous employment through the applicable payment date; provided, however, that Buyer and Seller hereby acknowledge and agree that any Continuing Employee whose employment is terminated without “cause” prior to such payment date shall remain eligible to receive a pro-rated portion of such annual bonus payment in respect of the year of their termination. For clarity, if the 2024 Bonuses are paid to the Continuing Employees prior to the Closing, this Section 6.9(g) shall not apply.
(h)   If (i) any portion of the variable compensation potentially payable to each Continuing Employee in respect of (x) the period beginning with the 2021 fiscal year (issued in 2022 and last award potentially vesting during 2025) and ending with the 2024 fiscal year (issued in 2025 and last award potentially vesting during 2028), and (y) the Pro-Rata 2025 Bonuses and (ii) any portion of the Seller LTI Awards is forfeited by one or more Continuing Employees to whom such variable compensation has been allocated (any such amount specified in clauses (i) or (ii), a “Forfeited Compensation Amount,” provided that in respect of the amounts contemplated by subclause (i) hereof, the Forfeited Compensation Amount shall be the value of the variable compensation forfeited by the Continuing Employee at the time of forfeiture, and in respect of the amounts contemplated by subclause (ii) hereof, the Forfeited Compensation Amount shall be the value of the variable compensation funded by Seller) then, if the Forfeited Compensation Amount (net of the Specified Tax Savings, but plus the employer portion of any withholding, payroll or similar taxes included in Closing Date Indebtedness, in each case with respect to such Forfeited Compensation Amount) exceeds the Unrealized Tax Savings Amount (if any) for such year, on the Reimbursement Date for such year, Buyer shall deliver to Seller a number of shares of Buyer Preferred Stock equal to the aggregate Forfeited Compensation Amount (net of the Specified Tax Savings, but plus the employer portion of any withholding, payroll or similar taxes included in Closing Date Indebtedness, in each case with respect to such Forfeited Compensation Amount) for such year less any Unrealized Tax Savings Amount for such year (if any) divided by the Average VWAP of the Buyer Common Stock for the 10-Trading Day period immediately preceding such date; provided, however that there is no blackout period applicable to Buyer on such date. If such blackout period is applicable, then such delivery date will be extended to a date that is no later than five (5) days after the expiration of such blackout period. If the aggregate Forfeited Compensation Amount (net of the Specified Tax Savings, but plus the employer portion of any withholding, payroll or similar taxes included in Closing Date Indebtedness, in each case with respect to such Forfeited Compensation Amount) for any year is less than the Unrealized Tax Savings Amount for such year (if any), then on the Reimbursement Date for such year or reasonably promptly thereafter, Seller shall pay Buyer in cash the Unrealized Tax Savings Amount for such year less the aggregate Forfeited Compensation Amount (net of the Specified Tax Savings, but plus the employer portion of any withholding, payroll or similar taxes included in Closing Date Indebtedness, in each case with respect to such Forfeited Compensation Amount) for such year. An illustrative calculation of the principles described in this Section 6.9(h) is attached as Exhibit G.
(i)   As of the Closing Date, Seller shall have taken, or caused to be taken, the actions set forth on Section 6.9(i)(1) of the Company Disclosure Schedule. Prior to, as of, or within ten (10) days following the Closing Date, Buyer may take, or cause to be taken, the actions set forth on Section 6.9(i)(2) of the Company Disclosure Schedule.
(j)   This Section 6.9 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement; nothing in this Section 6.9, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever; and no provision of this Section 6.9 will create any third-party beneficiary rights in any current or former employee, officer, director or individual independent contractor of Seller or any of its Affiliates in respect of continued employment (or resumed employment) or service or any other matter. This Section 6.9 shall not be considered, or deemed to be, an amendment to any Plan or any compensation or benefit plan, program, agreement or arrangement of Buyer or any of its Affiliates. Nothing in this Section 6.9 shall obligate Buyer or any of its Affiliates (i) to continue to employ or engage any employee or other individual service provider of the Company or any Subsidiary for any specific period of time following the Closing Date, subject to the requirements of applicable Laws or (ii) subject to the provisions of this Section 6.9, limit the right of Buyer, Seller or any of their respective Affiliates to, at any time, change or modify any incentive compensation or employee benefit plan or arrangement at any time and in any manner.
6.10.   [Reserved].
6.11.   D&O Indemnification; Insurance.
(a)   Buyer agrees that all rights to exculpation, indemnification and advancement of expenses pursuant to the Constituent Documents of the Company and its Subsidiaries for acts or omissions occurring on or prior to the Closing Date, whether (i) asserted or claimed prior to, on or after the Closing Date (including in respect of any matters arising in connection with this Agreement and the transactions contemplated hereby), (ii) now existing or (iii) arising prior to Closing, in favor of each Person who is now, or who has been at any time prior to the date hereof, or who becomes prior to the Closing, a director, officer, employee or other fiduciary of the Company or any of its Subsidiaries (each, a “D&O Indemnified Person”) shall survive the Closing Date and the consummation of the transactions contemplated hereby and remain in full force and effect. For a period of six (6) years after the Closing Date, Buyer shall not permit the Company or any of its Subsidiaries to, amend, repeal or modify in a manner adverse to a D&O Indemnified Person any provision in the Constituent Documents of the Company or any of its Subsidiaries relating to the exculpation, indemnification or advancement of expenses with respect to any D&O Indemnified Person in connection with acts or omissions occurring on or prior to the Closing Date, whether asserted or claimed prior to, on or after the Closing Date (including in respect of any matters arising in connection with this Agreement and the transactions contemplated hereby), unless, and only to the extent, required by applicable Law, it being the intent of the Parties that all such D&O Indemnified Persons shall continue to be entitled to such exculpation, indemnification and advancement of expenses to the fullest extent permitted by applicable Law.
(b)   At or prior to the Closing, Seller shall cause the Company to arrange for and maintain non-cancellable “tail” insurance policies with respect to directors’ and officers’ liability insurance, and, at the request of Buyer, employment practices liability insurance, and fiduciary liability insurance, errors and omissions insurance, and cybersecurity insurance for acts or omissions occurring prior to the Closing, which policies shall cover a period of six (6) years from the Closing and the individuals serving as directors and officers of the Company or any of its Subsidiaries immediately prior to the Closing, with coverage and limit amounts appropriate for the size and scope of the Company and its Subsidiaries in amounts consistent with the coverages existing as of the Closing, with respect to acts or omissions occurring prior to the Closing that were committed by such officers and directors in their capacity as such. Buyer and Seller shall each bear 50% of the expenses in respect of the directors’ and officers’ liability insurance policy maintained pursuant to this Section 6.11(b) and Buyer shall bear 100% of the expenses in respect of all other policies maintained pursuant to this Section 6.11(b) (the “Tail Expenses”).
(c)   At or prior to the Closing, at Buyer’s expense, Buyer shall cause each Company Open-End Fund and each Company Closed-End Fund to acquire and maintain non-cancellable “tail” insurance policies with respect to directors’ and officers’ liability insurance and fiduciary liability insurance, for acts or omissions occurring prior to the Closing, which policies shall cover a period of six (6) years from the Closing and the individuals serving as directors and trustees of each Company Open-End Fund and each Company Closed-End Fund who resign or are terminated in connection with transactions contemplated by this Agreement, with coverage and limit amounts appropriate for the size and scope of each Company Open-End Fund and each Company Closed-End Fund in amounts consistent with the coverages existing as of the Closing, with respect to acts or omissions occurring prior to the Closing that were committed by such trustees and directors in their capacity as such.
6.12.   Listing.
(a)   As promptly as possible following the date of this Agreement, and in any event within thirty (30) Business Days following the date of this Agreement, Buyer shall file a “Listing of Additional Shares Notification Form” for listing of the Closing Share Consideration (including the Closing Common Stock Consideration and the Buyer Common Stock into which the Closing Preferred Stock Consideration automatically converts pursuant to its terms) to be issued to Seller pursuant to this Agreement and shall use its reasonable best efforts to cause Nasdaq to have completed its review of a “Listing of Additional Shares Notification Form” prior to the Closing Date.
(b)   In the event any additional shares of Buyer Stock are to be issued by Buyer to Seller following the Closing Date pursuant to this Agreement, Buyer shall file an additional “Listing of Additional Shares Notification Form” for listing of such additional shares of Buyer Stock (including the Buyer Common Stock into which any Buyer Preferred Stock automatically converts pursuant to its terms) as promptly as possible and shall use its reasonable best efforts to cause Nasdaq to have completed its review of such “Listing of Additional Shares Notification Form” prior to the date of issuance.
6.13.   Post-Closing Investment Company Compliance.
Buyer and Seller shall not take, and their respective Affiliates not to take, any action that would have the effect, directly or indirectly, of causing the requirements of any of the provisions of Section 15(f) of the Investment Company Act not to be met in respect of the Contemplated Transactions, and each of Buyer and Seller shall not fail to take, and, after the Closing, shall cause their respective Affiliates not to fail to take, any action if the failure to take such action would have the effect, directly or indirectly, of causing the requirements of any of the provisions of Section 15(f) of the Investment Company Act not to be met in respect of the Contemplated Transactions. In that regard, among other things, Buyer shall conduct its business and shall cause each of its Affiliates to conduct its business so as to assure that for the three-year period following the Closing, in each case that the composition of the board of directors of any Company U.S. Registered Fund is in compliance at such times with Section 15(f)(1)(A) of the Investment Company Act and Buyer and Seller shall, and shall cause their respective Affiliates to, for a period of two years after the Closing ensure that there not be imposed on any Company U.S. Registered Fund an “unfair burden” (as defined in Section 15(f) of the Investment Company Act) as a result of the Contemplated Transactions or any terms or conditions applicable thereto.
6.14.   Public Announcements.
The initial press release regarding this Agreement and the Contemplated Transactions shall be made at such time and in such form as Buyer and Seller agree. Prior to the Closing, none of Buyer or the Amundi Parties will issue or make any subsequent press release or public statement with respect to this Agreement or the Contemplated Transactions without the prior consent of Buyer and Seller, except as may be required by applicable Law or the applicable rules of any stock exchange; provided, that the party proposing to issue any press release or similar public announcement or communication in compliance with any such disclosure obligations shall use commercially reasonable efforts to consult in good faith with the other parties before doing so; provided, further, that the restrictions in this Section 6.14 shall not apply to communications or statements made by a party if such communications or statements contain or reflect only such information concerning the Contemplated Transactions that is consistent with what has been disclosed in previous communications or statements made by the applicable party with respect to which such party has complied with the provisions of this sentence, including in response to questions by the press, analysts, investors or those participating in investor calls or industry conferences.
6.15.   Notice of Certain Events.
Each of Buyer and Seller shall promptly notify the other parties of any occurrence of which it is aware that is reasonably likely to result in any of the conditions set forth in Article VII becoming incapable of being satisfied; provided, however, that either party’s failure to give notice of any such occurrence as required pursuant to this Section 6.15 shall not be (a) deemed to be a breach of the covenant contained in this Section 6.15, but instead shall (if applicable) constitute only a breach of the applicable underlying representation, warranty, covenant or agreement, or (b) taken into account in determining whether the conditions to Closing set forth in Article VII have been satisfied.
6.16.   No Negotiation.
Each of the Amundi Parties agree that between the date of hereof and the earlier of the Closing and the termination of this Agreement pursuant to Article XI, the Amundi Parties shall not, and shall cause their respective Affiliates and representatives not to, directly or indirectly solicit, knowingly encourage or initiate the submission of proposals or offers from, provide any confidential information to, or participate in discussions or negotiations or enter into any agreement with, any Person (other than Buyer and its Affiliates) concerning the sale of the Company or any of its Subsidiaries.
6.17.   Excess Cash; Excess Working Capital; Seed Capital.
(a)   Seller shall use commercially reasonable efforts to cause the Company to distribute to Seller prior to the Closing, such amounts of Closing Date Cash and/or Closing Date Net Working Capital such that the Closing Date Financial Adjustment Amount shall be as close to zero as commercially practicable.
(b)   Notwithstanding anything in this Agreement or any Other Transaction Document to the contrary, Amundi Parent, Seller or any Seller Related Party may, at any time following the date hereof, withdraw, divest or liquidate any Seed Capital Investment and, following the Closing, Buyer shall, and shall cause its Subsidiaries to, provide reasonable good faith cooperation to facilitate any such withdrawal, divestment or liquidation; provided, that if such withdrawal, divestment or liquidation is not permitted under applicable Law or the Constituent Documents of the Company Fund or other client in which such Seed Capital Investment has been made, Buyer shall use commercially reasonable efforts to facilitate such withdrawal, divestment or liquidation in a manner which does not violate applicable Law or such Constituent Documents.
6.18.   Use of Names.
(a)   Except as expressly provided in this Section 6.18 or as expressly permitted in any Other Transaction Document, from and after the Closing Date, the Company will not use (and it will prevent its Subsidiaries from using) (i) the name “Amundi” or (ii) any translations, transliterations, adaptations, derivations, acronyms, variations, insignias, designations or combinations of the name(s) referenced in the immediately foregoing clause (i) (collectively, the “Seller Marks”); provided, however, that the foregoing shall not prohibit the Company or any of its Subsidiaries from using any Seller Mark (w) to refer to historical affiliations between Seller and the Company and its Subsidiaries, including for purposes of referring to historical performance of the Company, its Subsidiaries and their investment teams, (x) as required by applicable Law, (y) in internal or archived historical, Tax, employment or similar records or in connection with offering memoranda, prospectuses, registration statements or similar documents circulated to prospective investors or financing sources, or (z) in any other manner permitted by the principles of “fair use.” Effective as of the Closing Date, the Amundi Parties hereby grant the Company and its Subsidiaries a worldwide, non-exclusive, non-transferable, non-sublicensable (except for such sublicenses which are in effect as of the Closing Date or sublicenses consistent with those made in the twelve (12) months prior to the Closing Date), irrevocable, fully paid-up, royalty-free license to use the Seller Marks (1) as corporate names for the Company and its Subsidiaries for sixty (60) days following the Closing Date, or until corporate name changes are perfected, provided that all necessary filings with Governmental Authorities are submitted within sixty (60) days following the Closing Date and (2) for twelve (12) months following the Closing Date (A) in connection with the conduct of their businesses and (B) in a manner substantially the same in all material respects to the manner in which the Seller Marks were used in such businesses during the twelve (12) month period immediately prior to the Closing Date. During the Company Transition Period, none of Buyer, the Company or it Subsidiaries shall create any new inventory, documents or materials bearing the Seller Marks unless mandated by a Governmental Authority, or unless such inventory, documents or materials are reasonably necessary for the conduct of the businesses of the Company or its Subsidiaries and are substantially similar reproductions of inventory, documents or materials in existence as of the Closing Date. Immediately after the applicable Company Transition Period, the Company and its Subsidiaries shall (i) cease use of the Seller Marks, including changing the names of the Company and its Subsidiaries so as not to include any Seller Marks, and (ii) dispose of or destroy all public-facing materials and collateral bearing the Seller Marks, including websites, tangible or intangible materials or other documentation shared with third parties, such as signage, email addresses or marketing materials. All goodwill arising from the use of the Seller Marks shall accrue solely to the Amundi Parties. The Company and the Subsidiaries shall not use the Seller Marks in any manner that would reasonably be expected to damage or tarnish the reputation of Seller or the goodwill associated with the Seller Marks. For the purposes of this Section 6.18, “Company Transition Period” means the license term set forth in either of clause (1) or (2) of this Section 6.18(a), as applicable.
(b)   Except as expressly provided in this Section 6.18 or as permitted in any Other Transaction Document, from and after the Closing Date, the Amundi Parties will not use (and it will prevent their Affiliates from using) (i) the name “Pioneer” or (ii) any translations, transliterations, adaptations, derivations, acronyms, variations, insignias, designations or combinations of the name(s) referenced in the immediately foregoing clause (i) (collectively, the “Pioneer Marks”); provided, however, that the foregoing shall not prohibit the Amundi Parties from using any Pioneer Mark (w) to refer to historical affiliations between Seller and the Company and its Subsidiaries, (x) as required by applicable Law, (y) in internal or archived historical, Tax, employment or similar records or in connection with offering memoranda, prospectuses, registration statements or similar documents circulated to prospective investors or financing sources, or (z) in any other manner permitted by the principles of “fair use.” Effective as of the Closing Date, the Company and its Subsidiaries hereby grant to the Amundi Parties a worldwide, non-exclusive, non-transferable, non-sublicensable (except for such sublicenses which are in effect as of the Closing Date or sublicenses consistent with those made in the twelve (12) months prior to the Closing Date), irrevocable, fully paid-up, royalty-free license to use the Pioneer Marks (1) as corporate names for the Amundi Parties for sixty (60) days following the Closing Date, or until corporate name changes are perfected, provided that all necessary filings with Governmental Authorities are submitted within sixty (60) days following the Closing Date and (2) for twelve (12) months following the Closing Date (A) in connection with the conduct of their businesses and (B) in a manner substantially the same in all material respects to the manner in which the Pioneer Marks were used in such businesses during the twelve (12) month period immediately prior to the Closing Date. During the Seller Transition Period, none of the Amundi Parties shall create any new inventory, documents or materials bearing the Pioneer Marks unless mandated by a Governmental Authority, or unless such inventory, documents or materials are reasonably necessary for the conduct of the businesses of the Amundi Parties and are substantially similar reproductions of inventory, documents or materials in existence as of the Closing Date. Immediately after the applicable Seller Transition Period, the Amundi Parties shall (i) cease use of the Pioneer Marks, including changing the names of the Amundi Parties so as not to include any Pioneer Marks, and (ii) dispose of or destroy all public-facing materials and collateral bearing the Pioneer Marks, including websites, tangible or intangible materials or other documentation shared with third parties, such as signage, email addresses or marketing materials. All goodwill arising from the use of the Pioneer Marks shall accrue solely to the Company or its applicable Subsidiary. The Amundi Parties and their Affiliates shall not use the Pioneer Marks in any manner that would reasonably be expected to damage or tarnish the reputation of the Company or its Subsidiaries or the goodwill associated with the Pioneer Marks. For the purposes of this Section 6.18(b), “Seller Transition Period” means the license term set forth in either of clause (1) or (2) of this Section 6.18(b), as applicable.
6.19.   IP Covenants.
(a)   Prior to Closing, and subject to Section 6.19(b), pursuant to the IP Assignment Agreement, the Amundi Parties shall assign to the Company or the Buyer (i) all of their right, title and interest in any Intellectual Property that as of the Closing is exclusively used in the business of the Company or its Subsidiaries and that is owned by the Amundi Parties, including the Internet domain names and Trademarks listed on Section 6.19(a) of the Company Disclosure Schedule, and (ii) update the registrant of such domain names with the appropriate domain name registrar.
(b)   Prior to Closing, Buyer and Seller will work together to carry out an analysis of the opportunities for the Company to use the ALTO Platform for its portfolio management system functions. Based on this analysis, Buyer will make a good faith determination regarding whether to use the ALTO Platform following Closing. Prior to Closing, the Company will assign to the Amundi Parties all of the Company’s right, title and interest in and to the ALTO Platform as set forth in and pursuant to the IP Assignment Agreement (ALTO).
(c)   Following Closing, (i) with respect to any domain names that contain both a Pioneer Mark and a Seller Mark, Seller shall retain ownership of such domain names, however, Seller shall keep such domain names parked and inactive (i.e., without an active website), and shall not allow such domain names to redirect to any other domain names, and (ii) with respect to any Trademarks that contain both a Pioneer Mark and a Seller Mark, each of the Company and its Affiliates, on the one hand, and the Amundi Parties, on the other hand, shall abandon such Trademarks and not seek to enforce or maintain any further rights in such Trademarks.
6.20.   Intercompany Agreements.
Except with respect to (v) this Agreement and the Other Transaction Documents, (w) any Contract relating to the provision of Investment Advisory Services, (x) as otherwise agreed by the parties or (y) as set forth on Section 6.20 of the Company Disclosure Schedule, prior to the Closing, Seller shall use reasonable best efforts to take, or cause to be taken, all such actions necessary so that (a) any outstanding Contracts or agreements between Seller or any Affiliate of Seller (other than the Company and the Company’s Subsidiaries), on the one hand and the Company or any of the Company’s Subsidiaries, on the other hand, shall have been terminated in respect to the Company and the Company’s Subsidiaries and (b) all outstanding Intercompany Receivables or Intercompany Payables shall have been settled or paid, in each case, without liability to the Company or its Subsidiaries.
6.21.   Release.
(a)   As of the Closing, and except with respect to (i) this Agreement and the Other Transaction Documents, (ii) any commercial Contracts, including investment advisory or management Contracts or distribution Contracts, in each case entered into in the ordinary course of business on arm’s length terms, (iii) any other Contract that may be entered into among the parties following the Closing, (iv) any Contracts or agreements between Seller or any affiliate of Seller (other than the Company and the Company’s Subsidiaries), on the one hand and the Company or any of the Company’s Subsidiaries, on the other hand that remain in effect as of the Closing in accordance with Section 6.20, (v) any Intercompany Receivables or Intercompany Payables that remain outstanding as of the Closing in accordance with Section 6.20, and (vi) as otherwise agreed by the parties, Seller hereby releases and forever discharges the Company and the Company’s Subsidiaries from any and all claims and liabilities to Seller or any Affiliate of Seller (other than the Company and the Company’s Subsidiaries) that exist as of the Closing Date or that arise in the future, in each case to the extent arising from events or occurrences taking place prior to or as of the Closing Date in respect of matters relating to the Company and the Company’s Subsidiaries.

(b)   As of the Closing, and except with respect to (i) this Agreement and the Other Transaction Documents, (ii) any commercial Contracts, including investment advisory or management Contracts or distribution Contracts, in each case entered into in the ordinary course of business on arm’s length terms, (iii) any other Contract that may be entered into among the parties following the Closing, (iv) any Contracts or agreements between Seller or any affiliate of Seller (other than the Company and the Company’s Subsidiaries), on the one hand and the Company or any of the Company’s Subsidiaries, on the other hand that remain in effect as of the Closing in accordance with Section 6.20, (v) any Intercompany Receivables or Intercompany Payables that remain outstanding as of the Closing in accordance with Section 6.20, and (vi) as otherwise agreed by the parties, Buyer will cause the Company and its Subsidiaries to release and forever discharge the Amundi Parties and their respective Affiliates (other than the Company and the Company’s Subsidiaries) from any and all claims and liabilities to the Company or any of its Subsidiaries that exist as of the Closing Date or that arise in the future, in each case to the extent arising from events or occurrences taking place prior to or as of the Closing Date.
6.22.   Transition Services.
Seller and Buyer shall each cooperate and negotiate in good faith to promptly enter into transition services agreements (the “Transition Services Agreements”) following the date hereof, which shall become effective at the Closing, and shall be substantially consistent with the term sheet set forth in Annex E attached hereto.
6.23.   Shareholder Agreement.
At the Closing, Seller and Buyer shall enter into the Shareholder Agreement.
6.24.   Books and Records.
For a period of five (5) years after the Closing or such later date as required by applicable Law, each of Buyer and Seller shall (and Buyer shall cause the Company and its Subsidiaries to) (a) give Buyer or Seller, as the case may be, and its Representatives reasonable access during normal business hours to its employees, books and records and other information with respect to the Company and the Company’s Subsidiaries relating to periods prior to the Closing for any reasonable purpose, including as may be necessary for (i) the preparation of Tax returns and financial statements and (ii) complying with any audit request, tax compliance or accounting request, subpoena or other investigative demand by any Governmental Authority or for any Action (including any Direct Claim or Third Party Claim pursuant to Article X), subject in all cases to reasonable restrictions imposed from time to time upon advice of counsel in respect of applicable Laws relating to the confidentiality of information, and (b) maintain all such books and records in accordance with applicable Law and in the same or a similar accessible format as currently existing. The access provided pursuant to this Section 6.24 shall be conducted in such a manner so as not to interfere unreasonably with the operation of the business of Buyer and the Company and its Subsidiaries or Seller, as the case may be, and in no event will Buyer, Seller or the Company or its Subsidiaries be required to furnish any documents or information pursuant to this Section 6.24 that are required by any applicable Law or Order to be kept confidential, or if furnishing such documents or information would reasonably be expected to jeopardize the status of such documents or information as privileged. Notwithstanding the foregoing, if the parties are in an adversarial relationship in any Action, the furnishing of information, documents or records in accordance with this Section 6.24 shall be subject to any applicable rules relating to discovery.
6.25.   Certain Pre-Closing Actions.
Prior to the Closing Date, Seller shall have used commercially reasonable efforts to take the action set forth on Schedule 6.25.
6.26.   Excluded Assets.
Notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, (a) Buyer is not acquiring or otherwise receiving, and Seller is not selling or otherwise transferring to Buyer, any interest in the Excluded Assets, (b) prior to the Closing, the Company and its Subsidiaries may distribute, assign or otherwise transfer to Seller or any of its Affiliates (other than the Company and its Subsidiaries) all of their respective right, title and interest (including obligations in respect thereof) in, to and under the Excluded Assets and (c) prior to the Closing, Seller may elect to cause the Company to assign all or part of its right, title and interest (including the obligations in respect thereof) in, to and under the agreement listed on Schedule 6.26 to Seller or one of its Affiliates (other than the Company and its Subsidiaries).
6.27.   IP Cross-License.
(a)   Effective as of the Closing Date, Seller and the Amundi Parties do hereby, on behalf of themselves and their Affiliates, grant to Buyer and its Affiliates a perpetual, irrevocable, worldwide, non-terminable, non-sublicensable (except as set forth in Section 6.27(c)), non-transferable (except as set forth in Section 6.27(d)), non-exclusive, royalty-free, fully paid-up license fully to make, have made, use, sell, offer to sell, import, provide, commercialize, practice, copy, perform, display, render, develop, create derivative works from and otherwise exploit the Excluded Intellectual Property solely in substantially the same manner and scope such Excluded Intellectual Property was used in connection with the businesses of the Company and its Subsidiaries as conducted during the twelve (12) months immediately preceding the Closing Date, including any natural improvements and extensions to such businesses, specifically excluding the businesses of the Amundi Parties or their Affiliates, which license shall survive any transfer, whether in whole or in part, of any such licensed Excluded Intellectual Property. Buyer shall, and shall cause its Affiliates, to use commercially reasonable efforts to maintain any Trade Secrets contained within such licensed Excluded Intellectual Property as confidential, including refraining from disclosing such Trade Secrets to any other Person who is not bound by obligations of confidentiality other than pursuant to reasonable confidentiality terms (including in connection with sublicenses). Any improvements or modifications to, or derivative works of, such licensed Excluded Intellectual Property made by or on behalf of Buyer or its Affiliates shall be owned by Buyer and its Affiliates.
(b)   Effective as of the Closing Date, the Company does hereby, on behalf of itself and its Subsidiaries, grant to the Amundi Parties and their Affiliates a perpetual, irrevocable, worldwide, non-terminable, non-sublicensable (except as set forth within Section 6.27(c)), non-transferable (except as set forth within Section 6.27(d)), non-exclusive, royalty-free, fully paid-up license fully to make, have made, use, sell, offer to sell, import, provide, commercialize, practice, copy, perform, display, render, develop, create derivative works from and otherwise exploit the Licensed-Back Intellectual Property solely in substantially the same manner and scope such Licensed-Back Intellectual Property was used in connection with the operation of the businesses of the Amundi Parties and their Affiliates (other than businesses of the Company and its Subsidiaries) as conducted using the twelve (12) months immediately preceding the Closing Date, including any natural improvements and extensions, specifically excluding the businesses of the Company and its Subsidiaries, which license shall survive any transfer, whether in whole or in part, of any such Licensed-Back Intellectual Property. Amundi Parties shall, and shall cause their Affiliates, to use commercially reasonable efforts to maintain any Trade Secrets contained within the Licensed-Back Intellectual Property as confidential, including refraining from disclosing such Trade Secrets to any other Person who is not bound by obligations of confidentiality other than pursuant to reasonable confidentiality terms (including in connection with sublicenses). Any improvements or modifications to, or derivative works of, such Licensed-Back Intellectual Property made by or on behalf of Amundi Parties or their Affiliates shall be owned by Amundi Parties and their Affiliates.
(c)   A party may sublicense the rights contained within Section 6.27(a) and Section 6.27(b), as applicable, without prior written consent of the other party only to any of their respective suppliers, contractors, consultants or representatives for the purpose of providing products and services to or otherwise acting on behalf of and at the direction of such party or its Affiliates and in any event in a manner consistent with (i) how the Excluded Intellectual Property or Licensed-Back Intellectual Property was sublicensed in connection with the businesses of the Company and its Subsidiaries or the businesses of Amundi Parties and their Affiliates (other than businesses of the Company and its Subsidiaries), respectively, during the twelve (12) months immediately preceding the date hereof, and (ii) how such party sublicenses its own comparable Intellectual Property.

(d)   No party may assign the rights contained in Section 6.27(a) or Section 6.27(b), as applicable, without the prior written consent of the other party, such consent not to be unreasonably withheld, conditioned or delayed; provided, that either party may assign or transfer such rights in whole or in part without the prior written consent of the other party in connection with any merger, public offering, consolidation, reorganization, or sale of any divisions, businesses, operating units or portion of such party or its respective Affiliates or substantially all of the assets related to any such division, business, operating unit or portion.
(e)   Each party acknowledges and agrees that: (i) except as provided in the Transition Services Agreement, the other party has no training, policing, enforcement, notification of infringements or related obligations with respect to any Intellectual Property licensed under Section 6.27(a) or 6.27(b), as applicable; and (ii) the licenses granted in Section 6.27(a) or 6.27(b) do not include any Intellectual Property created, invented, developed or acquired by either party or such party’s Affiliates after the Closing (and, as between the parties and unless otherwise agreed under this Agreement, any Other Transaction Document or otherwise in writing, all such Intellectual Property developed by or on behalf of a party or its Affiliates, is owned by such party).
(f)   Except as expressly set forth in this Agreement or any Other Transaction Document, (i) the parties acknowledge that the parties or their respective Affiliates may currently or in the future be independently developing, designing, manufacturing, providing, selling, or exploiting products or services that incorporate or involve technologies, information, or ideas similar to, or the same as, those of the other party, or that compete with, and may be substitutes for, the products or services of the other party or its Affiliates, and (ii) nothing in this Agreement or the Other Transaction Documents (nor receipt of Confidential Information as defined in the Confidentiality Agreement) shall (A) restrict either party or its Affiliates from doing such things or (B) restrict either party or its from undertaking similar efforts, provided that in each such instance and all other cases, Confidential Information of the other party is not used or disclosed in violation of the Confidentiality Agreement.
6.28.   Certain Financial Reporting Obligations.
(a)   Financial Information.   Following the Closing and for so long as Amundi Parent reports its investment in Buyer under the equity method of accounting, Buyer shall provide Amundi Parent with the financial information set forth on Schedule 6.28(a).
(b)   Reporting.   The parties shall comply with the obligations set forth on Schedule 6.28(b).
ARTICLE VII
Conditions to Closing
7.1.   Conditions to All Parties’ Obligations.
The obligations of the parties to consummate the Contemplated Transactions are subject to the fulfillment (or waiver in writing by both Buyer and Seller) as of the Closing of each of the following conditions:
(a)   No Injunction.   No U.S. or non-U.S. federal or state court of competent jurisdiction shall have issued any Order (whether temporary, preliminary or permanent) (collectively, the “Restraints”), in any case which is in effect and which prevents or prohibits the Contemplated Transactions.
(b)   Antitrust Approvals.   Any applicable waiting period (and any extension thereof) under the HSR Act relating to the Contemplated Transactions shall have expired, been terminated or been obtained, as applicable.
(c)   Regulatory Approvals.   The filings, waiting periods and/or approvals set forth in Section 7.1(c) of the Company Disclosure Schedule shall have been made, expired and/or received, as applicable, shall be in full force and effect, and any applicable notice or waiting periods or extensions thereof required by applicable Laws to have expired or terminated shall have expired or been terminated.
(d)   Aggregate Closing Advisory Revenue Run-Rate.   The Aggregate Closing Advisory Revenue Run-Rate shall be no less than 75% of the Aggregate Base Date Advisory Revenue Run-Rate and Buyer

shall have received a certificate signed by an authorized officer of the Company certifying such Aggregate Closing Advisory Revenue Run-Rate.
(e)   Buyer Stockholder Approval.   Buyer shall have obtained the Required Buyer Shareholder Vote for (1) the Share Issuance and (2) if, prior to the mailing of the Buyer Proxy Statement, the event set forth on Schedule 6.5(g) has not occurred, the Governance Charter Amendment.
(f)   Certain Regulatory Authorizations.   The condition set forth on Schedule 7.1(f) shall have been satisfied.
7.2.   Conditions to Seller’s Obligations.
The obligations of Seller to consummate the Contemplated Transactions are subject to the fulfillment (or waiver in writing by Seller) as of the Closing of each of the following conditions:
(a)   Representations and Warranties.   The Buyer Fundamental Representations shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing (except for representations and warranties made as of a specified date, which shall be measured only as of such specified date). Each of the other representations and warranties of Buyer contained in Article V hereof shall be true and correct, without regard to any qualifications as to materiality or Buyer Material Adverse Effect or any correlative term contained in such representations and warranties, as of the date of this Agreement and as of the Closing (except for representations and warranties made as of a specified date, which shall be measured only as of such specified date), except where the failure to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect.
(b)   Performance.   Buyer shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be so performed or complied with by Buyer at or prior to the Closing.
(c)   No Buyer Material Adverse Effect.   Since the date hereof, there shall have been no Buyer Material Adverse Effect.
(d)   No Regulatory Termination Event.   No Adverse Event (as defined in the On-Shore Master Distribution and Services Agreement) shall have occurred that would give rise to the termination right set forth in Section 18.2(d) of the On-Shore Master Distribution and Services Agreement, if such provision of such agreement were effective at such time.
(e)   Appointment of Directors.   The Board of Directors of Buyer shall have appointed one individual as a member of class three of the Board of Directors of Buyer and one individual as a member of a different class of the Board of Directors of Buyer, in each case as designated by Seller and reasonably acceptable to Buyer, and effective as of the Closing Date.
(f)   Deliveries.   Seller shall have received the certificate contemplated by Section 9.1.
7.3.   Conditions to Buyer’s Obligations.
The obligations of Buyer to consummate the Contemplated Transactions are subject to the fulfillment (or waiver in writing by Buyer) as of the Closing of each of the following conditions:
(a)   Representations and Warranties.   The Company Fundamental Representations shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing (except for representations and warranties made as of a specified date, which shall be measured only as of such specified date). Each of the other representations and warranties of the Amundi Parties contained in Article III and Article IV hereof shall be true and correct, without regard to any qualifications as to materiality or Company Material Adverse Effect or any correlative term contained in such representations and warranties, as of the date of this Agreement and as of the Closing (except for representations and warranties made as of a specified date, which shall be measured only as of such specified date), except where the failure to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b)   Performance.   The Amundi Parties and the Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be so performed or complied with by the Amundi Parties and the Company at or prior to the Closing.
(c)   No Company Material Adverse Effect.   Since the date hereof, there shall have been no Company Material Adverse Effect.
(d)   No Regulatory Termination Event.   No Adverse Event (as defined in the Off-Shore Master Distribution and Services Agreement) shall have occurred that would give rise to the termination right set forth in Section 19.2(d) of the Off-Shore Master Distribution and Services Agreement, if such provision of such agreement were effective at such time.
(e)   Deliveries.   Buyer shall have received the certificate contemplated by Section 8.1.
ARTICLE VIII
Deliveries by the Company and Seller at Closing
On the Closing Date, the Company and, where applicable, Seller shall deliver or cause to be delivered to Buyer:
8.1.   Closing Certificate.
A certificate signed by (a) an authorized officer of the Company (but not with respect to the representations made by the Amundi Parties pursuant to Article IV and the agreements required to be complied with by the Amundi Parties hereunder), and (b) an authorized officer of each Amundi Party (but only with respect to the representations made by it pursuant to Article IV and the agreements required to be complied with by it hereunder), stating on behalf of the Company and the Amundi Parties (as applicable) that each of the conditions set forth in Sections 7.3(a) – 7.3(d) have been satisfied.
8.2.   Transition Services Agreements.
Subject to Section 6.22, the Transition Services Agreements, duly executed by Seller or its applicable Affiliates.
8.3.   Shareholder Agreement.
The Shareholder Agreement, duly executed by Seller.
8.4.   FIRPTA.
Seller shall cause the Company to deliver to Buyer a properly executed certification and notice in compliance with Treasury Regulations Sections 1.1445-2(c) and 1.897-2(h) in a form reasonably acceptable to Buyer.
ARTICLE IX
Deliveries by Buyer at Closing
On the Closing Date, Buyer shall deliver or cause to be delivered to Seller:
9.1.   Officer’s Certificate.
A certificate signed by an authorized officer of Buyer stating on behalf of Buyer that each of the conditions set forth in Sections 7.2(a) – 7.2(e) have been satisfied.
9.2.   Transition Services Agreements.
Subject to Section 6.22, the Transition Services Agreements, duly executed by Buyer or its applicable Subsidiaries.
9.3.   Shareholder Agreement.
The Shareholder Agreement, duly executed by Buyer.

ARTICLE X
Indemnification; Survival
10.1.   Survival.
All of the (a) agreements and covenants of the parties set forth in this Agreement requiring performance prior to the Closing (“Pre-Closing Covenants”) and (b) representations and warranties of the parties set forth in this Agreement shall, in each case, terminate and expire, and shall cease to be of any force or effect as of the Closing Date (other than the Company Specified Fundamental Representations and except as provided below), and all liability and indemnification obligations with respect to such agreements, covenants, representations and warranties shall thereupon be extinguished; provided that the Company Specified Fundamental Representations and claims for Fraud shall survive until the date that is sixty (60) days after the expiration of the applicable statute of limitations, and thereafter such representations and warranties shall terminate and expire, and shall cease to be of any force or effect. All agreements and covenants of the parties set forth in this Agreement requiring performance on or after the Closing shall survive until performed in accordance with their terms. Notwithstanding the foregoing, any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given prior to such time.
10.2.   RWI Policy.
Buyer agrees that except in (a) the case of Fraud by Seller and (b) in respect of the Company Specified Fundamental Representations (but only to the extent provided in Section 10.3), Buyer’s sole right of recovery (if any) in respect of any representations and warranties of the Seller and Amundi Parent set forth in Article III and Article IV, shall be under the RWI Policy, regardless of whether or not the matter is covered by the RWI Policy and notwithstanding any subsequent non-payment under the RWI Policy or any vitiation or expiry or termination of the RWI Policy or insolvency of the underwriters of the RWI Policy or for any other reason whatsoever. Buyer acknowledges and agrees that it shall be fully liable for any premium, retention amount and other costs under the RWI Policy and, accordingly, Seller shall not be liable for any such amounts. The RWI Policy shall explicitly provide that (a) the RWI Policy insurer(s) irrevocably waives and agrees not to pursue, directly or indirectly, any and all rights of subrogation, contribution and any other rights the RWI Policy insurer(s) might have against Seller, its Affiliates or its or their Representatives in connection with this Agreement and the transactions contemplated hereby, other than in the case of Fraud by any such Person, and then only to the extent of such Fraud by such Person; and (b) Seller, its Affiliates and its and their Representatives are third party beneficiaries of the foregoing waiver, and the foregoing waiver may not be amended by any party in any manner adverse to Seller, its Affiliates or any of its or their Representatives without Seller’s prior written consent (which consent shall be in the sole and absolute discretion of Seller). Buyer agrees to provide a duly executed copy of the RWI Policy as soon as reasonably practicable following its inception, and in any event within five (5) Business Days after the date hereof.
10.3.   Indemnification.
(a)   Subject to the provisions of Section 10.1, Section 10.2 and Section 10.3(b), from and after the Closing, Seller agrees to indemnify, defend and hold harmless Buyer, its Affiliates (including, following the Closing, the Company and its Subsidiaries), and their respective officers, directors, agents and representatives (collectively, “Buyer Indemnitees”) from and against all Losses incurred by any Buyer Indemnitees arising out of or relating to: (i) any breach of any Company Specified Fundamental Representation, (ii) the matters set forth on Section 10.3(a)(ii) of the Company Disclosure Schedules or (iii) the Excluded Assets, including, without limitation, (x) any actions taken pursuant to Section 6.26 and (y) any Losses related to Taxes imposed in connection with the Excluded Assets.
(b)   Limitations on Rights of Buyer Indemnitees.
(i)   Seller’s (and Amundi Parent’s) maximum liability to Buyer Indemnitees with respect to any claim for indemnification arising out of or relating to matters described in Section 10.3(a)(i)

(other than for Fraud) shall not exceed $4,825,000 in the aggregate (the “Indemnity Cap”); provided, that the Indemnity Cap shall be reduced to $3,860,000 on the date that is one year following the date hereof.
(ii)   No right of indemnification hereunder shall be limited by reason of investigation or audit conducted before or after the Closing or the knowledge by a Buyer Indemnitee of any information (except, for the avoidance of doubt, as provided in the Company Disclosure Schedules) that would cause one or more of the representations and warranties made by the Amundi Parties to be inaccurate, or the decision of either party to complete the Closing.
(iii)   The amount of any Losses that are subject to indemnification, compensation or reimbursement under this Article X shall be reduced by the amount of any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnitee in respect of such Losses (“Third Party Payments”). If an Indemnitee receives any Third Party Payment with respect to any Losses for which it has previously been indemnified (directly or indirectly) by an Indemnitor, the Indemnitee shall promptly pay to the Indemnitor an amount equal to such Third Party Payment or, if it is a lesser amount, the amount of such previously indemnified Losses. The Indemnitee shall use its commercially reasonable efforts to recover under insurance policies to the same extent such Indemnitee would if such Losses were not subject to indemnification, compensation or reimbursement hereunder. Notwithstanding anything to the contrary in the foregoing, in the case of any claims for Losses incurred by any Buyer Indemnitees arising out of or relating to any breach of any Company Specified Fundamental Representation, such Losses shall be recoverable in the following order of priority: (a) first, from Seller, unless and until the retention amount under the RWI Policy has been fully eroded, and (b) second, from the RWI Policy, in accordance with the procedures and subject to the terms set forth therein.
(iv)   An Indemnitee shall not be entitled to recover any Losses relating to any matter arising under one provision of this Agreement to the extent such Indemnitee has already recovered or claimed Losses with respect to such matter pursuant to another provision of this Agreement (including to the extent such Losses were reflected in the Closing Date Statement as finally determined pursuant to Section 2.4) and recovery under such first provision would result in a duplication of recovery with respect to such matter.
(v)   Each Indemnitee shall (and shall cause its Affiliates to) use commercially reasonable efforts to mitigate and minimize any Losses subject to indemnification to the extent required under applicable Law.
(c)   Procedure.
(i)   Direct Claims.   If a Buyer Indemnitee shall have a claim for indemnification hereunder (the “Indemnitee”) for any claim other than a claim asserted by a third party (a “Direct Claim”), the Indemnitee shall, as promptly as is practicable, give written notice to, Seller (the “Indemnitor”) of the nature and, to the extent practicable, a good faith estimate of the amount, of the Direct Claim. The failure to make prompt delivery of such written notice by the Indemnitee to the Indemnitor (so long as a notice pursuant to this Section 10.3(c)(i) is given before the expiration of the applicable period set forth in Section 10.1) shall not relieve the Indemnitor from any liability under this Section 10.3 with respect to such matter, except to the extent the Indemnitor is actually materially prejudiced by failure to give such notice.
(ii)   Third-Party Actions.
(A)   If an Indemnitee receives notice of any matter or any threatened matter that may give rise to an indemnification claim against the Indemnitor (the “Third Party Claim”), then the Indemnitee shall promptly deliver to the Indemnitor a written notice describing, to the extent practicable, such matter in reasonable detail. The failure to make prompt delivery of such written notice (so long as a notice pursuant to this Section 10.3(c)(ii)(A) that includes any written notice of the third party claimant is given before the expiration of the applicable period set forth in Section 10.1) shall not relieve the Indemnitor from any liability under this Section 10.3 with respect to such matter, except to the extent the Indemnitor is actually materially prejudiced by failure to give such notice. The Indemnitee shall deliver to the Indemnitor copies of all other notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim. The Indemnitor, by notice to the Indemnitee within ten (10) days of the receipt of notice of such Third Party Claim, shall have the right, at its option and expense, to assume the defense of any such matter with its own counsel, provided that the Indemnitor shall allow the Indemnitee a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense.
(B)   If the Indemnitor elects to assume the defense of and indemnification for any such matter, then:
(1)   notwithstanding anything to the contrary contained in this Agreement, the Indemnitor shall not be required to pay or otherwise indemnify the Indemnitee against any attorneys’ fees or other expenses incurred on behalf of the Indemnitee in connection with such matter following the Indemnitor’s election to assume the defense of such matter, unless the Indemnitor fails to defend diligently the action or proceeding within ten (10) days after receiving notice of such failure from the Indemnitee;
(2)   each party shall reasonably cooperate, and cause its Affiliates to reasonably cooperate, in the defense or prosecution of any Third Party Claim, and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith; and
(3)   the Indemnitor shall not, without the written consent of the Indemnitee, which shall not be unreasonably withheld, conditioned or delayed, settle or compromise any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not the Indemnitee is an actual or potential party to such Action) or consent to the entry of any judgment which (i) does not, to the extent that the Indemnitee may have any liability with respect to such Action, include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release of the Indemnitee from all liability in respect of such Action, (ii) imposes injunctive or other equitable relief on the Indemnitee or any of its Affiliates, or (iii) involves a finding or admission of any violation of applicable Law by the Indemnitee or any of its Affiliates.
(C)   If the Indemnitor elects not to assume the defense of and indemnification for such matter, then the Indemnitee shall defend such matter with the assistance of counsel selected by the Indemnitee; provided that the Indemnitee shall not settle, adjust or compromise such matter, or admit any liability with respect to such matter, without the prior written consent of the Indemnitor (such consent not to be unreasonably withheld, conditioned or delayed).
(D)   The procedures in this Section 10.3(c)(ii) shall not apply to direct claims of Buyer Indemnitees.
(d)   Tax Treatment.   For applicable Tax purposes, the parties shall treat any payment made pursuant to this Article X as an adjustment to the consideration received or the property contributed (as applicable) to the extent allowed under applicable Law. In furtherance of the foregoing, in respect of any payment to be made by Seller to Buyer pursuant to this Article X, such payment shall be considered a cash contribution to Buyer made in connection with the contribution described in Section 2.2.
(e)   Exclusive Remedy.   From and after the Closing, the parties acknowledge and agree that, except for actions seeking specific performance or similar equitable relief pursuant to Section 12.14 and disputes under Section 2.4, Section 2.5 or Section 2.7, which disputes shall be resolved in accordance with the dispute mechanism set forth in Section 2.4, Section 2.5 and Section 2.7, as applicable, this Section 10.3 shall be the sole and exclusive remedy of the Buyer Indemnitees and Buyer hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims, causes of action, suits, demands and Actions for any breach of any representation, warranty or Pre-Closing Covenant; provided, however, that nothing in this Agreement, including this Section 10.3(e) shall limit the rights or remedies of, or constitute a waiver of any rights or remedies by, any Person for Fraud or pursuant to (or shall otherwise operate to interfere with the operation of) Section 2.4, Section 2.5, Section 2.7 or Section 12.14, or the provisions of the Distribution and Services Agreements, the Shareholder Agreement, and the Transition Services Agreements.
(f)   Materiality.   In all cases in determining whether there has been a breach of a Company Specified Fundamental Representation or calculating the amount of any Loss with respect to a breach of any Company Specified Fundamental Representation set forth herein, such Company Specified Fundamental Representation shall be read without regard to any materiality qualifier (including any reference to Company Material Adverse Effect) contained therein.
ARTICLE XI
Termination
11.1.   Termination.
This Agreement may be terminated prior to the Closing and the Contemplated Transactions may be abandoned:
(a)   at any time, by mutual written agreement of Seller and Buyer; or
(b)   at any time, by either Seller or Buyer if any Restraint having any of the effects set forth in Section 7.1(a) of this Agreement shall be in effect and have become final and nonappealable; provided that such party has complied in all material respects with its obligations under Section 6.6; or
(c)   by written notice from Buyer, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Amundi Parties set forth herein shall have occurred, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Sections 7.3(a) or 7.3(b), and (ii) after receipt by Seller of written notice from Buyer of such breach or failure to perform, cannot be or has not been cured on or prior to July 8, 2025 (the “End Date”); provided that Buyer is not then in material breach with respect to any of its representations, warranties, covenants or other agreements contained in this Agreement; or
(d)   by written notice from Seller, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Buyer set forth herein shall have occurred, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Sections 7.2(a) or 7.2(b), and (ii) after receipt by Buyer of written notice from Seller of such breach or failure to perform, cannot be or has not been cured on or prior to the End Date; provided that the Amundi Parties are not then in material breach with respect to any of their representations, warranties, covenants or other agreements contained in this Agreement; or
(e)   by written notice by either Seller or Buyer to the other party, at any time after the End Date if the Closing shall not have occurred on or prior to such date; provided that the right to terminate this Agreement under this Section 11.1(e) shall not be available to such party if the action or inaction of the Amundi Parties or any of their respective Affiliates, or Buyer of any of its Affiliates, as applicable, has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and, in each case, such action or failure to act constitutes a material breach of this Agreement; or
(f)   by either Seller or Buyer if the approval by the stockholders of Buyer for the Share Issuance shall not have been obtained by reason of the failure to obtain the requisite Required Buyer Shareholder Vote at the Buyer Stockholders’ Meeting (or any adjournment or postponement thereof); or
(g)   by Seller, if the events set forth on Schedule 6.5(g) do not occur prior to the mailing of the Buyer Proxy Statement, and the approval by the stockholders of Buyer for the Governance Charter Amendment shall not have been obtained by reason of the failure to obtain the requisite Required Buyer Shareholder Vote at the Buyer Stockholders’ Meeting (or any adjournment or postponement thereof).
11.2.   Procedure and Effect of Termination.
In the event of the termination of this Agreement and the abandonment of the Contemplated Transactions, written notice thereof shall be given by Seller to Buyer or by Buyer to Seller, as applicable,

and this Agreement shall terminate and the Contemplated Transactions shall be abandoned without further action by any of the parties. If this Agreement is terminated pursuant to Section 11.1, no party hereto shall have any obligation or liability to the other parties hereto, except that the parties hereto shall remain bound by the provisions of this Section 11.2 and Section 6.14 (Public Announcements) and Article XII and by the provisions of the Confidentiality Agreement; provided that nothing herein shall relieve a defaulting or breaching party from any liability or damages arising out of its intentional and material breach of any covenant or agreement in this Agreement prior to such termination. Notwithstanding anything to the contrary in this Agreement, if an award of damages is sought against a party hereto for any alleged breach of this Agreement by such party hereto occurring prior to the termination of this Agreement, any such award of damages shall not be limited to reimbursement of expenses or out of pocket costs, and shall include the benefit of the bargain lost by the party hereto seeking an award of damages taking into consideration relevant matters, including other opportunities and the time value of money, which will be deemed to be damages payable to the party hereto seeking such award of damages, if and only to the extent ruled as such by the court before which the related Action is brought.
ARTICLE XII
Miscellaneous
12.1.   Expenses.
Except as otherwise specifically set forth herein, all fees and expenses (other than (a) Transfer Taxes which shall be dealt with in accordance with Section 6.7(a), (b) Consent Expenses which shall be dealt with in accordance with Section 2.5(e) and (c) the Tail Expenses, which shall be dealt with in accordance with Section 6.11(b)) in connection with the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not the Contemplated Transactions are consummated.
12.2.   Notices.
All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally, (b) on the date the delivering party receives confirmation, if delivered by electronic mail, so long as there is no bounce-back or similar error message, (c) three (3) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) one (1) Business Day after being sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.2):
If to Seller:	Amundi Asset Management S.A.S. Attn: [Redacted]; [Redacted]; [Redacted]
E-mail: [Redacted]
With a copy (which shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP 12, rue de Tilsitt 75008 Paris, France Attn: Sophie de Beer
E-mail: sdebeer@cgsh.com
and
Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Attn: Glenn P. McGrory James Jian Hu
E-mail: gmcgrory@cgsh.com JJHu@cgsh.com

If to Amundi Parent:	Amundi S.A. Attn: [Redacted]; [Redacted]; [Redacted]
E-mail: [Redacted]
With a copy (which shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP 12, rue de Tilsitt 75008 Paris, France Attn: Sophie de Beer
E-mail: sdebeer@cgsh.com
and
Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Attn: Glenn P. McGrory James Jian Hu
E-mail: gmcgrory@cgsh.com JJHu@cgsh.com
If to Buyer or, following the Closing, the Company:	Victory Capital Holdings, Inc. 15935 La Cantera Parkway San Antonio, Texas 78256 Attn: [Redacted] [Redacted]
E-mail: [Redacted]; [Redacted]
With a copy (which shall not constitute notice) to:
Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Attn: David K. Boston Danielle Scalzo
E-mail: dboston@willkie.com dscalzo@willkie.com
12.3.   Governing Law.
This Agreement shall in all respects be governed by, and construed in accordance with, the Laws (excluding conflict of laws rules and principles) of the State of Delaware applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.
12.4.   Entire Agreement.
This Agreement, together with the Annexes, Exhibits and Schedules hereto, the Company Disclosure Schedule, the Buyer Disclosure Schedule, the Other Transaction Documents and the Confidentiality Agreement, constitute the entire agreement of the parties relating to the subject matter hereof and supersede all prior drafts, contracts or agreements, whether oral or written, including the non-binding term sheet executed by the parties on April 15, 2024.
12.5.   Severability.
Should any provision of this Agreement or the application thereof to any Person or circumstance be held invalid or unenforceable to any extent: (a) such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition and shall be enforced to the greatest extent permitted by Law, (b) such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision as applied (i) to other Persons or circumstances or (ii) in any other jurisdiction, and (c) such unenforceability or prohibition shall not affect or invalidate any other provision of this Agreement.
12.6.   Amendment.
Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented or modified orally, but only by an instrument in writing signed by Buyer and Seller; provided that the observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver.
12.7.   Effect of Waiver or Consent.
No waiver or consent, express or implied, by any party to or of any breach or default by any party in the performance by such party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party of the same or any other obligations of such party hereunder. No single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce any right or power, shall preclude any other or further exercise thereof or the exercise of any other right or power.
12.8.   Parties in Interest; Limitation on Rights of Others.
The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, whether express or implied, shall be construed to give any Person (other than the parties hereto and their respective successors and permitted assigns and as expressly provided herein) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein, as a third-party beneficiary or otherwise.
12.9.   Assignability.
This Agreement shall not be assigned by Seller at any time without the prior written consent of Buyer. This Agreement shall not be assigned by Buyer at any time without the prior written consent of Seller.
12.10.   Disclosure Schedules.
The information set forth in the Company Disclosure Schedule and the Buyer Disclosure Schedule is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including any violation of Law or breach of any Contract. Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Company Disclosure Schedule or the Buyer Disclosure Schedule is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in the Company Disclosure Schedule or the Buyer Disclosure Schedule is or is not material for purposes of this Agreement. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Company Disclosure Schedule or the Buyer Disclosure Schedule is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in the Company Disclosure Schedule or the Buyer Disclosure Schedule is or is not in the ordinary course of business for purposes of this Agreement. The Company Disclosure Schedule and the Buyer Disclosure Schedule and the information and disclosures contained therein are intended only to qualify and limit the representations, warranties and covenants of the Amundi Parties and Buyer, respectively, contained in this Agreement. Nothing in the Company Disclosure Schedule or the Buyer Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in this Agreement or create any covenant. Matters reflected in the Company Disclosure Schedule and the Buyer Disclosure Schedule are not necessarily limited to matters required by the Agreement to be reflected in the Company Disclosure Schedule and the Buyer Disclosure Schedule, respectively. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. References to any document or information having been “delivered” or “made available” by the Company or the Amundi Parties to Buyer shall include the Company or the Amundi Parties or their Representatives (a) having posted, at least 24 hours before the date hereof, any such document or information to the electronic data site established for Project Squire by Intralinks on behalf of the Company and the Amundi Parties and to which Buyer and its Representatives (or a subset of Buyer’s Representatives, pursuant to a “clean team” arrangement) have been given access in connection with the transactions contemplated hereby, (b) otherwise having made a copy of such document or information available (electronically or otherwise) prior to the execution hereof (subject to any redaction reasonably deemed necessary or appropriate by the Company or the Amundi Parties of information contained therein) or (c) having publicly filed such document or information with the SEC or FINRA and which document or information is accessible by Buyer as of the date hereof.
12.11.   Jurisdiction; Court Proceedings; Waiver of Jury Trial.
(a)   Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Court of Chancery of the State of Delaware and any appellate court therefrom, or, solely to the extent such court declines subject-matter jurisdiction, the United States District Court for the District of Delaware and any appellate court therefrom (the “Chosen Courts”), and, solely in connection with claims arising out of or related to this Agreement or the transactions contemplated hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective and proper service if notice is given in accordance with Section 12.2 or in any other manner permitted by applicable Law.
(b)   EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY (i) CERTIFIES AND ACKNOWLEDGES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.11, (iii) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (iv) MAKES THIS WAIVER VOLUNTARILY.
12.12.   Amundi Parent Undertaking.
Amundi Parent hereby agrees that Amundi Parent will cause Seller to perform when due all of Seller’s payment obligations under or arising out of this Agreement and the transactions contemplated hereby, including under Article X hereof.
12.13.   No Other Duties.
The only duties and obligations of the parties under this Agreement are as specifically set forth in this Agreement, and no other duties or obligations shall be implied in fact, Law or equity, or under any principle of fiduciary obligation.

12.14.   Specific Performance.
(a)   The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that, in addition to any other remedies, each party shall be entitled to seek equitable relief. Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy.
(b)   If either party brings an Action to enforce specifically the performance of the terms and provisions of this Agreement (other than an Action to enforce specifically any provision that expressly survives termination of this Agreement) when expressly available to such party pursuant to the terms of this Agreement, the End Date shall automatically be extended to the later of (i) the twentieth (20th) Business Day following the resolution of such Action or (ii) such other time period established by the court presiding over such Action.
12.15.   Counterparts.
This Agreement may be executed by PDF signatures (including www.docusign.com) and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.
12.16.   Further Assurance.
If at any time after the Closing any further action is necessary or desirable to fully effect the Contemplated Transactions, each of the parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request.
12.17.   No Recourse.
Notwithstanding anything to the contrary contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith, each of the parties (on behalf of itself and its Affiliates) acknowledges and agrees that this Agreement may only be enforced against, and any claims that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement, may only be made against, the parties to this Agreement and no Affiliate of Buyer or the Amundi Parties that is not a party to this Agreement, shall have any obligation hereunder or in connection herewith or any liability for any obligation of any of the parties to this Agreement or for any claim based upon, arising out of or relating to the Contemplated Transactions, whether by enforcement of any judgment, fine or penalty, by any legal or equitable action, suit or proceeding, by virtue of any applicable Law or otherwise.
12.18.   Recognition of EU Bail-In.
(a)   Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Amundi Parties and Buyer or their respective Affiliates, each BRRD Counterparty acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the EEA Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:
(i)   the effect of the exercise of Bail-in Powers by the EEA Relevant Resolution Authority in relation to any BRRD Liability of:
(A)   any Amundi Party to Buyer under this Agreement; or
(B)   Buyer to any Amundi Party under this Agreement
(each, a “BRRD Party”), that, in each case (without limitation), may include and result in any of the following, or some combination thereof:
(C)   the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(D)   the conversion of all, or a portion, of the BRRD Liability into Equity Securities or other obligations of the relevant BRRD Party or another Person, and the issue to or conferral on the relevant BRRD Counterparty of Equity Securities or obligations;
(E)   the cancellation of the BRRD Liability; or
(F)   the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and
(ii)   the variation of the terms of this Agreement, as deemed necessary by the EEA Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the EEA Relevant Resolution Authority.
(b)   For the purposes of this Section 12.18:
(i)   “Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant EU Bail-in Legislation;
(ii)   “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms as amended from time to time prior to and in force at the Closing Date;
(iii)   “BRRD Counterparty” means any party to this Agreement to whom any BRRD Party owes a BRRD Liability under or in connection with this Agreement from time to time;
(iv)   “BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable EU Bail-in Legislation may be exercised;
(v)   “BRRD Party” has the meaning given in Section 12.18(a);
(vi)   “EEA” means the European Economic Area;
(vii)   “EEA Relevant Resolution Authority” means the resolution authority in the EEA with the ability to exercise any Bail-in Powers in relation to any Amundi Party or Buyer;
(viii)   “EU Bail-in Legislation” means in relation to a member state of the European Union which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; and
(ix)   “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule.
(signature pages follow)

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.
VICTORY CAPITAL HOLDINGS, INC.
By:
/s/ David C. Brown

Name:
David C. Brown

Title:
Chairman and Chief Executive Officer

[Signature Page to Contribution Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.
AMUNDI S.A. (solely for purposes of Article IV,
Section 6.3(d), Section 6.7(f), Section 6.8,
Section 6.14, Section 6.16, Section 6.17(b), Section 6.18,
Section 6.19, Section 6.21(b), Section 6.27, Article X
and Article XII)
By:
/s/ Valerie Baudson

Name:
Valarie Baudson

Title:
Chief Executive Officer

AMUNDI ASSET MANAGEMENT S.A.S.
By:
/s/ Valerie Baudson

Name:
Valerie Baudson

Title:
President

[Signature Page to Contribution Agreement]

Annex B
Agreed Form
THE SYMBOL “[REDACTED]” DENOTES PLACES WHERE CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS ANNEX BECAUSE IT IS BOTH (1) NOT MATERIAL, AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SHAREHOLDER AGREEMENT
by and between
VICTORY CAPITAL HOLDINGS, INC.
and
AMUNDI ASSET MANAGEMENT S.A.S.
Dated as of [           ] [      ], [      ]

B-i

B-ii

SHAREHOLDER AGREEMENT
This SHAREHOLDER AGREEMENT (this “Agreement”) is entered into as of [        ] [  ], [      ], by and between Victory Capital Holdings, Inc., a Delaware corporation (the “Company”), and Amundi Asset Management S.A.S., a French sociéte par actions simplifiée (the “Holder”). Capitalized terms that are used but not defined elsewhere herein are defined in Exhibit A.
WHEREAS, the Company and the Holder are parties to that certain Contribution Agreement, dated as of July 8, 2024 (as amended from time to time, the “Contribution Agreement”), pursuant to which, among other things, the Holder is contributing to the Company 100% of the equity interests of Amundi Holdings US, Inc., a Delaware corporation and direct subsidiary of the Holder, and in exchange therefor, at the closing of the transactions contemplated by the Contribution Agreement, the Company is issuing to the Holder, as consideration (i) [      ] newly issued shares of the Company’s Common Stock, $0.01 par value per share (“Common Stock”), representing as of the date hereof 4.9% of the Voting Securities of the Company (such shares of Common Stock issued to the Holder, the “Acquired Common Shares”) and (ii) [      ] newly issued shares of the Company’s Series A Non-Voting Convertible Preferred Stock, $0.01 par value per share (“Preferred Stock”), as determined in accordance with the Contribution Agreement (such shares of Preferred Stock issued to the Holder, the “Acquired Preferred Shares”); and
WHEREAS, as a condition to the obligations of the Company and the Holder under the Contribution Agreement, the Company and the Holder are entering into this Agreement for the purpose of granting certain rights to the Holder with respect to the Acquired Shares (as defined below), imposing limitations on Transfers of the Acquired Shares and imposing certain other limitations on the Holder with respect to its ownership of the Acquired Shares, in each case as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
ARTICLE I
RESALE SHELF REGISTRATION STATEMENT
Section 1.1   Resale Shelf Registration Statement.   Subject to the other applicable provisions of this Agreement, the Company shall prepare and file, as promptly as practicable after the date hereof, a registration statement covering the sale or distribution from time to time by the Holder, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holder in accordance with any customary method of distribution elected by the Holder in consultation with the Company (the “Resale Shelf Registration Statement”)) and shall use its reasonable best efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as is reasonably practicable and in any event within 90 days after the date of this Agreement.
Section 1.2   Effectiveness Period.   Once a Resale Shelf Registration Statement is declared or otherwise becomes effective, the Company shall, subject to the other applicable provisions of this Agreement, use its reasonable best efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable by the Holder for sales and distributions of the Registrable Securities until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).
Section 1.3   Subsequent Shelf Registration Statement.   If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to, as promptly as is reasonably practicable, cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall, as promptly as is reasonably practicable, amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holder thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to (a) if necessary, cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as reasonably practicable after the filing thereof and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable by the Holder for sales and distributions of Registrable Securities until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form S-3 to the extent that the Company is then eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holder in accordance with any customary method of distribution elected by the Holder in consultation with the Company.
Section 1.4   Supplements and Amendments.   The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.
Section 1.5   Right to Effect Shelf Takedowns.   Subject to Section 2.2 and Section 5.1, the Holder shall be entitled, at any time and from time to time when a Resale Shelf Registration Statement is effective, to sell any or all of the Registrable Securities covered by such Resale Shelf Registration Statement (a “Shelf Takedown”); provided, that, any Shelf Takedown that is an Underwritten Shelf Takedown shall be further subject to Section 1.6.
Section 1.6   Underwritten Shelf Takedowns.   Subject to Section 2.2 and Section 5.1, the Holder shall be entitled to request, by written notice to the Company (an “Underwritten Shelf Takedown Notice”), that the Shelf Takedown be an underwritten offering (an “Underwritten Shelf Takedown”); provided, that the Holder shall be entitled only to five (5) Underwritten Shelf Takedowns. The Underwritten Shelf Takedown Notice shall specify the number of Registrable Securities intended to be offered and sold by the Holder pursuant to the Underwritten Shelf Takedown. Notwithstanding the foregoing, in no event will the Company be required to effect (x) an Underwritten Shelf Takedown for an underwritten offering with anticipated gross proceeds of less than $250,000,000, (y) an Underwritten Shelf Takedown within the period commencing 14 days prior to and ending two Business Days following the Company’s scheduled earnings release date for any fiscal quarter or year or (z) more than one Underwritten Shelf Takedown in any three-month period.
Section 1.7   Selection of Underwriters.   In connection with an Underwritten Shelf Takedown, the Holder shall have the right to select the investment banking firm(s) and manager(s) to administer such Underwritten Shelf Takedown (including which such underwriters will serve as lead or co-lead), subject to the prior written approval of the Company (which approval shall not be unreasonably withheld, conditioned or delayed).
Section 1.8   Piggyback Secondary Registration.
(a)   Whenever the Company proposes to register the offer and sale of Common Stock under the Securities Act solely for the account of any other Persons (other than pursuant to a Resale Shelf Registration) (a “Piggyback Secondary Registration Statement”) to be used for any registration of Registrable Securities (a “Piggyback Secondary Registration”), to the extent that the Holder’s Registrable Securities are not at such time registered under a Resale Shelf Registration Statement or are otherwise required to be included in such Piggyback Secondary Registration Statement in order for the Holder to participate in an offering pursuant to such Piggyback Shelf Registration, the Company shall give the Holder, as soon as reasonably practicable (but in no event no less than ten (10) days prior to the filing of such registration statement) of its intention to effect such a registration and, subject to Section 1.8(b), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the Holder within ten (10) days after the Company’s notice has been given to the Holder. If any Piggyback Secondary Registration Statement pursuant to which the Holder has registered the offer and sale of Registrable Securities is a registration statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Secondary Shelf Registration Statement”), the Holder shall have the right, but not the obligation, to be notified of and to participate in any offering under such Piggyback Secondary Shelf Registration Statement (a “Piggyback Secondary Shelf Takedown”). Notwithstanding the foregoing, if at any time after giving written notice of its intention to register any Common Stock and prior to the effective date of the Piggyback Secondary Registration Statement, the Company shall determine for any reason not to register or to delay registration of the Common Stock covered by such Piggyback Secondary Registration or Piggyback Secondary Shelf Takedown, the Company shall give written notice of such determination to the Holder (to the extent it requested to register all or a portion of its Registrable Securities in such registration statement) and, thereupon, (1) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith, to the extent payable), and (2) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering the other shares of Common Stock covered by such Piggyback Secondary Registration or Piggyback Secondary Shelf Takedown.
(b)   If a Piggyback Secondary Registration or Piggyback Secondary Shelf Takedown is initiated as an underwritten offering on behalf of a holder of Common Stock other than the Holder, and the managing underwriter advises the Company in writing that in its reasonable and good faith opinion the number of securities proposed to be included in such registration or takedown, including all Registrable Securities proposed to be included in such underwritten offering, exceeds the number which can be sold in such offering and/or that the number of securities proposed to be included in any such registration or takedown would adversely affect the price, timing or distribution of the securities to be sold in such offering, the Company shall include in such registration or takedown (i) first, if such registration is effected through a contractual right to demand such registration by the Institutional Investors (as defined in the Second A&R Shareholders Agreement), the securities requested to be included therein by the Institutional Investors, (ii) second, other than in the case of clause (i), the securities requested to be included therein by the holder(s) requesting such registration or takedown and by the Holder, allocated pro rata among all such holders based on the relative number of securities then held by each such holder; and (iii) third, the securities requested to be included therein by other holders of Common Stock, allocated among such holders based on the relative number of securities then held by each such holder.
ARTICLE II
ADDITIONAL PROVISIONS REGARDING REGISTRATION RIGHTS
Section 2.1   Registration Procedures.   Subject to the other applicable provisions of this Agreement, including Section 1.6 and Section 2.2, in the case of each registration of Registrable Securities effected by the Company pursuant to Article I, the Company shall:
(a)   as promptly as practicable prepare and file with the SEC a registration statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such registration statement to become effective under the Securities Act as soon as practicable and remain effective for the period of the distribution contemplated thereby, in accordance with the applicable provisions of this Agreement;
(b)   prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as (x) may be reasonably requested by the Holder or (y) may be necessary to keep such registration statement effective until the end of the Effectiveness Period;
(c)   before filing any registration statement or prospectus, or any amendments or supplements thereto and in connection therewith, promptly furnish to the managing underwriter(s), if any, the Holder and the Holder’s legal counsel, without charge, copies of the registration statement and the prospectus included therein (including each preliminary prospectus) and any supplement thereto (in each case including all exhibits thereto and all documents incorporated by reference therein) proposed to be filed and provide the Holder and its legal counsel a reasonable opportunity to review and comment on such registration statement;
(d)   as promptly as is reasonably practicable, notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances under which they were made, and, subject to Section 2.2, as promptly as practicable prepare, file with the SEC and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances under which they were made;
(e)   use reasonable best efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or “blue sky” Laws of such jurisdictions within the United States as shall be reasonably requested in writing by the Holder or a managing underwriter, if any; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdictions where it would not otherwise be required to do so; or (ii) take any action that would subject it to general service of process in any such jurisdictions where it would not otherwise be subject, in each case but for this subsection;
(f)   use reasonable best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock is then listed;
(g)   in the case of an underwritten offering of Registrable Securities, as promptly as is reasonably practicable and subject to applicable Laws, incorporate in a supplement to the prospectus or a post-effective amendment to the registration statement such information as is reasonably requested by the managing underwriter(s) or the Holder to be included therein, the purchase price for the securities to be paid by the underwriters and any other applicable terms of such underwritten offering (and the Holder shall promptly supply any such information within its possession), and as promptly as is reasonably practicable make all required filings of such supplement or post-effective amendment;
(h)   in the case of an underwritten offering of Registrable Securities, enter into such customary agreements (including underwriting agreements in customary form, including customary indemnification arrangements) and take such other customary actions as the managing underwriter(s) of such offering reasonably requests to the extent necessary to facilitate the disposition of such Registrable Securities; provided that with respect to any request for so-called lock-up agreements, the Company shall only be obligated to provide such lock-up agreements as are customary for the intended method of distribution for the offering, the offering size and the market capitalization of the issuer and to the extent necessary or advisable to facilitate the disposition of such Registrable Securities;
(i)   in the case of an underwritten offering of Registrable Securities, make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves reasonably available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 2.1 shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required by Law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has actual knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person;
(j)   in the case of an underwritten offering of Registrable Securities, use reasonable best efforts to (i) furnish to each underwriter, if any, participating in an offering of Registrable Securities (A) all legal opinions of outside counsel to the Company required to be included in the registration statement and (B) a written legal opinion of outside counsel to the Company, dated the closing date of the offering, in form and substance as is customarily given in opinions of outside counsel to the Company to underwriters in underwritten registered offerings; and (ii) obtain (A) all consents of independent public accountants required to be included in the registration statement and (B) on the date of the execution of the applicable underwriting agreement and at the closing of the offering, dated the respective dates of delivery thereof, a “comfort letter” signed by the Company’s independent public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten registered offerings;
(k)   in the case of an underwritten offering of Registrable Securities, to the extent reasonably requested by the managing underwriter(s), assist in the marketing of the Registrable Securities to be sold in such underwritten offering and otherwise facilitate and cooperate with the Holder and the managing underwriter(s) in furtherance of their selling efforts related thereto; provided, that with respect to the Company’s and its senior management’s participation in any “road show” or similar presentations and meetings, including any “one-on-one” meetings with prospective purchasers of the Registrable Securities to be sold in such underwritten offering, the Company shall only be obligated to provide the foregoing to the extent customary for the intended method of distribution for the offering, the offering size and the market capitalization of the issuer and to the extent necessary or advisable to facilitate the disposition of such Registrable Securities;
(l)   promptly notify the Holder and the managing underwriter(s) of any underwritten offering (i) each time when a registration statement, pre-effective amendment thereto, prospectus or prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any oral or written comments by the SEC or any request by the SEC or other Governmental Authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information regarding the offering, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;
(m)   in the event of the issuance of any stop order suspending the effectiveness of a registration statement, any order suspending or preventing the use of any related prospectus or any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, use its reasonable best efforts to promptly obtain the withdrawal or lifting of any such order or suspension; and
(n)   cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the Holder may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to the applicable registration statement; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System.
The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(d), Section 2.1(l)(ii), Section 2.1(l)(iii) or Section 2.1(l)(iv), the Holder shall discontinue offers and sales of any Registrable Securities pursuant to such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished as soon as reasonably practicable, or until the Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and have received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company in writing, the Holder shall to return to the Company all copies then in its possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as is reasonably practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Holder thereof. In the event the Company invokes an Interruption Period hereunder and in the sole discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall provide written notice, as soon as is reasonably practicable, to the Holder that such Interruption Period is no longer applicable.
Section 2.2   Suspension.   The Company shall have the right, on two (2) occasions in any twelve (12)-month period, for a period of time not to exceed ninety (90) days in the aggregate for all two (2) such occasions in any such twelve (12)-month period, to (x) delay the filing (but not the preparation of) or initial effectiveness of any registration statement covering any Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities, and (z) require the Holder to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, if the Company delivers to the Holder a certificate signed by the Chief Executive Officer or other senior executive officer of the Company certifying that such registration and offering would require the Company to make an Adverse Disclosure (each activity in clause (x), (y) and (z), a “Suspension”); provided that, in the event of a Suspension, such Suspension shall terminate at such earlier time as the Company would no longer be required to make any Adverse Disclosure. The Holder shall keep the information contained in such certificate confidential and not disclose such information to any other Person except (A) to its representatives, advisors, employees or agents who reasonably need to know such information for purposes of advising the Holder with respect to its rights under this Agreement, (B) if and to the extent such matters are publicly disclosed by the Company or any of its subsidiaries or any other Person that, to the knowledge of the Holder, was not subject to an obligation or duty of confidentiality to the Company and its subsidiaries, or (C) as otherwise required by applicable Law. The Company shall promptly (i) notify the Holder of the expiration of any period under which it exercised its rights under this Section 2.2, (ii) amend or supplement any prospectus, if necessary, so it does not contain an untrue statement or omission and (iii) furnish to the Holder such number of copies of the prospectus as so amended and supplemented as the Holder may reasonably request. The Company agrees, if necessary, to supplement and make amendments to any registration if required by the registration form used by the Company for the applicable registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by the Holder.
Section 2.3   Expenses of Registration.   All Registration Expenses incurred in connection with any registration shall be borne by the Company; provided, that the Holder shall pay all applicable underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, on the Registrable Securities sold by such Holder.
Section 2.4   Information by Holder.   In connection with any registration hereunder, the Holder shall furnish to the Company such information regarding the Holder, its Affiliates, the Registrable Securities held by the Holder and the distribution proposed by the Holder as the Company may reasonably request and as shall be required by applicable Law in order to effect any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I of this Agreement are expressly conditioned on the timely provision of the foregoing information by the Holder and, without limitation of the foregoing, will be expressly conditioned on compliance by the Holder with the following:
(a)   the Holder will, and will cause its Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep such registration statement effective, the Holder will, and will cause its Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding the Holder and its Affiliates and such other information as the Company may reasonably request and as shall be required by applicable Law to enable the Company to prepare or amend such registration statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by the Holder and to maintain the currency and effectiveness thereof;
(b)   during such time as the Holder and its Affiliates may be engaged in a distribution of the Registrable Securities, the Holder will, and will cause its Affiliates to, comply with all Laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such Laws, will, and will cause its Affiliates to, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such Laws; (ii) distribute the Registrable Securities acquired by them solely in the manner described in the applicable registration statement and (iii) if required by applicable Law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by the Holder or its Affiliates, such copies of the applicable prospectus (as amended and supplemented prior to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree; and
(c)   the Holder shall, and shall cause its Affiliates to, (i) permit the Company and its representatives to examine such documents and records and will supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by the Holder and (ii) execute, deliver and perform under any agreements and instruments reasonably requested by the Company or its representatives to effectuate such registered offering, including opinions of counsel and questionnaires.
Section 2.5   Rule 144 Reporting.   With a view to making available the benefits of Rule 144 to the Holder, the Company agrees that, for so long as the Holder owns Registrable Securities, the Company will:
(a)   make and keep public information available, as those terms are understood and defined in Rule 144, for twelve (12) months after the issuance of any Registrable Securities to the Holder pursuant to the Contribution Agreement;
(b)   furnish to the Holder upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act; and
(c)   take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, or (ii) any similar rule or regulation hereafter adopted by the SEC.
ARTICLE III
INDEMNIFICATION RELATED TO REGISTRATION RIGHTS
Section 3.1   Indemnification by Company.   The Company shall, to the fullest extent permitted by Law, indemnify and hold harmless the Holder, its Affiliates, any “controlling person” (within the meaning of the Securities Act or the Exchange Act) of the Holder or any of its Affiliates, and each of their directors, officers, members, managers, shareholders, agents and employees (collectively, the “Holder Indemnified Parties”), from and against any and all expenses (including reasonable attorneys’ fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), claims, losses, damages, costs, judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions or proceedings in respect thereof, whether or not such Holder Indemnified Party is a party thereto) (collectively, “Losses”) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, prospectus (or prospectus supplement), preliminary prospectus (or prospectus supplement), offering circular, “free writing prospectus” (as such term is defined in Rule 405 under the Securities Act), or any amendment or supplement thereto, or any roadshow or investor presentation produced by or on behalf of the Company related to the offer and sale of Registrable Securities, (ii) any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (iii) any violation (or alleged violation) by the Company of any Laws applicable to the Company in connection with the registration of securities pursuant to this Agreement, or (iv) any failure to register or qualify a registration statement pursuant to this Agreement in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Holder (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such registration statement); provided, that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company, nor shall the Company be liable to any Holder Indemnified Party in any such case to the extent any such Loss or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus made therein in reliance upon, and in conformity with, written information regarding the Holder furnished to the Company by the Holder expressly for use therein. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Holder Indemnified Party and shall survive the transfer of such securities by such Holder.
Section 3.2   Indemnification by the Holder.   In connection with any registration in which the Holder of Registrable Securities is participating, the Holder shall, to the fullest extent permitted by Law, with respect to any Registrable Securities of the Holder covered by a registration statement or prospectus (including a prospectus supplement), indemnify the Company, any “controlling person” (within the meaning of the Securities Act or the Exchange Act) of the Company or any of its subsidiaries, and each of their directors, officers, members, managers, shareholders, agents and employees (collectively, the “Company Indemnified Parties”), against all Losses (or actions or proceedings in respect thereof, whether or not such Company Indemnified Party is a party thereto) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, prospectus, preliminary prospectus, offering circular, “free writing prospectus” or other document, or any amendment or supplement thereto, or (ii) any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each of clause (i) and (ii), solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “free writing prospectus” or other document in reliance upon and in conformity with written information regarding the Holder prepared and furnished to the Company by the Holder expressly for use therein; provided, however, that in no event shall any indemnity under this Section 3.2 payable by the Holder exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by the Holder in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Holder. This indemnity shall be in addition to any liability the Holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Company Indemnified Party.
Section 3.3   Notification.   If any Person shall be entitled to indemnification under this Section 3.3 (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as is reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party has agreed in writing to pay such fees, costs and expenses, (b) the Indemnifying Party shall have failed within a reasonable period of time after receipt of notice of such claim or action to assume such defense, or (c) in the reasonable judgment of any such Indemnified Party, based upon advice of its counsel, a conflict of interest exists or may potentially exist between such Indemnified Party and the Indemnifying Party with respect to such claims. The failure or delay of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Section 3.3 only to the extent that the failure or delay to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnification set forth in this Section 3.3 shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim.
Section 3.4   Contribution.   If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to, or unenforceable by, or is for any reason insufficient to hold harmless as contemplated by this Article III, an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.4. Notwithstanding the foregoing, the amount that the Holder will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) received by the Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
ARTICLE IV
TERMINATION OF REGISTRATION RIGHTS
Section 4.1   Termination of Registration Rights.   The rights of the Holder to cause the Company to register securities under Article I shall terminate on the date upon which the Holder no longer holds any Registrable Securities.
ARTICLE V
LOCK-UP; STANDSTILL PROVISIONS; OWNERSHIP LIMITATION MATTERS
Section 5.1   Lock-Up.
(a)   Subject to Section 5.1(b), the Holder agrees that it shall not Transfer any Lock-Up Shares until the end of the Lock-Up Period.
(b)   Notwithstanding any other provision of this Agreement, the Holder may Transfer the Lock-Up Shares during the Lock-Up Period (i) to any Permitted Transferee; (ii) in connection with a third-party tender or exchange offer to acquire any securities of the Company or in any other business combination, acquisition, merger, joint venture, recapitalization, restructuring or similar transaction involving the Company, in each case, approved by the Company’s Board of Directors (the “Board”); (iii) in the event of any Adverse Regulatory Event, but only such portion of the Lock-Up Shares as is necessary so that an Adverse Regulatory Event no longer exists; provided, further, no Transfer by the Holder pursuant to this clause (iii) shall be permitted if and to the extent that the Holder could otherwise exchange any shares of Common Stock held by it for shares of Preferred Stock in accordance with the terms of this Agreement so that the Adverse Regulatory Event no longer exists; (iv) in the event that the Holder or its Affiliate party thereto terminates the On-Shore Master Distribution and Services Agreement pursuant to Section [      ] thereof,

and terminates the Off-Shore Master Distribution and Services Agreement pursuant to Section [    ] thereof; (v) in accordance with Section 5.3, or (vi) to effectuate a Qualifying Sale; provided, however, that in the case of clause (i), such Permitted Transferee must enter into a written agreement with the Company and the Holder agreeing (x) to be bound by this Agreement and (y) that at any time such transferee ceases to qualify as a Permitted Transferee, to promptly transfer any such Lock-Up Shares back to the Holder or other Person that qualifies as a Permitted Transferee.
(c)   If any Transfer of Lock-Up Shares is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and the Company may refuse to recognize any such purported transferee of the Lock-Up Shares as a holder of Common Stock or Preferred Stock for any purpose. In order to enforce this Section 5.1, the Company may impose stop-transfer instructions with respect to the Lock-Up Shares until the end of the Lock-Up Period.
Section 5.2   Standstill.
(a)   Subject to Section 5.2(b), until the three (3)-year anniversary of the Closing Date (the “Standstill Period”), the Holder shall not, and shall cause each of its Affiliates not to, directly or indirectly, alone or in concert with others, without the prior written approval of the Board:
(i)
except with respect to exercising its rights in accordance with Article VI (subject to the limitations set forth therein) or with respect to the Holder’s acquisition of the Acquired Shares pursuant to Article II of the Contribution Agreement, acquire, cause to be acquired, or offer, seek or agree to acquire, whether by purchase, tender or exchange offer, knowingly through the acquisition of control of another Person (as defined below), through swap or hedging transactions, purchase of options or otherwise (the taking of any such action, an “Acquisition”), Beneficial Ownership of any Equity Securities;

(ii)
propose or initiate any tender or exchange offer involving any Equity Securities of the Company or any other business combination, acquisition, merger, joint venture, recapitalization, restructuring or similar transaction involving the Company, in each case, other than a transaction approved by the Board in writing;

(iii)
other than solely to solicit proxies to effectuate the election of the Holder Designees pursuant to Section 8.1, solicit any proxy, consent or other authority to vote of stockholders or conduct any other referendum (binding or non-binding) (including any “withhold,” “vote no” or similar campaign) with respect to, or from the holders of, Voting Securities of the Company, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in, or knowingly assist, knowingly advise, knowingly encourage or knowingly influence any Person (other than the Company) in, any “solicitation” of any proxy, consent or other authority to vote any Voting Securities of the Company (other than such assistance, advice, encouragement or influence that is consistent with the Board’s recommendation in connection with such matter);

(iv)
form, join, or in any way knowingly participate in any partnership, limited partnership, syndicate or group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities of the Company or otherwise act in concert with any Person in respect of any Voting Securities of the Company other than its Affiliates;

(v)
otherwise act, alone or in concert with others, to seek to control the management, Board or policies of the Company or, other than in accordance with Article VIII, to seek the removal of any member of the Board or to obtain representation on the Board;

(vi)
(A) grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card) for at any annual or special meeting of the stockholders of the Company, or any action by written consent of the Company’s stockholders in lieu thereof, and any adjournment, postponement, rescheduling or continuation thereof (each, a “Stockholder Meeting”) or (B) deposit or agree or propose to deposit any Voting Securities of the Company in any voting trust or similar arrangement, or subject any Voting Securities of the Company to any agreement or arrangement with respect to the voting of such securities (including a voting agreement or pooling arrangement), other than (I) any such voting trust or arrangement solely for the purpose of delivering to the Company or its designee a proxy, consent or other authority to vote in connection with a solicitation made by or on behalf of the Company or (II) customary brokerage accounts, margin accounts and prime brokerage accounts so long as the Holder retains the sole right to vote any such securities at any Stockholder Meeting;
(vii)
publicly make or publicly advance any request or proposal to amend, modify or waive any provision of this Section 5.2; provided, that the Holder may make confidential requests to the Board to amend, modify or waive any provision of this Section 5.2, it being understood the Board may accept or reject any such request or proposal;

(viii)
make any public statement, or take any action which would reasonably be expected to require that the Company make a public announcement, regarding any of the foregoing; or

(ix)
enter into any discussion, negotiation, agreement, arrangement or understanding concerning any of the foregoing (other than this Agreement) or knowingly encourage, knowingly assist, solicit, seek, or seek to cause any Person to undertake any action inconsistent with this Section 5.2.

(b)   Notwithstanding the foregoing in Section 5.2(a) or any other provision of this Agreement, the Holder and its Affiliates shall not be prohibited from making a confidential offer or proposal directly to the Board, and no restrictions set forth in Section 5.2(a) or any other provision in this Agreement shall in any way be deemed to (i) restrict or prohibit any actions taken or to be taken by any Holder Designee in its capacity as a member of the Board, (ii) restrict or prohibit the Holder from exercising its rights pursuant to any voting agreements entered into with Crestview or the Employee Shareholder Committee in connection with the transactions contemplated hereby in accordance with the terms thereof, (iii) restrict or prohibit the Holder from exercising any of its rights under this Agreement, including under Section 6.4 and Section 7.2, and its consent rights set forth in Article IX, or (iv) restrict or prohibit the Holder from exercising its rights as a Holder in accordance with the terms of the Preferred Stock.
(c)   In addition to the restrictions set forth in Section 5.1 and Section 5.2(a), until the seven (7)-year anniversary of the Closing Date, neither Holder nor any of its Affiliates shall be permitted to enter into or consummate any privately negotiated Transfer of Equity Securities, which would result in any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) having Beneficial Ownership of fifteen percent (15%) or more of the outstanding capital stock of the Company after giving effect to such Transfer, other than any Transfer to any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) having Beneficial Ownership of fifty percent (50%) or more the outstanding capital stock of the Company before giving effect to such Transfer. For the avoidance of doubt, this Section 5.2(c) shall not restrict any Transfer of Equity Securities pursuant to (i) any registered underwritten offering, any registered or Rule 144 sale to the public through a broker or underwriter where the Holder does not direct the broker or underwriter with respect to any ultimate purchasers, or (ii) any tender offer, exchange offer, merger, business combination or other similar transaction, in each case, in accordance with, and to the extent permitted by, Section 5.1, to the extent applicable; provided, further, that in the case of a third-party tender or exchange offer, such third-party tender or exchange offer shall be with respect to at least a majority of the outstanding shares of Common Stock.
(d)   For all purposes of this Agreement, the Holder shall not be deemed to be a part of a group (within the meaning of Section 13(d)(3) of the Exchange Act) with Crestview and the Employee Shareholder Committee, as applicable, solely as a result of the transactions contemplated by voting agreements entered into with such parties pursuant to the terms of the Contribution Agreement.
Section 5.3   Ownership Limitation Matters.
(a)   Prior to the occurrence (if any) of a BHCA Fall-Away Condition, the Holder shall be required to comply with the requirements set forth in Section 5.3(a)(i)-(x). For the avoidance of doubt, (x) in the event that a BHCA Fall-Away Condition occurs prior to the expiration of the Standstill Period, the restrictions set forth in Section 5.3(a)(i)-(vi) shall continue to apply and the restrictions set forth in Section 5.3(a)(vii)-(x) shall cease to apply, and (y) upon the occurrence of a BHCA Fall-Away Condition following the expiration of the Standstill Period, all of the restrictions set forth in Section 5.3(a)(i) – (x) shall cease to apply (subject to the terms of Section 5.2 and Section 5.3(b)).

(i)
In addition to the restrictions set forth in Section 5.2 above, the Holder agrees that it shall not, and shall cause its BHCA Affiliates not to, at any time, directly or indirectly (A) acquire Control of any Voting Securities of the Company or any security, option, warrant, or other financial instrument that is convertible into, exercisable for, exchangeable for, or otherwise may become a Voting Security of the Company if, after giving effect to such acquisition, the Holder and its BHCA Affiliates would Control a Voting Percentage with respect to the Company that is greater than the then-applicable Voting Ownership Threshold or (B) acquire Control of any Equity Securities of the Company if, after giving effect to such acquisition, the Holder and its BHCA Affiliates would Control a percentage of the Total Equity of the Company that is greater than the Economic Ownership Limitation. If at any time or from time to time the Company or the Holder becomes aware of any event that has caused, or which could reasonably be expected to cause: (x) the Holder and its BHCA Affiliates to Control, directly or indirectly, a Voting Percentage with respect to the Company that is greater than the then-applicable Voting Ownership Threshold, or (y) the percentage of the Total Equity of the Company that is Controlled by the Holder and its BHCA Affiliates, directly or indirectly, to exceed the Economic Ownership Limitation, as applicable, such party shall promptly notify in writing the other party of such event (provided that, in the case of the Company, the Company shall use reasonable best efforts to not disclose any material non-public information that would prohibit the Holder from selling, divesting or disposing of such number of shares of capital stock of the Company in accordance with Section 5.3(a)(iii), in each case under applicable securities Laws). In the event the Board authorizes the Company to implement a share repurchase program, it shall reasonably promptly thereafter issue a press release or otherwise publicly announce that the Board has authorized and approved a share repurchase program, indicating in such announcement, substantially the same type of information that the Company would typically include, consistent with past practice.

(ii)
The Holder shall provide the Company with (A) information regarding its ownership or Control of Equity Securities of the Company as may be reasonably requested by the Company from time to time, and (B) prompt written notice of any transfer, sale or purchase of any Equity Securities; provided, that if a BHCA Fall-Away Condition occurs during the Standstill Period, the requirements set forth in this Section 5.3(a)(ii) shall not apply from and after the occurrence of such BHCA Fall-Away Condition.

(iii)
If, at any time, the Company notifies the Holder that an event has occurred or is reasonably likely to occur that will result in the Holder and its BHCA Affiliates Controlling a Voting Percentage with respect to the Company that is greater than the then-applicable Voting Ownership Threshold (an “Exchange Event”), then, upon the occurrence of and simultaneously with such Exchange Event, the shares of Common Stock in excess of the then-applicable Voting Ownership Threshold shall be immediately and automatically deemed exchanged for shares of Preferred Stock and, in such a case, the Holder shall promptly exchange such shares of Common Stock for shares of Preferred Stock in accordance with Section 7.2, and the Company shall issue such shares of Preferred Stock in accordance with Section 7.2, such that, after giving effect to such exchange, the Holder and its BHCA Affiliates will Control a Voting Percentage with respect to the Company that is equal to the then-applicable Voting Ownership Threshold.

(iv)
If, at any time, the Holder or any of its BHCA Affiliates becomes aware of an Exchange Event, then, upon the occurrence of and simultaneously with such Exchange Event, the shares of Common Stock in excess of the then-applicable Voting Ownership Threshold shall be immediately and automatically deemed exchanged for shares of Preferred Stock and, in such case, the Holder shall promptly exchange such shares of Common Stock for shares of Preferred Stock in accordance with Section 7.2, and the Company shall issue such shares of Preferred Stock in accordance with Section 7.2, such that, after giving effect to such exchange, the Holder and its BHCA Affiliates will Control a Voting Percentage with respect to the Company that is equal to the then-applicable Voting Ownership Threshold.

(v)
Notwithstanding any other provision of this Agreement, if, at any time, (A) the Company or the Holder notifies the other party that an event is reasonably likely to occur that will result in the Holder and its BHCA Affiliates Controlling a percentage of the Total Equity of the Company that is greater than the Economic Ownership Limitation or (B) under any other circumstance, the percentage of the Total Equity of the Company that is Controlled by the Holder and its BHCA Affiliates, directly or indirectly, is reasonably likely to exceed or exceeds the Economic Ownership Limitation, the Holder and its BHCA Affiliates shall, as soon as reasonably practicable after the date on which such percentage equals or exceeds the Economic Ownership Limitation, sell, divest, or dispose of such number of shares of capital stock of the Company that, after giving effect to such sale, divestiture or disposal, the percentage of the Total Equity of the Company that is Controlled by the Holder and its BHCA Affiliates will be equal to the Economic Ownership Limitation (and any such sale, divestiture, or disposal shall be treated as a “Qualifying Sale” hereunder).
(vi)
As of the date hereof neither the Holder nor any of its BHCA Affiliates has sought any non-control determination or other similar approval, authorization, confirmation or determination from the Federal Reserve Board to the effect that an increase of the Voting Ownership Threshold above four and nine tenths percent (4.9%) of any class of Voting Securities of the Company would not constitute Control or trigger any presumption of “control” for purposes of the BHC Act (a “Non-Control Determination”). The Holder agrees that, during the Standstill Period, it shall not, and shall cause its BHCA Affiliates not to, seek a Non-Control Determination from the Federal Reserve Board to increase the Voting Ownership Threshold above four and nine tenths percent (4.9%); provided, that following the expiration of the Standstill Period, the Holder and its BHCA Affiliates may seek a Non-Control Determination from the Federal Reserve Board to increase the Voting Ownership Threshold solely in accordance with Sections 5.3(a)(vii) – (ix) below.

(vii)
During the First Post-Standstill Period, the Holder and its BHCA Affiliates may seek a Non-Control Determination from the Federal Reserve Board to increase the Voting Ownership Threshold above four and nine tenths percent (4.9%) to no more than ten and one tenths percent (10.1%). If such Non-Control Determination is granted and reasonably satisfactory evidence thereof is provided to the Company, the Voting Ownership Threshold shall be automatically adjusted to ten and one tenths percent (10.1%) or such lower percentage as is expressly authorized by the Federal Reserve in such Non-Control Determination.

(viii)
During the Second Post-Standstill Period, the Holder and its BHCA Affiliates may seek a Non-Control Determination from the Federal Reserve Board to increase the Voting Ownership Threshold to no more than fourteen and nine tenths percent (14.9%). If such Non-Control Determination is granted and reasonably satisfactory evidence thereof is provided to the Company, the Voting Ownership Threshold shall be automatically adjusted to fourteen and nine tenths percent (14.9%) or such lower percentage as is expressly authorized by the Federal Reserve in such Non-Control Determination.

(ix)
During the Third Post-Standstill Period, the Holder and its BHCA Affiliates may seek a Non-Control Determination from the Federal Reserve Board to increase the Voting Ownership Threshold to no more than (x) if the 24.9% Condition is not then satisfied, nineteen and nine tenths percent (19.9%) or (y) if the 24.9% Condition is then satisfied, twenty four and nine tenths percent (24.9%). If such Non-Control Determination is granted and reasonably satisfactory evidence thereof is provided to the Company, the Voting Ownership Threshold shall be automatically adjusted to (A) if a Non-Control Determination is obtained pursuant to clause (x) of the preceding sentence, nineteen and nine-tenths percent (19.9%) or (B) if a Non-Control Determination is obtained pursuant to clause (y) of the preceding sentence, twenty four and nine tenths percent (24.9%), in each case or such lower percentage as is expressly authorized by the Federal Reserve in such Non-Control Determination.

(x)
If, at any time following the grant of any Non-Control Determination pursuant to the foregoing Sections 5.3(a)(vii) – (ix), either (A) the Federal Reserve Board revokes or withdraws such Non-Control Determination or the Non-Control Determination for any reason becomes invalid, (B) the Holder or any of its BHCA Affiliates cease to meet any condition or other requirement of such Non-Control Determination, or any of the facts based on which the Non-Control Determination was granted have changed or (C) any change in law or regulation (or interpretation thereof) occurs that would result in the Voting Percentage with respect to the Company that is Controlled by the Holder and its BHCA Affiliates being deemed to constitute Control or trigger any presumption of “control” for BHC Act purposes (each, a “Dropdown Event”), the Voting Ownership Threshold shall be immediately and automatically decreased to the applicable Dropdown Percentage. Upon the occurrence of a Dropdown Event, any Voting Securities of the Company in excess of the Dropdown Percentage that are Controlled by the Holder or any of its BHCA Affiliates shall be immediately and automatically deemed exchanged for shares of Preferred Stock and, in such a case, the Holder shall promptly exchange such shares of Common Stock for shares of Preferred Stock in accordance with Section 7.2, and the Company shall issue such shares of Preferred Stock in accordance with Section 7.2, such that, after giving effect to such exchange, the Holder and its BHCA Affiliates will Control a Voting Percentage with respect to the Company that is equal to the Dropdown Percentage. The Holder shall promptly notify the Company if the Holder or any of its BHCA Affiliates becomes aware of the occurrence of any Dropdown Event, it being acknowledged and agreed that the failure or delay in giving such notice shall not have any impact on the foregoing provisions of this Section 5.3(a)(x).
(b)   Notwithstanding the occurrence (if any) of a BHCA Fall-Away Condition (which, for the avoidance of doubt and subject to Section 5.3(a), may only occur following the expiration of the Standstill Period) in addition to the restrictions set forth in Section 5.2 above, the Holder shall not and shall cause its Affiliates not to:
(i)
acquire Beneficial Ownership of Voting Securities during the First Post-Standstill Period if, after giving effect to such acquisition, the Holder and its Affiliates collectively would own in excess of ten and one tenths percent (10.1%) of the Company’s Voting Securities;

(ii)
acquire Beneficial Ownership of Voting Securities during the Second Post-Standstill Period if, after giving effect to such acquisition, the Holder and its Affiliates collectively would own in excess of fourteen and nine tenths percent (14.9%) of the Company’s Voting Securities; and

(iii)
acquire Beneficial Ownership of Voting Securities during the Third Post-Standstill Period if, after giving effect to such acquisition, the Holder and its Affiliates collectively would own in excess of (x) if the 24.9% Condition is not then satisfied, nineteen and nine tenths percent (19.9%) of the Company’s Voting Securities or (y) if the 24.9% Condition is then satisfied, twenty four and nine tenths percent (24.9%) of the Company’s Voting Securities.

(c)   After the expiration of the Standstill Period, notwithstanding anything in this Agreement to the contrary, nothing shall prohibit (i) the Holder or any of its Affiliates from making an offer to the Company to acquire a majority (or more than a majority) of any class of the outstanding shares of capital stock of the Company (whether by merger, consolidation, stock purchase or otherwise), (ii) proposing or initiating any tender or exchange offer involving any Equity Securities of the Company or any other business combination, acquisition, merger, joint venture, recapitalization, restructuring or similar transaction involving the Company that would result in Holder and its Affiliates owning a majority (or more than a majority) of any class of the outstanding shares of capital stock of the Company or (iii) the execution or consummation of any transaction contemplated in clause (i) or clause (ii), it being understood that in connection with any such consummation, the provisions of this Section 5.3 shall terminate and be of no further force or effect immediately prior to such consummation.
Section 5.4   Client Funds.   The Company acknowledges that the Holder and its BHCA Affiliates manage securities on behalf of third-parties and agrees that none of the restrictions set forth in this Article V (or otherwise in this Agreement) shall apply in respect of securities held or acquired by the Holder or its BHCA Affiliates in a fiduciary capacity, directly or indirectly, through new or existing funds, accounts or other vehicles or otherwise, which securities are managed by the Holder or any of its BHCA Affiliates on behalf of third parties that are not BHCA Affiliates of Holder.
ARTICLE VI
PARTICIPATION RIGHTS
Section 6.1   Certain Issuances.   From the Closing until such time as the Holder and its Permitted Transferees first cease to own at least forty percent (40%) of the Acquired Shares received by the Holder pursuant to Article II of the Contribution Agreement (without giving effect to any Net Qualifying Sales that have been completed), if the Company makes any public or non-public offering of any Equity Securities for cash (any such security, other than Exempted Securities, a “New Security”), the Holder shall be afforded the opportunity to acquire from the Company the Holder’s Pro-Rata Portion of such New Securities for the same price as that offered to the other purchasers of such Equity Securities (except, in the case of any Equity Securities otherwise subject to a public offering, the purchase price shall be the gross price of such Equity Securities and shall not be net of any underwriters’ discount, commission or similar fee); provided that, if the acquisition of such New Securities by the Holder would result in the Holder and its BHCA Affiliates Controlling a Voting Percentage with respect to the Company that is greater than the then-applicable Voting Ownership Threshold, then the Company shall, in lieu thereof, issue shares of Preferred Stock in an amount equal to the Voting Securities of the Company represented by the New Securities to be acquired by the Holder in excess of the then-applicable Voting Ownership Threshold. The amount of New Securities (or shares of Preferred Stock in lieu thereof in accordance with the preceding sentence) that the Holder shall be entitled to purchase in the aggregate shall be determined by multiplying (1) the total number of such offered shares of New Securities by (2) the Holder’s Pro-Rata Portion as of the date of the Participation Rights Notice.
Section 6.2   Participation Rights Notice.   If the Company proposes to offer New Securities that are subject to the participation rights of the Holder pursuant to this Article VI, it shall give the Holder written notice (the “Participation Rights Notice”) of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of New Securities and other anticipated material terms and timing upon which the Company proposes to offer the same at least ten (10) calendar days prior to such issuance (or, in the case of a registered public offering, at least ten (10) calendar days prior to the commencement of such registered public offering) (provided that, to the extent the terms of such offering cannot reasonably be provided ten (10) calendar days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in any event prior to such issuance). The Company may provide such notice to the Holder on a confidential basis prior to public disclosure of such offering. The Holder may notify the Company in writing at any time on or prior to the earlier of (i) five (5) calendar days following the delivery of the Participation Rights Notice, and (ii) the second (2nd) Business Day immediately preceding the date of such issuance (or, if notice of all such terms has not been given earlier than the second (2nd) Business Day immediately preceding the date of such issuance, at any time prior to such issuance) whether the Holder will exercise such participation rights and as to the amount of New Securities the Holder will purchase, up to the maximum amount calculated pursuant to Section 6.1. Such notice to the Company shall constitute a binding commitment by the Holder to purchase the amount of New Securities (or shares of Preferred Stock in lieu thereof in accordance with the last proviso in Section 6.1) so specified at the price and other terms set forth in the Participation Rights Notice. Subject to the Company’s timely delivery of the Participation Rights Notice, the failure of the Holder to respond by the time a response is required pursuant to this Section 6.2 shall be deemed to be a waiver of the Holder’s participation rights under this Article VI only with respect to the offering described in the applicable Participation Rights Notice.
Section 6.3   Participation Rights Closing.   The Holder shall purchase the New Securities (or shares of Preferred Stock in lieu thereof in accordance with the last proviso in Section 6.1) that it has elected to purchase under this Article VI concurrently with the related issuance of such New Securities by the Company (subject to the receipt of any required approvals from any governmental entity to consummate such purchase by the Holder). If the proposed issuance by the Company of securities which gave rise to the exercise by the Holder of its participation rights pursuant to this Article VI is terminated or abandoned by the Company without the issuance of any securities, then the participation rights of the Holder pursuant to this Article VI shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by the Holder in respect thereof shall be refunded in full.
Section 6.4   Certain Exempt Issuances.   In the event that the Holder is not entitled to acquire Equity Securities pursuant to this Article VI because such issuance is with respect to Exempted Securities contemplated in clauses (i), (ii), (v) and (vi) of the definition thereof, within thirty (30) Business Days following its receipt of written notice delivered by the Company of such issuance, the Holder shall, upon written notice to the Company confirming its intention to exercise its rights pursuant to this Section 6.4, be entitled to acquire such number of shares of Common Stock in open market purchases in an aggregate amount equal to its Pro-Rata Portion of such issuance of Exempted Securities as if such issuance was of New Securities pursuant to which the Holder would have been entitled to exercise its participation rights pursuant to this Article VI; provided, that, if the Holder’s exercise of its rights pursuant to this Section 6.4 would result in the Holder and its BHCA Affiliates Controlling a Voting Percentage with respect to the Company that is greater than the then-applicable Voting Ownership Threshold, the Company shall, upon receipt of a written notice from the Holder confirming its intention to exercise its rights pursuant to this Section 6.4, prior to or simultaneously with such open market purchase, exchange such shares of Common Stock for shares of Preferred Stock in accordance with Section 7.2 such that, after giving effect to such open market purchases and the exchange, the Voting Securities of the Company Controlled by the Holder and its BHCA Affiliates will represent a Voting Percentage equal to or less than the then-applicable Voting Ownership Threshold.
ARTICLE VII
QUALIFYING SALES; EXCHANGE PROVISIONS; SALES PROCEDURES
Section 7.1   Qualifying Sales.   Following the Closing and after such time as the Company has repurchased, on a cumulative basis, more than 10% of the Fully Diluted Shares as of the date hereof (as adjusted for subdivisions, stock-splits, reverse stock-splits, recapitalizations or similar events, and as adjusted to give effect to all issuances of capital stock pursuant to the Contribution Agreement, including if issued after the date hereof) (the “Share Repurchase Threshold”), then concurrently with the Company’s filing of its Form 10-Q for each fiscal quarter after such date, the Company shall deliver (i) a written notice (a “Qualifying Sale Notice”) to the Holder setting forth its calculation of the Repurchase Amount in such quarter, and (ii) a FIRPTA Certificate and corresponding notice (to the extent provided in Section 7.4), and thereafter, the Holder shall be entitled to sell during the fiscal quarter in which the Qualifying Sale Notice is delivered (whether through open market sales or through participation in an issuer tender offer, if applicable) an aggregate number of Acquired Shares equal to the (a) Repurchase Amount in such Qualifying Sale Notice, multiplied by (b) the Holder’s Pro-Rata Portion determined as of the beginning of the fiscal quarter for which such Qualifying Sale Notice was delivered (each such sale if effected by the Holder in accordance with the terms hereof, a “Qualifying Sale”). Notwithstanding anything to the contrary stated herein, the Company shall not be required to deliver a Qualifying Sale Notice for any fiscal quarter in which no repurchase of capital stock of the Company has occurred.
Section 7.2   Exchange of Common Stock for Preferred Stock
(a)   At any time and from time to time after the Closing in accordance with Section 7.2(b), (i) the Holder and its BHCA Affiliates shall be entitled to exchange any shares of Common Stock held by it for shares of Preferred Stock on a [one-to-one basis]2 and (ii) the Holder shall be required to exchange any shares of Common Stock held by its for shares of Preferred Stock on a [one-to-one basis]3 when required pursuant to Section 5.3(a)(iii), Section 5.3(a)(iv), Section 5.3(a)(x) or Section 6.4, as applicable.
(b)   In order for the Holder to exchange shares of Common Stock held by it for shares of Preferred Stock pursuant to Section 7.2(a), the Holder shall deliver an irrevocable notice (an “Exchange Notice”) to the Company setting forth (i) the Holder’s name and address, (ii) the number of shares of Common Stock to be exchanged (and in the case of Section 7.2(a)(ii), the number of shares of Common Stock required to be exchanged pursuant to Section 5.3(a)(iii), Section 5.3(a)(iv), Section 5.3(a)(x) or Section 6.4, as applicable)

2
Note to Draft:   If the stockholders do not approve the Certificate of Amendment of the Certificate of Incorporation to increase the number of authorized shares of preferred stock of the Corporation, then the conversion ratio for the conversion of Common Stock into Series A Preferred Stock shall be 10:1 rather than 1:1 and all necessary revisions to implement the 10:1 conversion ratio shall be made to this Agreement.

3
Note to Draft:   If the stockholders do not approve the Certificate of Amendment of the Certificate of Incorporation to increase the number of authorized shares of preferred stock of the Corporation, then the conversion ratio for the conversion of Common Stock into Series A Preferred Stock shall be 10:1 rather than 1:1 and all necessary revisions to implement the 10:1 conversion ratio shall be made to this Agreement.

and (iii) the proposed closing date of such exchange, which must be no later than ten (10) days following the delivery of the notice; provided, however, that the parties shall use their respective reasonable best efforts to consummate an exchange pursuant to Section 5.3(a)(iii), Section 5.3(a)(iv), Section 5.3(a)(x) or Section 6.4 prior to or simultaneously with the relevant event given rise to such exchange. The Company shall, substantially concurrently with any exchange of shares of Common Stock for shares of Preferred Stock pursuant to this Article VII, cause its transfer agent to issue and deliver to the Holder the number of shares of Preferred Stock issuable upon such exchange in accordance with the provisions hereof, which delivery may be in book-entry form, and such shares of Preferred Stock shall have the powers, designations, preferences and other rights, including in respect of dividends, distributions, liquidation and other similar rights, set forth in the Certificate of Designations. In connection with any exchange contemplated pursuant to this Article VII, the Holder (or its BHCA Affiliates) shall be required to execute and deliver such documentation as may be reasonably requested by the Company, including an exchange agreement containing customary representations in respect solely of the Holder’s (or its BHCA Affiliates’) authority and title and ownership of the applicable shares to be exchanged, and duly executed instruments of transfer. In the event an exchange pursuant to Section 5.3(a)(iii), Section 5.3(a)(iv), Section 5.3(a)(x) or Section 6.4, as applicable, shall be delayed for any reason, the Common Stock to be exchanged shall be deemed exchanged for Preferred Stock immediately upon occurrence of the relevant event giving rise to such exchange.
(c)   All shares of Common Stock which shall have been surrendered for exchange as herein provided in this Article VII shall no longer be deemed to be outstanding and all rights of the Holder with respect to such shares shall immediately cease and terminate at the closing of such exchange (or, in the case of any exchange pursuant to Section 5.3(a)(iii), Section 5.3(a)(iv), Section 5.3(a)(x) or Section 6.4, as applicable, immediately upon occurrence of the relevant event giving rise to such exchange).
(d)   For U.S. federal and applicable state and local income tax purposes, the parties intend to treat an exchange of shares of Common Stock for shares of Preferred Stock pursuant to this Section 7.2 as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code (or any successor provision or similar provision of state or local U.S. tax Law) to the maximum extent permitted by applicable Law, and none of the parties shall take a position inconsistent with the foregoing except to the extent required by applicable Law.
Section 7.3   Sales Procedures.   To the extent the Holder purchases or sells any Equity Securities of the Company, including pursuant to Section 6.4 and Section 7.1, as applicable, and for so long as the Holder or any of its Affiliates is an “insider” of the Company, the Holder shall, and shall cause such Affiliate, to comply with Regulation M promulgated under the Exchange Act in connection with such purchase or sale. For so long as the Holder or any of its Affiliates is an “insider” of the Company, the Holder shall provide written notice to the Company of any contemplated transaction in the Equity Securities of the Company that would constitute a “distribution” under Regulation M promulgated under the Exchange Act. Following the consummation of any such transaction, the Holder shall provide written notice of the same to the Company. The Holder acknowledges that securities Laws place certain restrictions on any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.
Section 7.4   FIRPTA Certificate.   The Company agrees that, from time to time as provided in the following sentence, to the extent it is legally able to do so, the Company will provide a certificate in form and substance consistent with the requirements of Treasury Regulations Section 1.897-2(h), certifying that the Company is not, and was not at any time during the 5-year period ending on the date on which such certification is delivered pursuant to this Section 7.4 (other than in the case of any exchange of Common Stock for shares of Preferred Stock pursuant to Section 5.3(a)(iii), Section 5.3(a)(iv), Section 5.3(a)(x) or Section 6.4, in which case the FIRPTA Certificate shall be dated as of the date of such exchange), a U.S. real property holding corporation within the meaning of Section 897 of the Code (a “FIRPTA Certificate”), together with a copy of the required notice to the U.S. Internal Revenue Service, as required under Treasury Regulations Section 1.897-2(h)(2). The FIRPTA Certificate and notice described in the preceding sentence shall be delivered to the Holder (or its applicable Affiliate) (a) together with any Qualifying Sale Notice delivered to the Holder pursuant to Section 7.1, and (b) as soon as reasonably practicable, and in no event later than three (3) Business Days following (i) the Company’s receipt of an Exchange Notice pursuant to Section 7.2, provided, that if the closing date for the proposed exchange included in the Exchange Notice is sooner than three (3) Business Days after the delivery of such Exchange Notice, the Company shall use commercially reasonable efforts to deliver the FIRPTA Certificate and notice by such proposed closing date, or (ii) the Holder’s request in connection with any other proposed transfer, sale, exchange or other disposition of Common Stock, Preferred Stock or other Equity Securities by the Holder or its Affiliate permitted under this Agreement. The Company shall comply with applicable reporting requirements with respect to any such FIRPTA Certificate as required by applicable Law.
ARTICLE VIII
BOARD MATTERS
Section 8.1   Board Nomination Rights.
(a)
(i)
At the Closing, the Holder Designees (as defined below) have been appointed to the Board. From and after the Closing, (i) until such time as the Holder and its Permitted Transferees first cease to own at least fifty percent (50%) of the Acquired Shares received by the Holder pursuant to Article II of the Contribution Agreement (without giving effect to any Net Qualifying Sales that have been completed), the Holder shall have the right to require the Company to nominate and use its reasonable best efforts (subject to applicable Law and the exercise of the fiduciary duties of the Board) to have two (2) individuals designated by the Holder, in each case, that are reasonably acceptable to the Company (the “Holder Designees”) elected to the Board, and (ii) until such time as the Holder and its Permitted Transferees first cease to own at least thirty three percent (33%) but less than fifty percent (50%) of Acquired Shares received by the Holder pursuant to Article II of the Contribution Agreement (without giving effect to any Net Qualifying Sales that have been completed), the Holder shall have the right to require the Company to nominate and use its reasonable best efforts (subject to applicable Law and the exercise of the fiduciary duties of the Board) to have one Holder Designee elected to the Board that is reasonably acceptable to the Company. In the event the Company determines any Holder Nominee not to be reasonably acceptable, it shall promptly inform the Holder of such determination and the basis for such determination. From and after the Closing, for so long as the Holder has the right to require the Company to nominate any Holder Designee to the Board pursuant to this Section 8.1(a), the Company shall, subject to applicable Law and the exercise of the fiduciary duties of the Board, nominate and include in any proxy statement prepared, used, delivered or publicly filed by the Company to solicit the vote of its stockholders in connection with any meeting of Company stockholders the recommendation of the Board that stockholders of the Company vote in favor of the applicable Holder Designees.

(ii)
In the event of any increase or decrease in the size of the Board after the Closing, the number of Holder Designees the Holder shall be entitled to request the Company to nominate shall be proportionally increased or decreased to maintain the same level of board nomination rights contemplated pursuant to this Section 8.1; provided, that, (a) the Holder shall have the right to require the Company to nominate two (2) Holder Designees to the Board if the size of the Board is eight (8) or nine (9) members, and (b) the Holder shall have the right to require the Company to nominate one Holder Designee to the Board if the size of the Board is seven (7) or fewer members but not less than three (3); provided, further, subject to applicable Law and the last sentence hereof, the Company shall not be permitted to reduce the size of the Board below eight (8) members for so long as the Holder has the right to require the Company to nominate at least two (2) members to the Board. For purposes of the preceding sentence, a vacancy on the Board will not be considered a reduction in the size of the Board, instead a reduction occurs when the total number of seats on the Board is formally reduced by resolutions of the Board, in accordance with the Certificate of Incorporation and Bylaws of the Company. In the event that, as a result of a change in applicable Law after the date hereof, the Company is required to reduce the size of the Board below eight (8) members, the Holder and the Company shall cooperate in good faith to allow the Company to comply with such applicable Law while preserving representation by the Holder on the Board that is commensurate with Holder’s economic ownership in the Company as of such time and as reasonably required by Holder in order to preserve the Holder’s accounting treatment under the equity method with respect to its ownership in the Company.
(b)   The Company’s obligations to have any Holder Designee appointed to the Board or any committee thereof or nominate any Holder Designee for election as a director at any meeting of the Company’s stockholders, as applicable, shall in each case be subject to such Holder Designee’s satisfaction of all requirements regarding service as a director of the Company (including with respect to any applicable committee of the Board) under applicable Law, stock exchange rules regarding service as a director of the Company, and the Company’s corporate governance or other guidelines and director onboarding and membership requirements, in each case, that are generally applicable to all non-employee directors of the Company. The Holder will cause the Holder Designees to make himself or herself reasonably available for interviews and to consent to such reference and background checks or other investigations and provide such information as the Board may reasonably request to determine the applicable Holder Designee’s eligibility and qualification to serve as a director of the Board (including with respect to any applicable committee of the Board) and otherwise comply with the corporate governance or other guidelines and director onboarding and membership requirements of the Company that are generally applicable to all non-employee directors of the Company.
Section 8.2   Vacancies.   If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise of a Holder Designee, there shall exist or occur any vacancy on the Board, the Holder, so long as it is entitled to require the Company to nominate a Holder Designee to the Board pursuant to Section 8.1(a), may designate another individual reasonably acceptable to the Company (a “Replacement Nominee”) to fill such vacancy and serve as a director on the Board, and the Board shall act to fill the vacancy with such Replacement Nominee (subject to applicable Law and the exercise of fiduciary duties of the Board). Thereafter, so long as the Holder is entitled to require the Company to nominate a Holder Designee to the Board pursuant to Section 8.1(a), the Company shall nominate and use its reasonable best efforts (subject to applicable Law and the exercise of the fiduciary duties of the Board) to have such Replacement Nominee elected to the Board at any subsequent election of directors and shall include in any proxy statement prepared, used, delivered or publicly filed by the Company to solicit the vote of its stockholders in connection with any meeting of Company stockholders the recommendation of the Board that stockholders of the Company vote in favor of the applicable Replacement Nominee. In the event the Company determines any Replacement Nominee not to be reasonably acceptable, it shall promptly inform the Holder of such determination and the basis for such determination.
Section 8.3   Board Committees.   Unless prohibited by Law or applicable rules or regulations of any stock exchange (including as to any eligibility or qualification requirements) on which the shares of Common Stock are listed and excluding any committee formed to consider a transaction between any of the Holder or its Affiliates, on the one hand, and the Company or any of its subsidiaries, on the other hand, for as long as the Holder is entitled to require the Company to nominate a Holder Designee to the Board pursuant to Section 8.1(a), the Holder shall be entitled to designate one Holder Designee to serve on each committee of the Board (subject to applicable Law and the exercise of fiduciary duties of the Board).
Section 8.4   Personal Data.   The Holder acknowledges and agrees that neither it nor any of its Affiliates or Holder Designees shall obtain or seek to obtain access to “sensitive personal data,” as defined at 31 C.F.R. § 800.241, that is collected or maintained by the Company.

ARTICLE IX
PROTECTIVE PROVISIONS
Section 9.1   Consent Rights.
(a)   For so long as the Holder and its Permitted Transferees own at least fifty percent (50%) of the Acquired Shares received by the Holder pursuant to Article II of the Contribution Agreement (without giving effect to any Net Qualifying Sales that have been completed), the Company shall not take any of the following actions without the prior written consent of the Holder:
(i)   amend or otherwise modify any provision of the Certificate of Incorporation, the Certificate of Designations, the Bylaws or this Agreement in a manner (A) that would or would reasonably be expected to be material and disproportionate to the Holder relative to the other holders of Common Stock, or (B) that modifies any of the Holder’s specific and enumerated rights thereunder or hereunder;
(ii)   enter into or materially modify any agreement with (A) Crestview Victory, L.P. or any of the funds managed by it (“Crestview”) (which, for the avoidance of doubt, shall not prohibit the Company from facilitating a distribution in kind by Crestview or any of its Affiliates of the shares of Common Stock held by such Persons to their respective limited partners), (B) the Employee Shareholders Committee with respect to the Employee Shareholders Committee’s voting of shares of Common Stock subject to the Employee Shareholders’ Agreement (it being understood such consent right shall not apply to (1) any agreement entered into with any member of the Employee Shareholders Committee in their individual or employment capacity, or (2) any amendment or modification that pertains to the rights and obligations of the shareholders comprising the Employee Shareholders Committee, and does not otherwise adversely affect the Company’s obligations thereunder), unless, in the case of either clause (A) or clause (B), such agreement or modification is approved by a majority of the Company’s disinterested directors, or (C) any stockholder holding the same or a lesser ownership percentage (determined based on the Fully Diluted Shares as of such time) as the Holder, which agreement provides such stockholder nomination rights to the Board that would result in such stockholder having a greater number of directors on the Board than the Holder; or
(iii)   enter into any agreement or commitment to do any of the foregoing.
(b)   For so long as any shares of Preferred Stock are outstanding, the Company shall not take any of the following actions without the prior written consent of the Holder:
(i)   amend or modify the Certificate of Designations;
(ii)   amend or modify any provision of the Certificate of Incorporation, the Certificate of Designations (and any other certificate of designations of capital stock of the Company) or the Bylaws in a manner that would have a significant and adverse effect on the rights, preferences or privileges of the Preferred Stock (provided that the creation, authorization or issuance of any new class or series of capital stock of the Company or the increase in the number of authorized shares of any class or series of capital stock of the Company other than the Preferred Stock shall not be deemed “significant and adverse” for purposes of this Section 9.1(b)(ii));
(iii)   issue additional shares of Preferred Stock to the extent not permitted by Section 2(c) of the Certificate of Designation, the terms of this Agreement or the terms of the Contribution Agreement; or
(iv)   enter into any agreement or commitment to do any of the foregoing.
If, as a result of any change in applicable Law after the date hereof or the issuance of any guidance, order or interpretation of any existing Law, or any supervisory communication, the consent rights set forth in Article IX may be interpreted to give the Holder Control of the Company or give rise to any presumption of “control” by the Holder of the Company, in each case, under the BHC Act (or any of the rules, guidance or interpretations issued in connection therewith), then the parties shall work in good faith to amend such consent rights such that the Holder would not have Control of the Company or be presumed to “control” the Company under the BHC Act.

Section 9.2   Competition and Corporate Opportunities.
(a)   In recognition and anticipation that certain directors, officers, employees and/or other representatives of the Holder and its Affiliates (the “Amundi Covered Persons”) may serve as directors, officers or agents of the Company, and that the Holder and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, the provisions of this Section 9 are set forth to regulate and define the conduct of certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve any of the Holder or its Affiliates and the powers, rights, duties and liabilities of the Company and its directors, officers and stockholders in connection therewith.
(b)   For so long as any Amundi Covered Person serves as a director, officer or agent of the Company or of any of the Company’s subsidiaries, none of the Holder, any of its Affiliates or any of the Amundi Covered Persons (the foregoing Persons being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by Law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Company or any of its Affiliates, and, to the fullest extent permitted by Law, no Identified Person shall be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by Law, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Company or any of its Affiliates, except as provided in Section 9.2(d). Subject to Section 9.2(d), in the event that any Identified Person acquires knowledge of a potential transaction or other matter or business opportunity which may be a corporate opportunity for itself, herself or himself and the Company or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by Law, have no fiduciary duty or other duty (contractual or otherwise) to communicate, present or offer such transaction or other business opportunity to the Company or any of its Affiliates and, to the fullest extent permitted by Law, shall not be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty or other duty (contractual or otherwise) as a stockholder, director or officer of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, offers or directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Company or any of its Affiliates.
(c)   In addition to and notwithstanding the foregoing provisions of this Section 9, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Company if it is a business opportunity that (i) the Company and its subsidiaries, taken as a whole, are neither financially or legally able, nor contractually permitted, to undertake, (ii) from its nature, is not in the line of the Company’s or its subsidiaries’ businesses (or complementary thereto) or is of no practical advantage to the Corporation or its subsidiaries or (iii) is one in which neither the Company nor its subsidiaries has any interest or reasonable expectancy.
(d)   The Company does not renounce its interest in any corporate opportunity offered to any Person if such opportunity is offered to such Person in his or her capacity as a director or officer of the Company. For the avoidance of doubt, confidential and proprietary information of the Company may be used and disclosed by Persons serving as directors, officers or agents of the Company only in accordance with the Company’s applicable policies.
(e)   This Section 9 does not amend, supersede or modify in any way the obligations of the Holder or any of its Affiliates under agreements between the Holder and its Affiliates, on the one hand, and the Company on the other.
(f)   To the fullest extent permitted by Law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Section 9. Neither the alteration, amendment, addition to or repeal of this Section 9, nor the adoption of any provision of the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) inconsistent with this Section 9, shall eliminate or reduce the effect of this Section 9 in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Section 9, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.
(g)   For purposes of this Section 9, “Affiliate” shall mean (a) in respect of the Holder, Amundi S.A. and its subsidiaries and (b) in respect of the Company, any Person that, directly or indirectly, is controlled by the Company.
ARTICLE X
[RESERVED]
ARTICLE XI
MISCELLANEOUS
Section 11.1   Amendments and Waivers.   Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party or parties against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Section 11.2   Assignment; No Third-Party Beneficiaries.   Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Except as set forth in Article III (solely with respect to such Persons who are entitled to indemnification thereunder), this Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.
Section 11.3   Counterparts.   This Agreement may be executed by PDF signatures (including www.docusign.com) and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.
Section 11.4   Entire Agreement.   This Agreement, together with Other Transaction Documents, constitute the entire agreement of the parties relating to the subject matter hereof and supersede all prior drafts, contracts or agreements, whether oral or written, including the non-binding term sheet executed by the parties on April 15, 2024.
Section 11.5   No Partnership.   None of the provisions of this Agreement (or any of the arrangements contemplated by this Agreement or any of the actions taken by a party pursuant to this Agreement) shall be deemed to constitute a partnership association, joint venture, company, corporation or any other co-operative entity between the parties hereto at any time (for any purpose), and neither of the parties shall have any authority to bind the other party in any way except as provided in this Agreement. No party shall take any position inconsistent with the foregoing before any Governmental Authority.
Section 11.6   Governing Law.   This Agreement shall in all respects be governed by, and construed in accordance with, the Laws (excluding conflict of laws rules and principles) of the State of Delaware applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.
Section 11.7   Jurisdiction; Court Proceedings; Waiver of Jury Trial.
(a)   Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Court of Chancery of the State of Delaware and any appellate court therefrom, or, solely to the extent such court declines subject-matter jurisdiction, the United States District Court for the District of Delaware and any appellate court therefrom (the “Chosen Courts”), and, solely in connection with claims arising out of or related to this Agreement or the transactions contemplated hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective and proper service if notice is given in accordance with Section 11.9 or in any other manner permitted by applicable Law.
(b)   EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY (A) CERTIFIES AND ACKNOWLEDGES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.7, (C) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (D) MAKES THIS WAIVER VOLUNTARILY.
Section 11.8   Specific Performance.   The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that, in addition to any other remedies, each party shall be entitled to seek equitable relief. Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy.
Section 11.9   Notices.   All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally, (b) on the date the delivering party receives confirmation, if delivered by electronic mail, so long as there is no bounce-back or similar error message, (c) three (3) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) one (1) Business Day after being sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.9):
(a)
If to the Company, at:

Victory Capital Holdings, Inc.
15935 La Cantera Parkway
San Antonio, Texas 78256
Attention:
[Redacted]

[Redacted]
Email:   [Redacted]
[Redacted]
with a copy to (which shall not constitute notice):
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention:	David K. Boston Danielle Scalzo
Email:
dboston@willkie.com
dscalzo@willkie.com

(b)
If to the Holder, at:

Amundi Asset Management S.A.S.
Attention:
[Redacted]

[Redacted]
[Redacted]
Email:
[Redacted]

with a copy to (which shall not constitute notice):
Cleary Gottlieb Steen & Hamilton LLP
12, rue de Tilsitt
75008 Paris, France
Attention:
Sophie de Beer

Email:
sdebeer@cgsh.com

and
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention:
Glenn P. McGrory
James Jian Hu

Email:
gmcgrory@cgsh.com
JJHu@cgsh.com

Section 11.10   Severability.   Should any provision of this Agreement or the application thereof to any Person or circumstance be held invalid or unenforceable to any extent: (a) such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition and shall be enforced to the greatest extent permitted by law, (b) such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision as applied (i) to other Persons or circumstances or (ii) in any other jurisdiction, (c) such unenforceability or prohibition shall not affect or invalidate any other provision of this Agreement, and (d) the parties shall negotiate in good faith to amend (if and to the extent feasible) the provision held to be invalid or unenforceable so that the amended provision approximates the intent of the parties reflected in such invalid or unenforceable provision as nearly as practicable but in a manner that would not be invalid or unenforceable, provided that nothing herein shall require any party to agree to an amendment that would impose any significant additional burden, obligation, or expense on that party or alter its rights or obligations under any other provision of this agreement so as to affect that party adversely.
Section 11.11   Expenses.   Except as provided in Section 2.3, all fees and expenses incurred in connection with the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not such transactions are consummated.
Section 11.12   Interpretation.   The rules of construction set forth in Section 1.2 of the Contribution Agreement shall apply to this Agreement, mutatis mutandis.
Section 11.13   Term.   This Agreement shall terminate and be of no further force or effect (i) upon the written agreement of all parties hereto, (ii) upon the dissolution, liquidation, or winding up of the Company, or (iii) upon the date on which the Holder and its Affiliates cease to beneficially own any Equity Securities; provided that this Article XI and Section 5.2(a) shall survive any termination of the Agreement.
Section 11.14   Recognition of EU Bail-In.   Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company and the Holder, each BRRD Counterparty acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the EEA Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:
(a)
the effect of the exercise of Bail-in Powers by the EEA Relevant Resolution Authority in relation to any BRRD Liability of:

(i)
the Company to the Holder under this Agreement;

(ii)
the Holder to the Company under this Agreement; or

(each, a “BRRD Party”),
that, in each case (without limitation), may include and result in any of the following, or some combination thereof:
(iii)
the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(iv)
the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on the relevant BRRD Counterparty of such shares, securities or obligations;

(v)
the cancellation of the BRRD Liability; and/or

(vi)
the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)
the variation of the terms of this Agreement, as deemed necessary by the EEA Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the EEA Relevant Resolution Authority.

(c)
For the purposes of Section 11.14:

(i)
“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant EU Bail-in Legislation;

(ii)
“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms as amended from time to time prior to and in force at the Closing Date;

(iii)
“BRRD Counterparty” means any party to this Agreement to whom any BRRD Party owes a BRRD Liability under or in connection with this Agreement from time to time;

(iv)
“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable EU Bail-in Legislation may be exercised;

(v)
“BRRD Party” has the meaning given in Section 11.14(a);

(vi)
“EEA” means the European Economic Area;

(vii)
“EEA Relevant Resolution Authority” means the resolution authority in the EEA with the ability to exercise any Bail-in Powers in relation to the Company or the Holder;

(viii)
“EU Bail-in Legislation” means in relation to a Member State which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; and

(ix)
“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been executed on behalf of each of the parties hereto as of the date first above written.
COMPANY
VICTORY CAPITAL HOLDINGS, INC.
By:

Name:
Title:
[Signature Page to Shareholder Agreement]

HOLDER
AMUNDI ASSET MANAGEMENT S.A.S.
By:

Name:
Title:
[Signature Page to Shareholder Agreement]

EXHIBIT A
DEFINED TERMS
1.
The following capitalized terms have the meanings indicated:

“24.9% Condition” means the receipt by Holder and its applicable Affiliates of a legal opinion from a nationally recognized law firm in the United States of America with respect to the Holder’s and its Affiliates’ acquisition or control of up to twenty four and nine tenths percent (24.9%) of the Voting Securities of the Company, taken together with the Holder’s ownership of the Preferred Stock, the Holder’s other rights under this Agreement and the Certificate of Designations, and the existence of any commercial relationship between the Holder or any of its Affiliates, on the one hand, and the Company or any of its Affiliates on the other hand, not resulting in an assignment of the Company’s and/or its Affiliates’ investment advisory contracts for purposes of the Investment Advisers Act of 1940 or for purposes of the Investment Company Act of 1940, which such legal opinion is delivered to the Company and is, in form and substance, reasonably satisfactory to the Company.
“Acquired Shares” means the Acquired Common Shares and the Acquired Preferred Shares, including any shares of Preferred Stock exchanged for shares of Common Stock in accordance with Section 7.2, any shares of capital stock issued to the Holder pursuant to Sections 2.4 and 2.5 of the Contribution Agreement, and any shares of capital stock issued to the Holder pursuant to Section 6.1 or acquired by the Holder on the market pursuant to Section 6.4, in each case, as adjusted for subdivisions, stock-splits, reverse stock-splits, recapitalizations or similar events. For the avoidance of doubt, any such shares or securities transferred as permitted under this Agreement to a Permitted Transferee shall remain Acquired Shares.
“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company: (i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.
“Adverse Regulatory Event” means, with respect to the Holder, (A) any set of facts, events or circumstances, the existence of which is not known to the Holder as of the date hereof and which would cause a substantial risk that the ownership of all or any portion of the Acquired Shares by the Holder (i) would be in violation of the BHC Act or other applicable Law, or (ii) would otherwise cause the Holder to be required to obtain a regulatory approval, consent or license from a Governmental Authority which would have the effect of materially restricting or altering its existing business or result in the Holder incurring costs or regulatory burdens that would have a material adverse effect on Amundi S.A. and its subsidiaries, taken as a whole, or (B) a directive from a Governmental Authority with jurisdiction over the Holder to divest all or a portion of the Acquired Shares.
“Affiliates” shall have the meaning given to such term in the Contribution Agreement.
“Beneficial Ownership” shall have the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule; provided, that a Person shall be deemed to have “Beneficial Ownership” of any Voting Securities that such Person has a right, option or obligation to own, acquire or control or direct the voting of upon conversion, exercise, expiration, settlement or similar event (“Exercise”) under or pursuant to (i) any Derivative (as defined below) (whether such Derivative is subject to Exercise immediately or only after the passage of time or upon the satisfaction of one or more conditions) and (ii) any Synthetic Position that is required or permitted to be settled, in whole or in part, in Voting Securities. A Person shall be deemed to be the “Beneficial Owner” of, or to “beneficially own,” any securities that such Person has Beneficial Ownership of.
“BHC Act” means the United States Bank Holding Company Act of 1956, as amended from time to time, and the rules and regulations promulgated thereunder.
“BHCA Affiliate” shall have the meaning given to the term “affiliate” under the BHC Act.
“BHCA Fall-Away Condition” means, solely following the expiration of the Standstill Period (subject to Section 5.3(a)), either (a)(i) the Holder and its Affiliates ceasing to be subject to the BHC Act and (ii) the receipt by the Holder or any of its Affiliates of a legal opinion from a nationally recognized law firm in the United States of America that the Holder and its Affiliates are no longer subject to the BHC Act, which legal opinion is delivered to the Company and is, in form and substance, reasonably satisfactory to the Company or (b) the receipt by the Holder or any of its Affiliates of a written determination from the Federal Reserve Board that the Holder and its Affiliates are no longer subject to the BHC Act, reasonably satisfactory evidence of which is delivered to the Company.
“Business Day” shall have the meaning given to such term in the Contribution Agreement.
“Bylaws” means the bylaws of the Company, as may be amended or restated from time to time.
“Certificate of Designations” shall have the meaning given to such term in the Contribution Agreement.
“Certificate of Incorporation” means the certificate of incorporation of the Company, as may be amended or restated from time to time.
“Closing” shall have the meaning given to such term in the Contribution Agreement.
“Closing Date” shall have the meaning given to such term in the Contribution Agreement.
“Code” means the Internal Revenue Code of 1986, as amended.
“Constituent Documents” shall have the meaning given to such term in the Contribution Agreement.
“Control” shall have the meaning set forth in Regulation Y issued by the Federal Reserve Board (12 C.F.R. §225.2(e)).
“Dropdown Percentage” means, following the occurrence of a Dropdown Event, four and nine tenths percent (4.9%), or such higher percentage that would not constitute Control or trigger any presumption of “control” under the BHC Act, to the extent such higher percentage is expressly authorized by the Federal Reserve Board. For the avoidance of doubt, the Dropdown Percentage shall in all cases be lower than (a) during the First Post-Standstill Period, ten and one tenths percent (10.1%), (b) during the Second Post-Standstill Period, fourteen and nine tenths percent (14.9%) and (c) during the Third Post-Standstill Period, either (i) if the 24.9% Condition is not then satisfied, nineteen and nine tenths percent (19.9%) and (ii) if the 24.9% Condition is then satisfied, twenty four and nine tenths percent (24.9%).
“Economic Ownership Limitation” means, as of any date of determination, with respect to the Holder and its BHCA Affiliates, thirty three and thirty three hundredths percent (33.33%) of the Total Equity (as calculated under 12 C.F.R. §225.34) of the Company, or such greater or lesser percentage of Total Equity as is permitted without constituting Control or creating a presumption of “control” under the BHC Act and the Federal Reserve Board’s regulations and guidance (see 12 C.F.R. §225.32(c)), as such may be amended from time to time or any successor statute or regulation thereto.
“Employee Shareholders’ Agreement” means that certain Employee Shareholders’ Agreement, dated as of February 12, 2018, by and among the Company and the Employee Shareholders named therein, as may be amended or restated from time to time.
“Employee Shareholders Committee” shall have the meaning given to such term in the Contribution Agreement.
“Equity Securities” means, with respect to the Company, any and all shares of capital stock of the Company, warrants or options of the Company, and all securities of the Company exchangeable for or convertible or exercisable into, any of the foregoing.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.
“Exempted Securities” means any issuances of Equity Securities (i) pursuant to any employee or director benefit plan or the granting or exercise of employee stock options, restricted shares or other equity incentives pursuant to any equity or similar incentive plans for the benefit of employees, directors or other service providers of the Company or any of its subsidiaries, or pursuant to employment or consulting or other service provider arrangements with the Company or any of its subsidiaries, (ii) as consideration for any acquisition (by sale, merger in which the Company is the surviving corporation, or otherwise) by the Company or any subsidiary thereof of equity in, or assets of, another Person, business unit, division or business, (iii) as a result of a subdivision, stock split, reclassification, stock dividend, or exchange or applicable pari passu to all stockholders, (iv) upon conversion or exchange of Equity Securities then outstanding, (v) to lenders in connection with bona fide debt financings, or (vi) to joint venture or strategic partners in exchange for contribution of assets or services.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“First Post-Standstill Period” means the period from and after the expiration of the Standstill Period until the fifth (5th) anniversary of the date hereof.
“Fully Diluted Shares” means, for any date, the number of issued and outstanding shares of capital stock of the Company, including the issued and outstanding shares of Common Stock and Preferred Stock, as of the close of business on the immediately preceding the Business Day prior to such date, adjusted for the dilutive effect of the potential issuance or vesting of incremental shares of Common Stock (a) underlying unvested restricted shares of Common Stock, (b) underlying options to acquire shares of Common Stock, applying the treasury stock method, and (c) issuable upon the conversion, exchange or settlement of any other issued and outstanding securities or rights of, or issued by, the Company but only to the extent at the time of determination the holder thereof has the right to so convert, exchange or settle such securities or rights.
“Governmental Authority” shall have the meaning given to such term in the Contribution Agreement.
“Laws” shall have the meaning given to such term in the Contribution Agreement.
“Lock-Up Period” means the period beginning on the Closing Date and ending on the three (3)-year anniversary of the Closing Date.
“Lock-Up Shares” means all Acquired Shares, and any other securities issued or issuable or exchangeable or exchanged by the Company with respect to any such shares pursuant to the terms of this Agreement. For the avoidance of doubt, any such shares or securities transferred as permitted under this Agreement to a Permitted Transferee shall remain Lock-Up Shares.
“Net Repurchase Amount” means, at any given time, (i) the aggregate number of shares of capital stock repurchased by the Company as set forth in all Qualifying Sale Notices delivered by the Company from and after the execution of this Agreement until such time, less (ii) the number of shares of capital stock underlying the Ordinary Course Issuances during the same period; provided, that, for purposes of the foregoing clause (i), the “Repurchase Amount” set forth in the initial Qualifying Sale Notice delivered pursuant to Section 7.1 after the Share Repurchase Threshold has been satisfied shall only reflect the number of shares of capital stock repurchased by the Company in excess of the Share Repurchase Threshold.
“Net Qualifying Sales” shall have the meaning given to the term “Qualifying Sale” in Section 7.1; provided, that, solely for this purpose, the reference to “Repurchase Amount” set forth in any Qualifying Sale Notice delivered pursuant to Section 7.1 shall be deemed to be a reference to “Net Repurchase Amount”.
“Off-Shore Master Distribution and Services Agreement” shall have the meaning given to such term in the Contribution Agreement.
“On-Shore Master Distribution and Services Agreement” shall have the meaning given to such term in the Contribution Agreement.
“Order” shall have the meaning given to such term in the Contribution Agreement.
“Ordinary Course Issuance” means, at any given time, the aggregate amount of Equity Securities issued by the Company in the ordinary course of business from and after the execution of this Agreement until such time, it being understood that only issuances of Equity Securities pursuant to clauses (i), (iii) and (iv) of the definition of Exempted Securities would constitute an issuance in the “ordinary course” for purposes of this definition.

“Other Transaction Documents” shall have the meaning given to such term in the Contribution Agreement.
“Permitted Transferee” means any Affiliate of the Holder.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.
“Pro-Rata Portion” means, as of any date of determination, a fraction, (i) the numerator of which is the number of shares of capital stock of the Company held by the Holder, as of the applicable date, and (ii) the denominator of which is the number of Fully Diluted Shares.
“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
“Registrable Securities” means, as of any date of determination, (x) any Acquired Common Shares, (y) any shares of Common Stock issuable upon the conversion of the Acquired Preferred Shares, and (z) any other securities issued or issuable by the Company with respect to any shares of Common Stock referred to in clause (x) by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise, or upon the exercise of any participation rights pursuant to Article VI. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities on the earliest of when (i) such securities are sold or otherwise Transferred pursuant to an effective registration statement under the Securities Act or otherwise, other than to a Permitted Transferee, (ii) such securities shall have ceased to be outstanding, (iii) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iv) such securities may be sold under Rule 144 without any volume limitations as set forth therein or (v) the Holder ceases to Beneficially Own at least two percent (2%) of the outstanding shares of capital stock of the Company. For the avoidance of doubt, any shares of Common Stock issued upon the conversion of the Acquired Preferred Shares shall cease to be “Registrable Securities” hereunder after such securities are sold or otherwise Transferred pursuant to an effective registration statement under the Securities Act or otherwise, other than to a Permitted Transferee.
“Registration Expenses” means all expenses incurred by the Company in complying with Article I, including all registration, qualification, listing and filing fees, printing expenses, fees and disbursements of counsel for the Company and accountants for the Company, fees and expenses in connection with complying with state securities or “blue sky” Laws, FINRA fees, fees of transfer agents and registrars and transfer taxes, but excluding underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, in each case to the extent applicable to the Registrable Securities of the Holder.
“Repurchase Amount” means the number of shares of capital stock repurchased by the Company in the applicable fiscal quarter for which a Qualifying Sale Notice is delivered by the Company; provided, that, the Repurchase Amount set forth in the initial Qualifying Sale Notice delivered pursuant to Section 7.1 after the Share Repurchase Threshold has been satisfied shall only reflect the number of shares of capital stock repurchased by the Company in excess of the Share Repurchase Threshold.
“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.
“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.
“SEC” means the U.S. Securities and Exchange Commission.
“Second A&R Shareholders Agreement” means that certain Second Amended and Restated Shareholders Agreement of the Company, dated as of February 12, 2018, by and among the Company and the other Persons identified therein, as may be amended or restated from time to time.
“Second Post-Standstill Period” means the period from and after the end of the First Post-Standstill Period until the seventh (7th) anniversary of the date hereof.
“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.
“Synthetic Position” means any option, warrant, convertible security, stock appreciation right or other security, contract right or derivative position or similar right (including any “swap” transaction with respect to any security, other than a broad based market basket or index) (each of the foregoing, a “Derivative”), whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of Voting Securities or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of Voting Securities and that increases in value as the market price or value of Voting Securities increases or that provides an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of Voting Securities, in each case regardless of whether (i) it conveys any voting rights in such Voting Securities to any Person, (ii) it is required to be or capable of being settled, in whole or in part, in Voting Securities or (iii) any Person (including the holder of such Synthetic Position) may have entered into other transactions that hedge its economic effect.
“Third Post-Standstill Period” means the period from and after the end of the Second Post-Standstill Period.
“Total Equity” shall have the meaning given to such term under 12 C.F.R §225.34. For the avoidance of doubt, for purposes of calculating the percentage of Total Equity of the Company under Section 5.3(a)(i) and Section 5.3(a)(v), such percentage shall be as adjusted under 12 C.F.R. §225.9, including §225.9(a)(7).
“Transaction Documents” means the Contribution Agreement and the Other Transaction Documents.
“Transfer” means, with respect to any Equity Security, directly or indirectly, any sale, assignment, transfer, conveyance, hypothecation, exchange, pledge, encumbrance, distribution, bequest, donation or other transfer or disposition of such Equity Security or any legal or beneficial interest in such Equity Security, whether or not for value and whether or not voluntary or involuntary or by operation of Law (including by merger, consolidation or otherwise), including, without limitation, the transfer of, or entering into a binding agreement with respect to, the power (whether exclusive or shared) to vote or direct the voting of such Equity Security by proxy, voting agreement or otherwise. For the avoidance of doubt, “Transfer” shall not include Transfer of, or any other transaction in respect of, any securities of Amundi S.A. or its successors or assigns.
“Treasury Regulations” means the regulations promulgated under the Code.
“Voting Ownership Threshold” means, with respect to the Holder and its BHCA Affiliates, four and nine tenths percent (4.9%); provided, that (a) during the First Post-Standstill Period, the Voting Ownership Threshold may be increased to a percentage not to exceed ten and one tenths percent (10.1%) in accordance with Section 5.3(a)(vii), (b) during the Second Post-Standstill Period, the Voting Ownership Threshold may be increased to a percentage not to exceed fourteen and nine tenths percent (14.9%) in accordance with Section 5.3(a)(viii), and (c) during the Third Post-Standstill Period, the Voting Ownership Threshold may be increased to either (i) nineteen and nine tenths percent (19.9%) in accordance with Section 5.3(a)(ix)(A), if the 24.9% Condition is not then satisfied or (ii) twenty four and nine tenths percent (24.9%) in accordance with Section 5.3(a)(ix)(B), if the 24.9% Condition is then satisfied. For the avoidance of doubt, (x) the Voting Ownership Threshold shall be four and nine tenths percent (4.9%) at all times during the Standstill Period and (y) if after any increase of the Voting Ownership Threshold following the Standstill Period, a Dropdown Event occurs, the Voting Ownership Threshold shall be automatically adjusted downward to equal the applicable Dropdown Percentage.
“Voting Percentage” shall, with respect to the Voting Securities Controlled by any Person, have the meaning given to such term under 12 C.F.R §225.2(u).
“Voting Securities” shall have the meaning given to such term under 12 C.F.R §225.2(q)(1). Voting Securities are deemed to be the same class of Voting Securities, regardless of differences in dividend rights or liquidation preference, if the securities are voted together as a single class on all matters for which the securities have voting rights other than matters that affect solely the rights or preferences of the securities.

2.
The following terms are defined in the Sections of the Agreement indicated:

Term	Section
Acquired Common Shares	Recitals
Acquired Preferred Shares	Recitals
Acquisition	5.2(a)(i)
Agreement	Preamble
Board	5.1(b)
Chosen Courts	11.7
Common Stock	Recitals
Company	Preamble
Company Indemnified Parties	3.2
Contribution Agreement	Recitals
Crestview	9.1(a)(ii)
Dropdown Event	5.3(a)(x)
Effectiveness Period	1.2
Exchange Event	5.3(a)(iii)
Exchange Notice	7.2(b)
FIRPTA Certificate	7.4
Holder	Preamble
Holder Designees	8.1(a)(i)
Holder Indemnified Parties	3.1
Indemnified Party	3.3
Indemnifying Party	3.3
Interruption Period	2.1
Losses	3.1
New Security	6.1
Non-Control Determination	5.3(a)(vi)
Non-Qualifying Transferee	5.1(b)
Participation Rights Notice	6.2
Piggyback Secondary Registration	1.8(a)
Piggyback Secondary Registration Statement	1.8(a)
Piggyback Secondary Shelf Registration Statement	1.8(a)
Piggyback Secondary Shelf Takedown	1.8(a)
Preferred Stock	Recitals
Qualifying Sale	7.1
Qualifying Sale Notice	7.1
Resale Shelf Registration Statement	1.1
Replacement Nominee	8.2
Share Repurchase Threshold	7.1
Shelf Takedown	1.5
Stockholder Meeting	5.2(a)(vi)
Subsequent Shelf Registration Statement	1.3
Underwritten Shelf Takedown	1.6
Underwritten Shelf Takedown Notice	1.6

Annex C
July 8, 2024
Board of Directors
Victory Capital Holdings, Inc.
15935 La Cantera Parkway
San Antonio, TX 78256
Members of the Board of Directors:
We understand that Victory Capital Holdings, Inc. (“Victory”) proposes to enter into a Contribution Agreement (the “Agreement”) with Amundi Asset Management S.A.S. (the “Seller”) and, solely for certain sections of the Agreement, Amundi S.A. (the “Seller Parent”), pursuant to which, among other things, the Seller will contribute 100% of the issued and outstanding shares of common stock, par value $1.00 per share (the “Company Shares”), of Amundi Holdings US, Inc. (together with its subsidiaries, the “Company”) to Victory in exchange for a 26.1% ownership interest (the “Consideration”) in Victory (the “Transaction”), with such Consideration consisting of (i) newly issued shares of common stock, par value $0.01 per share (“Victory Common Stock”), of Victory and (ii) newly issued shares of Series A Non-Voting Convertible Preferred Stock, par value $0.01 per share (“Victory Preferred Stock” and, together with the Victory Common Stock, “Victory Stock”), of Victory, representing, in the aggregate, 26.1% of the sum of (x) the issued and outstanding Victory Stock on a fully diluted basis (as calculated pursuant to the Agreement) as of the close of business on the day immediately prior to the Closing Date plus (y) the number of shares of Victory Stock issued in the Transaction; provided that the number of shares of Victory Common Stock to be issued to the Seller shall equal 4.9% of the sum of (1) the issued and outstanding Victory Common Stock on a fully diluted basis (as calculated pursuant to the Agreement) as of the close of business on the day immediately prior to the Closing Date plus (2) the number of shares of Victory Common Stock issued in the Transaction, and the balance of the Consideration will consist of Victory Preferred Stock. We note that the number of shares of Victory Stock to be issued in the Transaction is subject to adjustment in certain circumstances as set forth in the Agreement, as to which adjustment we express no opinion. The terms and conditions of the Transaction are more fully set forth in the Agreement and capitalized terms used in this letter but not defined herein shall have the meanings ascribed to such terms in the Agreement.
You have asked us for our opinion as to the fairness, from a financial point of view, to Victory of the Consideration to be paid by Victory for the Company Shares in the Transaction.
In arriving at the opinion set forth below, we have, among other things:
(i)
reviewed certain publicly available information concerning the business, financial condition and operations of the Company and Victory;

(ii)
reviewed certain internal information concerning the business, financial condition and operations of the Company and Victory prepared and furnished to us by the management of Victory;

(iii)
reviewed certain internal financial analyses, estimates and forecasts (a) relating to the Company, including projections for fiscal years 2024 through 2029 and (b) relating to Victory, including projections for fiscal years 2024 through 2029, in each case that were prepared by, or at the direction of, and approved for our use by the management of Victory (collectively, the “Projections”);

(iv)
reviewed certain transaction synergies estimated by management of Victory to result from the Transaction and the estimated costs to achieve such synergies that were prepared, and approved for our use, by management of Victory (collectively, the “Synergy Estimates”);

(v)
held discussions with members of senior management of Victory, Seller and the Company concerning, among other things, their evaluation of the Transaction and Victory’s and the Company’s businesses, operating and regulatory environments, financial conditions, prospects and strategic objectives;

(vi)
reviewed the potential pro forma financial impact of the Transaction on the financial performance of Victory;

(vii)
compared certain financial information for Victory and the Company with similar publicly available financial and stock market data for certain other companies that we deemed to be relevant;

(viii)
compared the proposed financial terms of the Transaction with publicly available financial terms of certain other business combinations that we deemed to be relevant;

(ix)
reviewed a draft, dated July 8, 2024 of the Agreement;

(x)
reviewed a draft, dated July 8, 2024 of the Certificate of the Designations, Powers, Preferences and Rights of the Victory Preferred Stock (the “Certificate of Designation”); and

(xi)
performed such other financial studies, analyses and investigations, and considered such other matters, as we deemed necessary or appropriate for purposes of rendering this opinion.

In preparing this opinion, with your consent, we have relied upon and assumed the accuracy and completeness of the foregoing information and all other information discussed with or reviewed by us, without independent verification thereof. We have assumed, with your consent, that the Projections, the Synergy Estimates and the assumptions underlying the Projections and the Synergy Estimates, and all other financial analyses, estimates and forecasts provided to us by Victory’s management, have been reasonably prepared in good faith and represent Victory management’s best currently available estimates and judgments as to the business and operations and future financial performance of Victory, the Company, the combined company and the other matters covered thereby. We have relied, at the direction of Victory, on the assessments of Victory’s management as to the ability of the Company and Victory to achieve the Projections and the Synergy Estimates and have assumed, with Victory’s consent, that the Projections and the Synergy Estimates will be realized in the amounts and at the times projected. We assume no responsibility for and express no opinion as to the Projections or the Synergy Estimates, the assumptions upon which they are based or any other financial analyses, estimates and forecasts provided to us by Victory’s management. We have also assumed that there have been no material changes in the assets, financial conditions, results of operations, businesses or prospects of Victory and the Company since the respective dates of the latest financial statements made available to us. We have relied, with your consent, on Victory management’s representations and/or projections regarding taxable income, standalone net operating loss utilization and other tax attributes of Victory and the Company. We have further relied, with your consent, upon the assurances of Victory’s management that they are not aware of any facts that would make the information, representations and projections provided by them inaccurate, incomplete or misleading.
We have not been asked to undertake, and have not undertaken, an independent verification of any information provided to or reviewed by us, nor have we been furnished with any such verification, and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not conduct a physical inspection of any of the properties or assets of Victory or the Company. We did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of Victory or the Company, nor have we been furnished with any such evaluations or appraisals, nor have we evaluated the solvency of Victory, the Company or the combined company (or the impact of the Transaction thereon) under any applicable laws.

 | page 2

We also have assumed, with your consent, that the final executed forms of the Agreement and the Certificate of Designation will not differ in any material respects from the drafts reviewed by us and that the consummation of the Transaction will be effected in accordance with the terms and conditions of the Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Victory or the contemplated benefits of the Transaction. We have also assumed that the representations and warranties made by Victory, the Seller and the Seller Parent in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We have further assumed, at your direction, that (a) each share of Victory Preferred Stock is economically equivalent to a share of Victory Common Stock (or, if the relevant vote of the stockholders of Victory to approve the Authorized Share Increase Amendment is not obtained, ten shares of Victory Common Stock) and (b) the Closing Run Rate Percentage will be at least 0.935. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Victory obtained such advice as it deemed necessary from qualified professionals. We are not legal, tax or regulatory advisors and have relied upon without independent verification the assessment of Victory and its legal, tax and regulatory advisors with respect to such matters.
We have not considered the relative merits of the Transaction as compared to any other business plan or opportunity that might be available to Victory or the effect of any other arrangement in which Victory might engage, and our opinion does not address the underlying decision by Victory to engage in the Transaction. Our opinion is limited to the fairness as of the date hereof, from a financial point of view, to Victory of the Consideration to be paid by Victory for the Company Shares in the Transaction, and our opinion does not address any other aspect or implication of the Transaction, the Agreement, or any other agreement or understanding entered into or to be entered into in connection with the Transaction or otherwise (including, but not limited to, the Distribution and Services Agreements, the Shareholder Agreement, the IP Assignment Agreement (ALTO), the Transition Services Agreements, the Certificate of Designation, the Charter Amendments or any voting agreement to be entered into in connection with the Transaction). We further express no opinion or view as to the fairness of the Transaction to the holders of any class of securities, creditors or other constituencies of any party or as to the underlying decision by Victory to engage in the Transaction. We also express no opinion as to the fairness (financial or otherwise) of the amount or nature of the compensation to any officers, directors or employees, or any class of such persons, of any party to the Transaction, whether relative to the Consideration to be paid by Victory or otherwise.
Our opinion is necessarily based upon economic, market, monetary, regulatory and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We express no opinion as to the prices or trading ranges at which the Victory Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Victory or the Transaction or as to the impact of the Transaction on the solvency or viability of Victory or the ability of Victory to pay its obligations when they come due.
This opinion has been approved by a fairness committee of PJT Partners LP in accordance with established procedures. This opinion is provided solely to the Board of Directors of Victory (the “Board of Directors”), in its capacity as such, in connection with and for the purposes of its evaluation of the Transaction only and is not a recommendation as to any action the Board of Directors should take with respect to the Transaction or any aspect thereof. This opinion does not constitute a recommendation to any holder of Victory Common Stock as to how any stockholder should vote or act with respect to the Transaction or any other matter. This opinion is not to be quoted, referenced, summarized, paraphrased or excerpted, in whole or in part, in any registration statement, prospectus or proxy or information statement, or in any other report, document, release or other written or oral communication prepared, issued or transmitted by the Board of Directors, including any committee thereof, or Victory, without our prior written approval. However, a copy of this opinion may be included, in its entirety, as an exhibit to any proxy, information statement or Schedule 14D-9 Victory is required to file with the Securities and Exchange Commission and distribute to its stockholders in connection with the Transaction. Any summary of or reference to this opinion or the analysis performed by us in connection with the rendering of this opinion in such documents shall require our prior written approval (not to be unreasonably withheld, conditioned or delayed).

 | page 3

We are acting as financial advisor to Victory with respect to the Transaction and will receive a fee from Victory for our services, a portion of which is payable upon the rendering of this opinion, a portion of which is contingent upon the consummation of the Transaction, and a potentially significant additional discretionary portion of which is also contingent upon the consummation of the Transaction. In addition, Victory has agreed to reimburse us for out-of-pocket expenses and to indemnify us for certain liabilities arising out of the performance of such services (including the rendering of this opinion).
In the ordinary course of our and our affiliates’ businesses, we and our affiliates may provide investment banking and other financial services to Victory, the Company, the Seller, the Seller Parent or their respective affiliates and may receive compensation for the rendering of these services. During the two years preceding (and continuing through) the date of this opinion, we and certain of our affiliates have provided (and are providing) certain investment banking and other financial services to Seller or its affiliates (including Credit Agricole), for which we have received fees or may in the future receive fees, including (i) having advised the Company in connection with its sale of a business for which we received a fee and may, in the future, receive an additional contingent fee which, if paid, would be paid by the acquiror of that business; and (ii) through our Restructuring and Special Situations group, (a) currently advising Crestview Partners, a significant stockholder in Victory, in a matter unrelated to the Transaction for which we or our affiliates may receive fees and (b) having advised, and currently advising, lender and creditor groups in which affiliates of the Seller were or are members in distressed situations unrelated to the Transaction, for which we or our affiliates have received, and may in the future receive, fees paid by third parties.
*           *           *

 | page 4

Based on and subject to the foregoing, we are of the opinion, as investment bankers, that, as of the date hereof, the Consideration to be paid by Victory for the Company Shares in the Transaction is fair to Victory from a financial point of view.
Very truly yours,
PJT Partners LP

 | page 5

Annex D
Agreed Form
CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VICTORY CAPITAL HOLDINGS, INC.
Pursuant to Section 242 of the General Corporation Law of the State of Delaware
Victory Capital Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify:
FIRST:   The Board of Directors of the Corporation has duly adopted resolutions setting forth proposed amendments to the Second Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:
RESOLVED, that the Second Amended and Restated Certificate of Incorporation of the Corporation be amended by deleting all of the text in paragraph A of Section I of Article IV and replacing it with the following in substitution therefor:
The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 700,000,000, which shall be divided into two classes as follows: 600,000,000 shares of common stock, par value $0.01 per share (“Common Stock”); and 100,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).
RESOLVED, that the Second Amended and Restated Certificate of Incorporation of the Corporation be amended by deleting all of the text in Article IX and replacing it with the following in substitution therefor:
ARTICLE IX.
COMPETITION AND CORPORATE OPPORTUNITIES
A.   In recognition and anticipation that certain (i) directors, principals, members, officers, associated funds, employees and/or other representatives of the Crestview Entities and their respective Affiliates (the “Crestview Covered Persons”) and (ii) directors, officers, employees and/or other representatives of Amundi Asset Management S.A.S. and its Affiliates (the “Amundi Covered Persons”) may serve as directors, officers or agents of the Corporation, and that the Crestview Entities, Amundi Asset Management S.A.S. and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Crestview Entities, Amundi Asset Management S.A.S. or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.
B.   Except as provided in Section E of this Article IX, (i) for so long as any Crestview Covered Person serves as a director, officer or agent of the Corporation, none of the Crestview Entities or any of their respective Affiliates (the “Crestview Identified Persons”) and (ii) for so long as any Amundi Covered Person serves as a director, officer or agent of the Corporation or of any of the Corporation’s subsidiaries, none of Amundi Asset Management S.A.S., any of its Affiliates or any of the Amundi Covered Persons (the “Amundi Identified Persons,” together with the Crestview Identified Persons, the “Identified Persons” and, individually, an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section D of this Article IX. Subject to said Section D of this Article IX, in the event that any Identified Person acquires knowledge of a potential transaction or other matter or business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no fiduciary duty or other duty (contractual or otherwise) to communicate, present or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty or other duty (contractual or otherwise) as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, offers or directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Corporation or any of its Affiliates.
C.   In addition to and notwithstanding the foregoing provisions of this Article IX, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation and its subsidiaries, taken as a whole, are neither financially or legally able, nor contractually permitted, to undertake, (ii) from its nature, is not in the line of the Corporation’s or its subsidiaries’ businesses (or complementary thereto) or is of no practical advantage to the Corporation or its subsidiaries or (iii) is one in which neither the Corporation nor its subsidiaries has any interest or reasonable expectancy.
D.   The Corporation does not renounce its interest in any corporate opportunity offered to any Person if such opportunity is offered to such Person in his or her capacity as a director or officer of the Corporation. For the avoidance of doubt, confidential and proprietary information of the Corporation may be used and disclosed by Persons serving as directors, officers or agents of the Corporation only in accordance with the Corporation’s applicable policies.
E.   This Article IX does not amend, supersede or modify in any way the obligations of Amundi Asset Management S.A.S. or any of its Affiliates under agreements between Amundi Asset Management S.A.S. and its Affiliates, on the one hand, and the Corporation on the other.
F.   To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX. Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.
G.   For purposes of this Article IX, “Affiliate” shall mean (a) in respect of any Crestview Entity, any Person that directly or indirectly is controlled by such Crestview Entity, controls such Crestview Entity or is under common control with such Crestview Entity and shall include any Crestview Partner or Crestview Associate, (b) in respect of Amundi Asset Management S.A.S., Amundi S.A. and its subsidiaries and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation.
SECOND:   That thereafter a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.
THIRD:   That said amendments were duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this [      ] day of [  ], [   ].
VICTORY CAPITAL HOLDINGS, INC.
By:

Name:
Title:

Annex E
Agreed Form
CERTIFICATE OF THE DESIGNATIONS,
POWERS, PREFERENCES AND RIGHTS
OF
SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK
OF
VICTORY CAPITAL HOLDINGS, INC.
(Pursuant to Section 151 of the
General Corporation of the State of Delaware)
Victory Capital Holdings, Inc., a Delaware corporation (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation:
RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”), there is hereby created, out of the [      ]1 shares of preferred stock, par value $0.01 per share, of the Corporation authorized in Article IV of the Certificate of Incorporation (the “Preferred Stock”), a series of the Preferred Stock consisting of [           ] shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):
Section 1.   Designation of Amount.
The shares of Preferred Stock created hereby shall be designated the “Series A Non-Voting Convertible Preferred Stock” (the “Series A Preferred Stock”) and the authorized number of shares constituting such series shall be [           ]. The Series A Preferred Stock shall rank pari passu in right of payment of dividends and distributions upon liquidation, winding up or dissolution with any other series of Preferred Stock of the Corporation that by its terms ranks pari passu in such rights with the Series A Preferred Stock.
Section 2.   Dividends, Etc.
(a)   In the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock of the Corporation, a holder of Series A Preferred Stock as of the record date established by the Board of Directors for such dividend or distribution on the Common Stock shall be entitled to receive dividends in an amount equal to the amount of the dividends or distribution that such holder would have received had the holder held [one]2 share of Common Stock for each share of Series A Preferred Stock held as of the record date for such dividend or distribution on the Common Stock, such dividends to be payable on the same payment date established by the Board of Directors for the payment of such dividend or distribution on the Common Stock. The record date for any such dividend shall be the record date for the applicable dividend or distribution on the Common Stock, and any such dividends shall be payable to the Persons in whose name the Series A Preferred Stock is registered at the close of business on the applicable record date.

1
Note to Draft:   If the stockholders do not approve the Certificate of Amendment of the Certificate of Incorporation to increase the number of authorized shares of preferred stock of the Corporation, then the conversion ratio for the conversion of Common Stock into Series A Preferred Stock shall be 10:1 rather than 1:1 and all necessary revisions to implement the 10:1 conversion ratio shall be made to this Certificate of Designation before it is finalized, signed and filed.

2
Note to Draft:   To be adjusted to reflect a 10:1 conversion ratio in the event that the increase to the authorized number of preferred shares is not approved.

(b)   No dividend shall be paid or declared on any share of Common Stock, unless a dividend, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Series A Preferred Stock in an amount determined as set forth above. For purposes hereof, the term “dividends” shall include any pro rata distribution by the Corporation of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings, other than a distribution upon liquidation of the Corporation in accordance with Section 3 hereof.
(c)   No subdivision or combination, shall be effected with respect to the Common Stock unless a proportionate subdivision or combination, effected in the same manner, is simultaneously effected with respect to each share of Series A Preferred Stock, and no subdivision or combination shall be effected with respect to the Series A Preferred Stock unless a proportionate subdivision or combination, effected in the same manner, is simultaneously effected with respect to each share of Common Stock. Notwithstanding anything to the contrary in Sections 2(a) and 2(b), (i) in the event a dividend is declared and paid on shares of Common Stock in the form of additional shares of Common Stock, the corresponding dividend paid to holders of Series A Preferred Stock shall not be paid in the form of shares of Common Stock but shall instead be paid in the form of an [equal]3 number of shares of Series A Preferred Stock, (ii) in the event a dividend is declared and paid on shares of Series A Preferred Stock in the form of additional shares of Series A Preferred Stock, the corresponding dividend paid to holders of Common Stock shall not be paid in the form of shares of Series A Preferred Stock but shall instead be paid in the form of an [equal] number of shares of Common Stock, and (iii) in the event a dividend is declared and paid on shares of Common Stock in the form of Voting Securities of the Corporation (other than Common Stock) or securities convertible into or exchangeable for Voting Securities of the Corporation (other than Common Stock), the corresponding dividend paid to holders of Series A Preferred Stock shall not be paid in the form of Voting Securities of the Corporation (other than Common Stock) or such other securities convertible into or exchangeable for Voting Securities of the Corporation but shall instead be paid in the form of an [equal] number of non-voting securities with economic terms that are otherwise the same as the securities received by holders of Common Stock pursuant to such dividend.
(d)   In the event of a reclassification of the Common Stock to another class or series of capital stock of the Corporation, a similar reclassification or amendment shall be made with respect to the Series A Preferred Stock so that the Series A Preferred Stock receives at least equivalent rights (other than voting rights) to the rights of the new class or series of stock of the Corporation into which the Common Stock is reclassified; provided, that all existing rights of the Series A Preferred Stock shall be preserved; provided further, that nothing in this Section 2(d) shall alter the rights of the holders of the Series A Preferred Stock pursuant to Section 7.
Section 3.   Liquidation Preference.
(a)   In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the holders of the Series A Preferred Stock then outstanding shall be entitled to receive, per share of Series A Preferred Stock, out of the assets of the Corporation available for distribution to its stockholders or proceeds thereof, whether such assets or proceeds are stated capital or surplus of any nature, after payment of proceeds or distribution of assets in full to the holders of any class or series of the Corporation’s capital stock ranking senior as to liquidation rights to the Series A Preferred Stock, and before any payment of proceeds shall be made or any assets distributed to the holders of shares of Common Stock or any other class or series of the Corporation’s capital stock ranking junior as to liquidation rights to the Series A Preferred Stock, an amount on such date equal to $0.01 per share of Series A Preferred Stock, plus the amount of any declared but unpaid dividends thereon as of such date, calculated pursuant to Section 2 (the “Liquidation Preference”). If upon any Liquidation the assets available for payment of the Liquidation Preference are insufficient to permit the payment of the full preferential amounts described in this paragraph to the holders of the Series A Preferred Stock and any other class or series of the Corporation’s capital stock ranking

3
Note to Draft:   To be adjusted to reflect a 10:1 conversion ratio in the event that the increase to the authorized number of preferred shares is not approved.

pari passu as to liquidation rights to the Series A Preferred Stock, then all the remaining available assets shall be distributed pro rata among the holders of the then-outstanding Series A Preferred Stock and then-outstanding shares of any other class or series of the Corporation’s capital stock ranking pari passu as to liquidation rights to the Series A Preferred Stock in accordance with the respective liquidation preferences of any such classes or series.
(b)   After the payment of the full preferential amount described in Section 3(a) due to the holders of shares of Series A Preferred Stock and any other class or series of the Corporation’s capital stock ranking prior to the Common Stock as to distributions upon Liquidation, the remaining assets (if any) of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock and Common Stock (and shares of any other class or series entitled to share pro rata in liquidating distributions with the Common Stock), pro rata based on the number of shares held by each such holder, treating one share of Series A Preferred Stock as equivalent to [one]4 share of Common Stock for such purpose.
(c)   Neither the consolidation, merger or reorganization of the Corporation into or with any other entity, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a Liquidation; provided, however, that in any such transaction, the holders of the Series A Preferred Stock will be entitled to receive the same consideration [per share]5 as holders of Common Stock; provided, further, that, to the extent that the holders of Common Stock receive consideration in the form of voting securities, any holder of Series A Preferred Stock that is subject to the BHC Act shall have the ability to elect to receive all or a part of its consideration in respect of a share of Series A Preferred Stock as non-voting shares, that when taken together with any voting securities received by such holder in respect of a share of Series A Preferred Stock, is equal to the same number of shares of voting securities [per share] of Common Stock received by the holders of Common Stock, it being understood that (i) such non-voting securities shall have (A) terms that are otherwise substantially the same as the securities received by holders of Common Stock and (B) to the extent not inconsistent with clause (A), the rights of Series A Preferred Stock set forth in this Certificate of Designations, and (ii) such holder of Series A Preferred Stock that is subject to the BHC Act shall only be entitled to elect to receive voting securities to the extent the ownership of such voting securities in the aggregate would not result in the surviving entity in such consolidation, merger or reorganization being subject to the BHC Act.
Section 4.   Voting Rights.   Except as otherwise provided herein or by applicable law, the holders of outstanding shares of the Series A Preferred Stock shall have no voting rights.
Section 5.   Automatic Conversion.
(a)   Upon any Automatic Conversion Transfer, each share of Series A Preferred Stock so transferred shall, automatically and without the act of the holder thereof, be converted into [one]6 share of Common Stock in the hands of the transferee, subject to Section 5(b). Such conversion shall take effect simultaneously with the applicable Automatic Conversion Transfer. For the avoidance of doubt, if shares of Series A Preferred Stock are transferred other than in a transfer constituting an Automatic Conversion Transfer, such shares shall remain Series A Preferred Stock following such transfer and not be converted into Common Stock.
(b)   After any Automatic Conversion Transfer, the new holder of the shares of Series A Preferred Stock so converted shall present to the Corporation such evidence of transfer as the Corporation may reasonably request, and as soon as practicable after the presentation thereof and, if

4
Note to Draft:   To be adjusted to reflect a 10:1 conversion ratio in the event that the increase to the authorized number of preferred shares is not approved.

5
Note to Draft:   To be adjusted to reflect a 10:1 conversion ratio in the event that the increase to the authorized number of preferred shares is not approved.

6
Note to Draft:   To be adjusted to reflect a 10:1 conversion ratio in the event that the increase to the authorized number of preferred shares is not approved.

required, the payment of all transfer and similar taxes, the Corporation shall issue and register in book-entry form in the name of such holder the number of shares of Common Stock issuable upon such conversion. Each holder of Series A Preferred Stock shall give prompt notice to the Corporation of any transfer of shares of Series A Preferred Stock by such holder in a transfer constituting an Automatic Conversion Transfer; provided that in the case of any shares of Series A Preferred Stock that are sold by a holder thereof in an offering that is a widespread public distribution under an effective registration statement pursuant to the Securities Act of 1933, as amended, no further evidence or notice of transfer shall be required and each transferee shall receive shares of Common Stock in such transfer, subject to the concurrent delivery of the shares of Series A Preferred Stock by the holder thereof to the Corporation. All shares of Common Stock issued or delivered upon conversion of shares of Series A Preferred Stock shall be validly issued, fully paid and non-assessable.
(c)   Upon conversion as provided herein, each outstanding share of Series A Preferred Stock so converted shall cease to be outstanding, dividends and distributions on such share shall cease to accrue or be due and all rights in respect of such share shall terminate, other than (i) the right to receive, upon compliance with Section 5(a), appropriate evidence of the share of Common Stock registered in book-entry form into which such share of Series A Preferred Stock has been converted and (ii) on the appropriate payment date after the date of conversion, the amount of all dividends or other distributions payable with respect to such share of Series A Preferred Stock with a record date prior to the date of conversion and a payment date subsequent to the date of conversion.
(d)   The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion as a result of an Automatic Conversion Transfer of all the shares of Series A Preferred Stock then outstanding.
Section 6.   No Optional Conversion.   At no time may any share of Series A Preferred Stock be converted at the option of the holder thereof; provided that shares of Series A Preferred Stock automatically convert upon an Automatic Conversion Transfer in accordance with Section 5.
Section 7.   Protective Provisions.   So long as any shares of Series A Preferred Stock are issued and outstanding, the Corporation shall not, without the prior approval or consent of the holders of a majority of the issued and outstanding shares of Series A Preferred Stock, (i) amend or modify this Certificate of Designations, (ii) amend or modify any provision of the Corporation’s Constituent Documents in a manner that would have a significant and adverse effect on the rights, preferences or privileges of the Series A Preferred Stock (provided that the creation, authorization or issuance of any new class or series of capital stock of the Corporation or the increase in the number of authorized shares of any class or series of capital stock of the Corporation other than the Series A Preferred Stock shall not be deemed “significant and adverse” for purposes of clause (ii)), (iii) issue additional shares of Series A Preferred Stock (except as provided in Section 2(c) hereof, pursuant to the terms of the Amundi Shareholder Agreement or pursuant to the terms of the Contribution Agreement), or (iv) enter into any agreement or commitment to do any of the foregoing.
Section 8.   Certain Definitions.   Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Certificate of Incorporation. Solely for purposes of this Certificate of Designations, Powers, Preferences and Rights of the Series A Non-Voting Convertible Preferred Stock, the following terms shall have the following respective meanings herein:
“BHCA Affiliate” has the meaning given to the term “affiliate” under the BHC Act.
“Automatic Conversion Transfer” means any transfer of shares of Series A Preferred Stock by a holder thereof (i) in a widespread public distribution, (ii) in a transfer in which no relevant transferee (or group of associated transferees) would receive 2% or more of the outstanding securities of any “class of voting shares” (as defined in 12 C.F.R. § 225.2(q)(3)) of the Corporation, (iii) to a transferee that would control more than 50% of every “class of voting shares” (as defined in 12 C.F.R. § 225.2(q)(3)) of the Corporation without any transfer from the transferring holder or (iv) to the Corporation; provided that, notwithstanding anything to the contrary in this definition, any transfer of shares of Series A Preferred Stock by a holder thereof in any transaction described in any of the foregoing clauses (i), (ii), (iii) or (iv) that is a transfer to a BHCA Affiliate of such holder shall not constitute an Automatic Conversion Transfer.

“BHC Act” means the United States Bank Holding Company Act of 1956, as amended from time to time, and the rules and regulations promulgated thereunder.
“Board of Directors” has the meaning assigned to it in the introductory paragraph.
“Certificate of Designations” means this Certificate of Designations, Powers, Preferences and Rights of the Series A Non-Voting Convertible Preferred Stock of Victory Capital Holdings, Inc.
“Certificate of Incorporation” has the meaning assigned to it in the introductory paragraph.
“Constituent Documents” means the Certificate of Incorporation (including the Certificate of Designations and any other certificate of designations of capital stock of the Corporation) and the Bylaws.
“Contribution Agreement” means that certain Contribution Agreement, dated as of July 8, 2024, by and among the Corporation, Amundi Asset Management S.A.S, a French sociéte par actions simplifiée, and, solely for certain purposes set forth therein, Amundi S.A., a French sociéte anonyme.
“Corporation” has the meaning assigned to it in the introductory paragraph.
“Liquidation” has the meaning assigned to it in Section 3(a) hereof.
“Liquidation Preference” has the meaning assigned to it in Section 3(a) hereof.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity.
“Preferred Stock” has the meaning assigned to it in the introductory paragraph.
“Series A Preferred Stock” has the meaning assigned to it in Section 1 hereof.
“Amundi Shareholder Agreement” shall mean that certain Shareholder Agreement, dated as of [       ], [       ] by and between the Corporation and Amundi Asset Management S.A.S, a French sociéte par actions simplifiée, as may be amended, modified or restated from time to time.
“Voting Securities” shall have the meaning given to such term under 12 C.F.R §225.2(q)(1).
[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by [     ], its [     ], this [   ] day of [           ], [       ].
By:

Name:
Title:

VICTORY CAPITAL HOLDINGS, INC. 15935 LA CANTERA PARKWAY SAN ANTONIO, TX 78256 VOTE BY INTERNET - [www.___________] or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [___], 2024 for shares held directly and by 11:59 P.M. ET on [___], 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to [www.___________]You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - [___] Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [___], 2024 for shares held directly and by 11:59 P.M. ET on [___], 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V55788-S95774 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY VICTORY CAPITAL HOLDINGS, INC. (“VICTORY CAPITAL”)The Board of Directors recommends you vote FOR the following proposals:ForAgainstAbstain1.To approve the issuance to Amundi Asset Management S.A.S. (“Amundi”) of (a) a number of newly issued shares of Victory Capital’s common stock, par value $0.01 per share (“Victory common stock”), representing 4.9% of the number of issued and outstanding shares of Victory common stock, after giving effect to that issuance, and (b) a number of newly issued shares of a new series of non-voting convertible preferred stock, par value $0.01 per share, of Victory Capital, which will be designated as Series A Non-Voting Convertible Preferred Stock and which, together with the shares of Victory common stock issued to Amundi, will in the aggregate represent 26.1% of Victory Capital’s fully diluted shares after giving effect to such issuances, Victory Capital’s fully diluted shares after giving effect to such issuances,subject to the conditions of theContribution Agreement (the “Contribution Agreement”)by and among Victory Capital, Amundi, and solely for certain purposes set forth therein, Amundi S.A. and subject to certain adjustments as contemplated in the Contribution Agreement(the “share issuance proposal”).☐☐☐ 2.To amend Victory Capital’s Second Amended and Restated Certificate of Incorporation to increase its authorized number of shares of preferred stock, par value $0.01 per share, to 100,000,000 (the “authorized preferred share increase proposal”).☐☐☐3.To amend Victory Capital’s Second Amended and Restated Certificate of Incorporation to expand its existing corporate opportunities waiver provision to permit Amundi and its affiliates to benefit from such provision (the “corporate opportunities proposal”).☐☐☐4.To approve the adjournment of the special meeting, whether or not a quorum is present, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the share issuance proposal, the authorized preferred share increase proposal or the corporate opportunities proposal (the “adjournment proposal”).☐☐☐NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at [www.____________]. — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — V55788-S95774VICTORY CAPITAL HOLDINGS, INC.Special Meeting of Stockholders [], 2024, at [] ET This proxy is solicited by the Board of Directors The undersigned hereby appoints, with full power of substitution to each MICHAEL D. POLICARPO and NINA GUPTA, the power as proxy to vote all the shares of Victory common stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of Victory Capital Holdings, Inc. to be held on [], 2024, at [] ET virtually at [www.___________] and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse sid